The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement N.: 333-127668

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE, DATED FEBRUARY 13, 2006

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated February     , 2006)

$3,859,741,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C23
(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.
(Depositor)

Wachovia Bank, National Association
Nomura Credit & Capital, Inc.
Artesia Mortgage Capital Corporation
(Sponsors)

You should carefully consider the risk factors beginning on page S-52 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the Sponsors, the Depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated February , 2006.

The trust fund:

•	As of March 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $4,229,853,337.

•	The trust fund will consist of a pool of 305 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation.

•	Wachovia Bank, National Association will be the swap counterparty to 1 interest rate swap agreement for the benefit of the Class A-4CPI certificates.

The certificates:

•	The trust fund will issue 30 classes of certificates.

•	Only the 14 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Distributions on the certificates will occur on a monthly basis, commencing in April 2006.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate	Assumed Final Distribution Date(2)	CUSIP No.	Expected S&P/Moody’s Rating(3)
Class A-1	$105,862,000	2.503%	Fixed	October 15, 2010		AAA/Aaa
Class A-2	$137,308,000	3.246%	Fixed	February 15, 2011		AAA/Aaa
Class A-3	$62,705,000	1.482%	Fixed	January 15, 2013		AAA/Aaa
Class A-PB	$252,070,000	5.959%	Fixed	August 15, 2015		AAA/Aaa
Class A-4CPI	$100,000,000	2.364%	Floating(5)	January 15, 2016		AAA/Aaa
Class A-4	$1,680,707,000	39.734%	Fixed(7)	January 15, 2016		AAA/Aaa
Class A-1A	$622,245,000	14.711%	Fixed(7)	January 15, 2016		AAA/Aaa
Class A-M	$422,985,000	10.000%	Fixed(7)	January 15, 2016		AAA/Aaa
Class A-J	$274,941,000	6.500%	Fixed(7)	February 15, 2016		AAA/Aaa
Class B	$37,011,000	0.875%	WAC(8)	February 15, 2016		AA+/Aa1
Class C	$52,873,000	1.250%	WAC(8)	February 15, 2016		AA/Aa2
Class D	$37,011,000	0.875%	WAC(8)	February 15, 2016		AA−/Aa3
Class E	$31,724,000	0.750%	WAC(8)	February 15, 2016		A+/A1
Class F	$42,299,000	1.000%	WAC(9)	February 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-127668) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 53.4% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately    % of the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2006 (except, with respect to the Class A-4CPI certificates) before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about March 7, 2006.

WACHOVIA SECURITIES	NOMURA

Banc of America Securities LLC	Deutsche Bank Securities

Goldman, Sachs & Co.	JPMorgan

February  , 2006

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

         Commercial Mortgage Pass-Through Certificates, Series 2006-C23
                    Geographic Overview of Mortgage Pool(1)

                       [GRAPHIC OF UNITED STATES OMITTED]

    MONTANA                    NEBRASKA                   SOUTH DAKOTA
    1 property                 1 property                 1 property
    $9,645,224                 $5,175,321                 $1,993,518
    0.2% of total              0.1% of total              0.0% of total

    NORTH DAKOTA               MISSOURI                   MINNESOTA
    2 properties               4 properties               5 properties
    $6,669,249                 $108,802,606               $38,853,641
    0.2% of total              2.6% of total              0.9% of total

    IOWA                       ILLINOIS                   INDIANA
    2 properties               9 properties               9 properties
    $15,046,610                $297,191,290               $164,046,701
    0.4% of total              7.0% of total              3.9% of total

    WISCONSIN                  MICHIGAN                   PENNSYLVANIA
    8 properties               10 properties              13 properties
    $76,266,630                $72,174,988                $179,025,661
    1.8% of total              1.7% of total              4.2% of total

    OHIO                       NEW YORK                   MASSACHUSETTS
    16 properties              10 properties              3 properties
    $155,497,105               $594,545,967               $42,812,790
    3.7% of total              14.1% of total             1.0% of total

    RHODE ISLAND               NEW JERSEY                 DELAWARE
    1 property                 3 properties               1 property
    $2,475,000                 $65,723,570                $26,700,000
    0.1% of total              1.6% of total              0.6% of total

    MARYLAND                   VIRGINIA                   DISTRICT OF COLUMBIA
    6 properties               9 properties               2 properties
    $80,489,716                $46,165,377                $9,599,076
    1.9% of total              1.1% of total              0.2% of total

    WEST VIRGINIA              SOUTH CAROLINA             NORTH CAROLINA
    2 properties               4 properties               19 properties
    $4,593,000                 $29,475,008                $134,455,466
    0.1% of total              0.7% of total              3.2% of total

    GEORGIA                    FLORIDA                    ALABAMA
    9 properties               35 properties              11 properties
    $87,989,720                $281,113,497               $67,342,221
    2.1% of total              6.6% of total              1.6% of total

    KENTUCKY                   TENNESSEE                  MISSISSIPPI
    5 properties               15 properties              5 properties
    $17,991,044                $57,259,592                $20,540,940
    0.4% of total              1.4% of total              0.5% of total

    LOUISIANA                  TEXAS                      ARKANSAS
    7 properties               29 properties              1 property
    $23,411,786                $367,981,081               $3,368,139
    0.6% of total              8.7% of total              0.1% of total

    OKLAHOMA                   KANSAS                     NEW MEXICO
    5 properties               6 properties               1 property
    $41,648,139                $77,377,474                $2,496,496
    1.0% of total              1.8% of total              0.1% of total

    COLORADO                   ARIZONA                    SOUTHERN CALIFORNIA(2)
    15 properties              12 properties              22 properties
    $246,531,691               $158,368,706               $234,805,124
    5.8% of total              3.7% of total              5.6% of total

    CALIFORNIA                 NORTHERN CALIFORNIA(2)     NEVADA
    30 properties              8 properties               1 property
    $445,182,495               $210,377,371               $45,850,000
    10.5% of total             5.0% of total              1.1% of total

    UTAH                       OREGON                     WASHINGTON
    3 properties               1 property                 12 properties
    $30,538,670                $5,345,000                 $82,133,132
    0.7% of total              0.1% of total              1.9% of total

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts
    (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a mortgaged property is located in
    Northern or Southern California, Mortgaged Properties north of San Luis
    Obispo County. Kern County and San Bernardino County were included in
    Northern California and Mortgaged Properties located in or south of such counties were included in Southern California.

    [ ]  > 10.0% of Cut-Off Date Pool Balance

    [ ]  > 5.0 - 10.0% of Cut-Off Date Pool Balance

    [ ]  > 1.0 - 5.0% of Cut-Off Date Pool Balance

    [ ]  <= 1.0% of Cut-Off Date Pool Balance

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                          [PIE CHART GRAPHIC OMITTED]

                      Retail                        33.2%
                      Office                        29.5%
                      Multifamily                   17.0%
                      Hospitality                   12.4%
                      Mixed Use                      4.0%
                      Mobile Home Park               1.8%
                      Industrial                     1.1%
                      Self Storage                   0.6%
                      Land                           0.2%
                      Healthcare                     0.1%

                    [PHOTO OF BELMAR, LAKEWOOD, CO OMITTED]

                  [PHOTO OF CLAY TERRACE, CARMEL, IN OMITTED]

           [PHOTO OF INTERCONTINENTAL HOTEL, KANSAS CITY, MO OMITTED]

         [PHOTO OF BRITANNIA BUSINESS CENTER I, PLEASANTON, CA OMITTED]

                [PHOTO OF MARRIOTT - IRVING, IRVING, TX OMITTED]

                [PHOTO OF DOUBLETREE HOTEL, CHICAGO, IL OMITTED]

                [2 PHOTOS OF PRIME OUTLETS POOL, VARIOUS OMITTED]

                 [PHOTO OF 1775 BROADWAY, NEW YORK, NY OMITTED]

                  [PHOTO OF HYATT CENTER, CHICAGO, IL OMITTED]

           [PHOTO OF 620 AVENUE OF THE AMERICAS, NEW YORK, NY OMITTED]
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-52 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-244 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in January 2045. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The certificate balance of the Class A-4CPI certificates will be equal to the certificate balance of the Class A-4CPI regular interest. See "DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

(5)	The pass-through rate applicable to the Class A-4CPI certificates on each distribution date will be a per annum rate equal to the CPI Index Rate plus %; provided that interest payments on the Class A-4CPI certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-4CPI certificate at % per annum over (ii) interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate for the distribution date; provided further that in no event will the pass-through rate applicable to the Class A-4CPI certificates be less than 0% per annum. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-4CPI certificate may convert to a fixed rate equal to % per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate for the related date. The initial CPI Index Rate will be determined on Closing Date, and subsequent CPI Index Rates for each Interest Accrual Period for the Class A-4CPI Certificates, will equal the rate equal to (a)(1) the Reference CPI for the third calendar month preceding the related distribution date, minus (2) the Reference CPI for the fifteenth calendar month preceding the related distribution date, divided by (b) the Reference CPI for the fifteenth calendar month preceding the related distribution date. See "DESCRIPTION OF THE SWAP CONTRACT—The Swap Contract" and "DESCRIPTION OF THE CERTIFICATES—Distributions" in this prospectus supplement.

(6)	The ratings assigned to the Class A-4CPI certificates only reflect the receipt of a fixed rate of interest at a rate of % per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate (calculated as described herein) for the distribution date. See "RATINGS" in this prospectus supplement.

(7)	The pass-through rate applicable to the Class A-4, Class A-1A, Class A-M and Class A-J certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

(8)	The pass-through rate applicable to the Class B, Class C, Class D and Class E certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement), minus %, respectively, for the related date.

(9)	The pass-through rates applicable to the Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT	S-6
OVERVIEW OF THE CERTIFICATES	S-7
THE PARTIES	S-9
IMPORTANT DATES AND PERIODS	S-13
THE CERTIFICATES	S-14
THE MORTGAGE LOANS	S-37
RISK FACTORS	S-52
DESCRIPTION OF THE MORTGAGE POOL	S-101
General	S-101
Mortgage Loan Selection Process	S-102
Mortgage Loan History	S-103
Certain Terms and Conditions of the Mortgage Loans	S-103
Certain State Specific Considerations	S-109
Assessments of Property Condition	S-110
Co-Lender Loans	S-111
Mezzanine Loans	S-122
Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans	S-123
Additional Mortgage Loan Information	S-123
Twenty Largest Mortgage Loans	S-129
The Sponsors	S-130
The Depositor	S-146
The Mortgage Loan Sellers	S-146
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-147
Representations and Warranties; Repurchases and Substitutions	S-150
Repurchase or Substitution of Cross-Collateralized Mortgage Loans	S-153
Changes in Mortgage Pool Characteristics	S-154
SERVICING OF THE MORTGAGE LOANS	S-155
General	S-155
The Master Servicer	S-156
The Special Servicer	S-158
Certain Special Servicing Provisions	S-160
Servicing of the Hyatt Center Loan	S-163
Compensation and Payment of Expenses	S-164
Modifications, Waivers and Amendments	S-171
The Controlling Class Representative	S-173
Defaulted Mortgage Loans; REO Properties; Purchase Option	S-177
Inspections; Collection of Operating Information	S-180
DESCRIPTION OF THE CERTIFICATES	S-181
General	S-181
The Issuing Entity	S-181
Registration and Denominations	S-182
Certificate Balances and Notional Amounts	S-182
Pass-Through Rates	S-185
Distributions	S-189
Subordination; Allocation of Losses and Certain Expenses	S-203
P&I Advances	S-206
Appraisal Reductions	S-209
Reports to Certificateholders; Available Information	S-211

Assumed Final Distribution Date; Rated Final Distribution Date	S-216
Voting Rights	S-217
Termination	S-217
The Trustee	S-218
DESCRIPTION OF THE SWAP CONTRACT	S-221
General	S-221
The Swap Contract	S-221
The Swap Counterparty	S-223
YIELD AND MATURITY CONSIDERATIONS	S-225
Yield Considerations	S-225
Weighted Average Life	S-228
Effect of Loan Groups	S-236
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-237
General	S-237
Taxation of the Offered Certificates	S-237
Reporting and Other Administrative Matters	S-238
Taxation of the Swap Contract	S-239
ERISA CONSIDERATIONS	S-240
LEGAL INVESTMENT	S-243
CERTAIN RELATIONSHIPS AMONG PARTIES	S-243
LEGAL MATTERS	S-243
RATINGS	S-244
INDEX OF DEFINED TERMS	S-245

 SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is March 11, 2006, with respect to 290 mortgage loans, March 1, 2006, with respect to 4 mortgage loans, March 5, 2006 with respect to 1 mortgage loan and March 6, 2006 with respect to 10 mortgage loans), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Two (2) mortgage loans, the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan, are part of a split loan structure where the related companion loan that are part of the split loan structure are pari passu in right of entitlement to payment with the related mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)		Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)		Cash Flow or Principal Window (Mon./Yr.)(2)		Expected S&P/ Moody’s Rating(3)
Class A-1	$105,862,000		2.503%	30.000%	Fixed	%	2.69		04/06 - 10/10		AAA/Aaa
Class A-2	$137,308,000		3.246%	30.000%	Fixed	%	4.82		10/10 - 02/11		AAA/Aaa
Class A-3	$62,705,000		1.482%	30.000%	Fixed	%	6.82		11/12 - 01/13		AAA/Aaa
Class A-PB	$252,070,000		5.959%	30.000%	Fixed	%	7.55		02/11 - 08/15		AAA/Aaa
Class A-4CPI	$100,000,000	(4)	2.364%	30.000%	Floating(5)%		9.76		08/15 - 01/16		AAA/Aaa(6)
Class A-4	$1,680,707,000		39.734%	30.000%	Fixed(7)%		9.76		08/15 - 01/16		AAA/Aaa
Class A-1A	$622,245,000		14.711%	30.000%	Fixed(7)%		9.31		04/06 - 01/16		AAA/Aaa
Class A-M	$422,985,000		10.000%	20.000%	Fixed(7)%		9.86		01/16 - 01/16		AAA/Aaa
Class A-J	$274,941,000		6.500%	13.500%	Fixed(7)%		9.88		01/16 - 02/16		AAA/Aaa
Class B	$37,011,000		0.875%	12.625%	WAC(8)%		9.94		02/16 - 02/16		AA+/Aa1
Class C	$52,873,000		1.250%	11.375%	WAC(8)%		9.94		02/16 - 02/16		AA/Aa2
Class D	$37,011,000		0.875%	10.500%	WAC(8)%		9.94		02/16 - 02/16		AA−/Aa3
Class E	$31,724,000		0.750%	9.750%	WAC(8)%		9.94		02/16 - 02/16		A+/A1
Class F	$42,299,000		1.000%	8.750%	WAC(9)%		9.94		02/16 - 02/16		A/A2
Class G	$52,873,000		1.250%	7.500%	WAC(9)%			(10)		(10)	A−/A3
Class H	$52,873,000		1.250%	6.250%	WAC(9)%			(10)		(10)	BBB+/Baa1
Class J	$58,160,000		1.375%	4.875%	WAC(9)%			(10)		(10)	BBB/Baa2
Class K	$52,874,000		1.250%	3.625%	WAC(9)%			(10)		(10)	BBB−/Baa3
Class L	$10,574,000		0.250%	3.375%	Fixed(7)%			(10)		(10)	BB+/Ba1
Class M	$21,150,000		0.500%	2.875%	Fixed(7)%			(10)		(10)	BB/Ba2
Class N	$15,862,000		0.375%	2.500%	Fixed(7)%			(10)		(10)	BB−/Ba3
Class O	$10,574,000		0.250%	2.250%	Fixed(7)%			(10)		(10)	B+/B1
Class P	$15,862,000		0.375%	1.875%	Fixed(7)%			(10)		(10)	B/B2
Class Q	$15,862,000		0.375%	1.500%	Fixed(7)%			(10)		(10)	B−/B3
Class S	$63,448,337		1.500%	0.000%	Fixed(7)%			(10)		(10)	NR/NR
Class X-P	$4,069,641,000		N/A	N/A	WAC-IO(11)%			(11)		(11)	AAA/Aaa
Class X-C	$4,229,853,337		N/A	N/A	WAC-IO(11)%			(11)		(11)	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The certificate balance of the Class A-4CPI certificates will be equal to the certificate balance of the Class A-4CPI regular interest. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

(5)	The pass-through rate applicable to the Class A-4CPI certificates on each distribution date will be a per annum rate equal to the CPI Index Rate plus %; provided that interest payments on the Class A-4CPI certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-4CPI certificate at % per annum over (ii) interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate for the distribution date; provided, further that in no event will the pass-through rate applicable to the Class A-4CPI certificates be less than 0% per annum. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-4CPI certificate may convert to a fixed rate equal to % per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate for the related date. The initial CPI Index Rate will be determined on Closing Date, and subsequent CPI Index Rates for each Interest Accrual Period for the Class A-4CPI Certificates, will equal the rate equal to (a)(1) the Reference CPI for the third calendar month preceding the related distribution date, minus (2) the Reference CPI for the fifteenth calendar month preceding the related distribution date, divided by (b) the Reference CPI for the fifteenth calendar month preceding the related distribution date. See "DESCRIPTION OF THE SWAP CONTRACT—The Swap Contract" and "DESCRIPTION OF THE CERTIFICATES—Distributions" in this prospectus supplement.

(6)	The ratings assigned to the Class A-4CPI certificates only reflect the receipt of a fixed rate of interest at a rate of % per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate (calculated as described herein) for the related date. See ‘‘RATINGS’’ in this prospectus supplement.

(7)	The pass-through rates applicable to the Class A-4, Class A-1A, Class A-M, Class A-J, Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(8)	The pass-through rate applicable to the Class B, Class C, Class D and Class E certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus %, respectively, for the related date.

(9)	The pass-through rates applicable to the Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(10)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(11)	The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

 THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of March 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the swap counterparty, the master servicer, the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22, under which the Hyatt Center whole loan is serviced, and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation are sponsors in this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is an affiliate of the depositor, is the master servicer, a sponsor and the swap counterparty and is an affiliate of one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor and an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	139	$2,903,975,599	68.7%	69.2%	65.4%
Nomura Credit & Capital, Inc.	87	897,448,309	21.2	19.5	30.9
Artesia Mortgage Capital Corporation	79	428,429,428	10.1	11.2	3.7
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is our affiliate, one of the mortgage loan sellers, the swap counterparty, a sponsor and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Hyatt Center whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The master servicer under the 2005-C22 pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Hyatt Center whole loan is specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The special servicer under the 2005-C22 pooling and servicing agreement is CWCapital Asset Management LLC. In addition, an affiliate of the 2005-C22 special servicer will act as the controlling class representative under the 2005-C22 pooling and servicing agreement.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the Hyatt Center mortgage loan, the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to each of the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan may appoint or remove the special servicer with respect to the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan, subject to certain conditions. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Swap Counterparty	Wachovia Bank, National Association. Wachovia Bank, National Association is our affiliate, the master servicer, a sponsor, one of the mortgage loan sellers, an affiliate of one of the underwriters and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22, under which the Hyatt Center whole loan is serviced. The long-term local issuer credit rating and senior unsecured debt of Wachovia Bank, National Association is, as of February 10, 2006, rated ‘‘A+’’ and ‘‘Aa3’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., respectively. These ratings reflect the respective rating agency’s current assessment of the creditworthiness of the swap counterparty and may be subject to revision or withdrawal at any time by the rating agencies. See "DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer, the swap counterparty, a sponsor, one of the mortgage loan sellers and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22, under which the Hyatt Center whole loan is serviced. Nomura Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Banc of America Securities LLC are acting as co-managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 53.4% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is the master servicer, the swap counterparty and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. In addition, an affiliate of Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower with respect to 3 mortgage loans in the event it exercises its right to convert mezzanine debt it holds on the parent of the related borrower. Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of Nomura Securities International, Inc., an underwriter for the offering of the certificates. In addition, CWCapital Asset Management LLC is the special servicer for the Hyatt Center mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 and is an affiliate of the controlling class representative under the 2005-C22 pooling and servicing agreement. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Hyatt Center whole loan (which will be serviced pursuant to the 2005-C22 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 IMPORTANT DATES AND PERIODS

Closing Date	On or about March 7, 2006.

Cut-Off Date	For 290 mortgage loans, representing 95.8% of the mortgage pool (227 mortgage loans in loan group 1 or 96.3% and 63 mortgage loans in loan group 2 or 92.9%), March 11, 2006, for 4 mortgage loans representing 3.0% of the mortgage pool (3.5% of loan group 1), March 1, 2006, for 1 mortgage loan, representing 0.1% of the mortgage pool (0.1% of loan group 1), March 5, 2006 and for 10 mortgage loans, representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.2% and 8 mortgage loans in loan group 2 or 7.1%), March 6, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in April 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 THE CERTIFICATES

Offered Certificates	We are offering to you the following 14 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C23 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4CPI Class A-4 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and Class A-4CPI regular interest, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 9 mortgage loans that are secured by multifamily properties and (iii) 4 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 68 mortgage loans that are secured by multifamily properties and (ii) 3 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the 2005-C22 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4CPI regular interest from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal of the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal of the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal of the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal of the Class A-4 certificates and the Class A-4CPI regular interest, pro rata, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their respective certificate balances are reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4CPI regular interest have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4CPI regular interest have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex D to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-4CPI regular interest will be entitled to receive:

•	for each class of these certificates and the Class A-4CPI regular interest, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates or the Class A-4CPI regular interest immediately prior to that distribution date;

•	plus any interest that this class of certificates or the Class A-4CPI regular interest was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’s share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’s allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan; and

•	minus (in the case of the Class A-4CPI certificates) an amount equal to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-4CPI certificates at %, per annum over (ii) interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate for the related distribution date.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class X-C and Class X-P certificates and the Class A-4CPI regular interest (and, therefore, the Class A-4CPI certificates), interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4CPI regular interest (and, therefore, the Class A-4CPI certificates) will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Class Z, Class R-I and Class R-II certificates) and the Class A-4CPI regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class A-4CPI, Class Z, Class R-I and Class R-II certificates) and the Class A-4CPI regular interest is the calendar month preceding the month in which such distribution date occurs.

The interest accrual period with respect to the Class A-4CPI certificates is the period from and including the 11th day of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to but excluding the 11th day of the month in which the related distribution date occurs, calculated on the basis of a 360-day year consisting of twelve 30-day months; provided however, that with respect to the initial interest accrual period, the Class A-4CPI certificates will accrue interest from the closing date up to, but excluding the 11th day of the month in which the first distribution date occurs; provided, further, however, that if the pass-through rate converts to a fixed rate as described in this prospectus supplement, such interest accrual period and interest calculation method will be the same as that of the Class A-4CPI regular interest.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-15 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates or regular interest with a higher priority of distribution.

Distributions of interest to the Class A-4CPI regular interest will be used to make interest distributions to the Class A-4CPI certificates.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rate applicable to the Class X-C certificates and Class X-P certificates is described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF

THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. At all times, the Class A-4CPI certificates will have a certificate balance equal to the certificate balance of the Class A-4CPI regular interest. The certificate balance for each class of certificates and the Class A-4CPI regular interest entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates or the Class A-4CPI regular interest may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4CPI regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates and Class A-4CPI regular interest has been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4CPI regular interest will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex D to this prospectus supplement;

•	principal is distributed to each class of certificates and regular interest entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION

OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates or regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates and regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates or regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero;

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-4CPI certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-4CPI regular interest.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, no class of Class A certificates (other than the Class A-M and the Class A-J certificates) will be subordinate to any other class of Class A certificates. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) or the Class A-4CPI regular interest will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or the Class A-4CPI regular interest on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$105,862,000	2.503%	9
Class A-2	$137,308,000	3.246%	9
Class A-3	$62,705,000	1.482%	9

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-PB	$252,070,000	5.959%	9
Class A-4CPI	$100,000,000	2.364%	9
Class A-4	$1,680,707,000	39.734%	9
Class A-1A	$622,245,000	14.711%	9
Class A-M	$422,985,000	10.000%	8
Class A-J	$274,941,000	6.500%	7
Class B	$37,011,000	0.875%	6
Class C	$52,873,000	1.250%	5
Class D	$37,011,000	0.875%	4
Class E	$31,724,000	0.750%	3
Class F	$42,299,000	1.000%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class X-C, Class X-P and Class Z certificates)	$370,112,337	8.750%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates or the Class A-4CPI regular interest will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-4CPI regular interest and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

In addition, while mortgage loan losses will not be directly allocated to the Class A-4CPI certificates, mortgage loan losses allocated to the Class A-4CPI regular interest will result in a corresponding decrease in the certificate balance of the Class A-4CPI certificates, and any interest shortfalls suffered by the Class A-4CPI regular interest will reduce the amount of interest distributed on the Class A-4CPI certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and therefore to the certificates, other than the Class X-C, Class X-P, Class A-4CPI, Class Z, Class R-I and Class R-II certificates, and the Class A-4CPI regular interest) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan. The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C23 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0236% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0005% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates (other than the Class A-4CPI certificates), the Class A-4CPI regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates (other than the Class A-4CPI certificates), the Class A-4CPI regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or the Class A-4CPI regular interest) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract and is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charges distributable in respect of the Class A-4CPI regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is not in effect or if there is a continuing payment default related to the swap contract, any prepayment premium or yield maintenance charges allocable to the Class A-4CPI regular interest will be paid to the holders of the Class A-4CPI certificates.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in March 2013, 27% to the holders of the Class X-P certificates and 73% to the holders of the Class X-C certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates (other than the Class A-4CPI certificates), the Class A-4CPI regular interest and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P	Allocation Percentage for Class X-C
6% − 5% 8% − 5%	= 33 1/3%	(100% − 33 1/3%) x 27% = 18%	(100% − 33 1/3%) x 73% = 48 2/3%

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the Hyatt Center mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2005-C22 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2005-C22 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the Hyatt Center mortgage loan, the master servicer will be required to make that advance unless the master servicer determines that this advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-4CPI certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties;

Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Hyatt Center mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), have the option to purchase from the trust such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Options Loans’’ in this prospectus supplement.

Reimbursement Entitlement of Servicer from the 2005-C22 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the Hyatt Center mortgage loan. In the event principal and interest payments related to the Hyatt Center mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates (other than the Class A-4CPI certificates) and the Class A-4CPI regular interest will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

The Class A-4CPI certificates will represent undivided interests in a portion of the trust fund that is treated as a grantor trust (as described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement) for federal income tax purposes, which portion includes the Class A-4CPI regular interest, the floating rate account and the beneficial interest of the Class A-4CPI certificates in the swap contract. In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates (other than the Class A-4CPI certificates) and the Class A-4CPI regular interest will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class [ ] certificates will be treated as having been issued at a [premium], and that the Class [ ] certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4CPI Class A-4 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus. In particular, fiduciaries of plans contemplating a purchase of the Class A-4CPI certificates should review the additional requirements for purchases of Class A-4CPI certificates by plans, as discussed under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Class	Expected Rating from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4CPI	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee as back-up liquidity provider. With respect to the Class A-4CPI certificates, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. are only rating the receipt of interest up to the fixed per annum rate, subject to a maximum rate equal to the applicable weighted average net mortgage rate applicable to the Class A-4CPI regular interest. The ratings of the Class A-4CPI certificates do not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. These ratings do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated in this prospectus supplement. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-4CPI certificates may experience as a result of the conversion of the pass-through rate on the Class A-4CPI certificates from a floating interest rate to a fixed rate. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad, loan-to-value ratios and debt service coverage ratios) with respect to the 4 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of mortgage loans with pari passu companion loans, the calculations of loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	305	234	71
Number of Crossed Loan Pools(1)	15	12	4
Number of Mortgaged Properties	344	267	77
Aggregate Balance of all Mortgage Loans	$4,229,853,337	$3,607,607,392	$622,245,945
Number of Mortgage Loans with Balloon Payments(2)	255	187	68
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$3,447,639,240	$2,879,438,295	$568,200,945
Number of Mortgage Loans with Anticipated Repayment Date(3)	20	20	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$109,129,314	$109,129,314	$0
Number of Fully Amortizing Mortgage Loans	2	2	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$7,229,749	$7,229,749	$0
Number of Interest Only Mortgage Loans(4)	28	25	3
Aggregate Balance of Interest Only Mortgage Loans(4)	$665,855,034	$611,810,034	$54,045,000
Average Mortgage Loan Balance	$13,868,372	$15,417,126	$8,764,027
Minimum Mortgage Loan Balance	$577,464	$577,464	$699,028
Maximum Mortgage Loan Balance	$315,340,000	$315,340,000	$46,480,000
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted Mortgage Loans	$39,327,000 (5)	$27,534,239 (6)	$39,327,000 (5)
Weighted Average LTV Ratio(7)	71.6%	71.4%	73.0%
Minimum LTV Ratio	37.3%	37.3%	44.9%
Maximum LTV Ratio	85.7%	85.7%	80.0%
Weighted Average LTV at Maturity or Anticipated Repayment Date(7)	64.4%	64.1%	66.0%
Weighted Average DSCR(8)	1.38x	1.40x	1.30x
Minimum DSCR	1.13x	1.13x	1.19x
Maximum DSCR	3.21x	3.21x	1.90x
Weighted Average Mortgage Loan Interest Rate	5.579%	5.584%	5.547%

	All Mortgage Loans	Loan Group 1	Loan Group 2
Minimum Mortgage Loan Interest Rate	4.440%	4.440%	5.230%
Maximum Mortgage Loan Interest Rate	6.530%	6.530%	6.100%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	115	115	116
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	55	55	56
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	272	272	178
Weighted Average Occupancy Rate(9)	93.0%	92.9%	93.5%

(1)	Contains one group of crossed loans with individual mortgage loans in both loan groups.

(2)	Does not include mortgage loans with anticipated repayment dates or that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 5 individual mortgage loans (loan numbers 73, 111, 121, 158 and 231).

(6)	Consists of a group of 2 individual mortgage loans (loan numbers 53 and 108).

(7)	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 35 and 46), representing 1.0% of the mortgage pool (1.2% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit. In addition, with respect to certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in this prospectus supplement.

(8)	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the mortgage pool (12 mortgage loans in loan group 1 or 8.6% and 1 mortgage loan in loan group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(9)	Does not include 29 mortgage loans secured by hospitality properties, representing 12.4% of the mortgage pool (14.5% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	137	$1,406,273,506	33.2%	39.0%	0.0%
Retail - Anchored	79	823,214,736	19.5	22.8	0.0
Retail - Outlet	13	369,214,970	8.7	10.2	0.0
Retail - Shadow Anchored(2)	19	114,364,003	2.7	3.2	0.0
Retail - Unanchored	26	99,479,797	2.4	2.8	0.0
Office	58	1,247,508,708	29.5	34.6	0.0
Multifamily	83	717,550,947	17.0	3.0	98.2
Hospitality	29	524,091,247	12.4	14.5	0.0
Mixed Use	5	170,976,289	4.0	4.7	0.0
Mobile Home Park	7	76,899,729	1.8	1.8	1.8
Industrial	13	47,057,878	1.1	1.3	0.0
Self Storage	9	26,928,350	0.6	0.7	0.0
Land	2	7,566,683	0.2	0.2	0.0
Healthcare	1	5,000,000	0.1	0.1	0.0
Total	344	$4,229,853,337	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Geographic Concentrations	The mortgaged properties are located throughout 42 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	10	$594,545,967	14.1%
CA	30	445,182,495	10.5
Southern(2)	22	234,805,124	5.6
Northern(2)	8	210,377,371	5.0
TX	29	367,981,081	8.7
IL	9	297,191,290	7.0
FL	35	281,113,497	6.6
CO	15	246,531,691	5.8
Other	216	1,997,307,316	47.2
Total	344	$4,229,853,337	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	9	$587,561,474	16.3%
CA	20	393,484,232	10.9
Northern(2)	7	200,400,000	5.6
Southern(2)	13	193,084,232	5.4
TX	20	285,182,349	7.9
IL	8	276,941,290	7.7
FL	30	255,813,497	7.1
CO	13	228,368,691	6.3
Other	167	1,580,255,859	43.8
Total	267	$3,607,607,392	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	9	$82,798,732	13.3%
OH	8	56,420,000	9.1
KS	4	56,280,000	9.0
AZ	3	55,691,034	9.0
CA	10	51,698,263	8.3
Southern(2)	9	41,720,892	6.7
Northern(2)	1	9,977,371	1.6
NC	5	48,104,192	7.7
GA	4	47,023,083	7.6
Other	34	224,230,641	36.0
Total	77	$622,245,945	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 4 mortgage loans, representing 3.0% of the mortgage pool (3.5% of loan group 1), are due on the 1st day of the month, 1 mortgage loan, representing 0.1% of the mortgage pool (0.1% of loan group 1), is due on the 5th day of the month, and 10 mortgage loans, representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.2% and 8 mortgage loans in loan group 2 or 7.1%), are due on the 6th day of the month. No mortgage loan has a grace period that extends payment beyond the 13th day of any calendar month other than 2 mortgage loans.

•	As of the cut-off date, 293 of the mortgage loans, representing 97.2% of the mortgage pool (222 mortgage loans in loan group 1 or 96.7% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 12 mortgage loans, representing 2.8% of the mortgage pool (3.3% of loan group 1), accrue interest on a 30/360 basis. One hundred twenty-one (121) of the mortgage loans, representing 55.6% of the mortgage pool (81 mortgage loans in loan group 1 or 53.8% and 40 mortgage loans in loan group 2 or 66.4%), have periods during which only interest is due and periods in which principal and interest are due. Twenty-eight (28) of the mortgage loans, representing 15.7% of the mortgage pool (25 mortgage loans in loan group 1 or 17.0% and 3 mortgage loans in loan group 2 or 8.7%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	31	$48,613,762	1.1%	1.0%	1.8%
2,000,001 – 3,000,000	37	94,760,444	2.2	2.4	1.3
3,000,001 – 4,000,000	27	94,459,079	2.2	2.2	2.3
4,000,001 – 5,000,000	28	124,459,998	2.9	3.0	2.8
5,000,001 – 6,000,000	34	185,137,548	4.4	3.3	10.3
6,000,001 – 7,000,000	12	77,548,311	1.8	1.1	6.3
7,000,001 – 8,000,000	12	90,451,122	2.1	1.7	4.8
8,000,001 – 9,000,000	13	109,007,505	2.6	2.1	5.3
9,000,001 – 10,000,000	10	97,042,443	2.3	1.1	9.3
10,000,001 – 15,000,000	37	439,252,809	10.4	8.5	21.1
15,000,001 – 20,000,000	18	319,301,443	7.5	7.1	10.4
20,000,001 – 25,000,000	16	352,581,741	8.3	8.6	6.5
25,000,001 – 30,000,000	3	80,239,935	1.9	1.5	4.3
30,000,001 – 35,000,000	6	195,758,769	4.6	5.4	0.0
35,000,001 – 40,000,000	3	117,009,484	2.8	2.2	6.0
40,000,001 – 45,000,000	3	132,500,000	3.1	3.7	0.0
45,000,001 – 50,000,000	3	139,330,000	3.3	2.6	7.5
50,000,001 – 55,000,000	3	158,874,970	3.8	4.4	0.0
55,000,001 – 60,000,000	2	119,864,449	2.8	3.3	0.0
70,000,001 – 75,000,000	1	73,500,000	1.7	2.0	0.0
80,000,001 – 315,340,000	6	1,180,159,524	27.9	32.7	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
4.440 – 5.249	38	$464,353,318	11.0%	10.1%	16.2%
5.250 – 5.499	57	789,895,259	18.7	16.6	30.7
5.500 – 5.749	137	1,973,054,071	46.6	48.4	36.6
5.750 – 5.999	59	878,680,858	20.8	22.5	10.5
6.000 – 6.249	13	122,363,733	2.9	2.3	6.0
6.500 – 6.749	1	1,506,098	0.0	0.0	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.10 – 1.14	2	$29,530,000	0.7%	0.8%	0.0%
1.15 – 1.19	5	253,021,626	6.0	6.7	1.8
1.20 – 1.24	79	1,127,734,681	26.7	23.8	43.0
1.25 – 1.29	52	425,792,746	10.1	5.6	36.0
1.30 – 1.34	35	761,614,324	18.0	20.7	2.1
1.35 – 1.39	30	301,524,061	7.1	7.9	2.7
1.40 – 1.44	22	261,742,751	6.2	7.0	1.7
1.45 – 1.49	16	231,559,053	5.5	6.3	0.6
1.50 – 1.54	16	305,529,466	7.2	7.4	6.1
1.55 – 1.59	5	90,687,579	2.1	2.5	0.0
1.60 – 1.64	4	29,213,468	0.7	0.8	0.0
1.65 – 1.69	4	147,740,271	3.5	4.1	0.0
1.70 – 1.74	5	32,469,911	0.8	0.6	1.7
1.75 – 1.79	3	16,736,653	0.4	0.5	0.0
1.80 – 1.84	4	27,124,588	0.6	0.8	0.0
1.85 – 1.89	3	7,224,659	0.2	0.2	0.0
1.90 – 1.94	3	34,611,000	0.8	0.2	4.3
1.95 – 1.99	1	10,690,800	0.3	0.3	0.0
2.00 – 2.04	1	1,793,000	0.0	0.0	0.0
2.05 – 2.09	1	5,150,000	0.1	0.1	0.0
2.10 – 2.14	1	1,991,049	0.0	0.1	0.0
2.25 – 2.29	1	17,889,015	0.4	0.5	0.0
2.30 – 3.79	12	108,482,636	2.6	3.0	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the mortgage pool (12 mortgage loans in loan group 1 or 8.6% and 1 mortgage loan in loan group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
35.01 – 40.00	3	$33,090,110	0.8%	0.9%	0.0%
40.01 – 50.00	8	56,596,333	1.3	0.3	7.1
50.01 – 55.00	11	85,110,663	2.0	2.2	1.0
55.01 – 60.00	18	119,737,935	2.8	2.5	4.6
60.01 – 65.00	40	445,889,660	10.5	11.3	6.0
65.01 – 70.00	45	524,992,597	12.4	13.6	5.5
70.01 – 75.00	66	1,554,062,097	36.7	40.7	14.0
75.01 – 80.00	111	1,371,683,807	32.4	27.4	61.9
80.01 – 85.72	3	38,690,136	0.9	1.1	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 35 and 46), representing 1.0% of the mortgage pool (1.2% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit. In addition, with respect to certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	14	$138,165,168	3.3%	3.5%	2.0%
61 – 84	10	75,109,908	1.8	1.8	1.7
85 – 108	2	38,637,950	0.9	1.1	0.0
109 – 120	274	3,950,021,647	93.4	93.1	95.2
169 – 180	4	23,449,885	0.6	0.5	1.1
265 – 276	1	4,468,779	0.1	0.1	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest-only, Amortizing Balloon*	116	$2,305,002,000	54.5%	52.4%	66.4%
Amortizing Balloon	139	1,142,637,240	27.0	27.4	25.0
Interest-only	18	597,775,175	14.1	15.4	6.7
Interest-only, ARD	10	68,079,859	1.6	1.5	2.0
Amortizing ARD	15	61,208,614	1.4	1.7	0.0
Interest-only, Amortizing ARD*	5	47,920,700	1.1	1.3	0.0
Fully Amortizing	2	7,229,749	0.2	0.2	0.0
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 6 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 6 to 84 months with respect to loan group 1 and a period of 12 to 72 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing - No Partial Interest Only Period	156	$1,211,075,603	28.6%	29.3%	25.0%
Partial Interest Only - Amortizing	121	2,352,922,700	55.6	53.8	66.4
1 – 12.	15	78,368,000	1.9	1.5	4.0
13 – 24.	26	578,830,000	13.7	15.4	4.0
25 – 36.	25	334,975,000	7.9	7.1	12.9
37 – 48.	10	430,575,700	10.2	9.9	11.8
49 – 60.	36	695,561,000	16.4	13.6	32.8
61 – 72.	3	31,163,000	0.7	0.7	0.9
72 – 84.	6	203,450,000	4.8	5.6	0.0
Non-Amortizing	28	665,855,034	15.7	17.0	8.7
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Restriction Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term(1)(2)	269	$3,744,343,894	88.5%	87.2%	96.3%
Impose a yield maintenance charge for most or all of the remaining term(1)	3	254,574,000	6.0	7.1	0.0
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term(1)(2)	33	230,935,443	5.5	5.8	3.7
Total	305	$4,229,853,337	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See "RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows" for additional prepayment information with respect to loan numbers 18 and 134.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	Two hundred sixty-nine (269) of the mortgage loans included in the trust fund as of the cut-off date, representing 88.5% of the mortgage pool (201 mortgage loans in loan group 1 or 87.2% and 68 mortgage loans in loan group 2 or 96.3%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan, as the case may be, and its related pari passu companion loan. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Pad(1)	Weighted Average DSCR(1)(2)	Cut-Off Date LTV Ratio(1)(3)	LTV Ratio at Maturity or ARD(1)(3)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	7.5%	8.7%	Retail – Outlet	$181	1.21x	80.0%	70.1%	5.510%
1775 Broadway	Wachovia	1/1	1	250,000,000	5.9	6.9%	Office – CBD	$404	1.32x	71.4%	65.4%	5.680%
620 Avenue of the Americas	Wachovia	1/1	1	205,000,000	4.8	5.7%	Office – CBD	$306	1.16x	73.2%	73.2%	5.811%
Hyatt Center	Wachovia	1/1	1	162,500,000	3.8	4.5%	Office – CBD	$221	1.51x	65.0%	60.3%	5.440%
Belmar	Nomura	1/1	1	132,319,524	3.1	3.7%	Mixed Use – Retail/Office/ Multifamily	$163	1.32x	72.3%	60.9%	5.760%
Clay Terrace	Nomura	1/1	1	115,000,000	2.7	3.2%	Retail – Anchored	$230	1.69x	71.4%	71.4%	5.080%
The InterContinental Hotel – Kansas City, MO	Wachovia	1/1	1	73,500,000	1.7	2.0%	Hospitality – Full Service	$200,820	1.30x	73.5%	66.4%	5.920%
Britannia Business Center I	Wachovia	1/1	1	60,000,000	1.4	1.7%	Office – Suburban	$202	1.22x	73.6%	68.2%	5.320%
Marriott – Irving, TX	Wachovia	1/1	1	59,864,449	1.4	1.7%	Hospitality – Full Service	$164,463	1.47x	72.4%	61.0%	5.730%
Doubletree Hotel – Chicago, IL	Wachovia	1/1	1	54,000,000	1.3	1.5%	Hospitality – Full Service	$156,522	1.44x	67.2%	63.3%	5.510%
		10/19		$1,427,523,973	33.7%				1.33x	73.0%	67.0%	5.586%

Horizon Pool	Wachovia	1/3	1	$53,874,970	1.3%	1.5%	Retail – Outlet	$80	1.45x	79.8%	67.0%	5.580%
Huntington Oaks Shopping Center	Wachovia	1/1	1	51,000,000	1.2	1.4%	Retail – Anchored	$202	1.37x	74.3%	74.3%	5.770%
3500 Maple	Wachovia	1/1	1	47,000,000	1.1	1.3%	Office – CBD	$125	1.21x	70.1%	65.4%	5.770%
The Highland and Lodge Pool	Wachovia	1/2	2	46,480,000	1.1	7.5%	Multifamily – Conventional	$50,632	1.26x	79.9%	72.8%	5.480%
Sunmark Plaza	Wachovia	1/1	1	45,850,000	1.1	1.3%	Retail – Anchored	$165	1.21x	76.4%	73.4%	5.560%
TownMall of Westminster	Artesia	1/1	1	45,000,000	1.1	1.2%	Retail – Anchored	$101	1.32x	79.5%	71.2%	5.570%
Parkway Corporate Plaza	Wachovia	1/1	1	44,500,000	1.1	1.2%	Office – Suburban	$155	1.31x	66.0%	59.3%	5.690%
Ranchero Village	Nomura	1/1	1	43,000,000	1.0	1.2%	Mobile Home Park	$45,455	1.21x	71.7%	63.1%	5.710%
Marriott Renaissance – Philadelphia, PA	Wachovia	1/1	1	39,909,484	0.9	1.1%	Hospitality – Full Service	$114,354	1.52x	65.4%	55.1%	5.720%
Mountain Bay Plaza	Wachovia	1/1	1	39,500,000	0.9	1.1%	Office – Suburban	$239	1.37x	60.3%	57.8%	5.390%
		10/13		$456,114,454	10.8%				1.32x	72.8%	66.4%	5.626%

		20/32		$1,883,638,427	44.5%				1.33x	73.0%	66.8%	5.596%

(1)	Each of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan is part of a split loan structure that includes one pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan.

(2)	With respect to 4 mortgage loans (loan numbers 2, 3, 4 and 5), the DSC ratios were calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a ‘‘stabilized’’ basis.

(3)	The appraised value for the mortgaged properties with respect to 2 mortgage loans (loan numbers 7 and 10) are based on an ‘‘as-stabilized’’ basis.

Co-Lender Loans	Six (6) mortgage loans to be included in the trust fund that were originated or acquired by Wachovia Bank, National Association, representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20.4% of loan group 1), are, in each case, evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loan will not be part of the trust fund.

Two (2) mortgage loans, the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan (loan numbers 1 and 4), are each part of a split loan structure where one companion loan is part of this split loan structure and is pari passu in right of entitlement to payment with the related mortgage loan. The remaining co-lender loans (loan numbers 3, 22, 87 and 168) are part of split loan structures in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreements for each of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan generally allocate collections in respect of those whole loans to the related mortgage loan and the respective pari passu companion loan, on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Hyatt Center mortgage loan and its related companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund. The Hyatt Center mortgage loan and its related companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The master servicer under the 2005-C22 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2005-C22 pooling and servicing agreement is CWCapital Asset Management LLC. The terms of the 2005-C22 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Hyatt Center Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You	Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans (and, in the case of the Class A-4CPI certificates, the swap contract), are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield	Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates and the Class A-4CPI regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates and the Class A-4CPI regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-4CPI regular interest could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex D to this prospectus supplement.

Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

With respect to 1 mortgage loan (loan number 18), representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower is permitted, each year on February 11, to prepay, without penalty, up to 10% of the original principal balance of the mortgage loan to the extent that there are sufficient proceeds in a certain escrow account and, if cumulative prepayments exceed 10% of the original principal balance, will be subject to a yield maintenance charge on the amount that exceeds 10% of the original principal balance. The escrow account will be funded with the proceeds of the sales of shares in the cooperative association which is the borrowing entity.

With respect to 1 mortgage loan (loan number 134), representing 0.2% of the mortgage pool (0.2% of loan group 1), the related borrower is required to pay down the principal in the amount of $1,320,000, all accrued interest to date and any other sums due under the related mortgage loan documents, including any prepayment consideration, if, and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the mortgaged property, which may occur notwithstanding that the mortgage loan might remain subject to prepayment lockout. Upon the event such payment is made, the monthly debt service payment for the mortgage loan will be recalculated and, subject to the satisfaction of certain additional conditions, the related borrower will have the right to the release of the unimproved parcel from the lien of the related mortgage.

Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations. Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex A-7 to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the Class A-4CPI regular interest is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Sensitivity to Floating Rate Indices and Yield Considerations	The yield to investors in the Class A-4CPI certificates will be highly sensitive to changes in the level of the CPI Index Rate. Investors in the Class A-4CPI certificates should consider the risk that lower than anticipated levels of the CPI Index Rate could result in actual yields that are lower than anticipated yield on the Class A-4CPI certificates.

In addition, because interest payments on the Class A-4CPI certificates may be reduced or the pass-through rate on the Class A-4CPI certificates may convert to the pass-through rate on the Class A-4CPI regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the Class A-4CPI certificates under such circumstances may not be as high as that offered by other CPI index-based investments that are not subject to such interest rate restrictions.

In general, the earlier a change in the level of the CPI Index Rate, the greater the effect on the yield to maturity to an investor in the Class A-4CPI certificates. As a result, the effect on such investor's yield to maturity of a level of the CPI Index Rate that is lower than the rate anticipated by such investor during the period immediately following the issuance of the Class A-4CPI certificates is not likely to be offset by a subsequent like increase in the level of the CPI Index Rate. The failure by the swap counterparty to perform its obligation to make payments under the swap contract, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap contract at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-4CPI regular interest based on a pass-through rate below % per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on the CPI Index Rate to the pass-through rate on the Class A-4CPI regular interest would not adversely affect the amount and timing of distributions to the holders of the Class A-4CPI certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

The pass-through rate on the Class A-4CPI certificates is based on periodic changes to a reference consumer price index referred in this prospectus supplement as the "CPI

Index Rate." The pass-through rate for the Class A-4CPI certificates will increase or decrease on each distribution date as the CPI Index Rate increases or decreases during the related reference period of 12 months.

If for any distribution date the sum of the CPI Index Rate and % is zero or a negative number, the pass-through rate on the Class A-4CPI certificates for such period will be zero and holders of the Class A-4CPI certificates will be entitled to no interest for that distribution date.

An investment in securities with interest determined by reference to an inflation index involves factors not associated with an investment in securities with interest determined by reference to a fixed rate, floating rate or other index-linked rate. Such factors may include, without limitation, the volatility of the CPI Index Rate, the level, direction and volatility of the market interest rates generally, the possibility that the inflation index may be subject to significant changes, that changes in the inflation index may or may not correlate to changes in interest rates generally or with changes in other indices and that the resulting interest may be greater or less than that payable on other securities of similar maturities. In addition, in the event of a reduction in the rate of increase in the inflation index or deflation, the amount of the monthly interest payments on the Class A-4CPI certificates may decrease or may be zero.

The value of the inflation index may depend on a number of factors, including economic, financial and political events over which none of the parties involved in the offering of the certificates has any control. The historical experience of the inflation index should not be taken as an indication of its performance during the period the Class A-4CPI certificates are outstanding. While the CPI Index Rate measures changes for prices in goods and services, movements in the CPI Index Rate that have occurred in the past are not necessarily indicative of changes that may occur in the future. The calculation of the CPI Index Rate incorporates an approximate three-month lag, which may have an impact on the trading price of the certificates, particularly during periods of significant, rapid changes in the index. See also "DESCRIPTION OF THE SWAP CONTRACT" in this prospectus supplement.

Risks Relating to the Swap Contracts	The trust fund will have the benefit of a swap contract relating to the Class A-4CPI certificates issued by Wachovia Bank, National Association. Because the Class A-4CPI regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-4CPI certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘DESCRIPTION OF THE SWAP

CONTRACT—The Swap Counterparty’’ in this prospectus supplement.

If the swap counterparty’s long-term ratings fall below the ratings levels set forth in the swap contract by any rating agency, then a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-4CPI certificates to enforce the rights of the trust fund under the swap contract as may be permitted by the terms of the swap contract and use any termination payments received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4CPI certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract, and there can be no assurance that any termination payments payable by the swap counterparty will be sufficient for the trustee to engage a replacement swap counterparty. In addition, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

During the occurrence of a continuing payment default with respect to the swap counterparty or if the swap contract is terminated and no replacement swap counterparty is found, the Class A-4CPI certificate pass-through rate will convert to the Class A-4CPI regular interest fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-4CPI certificates if notice of the resulting change in payment terms of the certificates is not given to the Depository Trust Corporation within the time frame in advance of the distribution date that the Depository Trust Corporation requires to modify the payment.

If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the applicable swap contract, then a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4CPI certificates.

In addition, the trustee will not be obligated to undertake any enforcement action with respect to the swap contract unless it has received from the Class A-4CPI certificateholders, an indemnity satisfactory to the trustee with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust fund under the swap contract. No such costs, expenses and/or liabilities will be payable out of the trust fund.

In addition, the swap contract will not act as credit enhancement for the Class A-4CPI certificates or any other class of certificates and if the funds allocated to payment of interest distributions on the Class A-4CPI regular interest are insufficient to make all required interest payments on the Class A-4CPI regular interest the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the corresponding regular interest had been sufficient to make all required interest payments on that regular interest. As a result, the holders of the Class A-4CPI certificates may experience an interest shortfall. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield	The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Subordination of Subordinate Offered Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks	You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Six (6) of the mortgage loans (loan numbers 1, 3, 4, 22, 87 and 168), representing 17.4% of the mortgage pool (20.4% of loan group 1), are each evidenced by multiple promissory notes. With respect to 2 of these mortgage loans (loan numbers 1 and 4), representing 11.3% of the mortgage pool (13.2% of loan group 1), the related mortgage loan is evidenced by one promissory note that is pari passu in right of payment, and the holders of the related pari passu companion note have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. The trust fund is comprised of only one of the pari passu notes. In the case of one of those mortgage loans, the Hyatt Center mortgage loan, the related pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22 transaction. With respect to the other 4 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, such holders of the pari passu companion notes or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund's Ownership of the Mortgage Loans	In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited	There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest	The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and is an affiliate of the depositor and an affiliate of one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22 transaction under which the Hyatt Center whole loan is being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 1 mortgage loan, the Prime Outlets Pool mortgage loan, representing 7.5% of the mortgage pool (8.7% of loan group 1). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of each of the companion loans with respect to the DEA/ATF Building mortgage loan and the SSA-Austin, TX mortgage loan. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), Wachovia Bank, National Association is the mortgagee under a second mortgage secured by the related mortgaged property, which is subject to the terms of a subordination and standstill agreement. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

In addition, with respect to 3 mortgage loans (loan numbers 10, 47 and 56), representing 2.2% of the mortgage pool (2.5% of loan group 1), an affiliate of Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert mezzanine debt it holds on the parent of the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loans as well as the owner of the equity interests in each related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

CWCapital Asset Management LLC is the special servicer with respect to the Hyatt Center mortgage loan, which is serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. CWCapital Asset Management LLC is an affiliate of the initial controlling class representative in that securitization and may have interests that conflict with the interests of that affiliate.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

For example, the mortgaged properties securing 22 mortgage loans (loan numbers 151, 152, 157, 167, 190, 194, 197, 200, 202, 204, 205, 206, 212, 215, 216, 219, 233, 243, 246, 256, 270 and 271), representing 2.1% of the mortgage pool (2.4% of loan group 1), are leased entirely to Walgreens. In addition, the mortgaged properties securing 11 mortgage loans (loan numbers 147, 182, 225, 227, 230, 232, 245, 250, 255, 258 and 282), representing 0.9% of the mortgage pool (1.0% of loan group 1), are leased entirely to CVS.

In addition, with respect to 1 mortgage loan (loan number 8), representing 1.4% of the mortgage pool (1.7% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal or early termination rights with respect to their respective leases. For example, Robert Half International Inc., the second largest tenant at the mortgaged property occupying 56,505 net rentable square feet has a right of first refusal to lease certain property not subject to the lien of the related mortgage loan. If the tenant relocates, it can terminate its current lease at the mortgaged property without penalty with at least 6 months prior written notice. In addition, Individual Software Inc. has an early termination right with respect to its lease at the mortgaged property, which provides that the related tenant may terminate its lease effective December 31, 2006, which must be exercised by March 31, 2006, and must be accompanied by a payment by Individual Software Inc. to the mortgagee of $140,000 plus 40% of the original balance of amortized tenant improvement costs.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 5 mortgage loans, (loan numbers 25, 87, 168, 264 and 267), representing 1.3% of the mortgage pool (1.5% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by U.S. government agencies. Although such U.S. government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types	Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Shopping Centers and Other Retail Properties	Retail properties, including shopping centers, secure, in whole or in part, 123 of the mortgage loans included in the trust fund as of the cut-off date, representing 33.2% of the mortgage pool (39.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 5 mortgage loans secured by a retail mortgaged property (loan numbers 5, 28, 31, 48 and 53), representing 5.3% of the mortgage pool (6.2% of loan group 1), have a movie theater as a tenant. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not be easily converted to other uses.

Special Risks Associated with Office Properties	Office properties secure, in whole or in part, 42 of the mortgage loans included in the trust fund as of the cut-off date, representing 29.5% of the mortgage pool (34.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 6 mortgage loans, which are secured by 7 medical office properties, representing approximately 0.3% of the mortgage pool (0.4% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Multifamily Properties	Multifamily properties secure 77 of the mortgage loans included in the trust fund as of the cut-off date, representing 17.0% of the mortgage pool (9 mortgage loans in loan group 1 or 3.0% and 68 of the mortgage loans in loan group 2 or 98.2%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties	Hospitality properties secure 29 of the mortgage loans included in the trust fund as of the cut-off date, representing 12.4% of the mortgage pool (14.5% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

With respect to 2 of these mortgage loans (loan numbers 192 and 244), representing 0.2% of the mortgage pool (0.2% of loan group 1), the related mortgaged properties are not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities	Industrial properties secure 11 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.1% of the mortgage pool (1.3% of loan group 1).

Mixed-use properties secure 5 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.0% of the mortgage pool (4.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) office and industrial components or (iii) retail and multifamily components, and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ above and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties", "—Special Risks of Mortgage Loans Secured by Retail Properties" and "—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

For example, with respect to 1 mortgage loan (loan number 7), representing 1.7% of the mortgage pool (2.0% of loan group 1), the environmental site assessment performed on the related mortgaged property identified an underground storage tank that needed to be removed from such mortgaged property. A reserve was taken in the amount of $4,750,000 in connection with, among other things, the environmental remediation at the related mortgaged property. With respect to 1 mortgage loan (loan number 25), representing approximately 0.8% of the mortgage pool (0.9% of loan group 1), the Phase I environmental consultant identified several environmental concerns that warranted further investigation and evaluation in connection with the related mortgaged property located in Memphis, Tennessee. The environmental concerns included: the historical use of the site as an automotive operation and a dry cleaning operation, the presence of a gasoline underground storage tank near the location of the former dry cleaner, and the presence of four monitoring wells. Due to the lack of information available at the time of the Phase I investigation, the environmental consultant recommended further evaluation regarding the mortgaged property's past use, the presence of the monitoring wells, and whether the underground storage tank had been removed or had impacted the mortgaged property. The related borrower is obligated under the mortgage loan documents to undertake efforts to provide sufficient information to resolve the environmental consultant's concerns, or in the alternative, effectuate a Phase II investigation of the mortgaged property. The borrower has deposited with lender in escrow $20,000, to cover the cost of a Phase II investigation if required.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

In addition, some of the related borrowers have provided an environmental indemnification in favor of the mortgagee.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans	Three hundred three (303) of the mortgage loans provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Thirty (30) of these mortgage loans representing 4.2% of the mortgage pool (29 mortgage loans in loan group 1 or 4.6% and 1 mortgage loan in loan group 2 or 2.0%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers	Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 7 mortgage loans (loan numbers 9, 19, 23, 26, 30, 50 and 51), representing in the aggregate 5.4% of the mortgage pool (6.4% of loan group 1) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated. In addition, 6 mortgage loans (loan numbers 8, 13, 17, 32, 58 and 107), representing in the aggregate 4.8% of the mortgage pool (4 mortgage loans in loan group 1 or 4.9% and 2 mortgage loans in loan group 2 or 4.3%) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated. In addition, 10 mortgage loans (loan numbers 73, 109, 111, 116, 121, 131, 143, 158, 231 and 249), representing 1.8% of the mortgage pool (11.9% of loan group 2), 2 groups of which are cross-collateralized or cross-defaulted, have sponsors that are affiliated. In addition, 11 mortgage loans (loan numbers 53, 74, 78, 89, 94, 108, 115, 129, 134, 187 and 201), representing 2.5% of the mortgage pool (3.0% of loan group 1) are generally not cross-collateralized, other than loan numbers 53 and 108, but the sponsors of each such mortgage loan are affiliated. In addition, 8 mortgage loans (loan numbers 151, 152, 157, 200, 202, 205, 216 and 227), representing in the aggregate 0.9% of the mortgage pool (1.0% of loan group 1) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated. In addition, 2 mortgage loans (loan number 1 and 11), representing 8.7% of the mortgage pool (10.2% of loan group 1) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 8.7% of the mortgage pool (10.2% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions	Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	10	$594,545,967	14.1%
CA	30	445,182,495	10.5
Southern(2)	22	234,805,124	5.6
Northern(2)	8	210,377,371	5.0
TX	29	367,981,081	8.7
IL	9	297,191,290	7.0
FL	35	281,113,497	6.6
CO	15	246,531,691	5.8
Other	216	1,997,307,316	47.2
Total	344	$4,229,853,337	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	9	$587,561,474	16.3%
CA	20	393,484,232	10.9
Northern(2)	7	200,400,000	5.6
Southern(2)	13	193,084,232	5.4
TX	20	285,182,349	7.9
IL	8	276,941,290	7.7
FL	30	255,813,497	7.1
CO	13	228,368,691	6.3
Other	167	1,580,255,859	43.8
Total	267	$3,607,607,392	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	9	$82,798,732	13.3%
OH	8	56,420,000	9.1
KS	4	56,280,000	9.0
AZ	3	55,691,034	9.0
CA	10	51,698,263	8.3
Southern(2)	9	41,720,892	6.7
Northern(2)	1	9,977,371	1.6
NC	5	48,104,192	7.7
GA	4	47,023,083	7.6
Other	34	224,230,641	36.0
Total	77	$622,245,945	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 3 of the mortgage loans (loan numbers 2, 3 and 38), representing 11.3% of the mortgage pool (13.2% of loan group 1), are secured by mortgaged properties that are located in the state of New York, and more specifically in midtown Manhattan in the City of New York. The strength of the New York City economy and the office leasing market in particular is dependant upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the related mortgaged properties’ operation and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operation of the mortgaged properties could adversely affect the amount and timing of payments on the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans	Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 7.5% of the mortgage pool (8.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 0.9% of the mortgage pool (6.3% of loan group 2).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 25.2% of the mortgage pool (29.5% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 33.7% of the mortgage pool (39.6% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 33.2% of the mortgage pool (39.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 29.5% of the mortgage pool (34.6% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 17.0% of the mortgage pool (9 mortgage loans in loan group 1 or 3.0% and 68 of the mortgage loans in loan group 2 or 98.2%);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 12.4% of the mortgage pool (14.5% of loan group 1); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 5.2% of the mortgage pool (6.0% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 5 mortgage loans (loan numbers 182, 209, 225, 239 and 250) representing 0.4% of the mortgage pool (0.5% of loan group 1), the related lender has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks	In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge its interest in that borrower as security for mezzanine debt.

With respect to 2 mortgage loans (loan numbers 65 and 142), representing 0.5% of the mortgage pool (0.6% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future and (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 mortgage loans (loan numbers 75, 133 and 159), representing 0.6% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 2.9%), the mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future.

With respect to 7 mortgage loans (loan numbers 3, 4, 10, 21, 47, 57 and 84), representing 12.0% of the mortgage pool (6 mortgage loans in loan group 1 or 13.0% and 1 mortgage loan in loan group 2 or 6.0%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. With respect to 3 mortgage loans (loan numbers 10, 47 and 56), representing 2.2% of the mortgage pool (2.5% of loan group 1), Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert the existing mezzanine debt it holds on the parent of the related borrower.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt in the amount of $11,320,000.

With respect to 4 mortgage loans (loan numbers 114, 257, 264 and 279), representing 0.4% of the mortgage pool (0.4% of loan group 1), the related borrower has incurred additional unsecured debt other than in the ordinary course of business.

With respect to 1 mortgage loan (loan number 37), representing 0.5% of the mortgage pool (0.6% of loan group 1), (a) the related borrower has incurred additional unsecured debt and (b) the entities owning an interest in the related borrower have pledged their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 3 mortgage loans (loan numbers 86, 161 and 198), representing 0.5% of the mortgage pool (3.4% of loan group 2), the related mortgage loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 10 mortgage loans (loan numbers 6, 7, 10, 27, 47, 56, 71, 104, 222 and 300), representing 8.0% of the mortgage pool (9.4% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 32 mortgage loans (loan numbers 1, 5, 11, 12, 16, 21, 22, 25, 35, 40, 42, 43, 55, 57, 72, 83, 84, 90, 95, 112, 120, 124, 135, 138, 144, 165, 181, 188, 199, 259, 267 and 283), representing approximately 22.5% of the mortgage pool (24 mortgage loans in loan group 1 or 23.5% and 8 mortgage loans in loan group 2 or 16.7%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ above.

In the case of 2 mortgage loans (loan numbers 135 and 181), representing approximately 0.3% of the mortgage pool (2.0% of the loan group 2), in the event of a sale of the related mortgaged property and the assumption of the related mortgage loan by the buyer of the mortgaged property pursuant to the satisfaction of pre-approved conditions, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including, but not limited to: (i) such sale occurring at least 2 years after the origination of the mortgage loan, (ii) satisfaction of combined debt service coverage and loan to value tests, and (iii) execution by the borrower of an intercreditor, subordination and standstill agreement in favor of the mortgagee.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Four (4) of the mortgage loans (loan numbers 3, 22, 87, and 168), representing 6.1% of the mortgage pool (7.1% of loan group 1) have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

The Prime Outlets Pool mortgage loan, representing 7.5% of the mortgage pool (8.7% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Prime Outlets Pool mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Prime Outlets Pool mortgage loan in Annex A-8 to this prospectus supplement.

The Hyatt Center mortgage loan, representing 3.8% of the mortgage pool (4.5% of loan group 1), has a companion loan that is pari passu in right of entitlement with the Hyatt Center mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Hyatt Center mortgage loan in Annex A-8 to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks	Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related loan documents. For example, the sponsor of 1 mortgage loan (loan number 12), representing 1.2% of the mortgage pool (1.4% of loan group 1), entered into bankruptcy in 1999 due to an inability of the related borrower to refinance a then-performing mortgage loan at its maturity date; however, the bankruptcy reorganization plan was confirmed in 2000, and all the unsecured creditors of the sponsor were paid in full. The related mortgage loan was extended in bankruptcy and was performing thereafter. See the description of the Huntington Oaks Shopping Center mortgage Loan in Annex A-8 to this prospectus supplement and ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 30 mortgage loans (loan numbers 3, 8, 13, 14, 17, 31, 32, 33, 37, 39, 41, 46, 54, 58, 62, 70, 75, 77, 93, 97, 105, 107, 159, 169, 177, 184, 186, 275, 300 and 303), representing 17.0% of the mortgage pool (23 mortgage loans in loan group 1 or 16.9% and 7 mortgage loans in loan group 2 or 17.5%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements and Cooperatively-Owned Properties Entail Certain Risks	Eight (8) mortgage loan (loan numbers 2, 5, 16, 65, 123, 136, 147 and 278), representing 11.0% of the mortgage pool (7 mortgage loans in loan group 1 or 12.7% and 1 mortgage loan in loan group 2 or 1.3%), is subject to the terms of one or more condominium agreements. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium. In the case of 1 mortgage loan (loan number 18) representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower is a cooperative association. A number of factors may adversely affect the value and successful operation of a cooperative property, such as the primary dependence of a borrower upon maintenance payments and any rental income from commercial areas to meet debt service obligations and the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation", which may reduce the cash flow available to make payments on the related mortgage loan.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property	In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 8 mortgaged properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing approximately 4.8% of the mortgage pool (7 mortgaged properties in loan group 1 or 5.2% and 1 mortgaged property in loan group 2 or 2.1%), the appraised value represented is the "as-stabilized" value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws	The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Certain Mortgaged Properties May be Redeveloped or Renovated	Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building (for example, 1 mortgage loan (loan number 5), representing 3.1% of the mortgage pool (3.7% of loan group 1)). Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties	Fifteen (15) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. With respect to 1 group of mortgage loans (loan numbers 239 and 251), representing 0.1% of the mortgage pool (0.2% of loan group 1), the mortgage loans in such group are cross-defaulted with each of the other mortgage loans in the group but are not cross-collateralized; provided, however, the mortgaged property relating to loan number 251 serves as additional collateral for loan number 239. The mortgaged property for loan number 239 does not serve as additional collateral for loan number 251.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks	Eight (8) mortgage loans (loan numbers 53, 85, 94, 108, 167, 246, 256 and 286) representing 1.5% of the mortgage pool (1.7% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See Annex A-8 to this prospectus supplement for additional information.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk	Eighty (80) of the mortgaged properties securing mortgage loans included in the trust fund, representing 7.8% of the mortgage pool (9.2% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or franchisors, with respect to hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

With respect to the GSA Offices Pool mortgage loan, the GM&O Building mortgage loan, the U.S. Social Security Administration mortgage loan, the DEA/ATF Building mortgage loan and the SSA-Austin, TX mortgage loan (loan numbers 25, 87, 168, 264 and 267), representing 1.3% of the mortgage pool (1.5% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by U.S. government agencies. Although such U.S. government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Eighty (80) of the mortgaged properties securing mortgage loans included in the trust fund, representing 7.8% of the mortgage pool (9.2% of loan group 1) by allocated loan amount, are leased wholly to a single tenant or are wholly owner occupied. For example, 1 of the mortgaged properties securing the 1100 Technology Park Drive mortgage loan (loan number 24), with an aggregate allocated loan amount representing approximately 0.8% of the mortgage pool (0.9%

of loan group 1), is leased entirely to GE Panametrics. The mortgaged properties securing the GSA Offices Pool mortgage loan (loan number 25), representing approximately 0.8% of the mortgage pool (0.9% of loan group 1), is leased entirely to the United States government. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’. The mortgaged property securing the 620 Avenue of the Americas mortgage loan (loan number 3), representing 4.8% of the mortgage pool (5.7% of loan group 1), has twelve leases totaling 450,727 square feet or 67.3% of total square feet expiring in 2010. In addition, the mortgaged property securing the Britannia Business Center I mortgage loan (loan number 8), representing 1.4% of the mortgage pool (1.7% of loan group 1), has two of the leases totaling 69.4% of total square feet expiring in 2015.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 22 mortgage loans (loan numbers 151, 152, 157, 167, 190, 194, 197, 200, 202, 204, 205, 206, 212, 215, 216, 219, 233, 243, 246, 256, 270 and 271), representing 2.1% of the mortgage pool (2.4% of loan group 1), the single tenant is Walgreens. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties	The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

For example, with respect to 1 mortgage loan (loan number 12), representing 1.2% of the mortgage pool (1.4% of loan group 1), the largest tenant at the mortgaged property, Toys ‘R’ Us, Inc., has filed for bankruptcy. The tenant has not expressly rejected the lease, but there can be no assurance that the tenant will assume the lease or continue to make payments under the lease.

In addition, with respect to 1 mortgage loan (loan number 1), representing 7.5% of the mortgage pool (8.7% of loan group 1), certain of the tenants at the Mortgaged Property (including Petite Sophisticate and Casual Corner) are subject to bankruptcy proceedings.

Litigation May Have Adverse Effect on Borrowers	From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 1 mortgage loan (loan number 147), representing 0.1% of the mortgage pool (0.2% of loan group 1), the sponsor of the mortgage loan is Douglas Development Corporation, the principal of which is Douglas Jemal. In connection with the prosecution and guilty plea of the former director of the Washington, D.C. office of property management on bribery conspiracy charges involving leasing contracts, Douglas Development Corporation and Douglas Jemal are being investigated by federal authorities. On September 27, 2005, charges were filed against Douglas Jemal on counts of conspiracy, bribery, mail fraud, mortgage fraud, wire fraud and three counts of tax evasion. There can be no assurance that the charges filed and the related efforts necessary to defend himself against the charges will not have a negative effect on the mortgaged property or the mortgage loan.

In addition, with respect to 1 mortgage loan (loan number 3), representing 4.8% of the mortgage pool (5.7% of loan group 1), Joseph Chetrit, one of the guarantors under the mortgage loan, plead guilty in 1990 to the felony of entry of goods by false statements (under Title 18 of the United States Code, Sections 542 and 2) in connection with the import of fabric into the United States.

With respect to 10 mortgage loans (loan numbers 73, 109, 111, 116, 121, 131, 143, 158, 231 and 249) representing 1.8% of the mortgage pool (11.9% of loan group 2), the sponsor of the related borrower is being sued following the foreclosure of a mortgage loan made to an entity controlled by that sponsor, which mortgage loan was an asset in a prior commercial mortgage loan securitization transaction. The action is being brought for the actual economic damages of the mortgagee in connection with incomplete renovations to the property and termination of the leases in the mortgaged property.

With respect to 6 mortgage loans (loan numbers 8, 13, 17, 32, 58 and 107), representing approximately 4.8% of the mortgage pool (4 mortgage loans in loan group 1 or 4.9% and 2 mortgage loans in loan group 2 or 4.3%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrower and an affiliate is the property manager. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding	Eleven (11) mortgaged properties, representing 8.7% of the mortgage pool (10.2% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 305 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $4,229,853,337. The ‘‘Cut-Off Date’’ for (i) 290 of the Mortgage Loans is March 11, 2006, (ii) for 4 of the Mortgage Loans is March 1, 2006, (iii) for 1 Mortgage Loan is March 5, 2006, and (iv) for 10 Mortgage Loans is March 6, 2006. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 9 Mortgage Loans that are secured by multifamily properties and (iii) 4 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 234 Mortgage Loans, with an aggregate Cut-Off Date Balance of $3,607,607,392 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 71 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $622,245,945 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $577,464 to $315,340,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $13,868,372. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $577,464 to $315,340,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $15,417,126. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $699,028 to $46,480,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $8,764,027. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans, as well as the Mortgage Loans themselves.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 11 Mortgaged Properties, representing 8.7% of the Cut-Off Date Pool Balance (10.2% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	137	$1,406,273,506	33.2%	39.0%	0.0%
Retail - Anchored	79	823,214,736	19.5	22.8	0.0
Retail - Outlet	13	369,214,970	8.7	10.2	0.0
Retail - Shadow Anchored(2)	19	114,364,003	2.7	3.2	0.0
Retail - Unanchored	26	99,479,797	2.4	2.8	0.0
Office	58	1,247,508,708	29.5	34.6	0.0
Multifamily	83	717,550,947	17.0	3.0	98.2
Hospitality	29	524,091,247	12.4	14.5	0.0
Mixed Use	5	170,976,289	4.0	4.7	0.0
Mobile Home Park	7	76,899,729	1.8	1.8	1.8
Industrial	13	47,057,878	1.1	1.3	0.0
Self Storage	9	26,928,350	0.6	0.7	0.0
Land	2	7,566,683	0.2	0.2	0.0
Healthcare	1	5,000,000	0.1	0.1	0.0
Total	344	$4,229,853,337	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the issuing entity and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated or acquired 139 of the Mortgage Loans to be included in the Trust Fund, representing 68.7% of the Cut-Off Date Pool Balance (107 Mortgage Loans in Loan Group 1 or 69.2% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 65.4% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (‘‘Nomura’’) originated or acquired 87 of the Mortgage Loans to be included in the Trust Fund, representing 21.2% of the Cut-Off Date Pool Balance (54 Mortgage Loans in Loan Group 1 or 19.5% of the Cut-Off Date Group 1 Balance and 33 Mortgage Loans in Loan Group 2 or 30.9% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated or acquired 79 of the Mortgage Loans to be included in the Trust Fund, representing 10.1% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. Two hundred ninety-three (293) of the Mortgage Loans, representing 97.2% of the Cut-Off Date Pool Balance (222 Mortgage Loans in Loan Group 1 or 96.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Twelve (12) of the Mortgage Loans, representing 2.8% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. One hundred twenty-one (121) of the Mortgage Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Twenty-eight (28) of the Mortgage Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 4 Mortgage Loans, the 1st day of the month, 1 Mortgage Loan, the 5th of the month, and 10 Mortgage Loans, the 6th of the month). No Mortgage Loan has a grace period that extends payment beyond the 13th day of any calendar month other than 2 mortgage loans, representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance).

Amortization. Three hundred three (303) of the Mortgage Loans representing 99.8% of the Cut-Off Date Pool Balance (232 of the Mortgage Loans in Loan Group 1 or 99.8% of the Cut-Off Date Group 1

Balance and 71 Mortgage Loans in Loan Group 2 or 100.0% of the Loan Group 2 Balance) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Twenty-eight (28) of these Mortgage Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Thirty (30) of the Balloon Loans (the ‘‘ARD Loans’’), representing 4.2% of the Cut-Off Date Pool Balance (29 Mortgage Loans in Loan Group 1 or 4.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.0% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Ten (10) of these ARD Loans, representing 1.6% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 1.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.0% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

One hundred twenty-one (121) of the Balloon Loans and ARD Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 6 to 84 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 12 to 72 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Twenty-eight (28) of the Balloon Loans and ARD Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Twenty (20) of the ARD Loans, representing 2.6% of the Cut-Off Date Pool Balance (3.0% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (269 Mortgage Loans, or 88.5% of the Cut-Off Date Pool Balance (201 Mortgage Loans in Loan Group 1 or 87.2% of the Cut-Off Date Group 1 Balance and 68 Mortgage Loans in Loan Group 2 or 96.3% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (3 Mortgage Loans, or 6.0% of the Cut-Off Date Pool Balance (7.1% of the Cut-Off Date Group 1 Balance); (iii) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (33 Mortgage Loans, or 5.5% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or

5.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance)); provided that, for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged; provided, however, with respect to 3 Mortgage Loans (loan numbers 210, 269 and 291), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the monthly debt service payment of the related Mortgage Loans may be adjusted based upon the reduced principal balance in the event of such partial prepayment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Two hundred sixty-nine (269) of the Mortgage Loans, representing 88.5% of the Cut-Off Date Pool Balance (201 Mortgage Loans in Loan Group 1 or 87.2% of the Cut-Off Date Group 1 Balance and 68 Mortgage Loans in Loan Group 2 or 96.3% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. A Mortgage Loan is still subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

With respect to 1 Mortgage Loan (loan number 18) representing 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), the related borrower is permitted, each year on February 11, to prepay, without penalty, up to 10% of the original principal balance of the loan to the extent that there are sufficient proceeds therefore in a certain escrow account and if cumulative prepayments exceed 10% of the original principal balance, will be subject to a yield maintenance charge on the amount that exceeds 10% of the original principal balance. The escrow account will be funded with the proceeds of the sales of shares in the cooperative association which is the borrowing entity and will be subject to yield maintenance charge for cumulative prepayments exceeding 10% of the original principal balance.

With respect to 1 Mortgage Loan (loan number 134), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the related borrower is required to pay down the principal in the amount of $1,320,000, all accrued interest to date and any other sums due under the related Mortgage Loan documents, including any prepayment consideration, if, and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the Mortgaged Property. If such payment is made, the monthly debt service payment for the Mortgage Loan will be recalculated and, subject to the satisfaction of certain additional conditions, the related borrower will have the right to the release of the unimproved parcel from the lien of the related Mortgage.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments" in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 2 Mortgage Loans (loan numbers 65 and 142), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 1 Mortgage Loan (loan number 13), representing 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 Mortgage Loans (loan number 75, 133 and 159), representing 0.6% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.9% of the Cut-Off Date Group 2 Balance), the Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 3 Mortgage Loans (loan numbers 86, 161 and 198), representing 0.5% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrowers as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 7 Mortgage Loans (loan numbers 3, 4, 10, 21, 47, 57 and 84), representing 12.0% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 13.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 6.0% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. With respect to 3 Mortgage Loans (loan numbers 10, 47 and 56), representing 2.2% of the Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1 Balance), Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert the existing mezzanine debt it holds on the parent of the related borrower.

With respect to 10 Mortgage Loans (loan numbers 6, 7, 10, 27, 47, 56, 71, 104, 222 and 300), representing 8.0% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 1 Mortgage Loan (loan number 13), representing 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt in the amount of $11,320,000.

With respect to 4 Mortgage Loans (loan numbers 114, 257, 264 and 279), representing 0.4% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business.

With respect to 1 Mortgage Loan (loan number 37), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), (a) the related borrower has incurred additional unsecured debt and (b) the entities owning an interest in the related borrowers have pledged their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 32 Mortgage Loans (loan numbers 1, 5, 11, 12, 16, 21, 22, 25, 35, 40, 42, 43, 55, 57, 72, 83, 84, 90, 95, 112, 120, 124, 135, 138, 144, 165, 181, 188, 199, 259, 267 and 283), representing 22.5% of the Cut-Off Date Pool Balance (24 Mortgage Loans in Loan Group 1 or 23.5% of the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 16.7% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

In the case of 2 Mortgage Loans (loan numbers 135 and 181), representing approximately 0.3% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 2 Balance), in the event of a sale of the related Mortgaged Property and the assumption of the related Mortgage Loan by the buyer of the Mortgaged Property pursuant to the satisfaction of pre-approved conditions, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including, but not limited to: (i) such sale occurring at least 2 years after the origination of the Mortgage Loan, (ii) satisfaction of combined debt service coverage and loan to value tests, and (iii) execution by the borrower of an intercreditor, subordination and standstill agreement in favor of the mortgagee.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘—Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 30 Mortgage Loans (loan numbers 3, 8, 13, 14, 17, 31, 32, 33, 37, 39, 41, 46, 54, 58, 62, 70, 75, 77, 93, 97, 105, 107, 159, 169, 177, 184, 186, 275, 300 and 303), representing 17.0% of the Cut-Off Date Pool Balance (23 Mortgage Loans in Loan Group 1 or 16.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 17.5% of the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to investors that qualify as ‘‘accredited investors’’ under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Fifteen (15) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. With respect to 1 group of Mortgage Loans (loan numbers 251 and 239), representing 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the Mortgage Loans in such group are cross-defaulted with each of the other Mortgage Loans in the group but are not cross-collateralized; provided, however, the Mortgaged Property relating to loan number 251 serves as additional collateral for loan number 239. The Mortgaged Property for loan number 239 does not serve as additional collateral for loan number 251. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See "RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties." The

Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Loan Bifurcation. With respect to 1 Mortgage Loan (loan number 36), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), which is secured by a factory outlet mall, the borrower has the right, up until February 28, 2006, to bifurcate the Mortgage Loan into two loans and separate the collateral for the loan into two parcels. One loan would be in the amount of $1,100,000 and would be secured by two retail spaces (a Starbuck's store and a Sharkey's store) and the other loan would be in the amount of $22,000,000 and would be secured by the remaining portion of the factory outlet mall. The conditions for bifurcation include creating separate tax lots for each parcel, delivery to the mortgagee of an easement agreement as required for each property to continue operating and each separated loan having a minimum DSCR of 1.20x.

Certain State Specific Considerations

Ten (10) of the Mortgaged Properties, representing 14.1% of the Cut-Off Date Pool Balance (9 Mortgaged Properties in Loan Group 1 or 16.3% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the mortgagee secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The mortgagee then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the mortgagee has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Thirty (30) of the Mortgaged Properties, representing 10.5% of the Cut-Off Date Pool Balance (20 Mortgaged Properties in Loan Group 1 or 10.9% of the Cut-Off Date Group 1 Balance and 10 Mortgaged Properties in Loan Group 2 or 8.3% of the Cut-Off Date Group 2 Balance) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee’s right to have a receiver appointed under certain circumstances.

Three (3) of the Mortgage Loans, representing 11.3% of the Cut-Off Date Pool Balance (13.2% of the Cut-Off Date Group 1 Balance) are secured by Mortgaged Properties that are located in the state of New York, and more specifically in midtown Manhattan in the City of New York. The strength of the New York City economy and the office leasing market in particular is dependant upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the related mortgaged properties’ operation and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operation of the Mortgaged Properties could adversely affect the amount and timing of payments on the Mortgage Loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 8 Mortgaged Properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing by allocated loan amount approximately 4.8% of the Cut-Off Date Pool Balance (7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Environmental Assessments. A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments. In connection with the origination of all of the Mortgage Loans, other than loan number 209, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 of the Mortgaged Properties representing, by allocated loan amount, 0.5% of the Cut-off Date Pool Balance (0.6% of Loan Group 1), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

Co-Lender Loans

General.

Six (6) Mortgage Loans (loan number 1, the ‘‘Prime Outlets Pool Loan’’, loan number 4, the ‘‘Hyatt Center Loan’’, loan number 3, the ‘‘620 Avenue of the Americas Loan’’, loan number 22, the ‘‘Hohokam Towers Loan’’, loan number 87, the ‘‘DEA/ATF Building Loan’’ and loan number 168, the ‘‘SSA-Austin, TX Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), originated by Wachovia Bank, National Association, are each evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Prime Outlets Pool Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Prime Outlets Pool Pari Passu Companion Loan’’) that is pari passu in right of entitlement to payment with the Prime Outlets Pool Loan. The Prime Outlets Pool Pari Passu Companion Loan and the Prime Outlets Pool Loan are referred to collectively herein as the ‘‘Prime Outlets Pool Whole Loan’’. The Prime Outlets Pool Loan has a Cut-Off Date Balance of $315,340,000, representing 7.5% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance). The Prime Outlets Pool Pari Passu Companion Loan will not be included in the Trust Fund. See "Prime Outlets Pool" in Annex A-8 to this prospectus supplement.

The Hyatt Center Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Hyatt Center Pari Passu Companion Loan’’) that is pari passu in right of entitlement to payment with the Hyatt Center Loan. The Hyatt Center Pari Passu Companion Loan and the Hyatt Center Loan are referred to collectively herein as the ‘‘Hyatt Center Whole Loan’’. The Hyatt Center Loan has a Cut-Off Date Balance of $162,500,000 representing 3.8% of the Cut-Off Date Pool Balance (4.5% of the Cut-Off Date Group 1 Balance). The Hyatt Center Pari Passu Companion Loan will not be included in the Trust Fund. See "Hyatt Center" in Annex A-8 to this prospectus supplement.

Two (2) Mortgage Loans (loan numbers 87 and 168) (the ‘‘Caplease Loans’’), are each part of a split loan structure, each of which has 1 companion loan (each, a ‘‘Caplease Companion Loan’’) that is subordinate in its right of entitlement to payment to the related Caplease Loan. Notwithstanding the immediately preceding sentence, the holders of the related Caplease Companion Loans have agreed to subordinate their interests in certain respects to the related Caplease Loan, subject to their prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). See ‘‘—Caplease Loans’’ below. Capital Lease, LP (‘‘Caplease’’), is the holder of the Caplease Companion Loans, but may elect to sell the Caplease Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion Loans.

One (1) Mortgage Loan (loan number 22), which has 1 companion loan (the ‘‘Hohokam Towers Companion Loan’’) is part of a split loan structure in which the Hohokam Towers Companion Loan is subordinate in its right of payment to the Hohokam Towers Loan.

One (1) Mortgage Loan (loan number 3), which has 1 companion loan (the ‘‘620 Avenue of the Americas Companion Loan’’) is part of a split loan structure in which the 620 Avenue of the Americas Companion Loan is subordinate in its right of payment to the 620 Avenue of the Americas Loan.

The Prime Outlets Pool Pari Passu Companion Loan, the Hyatt Center Pari Passu Companion Loan, the Hohokam Towers Companion Loan, the 620 Avenue of the Americas Companion Loan and the Caplease Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund. The Prime Outlets Pool Pari Passu Companion Loan and the Hyatt Center Pari Passu Companion Loan are collectively referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Prime Outlets Pool Loan and the Hyatt Center Loan are collectively referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. Each Caplease Loan, together with its respective Caplease Companion Loan, is referred to herein as a ‘‘Caplease Whole Loan’’. The 620 Avenue of the Americas Loan, together with the 620 Avenue of the Americas Companion Loan, are referred to herein as the ‘‘620 Avenue of the Americas Whole Loan’’. The Hohokam Towers Loan, together with the Hohokam Towers Companion Loan, are referred to herein as the ‘‘Hohokam Towers Whole Loan.’’ The Hohokam Towers Whole Loan, the 620 Avenue of the Americas Whole Loan, the Caplease Whole Loans, the Hyatt Center Whole Loan and the Prime Outlets Pool Whole Loan are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and collectively as the ‘‘Whole Loans’’.

The trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 transaction (the ‘‘2005-C22 Transaction’’ and the related trust fund, the ‘‘2005-C22 Trust Fund’’) is the holder of the Hyatt Center Pari Passu Companion Loan. Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Prime Outlets Pool Pari Passu Companion Loans. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the Hohokam Towers Companion Loan and the 620 Avenue of the Americas Companion Loan.

With respect to the Prime Outlets Pool Loan, the terms of the related intercreditor agreement (the ‘‘Prime Outlets Pool Intercreditor Agreement’’), provide that the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loans are of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Hyatt Center Loan, the terms of the related intercreditor agreement (the ‘‘Hyatt Center Intercreditor Agreement’’), provide that the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

With respect to the 620 Avenue of the Americas Loan, the terms of the related intercreditor agreement (the ‘‘620 Avenue of the Americas Intercreditor Agreement’’) provide that the 620 Avenue of the Americas Companion Loan is subordinate in certain respects to the 620 Avenue of the Americas Loan.

With respect to the Hohokam Towers Loan, the terms of the related intercreditor agreement (the ‘‘Hohokam Towers Intercreditor Agreement’’) provide that the Hohokam Towers Companion Loan is subordinate in certain respects to the Hohokam Towers Loan.

With respect to each Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the related Caplease Companion Loan is subordinate in certain respects to the related Caplease Loan.

The Prime Outlets Pool Intercreditor Agreement, the Hyatt Center Loan Intercreditor Agreement, the Caplease Intercreditor Agreements, the Hohokam Towers Intercreditor Agreement and the 620 Avenue of the Americas Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and collectively as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Mortgage Loan	Cut-Off Date Principal Balance of Senior Component	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut- Off Date LTV
Prime Outlets Pool	$315,340,000	$315,340,000	$630,680,000	1.21x	80.0%
Hyatt Center	$162,500,000	$162,500,000	$325,000,000	1.51x	65.0%
620 Avenue of the Americas	$205,000,000	$205,000,000	$235,000,000	1.01x	83.9%
Hohokam Towers.	$35,000,000	$35,000,000	$40,000,000	1.10x	79.7%
DEA/ATF Building	$11,280,000	$11,280,000	$12,580,302	1.04x	89.2%
SSA-Austin, TX	$5,390,700	$5,390,700	$6,158,345	0.96x	89.3%

Prime Outlets Pool Loan

Servicing Provisions of the Prime Outlets Pool Intercreditor Agreement. With respect to the Prime Outlets Pool Loan, the Master Servicer and the Special Servicer will administer the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement and the Prime Outlets Pool Intercreditor Agreement for so long as the Prime Outlets Pool Loan is part of the Trust Fund. The holders of the Prime Outlets Pool Pari Passu Companion Loan or an advisor on their behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Prime Outlets Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments. Pursuant to the Prime Outlets Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Prime Outlets Pool Loan and/or the Pari Passu Companion Loan (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Prime Outlets Pool Loan and the Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

Hyatt Center Loan

Servicing Provisions of the Hyatt Center Intercreditor Agreement. With respect to the Hyatt Center Loan, the 2005-C22 Master Servicer and the 2005-C22 Special Servicer will administer the Hyatt Center Loan and its related Pari Passu Companion Loan pursuant to the 2005-C22 Pooling and Servicing Agreement and the Hyatt Center Intercreditor Agreement for so long as such Pari Passu Companion Loan is part of the 2005-C22 Trust Fund. The holder of the Hyatt Center Pari Passu Companion Loan or an advisor on its behalf will generally share all of the rights that the 2005-C22 Controlling Class Representative has with respect to directing the 2005-C22 Master Servicer and/or the 2005-C22 Special Servicer with respect to the servicing of the Hyatt Center Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments. Pursuant to the Hyatt Center Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Hyatt Center Loan and/or the related Pari Passu Companion Loan (subject, in each case, to the rights of the 2005-C22 Master Servicer, the 2005-C22 Special Servicer, the 2005-C22 Trustee, the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement and the 2005-C22

Pooling and Servicing Agreement, as applicable) will be applied to the Hyatt Center Loan and the related Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

620 Avenue of the Americas Loan

Servicing Provisions of the 620 Avenue of the Americas Intercreditor Agreement. Pursuant to the terms of the 620 Avenue of the Americas Intercreditor Agreement, the 620 Avenue of the Americas Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 620 Avenue of the Americas Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 620 Avenue of the Americas Whole Loan will be allocated first, to the holder of the 620 Avenue of the Americas Companion Loan and thereafter to the 620 Avenue of the Americas Loan.

With respect to the 620 Avenue of the Americas Loan, the Master Servicer and Special Servicer will service and administer the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan pursuant to the Pooling and Servicing Agreement and the 620 Avenue of the Americas Intercreditor Agreement for so long as the 620 Avenue of the Americas Loan is part of the Trust Fund. The holder of the 620 Avenue of the Americas Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 620 Avenue of the Americas Whole Loan at such times as the 620 Avenue of the Americas Companion Loan is not the subject of a 620 Avenue of the Americas Control Appraisal Period (as defined below).

A ‘‘620 Avenue of the Americas Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the 620 Avenue of the Americas Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the 620 Avenue of the Americas Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the 620 Avenue of the Americas Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 620 Avenue of the Americas Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 620 Avenue of the Americas Intercreditor Agreement (net of any liens senior to the lien of the 620 Avenue of the Americas Loan), is less than or equal to (b) twenty-five (25%) of the principal balance of the 620 Avenue of the Americas Companion Loan.

No advice or direction of the holder of the 620 Avenue of the Americas Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the 620 Avenue of the Americas Whole Loan, the holder of the 620 Avenue of the Americas Companion Loan will be entitled to (i) cure such monetary default within the later of (A) five (5) business days of the giving of the cure notice and (B) the expiration of the mortgagor’s cure period, if any; (ii) cure such non-monetary default within twenty-five (25) days after the later of (Y) the giving by the holder of the 620 Avenue of the Americas Loan of the cure notice and (Z) the expiration of the mortgagor’s cure period, if any; provided, however, if such non-monetary default is susceptible of cure but cannot be reasonably cured within such period above and if curative action was promptly commenced and is being continuously and diligently pursued by the holder of the 620 Avenue of the Americas Companion Loan, such holder of the 620 Avenue of the Americas Companion Loan may be given an additional period of time as is reasonably necessary to cure such non-monetary default, subject to the conditions contained in the 620 Avenue of the Americas Intercreditor Agreement; and/or (iii) purchase the 620 Avenue of the Americas Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the 620 Avenue of the Americas Intercreditor Agreement; provided, further, however, the holder of the 620 Avenue of the Americas Companion Loan may only cure such defaults six (6) times during the life of the 620 Avenue of the Americas Loan and no such cure may exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the 620 Avenue of the Americas Loan together with all unpaid interest thereon at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 620 Avenue of the Americas Loan is responsible and any other Additional Trust Fund Expenses in respect of the 620 Avenue of the Americas Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the Trust Fund during such period, and any and all costs and expenses incurred by the Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 620 Avenue of the Americas Whole Loan.

Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the 620 Avenue of the Americas Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘620 Avenue of the Americas Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the 620 Avenue of the Americas Companion Loan under the 620 Avenue of the Americas Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 620 Avenue of the Americas Whole Loan will be paid in the following manner:

First, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 620 Avenue of the Americas Whole Loan, in an amount equal to the holder of the 620 Avenue of the Americas's pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan;

Third, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Loan;

Fourth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 620 Avenue of the Americas Whole Loan, in an amount equal to the holder of the 620 Avenue of the Americas Companion Loan's pro rata portion (based upon the outstanding principal balances of the

620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan;

Seventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Companion Loan;

Eighth, to the holder of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 620 Avenue of the Americas Whole Loan;

Ninth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the 620 Avenue of the Americas Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments in accordance with the terms of the 620 Avenue of the Americas Intercreditor Agreement shall be paid to the holder of the 620 Avenue of the Americas Companion Loan;

Twelfth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan; provided, however, that all late charges which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be instead paid to the holder of the 620 Avenue of the Americas Companion Loan;

Fourteenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan;

Fifteenth, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Sixteenth, any excess, pro rata, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan (based upon the principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively or if such principal balances are zero, based on the initial principal balance of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively).

Following the occurrence and during the continuance of a 620 Avenue of the Americas Special Event of Default (subject to the cure and purchase rights of holder of the 620 Avenue of the Americas Companion Loan under the 620 Avenue of the Americas Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 620 Avenue of the Americas Whole Loan will be paid in the following manner:

First, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the principal balance of the 620 Avenue of the Americas Loan until paid in full;

Third, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Loan;

Fourth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by the holder of the 620 Avenue of the Americas Companion Loan;

Fifth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the principal balance of the 620 Avenue of the Americas Companion Loan until paid in full;

Seventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Companion Loan;

Eighth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 620 Avenue of the Americas Loan;

Ninth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the 620 Avenue of the Americas Companion Loan;

Twelfth, to the holder of the 620 Avenue of the Americas Loan in an amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be instead paid to the holder of the 620 Avenue of the Americas Companion Loan;

Thirteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the initial principal balances of the 620 Avenue of the Americas Companion Loan and the 620 Avenue of the Americas Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan, provided, however, that all late charges which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be paid instead to the holder of the 620 Avenue of the Americas Companion Loan;

Fifteenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the ratio between the initial principal balances of the 620 Avenue of the Americas Companion Loan and the 620 Avenue of the Americas Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan;

Sixteenth, to the holder of the 620 Avenue of the Americas Loan and the holder of the 620 Avenue of the Americas Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated thereto calculated at the applicable interest rate from the date such realized loss was allocated to the 620 Avenue of the Americas Loan or the 620 Avenue of the Americas Companion Loan, as applicable, through the date such realized loss was reimbursed; and

Seventeenth, any excess, pro rata, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively).

Hohokam Towers Loan

Servicing Provisions of the Hohokam Towers Intercreditor Agreement. Pursuant to the terms of the Hohokam Towers Intercreditor Agreement, the Hohokam Towers Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Hohokam Towers Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Hohokam Towers Whole Loan will be allocated first, to the holder of the Hohokam Towers Companion Loan and thereafter to the Hohokam Towers Loan.

With respect to the Hohokam Towers Loan, the Master Servicer and Special Servicer will service and administer the Hohokam Towers Loan and the Hohokam Towers Companion Loan pursuant to the Pooling and Servicing Agreement and the Hohokam Towers Intercreditor Agreement for so long as the Hohokam Towers Loan is part of the Trust Fund. The holder of the Hohokam Towers Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Hohokam Towers Loan at such times as the Hohokam Towers Companion Loan is not the subject of a Hohokam Towers Control Appraisal Period (as defined below).

A ‘‘Hohokam Towers Control Appraisal Period’’ occurs at such times when the principal balance of the Hohokam Towers Companion Loan minus the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Hohokam Towers Companion Loan, (y) any Hohokam Towers Control Appraisal Amount and (z) any realized losses on the Hohokam Towers Whole Loan (without duplication of amounts) is less than or equal to twenty-five percent (25%) of (i) the principal balance of the Hohokam Towers Companion Loan minus any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Hohokam Towers Companion Loan. A ‘‘Hohokam Towers Control Appraisal Amount’’ is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Hohokam Towers Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer, the Special Servicer or the Trustee, all accrued and unpaid interest on the Hohokam Towers Whole Loan at a per annum rate equal to its interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Hohokam Towers Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Hohokam Towers Intercreditor Agreement (net of any liens senior to the liens of the Hohokam Towers Whole Loan).

No advice or direction of the holder of the Hohokam Towers Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Hohokam Towers Whole Loan, the holder of the Hohokam Towers Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non-monetary defaults and/or (ii) purchase the Hohokam Towers Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the Hohokam Towers Intercreditor Agreement; provided, however, the holder of the Hohokam Towers Companion Loan may only cure such defaults five (5) times during the life of the Hohokam Towers Whole Loan and no such cure may exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the Hohokam Towers Loan together with all unpaid interest thereon at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Hohokam Towers Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance and shall exclude any Prepayment Premium and default interest and shall exclude any Liquidation Fee or Workout Fee payable to the Special Servicer so long as the repurchase occurs within sixty (60) days after delivery of the purchase option notice. No prepayment consideration will be payable in connection with such a purchase of the Hohokam Towers Whole Loan.

Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Hohokam Towers Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Hohokam Towers Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Hohokam Towers Companion Loan under the Hohokam Towers Intercreditor Agreement), after payment or reimbursement of any advances (exclusive of advances made by the holder of the Hohokam Towers Companion Loan to pay interest or principal payments under the Hohokam Towers Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Hohokam Towers Whole Loan will be paid in the following manner:

First, to the holder of the Hohokam Towers Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Second, to the holder of the Hohokam Towers Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of the principal payments received, if any, with respect to the Hohokam Towers Whole Loan;

Third, to the holder of the Hohokam Towers Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Fourth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of the principal payments received, if any, with respect to the Hohokam Towers Whole Loan;

Fifth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding costs and expenses otherwise already paid pursuant to the previsions above, but including, without limitation, all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan;

Sixth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Seventh, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holders of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Eighth, (A) to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the

Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and (B) to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Ninth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon the default interest respectively accrued under the Hohokam Towers Whole Loan, to the extent actually paid, allocable to the Hohokam Towers Whole Loan; and

Tenth, any excess, pro rata, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively); provided that if such balances are each equal to zero, then based upon the initial principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan.

Following the occurrence and during the continuance of a Hohokam Towers Special Event of Default (subject to the cure and purchase rights of the holder of the Hohokam Towers Companion Loan under the Hohokam Towers Intercreditor Agreement), after payment or reimbursement of any advances (exclusive of advances made by the holder of the Hohokam Towers Companion Loan to pay interest or principal payments under the Hohokam Towers Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Hohokam Towers Whole Loan will be paid in the following manner:

First, to the holder of the Hohokam Towers Loan, in an amount equal to the accrued and unpaid interest (other than any default interest) due thereon;

Second, to the holder of the Hohokam Towers Loan, in an amount equal to the principal balance of the Hohokam Towers Loan until paid in full;

Third, to the holder of the Hohokam Towers Companion Loan, in an amount equal to accrued and unpaid interest on the principal balance of the Hohokam Towers Companion Loan through the end of the related interest accrual period, plus all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan to pay interest on the Hohokam Towers Loan and/or the Hohokam Towers Companion Loan;

Fourth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan to pay principal under the Hohokam Towers Loan and/or the Hohokam Towers Companion Loan and the principal balance of the Hohokam Towers Companion Loan, until all such advances made by the holder of the Hohokam Towers Companion Loan and the principal balance of the Hohokam Towers Companion Loan are paid in full;

Fifth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding costs and expenses otherwise already paid pursuant to the provisions above, but including, without limitation, all unreimbursed advance made by the holder of the Hohokam Towers Companion Loan;

Sixth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loans) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Seventh, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers

Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Eighth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Ninth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to any Prepayment Premium, allocated pro rata to the amount necessary to maintain the yield on the Hohokam Towers Companion Loan, to the extent actually paid, allocable to the Hohokam Towers Companion Loan;

Tenth, to the holder of the Hohokam Towers Loan, in an amount equal to any unpaid default interest accrued on the Hohokam Towers Loan;

Eleventh, to the holder of the Hohokam Towers Companion Loan, in an amount equal to any unpaid default interest accrued on the Hohokam Towers Companion Loan; and

Twelfth, any excess, pro rata, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively); provided that if the principal balance of the Hohokam Towers Companion Loan is equal to zero, then based upon the initial principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan.

Caplease Loans

Servicing Provisions of the Caplease Intercreditor Agreements. With respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and the related Caplease Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. Each Caplease Loan and the related Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. The holder of such Caplease Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of a Caplease Loan and the related Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the related Caplease Companion Loan will be entitled to purchase such Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of such Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the loan documents.

Applications of Payments. Pursuant to the related Caplease Intercreditor Agreement, to the extent described below, the right of the holder of the related Caplease Companion Loan to receive payments with respect to the Caplease Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the related Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to the related Caplease Loan at the pre-default interest rate thereon;

Second, to the holder of the related Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the related Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, to fund any applicable reserves under the terms of the Mortgage Loan documents for the related Caplease Whole Loan;

Fourth, to the holder of the related Caplease Companion Loan, in an amount equal to amounts then due with respect to the related Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the related Caplease Companion Loan, interest due with respect to the related Caplease Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related Caplease Companion Loan);

Fifth, to reimburse the Master Servicer, Special Servicer or the holder of the related Caplease Companion Loan for any outstanding advances made by either such party on the related Caplease Loan or the related Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Sixth, sequentially to the related Caplease Loan and then the related Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

Seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

Eighth, to any default interest, first to the default interest accrued on the related Caplease Loan and then default interest accrued on the related Caplease Companion Loan.

Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the related Caplease Companion Loan, and thereafter will be payable to the holder of the related Caplease Loan.

Application of Amounts Paid to Trust Fund. On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the Hyatt Center Loan, such amounts will be applied and distributed in accordance with the 2005-C22 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans (the ‘‘Subordinate Loans’’) with respect to 1 Mortgage Loan (loan number 13) generally has the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad or Room with respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loans, the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan, respectively. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8:

(i) References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 121 Mortgage Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4%) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 13 Mortgage Loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 8.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; (iii) with respect to 8 Mortgage Loans (loan numbers 5, 36, 79, 92, 123, 178, 203 and 222), representing 4.7% of the Cut-Off Date Pool Balance (5 of the Mortgage Loans in Loan Group 1 or 5.0% of the Cut-Off Date Group 1 Balance and 3 of the Mortgage Loans in Loan Group 2 or 2.8% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under certain holdbacks; (iv) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis; and (v) with respect to 1 Mortgage Loan (loan number 25), representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the monthly debt service starting on January 11, 2011, following 5 years of additional scheduled principal payments, as described in Annex A-6 to this prospectus supplement; provided, further, that, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) ex-penses were assumed to include annual replacement reserves. See ‘‘—Wachovia's Underwriting Standards —Escrow Requirements—Replacement Reserves’’, "—Nomura's Underwriting Standards—Escrow Requirements" and "—Artesia's Underwriting Standards—Escrow Requirements" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii) References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) to the appraised value of the related Mortgaged

Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 8 Mortgaged Properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing approximately 4.8% of the Cut-Off Date Pool Balance (7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. Additionally, for purposes of determining the Cut-Off Date LTV Ratio for 2 Mortgage Loans (loan numbers 35 and 46), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves.

(iii) References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan, or in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 8 Mortgaged Properties (loan numbers by property 7,10, 47, 53, 72, 79, 122 and 240), representing by allocated loan amount approximately 4.8% of the Cut-Off Date Pool Balance ( 7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. Additionally, for purposes of determining the Maturity Date LTV Ratio for 2 Mortgage Loans (loan numbers 35 and 46), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves.

(iv) References to ‘‘Loan per Sq. Ft., Unit, Pad or Room’’ are, for each Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v) References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi) References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii) References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0005%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix) References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x) References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi) References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii) References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii) References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv) References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv) References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi) References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii) References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii) References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix) References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex A-7 to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia's Underwriting Standards’’, "—Nomura's Underwriting Standards", "—Artesia's Underwriting Standards" and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Pad(1)	Weighted Average DSCR(1)(2)	Cut-Off Date LTV Ratio(1)(3)	LTV Ratio at Maturity or ARD(1)(3)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	7.5%	8.7%	Retail – Outlet	$181	1.21x	80.0%	70.1%	5.510%
1775 Broadway	Wachovia	1/1	1	250,000,000	5.9	6.9%	Office – CBD	$404	1.32x	71.4%	65.4%	5.680%
620 Avenue of the Americas	Wachovia	1/1	1	205,000,000	4.8	5.7%	Office – CBD	$306	1.16x	73.2%	73.2%	5.811%
Hyatt Center	Wachovia	1/1	1	162,500,000	3.8	4.5%	Office – CBD	$221	1.51x	65.0%	60.3%	5.440%
Belmar	Nomura	1/1	1	132,319,524	3.1	3.7%	Mixed Use – Retail/Office/ Multifamily	$163	1.32x	72.3%	60.9%	5.760%
Clay Terrace	Nomura	1/1	1	115,000,000	2.7	3.2%	Retail – Anchored	$230	1.69x	71.4%	71.4%	5.080%
The InterContinental Hotel – Kansas City, MO	Wachovia	1/1	1	73,500,000	1.7	2.0%	Hospitality – Full Service	$200,820	1.30x	73.5%	66.4%	5.920%
Britannia Business Center I	Wachovia	1/1	1	60,000,000	1.4	1.7%	Office – Suburban	$202	1.22x	73.6%	68.2%	5.320%
Marriott – Irving, TX	Wachovia	1/1	1	59,864,449	1.4	1.7%	Hospitality – Full Service	$164,463	1.47x	72.4%	61.0%	5.730%
Doubletree Hotel – Chicago, IL	Wachovia	1/1	1	54,000,000	1.3	1.5%	Hospitality – Full Service	$156,522	1.44x	67.2%	63.3%	5.510%
		10/19		$1,427,523,973	33.7%				1.33x	73.0%	67.0%	5.586%

Horizon Pool	Wachovia	1/3	1	$53,874,970	1.3%	1.5%	Retail – Outlet	$80	1.45x	79.8%	67.0%	5.580%
Huntington Oaks Shopping Center	Wachovia	1/1	1	51,000,000	1.2	1.4%	Retail – Anchored	$202	1.37x	74.3%	74.3%	5.770%
3500 Maple	Wachovia	1/1	1	47,000,000	1.1	1.3%	Office – CBD	$125	1.21x	70.1%	65.4%	5.770%
The Highland and Lodge Pool	Wachovia	1/2	2	46,480,000	1.1	7.5%	Multifamily – Conventional	$50,632	1.26x	79.9%	72.8%	5.480%
Sunmark Plaza	Wachovia	1/1	1	45,850,000	1.1	1.3%	Retail – Anchored	$165	1.21x	76.4%	73.4%	5.560%
TownMall of Westminster	Artesia	1/1	1	45,000,000	1.1	1.2%	Retail – Anchored	$101	1.32x	79.5%	71.2%	5.570%
Parkway Corporate Plaza	Wachovia	1/1	1	44,500,000	1.1	1.2%	Office – Suburban	$155	1.31x	66.0%	59.3%	5.690%
Ranchero Village	Nomura	1/1	1	43,000,000	1.0	1.2%	Mobile Home Park	$45,455	1.21x	71.7%	63.1%	5.710%
Marriott Renaissance – Philadelphia, PA	Wachovia	1/1	1	39,909,484	0.9	1.1%	Hospitality – Full Service	$114,354	1.52x	65.4%	55.1%	5.720%
Mountain Bay Plaza	Wachovia	1/1	1	39,500,000	0.9	1.1%	Office – Suburban	$239	1.37x	60.3%	57.8%	5.390%
		10/13		$456,114,454	10.8%				1.32x	72.8%	66.4%	5.626%

		20/32		$1,883,638,427	44.5%				1.33x	73.0%	66.8%	5.596%

(1)	Each of the Prime Outlets Pool Loan and the Hyatt Center Loan is part of a split loan structure that includes the Prime Outlets Pool Pari Passu Companion Loan and the Hyatt Center Pari Passu Companion Loan, respectively, which are not included in the Trust Fund. With respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot are based on the aggregate indebtedness of, or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu Companion Loan.

(2)	With respect to 4 Mortgage Loans (loan numbers 2, 3, 4 and 5), the DSC ratios were calculated by taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘stabilized’’ basis.

(3)	The appraised value for the Mortgaged Properties with respect to 2 Mortgage Loans (loan numbers 7 and 10) are based on an ‘‘as-stabilized’’ basis.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this Prospectus Supplement as Annex A-8. Prospective investors are encouraged to carefully review the entire Prospectus Supplement, including each attached Annex, which are considered part of this Prospectus Supplement.

The Sponsors

Wachovia Bank, National Association

General. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, and originated and underwrote 139 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and 3,131 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller, the Swap Counterparty and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program. One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $42.7 billion. Approximately $39.4 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia's commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with ratingagencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia's primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of January 1, 2006, Wachovia securitized approximately $39.4 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia's Underwriting Standards

General. Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "—Underwriting Standards for Wachovia" section.

Loan Analysis. Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, sesimic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (loan number 45), representing 0.5% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 2 Balance), sold to the Depositor by Wachovia, was originated by GKK Trading Corp. In each case, Wachovia re-underwrote such Mortgage Loan to Wachovia’s underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval. Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the "revenue" component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers' financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the "expense" component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia's judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia's judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The Debt Service Coverage Ratios and LTV Ratios described above under "—DSC Ratios and LTV Ratios" may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia's judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Escrow Requirements. Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia's evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit and Capital’s Business. Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program. Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the fiscal years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura's Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura's Underwriting Standards’’ section.

Loan Analysis. Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Loan-to-Value Ratio. Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and

Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura's Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

    Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business. Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 389 billion Euros ($527 billion) and a stock market capitalization of approximately 19 billion Euros ($26 billion) as of December 2004.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program. Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards—and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia's Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia , may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia's Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia's Underwriting Standards’’ section.

Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia's Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred thirty-nine (139) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 68.7% of the Cut-Off Date Pool Balance (107 Mortgage Loans in Loan Group 1 or 69.2% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 65.4% of the Cut-Off Date Group 2 Balance) were originated or acquired by Wachovia Bank, National Association (‘‘Wachovia’’).

Eighty-seven (87) of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 21.2% of the Cut-Off Date Pool Balance (54 Mortgage Loans in Loan Group 1 or 19.5% of the Cut-Off Date Group 1 Balance and 33 Mortgage Loans in Loan Group 2 or 30.9% of the Cut-Off Date Group 2 Balance) were originated by Nomura Credit & Capital, Inc. (‘‘Nomura’’).

Seventy-nine (79) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 10.1% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance) were originated by Artesia Mortgage Capital Corporation (‘‘Artesia’’).

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Hyatt Center Loan, the 2005-C22 Trustee will hold the original documents related to the Hyatt Center Loan for the benefit of the 2005-C22 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

The Trustee is required to maintain custody of the Mortgage File for each Mortgage Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. The Trustee is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, the Trustee is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Trustee has been engaged in the mortgage document custody business for more than 25 years. The Trustee maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. The Trustee maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. The Trustee maintains each Mortgage File as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction or investor.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x) as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the

Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

 SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Hyatt Center Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Hyatt Center Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Prime Outlets Pool Loan, to the extent set forth in the Prime Outlets Pool Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the Hyatt Center Loan. See ‘‘—Servicing of the Hyatt Center Loan’’ below for a description of the servicing of the Hyatt Center Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Hyatt Center Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the Hyatt Center Loan and its respective Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the

Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the "Master Servicer") under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage backed securities.

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are "A-1+" by S&P, "P-1" by Moody’s and "F1+" by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the Trustee as described under "DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the Mortgage Loans (other than the Hyatt Center Loan) under the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing

Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases, subordinate financing and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially services a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers, and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners’ as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. Once each of these items are evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in the Trust Fund. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties in the Pooling and Servicing Agreement. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under the Pooling and Servicing Agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO Loans in accordance with the terms of the Pooling and Servicing Agreement and consistent with the Servicing Standard. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer, the Trustee or any originator of any of the Mortgage Loans identified in this prospectus supplement.

Except for LNR Partners acting as special servicer for the Mortgage Loans (other than the Hyatt Center Loan), there are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates. Additionally, an affiliate of LNR Partners is acquiring an interest in one or more Classes of Certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners, Inc.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Hyatt Center Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2005-C22 Controlling Class Representative. See "—Servicing of the Hyatt Center Loan" below. With respect to the Prime Outlets Pool Loan, if either of the Prime Outlets Pool Pari Passu Companion Loans is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to each of the 620 Avenue of the Americas Loan and the Hohokam Tower Loan, the right to replace the Special Servicer solely with respect to the 620 Avenue of the Americas Loan or the Hohokam Towers Loan, as applicable. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class. In addition, the Class A-4CPI Certificates and the Class A-4 Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Hyatt Center Loan) or Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Hyatt Center Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Hyatt Center Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Hyatt Center Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Hyatt Center Loan) or Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b) with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith,

reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer) will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account" and "—Collection and Other Servicing Procedures" in the attached prospectus.

Servicing of the Hyatt Center Loan

The Hyatt Center Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2005-C22 Transaction (the ‘‘2005-C22 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Master Servicer’’) will generally make advances and remit collections on the Hyatt Center Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Hyatt Center Loan, and to enforce the terms of the Hyatt Center Intercreditor Agreement and make certain advances with respect to the Hyatt Center Loan, subject to its non-recoverability determination to the extent the 2005-C22 Master Servicer fails to make any advance it would otherwise be required to under the 2005-C22 Pooling and Servicing Agreement. The servicing arrangements under the 2005-C22 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2005-C22 Master Servicer under the 2005-C22 Pooling and Servicing Agreement, and the special servicer under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Special Servicer’’) with respect to each of the mortgage loans serviced under the 2005-C22 Pooling and Servicing Agreement is CWCapital Asset Management LLC.

•	The trustee under the 2005-C22 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2005-C22 Trustee’’), who will be the mortgagee of record for the Hyatt Center Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2005-C22 Master Servicer, the 2005-C22 Special Servicer or the 2005-C22 Trustee or (b) except as described below, make servicing advances with respect to the Hyatt Center Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Hyatt Center Loan is dependent on its receipt of the corresponding information and collection from the 2005-C22 Master Servicer or the 2005-C22 Special Servicer.

•	Pursuant to the 2005-C22 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hyatt Center Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Hyatt Center Loan that the 2005-C22 Master Servicer is required but fails to make, unless the 2005-C22 Master Servicer or the Master Servicer, after receiving the necessary information from the 2005-C22 Master Servicer, has determined that such advance would not be recoverable from collections on the Hyatt Center Loan.

•	If the 2005-C22 Master Servicer determines that a servicing advance it made with respect to the Hyatt Center Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2005-C22 Master Servicer is responsible for any request made by the borrower under the Hyatt Center Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an "SNDA"), it being agreed pursuant to the terms of the 2005-C22 Pooling and Servicing Agreement, that the 2005-C22 Master Servicer shall not grant, but shall forward to the 2005-C22 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2005-C22 Master Servicer. Wachovia Bank, National Association, in its capacity as master servicer under the 2005-C22 Pooling and Servicing Agreement, is the 2005-C22 Master Servicer under the 2005-C22 Pooling and Servicing Agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The 2005-C22 Special Servicer. CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, with its primary special servicing office at 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, is the special servicer under the 2005-C22 Pooling and Servicing Agreement and is responsible for providing special servicing for the Hyatt Center Pari Passu Companion Loan. CWCAM or its affiliates are involved in real estate investment, finance and management. CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCAM acted as special servicer for approximately $29 billion of commercial real estate assets representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. No securitization transaction involving commercial mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction of CWCAM as special servicer, including as a result of CWCAM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The 2005-C22 Trustee. Wells Fargo Bank, N.A., in its capacity as trustee under the 2005-C22 Pooling and Servicing Agreement, is the 2005-C22 Trustee under the 2005-C22 Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Swap Counterparty Fee / Swap Counterparty	With respect to the Class A-4CPI Certificates, an amount equal to the amount distributable to the Class A-4CPI Regular Interest.	Out of amounts distributable to the Class A-4CPI Regular Interest.	Monthly
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO Accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The 2005-C22 Master Servicer and 2005-C22 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Hyatt Center Loan pursuant to the 2005-C22 Pooling and Servicing Agreement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1100% per annum, as described in this "—Compensation and Payment of Expenses’’ section.

(5)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.0005% per annum, as described in this Prospectus Supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0200% to 0.1100%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0236% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Hyatt Center Loan will be serviced by the 2005-C22 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0100% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and

Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the Hyatt Center Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Hyatt Center Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage

Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Hyatt Center Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the Hyatt Center Loan and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Hyatt Center Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii) any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi) any determination to allow a borrower not to maintain terrorism insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. American Capital Strategies, Ltd., or an affiliate, will be the initial Controlling Class Representative.

Pursuant to the Prime Outlets Pool Intercreditor Agreement, the Controlling Class Representative will generally share with the holders of the Prime Outlets Pool Pari Passu Companion Loans the rights given to the Controlling Class Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loans. In general, in the event the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Prime Outlets Pool Loan, the Controlling Class Representative will generally be required to confer with the holders of the Prime Outlets Pool Pari Passu Companion Loans regarding such advice or consent. In the event that the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loans disagree with respect to such advice, consent or action, the Prime Outlets Pool Intercreditor Agreement provides that the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loan will contract with a third party designated under the Prime Outlets Pool Intercreditor Agreement to resolve such disagreement and the decision of such third-party will be binding upon the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loan in accordance with the Prime Outlets Pool Intercreditor Agreement.

Pursuant to the 2005-C22 Pooling and Servicing Agreement and the Hyatt Center Intercreditor Agreement, with respect to the Hyatt Center Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Controlling Class Representative’’) the rights given to the 2005-C22 Controlling Class Representative under the 2005-C22 Pooling and Servicing Agreement to direct the 2005-C22 Master Servicer and/or 2005-C22 Special Servicer with respect to the servicing of the Hyatt Center Loan and the related Pari Passu Companion Loan. Cadim TACH inc. is the 2005-C22 Controlling Class Representative and is an affiliate of the 2005-C22 Special Servicer. In general, in the event that the 2005-C22 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Hyatt Center Loan, the 2005-C22 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2005-C22 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Hyatt Center Intercreditor Agreement and the 2005-C22 Pooling and Servicing Agreement provide that the 2005-C22 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Hyatt Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2005-C22 Controlling Class Representative and the Controlling Class Representative in accordance with the Hyatt Center Intercreditor Agreement.

In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreements’’ in this prospectus supplement.

Further, notwithstanding the foregoing, provided no Hohokam Towers Control Appraisal Period is in effect under the related Intercreditor Agreement, the holder of the Hohokam Towers Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Hohokam Towers Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Hohokam Towers Companion Loan will be entitled to such rights. The holder of the Hohokam Towers

Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Hohokam Towers Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and must not have objected in writing to, the following additional actions, in accordance with the Hohokam Towers Intercreditor Agreement: (A) any modification or waiver of a monetary term of the Hohokam Towers Whole Loan and any modification of, or waiver with respect to, the Hohokam Towers Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Hohokam Towers Whole Loan or a modification or waiver of any other monetary term of the Hohokam Towers Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Hohokam Towers Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in the borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the Hohokam Towers Whole Loan that would result in a discounted pay-off of the Hohokam Towers Whole Loan; (C) termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Hohokam Towers Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Hohokam Towers Whole Loan (other than pursuant to a purchase option contained in the Hohokam Towers Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Hohokam Towers Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Hohokam Towers Whole Loan; (G) any release of the borrower or any guarantor from liability with respect to the Hohokam Towers Whole Loan; (H) any determination (x) not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the Hohokam Towers Whole Loan; (I) any material changes to or waivers of any of the insurance requirements contained in the Mortgage; (J) any determination to apply insurance proceeds on the Mortgaged Property, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property, to the payment of the Hohokam Towers Whole Loan and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the mortgagee may give or withhold pursuant to the Mortgage; (K) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower; (L) approval of annual property budgets, if the holder of the Hohokam Towers Loan’s approval is required under the related Mortgage Loan documents; (M) approval of property manager, if the holder of the Hohokam Towers Loan’s approval is required under the Mortgage Loan document; and (N) any approval of a material lease, if the holder of the Hohokam Towers Loan’s approval is required under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, provided no 620 Avenue of the Americas Control Appraisal Period is in effect under the related Intercreditor Agreement, the holder of the 620 Avenue of the Americas Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 620 Avenue of the Americas Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the 620 Avenue of the Americas Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 620 Avenue of the Americas Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the 620 Avenue of the Americas Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the 620 Avenue of the Americas Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 620 Avenue of the Americas Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the 620 Avenue of the Americas Intercreditor Agreement: (A) any modification or waiver of a monetary term of the 620 Avenue of the Americas Whole Loan and any modification of, or waiver with respect to, the 620 Avenue of the Americas Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the 620 Avenue of the Americas Whole Loan or a modification or waiver of any other monetary term of the 620 Avenue of the Americas Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other sums other than de minimis sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the 620 Avenue of the Americas Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in the borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the 620 Avenue of the Americas Whole Loan that would result in a discounted pay-off of the 620 Avenue of the Americas Whole Loan; (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the 620 Avenue of the Americas Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the 620 Avenue of the Americas Whole Loan (other than pursuant to a purchase option contained in the 620 Avenue of the Americas Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 620 Avenue of the Americas Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 620 Avenue of the Americas Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the 620 Avenue of the Americas Whole Loan; (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the terms of the 620 Avenue of the Americas Intercreditor Agreement and (y) to provide to the holder of the 620 Avenue of the Americas Companion Loan copies of the weekly reconciliation required to be prepared thereunder; (I) any determination (x) not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the 620 Avenue of the Americas Whole Loan; (J) any material changes to or waivers of any of the insurance requirements; (K) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the mortgagee may give or withhold pursuant to the Mortgage; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents; (M) any determination to approve or disapprove the condominium documents or the offering plan or any modification of the condominium documents as to which the mortgagee’s consent is required or to abandon the condo conversion or materially modify the condominium plan approved by the lender in connection with the condo conversion; (N) any determination to approve (x) any easement or use agreement to be entered into pursuant to the Sherwood contract which is in a form different from that set forth in the Sherwood contract or (y) any matter as to which the mortgagee’s consent is required under the Mortgage; and (O) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Hyatt Center Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Hyatt Center Loan will be serviced under the 2005-C22 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See "—Servicing of the Hyatt Center Loan" above. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see "DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements

with Respect to Certain Subordinate Loans") (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class Are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to

Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Hyatt Center Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Hyatt Center Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; with respect to inspections prepared by the Special Servicer, the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Hyatt Center Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Floating Rate Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) certain rights under the Swap Contract.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-C and Class X-P Certificates (together, the ‘‘Class X Certificates’’ and, together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (collectively, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class X-C and Class X-P Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the Class A-4CPI Regular Interest will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-4CPI Regular Interest will not be offered by this prospectus supplement separately from the Class A-4CPI Certificates. The Depositor will transfer the Class A-4CPI Regular Interest to the Trust Fund in exchange for the Class A-4CPI Certificates. The Class A-4CPI Certificates are offered by this prospectus supplement. The Class A-4CPI Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-4CPI Regular Interest, the Floating Rate Account and the Swap Contract.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates—The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$105,862,000	2.503%
Class A-2 Certificates	$137,308,000	3.246%
Class A-3 Certificates	$62,705,000	1.482%
Class A-PB Certificates	$252,070,000	5.959%
Class A-4CPI Certificates	$100,000,000	2.364%
Class A-4 Certificates	$1,680,707,000	39.734%
Class A-1A Certificates	$622,245,000	14.711%
Class A-M Certificates	$422,985,000	10.000%
Class A-J Certificates	$274,941,000	6.500%
Class B Certificates	$37,011,000	0.875%
Class C Certificates	$52,873,000	1.250%
Class D Certificates	$37,011,000	0.875%
Class E Certificates	$31,724,000	0.750%
Class F Certificates	$42,299,000	1.000%
Non-Offered Certificates (other than the Class X Certificates)	$370,112,337	8.750%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest (and, correspondingly, the Class A-4CPI Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest (and, correspondingly, the Class A-4CPI Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date. The Certificate Balance of the Class A-4CPI Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-4CPI Regular Interest.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a ‘‘Notional Amount’’) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $4,229,853,337 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i) until the Distribution Date in September 2006, the sum of (a) the lesser of $99,765,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $621,462,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4CPI Regular Interest;

(ii) after the Distribution Date in September 2006, through and including the Distribution Date in March 2007, the sum of (a) the lesser of $88,126,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $620,469,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4CPI Regular Interest;

(iii) after the Distribution Date in March 2007, through and including the Distribution Date in September 2007, the sum of (a) the lesser of $20,513,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $609,026,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4CPI Regular Interest;

(iv) after the Distribution Date in September 2007, through and including the Distribution Date in March 2008, the sum of (a) the lesser of $80,371,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $595,953,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4CPI Regular Interest;

(v) after the Distribution Date in March 2008, through and including the Distribution Date in September 2008, the sum of (a) the lesser of $2,408,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $583,115,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4CPI Regular Interest;

(vi) after the Distribution Date in September 2008, through and including the Distribution Date in March 2009, the sum of (a) the lesser of $227,506,00 and the Certificate Balance of the Class A-PB

Certificates, (b) the lesser of $570,647,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $41,344,000 and the Certificate Balance of the Class K Certificates;

(vii) after the Distribution Date in March 2009, through and including the Distribution Date in September 2009, the sum of (a) the lesser of $152,717,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $558,078,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $1,717,000 and the Certificate Balance of the Class K Certificates;

(viii) after the Distribution Date in September 2009, through and including the Distribution Date in March 2010, the sum of (a) the lesser of $80,486,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $545,899,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $21,581,000 and the Certificate Balance of the Class J Certificates;

(ix) after the Distribution Date in March 2010, through and including the Distribution Date in September 2010, the sum of (a) the lesser of $1,679,049,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $533,684,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $37,615,000 and the Certificate Balance of the Class H Certificates;

(x) after the Distribution Date in September 2010, through and including the Distribution Date in March 2011, the sum of (a) the lesser of $1,536,518,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $512,364,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $2,298,000 and the Certificate Balance of the Class H Certificates;

(xi) after the Distribution Date in March 2011, through and including the Distribution Date in September 2011, the sum of (a) the lesser of $1,472,149,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $500,080,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $21,821,000 and the Certificate Balance of the Class G Certificates;

(xii) after the Distribution Date in September 2011, through and including the Distribution Date in March 2012, the sum of (a) the lesser of $1,410,523,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $485,968,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $31,978,000 and the Certificate Balance of the Class F Certificates;

(xiii) after the Distribution Date in March 2012, through and including the Distribution Date in September 2012, the sum of (a) the lesser of $1,345,270,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $474,494,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $1,081,000 and the Certificate Balance of the Class F Certificates;

(xiv) after the Distribution Date in September 2012, through and including the Distribution Date in March 2013, the sum of (a) the lesser of $1,250,523,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $458,919,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-4CPI Regular Interest, and (d) the lesser of $3,159,000 and the Certificate Balance of the Class E Certificates;

(xv) after the Distribution Date in March 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $4,069,641,000.

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4CPI, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any such increase in the Certificate Balance of the Class A-4CPI Regular Interest will result in a corresponding increase in the Certificate Balance of the Class A-4CPI Certificates. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates or the Class A-4CPI Regular Interest and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates and the Class A-4CPI Regular Interest. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-4CPI Regular Interest for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate on the Class A-4CPI Regular Interest for each Distribution Date is a per annum rate equal to   %, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

The Pass-Through Rate on the Class A-4CPI Certificates is a per annum rate equal to the CPI Index Rate plus             %; provided that interest payments on the Class A-4CPI Certificates will be reduced on each Distribution Date by an amount corresponding to the excess, if any, of (i) interest payments

calculated on the principal balance of the Class A-4CPI Certificates at   % per annum over (ii) interest payments calculated at a per annum rate equal to the applicable Weighted Average Net Mortgage Rate for the Distribution Date. In addition, under certain circumstances described under ‘‘DESCRIPTION OF THE SWAP CONTRACT—The Swap Contract’’ in this prospectus supplement, the Pass-Through Rate on the Class A-4CPI Certificates may convert to a per annum rate equal to the Pass-Through Rate on the Class A-4CPI Regular Interest.

The term "CPI Index Rate" means, with respect to the Class A-4CPI Certificates and each Interest Accrual Period for those Certificates, the rate equal to (a)(1) the Reference CPI for the third calendar month preceding the related Distribution Date, minus (2) the Reference CPI for the fifteenth calendar month preceding the related Distribution Date, divided (b) by the Reference CPI for the fifteenth calendar month preceding the related Distribution Date.

The term "Reference CPI" means, with respect to the Class A-4CPI Certificates and each Interest Accrual Period for those Certificates, the U.S. City Average Consumer Price Index for All Urban Consumers, not subject to revisions or seasonal adjustments, as published monthly by the Bureau of Labor Statistics (BLS) and available on Bloomberg CPURNSA or any successor service. If the Reference CPI is not published, or is subsequently revised, amended or replaced, the applicable substitute index will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997).

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately   % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date); provided that if, on the Distribution Date in February 2016, the Class A-4CPI Certificates remain outstanding and the Swap Contract is in effect, the Pass-Through Rate applicable to the Class X-C Certificates shall be reduced by an amount up to 0.10% (the ‘‘Class X-C Pass-Through Rate Reduction Percentage’’) for each subsequent Distribution Date until such time as (i) the Class A-4CPI Certificates are no longer outstanding or (ii) the Pass-Through Rate applicable to the Class A-4CPI Certificates converts to a fixed rate. Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest. In general, the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest.

For each Distribution Date after the Distribution Date in March 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately   % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in March 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates and the Class A-4CPI Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates or Class A-4CPI Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates and the Class A-4CPI Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and the Class A-4CPI Regular Interest and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs. The ‘‘Interest Accrual Period’’ with respect to the Class A-4CPI Certificates will be the period from and including the 11th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the 11th day of the month in which the related Distribution Date occurs, calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if the Pass-Through Rate on the Class A-4CPI Certificates converts to a fixed rate, such accrual period shall be on the same basis as the Class A-4CPI Regular Interest. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 12 Mortgage Loans (loan numbers 53, 74, 78, 81, 89, 94, 108, 115, 129, 134, 187 and 201), representing 2.8% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Distributions

General. Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in April 2006.

The amount allocated to the Class A-4CPI Regular Interest on each Distribution Date will be deposited into the Floating Rate Account, less the portion of such amount, if any, due to the Swap Counterparty under the Swap Contract with respect to such related Distribution Date. In addition, amounts payable to the Trust Fund by the Swap Counterparty under the Swap Contract with respect to the related Distribution Date will be deposited into the Floating Rate Account. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-4CPI, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-4CPI Regular Interest (and, therefore, to the Class A-4CPI Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer (without regard to any payments made to or received by the Swap Counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii) any Prepayment Premiums and Yield Maintenance Charges;

(iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv) any amounts deposited in the Certificate Account in error;

(v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

(b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan) and all P&I Advances made by the 2005-C22 Master Servicer with respect to such Distribution Date and the Hyatt Center Loan;

(c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

The aggregate amount available for distributions to the holders of the Class A-CPI Certificates on each Distribution Date (the ‘‘Class A-4CPI Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4CPI Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such related Distribution Date. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest)

in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account. The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account. The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account. The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest.

Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account. The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Account. On or before the Closing Date, the Trustee will establish and maintain a ‘‘Floating Rate Account’’ in trust for the benefit of the holders of the Class A-4CPI Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4CPI Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB

Certificates and Class A-4 Certificates and the Class A-4CPI Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A

Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates and the Class A-4CPI Regular Interest, pro rata, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates and the Class A-4CPI Regular Interest) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates and the Class A-4CPI Regular Interest have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates and the Class A-4CPI Regular Interest have been made on such Distribution Date;

(9)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4CPI Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates or the Class A-4CPI Regular Interest and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the

Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates with an earlier priority of distribution and Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class D

Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class H

Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class M

Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class Q

Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(61)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(62)	after all Classes of Certificates with an earlier priority of distribution and the Class A-4CPI Regular Interest have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-4CPI Regular Interest with an earlier priority of distribution on such Distribution Date;

(63)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(64)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (63) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates and the Class A-4CPI Regular Interest will be so made to the holders of the respective Classes of such Certificates or Regular Interest, as applicable, which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributions on theClass A-4CPI Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-4CPI Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-4CPI Available Funds, in the following order of priority:

First, to the holders of the Class A-4CPI Certificates, in respect of interest, up to an amount equal to the Class A-4CPI Interest Distribution Amount;

Second, to the holders of the Class A-4CPI Certificates, in respect of principal, up to an amount equal to the Class A-4CPI Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero;

Third, to the holders of the Class A-4CPI Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-4CPI Certificates (as a result of the allocation of the Realized Losses and Additional Trust Fund Expenses to the Class A-4CPI Regular Interest) but not previously reimbursed, have been reimbursed in full;

Fourth, to pay any termination payments, if any, to the Swap Counterparty; and

Fifth, any remaining amount to the holders of the Class A-4CPI Certificates.

Distributable Certificate Interest. The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI

Regular Interest for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates or the Class A-4CPI Regular Interest, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Prime Outlets Pool Whole Loan, which shall be allocated, pro rata, among the Prime Outlets Pool Pari Passu Companion Loans and the Prime Outlets Pool Loan, with any Prepayment Interest Shortfall allocated to the Prime Outlets Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Further, a Prepayment Interest Shortfall with respect to the Hyatt Center Whole Loan, which shall be allocated, pro rata, between the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan with any Prepayment Interest Shortfall allocated to the Hyatt Center Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount. So long as the Class A-4CPI Regular Interest, the Class A-4 and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of the Class A-4CPI Regular Interest and the Class A-4 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the

Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee or the 2005-C22 Master Servicer, as applicable:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2005-C22 Master Servicer, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance. The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates and the Class A-4CPI Regular Interest have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties. Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates (excluding the Class A-4CPI Certificates), the Class A-4CPI Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates (excluding the Class A-4CPI Certificates), the Class A-4CPI Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates (other than the Class A-4CPI Certificates) or the Class A-4CPI Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in March 2013, 27% to the holders of the Class X-P Certificates and 73% to the holders of the Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect and there is no continuing payment default under the Swap Contract, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-4CPI Regular Interest will be payable to the Swap Counterparty, and on any Distribution Date on which the Swap Contract is not in effect or a continuing payment default by the Swap Counterparty exists, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Swap Contract will be distributable to the holders of the Class A-4CPI Certificates. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class X-C Certificates and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates), (b) to the holders of the Class E Certificates by means of the subordination of the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (f) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (g) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates) and (h) to the holders of the Class A Certificates (other than the Class A-4CPI Certificates), the Class A-4CPI Regular Interest (and therefore the Class A-4CPI Certificates) and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available

Distribution Amount’’ above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates and the Class A-4CPI Regular Interest will receive pro rata principal payments only after the Certificate Balance of each of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates or the Class A-4CPI Regular Interest.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates and the Class A-4CPI Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Prime Outlets Pool Whole Loan will be allocated in accordance with the Prime Outlets Pool Intercreditor Agreement pro rata to the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loans. Any losses and expenses with respect to the Hyatt Center Whole Loan will be allocated in accordance with the Hyatt Center Intercreditor Agreement pro rata to the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund expenses shall not include costs or fees incurred with respect to the Swap Contract, which shall not be payable by the Trust Fund or from the Floating Rate Account. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the Hyatt Center Loan, as provided below, but including the Prime Outlets Pool Pari Passu Companion Loans that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to a Prime Outlets Pool Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan (except, with respect to the Master Servicer, the Prime Outlets Pool Pari Passu Companion Loans when they are included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, except any P&I Advance with respect to a Prime Outlets Pool Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer. In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Hyatt Center Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2005-C22 Master Servicer in accordance with the 2005-C22 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Hyatt Center Loan may be reduced by an appraisal reduction amount as calculated under the 2005-C22 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2005-C22 Master Servicer fails to make a required principal and interest advance on the Hyatt Center Loan pursuant to the 2005-C22 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Hyatt Center Loan), the Master Servicer will be required to make the P&I Advance on the Hyatt Center Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2005-C22 Master Servicer. If any principal and interest advances are made with respect to the Hyatt Center Loan under the 2005-C22 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C22 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2005-C22 Master Servicer has made a principal and interest advance on the Hyatt Center Loan that it or the 2005-C22 Special Servicer subsequently determines is not recoverable from expected collections on the Hyatt Center Loan, from general collections on all Mortgage Loans in the Trust.

Neither the Master Servicer, the Special Servicer nor the Trustee will be required to advance any amounts to be paid by the Swap Counterparty for a distribution to the Class A-4CPI Certificates or be liable for any breakage, termination or other costs owed by the Trust Fund to the Swap Counterparty.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the

Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

With respect to any recovery of any P&I Advance made by the Master Servicer on a Prime Outlets Pool Pari Passu Companion Loan, the Master Servicer may recover such amounts and any interest thereon from the holder of such Prime Outlets Pool Pari Passu Companion Loan and at no time from the Trust Fund. In addition, with respect to any nonrecoverable servicing advances made on any Pari Passu Loan and related Pari Passu Companion Loans, the Master Servicer and the Trustee may recover such amounts pro rata from the trust and the related holders of the Pari Passu Companion Loans; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Trustee, the advancing party may collect the full amount thereof from the related holders of the Pari Passu Companion Loans.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Hyatt Center Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loans) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loans) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loans) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loans) will immediately become a Required Appraisal Loan) or (7) any Mortgage

Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Hyatt Center Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to the Hyatt Center Loan, the appraisal reduction amount will be calculated under the 2005-C22 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘SERVICING OF THE MORTGAGE LOANS —Servicing of the Hyatt Center Loan’’ in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities (except with respect to the Class A-4CPI Regular Interest and the Class A-4 Certificates to which such Appraisal Reduction Amounts will be allocated pro rata).

Reports to Certificateholders; Available Information

Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a) A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-4CPI Certificates in reduction of the Certificate Balance thereof;

(ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-4CPI Certificates allocable to Distributable Certificate Interest, the applicable Interest Distribution Amount, and, with respect to the Class A-4CPI Certificates, notification that the amount of interest being distributed with respect to the Class A-4CPI Regular Interest being paid as a result of a Swap Default;

(iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and Class A-4CPI Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-4CPI Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v) the Available Distribution Amount and the Class A-4CPI Available Funds;

(vi) (a) the aggregate amount of P&I Advances (including any such advances made on the Hyatt Center Loan as required by the 2005-C22 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x) the number of mortgage loans, the percent of the aggregate Stated Principal Balance and the aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee) of Mortgage Loans in each Mortgaged Property type (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

(xi) as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-4CPI Regular Interest for such Distribution Date;

(xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-4CPI Certificates after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates and the Class A-4CPI Regular Interest for such Distribution Date;

(xvii) the Principal Distribution Amount;

(xviii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates (other than the Class A-4CPI Certificates) and the Class A-4CPI Regular Interest on such Distribution Date;

(xxi) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) and the Class A-4CPI Regular Interest and the Notional Amount of the Class X-C Certificates and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii) the aggregate amount of interest on P&I Advances (including any such advances made on the Hyatt Center Loan under the 2005-C22 Pooling and Servicing Agreement) paid to the Master Servicer or the Trustee (or the 2005-C22 Master Servicer, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii) the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii) the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix) the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates and the Class A-4CPI Certificates;

(xxx) the original and thereafter, the current ratings for each Class of REMIC Regular Certificates and the Class A-4CPI Certificates;

(xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool during the related Collection Period;

(xxxii) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date;

(xxxiii) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation;

(xxxiv) the CPI Index Rate as calculated for the related Distribution Date and the next succeeding Distribution Date;

(xxxv) the amounts received and paid in respect of the Swap Contract;

(xxxvi) identification of any payment default under the Swap Contract as of 11:00 AM Eastern time on the Distribution Date and identification of any Rating Agency Trigger Event or other Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(xxxvii) the amount of any (a) payment by the Swap Counterparty as a termination payment, (b) payments in connection with the acquisition of a replacement interest rate swap contract and (c) collateral posted in connection with any Rating Agency Trigger Event; and

(xxxviii) the amount of, and identification of, any payments on the Class A-4CPI Certificates in addition to the amount of principal and interest due thereon (including, without limitation, any termination payment received in connection with the Swap Contract).

(b) A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c) A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d) A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the

Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a) CMSA Delinquent Loan Status Report;

(b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c) CMSA Historical Liquidation Report;

(d) CMSA REO Status Report;

(e) CMSA Servicer Watch List/Portfolio Review Guidelines;

(f) CMSA Operating Statement Analysis Report;

(g) CMSA NOI Adjustment Worksheet;

(h) CMSA Comparative Financial Status Report;

(i) CMSA Loan Level Reserve/LOC Report; and

(j) CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 301-815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants.

Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at ‘‘www.ctslink.com’’, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 15, 2010
Class A-2	February 15, 2011
Class A-3	January 15, 2013
Class A-PB	August 15, 2015
Class A-4CPI	January 15, 2016
Class A-4	January 15, 2016
Class A-1A	January 15, 2016
Class A-M	January 15, 2016
Class A-J	February 15, 2016
Class B	February 15, 2016
Class C	February 15, 2016
Class D	February 15, 2016
Class E	February 15, 2016
Class F	February 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in January 2045 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Trustee or the Swap Counterparty. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-4CPI Regular Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-4CPI Regular Interest remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Hyatt Center Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2005-C22 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. ("Wells Fargo Bank") is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses;

provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, Wells Fargo Bank was acting as trustee on more than 325 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $200 billion.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-4CPI Regular Interest to the Trust Fund in exchange for the Class A-4CPI Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-4CPI Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract related to the Class A-4CPI Regular Interest (the ‘‘Swap Contract’’), with Wachovia Bank, National Association (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date in January 2045 (the same date as the Rated Final Distribution Date of the Class A-4CPI Certificates) or earlier if the Certificate Balance of the Class A-4CPI Regular Interest is reduced to zero prior to such date. The Trustee will make available to the Swap Counterparty the Distribution Date Statement, which statement will include the CPI Index Rate applicable to the related Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-4CPI Regular Interest), as well as any Yield Maintenance Charges payable to the Swap Counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) with regard to the Floating Rate Account, to distribute to the holders of the Class A-4CPI Certificates the Class A-4CPI Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the Swap Counterparty under the Swap Contract in accordance with the Pooling and Servicing Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

For purposes hereof, ‘‘Class A-4CPI Available Funds’’ will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4CPI Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

The ‘‘Class Interest Distribution Amount’’ means, with respect to any Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-4CPI Regular Interest for such Distribution Date and (ii) the amount required to be paid to the Trust Fund by the Swap Counterparty under the Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the Trust Fund under the Swap Contract. The ‘‘Class A-4CPI Principal Distribution Amount’’ means, with respect to any Distribution Date, the amount of principal allocated to the Class A-4CPI Regular Interest as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect and there is no continuing payment default by the Swap Counterparty, (a) on each Distribution Date, commencing in April 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-4CPI Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-4CPI Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-4CPI Certificates and (b) on the Business Day prior to each Distribution Date, commencing in April 2006, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-4CPI Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-4CPI Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-4CPI Certificates.

Such payments will be made on a net basis. In addition, the Swap Contract and the Pooling and Servicing Agreement will each provide that if, on the Distribution Date in March 2013, the Class A-4CPI Certificates remain outstanding and the Swap Contract is in effect, then on each subsequent Distribution Date until such time as the Class A-4CPI Certificates are no longer outstanding or the Class A-4CPI Certificates convert to a fixed rate, the Trustee will pay or cause to be paid to the Swap Counterparty an amount up to the amount equal to the product of (x) the Class X-C Pass-Through Rate Reduction Percentage and (y) the then-Notional Amount of the Class X-C Certificates (the ‘‘Additional Swap Contract Payments’’).

On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-4CPI Regular Interest are insufficient to pay all amounts (other than any Additional Swap Contract Payments) due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the Trust Fund under the Swap Contract will be reduced by the amount of such shortfall, and holders of the Class A-4CPI Certificates will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least equal to the required ratings levels set forth in the Swap Contract (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the Swap Contract or an early termination date is designated under the Swap Contract with respect to which the Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms (each such event, a ‘‘Swap Default’’), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), subject to the Trustee’s determination that the costs of such actions will be reimbursed, unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-4CPI Certificates to enforce the rights of the Trust Fund under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination payments, if any, received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4CPI Certificates. To the extent not otherwise set forth in the Pooling and Servicing Agreement, any termination payment payable by the Trust Fund to the Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the Floating Rate Account in accordance with the Pooling and Serving Agreement.

The Swap Contract provides the Swap Counterparty with the ability to terminate the Swap Contract upon various events of default and termination events specified in the Swap Contract, including any failure by the Trustee to perform or comply with any provisions under the Pooling and Servicing Agreement (beyond any applicable grace periods therein).

Any conversion to distributions equal to distributions on the Class A-4CPI Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25%, by Certificate Balance, of the Class A-4CPI Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of such Class of Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-4CPI Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-4CPI Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-4CPI Certificates if notice of the resulting change in payment terms of the Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-4CPI Regular Interest for such Distribution Date is actually received by the Trustee.

Regulation AB under the Securities Act requires the disclosure of the "significance percentage" represented by the Swap Contract. The sponsor (in this case, the Depositor) estimates that the significance percentage of the Swap Contract as of the date of this prospectus supplement will be less than 10%. Pursuant to the Swap Contract, the Swap Counterparty has agreed with the Trust Fund that, for so long as the Swap Contract is outstanding, if at any time the significance percentage is equal to or greater than 10% it will either (x) provide to the Trust Fund financial information required in accordance with Item 1115(b) of Regulation AB, (y) transfer all of its rights and obligations under the Swap Contract to a replacement swap counterparty reasonably acceptable to the Depositor that can provide the related financial information required in accordance with Item 1115(b) of Regulation AB or (z) provide to the Trust Fund collateral to secure its obligations under the Swap Contract in accordance with the terms of the Swap Contract in an amount sufficient so that the significance percentage represented by the Swap Contract will be less than 10%.

The Swap Counterparty

Wachovia Bank, National Association (the ‘‘Bank’’) is the Swap Counterparty under the Swap Contract. The Bank is also one of the Mortgage Loan Sellers, the Master Servicer, the 2005-C22 Master Servicer, a Sponsor, is an affiliate of Wachovia Commercial Mortgage Securities, Inc., which is the Depositor, and is an affiliate of Wachovia Capital Markets, LLC, which is an Underwriter.

The Bank is a subsidiary of Wachovia Corporation, whose principal office is located in Charlotte, North Carolina. Wachovia Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005.

The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, the Bank had total deposits of approximately $320 billion and equity capital of approximately $48 billion.

The Bank submits quarterly to the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) a ‘‘Consolidated Report of Condition and Income for a Bank With Domestic and Foreign Offices’’ (each, a ‘‘Call Report’’, and collectively, the ‘‘Call Reports’’). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, D.C. 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC’s web site at www.fdic.gov.

Wachovia Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. Such documents can be read and copied at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC’s web site at www.sec.gov. Reports, documents and other information about Wachovia Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of the Bank since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

THE SWAP CONTRACT IS AN OBLIGATION OF THE BANK AND IS NOT AN OBLIGATION OF WACHOVIA CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY WACHOVIA CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP CONTRACT.

As of the date of this prospectus supplement, the long-term senior unsecured debt of the Bank is rated ‘‘AA−’’, ‘‘Aa2’’ and ‘‘AA−" by S&P, Moody’s and Fitch, respectively. The ratings reflect the respective Rating Agency’s current assessment of the creditworthiness of the Bank and may be subject to revision or withdrawal at any time by the Rating Agencies.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class. In addition, the yield to investors in the Class A-4CPI Certificates will be highly sensitive to changes in the CPI Index Rate such that decreasing levels of the CPI Index Rate will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘RISK FACTORS—The Offered Certificates—Sensitivity to Floating Rate Indices and Yield Considerations’’ and ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

Because interest payments on each of the Class A-4CPI Certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-4CPI Certificates under such circumstances may not be as high as that offered by other CPI Index-based investments that are not subject to such interest rate restrictions.

Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, pro rata, to the Class A-4CPI Regular Interest and Class A-4 Certificates until each of the Certificate Balances thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4CPI Regular Interest and Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, and then the Non-Offered Certificates (other than the Class X Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2005-C22 Master Servicer or the 2005-C22 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB

Certificates, Class A-4CPI Certificates, Class A-4 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis. In addition, although losses will not be directly allocated to the Class A-4CPI Certificates, losses allocated to the Class A-4CPI Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4CPI Certificates.

Pass-Through Rate. The yield on the Class A-4CPI Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

For so long as the Swap Contract relating to the Class A-4CPI Certificates is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, the Pass-Through Rate on the Class A-4CPI Certificates will be based on the CPI Index Rate, and therefore the yield on the Class A-4CPI will be highly sensitive to changes in the CPI Index Rate. If you purchase a Class A-4CPI Certificate, you should consider the risk that lower than anticipated levels of the CPI Index Rate could result in actual yields that are lower than you anticipate. See also ‘‘RISK FACTORS—The Offered Certificates—Sensitivity to Floating Rate Indices and Yield Considerations’’ in this prospectus supplement.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout

Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates (other than the Class A-4CPI Certificates, if such Certificates have not converted to a fixed rate) will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-4CPI Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates or the Class A-4CPI Regular Interest, the shortfall will be distributable to holders of such Class of Certificates or Class A-4CPI Regular Interest, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-4CPI Regular Interest, will be distributed to the holders of the Class A-4CPI Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-1A Certificates,

Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4CPI Regular Interest and Class A-4 Certificates, pro rata, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4CPI Regular Interest and Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero. A reduction in the Certificate Balance of the Class A-4CPI Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4CPI Certificates Certificates.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4CPI Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 2006, (xiv) the Closing Date for the sale of the Offered Certificates is March 7, 2006, (xv) the Swap Contract is not subject to a Swap Default (xvi) with respect to 1 Mortgage Loan (loan number 18), representing 1.0% of the Cut-Off Date Pool Balance, the analysis assumes sums freely prepayable ($4,300,000) or subject to yield maintenance ($7,871,250) beginning February 11, 2007, are used to reduce the outstanding principal balance, and (xvii) with respect to 1 Mortgage Loan (loan number 134), representing 0.2% of the Cut-Off Date Pool Balance, funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

The tables set forth below (except for the last table which is labeled ‘‘Discount Margins for the Class A-4CPI Certificates’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. The last table, which is labeled ‘‘Discount Margins for the Class A-4CPI Certificates’’ shows the discount margins for the Class A-4CPI Certificates. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	85	85	85	85	81
03/15/08	68	67	66	65	64
03/15/09	44	42	39	37	24
03/15/10	16	9	4	0	0
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.69	2.59	2.52	2.46	2.35

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	99	97
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.82	4.79	4.75	4.71	4.57

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	94	90	87	75
03/15/12	100	89	83	78	75
03/15/13	0	0	0	0	0
Weighted Average Life (in years)	6.82	6.62	6.49	6.39	6.12

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	98	98	98	98	98
03/15/12	82	82	82	82	82
03/15/13	63	60	58	57	57
03/15/14	43	39	38	37	37
03/15/15	7	0	0	0	0
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.55	7.44	7.41	7.39	7.35

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	99	98	94
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.76	9.74	9.72	9.69	9.51

Percentages of the Closing Date Certificate Balance of the Class A-4CPI Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	99	98	94
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.76	9.74	9.72	9.69	9.51

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	99	99	99	99	99
03/15/09	99	99	99	99	99
03/15/10	98	98	98	98	98
03/15/11	95	95	95	95	95
03/15/12	93	93	93	93	93
03/15/13	91	91	91	91	91
03/15/14	90	90	90	90	90
03/15/15	88	88	88	88	88
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.31	9.30	9.29	9.28	9.13

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.86	9.86	9.86	9.69

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.87	9.86	9.86	9.69

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.91	9.86	9.72

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.86	9.77

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.93	9.77

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.77

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.77

The discount margins set forth in the table below represent the increment over the CPI Index Rate that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-4CPI Certificates would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-4CPI Certificates. The table below assumes that the Class A-4CPI Certificates are purchased without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

Discount Margins for the Class A-4CPI Certificates

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
Price (32nds)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 Certificates and the Class A-4CPI Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-4CPI and Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans, the Swap Contract, the Class A-4CPI Regular Interest and the Floating Rate Account. Upon the issuance of the Offered Certificates and the Class A-4CPI Regular Interest, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2005-C22 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (other than the Class A-4CPI Certificates and, in the case of the Class X-C Certificates, prior to reduction for the Class X-C Pass-Through Rate Reduction Percentage) and the Class A-4CPI Regular Interest will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. The grantor trust will also hold the Class A-4CPI Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-4CPI Certificates will represent undivided beneficial interests in the related portions of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class [  ] Certificates and the Class A-4CPI Regular Interest will be treated as having been issued at a [premium], and that the Class [  ] Certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 17.0% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations. In addition, the foregoing sentence shall not apply to the extent of a Class A-4CPI Certificateholder’s basis allocable to the Swap Contract.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general. Any Prepayment Premium or Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-4CPI Regular Interest will be treated as received by the holders of the Class A-4CPI Certificates and paid as a periodic payment by the holders of the Class A-4CPI Certificates under the Swap Contract. See ‘‘—Taxation of the Swap Contract’’ below.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

Taxation of the Swap Contract

Each holder of a Class A-4CPI Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-4CPI Certificates must allocate the price they pay for their Certificates between their interest in the Class A-4CPI Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-4CPI Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-4CPI Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-4CPI Regular Interest. If the Swap Contract is ‘‘on market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-4CPI Certificates and the Class A-4CPI Regular Interest, it is anticipated that the Class A-4CPI Regular Interest will be deemed to have been issued at a [premium] and that a Swap Premium will be deemed to have been paid to the holders of the Class A-4CPI Certificates. The holder of a Class A-4CPI Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-4CPI Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

Regulations promulgated by the Treasury Department treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury Department regulations.

Under Treasury Department regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-4CPI Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-4CPI Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury Department regulations. A holder of a Class A-4CPI Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-4CPI Certificates, representing a beneficial ownership in the Class A-4CPI Regular Interest and in the Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-4CPI Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4CPI Certificate the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. (‘‘Nomura Securities’’), PTE 93-31 to Banc of America Securities LLC ("Banc of America Securities"), Final Authorization Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. (‘‘Deutsche Securities’’), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman Sachs’’) and PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. (‘‘JPMorgan Securities’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Nomura Securities, (c) Banc of America Securities, (d) Deutsche Securities, (e) Goldman Sachs, (f) JPMorgan Securities, (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Nomura Securities, Banc of America Securities, Deutsche Securities, Goldman Sachs or JPMorgan Securities and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities, Nomura Securities, Banc of America Securities, Deutsche Securities, Goldman Sachs and JPMorgan Securities or a person described in (g) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors

Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Swap Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

Further, the Exemptions impose additional requirements for purchases by Plans of classes of Certificates subject to a swap contract, such as the Class A-4CPI Certificates, which benefit from the Swap Contract;

(a) The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2002-41);

(b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemptions will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

(c) The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-4CPI Certificates must make its own determination that all of the additional requirements of the Exemptions are satisfied as of the date of such purchase and during the time that the Plan holds the Certificates.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in certain borrowers with respect to certain of the Mortgage Loans. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemptions) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Offered Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Swap Counterparty and the Master Servicer. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., which is one of the Mortgage Loan Sellers and a Sponsor.

 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4CPI	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

A rating on the Class A-4CPI Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. Additionally, the ratings of the Class A-4CPI Certificates do not address any costs associated with the floating rate swap. With respect to the Class A-4CPI Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-4CPI Regular Interest and are not rating the receipt of interest accrued at the CPI Index Rate plus       % per annum. S&P’s ratings do not address any shortfalls or delays in payment that investors in the Class A-4CPI Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-4CPI Certificates from a rate based on the CPI Index Rate to a fixed rate.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2005-C22 Controlling Class Representative	S-174
2005-C22 Master Servicer	S-163
2005-C22 Pooling and Servicing Agreement	S-163
2005-C22 Special Servicer	S-163
2005-C22 Transaction	S-112
2005-C22 Trust Fund	S-112
2005-C22 Trustee	S-163
30/360 basis	S-46, S-103
30/360 Mortgage Loans	S-103
620 Avenue of the Americas Companion Loan	S-112
620 Avenue of the Americas Control Appraisal Period	S-114
620 Avenue of the Americas Intercreditor Agreement	S-112
620 Avenue of the Americas Loan	S-111
620 Avenue of the Americas Special Event of Default	S-115
620 Avenue of the Americas Whole Loan	S-112
Accrued Certificate Interest	S-199
actual/360 basis	S-46
Actual/360 basis	S-103
Additional Interest Account	S-191
Additional Interest	S-104
Additional Swap Contract Payments	S-222
Additional Trust Fund Expenses	S-205
Administrative Cost Rate	S-126
Advance	S-208
Anticipated Repayment Date	S-104
ARD Loans	S-104
Artesia Mortgage Loans	S-146
Artesia	S-103, S-141, S-146
Assumed Final Distribution Date	S-216
Available Distribution Amount	S-190
Balloon Loans	S-104
Balloon Payment	S-104
Banc of America Securities	S-240
Bank	S-223
Breach	S-153
Call Report	S-223
Call Reports	S-223
Capital Imp. Reserve	S-127
Caplease Companion Loan	S-111
Caplease Intercreditor Agreement	S-113
Caplease Loans	S-111
Caplease Whole Loan	S-112
Caplease	S-112
Certificate Account	S-191
Certificate Balance	S-183
Certificate Deferred Interest	S-185
Certificateholders	S-189
Certificates	S-181
Class A Certificates	S-181
Class A-4CPI Available Funds	S-190, S-221
Class A-4CPI Principal Distribution Amount	S-221
Class A-PB Planned Principal Balance	S-200
Class Interest Distribution Amount	S-221
Class X Certificates	S-181
Class X-C Components	S-186
Class X-C Pass-Through Rate Reduction Percentage	S-186
Class X-C Strip Rate	S-186
Class X-P Components	S-187
Class X-P Strip Rate	S-187
Class	S-181
CMBS	S-158
CMSA Bond File	S-213
CMSA Collateral Summary File	S-213
CMSA Loan Periodic Update File	S-213
CMSA Property File	S-213
CMSA Reconciliation of Funds Report	S-213
CMSA	S-214
Co-Lender Loans	S-111
Code	S-148
Collection Period	S-189
Companion Loans	S-112
Compensating Interest Payment	S-170
Controlling Class Representative	S-160
Controlling Class	S-161
Core Material Documents	S-148
Corrected Mortgage Loan	S-162
CPI Index Rate	S-186
Crossed Group	S-153
Crossed Loan	S-153

Custodian	S-147
Cut-Off Date Balance	S-101
Cut-Off Date Group 1 Balance	S-101
Cut-Off Date Group 2 Balance	S-101
Cut-Off Date Group Balances	S-101
Cut-Off Date LTV Ratio	S-125
Cut-Off Date LTV	S-125
Cut-Off Date Pool Balance	S-101
Cut-Off Date	S-101
CWCAM	S-164
DEA/ATF Building Loan	S-111
Defaulted Lease Claim	S-112
Defaulted Mortgage Loan	S-177
Defeasance Collateral	S-105
Defeasance	S-127
Defect	S-153
Depositor	S-130
Determination Date	S-189
Determination Party	S-153
Deutsche Securities	S-240
Discount Rate	S-202
Distributable Certificate Interest	S-198
Distribution Account	S-191
Distribution Date Statement	S-211
Distribution Date	S-189
DSC Ratio	S-124
DSCR	S-124
DTC	S-182
Due Date	S-103
ERISA	S-240
Excess Cash Flow	S-104
Excluded Plan	S-242
Exemption	S-240
Exemptions	S-240
FDIC	S-223
Final Recovery Determination	S-212
Fitch	S-241
Floating Rate Account	S-191
Form 8-K	S-154
FSMA	S-3
Gain-on-Sale Reserve Account	S-191
Goldman Sachs	S-240
Hohokam Towers Companion Loan	S-112
Hohokam Towers Control Appraisal Amount	S-118
Hohokam Towers Control Appraisal Period	S-118
Hohokam Towers Intercreditor Agreement	S-112
Hohokam Towers Loan	S-111
Hohokam Towers Special Event of Default	S-119
Hohokam Towers Whole Loan	S-112
Hyatt Center Intercreditor Agreement	S-112
Hyatt Center Loan	S-111
Hyatt Center Pari Passu Companion Loan	S-111
Hyatt Center Whole Loan	S-111
Intercreditor Agreement	S-113
Intercreditor Agreements	S-113
Interest Accrual Period	S-188
Interest Reserve Account	S-191
Interest Reserve Amount	S-191
Interest Reserve Loans	S-191
IRS	S-238
JPMorgan Securities	S-240
Liquidation Fee	S-169
LNR Partners	S-158
LNR	S-158
Loan Group 1 Principal Distribution Amount	S-199
Loan Group 1	S-101
Loan Group 2 Principal Distribution Amount	S-199
Loan Group 2	S-101
Loan Groups	S-101
Loan Pair	S-155
Loan per Sq. Ft., Unit, Pad or Room	S-126
Lockout Period	S-127
Lockout	S-127
LTV at ARD or Maturity	S-126
Majority Subordinate Certificateholder	S-217
Master Servicer	S-156
Master Servicing Fee Rate	S-169
Master Servicing Fee	S-169
Maturity Date LTV Ratio	S-126
Moody’s	S-241
Mortgage File	S-147
Mortgage Loan Purchase Agreement	S-146
Mortgage Loan Purchase Agreements	S-146
Mortgage Loans	S-101
Mortgage Note	S-101
Mortgage Pool	S-101
Mortgage Rate	S-103
Mortgage	S-101

Mortgaged Property	S-101
NA	S-127
NAV	S-127
Net Aggregate Prepayment Interest Shortfall	S-199
Net Cash Flow	S-124
Net Mortgage Rate	S-188
Nomura Mortgage Loans	S-146
Nomura Securities	S-240
Nomura	S-103, S-135, S-146
Non-Offered Certificates	S-181
Nonrecoverable P&I Advance	S-207
Notional Amount	S-183
NRSRO	S-241
Occupancy Percentage	S-127
Offered Certificates	S-181
OID Regulations	S-238
Open Period	S-127
Option Price	S-178
Original Term to Maturity	S-127
P&I Advance	S-206
Pari Passu Companion Loans	S-112
Pari Passu Loans	S-112
Periodic Payments	S-103
Plan	S-240
Pooling and Servicing Agreement	S-181
Prepayment Interest Excess	S-170
Prepayment Interest Shortfall	S-170
Prepayment Premiums	S-202
Primary Collateral	S-154
Prime Outlets Pool Intercreditor Agreement	S-112
Prime Outlets Pool Loan	S-111
Prime Outlets Pool Pari Passu Companion Loan	S-111
Prime Outlets Pool Whole Loan	S-111
Principal Distribution Amount	S-199
Privileged Person	S-215
Prospectus Directive	S-2
PTE	S-240
Purchase Option	S-178
Purchase Price	S-148
Qualified Appraiser	S-210
Qualified Substitute Mortgage Loan	S-149
Rated Final Distribution Date	S-217
Rating Agencies	S-244
Rating Agency Trigger Event	S-222
Realized Losses	S-205
Reference CPI	S-186
Reimbursement Rate	S-208
REIT	S-238
Related Proceeds	S-207
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-126
Remaining Term to Maturity	S-126
REMIC Administrator	S-219
REMIC I	S-34, S-237
REMIC II	S-34, S-237
REMIC Regular Certificates	S-181
REMIC Regulations	S-237
REMIC Residual Certificates	S-181
REMIC	S-34
Rental Property	S-124
REO Extension	S-178
REO Loan	S-201
REO Property	S-162
Replacement Reserve	S-127
Required Appraisal Date	S-209
Required Appraisal Loan	S-210
S&P	S-240
Scenario	S-230
Scheduled Payment	S-201
SEC	cover, S-213
Securities Act	S-181
Sequential Pay Certificates	S-181
Servicing Fees	S-169
Servicing Standard	S-155
Servicing Transfer Event	S-162
Similar Law	S-240
SMMEA	S-35
SNDA	S-164
Special Servicer	S-158
Special Servicing Fee Rate	S-169
Special Servicing Fee	S-169
Specially Serviced Mortgage Loans	S-162
SSA-Austin, TX Loan	S-111
Stated Principal Balance	S-188
Subordinate Certificates	S-181
Subordinate Companion Loans	S-112
Subordinate Loans	S-123
Substitution Shortfall Amount	S-148
Swap Contract	S-221
Swap Counterparty	S-221
Swap Default	S-222
Swap Premium	S-239
Table Assumptions	S-216, S-230

TI/LC Reserve	S-127
Transfer Affidavit and Agreement	S-181
Trust Fund	S-181
Trustee Fee	S-168, S-219
Trustee	S-218
Underwriter	S-240
Underwritten Replacement Reserves	S-126
Voting Rights	S-217
WA	S-126
Wachovia Mortgage Loans	S-146
Wachovia Securities	S-240
Wachovia	S-103, S-130, S-146
Weighted Average Net Mortgage Rate	S-188
Wells Fargo Bank	S-218
Whole Loan	S-112
Whole Loans	S-112
Workout Fee	S-169
Workout-Delayed Reimbursement Amount	S-207
Year Built	S-126
Yield Maintenance Charges	S-202

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-1
---------

 MORTGAGE   LOAN
   LOAN     GROUP
  NUMBER   NUMBER                            PROPERTY NAME              ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         1       Prime Outlets Pool(1)                             Various
   1.01               Prime Outlets at San Marcos                       3939 Interstate Highway 35 South
   1.02               Prime Outlets at Grove City                       1911 Leesburg-Grove City Road
   1.03               Prime Outlets at Ellenton                         5461 Factory Shops Boulevard
   1.04               Prime Outlets at Jeffersonville                   8000 Factory Shops Boulevard
   1.05               Prime Outlets at Pleasant Prairie                 11211 120th Avenue
   1.06               Prime Outlets at Huntley                          11800 Factory Shops Boulevard
   1.07               Prime Outlets at Gulfport                         10000 Factory Shops Boulevard
   1.08               Prime Outlets at Naples                           6060 Collier Boulevard
   1.09               Prime Outlets at Lebanon                          One Outlet Village Boulevard
   1.10               Prime Outlets at Florida City                     250 East Palm Drive
    2         1       1775 Broadway                                     1775 Broadway
    3         1       620 Avenue of the Americas(2)                     620 Avenue of the Americas
    4         1       Hyatt Center(1)                                   71 South Wacker Drive
    5         1       Belmar(3)                                         408 S Teller Street
    6         1       Clay Terrace                                      14311 Clay Terrace Boulevard
    7         1       The InterContinental Hotel - Kansas City, MO      401 Ward Parkway
    8         1       Britannia Business Center I                       4385, 4255, 4125 & 4155 Hopyard Road
    9         1       Marriott - Irving, TX                             223 West Las Colinas Boulevard
    10        1       Doubletree Hotel - Chicago, IL                    198 East Delaware Place Court
    11        1       Horizon Pool                                      Various
  11.01               Prime Outlets at Burlington                       448 Fashion Way
  11.02               Prime Outlets at Oshkosh                          3001 South Washburn Street
  11.03               Prime Outlets at Fremont                          6245 North Old 27
    12        1       Huntington Oaks Shopping Center                   1321 South Mayflower Avenue
    13        1       3500 Maple                                        3500 Maple Avenue
    14        2       The Highland and Lodge Pool                       Various
  14.01               The Lodge Apartments                              7575 West 106th Street
  14.02               Highland Ridge Apartments                         11846 Perry Street
    15        1       Sunmark Plaza                                     611-711 Marks Street
    16        1       TownMall of Westminster                           400 North Center Street
    17        1       Parkway Corporate Plaza                           1620-1680 East Roseville Parkway
    18        1       Ranchero Village(4)                               7100 Ulmerton Road
    19        1       Marriott Renaissance - Philadelphia, PA           500 Stevens Drive
    20        1       Mountain Bay Plaza                                444 Castro Street
    21        2       Monteverde Apartments                             3601 East McDowell Road
    22        1       Hohokam Towers                                    4605,4615,4635 East Elwood Street
    23        1       Marriott - Saddle Brook, NJ                       138 Pehle Avenue
    24        1       1100 Technology Park Drive                        1100 Technology Park Drive
    25        1       GSA Offices Pool                                  Various
  25.01               GSA Offices - Mobile, AL                          550 Government Street
  25.02               GSA Offices - Little Rock, AR                     1520 Riverfront Drive
  25.03               GSA Offices - Raleigh, NC                         4701 Old Wake Forest Road
  25.04               GSA Offices - Memphis Midtown, TN                 1330 Monroe Avenue
  25.05               GSA Offices - Trussville, AL                      1972 Gadsden Highway
  25.06               GSA Offices - Memphis North, TN                   3602 Austin Peay Highway
  25.07               GSA Offices - Frankfort, KY                       140 Flynn Avenue
  25.08               GSA Offices - Columbus, MS                        3577 Bluecutt Road
  25.09               GSA Offices - Elizabethtown, KY                   591 Westport Road
  25.10               GSA Offices - Greenville, NC                      2805 South Charles Boulevard
  25.11               GSA Offices - Memphis East, TN                    3220 Players Club Parkway
  25.12               GSA Offices - Henderson, NC                       858 South Beckford Drive
  25.13               GSA Offices - Fairhope, AL                        101 Courthouse Drive
  25.14               GSA Offices - Moss Point, MS                      6000 Highway 63
  25.15               GSA Offices - Richmond, KY                        1060 Gibson Bay Drive
  25.16               GSA Offices - Lawrenceburg, TN                    109 East Taylor Street
    26        1       Marriott - Glen Allen, VA                         4240 Dominion Boulevard
    27        1       100 Motor Parkway                                 100 Motor Parkway
    28        1       Cal Oaks Plaza Shopping Center                    40930-41090 California Oaks Road
    29        2       Cavalier Country Club Apartments                  25 Golfview Drive
    30        1       Crowne Plaza - Bridgeton, MO                      11228 Lone Eagle Drive
    31        1       Downtown Centre                                   899 Higura Street
    32        1       Mission Square Office Building                    3750 University Avenue
    33        1       215 South Monroe Building                         215 South Monroe Street
    34        1       594 Broadway                                      594 Broadway
    35        1       Homewood Suites - Plainview, NY(2),(5)            1585 Round Swamp Road
    36        1       Shoppes at Zion                                   250 North Red Cliffs Drive
    37        1       1200 Wall Street West                             1200 Wall Street West
    38        1       353 Lexington Avenue                              353 Lexington Avenue
    39        1       Broadway Medical Plaza                            3300 Webster Street
    40        1       The Shoppes at Heron Lakes                        5601-5691 Coral Ridge Drive
    41        1       Willow Creek Shopping Center                      8100, 8150, 8200, 8210, 8220 & 8260 South Quebec Street
    42        2       Summit Green Apartments                           230 Barton Creek Drive
    43        1       Dublin Retirement Village                         6470 Post Road
    44        1       Waterford Place Apartments                        101 Shore Lake Drive
    45        2       Green Mount Crossing                              1200 Greenfield Place
    46        1       Town Plaza(2),(5)                                 5403 & 5411 East Mill Plain Boulevard
    47        1       Doubletree Hotel - Atlanta, GA                    6120 Peachtree Dunwoody Road
    48        1       University Place                                  1300 East Main Street
    49        1       Vineyard Shopping Center                          1201 North Loop 1604
    50        1       Crowne Plaza - Romulus, MI                        8000 Merriman
    51        1       Marriott - Evansville, IN                         7101 U.S. Highway 41 North
    52        1       AMC - Highlands Ranch                             103 Centennial Boulevard
    53        1       Rave Theater                                      15900 Yorktown Crossing
    54        1       Villa Medici Apartments                           9550 Ash Street
    55        1       West Park Place                                   3501 Executive Parkway
    56        1       Doubletree Hotel - Tulsa, OK                      6110 South Yale Avenue
    57        1       2700 Ygnacio Valley Road                          2700 Ygnacio Valley Road
    58        2       Colonial Village at Caledon Wood                  100 Caledon Court
    59        1       Marina Pointe                                     4311 Lincoln Boulevard
    60        1       Procacci Pool                                     Various
  60.01               Lake Wales Plaza                                  600-730 State Road 60 West
  60.02               Lake City Professional Plaza                      1389-1491 West U.S. Highway 90
  60.03               Orlando Professional Plaza                        2100-2140 West Washington Street & 31-41 Coburn Avenue
    61        2       Grande Club Apartments                            3740 Club Drive
    62        1       Brookwood Commerce Centre                         4425 West Olive Avenue
    63        2       Townpark Crossing                                 3725 George Busbee Parkway NW
    64        2       Sierra at Fall Creek                              14951 Bellows Falls Lane
    65        1       The Shoppes at Cornerstone                        7860 Vaughn Road
    66        1       Mountain Valley Center                            426-726 Southwest Mount Si Boulevard
    67        1       Grand Parkway Times Square(2)                     402 West Grand Parkway
    68        1       U.S. Bank Building                                155 First Avenue SW
    69        2       Balboa Court                                      16901-15 Napa Street
    70        1       Lansing Towne Centre                              5415-5503 West Saginaw Highway
    71        1       Courtyard Carolina Beach                          100 Charlotte Avenue
    72        2       Ravinia Apartments                                2400 Spring Rain Drive
    73        2       Montana Valley Apartments                         2678 Montana Avenue
    74        1       The Orchard                                       8621 Clinton Street
    75        2       Arvada Village                                    5839 Pierce Street
    76        1       Sunshine Park Mall(2)                             2400 South Ridgewood Avenue
    77        2       Alexan Town East Apartments                       645 North Town East Boulevard
    78        1       Giant Eagle (Columbus, OH)                        4747 Sawmill Road
    79        1       Haven Village Center                              6331 Haven Avenue
    80        1       Sorrento Tech                                     10140-10180 Barnes Canyon Road
    81        1       Chatham Crossing                                  11312 US Highway 15 - 501 North
    82        2       Adrian on Riverside                               5243 Riverside Drive
    83        2       Greens @ Forest Park                              4515 Fairview Avenue
    84        1       Comfort Inn - New York, NY                        31 West 71st Street
    85        1       Kohl's - Lakewood, CO                             3150 South Wadsworth Boulevard
    86        2       Dakota Ranch Apartments                           1818 Ranch Road 12
    87        1       DEA/ATF Building                                  1003 17th Street North
    88        2       Waterford Landing Apartments                      5901 Old Hickory Boulevard
    89        1       Broadway Commons                                  30-90 25th Street Southeast
    90        1       Shops at Hammock Cove                             4370 Thomasson Drive
    91        1       TownePlace Suites Hotel                           1000 Twin Dolphin Drive
    92        1       Buckeye Marketplace                               SWC of Watson Rd & Yuma Road
    93        1       Bullhead Square                                   2250 South Highway 95
    94        1       Northwood Crossings                               2300 McFarland Boulevard
    95        1       Mississippi Plaza Building(2)                     201 North Harrison Street
    96        1       990 Spring Garden Street                          990 Spring Garden Street
    97        1       Arapahoe & Revere Business Center(2)              12450, 12500, 12600, & 12650 East Arapahoe Road
    98        2       Franklin Regency Apts.                            7202 Franklin Avenue
    99        1       Prospect Plaza                                    385 Prospect Avenue
   100        2       Carlton Park Apartments                           2800-2900 Midvale Avenue
   101        1       Holiday Inn - Lake City, FL                       213 SW Commerce Boulevard
   102        2       Black Stone Acres Apartments                      1919 East Sussex Way
   103        2       Legacy at Prescott Lakes Apartments               1998 Prescott Lakes Parkway
   104        1       Holiday Inn - Phoenix, AZ                         1500 North 51st Avenue
   105        1       Northwest Village                                 1701-1753 NW Loop 281
   106        1       Hereford Estates and Mountain Scene MHP           3613 Seisholtzville Road
   107        2       The Landing                                       18 Weather Hill Circle
   108        1       Mountain View Shopping Center                     2375-2435 North Highway 93
   109        2       Lake of the Woods Apartments                      7235 Hamilton Avenue
   110        2       Bierman Place Apartments                          1401 6th Street SE
   111        2       Blue Grass Manor                                  3904 Lori Drive
   112        1       Woodland Terrace                                  9524 East 71st Street
   113        1       Northwest Plaza                                   1828-2038 North Saginaw Road
   114        1       Gables at Wolf Creek Apartments                   5228 Forsyth Road
   115        1       Royal Oaks Village II                             11687-11693 Westheimer Road
   116        2       Biltmore                                          6251 Melody Lane
   117        2       Duval Manor Apartments                            6350 Greene Street and 6347-51 Greene Street
   118        1       Berne Square Shopping Center                      2600-2690 Martin Luther King Boulevard
   119        1       Arbutus Business Center                           1581-1589 Sulphur Spring Road
   120        1       Holiday Inn Express - Phoenix, AZ                 3401 East University Drive
   121        2       Lindsay Lane Apartments                           4300 Duck Creek Road
   122        1       Shorewood Crossings Shopping Center, Phase II     Route 59 & Black Road
   123        2       Canyon Springs Apts.                              14020 North Black Canyon Highway
   124        1       Hilton Garden Inn - Phoenix, AZ                   3422 East Elwood Street
   125        2       Hunter's Run - Dallas                             4748 St. Francis Avenue
   126        1       Baymeadows Commons Shopping Center                9550 Baymeadows Road
   127        1       Mountain Village Estates MHP                      498 Mountain Village Road
   128        1       WOW Logistics - 1941 Engel Road                   1941 Engel Road
   129        1       Wild Oats Market                                  500 East Ogden Avenue
   130        1       Camino Altos Office Building                      4300 El Camino Real
   131        2       Parklane Apartments                               4201 Victory Parkway
   132        2       Greene Manor and King Phillip Apartments          239-259 West Johnson Street; 6439-6445 Greene Street
   133        1       Peakway Market Square                             812 West Williams Street
   134        1       Beekman Stop & Shop(6)                            727 Beekman Road
   135        2       Spanish Creek Apartments                          3109 Chapel Creek
   136        1       Cedar Bluff Shopping Center                       9161 Middlebrook Pike
   137        2       Lexington Club at Galleria                        1964 South Road
   138        1       Burgandy Place                                    8887 South Lewis Avenue
   139        2       Sea Pines Apartments                              4191 Hearthside Drive
   140        1       Loveland Marketplace - North                      3121-3157 North Garfield Avenue
   141        2       Douglas Cove                                      2660 Southwest 37th Avenue
   142        1       Taylor Junction                                   SEQ of Taylor Road and Atlanta Highway
   143        2       Compton Lake Village                              7777 Compton Lake Drive
   144        2       Buena Vista I Apartments                          12100 Park Boulevard
   145        2       Tuffy Apartments Pool                             Various
  145.01              110 North Boulevard                               110 North Boulevard
  145.02              3224 Stuart Boulevard                             3224 Stuart Boulevard
  145.03              3228 Stuart Boulevard                             3228 Stuart Boulevard
  145.04              3408 Park Avenue                                  3408 Park Avenue
  145.05              705 North Boulevard                               705 North Boulevard
  145.06              2903 Monument Avenue                              2903 Monument Avenue
   146        1       Sullivan Square Shopping Center                   15312, 15402, 15412, 15416 & 15426 East Sprague Avenue
   147        1       CVS - Washington, DC                              400 Massachusetts Avenue NW
   148        1       WOW Logistics - Concord Ave.                      3606 Concord Avenue
   149        1       Wall Street Plaza-La Jolla                        7863 Girard Avenue
   150        1       Marketplace at Ken Caryl(7)                       10143 West Chatfield Avenue
   151        1       Walgreens - Feasterville, PA                      2 East Street Road
   152        1       Walgreens - Southfield, MI                        28901 Greenfield Road
   153        1       Roswell Fiesta                                    11235 Alpharetta Highway
   154        1       Arnold Pool                                       Various
  154.01              Arnold Building II                                1050 Corporate Avenue
  154.02              Arnold Building I                                 1001 Corporate Avenue
  154.03              Atlantic Teleconnect Building                     2929 Commerce Parkway
   155        2       Pepperstone Apartments                            2021 Pepperstone Place
   156        1       10 Campus Boulevard                               10 Campus Boulevard
   157        1       Walgreens - Taylor, MI                            20030 Ecorse Road
   158        2       Colonial Ridge Apartments                         2928 Colonial Ridge Court
   159        2       Arvada Green                                      7569 West 72nd Street
   160        2       Meridian Village Apartments                       2620 Northcase Parkway SE
   161        2       West Hills Apartments                             1000-12 Emery Road
   162        2       Piney Ridge Apartments                            946-A Marimich Court
   163        1       Sulphur Spring Business Park                      1622-1772 Sulphur Spring Road
   164        1       Fairfield Inn & Suites - Boone                    2060 Blowing Rock Road
   165        1       Zang Building                                     1549-1553 Platte Street
   166        1       Kent Plaza                                        2717-2779 South 6th Street
   167        1       Walgreens - Metairie, LA                          4545 West Esplanade Avenue
   168        1       SSA -Austin, TX                                   1029 Camino La Costa
   169        2       Hidden Village Apartments                         4001 Robin Place
   170        1       Copelands Sport                                   1144 Chorro Street
   171        1       Anchor Self Storage - Mashpee, MA                 600 Main Street
   172        2       Weatherbee Townhomes                              699 West Weatherbee Road
   173        2       Jessica Apts.                                     1611 N. Formosa Avenue
   174        1       Lincoln Square Office Building                    121-131 South 13th Street
   175        1       Best Buy - Oxnard, CA                             2300 North Rose Avenue
   176        2       Brushwood Apartments                              3424 New Hartford Road
   177        1       American Way Plaza                                4619-4685 American Way
   178        2       Orchid Lake                                       8225 Arevee Drive
   179        1       Springfield Gardens                               6715 Backlick Road
   180        1       Meadows Shopping Center(7)                        9719-9779 West Coal Mine Avenue
   181        2       Spanish Oaks Apartments                           3025 East Park Row
   182        1       CVS - Somerville, MA                              532 Medford Street
   183        1       Grand Oasis MHP                                   400 N 500 W
   184        1       Habersham House                                   5200 Habersham Street
   185        1       Atlantic Plaza                                    15200 Jog Road
   186        1       Cordova Dexter Pool                               Various
  186.01              The Shops of Cordova Station                      1010-1034 North Germantown Parkway
  186.02              The Commons of Dexter Lakes                       1645 North Germantown Parkway
   187        1       Travelers Office Bldg                             1001 Corridor Park Boulevard
   188        1       Marlton Plaza                                     9500 SE Crain Highway & 9550 Fairhaven Avenue
   189        1       Bailey Cove Shopping  Center                      7900 Bailey Cove Road
   190        1       Walgreens - Claremore, OK                         601 West Will Rogers Boulevard
   191        1       White Horse Commons                               6134 White Horse Road
   192        1       Wingate Inn                                       1209 N. IH 35 North
   193        1       Ferguson Square                                   49 N. Florissant Road
   194        1       Walgreens - York, PA                              2101 South Queen Street
   195        2       Clayton Apartments                                1407 NW 65th Terrace
   196        2       Woodcrest Apartments, IA                          1400 Blairs Ferry Road
   197        1       Walgreens - Charlotte, NC                         9800 Monroe Road
   198        2       Berkeley Flats                                    1101-27 Indiana Street & 1100-24 Mississippi
   199        1       Supermall Strip Center 1 & 2                      1118 & 1202 Supermall Way SW
   200        1       Walgreens - Saginaw, MI                           409 West Genesee Avenue
   201        1       Stoney Creek                                      17200 Mercantile Boulevard
   202        1       Walgreens - Flushing, MI                          1570 E. Pierson Road
   203        2       Alondra & Peter Pan Mobile Home Parks             1100 & 1140 West Alondra Boulevard
   204        1       Walgreens - Pittsburgh, PA                        10707 Frankstown Road
   205        1       Walgreens - Stevensville, MI                      2485 West Glenford Road
   206        1       Walgreens - Reynoldsburg, OH                      2300 Baltimore Reynoldsburg Road
   207        1       South Creek Center(2)                             2511 & 2553 Kristen Lane South
   208        1       Quality Inn & Suites - Mt. Pleasant               196 Patriots Point Road
   209        1       Horizon Corporate Center II                       3413, 3611 & 3617 Horizon Boulevard
   210        1       Nephrology, Inc. - Mishawaka, IN                  710 Park Place
   211        1       Mammoth Park Towers Apts                          4365 Mammoth Avenue
   212        1       Walgreens - Maineville, OH                        68 West US Route 22 & State Route 3
   213        1       WOW Logistics - Marshfield                        1700 Laemle Avenue
   214        1       Grove Park Shopping Center                        1324-1360 Grove Park NE & 1370 Chestnut Street
   215        1       Walgreens - Greendale, IN                         432 Craig Avenue
   216        1       Walgreens - Elk City, OK                          115 West 3rd Street
   217        2       Merridy Place Apts                                17830 Merridy Street
   218        1       WOW Logistics - Chippewa Falls                    2701 Olson Drive
   219        1       Walgreens - Rainbow City, AL                      NEC of Rainbow Drive & Grand Avenue
   220        1       Deland Plaza                                      328-348 East New York Avenue
   221        2       The Grand Reserve Phase III Apartments            1708 Fountain Court
   222        1       Cedar Breaks Village                              105 Wildwood Drive
   223        2       Truman Building                                   1435 N Street NW
   224        1       Storaway - Nashville, TN                          7141 Charlotte Pike
   225        1       CVS - Schaumburg, IL                              1855 West Irving Park Road
   226        1       Columbine Plaza - Shopping Center(7)              6671-6745 West Ken Caryl Avenue
   227        1       CVS - Baton Rouge, LA                             5360 Highland Road
   228        1       Hampton Inn - Abingdon, VA                        340 Commerce Drive
   229        1       Trailwood Shops                                   5205-5285 West 95th Street
   230        1       CVS Pharmacy_Algonac, MI                          1027 St. Clair River Drive
   231        2       Romaine Court Apartments                          4210 Romaine Court
   232        1       CVS - New Iberia, LA                              185 North Lewis Street
   233        1       Walgreens - Covington, LA                         73626 Highway 25
   234        1       Plateau Self Storage - Sammamish, WA              621 228th Avenue NE
   235        1       Comfort Suites - Boone                            1184 Highway 105
   236        1       Sleep Inn & Suites - Concord                      7821 Gateway Lane
   237        1       Storaway - Palm Bay, FL                           6120 Minton Road
   238        1       Plaza Airline Shopping Center                     5514 Airline Drive
   239        1       Perkins Restaurant & Bakery Pool                  Various
  239.01              Perkins Restaurant & Bakery -Tampa, FL            5602 West Waters Avenue
  239.02              Perkins Restaurant & Bakery - Winter Haven, FL    6005 Cypress Gardens Boulevard
   240        1       GW Bush Shopping Center                           2107 El Dorado Parkway
   241        1       Alhambra Office / Warehouse                       4805, 4811 & 4815 NW 79th Avenue
   242        1       Storaway - Deltona, FL II(2)                      2969 Howland Boulevard
   243        1       Walgreens - Dyersburg, TN                         2615 Lake Road
   244        1       Red Lion - Yakima, WA(2)                          9 North 9th Street
   245        1       CVS - Shreveport, LA                              2755 Hollywood Avenue
   246        1       Walgreens - Brainerd, MN                          340 West Washington Street
   247        1       1201 Hospital Drive                               1201 Hospital Drive
   248        1       Microtel Inn - Manistee, MI                       226 East Parkdale Avenue
   249        2       College Woods Apartments                          1165 Hillcrest Road
   250        1       CVS - Jacksonville Beach, FL                      1504 South 3rd Street
   251        1       Mutual of Omaha                                   2700 X-Ray Drive
   252        1       Morgantown Plaza                                  436 Highway 61 North
   253        1       Marina Pointe Shopping Center(7)                  7444 West Chatfield Avenue
   254        2       Old Orchard Apartments(2)                         4425 31st Avenue South
   255        1       CVS - Lafayette, LA                               3754 Moss Street
   256        1       Walgreens- Natchitoches, LA                       300 Keyser Avenue
   257        1       Big Lots - Albuquerque, NM                        465 Coors Boulevard NW
   258        1       CVS - Channelview, TX                             814 Sheldon Road
   259        2       Briza Apartments                                  14727 Bothell Way NE
   260        1       Anchor Self Storage - Narragansett, RI            11 Sextant Lane
   261        1       Victoria's Secret                                 894 Higuera Street
   262        1       South Towne Retail                                10365 - 10373 South State Street
   263        1       A-1 Self Storage                                  4825 East Platte Avenue
   264        1       GM&O Building                                     110 Beauregard Street
   265        1       Center Towers Retail                              1360 North Louisiana Street
   266        1       Storaway - Deltona, FL I                          1381 Howland Boulevard
   267        1       U.S. Social Security Administration               253 West Superstition Boulevard
   268        1       Loveland Marketplace - South(2)                   2979-2985 North Garfield Avenue
   269        1       Nephrology, Inc. Pool                             Various
  269.01              Nephrology, Inc. - Elkhart, IN                    700 Waterbury Park Drive
  269.02              Nephrology, Inc. - LaPorte, IN                    2910 Monroe
   270        1       Walgreens - Houston, TX                           8808 Antoine
   271        1       Walgreens - St. Petersburg, FL                    901 22nd Avenue South
   272        1       Natick Park South Apts                            4632 Natick Avenue
   273        1       Willow Crossroads                                 3182 & 3196 Willow Creek Road
   274        1       Comfort Inn - Lenoir                              970 Blowing Rock Boulevard
   275        1       Hattiesburg Retail Center                         5891 U.S. Highway 49
   276        2       Tan Tara MHP                                      2028 Stewart Road
   277        1       Arrowhead Ridge                                   5416-5434 East Arrowhead Parkway
   278        1       Whitehorse Medical Office Building                875 Wesley Street
   279        1       Holiday Inn - Morristown, TN                      5435 South Davy Crockett Parkway
   280        1       Riverton Medical Center                           13030 Military Road South
   281        1       Tractor Supply - El Campo, TX                     3506 West Loop Street
   282        1       CVS - Houston, TX                                 6504 West Little York Road
   283        1       Supermall Strip Center 3(2)                       1102 Supermall Way SW
   284        1       U-Secure Self Storage Facility                    3541 Murfreesboro Pike
   285        2       Oak Tree East                                     1650 Lingleville Road
   286        1       Tractor Supply - Parkersburg, WV                  US Route 14
   287        1       Brice Road Strip Center                           2560-2580 Brice Road
   288        1       North Towne Center                                7813-7833 Gall Boulevard
   289        2       Birchwood Apartments                              1475 & 1485 12th Avenue North
   290        1       Vista Commerce Center                             4420 S. US Highway 27
   291        1       Nephrology, Inc. - South Bend, IN                 6201 Nimtz Parkway
   292        2       Willis Park South Apts                            4553 Willis Avenue
   293        1       2110 East Oklahoma Avenue                         2110 East Oklahoma Avenue
   294        1       Block Buster Plaza                                3651 Massillion Road
   295        1       Doral Commercial Center                           8650-8686 NW 58th Street & 8651-8675 NW 56th Street
   296        1       Cruse Village                                     2779 Cruse Road
   297        2       Summit Terrace Apartments                         2002 Summit Parkway
   298        1       Hancock Fabrics - Sugar Land, TX                  4325 & 4327 State Highway 6
   299        1       WOW Logistics - IP Building                       2810 Industrial Street
   300        1       Louetta Village                                   8610 Louetta Road
   301        2       Blackhawk Place Apartments                        16925 Blackhawk Street
   302        2       Hazeltine Court Apartments                        4565 Hazeltine Avenue
   303        1       The Verizon Wireless Building                     8706 North Navarro Street
   304        2       Coldwater Park                                    4423 Coldwater Canyon Avenue
   305        1       Lake Wales No. 60                                 550 State Road 60 West

     MORTGAGE
       LOAN                                                                            CROSS COLLATERALIZED AND CROSS
      NUMBER       CITY                     STATE              ZIP CODE                      DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

        1          Various                 Various             Various
       1.01        San Marcos                TX                 78666
       1.02        Grove City                PA                 16127
       1.03        Ellenton                  FL                 34222
       1.04        Jeffersonville            OH                 43128
       1.05        Pleasant Prairie          WI                 53158
       1.06        Huntley                   IL                 60142
       1.07        Gulfport                  MS                 39503
       1.08        Naples                    FL                 34114
       1.09        Lebanon                   TN                 37090
       1.10        Homestead                 FL                 33034
        2          New York                  NY                 10019
        3          New York                  NY                 10011
        4          Chicago                   IL                 60606
        5          Lakewood                  CO                 80226
        6          Carmel                    IN                 46032
        7          Kansas City               MO                 64112
        8          Pleasanton                CA                 94588
        9          Irving                    TX                 75039
        10         Chicago                   IL                 60611
        11         Various                 Various             Various
      11.01        Burlington                WA                 98233
      11.02        Oshkosh                   WI                 54904
      11.03        Fremont                   IN                 46737
        12         Monrovia                  CA                 91016
        13         Dallas                    TX                 75219
        14         Overland Park             KS                Various
      14.01        Overland Park             KS                 66212
      14.02        Overland Park             KS                 66210
        15         Henderson                 NV                 89014
        16         Westminster               MD                 21157
        17         Roseville                 CA                 95661
        18         Largo                     FL                 33771
        19         Philadelphia              PA                 19113
        20         Mountain View             CA                 94041
        21         Phoenix                   AZ                 85008
        22         Phoenix                   AZ                 85040
        23         Saddle Brook              NJ                 07663
        24         Billerica                 MA                 01821
        25         Various                 Various             Various
      25.01        Mobile                    AL                 36602
      25.02        Little Rock               AR                 72202
      25.03        Raleigh                   NC                 27609
      25.04        Memphis                   TN                 38104
      25.05        Trussville                AL                 35235
      25.06        Memphis                   TN                 38128
      25.07        Frankfort                 KY                 40601
      25.08        Columbus                  MS                 39705
      25.09        Elizabethtown             KY                 42701
      25.10        Greenville                NC                 27858
      25.11        Memphis                   TN                 38125
      25.12        Henderson                 NC                 27536
      25.13        Fairhope                  AL                 36532
      25.14        Moss Point                MS                 39563
      25.15        Richmond                  KY                 40475
      25.16        Lawrenceburg              TN                 38464
        26         Glen Allen                VA                 23060
        27         Hauppauge                 NY                 11788
        28         Murrieta                  CA                 92562
        29         Newark                    DE                 19702
        30         Bridgeton                 MO                 63044
        31         San Luis Obispo           CA                 93401
        32         Riverside                 CA                 92501
        33         Tallahassee               FL                 32301
        34         New York                  NY                 10012
        35         Plainview                 NY                 11803
        36         St. George                UT                 84790
        37         Lyndhurst                 NJ                 07071
        38         New York                  NY                 10016
        39         Oakland                   CA                 94609
        40         Coral Springs             FL                 33076
        41         Centennial                CO                 80112
        42         Charlotte                 NC                 28262
        43         Dublin                    OH                 43016
        44         Greensboro                NC                 27455
        45         O' Fallon                 IL                 62269
        46         Vancouver                 WA                 98661
        47         Atlanta                   GA                 30328
        48         Carbondale                IL                 62901
        49         San Antonio               TX                 78258
        50         Romulus                   MI                 48174
        51         Evansville                IN                 47725
        52         Highlands Ranch           CO                 80129
        53         Houston                   TX                 77084                        Retail Portfolio B
        54         Overland Park             KS                 66207
        55         Toledo                    OH                 43606
        56         Tulsa                     OK                 74136
        57         Walnut Creek              CA                 94598
        58         Greenville                SC                 29615
        59         Los Angeles               CA                 90292
        60         Various                   FL                Various                       Procacci Portfolio
      60.01        Lake Wales                FL                 33853
      60.02        Lake City                 FL                 32055
      60.03        Orlando                   FL                 32805
        61         Duluth                    GA                 30096
        62         Glendale                  AZ                 85302
        63         Kennesaw                  GA                 30144
        64         Humble                    TX                 77396
        65         Montgomery                AL                 36117
        66         North Bend                WA                 98045
        67         Katy                      TX                 77494
        68         Rochester                 MN                 55902
        69         Northridge                CA                 91343
        70         Lansing                   MI                 48917
        71         Carolina Beach            NC                 28428
        72         Houston                   TX                 77379
        73         Cincinnati                OH                 45238                      Multifamily Portfolio A
        74         New Hartford (Utica)      NY                 13413
        75         Arvada                    CO                 80003                         Arvada Portfolio
        76         South Daytona             FL                 32119
        77         Mesquite                  TX                 75150
        78         Columbus                  OH                 43220
        79         Rancho Cucamonga          CA                 91737
        80         San Diego                 CA                 92121
        81         Chapel Hill               NC                 27517
        82         Macon                     GA                 31210
        83         Baltimore                 MD                 21216
        84         New York                  NY                 10023
        85         Lakewood                  CO                 80227
        86         San Marcos                TX                 78666
        87         Birmingham                AL                 35203                           GSA Portfolio
        88         Hermitage                 TN                 37076
        89         Rochester                 MN                 55902
        90         Naples                    FL                 34112
        91         Redwood City              CA                 94065
        92         Buckeye                   AZ                 85326
        93         Bullhead City             AZ                 86442
        94         Northport                 AL                 35404
        95         Davenport                 IA                 52801
        96         Philadelphia              PA                 19123
        97         Centennial                CO                 80112
        98         Hollywood                 CA                 90046
        99         Hackensack                NJ                 07601
       100         Philadelphia              PA                 19129
       101         Lake City                 FL                 32025
       102         Fresno                    CA                 93720
       103         Prescott                  AZ                 86301
       104         Phoenix                   AZ                 85043
       105         Longview                  TX                 75604
       106         Hereford                  PA                 18056
       107         Durham                    NC                 27705
       108         Kalispell                 MT                 59901                        Retail Portfolio B
       109         Mount Healthy             OH                 45231                      Multifamily Portfolio B
       110         Minneapolis               MN                 55414
       111         Erlanger                  KY                 41018                      Multifamily Portfolio A
       112         Tulsa                     OK                 74133
       113         Midland                   MI                 48640
       114         Macon                     GA                 31210
       115         Houston                   TX                 77077
       116         Dallas                    TX                 75231                      Multifamily Portfolio B
       117         Philadelphia              PA                 19144
       118         New Bern                  NC                 28562
       119         Arbutus                   MD                 21227
       120         Phoenix                   AZ                 85034
       121         Cincinnati                OH                 45227                      Multifamily Portfolio A
       122         Shorewood                 IL                 60431
       123         Phoenix                   AZ                 85053
       124         Phoenix                   AZ                 85040
       125         Dallas                    TX                 75227
       126         Jacksonville              FL                 32256
       127         Macungie                  PA                 18062
       128         Wisconsin Rapids          WI                 54495                           WOW portfolio
       129         Hinsdale                  IL                 60521
       130         Los Altos                 CA                 94022
       131         Cincinnati                OH                 45229                      Multifamily Portfolio B
       132         Philadelphia              PA              19144; 19119
       133         Apex                      NC                 27502
       134         Beekman                   NY                 12533
       135         Dallas                    TX                 75220
       136         Knoxville                 TN                 37923
       137         Poughkeepsie              NY                 12601
       138         Tulsa                     OK                 74137
       139         Wilmington                NC                 28412
       140         Loveland                  CO                 80538
       141         Miami                     FL                 33133
       142         Montgomery                AL                 36117
       143         Mount Healthy             OH                 45231                      Multifamily Portfolio B
       144         Seminole                  FL                 33772
       145         Richmond                  VA                 23220
      145.01       Richmond                  VA                 23220
      145.02       Richmond                  VA                 23220
      145.03       Richmond                  VA                 23220
      145.04       Richmond                  VA                 23220
      145.05       Richmond                  VA                 23220
      145.06       Richmond                  VA                 23220
       146         Spokane Valley            WA                 99037
       147         Washington                DC                 20001
       148         Schofield                 WI                 54476                           WOW portfolio
       149         La Jolla                  CA                 92037
       150         Littleton                 CO                 80127                        Retail Portfolio A
       151         Feasterville              PA                 19053
       152         Southfield                MI                 48076                          3 MI Portfolio
       153         Roswell                   GA                 30076
       154         North Port                FL                 34289
      154.01       North Port                FL                 34289
      154.02       North Port                FL                 34289
      154.03       North Port                FL                 34289
       155         Greensboro                NC                 27406
       156         Newtown Square            PA                 19073
       157         Taylor                    MI                 48180                          2 MI Portfolio
       158         Cincinnati                OH                 45212                      Multifamily Portfolio A
       159         Arvada                    CO                 80003                         Arvada Portfolio
       160         Wilmington                NC                 28405
       161         Lawrence                  KS                 66044
       162         Eldersburg                MD                 21784
       163         Arbutus                   MD                 21227
       164         Boone                     NC                 28607
       165         Denver                    CO                 80202
       166         Springfield               IL                 62703
       167         Metairie                  LA                 70006
       168         Austin                    TX                 78752                           GSA Portfolio
       169         West Linn                 OR                 97068
       170         San Luis Obispo           CA                 93401
       171         Mashpee                   MA                 02649                   Anchor Self Storage Portfolio
       172         Fort Pierce               FL                 34982
       173         Hollywood                 CA                 90046
       174         Lincoln                   NE                 68508
       175         Oxnard                    CA                 93030
       176         Owensboro                 KY                 42303
       177         Memphis                   TN                 38118
       178         New Port Richey           FL                 34653
       179         Springfield               VA                 22150
       180         Littleton                 CO                 80123                        Retail Portfolio A
       181         Arlington                 TX                 76010
       182         Somerville                MA                 02145
       183         Moab                      UT                 84532
       184         Savannah                  GA                 31405
       185         Del Ray Beach             FL                 33466
       186         Memphis                   TN                 38016
      186.01       Memphis                   TN                 38016
      186.02       Memphis                   TN                 38016
       187         Knoxville                 TN                 37919
       188         Upper Marlboro            MD                 20772
       189         Huntsville                AL                 35802
       190         Claremore                 OK                 74017                     Mini Walgreens Portfolio
       191         Greenville                SC                 29611
       192         Round Rock                TX                 78664
       193         Ferguson                  MO                 63135
       194         York                      PA                 17403
       195         Kansas City               MO                 64118
       196         Hiawatha                  IA                 52233
       197         Charlotte                 NC                 28270
       198         Lawrence                  KS                 66044
       199         Auburn                    WA                 98001
       200         Saginaw                   MI                 48602                          2 MI Portfolio
       201         Noblesville               IN                 46060
       202         Flushing                  MI                 48433                          3 MI Portfolio
       203         Compton                   CA                 90220
       204         Pittsburgh                PA                 15235
       205         Stevensville              MI                 49127                          3 MI Portfolio
       206         Reynoldsburg              OH                 43068
       207         Fargo                     ND                 58104
       208         Mt. Pleasant              SC                 29464
       209         Trevose                   PA                 19053
       210         Mishawaka                 IN                 46545                       Nephrology Portfolio
       211         Sherman Oaks              CA                 91423                      Multifamily Portfolio C
       212         Maineville                OH                 45039
       213         Marshfield                WI                 54449                           WOW portfolio
       214         Orangeburg                SC                 29115
       215         Greendale                 IN                 47025
       216         Elk City                  OK                 73644
       217         Northridge                CA                 91325                      Multifamily Portfolio C
       218         Chippewa Falls            WI                 54729                           WOW portfolio
       219         Rainbow City              AL                 35906                     Mini Walgreens Portfolio
       220         Deland                    FL                 32724                        Procacci Portfolio
       221         Columbus                  GA                 31904
       222         Georgetown                TX                 78628
       223         Washington                DC                 20005
       224         Nashville                 TN                 37209
       225         Schaumburg                IL                 60193
       226         Littleton                 CO                 80128                        Retail Portfolio A
       227         Baton Rouge               LA                 70808
       228         Abingdon                  VA                 24211
       229         Overland Park             KS                 66207
       230         Algonac                   MI                 48001
       231         Cincinnati                OH                 45209                      Multifamily Portfolio A
       232         New Iberia                LA                 70563
       233         Covington                 LA                 70435
       234         Sammamish                 WA                 98074
       235         Boone                     NC                 28607
       236         Concord                   NC                 28027
       237         Palm Bay                  FL                 32907
       238         Houston                   TX                 77076
       239         Various                   FL                Various    Mutual of Omaha and Perkins Restaurants & Bakery Cross(8)
      239.01       Tampa                     FL                 33634
      239.02       Winter Haven              FL                 33884
       240         McKinney                  TX                 75070
       241         Doral                     FL                 33166
       242         Deltona                   FL                 32725
       243         Dyersburg                 TN                 38024
       244         Yakima                    WA                 98901
       245         Shreveport                LA                 71108
       246         Brainerd                  MN                 56401
       247         Hurricane                 WV                 25526
       248         Manistee                  MI                 49660
       249         Cincinnati                OH                 45224                      Multifamily Portfolio B
       250         Jacksonville Beach        FL                 32250
       251         Gastonia                  NC                 28054     Mutual of Omaha and Perkins Restaurants & Bakery Cross(8)
       252         Natchez                   MS                 39120
       253         Littleton                 CO                 80123                        Retail Portfolio A
       254         Fargo                     ND                 58104
       255         Lafayette                 LA                 70501
       256         Natchitoches              LA                 71457
       257         Albuquerque               NM                 87121
       258         Channelview               TX                 77530
       259         Shoreline                 WA                 98155
       260         Narragansett              RI                 02882                   Anchor Self Storage Portfolio
       261         San Luis Obispo           CA                 93401
       262         Sandy                     UT                 84070
       263         Colorado Springs          CO                 80918
       264         Mobile                    AL                 36602
       265         Kennewick                 WA                 99336
       266         Deltona                   FL                 32738
       267         Apache Junction           AZ                 85220
       268         Loveland                  CO                 80538
       269         Various                   IN                Various                      Nephrology Portfolio
      269.01       Elkhart                   IN                 46517
      269.02       LaPorte                   IN                 46350
       270         Houston                   TX                 77088
       271         St. Petersburg            FL                 33705
       272         Sherman Oaks              CA                 91403                      Multifamily Portfolio C
       273         Prescott                  AZ                 86301
       274         Lenoir                    NC                 28645
       275         Hattiesburg               MS                 39402
       276         Melbourne                 FL                 32935
       277         Sioux Falls               SD                 57110
       278         Arlington                 WA                 98223
       279         Morristown                TN                 37813
       280         Tukwila                   WA                 98168
       281         El Campo                  TX                 77437
       282         Houston                   TX                 77040
       283         Auburn                    WA                 98001
       284         Nashville                 TN                 30157
       285         Stephenville              TX                 76401
       286         Parkersburg               WV                 26101
       287         Reynoldsburg              OH                 43068
       288         Zephyrhills               FL                 33541
       289         St. Cloud                 MN                 56303
       290         Clermont                  FL                 34711
       291         South Bend                IN                 46628                       Nephrology Portfolio
       292         Sherman Oaks              CA                 91403                      Multifamily Portfolio C
       293         Milwaukee                 WI                 53207
       294         Green                     OH                 44232
       295         Doral                     FL                 33166
       296         Lawrenceville             GA                 30044
       297         Prattville                AL                 36066
       298         Sugar Land                TX                 77478
       299         Wisconsin Rapids          WI                 54495                           WOW portfolio
       300         Spring                    TX                 77379
       301         Granada Hills             CA                 91344                      Multifamily Portfolio C
       302         Sherman Oaks              CA                 91423                      Multifamily Portfolio C
       303         Victoria                  TX                 77904
       304         Studio City               CA                 91604                      Multifamily Portfolio C
       305         Lake Wales                FL                 33853                        Procacci Portfolio

MORTGAGE                                                                                                CUT-OFF     % OF AGGREGATE
  LOAN     MORTGAGE            GENERAL                  SPECIFIC                 ORIGINAL LOAN         DATE LOAN     CUT-OFF DATE
 NUMBER   LOAN SELLER       PROPERTY TYPE            PROPERTY TYPE                BALANCE ($)         BALANCE ($)       BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1       Wachovia             Retail                   Outlet                 315,340,000.00      315,340,000.00       7.46%
  1.01                          Retail                   Outlet                  76,750,000.00
  1.02                          Retail                   Outlet                  60,620,000.00
  1.03                          Retail                   Outlet                  56,050,000.00
  1.04                          Retail                   Outlet                  37,550,000.00
  1.05                          Retail                   Outlet                  32,250,000.00
  1.06                          Retail                   Outlet                  16,000,000.00
  1.07                          Retail                   Outlet                  13,500,000.00
  1.08                          Retail                   Outlet                  8,600,000.00
  1.09                          Retail                   Outlet                  8,300,000.00
  1.10                          Retail                   Outlet                  5,720,000.00
   2       Wachovia             Office                    CBD                   250,000,000.00      250,000,000.00       5.91%
   3       Wachovia             Office                    CBD                   205,000,000.00      205,000,000.00       4.85%
   4       Wachovia             Office                    CBD                   162,500,000.00      162,500,000.00       3.84%
   5         NCCI             Mixed Use        Retail/Office/Multifamily        132,500,000.00      132,319,524.04       3.13%
   6         NCCI               Retail                  Anchored                115,000,000.00      115,000,000.00       2.72%
   7       Wachovia          Hospitality              Full Service               73,500,000.00       73,500,000.00       1.74%
   8       Wachovia             Office                  Suburban                 60,000,000.00       60,000,000.00       1.42%
   9       Wachovia          Hospitality              Full Service               60,000,000.00       59,864,448.78       1.42%
   10      Wachovia          Hospitality              Full Service               54,000,000.00       54,000,000.00       1.28%
   11      Wachovia             Retail                   Outlet                  54,000,000.00       53,874,969.71       1.27%
 11.01                          Retail                   Outlet                  20,400,000.00
 11.02                          Retail                   Outlet                  20,000,000.00
 11.03                          Retail                   Outlet                  13,600,000.00
   12      Wachovia             Retail                  Anchored                 51,000,000.00       51,000,000.00       1.21%
   13      Wachovia             Office                    CBD                    47,000,000.00       47,000,000.00       1.11%
   14      Wachovia          Multifamily              Conventional               46,480,000.00       46,480,000.00       1.10%
 14.01                       Multifamily              Conventional
 14.02                       Multifamily              Conventional
   15      Wachovia             Retail                  Anchored                 45,850,000.00       45,850,000.00       1.08%
   16       Artesia             Retail                  Anchored                 45,000,000.00       45,000,000.00       1.06%
   17      Wachovia             Office                  Suburban                 44,500,000.00       44,500,000.00       1.05%
   18        NCCI          Mobile Home Park         Mobile Home Park             43,000,000.00       43,000,000.00       1.02%
   19      Wachovia          Hospitality              Full Service               40,000,000.00       39,909,484.42       0.94%
   20      Wachovia             Office                  Suburban                 39,500,000.00       39,500,000.00       0.93%
   21      Wachovia          Multifamily              Conventional               37,600,000.00       37,600,000.00       0.89%
   22      Wachovia             Office                  Suburban                 35,000,000.00       35,000,000.00       0.83%
   23      Wachovia          Hospitality              Full Service               33,500,000.00       33,423,569.94       0.79%
   24      Wachovia             Office                  Suburban                 32,574,000.00       32,574,000.00       0.77%
   25       Artesia             Office                  Various                  32,487,500.00       32,183,065.74       0.76%
 25.01                          Office                    CBD                    9,322,800.00
 25.02                          Office                  Suburban                 3,400,000.00
 25.03                          Office                  Suburban                 2,210,900.00
 25.04                          Office                  Suburban                 2,158,800.00
 25.05                          Office                  Suburban                 2,126,300.00
 25.06                          Office                  Suburban                 1,716,300.00
 25.07                          Office                  Suburban                 1,529,800.00
 25.08                          Office                  Suburban                 1,500,000.00
 25.09                          Office                  Suburban                 1,500,000.00
 25.10                          Office                  Suburban                 1,425,000.00
 25.11                          Office                  Suburban                 1,104,900.00
 25.12                          Office                  Suburban                 1,098,200.00
 25.13                          Office                  Suburban                 1,050,000.00
 25.14                          Office                  Suburban                  975,000.00
 25.15                          Office                  Suburban                  732,500.00
 25.16                          Office                  Suburban                  637,000.00
   26      Wachovia          Hospitality              Full Service               31,500,000.00       31,428,132.93       0.74%
   27      Wachovia             Office                  Suburban                 31,150,000.00       31,150,000.00       0.74%
   28      Wachovia             Retail                  Anchored                 27,100,000.00       27,100,000.00       0.64%
   29      Wachovia          Multifamily              Conventional               26,700,000.00       26,700,000.00       0.63%
   30      Wachovia          Hospitality              Full Service               26,500,000.00       26,439,935.15       0.63%
   31        NCCI               Retail                  Anchored                 25,000,000.00       25,000,000.00       0.59%
   32      Wachovia             Office                  Suburban                 24,225,000.00       24,225,000.00       0.57%
   33      Wachovia             Office                  Suburban                 24,000,000.00       24,000,000.00       0.57%
   34      Wachovia             Office                    CBD                    24,000,000.00       24,000,000.00       0.57%
   35       Artesia          Hospitality             Extended Stay               23,700,000.00       23,626,115.19       0.56%
   36        NCCI               Retail              Shadow Anchored              23,100,000.00       23,100,000.00       0.55%
   37      Wachovia             Office                  Suburban                 22,000,000.00       22,000,000.00       0.52%
   38      Wachovia             Office                    CBD                    22,000,000.00       22,000,000.00       0.52%
   39        NCCI               Office                  Suburban                 21,000,000.00       21,000,000.00       0.50%
   40      Wachovia             Retail                  Anchored                 21,000,000.00       21,000,000.00       0.50%
   41       Artesia             Retail                  Anchored                 21,000,000.00       21,000,000.00       0.50%
   42      Wachovia          Multifamily              Conventional               20,500,000.00       20,500,000.00       0.48%
   43      Wachovia          Multifamily           Independent Living            20,358,000.00       20,358,000.00       0.48%
   44      Wachovia          Multifamily              Conventional               20,293,000.00       20,293,000.00       0.48%
   45      Wachovia          Multifamily              Conventional               20,250,000.00       20,250,000.00       0.48%
   46       Artesia           Mixed Use              Office/Retail               20,300,000.00       20,229,625.94       0.48%
   47      Wachovia          Hospitality              Full Service               20,000,000.00       20,000,000.00       0.47%
   48      Wachovia             Retail                  Anchored                 19,925,000.00       19,925,000.00       0.47%
   49        NCCI               Retail              Shadow Anchored              19,950,000.00       19,807,821.72       0.47%
   50      Wachovia          Hospitality              Full Service               19,500,000.00       19,455,873.66       0.46%
   51      Wachovia          Hospitality              Full Service               19,500,000.00       19,455,510.86       0.46%
   52      Wachovia             Retail                  Anchored                 19,250,000.00       19,250,000.00       0.46%
   53        NCCI               Retail                  Anchored                 17,889,015.00       17,889,015.00       0.42%
   54        NCCI            Multifamily              Conventional               17,730,000.00       17,730,000.00       0.42%
   55      Wachovia          Multifamily           Independent Living            17,628,000.00       17,628,000.00       0.42%
   56      Wachovia          Hospitality              Full Service               17,400,000.00       17,400,000.00       0.41%
   57      Wachovia             Office                  Suburban                 17,000,000.00       17,000,000.00       0.40%
   58      Wachovia          Multifamily              Conventional               17,000,000.00       17,000,000.00       0.40%
   59      Wachovia             Retail                  Anchored                 17,000,000.00       17,000,000.00       0.40%
   60      Wachovia            Various                  Various                  16,870,000.00       16,796,227.49       0.40%
 60.01                          Retail                  Anchored                 6,880,000.00
 60.02                          Retail                 Unanchored                6,690,000.00
 60.03                          Office                  Suburban                 3,300,000.00
   61      Wachovia          Multifamily              Conventional               16,500,000.00       16,500,000.00       0.39%
   62        NCCI               Office                  Suburban                 15,500,000.00       15,500,000.00       0.37%
   63      Wachovia          Multifamily              Conventional               15,500,000.00       15,500,000.00       0.37%
   64      Wachovia          Multifamily              Conventional               15,500,000.00       15,463,993.90       0.37%
   65      Wachovia             Retail                  Anchored                 14,360,000.00       14,327,344.88       0.34%
   66        NCCI               Retail                  Anchored                 14,350,000.00       14,303,492.85       0.34%
   67       Artesia             Retail                 Unanchored                14,250,000.00       14,137,654.88       0.33%
   68        NCCI               Office                    CBD                    14,000,000.00       13,968,474.79       0.33%
   69        NCCI            Multifamily              Conventional               13,860,000.00       13,860,000.00       0.33%
   70      Wachovia             Retail                  Anchored                 13,500,000.00       13,500,000.00       0.32%
   71      Wachovia          Hospitality              Full Service               13,400,000.00       13,357,768.27       0.32%
   72      Wachovia          Multifamily              Conventional               13,150,000.00       13,150,000.00       0.31%
   73        NCCI            Multifamily              Conventional               13,040,000.00       13,040,000.00       0.31%
   74        NCCI               Retail                  Anchored                 12,987,015.00       12,987,015.00       0.31%
   75      Wachovia          Multifamily              Conventional               12,613,000.00       12,613,000.00       0.30%
   76       Artesia             Retail                  Anchored                 12,500,000.00       12,461,285.34       0.29%
   77      Wachovia          Multifamily              Conventional               12,285,000.00       12,285,000.00       0.29%
   78        NCCI               Retail                  Anchored                 12,154,118.00       12,154,118.00       0.29%
   79        NCCI               Retail              Shadow Anchored              11,900,000.00       11,900,000.00       0.28%
   80        NCCI               Office                  Suburban                 11,800,000.00       11,800,000.00       0.28%
   81      Wachovia             Retail                  Anchored                 11,700,000.00       11,700,000.00       0.28%
   82      Wachovia          Multifamily              Conventional               11,500,000.00       11,500,000.00       0.27%
   83        NCCI            Multifamily              Conventional               11,500,000.00       11,500,000.00       0.27%
   84      Wachovia          Hospitality            Limited Service              11,500,000.00       11,449,463.82       0.27%
   85      Wachovia             Retail                  Anchored                 11,440,000.00       11,440,000.00       0.27%
   86      Wachovia          Multifamily              Conventional               11,300,000.00       11,300,000.00       0.27%
   87      Wachovia             Office                    CBD                    11,280,000.00       11,280,000.00       0.27%
   88      Wachovia          Multifamily              Conventional               11,100,000.00       11,100,000.00       0.26%
   89        NCCI               Retail                  Anchored                 11,000,000.00       11,000,000.00       0.26%
   90      Wachovia             Retail                  Anchored                 11,000,000.00       11,000,000.00       0.26%
   91      Wachovia          Hospitality            Limited Service              11,000,000.00       11,000,000.00       0.26%
   92        NCCI               Retail              Shadow Anchored              10,800,000.00       10,800,000.00       0.26%
   93        NCCI               Retail                  Anchored                 10,750,000.00       10,750,000.00       0.25%
   94        NCCI               Retail                  Anchored                 10,690,800.00       10,690,800.00       0.25%
   95       Artesia             Office                    CBD                    10,700,000.00       10,665,387.43       0.25%
   96      Wachovia             Office                    CBD                    10,560,000.00       10,535,105.04       0.25%
   97       Artesia             Office                  Suburban                 10,500,000.00       10,500,000.00       0.25%
   98        NCCI            Multifamily              Conventional               10,500,000.00       10,474,630.63       0.25%
   99        NCCI               Office                  Suburban                 10,300,000.00       10,300,000.00       0.24%
  100      Wachovia          Multifamily              Conventional               10,300,000.00       10,266,681.35       0.24%
  101      Wachovia          Hospitality            Limited Service              10,200,000.00       10,155,586.64       0.24%
  102      Wachovia          Multifamily              Conventional               10,000,000.00       9,977,371.11        0.24%
  103      Wachovia          Multifamily              Conventional               10,000,000.00       9,976,540.80        0.24%
  104      Wachovia          Hospitality              Full Service               10,000,000.00       9,969,538.19        0.24%
  105        NCCI               Retail                  Anchored                 9,900,000.00        9,900,000.00        0.23%
  106      Wachovia        Mobile Home Park         Mobile Home Park             9,760,000.00        9,737,769.05        0.23%
  107      Wachovia          Multifamily              Conventional               9,700,000.00        9,700,000.00        0.23%
  108        NCCI               Retail                  Anchored                 9,645,224.00        9,645,224.00        0.23%
  109        NCCI            Multifamily              Conventional               9,642,000.00        9,642,000.00        0.23%
  110       Artesia          Multifamily            Student Housing              9,350,000.00        9,350,000.00        0.22%
  111        NCCI            Multifamily              Conventional               9,144,000.00        9,144,000.00        0.22%
  112      Wachovia          Multifamily           Independent Living            8,970,000.00        8,970,000.00        0.21%
  113      Wachovia             Retail                  Anchored                 8,820,000.00        8,800,997.41        0.21%
  114      Wachovia          Multifamily              Conventional               8,600,000.00        8,580,539.15        0.20%
  115        NCCI               Retail              Shadow Anchored              8,550,000.00        8,550,000.00        0.20%
  116        NCCI            Multifamily              Conventional               8,509,000.00        8,509,000.00        0.20%
  117      Wachovia          Multifamily              Conventional               8,400,000.00        8,380,326.53        0.20%
  118       Artesia             Retail                  Anchored                 8,320,000.00        8,282,929.51        0.20%
  119      Wachovia           Industrial                  Flex                   8,250,000.00        8,222,652.84        0.19%
  120      Wachovia          Hospitality            Limited Service              8,200,000.00        8,200,000.00        0.19%
  121        NCCI            Multifamily              Conventional               8,183,000.00        8,183,000.00        0.19%
  122      Wachovia             Retail              Shadow Anchored              8,175,000.00        8,163,566.36        0.19%
  123        NCCI            Multifamily              Conventional               8,150,000.00        8,114,493.44        0.19%
  124      Wachovia          Hospitality              Full Service               8,050,000.00        8,050,000.00        0.19%
  125        NCCI            Multifamily              Conventional               8,000,000.00        8,000,000.00        0.19%
  126       Artesia             Retail                 Unanchored                8,000,000.00        7,975,128.42        0.19%
  127      Wachovia        Mobile Home Park         Mobile Home Park             7,920,000.00        7,901,960.13        0.19%
  128      Wachovia           Industrial               Warehouse                 7,934,000.00        7,891,852.44        0.19%
  129        NCCI               Retail                  Anchored                 7,469,000.00        7,469,000.00        0.18%
  130       Artesia             Office                  Suburban                 7,400,000.00        7,400,000.00        0.17%
  131        NCCI            Multifamily              Conventional               7,380,000.00        7,380,000.00        0.17%
  132      Wachovia          Multifamily              Conventional               7,390,000.00        7,366,139.66        0.17%
  133      Wachovia           Mixed Use              Retail/Office               7,350,000.00        7,350,000.00        0.17%
  134        NCCI               Retail                  Anchored                 7,348,880.00        7,348,880.00        0.17%
  135        NCCI            Multifamily              Conventional               7,225,000.00        7,208,161.43        0.17%
  136      Wachovia             Retail                  Anchored                 7,160,000.00        7,160,000.00        0.17%
  137        NCCI            Multifamily              Conventional               7,000,000.00        6,984,493.32        0.17%
  138      Wachovia          Multifamily           Independent Living            6,864,000.00        6,864,000.00        0.16%
  139      Wachovia          Multifamily              Conventional               6,655,000.00        6,634,191.95        0.16%
  140       Artesia             Retail                  Anchored                 6,625,000.00        6,609,710.81        0.16%
  141      Wachovia          Multifamily              Conventional               6,600,000.00        6,600,000.00        0.16%
  142      Wachovia             Retail                  Anchored                 6,500,000.00        6,484,900.67        0.15%
  143        NCCI            Multifamily              Conventional               6,480,000.00        6,480,000.00        0.15%
  144      Wachovia          Multifamily              Conventional               6,400,000.00        6,400,000.00        0.15%
  145      Wachovia          Multifamily              Conventional               6,300,000.00        6,285,743.80        0.15%
 145.01                      Multifamily              Conventional
 145.02                      Multifamily              Conventional
 145.03                      Multifamily              Conventional
 145.04                      Multifamily              Conventional
 145.05                      Multifamily              Conventional
 145.06                      Multifamily              Conventional
  146       Artesia             Retail                 Unanchored                6,150,000.00        6,131,417.64        0.14%
  147      Wachovia             Retail                  Anchored                 6,200,000.00        6,063,949.96        0.14%
  148      Wachovia           Industrial         Warehouse/Distribution          6,042,000.00        6,009,903.26        0.14%
  149        NCCI             Mixed Use              Retail/Office               6,000,000.00        6,000,000.00        0.14%
  150        NCCI               Retail                 Unanchored                5,992,000.00        5,992,000.00        0.14%
  151      Wachovia             Retail                  Anchored                 5,992,000.00        5,978,462.95        0.14%
  152      Wachovia             Retail                  Anchored                 5,989,000.00        5,975,469.73        0.14%
  153       Artesia             Retail                 Unanchored                5,880,000.00        5,880,000.00        0.14%
  154      Wachovia           Industrial                  Flex                   5,830,000.00        5,821,889.61        0.14%
 154.01                       Industrial                  Flex
 154.02                       Industrial                  Flex
 154.03                       Industrial                  Flex
  155      Wachovia          Multifamily              Conventional               5,720,000.00        5,720,000.00        0.14%
  156      Wachovia             Office                  Suburban                 5,700,000.00        5,700,000.00        0.13%
  157      Wachovia             Retail                  Anchored                 5,707,000.00        5,694,106.82        0.13%
  158        NCCI            Multifamily              Conventional               5,600,000.00        5,600,000.00        0.13%
  159      Wachovia          Multifamily              Conventional               5,550,000.00        5,550,000.00        0.13%
  160      Wachovia          Multifamily              Conventional               5,550,000.00        5,550,000.00        0.13%
  161      Wachovia          Multifamily              Conventional               5,500,000.00        5,500,000.00        0.13%
  162      Wachovia          Multifamily              Conventional               5,500,000.00        5,482,474.88        0.13%
  163      Wachovia           Industrial                  Flex                   5,500,000.00        5,481,768.56        0.13%
  164        NCCI            Hospitality            Limited Service              5,475,000.00        5,464,946.09        0.13%
  165       Artesia             Office                    CBD                    5,475,000.00        5,458,042.99        0.13%
  166        NCCI               Retail                  Anchored                 5,400,000.00        5,400,000.00        0.13%
  167      Wachovia             Retail                  Anchored                 5,400,000.00        5,400,000.00        0.13%
  168      Wachovia             Office                  Suburban                 5,390,700.00        5,390,700.00        0.13%
  169        NCCI            Multifamily              Conventional               5,345,000.00        5,345,000.00        0.13%
  170        NCCI               Retail                  Anchored                 5,325,000.00        5,317,769.55        0.13%
  171       Artesia          Self Storage             Self Storage               5,225,000.00        5,225,000.00        0.12%
  172      Wachovia          Multifamily                Townhome                 5,200,000.00        5,200,000.00        0.12%
  173        NCCI            Multifamily              Conventional               5,200,000.00        5,187,436.12        0.12%
  174       Artesia             Office                    CBD                    5,200,000.00        5,175,321.30        0.12%
  175      Wachovia             Retail                  Anchored                 5,150,000.00        5,150,000.00        0.12%
  176        NCCI            Multifamily              Conventional               5,120,000.00        5,120,000.00        0.12%
  177        NCCI               Retail                  Anchored                 5,100,000.00        5,100,000.00        0.12%
  178        NCCI          Mobile Home Park         Mobile Home Park             5,100,000.00        5,100,000.00        0.12%
  179      Wachovia           Mixed Use              Retail/Office               5,100,000.00        5,077,138.89        0.12%
  180        NCCI               Retail                 Unanchored                5,048,000.00        5,048,000.00        0.12%
  181        NCCI            Multifamily              Conventional               5,050,000.00        5,038,230.48        0.12%
  182       Artesia             Retail                  Anchored                 5,030,000.00        5,013,790.05        0.12%
  183        NCCI          Mobile Home Park         Mobile Home Park             5,000,000.00        5,000,000.00        0.12%
  184      Wachovia           Healthcare            Assisted Living              5,000,000.00        5,000,000.00        0.12%
  185       Artesia             Retail                 Unanchored                5,000,000.00        4,984,217.90        0.12%
  186      Wachovia             Retail                 Unanchored                4,920,000.00        4,920,000.00        0.12%
 186.01                         Retail                 Unanchored
 186.02                         Retail                 Unanchored
  187        NCCI               Office                    CBD                    4,864,861.00        4,864,861.00        0.12%
  188       Artesia             Retail                  Anchored                 4,820,000.00        4,802,819.27        0.11%
  189       Artesia             Retail                 Unanchored                4,800,000.00        4,800,000.00        0.11%
  190      Wachovia             Retail                  Anchored                 4,719,000.00        4,708,529.16        0.11%
  191      Wachovia             Retail              Shadow Anchored              4,600,000.00        4,600,000.00        0.11%
  192        NCCI            Hospitality            Limited Service              4,600,000.00        4,591,704.62        0.11%
  193       Artesia             Retail                  Anchored                 4,500,000.00        4,468,779.18        0.11%
  194      Wachovia             Retail                  Anchored                 4,420,000.00        4,410,095.80        0.10%
  195        NCCI            Multifamily              Conventional               4,400,000.00        4,393,891.99        0.10%
  196        NCCI            Multifamily              Conventional               4,400,000.00        4,381,222.95        0.10%
  197      Wachovia             Retail                  Anchored                 4,350,000.00        4,344,031.31        0.10%
  198      Wachovia          Multifamily              Conventional               4,300,000.00        4,300,000.00        0.10%
  199       Artesia             Retail              Shadow Anchored              4,300,000.00        4,300,000.00        0.10%
  200      Wachovia             Retail                  Anchored                 4,291,000.00        4,281,305.83        0.10%
  201        NCCI               Retail                  Anchored                 4,279,121.00        4,279,121.00        0.10%
  202      Wachovia             Retail                  Anchored                 4,244,000.00        4,234,412.01        0.10%
  203        NCCI          Mobile Home Park         Mobile Home Park             4,160,000.00        4,160,000.00        0.10%
  204      Wachovia             Retail                  Anchored                 4,150,000.00        4,136,676.31        0.10%
  205      Wachovia             Retail                  Anchored                 4,114,000.00        4,104,705.70        0.10%
  206      Wachovia             Retail                  Anchored                 4,110,000.00        4,100,790.44        0.10%
  207       Artesia             Retail                 Unanchored                4,100,000.00        4,100,000.00        0.10%
  208        NCCI            Hospitality            Limited Service              4,100,000.00        4,087,007.86        0.10%
  209       Artesia              Land                    Retail                  4,100,000.00        4,082,959.38        0.10%
  210       Artesia             Office                  Medical                  4,045,000.00        4,022,866.67        0.10%
  211        NCCI            Multifamily              Conventional               4,000,000.00        3,994,447.26        0.09%
  212       Artesia             Retail                  Anchored                 4,000,000.00        3,978,284.42        0.09%
  213      Wachovia           Industrial         Warehouse/Distribution          3,952,000.00        3,931,005.90        0.09%
  214       Artesia             Retail                  Anchored                 3,788,000.00        3,788,000.00        0.09%
  215       Artesia             Retail                  Anchored                 3,800,000.00        3,787,332.72        0.09%
  216      Wachovia             Retail                  Anchored                 3,714,000.00        3,705,609.38        0.09%
  217        NCCI            Multifamily              Conventional               3,700,000.00        3,694,863.72        0.09%
  218      Wachovia           Industrial         Warehouse/Distribution          3,572,000.00        3,553,024.57        0.08%
  219      Wachovia             Retail                  Anchored                 3,544,000.00        3,536,136.33        0.08%
  220      Wachovia             Retail                  Anchored                 3,550,000.00        3,534,475.85        0.08%
  221       Artesia          Multifamily              Conventional               3,535,000.00        3,523,083.10        0.08%
  222        NCCI               Retail              Shadow Anchored              3,510,000.00        3,510,000.00        0.08%
  223       Artesia          Multifamily              Conventional               3,500,000.00        3,495,125.78        0.08%
  224       Artesia          Self Storage             Self Storage               3,485,000.00        3,485,000.00        0.08%
  225       Artesia              Land                    Retail                  3,500,000.00        3,483,723.77        0.08%
  226        NCCI               Retail                 Unanchored                3,480,000.00        3,480,000.00        0.08%
  227      Wachovia             Retail                  Anchored                 3,479,000.00        3,468,018.83        0.08%
  228       Artesia          Hospitality            Limited Service              3,400,000.00        3,374,361.15        0.08%
  229       Artesia             Retail                 Unanchored                3,375,000.00        3,367,474.46        0.08%
  230        NCCI               Retail                  Anchored                 3,375,000.00        3,367,147.11        0.08%
  231        NCCI            Multifamily              Conventional               3,360,000.00        3,360,000.00        0.08%
  232      Wachovia             Retail                  Anchored                 3,347,000.00        3,339,275.78        0.08%
  233      Wachovia             Retail                  Anchored                 3,275,000.00        3,267,503.59        0.08%
  234       Artesia          Self Storage             Self Storage               3,200,000.00        3,185,768.73        0.08%
  235        NCCI            Hospitality            Limited Service              3,100,000.00        3,094,307.37        0.07%
  236        NCCI            Hospitality            Limited Service              3,100,000.00        3,090,109.66        0.07%
  237       Artesia          Self Storage             Self Storage               3,065,000.00        3,065,000.00        0.07%
  238       Artesia             Retail                 Unanchored                3,000,000.00        2,993,244.59        0.07%
  239       Artesia             Retail                  Various                  3,000,000.00        2,989,848.80        0.07%
 239.01                         Retail                 Unanchored          No Allocated Loan Amount
 239.02                         Retail              Shadow Anchored        No Allocated Loan Amount
  240       Artesia             Retail              Shadow Anchored              3,000,000.00        2,986,457.55        0.07%
  241       Artesia           Industrial                  Flex                   2,960,000.00        2,950,568.29        0.07%
  242       Artesia          Self Storage             Self Storage               2,950,000.00        2,950,000.00        0.07%
  243      Wachovia             Retail                  Anchored                 2,935,000.00        2,928,423.35        0.07%
  244       Artesia          Hospitality              Full Service               2,925,000.00        2,907,868.36        0.07%
  245       Artesia             Retail                  Anchored                 2,900,000.00        2,887,222.95        0.07%
  246      Wachovia             Retail                  Anchored                 2,814,000.00        2,814,000.00        0.07%
  247       Artesia             Office                  Medical                  2,800,000.00        2,800,000.00        0.07%
  248       Artesia          Hospitality            Limited Service              2,800,000.00        2,760,970.16        0.07%
  249        NCCI            Multifamily              Conventional               2,735,000.00        2,735,000.00        0.06%
  250       Artesia             Retail                  Anchored                 2,700,000.00        2,691,331.59        0.06%
  251       Artesia             Office                  Suburban                 2,650,000.00        2,640,949.06        0.06%
  252       Artesia             Retail                  Anchored                 2,600,000.00        2,589,132.29        0.06%
  253        NCCI               Retail                 Unanchored                2,580,000.00        2,580,000.00        0.06%
  254       Artesia          Multifamily              Conventional               2,575,000.00        2,569,248.88        0.06%
  255       Artesia             Retail                  Anchored                 2,550,000.00        2,538,765.00        0.06%
  256      Wachovia             Retail                  Anchored                 2,511,000.00        2,511,000.00        0.06%
  257       Artesia             Retail                  Anchored                 2,500,000.00        2,496,495.96        0.06%
  258       Artesia             Retail                  Anchored                 2,500,000.00        2,488,985.28        0.06%
  259       Artesia          Multifamily              Conventional               2,490,000.00        2,482,125.65        0.06%
  260       Artesia          Self Storage             Self Storage               2,475,000.00        2,475,000.00        0.06%
  261        NCCI               Retail                  Anchored                 2,450,000.00        2,450,000.00        0.06%
  262       Artesia             Retail              Shadow Anchored              2,450,000.00        2,438,669.82        0.06%
  263        NCCI            Self Storage             Self Storage               2,400,000.00        2,396,686.00        0.06%
  264       Artesia             Office                    CBD                    2,400,000.00        2,391,065.74        0.06%
  265       Artesia             Retail                 Unanchored                2,380,000.00        2,369,938.56        0.06%
  266       Artesia          Self Storage             Self Storage               2,300,000.00        2,300,000.00        0.05%
  267       Artesia             Office                  Suburban                 2,300,000.00        2,294,812.37        0.05%
  268       Artesia             Retail              Shadow Anchored              2,300,000.00        2,294,726.71        0.05%
  269       Artesia             Office                  Medical                  2,290,000.00        2,277,469.62        0.05%
 269.01                         Office                  Medical            No Allocated Loan Amount
 269.02                         Office                  Medical            No Allocated Loan Amount
  270      Wachovia             Retail                  Anchored                 2,252,000.00        2,247,003.11        0.05%
  271       Artesia             Retail                  Anchored                 2,240,000.00        2,229,602.52        0.05%
  272        NCCI            Multifamily              Conventional               2,150,000.00        2,147,015.40        0.05%
  273       Artesia             Retail              Shadow Anchored              2,120,000.00        2,113,321.05        0.05%
  274        NCCI            Hospitality            Limited Service              2,050,000.00        2,043,495.09        0.05%
  275        NCCI               Retail              Shadow Anchored              2,000,000.00        2,000,000.00        0.05%
  276        NCCI          Mobile Home Park         Mobile Home Park             2,000,000.00        2,000,000.00        0.05%
  277       Artesia             Retail                 Unanchored                2,000,000.00        1,993,518.17        0.05%
  278       Artesia             Office                  Medical                  2,000,000.00        1,991,335.65        0.05%
  279       Artesia          Hospitality              Full Service               2,000,000.00        1,991,048.50        0.05%
  280       Artesia             Office                  Medical                  1,987,500.00        1,978,792.38        0.05%
  281       Artesia             Retail                 Unanchored                1,950,000.00        1,947,460.18        0.05%
  282      Wachovia             Retail                  Anchored                 1,936,185.00        1,933,547.76        0.05%
  283       Artesia             Retail              Shadow Anchored              1,900,000.00        1,900,000.00        0.04%
  284        NCCI            Self Storage             Self Storage               1,850,000.00        1,845,895.09        0.04%
  285        NCCI            Multifamily              Conventional               1,850,000.00        1,844,345.94        0.04%
  286      Wachovia             Retail                  Anchored                 1,793,000.00        1,793,000.00        0.04%
  287      Wachovia             Retail                 Unanchored                1,750,000.00        1,750,000.00        0.04%
  288      Wachovia             Retail              Shadow Anchored              1,750,000.00        1,742,356.67        0.04%
  289       Artesia          Multifamily              Conventional               1,725,000.00        1,721,166.18        0.04%
  290       Artesia             Retail              Shadow Anchored              1,700,000.00        1,694,921.89        0.04%
  291       Artesia             Office                  Medical                  1,665,000.00        1,655,889.49        0.04%
  292        NCCI            Multifamily              Conventional               1,650,000.00        1,647,709.50        0.04%
  293       Artesia             Retail                 Unanchored                1,590,000.00        1,582,994.62        0.04%
  294        NCCI               Retail                 Unanchored                1,560,000.00        1,557,912.17        0.04%
  295       Artesia           Industrial                  Flex                   1,530,000.00        1,523,592.69        0.04%
  296        NCCI               Retail                 Unanchored                1,508,000.00        1,506,097.61        0.04%
  297        NCCI            Multifamily              Conventional               1,450,000.00        1,450,000.00        0.03%
  298       Artesia             Retail                 Unanchored                1,150,000.00        1,144,930.89        0.03%
  299      Wachovia           Industrial               Warehouse                 1,100,000.00        1,094,156.50        0.03%
  300        NCCI               Retail                 Unanchored                1,055,000.00        1,052,689.54        0.02%
  301        NCCI            Multifamily              Conventional               1,000,000.00         998,611.82         0.02%
  302        NCCI            Multifamily              Conventional               1,000,000.00         998,611.82         0.02%
  303       Artesia             Retail              Shadow Anchored              1,000,000.00         996,685.20         0.02%
  304        NCCI            Multifamily              Conventional                700,000.00          699,028.27         0.02%
  305      Wachovia           Industrial               Warehouse                  580,000.00          577,463.66         0.01%

  MORTGAGE      % OF AGGREGATE    % OF AGGREGATE                 FIRST     MATURITY                    LOAN        INTEREST
    LOAN         CUT-OFF DATE      CUT-OFF DATE    ORIGINATION    PAY       DATE OR    MORTGAGE   ADMINISTRATIVE   ACCRUAL
   NUMBER      GROUP 1 BALANCE    GROUP 2 BALANCE     DATE        DATE        ARD        RATE        COST RATE      METHOD
-----------------------------------------------------------------------------------------------------------------------------

      1             8.74%                           01/09/06    02/11/06   01/11/16     5.5100%      0.02050%     Actual/360
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
      2             6.93%                           01/09/06    02/11/06   01/11/16     5.6800%      0.02050%     Actual/360
      3             5.68%                           01/13/06    03/11/06   02/11/16     5.8115%      0.02050%     Actual/360
      4             4.50%                           11/04/05    12/11/05   11/11/15     5.4400%      0.02050%     Actual/360
      5             3.67%                           02/10/06    03/11/06   02/11/16     5.7600%      0.02050%     Actual/360
      6             3.19%                           10/03/05    11/01/05   10/01/15     5.0800%      0.02050%     Actual/360
      7             2.04%                           01/12/06    03/11/06   02/11/16     5.9200%      0.02050%     Actual/360
      8             1.66%                           10/14/05    12/11/05   11/11/15     5.3200%      0.02050%     Actual/360
      9             1.66%                           12/27/05    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     10             1.50%                           10/05/05    11/11/05   10/11/15     5.5100%      0.02050%     Actual/360
     11             1.49%                           12/22/05    02/11/06   01/11/16     5.5800%      0.02050%     Actual/360
    11.01
    11.02
    11.03
     12             1.41%                           02/07/06    03/11/06   02/11/16     5.7700%      0.02050%     Actual/360
     13             1.30%                           12/27/05    02/11/06   01/11/16     5.7700%      0.02050%     Actual/360
     14                                7.47%        11/30/05    01/11/06   12/11/15     5.4800%      0.02050%     Actual/360
    14.01
    14.02
     15             1.27%                           12/28/05    02/11/06   01/11/16     5.5600%      0.02050%     Actual/360
     16             1.25%                           12/05/05    01/11/06   12/11/15     5.5700%      0.02050%     Actual/360
     17             1.23%                           12/27/05    02/11/06   01/11/16     5.6900%      0.07050%     Actual/360
     18             1.19%                           01/17/06    03/11/06   02/11/16     5.7100%      0.02050%     Actual/360
     19             1.11%                           12/27/05    02/11/06   01/11/16     5.7200%      0.02050%     Actual/360
     20             1.09%                           11/30/05    01/11/06   12/11/15     5.3900%      0.02050%     Actual/360
     21                                6.04%        12/14/05    02/11/06   01/11/16     6.1000%      0.02050%     Actual/360
     22             0.97%                           12/22/05    02/11/06   01/11/16     5.6400%      0.02050%     Actual/360
     23             0.93%                           12/27/05    02/11/06   01/11/16     5.6700%      0.02050%     Actual/360
     24             0.90%                           02/02/05    03/11/05   02/11/15     5.4600%      0.02050%     Actual/360
     25             0.89%                           11/14/05    01/11/06   12/11/15     5.6800%      0.02956%     Actual/360
    25.01
    25.02
    25.03
    25.04
    25.05
    25.06
    25.07
    25.08
    25.09
    25.10
    25.11
    25.12
    25.13
    25.14
    25.15
    25.16
     26             0.87%                           12/27/05    02/11/06   01/11/16     5.6700%      0.02050%     Actual/360
     27             0.86%                           12/19/05    02/11/06   01/11/16     5.8000%      0.02050%     Actual/360
     28             0.75%                           12/15/05    02/11/06   01/11/16     5.6900%      0.06050%     Actual/360
     29                                4.29%        12/27/05    02/11/06   01/11/16     5.2300%      0.02050%     Actual/360
     30             0.73%                           12/27/05    02/11/06   01/11/16     5.7100%      0.02050%     Actual/360
     31             0.69%                           12/27/05    02/11/06   01/11/16     5.7100%      0.02050%     Actual/360
     32             0.67%                           01/10/06    02/11/06   01/11/16     5.6200%      0.02050%     Actual/360
     33             0.67%                           01/10/06    02/11/06   01/11/16     5.6100%      0.02050%     Actual/360
     34             0.67%                           01/18/06    03/11/06   02/11/16     5.2200%      0.02050%     Actual/360
     35             0.65%                           12/13/05    02/11/06   01/11/16     5.8600%      0.02050%     Actual/360
     36             0.64%                           12/29/05    02/11/06   01/11/16     5.4860%      0.02050%     Actual/360
     37             0.61%                           01/09/06    02/11/06   01/11/16     5.5400%      0.02050%     Actual/360
     38             0.61%                           12/15/05    02/11/06   01/11/16     5.4100%      0.02050%     Actual/360
     39             0.58%                           12/22/05    02/11/06   01/11/11     5.9400%      0.05050%     Actual/360
     40             0.58%                           12/20/05    02/11/06   01/11/16     5.4700%      0.02050%     Actual/360
     41             0.58%                           11/26/05    01/11/06   12/11/15     5.6500%      0.02050%     Actual/360
     42                                3.29%        12/14/05    02/11/06   01/11/16     5.4100%      0.05050%     Actual/360
     43             0.56%                           10/31/05    12/11/05   11/11/15     5.4900%      0.02050%     Actual/360
     44             0.56%                           12/28/05    02/11/06   01/11/16     5.5800%      0.02050%     Actual/360
     45                                3.25%        07/13/05    09/06/05   08/06/15     5.8100%      0.02050%     Actual/360
     46             0.56%                           11/10/05    01/11/06   12/11/15     5.2300%      0.02050%     Actual/360
     47             0.55%                           10/05/05    11/11/05   10/11/15     5.5100%      0.02050%     Actual/360
     48             0.55%                           09/26/05    11/11/05   10/11/15     5.0800%      0.02050%     Actual/360
     49             0.55%                           11/16/05    01/11/06   12/11/15     5.2400%      0.02050%     Actual/360
     50             0.54%                           12/27/05    02/11/06   01/11/16     5.7200%      0.02050%     Actual/360
     51             0.54%                           12/27/05    02/11/06   01/11/16     5.6700%      0.02050%     Actual/360
     52             0.53%                           12/20/05    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     53             0.50%                           12/30/05    02/11/06   01/11/13     4.8600%      0.02050%       30/360
     54             0.49%                           01/30/06    03/11/06   02/11/16     6.1800%      0.02050%     Actual/360
     55             0.49%                           10/31/05    12/11/05   11/11/15     5.4900%      0.02050%     Actual/360
     56             0.48%                           11/08/05    12/11/05   11/11/15     5.3500%      0.02050%     Actual/360
     57             0.47%                           12/20/05    02/11/06   01/11/11     6.0900%      0.02050%     Actual/360
     58                                2.73%        12/30/05    02/11/06   01/11/16     5.6100%      0.02050%     Actual/360
     59             0.47%                           12/15/05    02/11/06   01/11/16     5.5300%      0.02050%     Actual/360
     60             0.47%                           10/28/05    12/11/05   11/11/15     5.5400%      0.02050%     Actual/360
    60.01
    60.02
    60.03
     61                                2.65%        12/21/05    02/11/06   01/11/16     5.4500%      0.02050%     Actual/360
     62             0.43%                           12/05/05    01/11/06   12/11/15     5.7100%      0.02050%     Actual/360
     63                                2.49%        12/21/05    02/11/06   01/11/16     5.4500%      0.02050%     Actual/360
     64                                2.49%        12/14/05    02/11/06   01/11/16     5.5600%      0.02050%     Actual/360
     65             0.40%                           01/05/06    02/11/06   01/11/16     5.6900%      0.02050%     Actual/360
     66             0.40%                           11/16/05    01/11/06   12/11/15     5.5900%      0.02050%     Actual/360
     67             0.39%                           09/13/05    11/11/05   10/11/10     5.3500%      0.02050%     Actual/360
     68             0.39%                           01/06/06    02/11/06   01/11/16     5.7500%      0.02050%     Actual/360
     69                                2.23%        02/08/06    03/11/06   02/11/16     5.4300%      0.02050%     Actual/360
     70             0.37%                           12/01/05    01/11/06   12/11/15     5.2700%      0.02050%     Actual/360
     71             0.37%                           12/14/05    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     72                                2.11%        11/30/05    01/11/06   12/11/15     5.4800%      0.02050%     Actual/360
     73                                2.10%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     74             0.36%                           11/18/05    01/11/06   12/11/10     5.1000%      0.02050%       30/360
     75                                2.03%        01/03/06    02/11/06   01/11/16     5.7000%      0.02050%     Actual/360
     76             0.35%                           12/06/05    01/11/06   12/11/15     5.8300%      0.02050%     Actual/360
     77                                1.97%        12/20/05    02/11/06   01/11/16     5.5800%      0.02050%     Actual/360
     78             0.34%                           11/23/05    01/11/06   12/11/12     4.7400%      0.02050%       30/360
     79             0.33%                           12/06/05    01/11/06   12/11/10     5.8700%      0.02050%     Actual/360
     80             0.33%                           12/15/05    02/11/06   01/11/16     5.7500%      0.02050%     Actual/360
     81             0.32%                           12/22/05    02/11/06   01/11/16     5.4400%      0.06050%       30/360
     82                                1.85%        12/20/05    02/11/06   01/11/16     5.5800%      0.02050%     Actual/360
     83                                1.85%        12/01/05    01/11/06   12/11/15     5.8400%      0.02050%     Actual/360
     84             0.32%                           11/14/05    01/11/06   12/11/15     5.9300%      0.02050%     Actual/360
     85             0.32%                           10/27/05    12/11/05   11/11/15     5.0600%      0.02050%     Actual/360
     86                                1.82%        01/06/06    02/11/06   01/11/16     5.6000%      0.02050%     Actual/360
     87             0.31%                           08/16/05    10/11/05   09/11/15     5.2300%      0.02050%     Actual/360
     88                                1.78%        12/14/05    02/11/06   01/11/16     5.4900%      0.02050%     Actual/360
     89             0.30%                           01/20/06    03/11/06   02/11/16     5.4500%      0.02050%       30/360
     90             0.30%                           12/20/05    02/11/06   01/11/16     5.6500%      0.02050%     Actual/360
     91             0.30%                           12/28/05    02/11/06   01/11/16     5.7000%      0.02050%     Actual/360
     92             0.30%                           12/15/05    02/11/06   01/11/16     5.1500%      0.02050%     Actual/360
     93             0.30%                           12/28/05    02/11/06   01/11/16     5.8000%      0.08050%     Actual/360
     94             0.30%                           02/10/06    03/11/06   02/11/11     5.1700%      0.02050%       30/360
     95             0.30%                           12/01/05    01/11/06   12/11/15     5.6000%      0.02050%     Actual/360
     96             0.29%                           01/10/06    02/11/06   01/11/16     5.4700%      0.02050%     Actual/360
     97             0.29%                           10/18/05    12/11/05   11/11/15     5.5300%      0.06050%     Actual/360
     98                                1.68%        12/29/05    02/06/06   01/06/16     5.3200%      0.02050%     Actual/360
     99             0.29%                           11/30/05    01/11/06   12/11/15     5.7000%      0.02050%     Actual/360
     100                               1.65%        11/30/05    01/11/06   12/11/15     5.6000%      0.02050%     Actual/360
     101            0.28%                           12/07/05    01/11/06   12/11/15     5.9900%      0.02050%     Actual/360
     102                               1.60%        01/10/06    02/11/06   01/11/16     5.7200%      0.02050%     Actual/360
     103                               1.60%        12/30/05    02/11/06   01/11/16     5.5000%      0.02050%     Actual/360
     104            0.28%                           12/22/05    02/11/06   01/11/11     6.0300%      0.02050%     Actual/360
     105            0.27%                           11/15/05    01/11/06   12/11/15     5.3700%      0.02050%     Actual/360
     106            0.27%                           12/21/05    02/11/06   01/11/16     5.6800%      0.02050%     Actual/360
     107                               1.56%        12/30/05    02/11/06   01/11/16     5.6100%      0.02050%     Actual/360
     108            0.27%                           01/18/06    03/11/06   02/11/11     4.4400%      0.02050%       30/360
     109                               1.55%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     110                               1.50%        12/05/05    01/11/06   12/11/15     5.3900%      0.02050%     Actual/360
     111                               1.47%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     112            0.25%                           10/31/05    12/11/05   11/11/15     5.4900%      0.02050%     Actual/360
     113            0.24%                           12/14/05    02/11/06   01/11/16     6.0200%      0.02050%     Actual/360
     114            0.24%                           12/22/05    02/11/06   01/11/16     5.7200%      0.02050%     Actual/360
     115            0.24%                           01/04/06    02/11/06   01/11/13     4.7900%      0.02050%       30/360
     116                               1.37%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     117                               1.35%        12/21/05    02/11/06   01/11/16     5.5100%      0.02050%     Actual/360
     118            0.23%                           10/18/05    12/11/05   11/11/15     5.4400%      0.02050%     Actual/360
     119            0.23%                           11/21/05    01/11/06   12/11/20     5.4700%      0.02050%     Actual/360
     120            0.23%                           01/05/06    02/11/06   01/11/13     6.0300%      0.02050%     Actual/360
     121                               1.32%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     122            0.23%                           01/19/06    03/11/06   02/11/16     5.5100%      0.02050%     Actual/360
     123                               1.30%        10/12/05    12/11/05   11/11/10     5.5600%      0.02050%     Actual/360
     124            0.22%                           01/05/06    02/11/06   01/11/13     6.0300%      0.02050%     Actual/360
     125                               1.29%        01/31/06    03/11/06   02/11/16     5.4300%      0.06050%     Actual/360
     126            0.22%                           11/07/05    01/11/06   12/11/15     5.8100%      0.02050%     Actual/360
     127            0.22%                           12/21/05    02/11/06   01/11/16     5.6800%      0.02050%     Actual/360
     128            0.22%                           09/30/05    11/11/05   10/11/15     5.5500%      0.02050%     Actual/360
     129            0.21%                           12/16/05    02/11/06   01/11/11     4.6900%      0.02050%       30/360
     130            0.21%                           11/16/05    01/11/06   12/11/15     5.3300%      0.02050%     Actual/360
     131                               1.19%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     132                               1.18%        11/30/05    01/11/06   12/11/15     5.6100%      0.02050%     Actual/360
     133            0.20%                           12/16/05    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     134            0.20%                           11/07/05    12/11/05   11/11/12     4.8100%      0.02050%       30/360
     135                               1.16%        12/22/05    02/11/06   01/11/16     5.5400%      0.02050%     Actual/360
     136            0.20%                           12/02/05    01/11/06   12/11/15     5.5400%      0.02050%     Actual/360
     137                               1.12%        12/29/05    02/11/06   01/11/21     5.8500%      0.02050%     Actual/360
     138            0.19%                           10/31/05    12/11/05   11/11/15     5.4900%      0.02050%     Actual/360
     139                               1.07%        11/30/05    01/11/06   12/11/15     5.7800%      0.02050%     Actual/360
     140            0.18%                           12/15/05    02/11/06   01/11/16     5.6000%      0.02050%     Actual/360
     141                               1.06%        11/30/05    01/11/06   12/11/15     5.3700%      0.02050%     Actual/360
     142            0.18%                           12/21/05    02/11/06   01/11/16     5.5600%      0.02050%     Actual/360
     143                               1.04%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     144                               1.03%        12/29/05    02/11/06   01/11/16     5.4800%      0.02050%     Actual/360
     145                               1.01%        01/04/06    02/11/06   01/11/16     5.7200%      0.02050%     Actual/360
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
     146            0.17%                           11/15/05    01/11/06   12/11/15     5.9600%      0.02050%     Actual/360
     147            0.17%                           01/07/05    02/11/05   01/11/15     5.4700%      0.02050%     Actual/360
     148            0.17%                           09/30/05    11/11/05   10/11/15     5.5500%      0.02050%     Actual/360
     149            0.17%                           01/23/06    03/11/06   02/11/16     5.6200%      0.02050%     Actual/360
     150            0.17%                           09/30/05    11/11/05   10/11/15     5.5600%      0.02050%     Actual/360
     151            0.17%                           01/09/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     152            0.17%                           01/11/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     153            0.16%                           11/14/05    01/11/06   12/11/15     5.7500%      0.02050%     Actual/360
     154            0.16%                           01/13/06    03/11/06   02/11/16     5.5600%      0.02050%     Actual/360
   154.01
   154.02
   154.03
     155                               0.92%        12/28/05    02/11/06   01/11/16     5.5800%      0.02050%     Actual/360
     156            0.16%                           01/12/06    03/11/06   02/11/16     5.5800%      0.02050%     Actual/360
     157            0.16%                           01/11/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     158                               0.90%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     159                               0.89%        01/03/06    02/11/06   01/11/16     5.7000%      0.02050%     Actual/360
     160                               0.89%        01/06/06    02/11/06   01/11/16     5.6800%      0.02050%     Actual/360
     161                               0.88%        01/19/06    03/11/06   02/11/16     5.6900%      0.06050%     Actual/360
     162                               0.88%        12/02/05    01/11/06   12/11/15     5.6800%      0.02050%     Actual/360
     163            0.15%                           11/21/05    01/11/06   12/11/20     5.4700%      0.02050%     Actual/360
     164            0.15%                           01/18/06    03/01/06   02/01/16     5.6500%      0.02050%     Actual/360
     165            0.15%                           11/15/05    01/11/06   12/11/15     5.8300%      0.11050%     Actual/360
     166            0.15%                           01/12/06    03/11/06   02/11/16     5.3800%      0.03050%     Actual/360
     167            0.15%                           07/21/05    09/11/05   08/11/15     5.0500%      0.02050%     Actual/360
     168            0.15%                           08/16/05    10/11/05   09/11/15     5.2300%      0.02050%     Actual/360
     169                               0.86%        12/23/05    02/11/06   01/11/16     5.5400%      0.02050%     Actual/360
     170            0.15%                           02/03/06    03/11/06   02/11/16     5.7900%      0.02050%     Actual/360
     171            0.14%                           11/28/05    01/11/06   12/11/15     5.7000%      0.02050%     Actual/360
     172                               0.84%        12/29/05    02/11/06   01/11/16     5.7400%      0.02050%     Actual/360
     173                               0.83%        12/29/05    02/06/06   01/06/16     5.3200%      0.02050%     Actual/360
     174            0.14%                           10/28/05    12/11/05   11/11/15     5.1000%      0.02050%     Actual/360
     175            0.14%                           12/20/05    02/11/06   01/11/16     5.4600%      0.02050%     Actual/360
     176                               0.82%        12/06/05    01/11/06   12/11/15     5.8100%      0.02050%     Actual/360
     177            0.14%                           11/30/05    01/11/06   12/11/15     5.6700%      0.02050%     Actual/360
     178                               0.82%        01/10/06    02/11/06   01/11/13     5.7800%      0.02050%     Actual/360
     179            0.14%                           12/01/05    01/11/06   12/11/15     5.8000%      0.02050%     Actual/360
     180            0.14%                           09/30/05    11/11/05   10/11/15     5.5600%      0.02050%     Actual/360
     181                               0.81%        12/22/05    02/11/06   01/11/16     5.5400%      0.02050%     Actual/360
     182            0.14%                           11/16/05    01/11/06   12/11/15     5.6200%      0.02050%     Actual/360
     183            0.14%                           12/14/05    02/11/06   01/11/16     5.7600%      0.02050%     Actual/360
     184            0.14%                           09/20/05    11/11/05   10/11/15     5.8100%      0.02050%     Actual/360
     185            0.14%                           11/30/05    01/11/06   12/11/15     5.7300%      0.02050%     Actual/360
     186            0.14%                           01/13/06    03/11/06   02/11/16     5.6500%      0.02050%     Actual/360
   186.01
   186.02
     187            0.13%                           01/19/06    03/11/06   02/11/11     4.7000%      0.02050%       30/360
     188            0.13%                           11/28/05    01/11/06   12/11/15     5.0800%      0.08050%     Actual/360
     189            0.13%                           12/21/05    02/11/06   01/11/16     5.6200%      0.02050%     Actual/360
     190            0.13%                           12/22/05    02/11/06   01/11/16     5.8400%      0.02050%     Actual/360
     191            0.13%                           12/21/05    02/11/06   01/11/16     5.5700%      0.02050%     Actual/360
     192            0.13%                           01/19/06    03/11/06   02/11/16     5.8400%      0.02050%     Actual/360
     193            0.12%                           10/27/05    12/11/05   11/11/28     6.0800%      0.02050%     Actual/360
     194            0.12%                           01/03/06    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     195                               0.71%        01/11/06    03/11/06   02/11/16     5.5800%      0.02050%     Actual/360
     196                               0.70%        10/12/05    12/11/05   11/11/15     5.6700%      0.02050%     Actual/360
     197            0.12%                           02/03/06    03/11/06   02/11/16     5.6900%      0.02050%     Actual/360
     198                               0.69%        01/20/06    03/11/06   02/11/16     5.6900%      0.06050%     Actual/360
     199            0.12%                           10/03/05    12/11/05   11/11/15     5.4300%      0.02050%     Actual/360
     200            0.12%                           01/11/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     201            0.12%                           11/18/05    01/11/06   12/11/10     5.0200%      0.02050%       30/360
     202            0.12%                           01/11/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     203                               0.67%        10/27/05    12/11/05   11/11/10     5.4400%      0.02050%     Actual/360
     204            0.11%                           11/17/05    01/11/06   12/11/15     5.6400%      0.02050%     Actual/360
     205            0.11%                           01/11/06    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     206            0.11%                           12/22/05    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     207            0.11%                           01/19/06    03/11/06   02/11/16     5.3600%      0.02050%     Actual/360
     208            0.11%                           01/09/06    02/11/06   01/11/16     5.7400%      0.04050%     Actual/360
     209            0.11%                           10/21/05    12/11/05   11/11/15     5.8100%      0.08050%     Actual/360
     210            0.11%                           09/20/05    11/11/05   10/11/15     5.4000%      0.10050%     Actual/360
     211            0.11%                           01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     212            0.11%                           10/05/05    11/11/05   10/11/15     5.4400%      0.02050%     Actual/360
     213            0.11%                           09/30/05    11/11/05   10/11/15     5.5500%      0.02050%     Actual/360
     214            0.11%                           08/25/05    10/11/05   09/11/15     5.2300%      0.02050%     Actual/360
     215            0.10%                           11/30/05    01/11/06   12/11/15     5.4400%      0.02050%     Actual/360
     216            0.10%                           12/30/05    02/11/06   01/11/16     5.7300%      0.02050%     Actual/360
     217                               0.59%        01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     218            0.10%                           09/30/05    11/11/05   10/11/15     5.5500%      0.02050%     Actual/360
     219            0.10%                           12/22/05    02/11/06   01/11/16     5.8400%      0.02050%     Actual/360
     220            0.10%                           10/28/05    12/11/05   11/11/15     5.5400%      0.02050%     Actual/360
     221                               0.57%        11/28/05    01/11/06   01/11/12     5.3800%      0.09050%     Actual/360
     222            0.10%                           10/07/05    11/11/05   10/11/15     5.4300%      0.10050%     Actual/360
     223                               0.56%        01/10/06    03/11/06   02/11/16     5.5500%      0.02050%     Actual/360
     224            0.10%                           12/20/05    02/11/06   01/11/16     5.5200%      0.08050%     Actual/360
     225            0.10%                           10/10/05    12/11/05   11/11/15     5.2100%      0.02050%     Actual/360
     226            0.10%                           09/30/05    11/11/05   10/11/15     5.5100%      0.02050%     Actual/360
     227            0.10%                           11/28/05    01/11/06   12/11/15     5.7300%      0.02050%     Actual/360
     228            0.09%                           10/13/05    12/11/05   11/11/15     5.8300%      0.09050%     Actual/360
     229            0.09%                           12/02/05    02/11/06   01/11/16     5.8100%      0.02050%     Actual/360
     230            0.09%                           12/12/05    02/11/06   01/11/16     5.5500%      0.02050%     Actual/360
     231                               0.54%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     232            0.09%                           12/22/05    02/11/06   01/11/16     5.6000%      0.02050%     Actual/360
     233            0.09%                           12/21/05    02/11/06   01/11/16     5.6500%      0.02050%     Actual/360
     234            0.09%                           11/01/05    12/11/05   11/11/15     5.4500%      0.02050%     Actual/360
     235            0.09%                           02/09/06    03/11/06   02/11/16     5.6500%      0.04050%     Actual/360
     236            0.09%                           12/28/05    02/01/06   01/01/16     5.6900%      0.04050%     Actual/360
     237            0.08%                           12/20/05    02/11/06   01/11/16     5.5700%      0.08050%     Actual/360
     238            0.08%                           12/19/05    02/11/06   01/11/16     5.7500%      0.02050%     Actual/360
     239            0.08%                           11/21/05    01/11/06   12/11/15     5.3600%      0.02050%     Actual/360
   239.01
   239.02
     240            0.08%                           10/11/05    12/11/05   11/11/15     5.3700%      0.02050%     Actual/360
     241            0.08%                           11/29/05    01/11/06   12/11/15     5.6800%      0.02050%     Actual/360
     242            0.08%                           12/20/05    02/11/06   01/11/16     5.5200%      0.09050%     Actual/360
     243            0.08%                           12/22/05    02/11/06   01/11/16     5.7800%      0.02050%     Actual/360
     244            0.08%                           12/12/05    02/11/06   01/11/16     5.9700%      0.02050%     Actual/360
     245            0.08%                           09/29/05    12/11/05   11/11/15     5.5000%      0.02050%     Actual/360
     246            0.08%                           10/05/05    11/11/05   10/11/15     5.4400%      0.02050%     Actual/360
     247            0.08%                           12/16/05    02/11/06   01/11/16     5.4700%      0.11050%     Actual/360
     248            0.08%                           10/13/05    12/11/05   11/11/20     6.0900%      0.02050%     Actual/360
     249                               0.44%        11/09/05    12/11/05   11/11/15     5.2300%      0.06050%     Actual/360
     250            0.07%                           11/09/05    01/11/06   12/11/15     5.6400%      0.02050%     Actual/360
     251            0.07%                           11/21/05    01/11/06   12/11/15     5.3100%      0.02050%     Actual/360
     252            0.07%                           10/17/05    12/11/05   11/11/15     5.7800%      0.02050%     Actual/360
     253            0.07%                           09/30/05    11/11/05   10/11/15     5.5100%      0.02050%     Actual/360
     254                               0.41%        01/05/06    02/11/06   01/11/16     5.8000%      0.02050%     Actual/360
     255            0.07%                           09/29/05    12/11/05   11/11/15     5.5000%      0.02050%     Actual/360
     256            0.07%                           10/26/05    12/11/05   11/11/15     5.1400%      0.02050%     Actual/360
     257            0.07%                           01/17/06    03/11/06   02/11/16     5.4900%      0.02050%     Actual/360
     258            0.07%                           09/29/05    12/11/05   11/11/15     5.5000%      0.02050%     Actual/360
     259                               0.40%        12/06/05    01/11/06   12/11/15     5.7200%      0.02050%     Actual/360
     260            0.07%                           11/28/05    01/11/06   12/11/15     5.7000%      0.02050%     Actual/360
     261            0.07%                           02/03/06    03/11/06   02/11/16     5.6900%      0.02050%     Actual/360
     262            0.07%                           11/04/05    12/11/05   11/11/15     5.2400%      0.02050%     Actual/360
     263            0.07%                           01/12/06    03/05/06   02/05/16     5.6300%      0.02050%     Actual/360
     264            0.07%                           12/01/05    01/11/06   12/11/15     6.0200%      0.06050%     Actual/360
     265            0.07%                           10/13/05    12/11/05   11/11/15     5.7200%      0.02050%     Actual/360
     266            0.06%                           12/20/05    02/11/06   01/11/16     5.5200%      0.09050%     Actual/360
     267            0.06%                           12/19/05    02/11/06   01/11/13     5.7400%      0.02050%     Actual/360
     268            0.06%                           12/15/05    02/11/06   01/11/16     5.6400%      0.02050%     Actual/360
     269            0.06%                           09/20/05    11/11/05   10/11/15     5.4000%      0.10050%     Actual/360
   269.01
   269.02
     270            0.06%                           12/22/05    02/11/06   01/11/16     5.8400%      0.02050%     Actual/360
     271            0.06%                           10/21/05    12/11/05   11/11/15     5.2200%      0.02050%     Actual/360
     272            0.06%                           01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     273            0.06%                           11/07/05    01/11/06   12/11/15     5.7400%      0.11050%     Actual/360
     274            0.06%                           12/20/05    02/01/06   01/01/16     5.7300%      0.04050%     Actual/360
     275            0.06%                           01/23/06    03/11/06   02/11/16     5.8300%      0.02050%     Actual/360
     276                               0.32%        01/06/06    02/11/06   01/11/13     5.7500%      0.02050%     Actual/360
     277            0.06%                           12/01/05    01/11/06   12/11/15     5.5900%      0.02050%     Actual/360
     278            0.06%                           10/13/05    12/11/05   11/11/15     5.5900%      0.02050%     Actual/360
     279            0.06%                           11/14/05    01/11/06   12/11/15     5.8100%      0.11050%     Actual/360
     280            0.05%                           10/11/05    12/11/05   11/11/15     5.5300%      0.02050%     Actual/360
     281            0.05%                           01/16/06    03/11/06   02/11/11     6.2000%      0.02050%     Actual/360
     282            0.05%                           01/13/06    03/11/06   02/11/16     5.7600%      0.02050%     Actual/360
     283            0.05%                           10/03/05    12/11/05   11/11/15     5.4300%      0.02050%     Actual/360
     284            0.05%                           12/21/05    02/11/06   01/11/16     5.8400%      0.02050%     Actual/360
     285                               0.30%        12/05/05    01/11/06   12/11/15     5.9000%      0.02050%     Actual/360
     286            0.05%                           09/26/05    11/11/05   10/11/15     5.5700%      0.02050%     Actual/360
     287            0.05%                           12/12/05    02/11/06   01/11/16     6.0200%      0.02050%     Actual/360
     288            0.05%                           12/09/05    01/11/06   12/11/15     5.9700%      0.02050%     Actual/360
     289                               0.28%        12/23/05    02/11/06   01/11/16     5.8300%      0.02050%     Actual/360
     290            0.05%                           11/28/05    01/11/06   12/11/15     6.0200%      0.02050%     Actual/360
     291            0.05%                           09/20/05    11/11/05   10/11/15     5.4000%      0.10050%     Actual/360
     292                               0.26%        01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     293            0.04%                           10/26/05    12/11/05   11/11/15     5.5000%      0.02050%     Actual/360
     294            0.04%                           02/09/06    03/11/06   02/11/16     5.9300%      0.02050%     Actual/360
     295            0.04%                           10/12/05    12/11/05   11/11/15     5.7700%      0.02050%     Actual/360
     296            0.04%                           01/26/06    03/11/06   02/11/16     6.5300%      0.06050%     Actual/360
     297                               0.23%        12/29/05    02/11/06   01/11/16     5.8400%      0.02050%     Actual/360
     298            0.03%                           11/15/05    01/11/06   12/11/15     5.9100%      0.02050%     Actual/360
     299            0.03%                           09/30/05    11/11/05   10/11/15     5.5500%      0.02050%     Actual/360
     300            0.03%                           12/19/05    02/11/06   01/11/16     5.9200%      0.08050%     Actual/360
     301                               0.16%        01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     302                               0.16%        01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     303            0.03%                           11/09/05    01/11/06   12/11/15     5.4700%      0.02050%     Actual/360
     304                               0.11%        01/30/06    03/06/06   02/06/16     5.5800%      0.08050%     Actual/360
     305            0.02%                           10/28/05    12/11/05   11/11/15     5.5400%      0.02050%     Actual/360

                          ORIGINAL
             INTEREST     TERM TO      REMAINING                 ORIGINAL
MORTGAGE      ACCURAL   MATURITY OR     TERM TO      REMAINING     AMORT     REMAINING                      MATURITY DATE
  LOAN        METHOD        ARD       MATURITY OR    IO PERIOD     TERM     AMORT TERM     MONTHLY P&I     OR ARD BALLOON       ARD
 NUMBER      DURING IO     (MOS.)     ARD (MOS.)      (MOS.)      (MOS.)      (MOS.)      PAYMENTS ($)       BALANCE ($)       LOAN
------------------------------------------------------------------------------------------------------------------------------------

    1       Actual/360      120           118           22          360         360       1,792,444.83     276,292,379.51        N
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
    2       Actual/360      120           118           46          360         360       1,447,834.09     228,757,690.46        N
    3       Actual/360      120           119           119         IO          IO             IO          205,000,000.00        N
    4       Actual/360      120           116           56          360         360        916,549.15      150,833,191.02        N
    5                       120           119                       360         359        774,075.96      111,531,978.95        N
    6       Actual/360      120           115           115         IO          IO             IO          115,000,000.00        N
    7       Actual/360      120           119           59          300         300        469,973.72       66,367,030.15        N
    8       Actual/360      120           116           56          360         360        333,928.38       55,596,001.62        N
    9                       120           118                       360         358        349,381.77       50,464,516.29        N
   10       Actual/360      120           115           79          300         300        331,929.81       50,851,446.67        N
   11                       120           118                       360         358        309,321.97       45,210,920.87        N
  11.01
  11.02
  11.03
   12       Actual/360      120           119           119         IO          IO             IO           51,000,000.00        N
   13       Actual/360      120           118           58          360         360        274,876.68       43,827,392.69        N
   14       Actual/360      120           117           45          360         360        263,325.38       42,386,954.88        N
  14.01
  14.02
   15       Actual/360      120           118           82          360         360        262,059.89       44,022,800.94        N
   16       Actual/360      120           117           33          360         360        257,484.90       40,311,536.93        N
   17       Actual/360      120           118           34          360         360        257,996.26       39,958,201.53        N
   18       Actual/360      120           119           23          360         360        249,844.75       37,851,327.86        N
   19                       120           118                       360         358        232,667.39       33,632,834.72        N
   20       Actual/360      120           117           81          360         360        221,558.16       37,873,513.24        N
   21       Actual/360      120           118           118         IO          IO             IO           37,600,000.00        N
   22       Actual/360      120           118           46          360         360        201,811.33       32,004,329.93        N
   23                       120           118                       360         358        193,797.74       28,124,791.03        N
   24       Actual/360      120           107           107         IO          IO             IO           32,574,000.00        N
   25                       120           117                     Varies      Varies          Steps         23,292,686.08        N
  25.01
  25.02
  25.03
  25.04
  25.05
  25.06
  25.07
  25.08
  25.09
  25.10
  25.11
  25.12
  25.13
  25.14
  25.15
  25.16
   26                       120           118                       360         358        182,227.72       26,445,699.04        N
   27       Actual/360      120           118           58          360         360        182,773.57       29,059,238.84        N
   28       Actual/360      120           118           82          360         360        157,116.82       26,047,354.09        N
   29       Actual/360      120           118           34          360         360        147,107.81       23,748,351.36        N
   30                       120           118                       360         358        153,974.09       22,275,006.27        N
   31       Actual/360      120           118           118         IO          IO             IO           25,000,000.00        N
   32       Actual/360      120           118           58          360         360        139,376.30       22,542,872.40        N
   33       Actual/360      120           118           46          360         360        137,930.33       21,934,600.81        N
   34       Actual/360      120           119           119         IO          IO             IO           24,000,000.00        N
   35                       120           118                       300         298        150,677.65       18,261,337.18        N
   36       Actual/360      120           118           22          360         360        130,956.43       20,227,965.29        N
   37       Actual/360      120           118           34          360         360        125,466.26       19,694,654.18        N
   38       Actual/360      120           118           58          360         360        123,674.14       20,411,541.61        N
   39       Actual/360       60           58            34          360         360        125,096.68       20,498,385.08        N
   40       Actual/360      120           118           58          360         360        118,840.72       19,500,473.47        N
   41       Actual/360      120           117           57          360         360        121,219.52       19,550,739.23        N
   42       Actual/360      120           118           58          360         360        115,241.81       19,019,845.59        N
   43       Actual/360      120           116           20          360         360        115,462.79       17,828,854.24        N
   44       Actual/360      120           118           70          360         360        116,242.05       19,191,082.04        N
   45       Actual/360      120           113           53          360         360        118,946.48       18,894,531.72        N
   46                       120           117                       360         357        111,846.02       16,812,339.71        N
   47       Actual/360      120           115           79          300         300        122,936.97       18,833,869.14        N
   48       Actual/360      120           115           43          360         360        107,938.01       18,041,661.37        N
   49                       120           117                       240         237        134,320.49       12,693,178.57        N
   50                       120           118                       360         358        113,425.35       16,396,006.93        N
   51                       120           118                       360         358        112,807.64       16,371,147.01        N
   52       Actual/360      120           118           26          360         360        112,704.91       17,095,155.52        N
   53         30/360         84           82            82          IO          IO             IO           17,889,015.00        N
   54       Actual/360      120           119           35          360         360        108,360.75       16,072,244.67        N
   55       Actual/360      120           116           20          360         360         99,979.27       15,438,011.72        N
   56       Actual/360      120           116           20          300         300        105,298.18       14,211,677.55        N
   57       Actual/360       60           58            34          360         360        102,909.33       16,606,406.99        N
   58       Actual/360      120           118           46          360         360         97,700.65       15,537,008.91        N
   59       Actual/360      120           118           82          360         360         96,844.35       16,318,524.17        Y
   60                       120           116                       360         356         96,209.81       14,107,171.45        N
  60.01
  60.02
  60.03
   61       Actual/360      120           118           34          360         360         93,168.22       14,743,689.95        N
   62       Actual/360      120           117           21          360         360         90,060.32       13,646,040.56        N
   63       Actual/360      120           118           34          360         360         87,521.67       13,850,132.98        N
   64                       120           118                       360         358         88,591.68       12,969,230.99        N
   65                       120           118                       360         358         83,254.52       12,063,211.59        N
   66                       120           117                       360         357         82,289.87       12,019,238.91        N
   67                        60           55                        300         295         86,235.58       12,752,080.10        N
   68                       120           118                       360         358         81,700.20       11,782,169.13        N
   69       Actual/360      120           119           59          360         360         78,087.92       12,862,497.99        N
   70       Actual/360      120           117           33          360         360         74,714.82       12,018,393.99        N
   71                       120           118                       300         298         84,543.36       10,296,806.25        N
   72       Actual/360      120           117           57          360         360         74,499.33       12,213,193.09        N
   73       Actual/360      120           116           56          360         360         71,845.91       12,066,991.94        N
   74         30/360         60           57            57          IO          IO             IO           12,987,015.00        N
   75       Actual/360      120           118           58          360         360         73,205.91       11,750,253.41        N
   76                       120           117                       360         357         73,583.11       10,546,212.56        N
   77       Actual/360      120           118           118         IO          IO             IO           12,285,000.00        Y
   78         30/360         84           81            81          IO          IO             IO           12,154,118.00        Y
   79       Actual/360       60           57            21          360         360         70,354.97       11,456,605.53        N
   80       Actual/360      120           118           46          360         360         68,861.60       10,810,119.13        Y
   81         30/360        120           118           118         IO          IO             IO           11,700,000.00        N
   82       Actual/360      120           118           22          360         360         65,874.12       10,092,805.36        N
   83       Actual/360      120           117           57          360         360         67,769.82       10,734,415.11        N
   84                       120           117                       300         297         73,603.36       8,883,195.91         N
   85       Actual/360      120           116           116         IO          IO             IO           11,440,000.00        Y
   86       Actual/360      120           118           58          360         360         64,870.92       10,512,410.24        N
   87       Actual/360      120           114           42          357         357         62,340.46       10,224,999.58        Y
   88       Actual/360      120           118           34          360         360         62,954.95       9,926,664.78         N
   89         30/360        120           119           119         IO          IO             IO           11,000,000.00        N
   90       Actual/360      120           118           118         IO          IO             IO           11,000,000.00        N
   91       Actual/360      120           118           10          324         324         66,592.65       9,080,417.60         N
   92       Actual/360      120           118           34          360         360         58,970.83       9,589,718.03         N
   93       Actual/360      120           118           22          360         360         63,075.92       9,483,349.36         N
   94         30/360         60           59            59          IO          IO             IO           10,690,800.00        N
   95                       120           117                       360         357         61,426.45       8,964,832.33         N
   96                       120           118                       360         358         59,759.90       8,811,254.74         N
   97       Actual/360      120           116           32          360         360         59,815.63       9,397,936.78         N
   98                       120           118                       360         358         58,437.47       8,720,134.42         N
   99       Actual/360      120           117           57          360         360         59,781.24       9,595,837.82         N
   100                      120           117                       360         357         59,130.14       8,629,698.20         N
   101                      120           117                       300         297         65,656.41       7,895,008.65         N
   102                      120           118                       360         358         58,166.85       8,408,208.69         N
   103                      120           118                       360         358         56,778.90       8,351,759.38         N
   104                       60           58                        300         298         64,613.65       9,045,061.50         N
   105      Actual/360      120           117           21          360         360         55,406.30       8,645,443.94         N
   106                      120           118                       360         358         56,523.44       8,196,461.22         N
   107      Actual/360      120           118           46          360         360         55,746.84       8,865,234.49         N
   108        30/360         60           59            59          IO          IO             IO           9,645,224.00         N
   109      Actual/360      120           116           56          360         360         53,124.10       8,922,541.12         N
   110      Actual/360      120           117            9          360         360         52,444.78       7,981,263.53         N
   111      Actual/360      120           116           56          360         360         50,380.29       8,461,700.48         N
   112      Actual/360      120           116           20          360         360         50,874.41       7,855,625.43         N
   113                      120           118                       360         358         52,993.82       7,482,627.19         N
   114                      120           118                       360         358         50,023.49       7,231,059.47         N
   115        30/360         84           82            82          IO          IO             IO           8,550,000.00         N
   116      Actual/360      120           116           56          360         360         46,881.66       7,874,082.39         N
   117                      120           118                       360         358         47,746.99       7,017,649.95         N
   118                      120           116                       360         356         46,927.32       6,935,875.62         N
   119                      180           177                       360         357         46,687.43       5,861,178.19         N
   120      Actual/360       84           82            22          300         300         52,983.19       7,418,555.41         N
   121      Actual/360      120           116           56          360         360         45,085.51       7,572,407.59         N
   122                      120           119                       360         359         46,468.05       6,829,027.71         N
   123                       60           56                        360         356         46,582.07       7,577,662.66         N
   124      Actual/360       84           82            22          300         300         52,013.99       7,282,850.13         N
   125      Actual/360      120           119           23          360         360         45,072.39       6,995,463.29         N
   126                      120           117                       360         357         46,991.20       6,745,530.08         N
   127                      120           118                       360         358         45,867.38       6,651,226.73         N
   128                      120           115                       360         355         45,297.59       6,637,316.80         N
   129        30/360         60           58            58          IO          IO             IO           7,469,000.00         Y
   130      Actual/360      120           117            9          360         360         41,230.51       6,306,179.60         N
   131      Actual/360      120           116           56          360         360         40,661.26       6,829,325.19         N
   132                      120           117                       360         357         42,471.05       6,193,497.95         N
   133      Actual/360      120           118           10          360         360         43,032.78       6,340,327.94         N
   134        30/360         84           80            80          IO          IO             IO           7,348,880.00         Y
   135                      120           118                       360         358         41,204.26       6,041,610.93         N
   136      Actual/360      120           117           21          360         360         40,833.57       6,278,319.87         N
   137                      180           178                       360         358         41,295.87       5,068,528.38         N
   138      Actual/360      120           116           20          360         360         38,929.98       6,011,261.20         N
   139                      120           117                       360         357         38,963.70       5,606,379.35         N
   140                      120           118                       360         358         38,032.73       5,550,115.46         N
   141      Actual/360      120           117            9          360         360         36,937.53       5,630,703.81         N
   142                      120           118                       360         358         37,151.35       5,438,709.78         N
   143      Actual/360      120           116           56          360         360         35,702.57       5,996,480.66         N
   144      Actual/360      120           118           58          360         360         36,258.23       5,943,847.87         N
   145                      120           118                       360         358         36,645.11       5,297,171.46         N
 145.01
 145.02
 145.03
 145.04
 145.05
 145.06
   146                      120           117                       360         357         36,714.35       5,208,842.22         N
   147                      120           106                       300         286         37,962.43       4,713,066.58         N
   148                      120           115                       360         355         34,495.59       5,054,533.43         N
   149      Actual/360      120           119           59          360         360         34,520.45       5,583,161.58         N
   150      Actual/360      120           115           31          360         360         34,247.83       5,366,689.25         N
   151                      120           118                       360         358         34,891.59       5,039,723.03         Y
   152                      120           118                       360         358         34,874.12       5,037,199.81         Y
   153      Actual/360      120           117            9          360         360         34,314.08       5,068,652.46         N
   154                      120           119                       360         359         33,321.90       4,877,633.03         N
 154.01
 154.02
 154.03
   155      Actual/360      120           118           70          360         360         32,765.22       5,409,401.73         N
   156      Actual/360      120           119           119         IO          IO             IO           5,700,000.00         N
   157                      120           118                       360         358         33,232.03       4,800,016.57         Y
   158      Actual/360      120           116           56          360         360         30,854.07       5,182,143.78         N
   159      Actual/360      120           118           58          360         360         32,212.22       5,170,372.35         N
   160      Actual/360      120           118           10          360         360         32,141.92       4,774,819.84         N
   161      Actual/360      120           119           59          360         360         31,887.18       5,122,883.77         N
   162                      120           117                       360         357         31,852.35       4,619,368.51         N
   163                      180           177                       360         357         31,124.95       3,907,452.12         N
   164                      120           119                       300         299         34,113.50       4,187,808.02         N
   165                      120           117                       360         357         32,229.40       4,619,241.45         N
   166      Actual/360      120           119           59          360         360         30,255.28       5,007,766.92         N
   167      Actual/360      120           113           113         IO          IO             IO           5,400,000.00         Y
   168      Actual/360      120           114           42          355         355         29,869.50       4,879,999.84         Y
   169      Actual/360      120           118           34          360         360         30,482.60       4,784,905.75         N
   170                      120           119                       360         359         31,210.70       4,486,367.17         Y
   171      Actual/360      120           117            3          360         360         30,325.92       4,446,026.35         N
   172      Actual/360      120           118           34          360         360         30,312.76       4,673,951.08         N
   173                      120           118                       360         358         28,940.46       4,318,542.76         N
   174                      120           116                       360         356         28,233.39       4,288,405.47         N
   175      Actual/360      120           118           64          360         360         29,112.02       4,824,784.31         N
   176      Actual/360      120           117           57          360         360         30,074.37       4,777,193.74         N
   177      Actual/360      120           117           33          360         360         29,503.54       4,577,911.97         N
   178      Actual/360       84           82            16          360         360         29,859.48       4,718,635.10         N
   179                      120           117                       300         297         32,238.70       3,922,097.21         N
   180      Actual/360      120           115           31          360         360         28,852.31       4,521,202.83         N
   181                      120           118                       360         358         28,800.21       4,222,856.08         N
   182                      120           117                       360         357         28,939.64       4,216,893.04         Y
   183      Actual/360      120           118           22          360         360         29,210.41       4,406,767.77         N
   184      Actual/360      120           115           19          336         336         30,159.78       4,315,646.09         N
   185                      120           117                       360         357         29,115.15       4,205,802.24         N
   186      Actual/360      120           119           59          360         360         28,400.00       4,580,108.21         N
 186.01
 186.02
   187        30/360         60           59            59          IO          IO             IO           4,864,861.00         Y
   188                      120           117                       360         357         26,110.98       3,972,701.30         N
   189      Actual/360      120           118           22          360         360         27,616.36       4,216,639.98         N
   190                      120           118                       360         358         27,809.20       3,982,180.92         N
   191      Actual/360      120           118           34          360         360         26,320.68       4,120,495.40         N
   192                      120           119                       300         299         29,189.60       3,541,539.73         N
   193                      276           272                       276         272         30,549.89                            N
   194                      120           118                       360         358         25,878.22       3,723,162.43         N
   195                      120           119                       360         359         25,204.01       3,683,495.01         N
   196                      120           116                       360         356         25,454.03       3,694,090.67         N
   197                      120           119                       360         359         25,219.86       3,653,878.16         N
   198      Actual/360      120           119           59          360         360         24,929.98       4,005,163.68         N
   199      Actual/360      120           116            8          360         360         24,226.41       3,674,374.79         N
   200                      120           118                       360         358         24,986.62       3,609,053.99         Y
   201        30/360         60           57            57          IO          IO             IO           4,279,121.00         N
   202                      120           118                       360         358         24,712.94       3,569,523.45         Y
   203      Actual/360       60           56            56          IO          IO             IO           4,160,000.00         N
   204                      120           117                       360         357         23,929.06       3,481,275.20         N
   205                      120           118                       360         358         23,955.94       3,460,183.66         Y
   206                      120           118                       360         358         24,063.23       3,462,035.66         N
   207      Actual/360      120           119            5          300         300         24,835.95       3,169,719.60         N
   208                      120           118                       300         298         25,768.59       3,146,194.43         N
   209                      120           116                       360         356         24,082.99       3,456,811.25         N
   210                      120           115                       360         355         22,713.92       3,368,166.11         N
   211                      120           119                       360         359         22,912.74       3,348,631.52         N
   212                      120           115                       360         355         22,561.21       3,334,864.16         Y
   213                      120           115                       360         355         22,563.16       3,306,109.91         N
   214      Actual/360      120           114            6          360         360         20,870.58       3,218,902.01         N
   215                      120           117                       360         357         21,433.15       3,168,050.90         Y
   216                      120           118                       360         358         21,626.73       3,123,753.55         Y
   217                      120           119                       360         359         21,194.28       3,097,484.15         N
   218                      120           115                       360         355         20,393.62       2,988,214.72         N
   219                      120           118                       360         358         20,884.89       2,990,644.03         N
   220                      120           116                       360         356         20,245.69       2,968,610.47         N
   221                       73           70                        360         357         19,806.00       3,213,179.74         N
   222      Actual/360      120           115           19          360         360         19,775.51       3,069,707.88         N
   223                      120           119                       360         359         19,982.55       2,927,352.53         N
   224      Actual/360      120           118           22          360         360         19,831.20       3,054,192.65         N
   225                      120           116                       360         356         19,240.51       2,896,639.97         N
   226      Actual/360      120           115           31          360         360         19,780.90       3,113,645.41         N
   227                      120           117                       360         357         20,258.32       2,926,397.50         Y
   228                      120           116                       264         260         22,884.22       2,400,216.69         N
   229                      120           118                       360         358         19,824.41       2,845,475.32         N
   230                      120           118                       360         358         19,268.89       2,823,075.95         N
   231      Actual/360      120           116           56          360         360         18,512.44       3,109,286.27         N
   232                      120           118                       360         358         19,214.42       2,803,959.99         N
   233                      120           118                       360         358         18,904.47       2,747,838.73         N
   234                      120           116                       360         356         18,068.99       2,668,475.87         N
   235                      120           119                       300         299         19,315.40       2,371,178.97         N
   236                      120           118                       300         298         19,390.06       2,374,738.00         N
   237      Actual/360      120           118           22          360         360         17,537.58       2,689,313.77         N
   238                      120           118                       360         358         17,507.19       2,524,749.83         N
   239                      120           117                       360         357         16,771.09       2,494,833.33         N
 239.01
 239.02
   240                      120           116                       360         356         16,789.79       2,495,444.99         N
   241                      120           117                       360         357         17,142.36       2,486,059.42         N
   242      Actual/360      120           118           22          360         360         16,786.81       2,585,328.35         N
   243                      120           118                       360         358         17,183.84       2,472,280.94         N
   244                      120           118                       204         202         22,857.01       1,593,947.59         N
   245                      120           116                       360         356         16,465.88       2,422,065.31         N
   246      Actual/360      120           115           115         IO          IO             IO           2,814,000.00         Y
   247      Actual/360      120           118           34          360         360         15,845.43       2,502,992.47         N
   248                      180           176                       180         176         23,896.45                            N
   249      Actual/360      120           116           56          360         360         15,068.91       2,530,922.01         N
   250                      120           117                       360         357         15,568.30       2,264,926.55         N
   251                      120           117                       360         357         14,732.03       2,200,297.04         N
   252                      120           116                       360         356         15,222.48       2,190,149.91         N
   253      Actual/360      120           115           31          360         360         14,665.15       2,308,392.28         N
   254                      120           118                       360         358         15,108.89       2,170,340.85         N
   255                      120           116                       360         356         14,478.62       2,129,746.82         N
   256      Actual/360      120           116           116         IO          IO             IO           2,511,000.00         Y
   257                      120           119                       360         359         14,179.04       2,087,096.26         N
   258                      120           116                       360         356         14,194.73       2,087,986.33         N
   259                      120           117                       360         357         14,483.54       2,093,856.32         N
   260      Actual/360      120           117            3          360         360         14,364.91       2,106,012.34         N
   261      Actual/360      120           119           59          360         360         14,204.29       2,282,011.86         Y
   262                      120           116                       360         356         13,513.82       2,029,588.38         N
   263                      120           119                       360         359         13,823.33       2,012,255.71         N
   264                      120           117                       324         321         15,005.63       1,939,795.88         N
   265                      120           116                       360         356         13,843.71       2,001,202.13         N
   266      Actual/360      120           118           22          360         360         13,088.02       2,015,679.87         N
   267                       84           82                        360         358         13,407.57       2,067,709.43         Y
   268                      120           118                       360         358         13,261.89       1,929,190.87         N
   269                      120           115                       360         355         12,859.06       1,906,822.58         N
 269.01
 269.02
   270                      120           118                       360         358         13,271.10       1,900,375.38         N
   271                      120           116                       360         356         12,327.77       1,854,442.11         Y
   272                      120           119                       360         359         12,315.60       1,799,889.44         N
   273                      120           117                       360         357         12,358.28       1,783,799.95         N
   274                      120           118                       300         298         12,871.92       1,572,556.50         N
   275      Actual/360      120           119           35          360         360         11,773.30       1,800,775.77         N
   276      Actual/360       84           82            10          360         360         11,671.46       1,832,564.58         N
   277                      120           117                       360         357         11,468.97       1,675,155.49         N
   278                      120           116                       360         356         11,468.97       1,675,031.85         N
   279                      120           117                       300         297         12,654.75       1,538,603.01         N
   280                      120           116                       360         356         11,322.24       1,661,491.55         N
   281                       60           59                        360         359         11,943.15       1,828,724.58         N
   282                      120           119                       360         359         11,311.35       1,629,785.24         N
   283      Actual/360      120           116            8          360         360         10,704.69       1,623,561.41         N
   284                      120           118                       360         358         10,902.10       1,561,143.19         N
   285                      120           117                       360         357         10,973.03       1,564,103.51         N
   286      Actual/360      120           115           115         IO          IO             IO           1,793,000.00         Y
   287      Actual/360      120           118           34          360         360         10,514.65       1,581,637.87         N
   288                      120           117                       300         297         11,243.20       1,353,621.58         N
   289                      120           118                       360         358         10,154.47       1,455,225.10         N
   290                      120           117                       360         357         10,214.23       1,442,389.10         N
   291                      120           115                       360         355         9,349.49        1,386,401.76         N
   292                      120           119                       360         359         9,451.50        1,381,310.50         N
   293                      120           116                       360         356         9,027.85        1,327,958.96         N
   294                      120           119                       360         359         9,282.90        1,319,809.68         N
   295                      120           116                       360         356         8,948.11        1,288,431.53         N
   296                      120           119                       360         359         9,561.36        1,297,939.79         N
   297      Actual/360      120           118           10          360         360         8,544.89        1,252,802.29         N
   298                      120           117                       300         297         7,346.33         887,716.89          Y
   299                      120           115                       360         355         6,280.23         920,222.90          N
   300                      120           118                       360         358         6,271.10         892,395.89          N
   301                      120           119                       360         359         5,728.18         837,157.88          N
   302                      120           119                       360         359         5,728.18         837,157.88          N
   303                      120           117                       360         357         5,659.08         834,477.37          N
   304                      120           119                       360         359         4,009.73         586,010.52          N
   305                      120           116                       360         356         3,307.75         485,012.42          N

                                                                               CUT-OFF    LTV
  MORTGAGE                                                                      DATE    RATIO AT
    LOAN      PREPAYMENT                  APPRAISED     APPRAISAL                LTV    MATURITY    YEAR      YEAR      NUMBER
   NUMBER     PROVISIONS                  VALUE ($)       DATE      DSCR (X)    RATIO    OR ARD    BUILT    RENOVATED  OF UNITS
---------------------------------------------------------------------------------------------------------------------------------

      1       L(26),D(91),O(3)           788,350,000    01/01/06      1.21     80.00%    70.09%   Various    Various   3,492,882
    1.01                                 200,000,000    01/01/06                                    1990      2005      640,974
    1.02                                 148,000,000    01/01/06                                    1994                532,290
    1.03                                 137,000,000    01/01/06                                    1991                476,534
    1.04                                 91,600,000     01/01/06                                    1993                409,923
    1.05                                 78,700,000     01/01/06                                    1989      2001      270,324
    1.06                                 40,000,000     01/01/06                                    1994                279,387
    1.07                                 36,500,000     01/01/06                                    1995                302,799
    1.08                                 21,500,000     01/01/06                                    1991                145,962
    1.09                                 20,750,000     01/01/06                                    1998                226,816
    1.10                                 14,300,000     01/01/06                                    1994                207,873
      2       L(26),D(92),O(2)           350,000,000    01/01/06      1.32     71.43%    65.36%     1904      2003      618,122
      3       GRTR1%orYM(116),O(4)       280,000,000    01/01/06      1.16     73.21%    73.21%     1896      1996      669,513
      4       L(28),D(88),O(4)           500,000,000    08/09/05      1.51     65.00%    60.33%     2005               1,472,460
      5       L(25),D(89),O(6)           183,000,000    01/04/06      1.32     72.31%    60.95%     2004                813,357
      6       L(29),D(81),O(10)          161,000,000    09/15/05      1.69     71.43%    71.43%     2004                499,029
      7       L(25),D(92),O(3)           100,000,000    01/01/07      1.30     73.50%    66.37%     1972                  366
      8       L(28),D(89),O(3)           81,500,000     09/01/05      1.22     73.62%    68.22%     1997                296,537
      9       L(26),D(91),O(3)           82,700,000     12/02/05      1.47     72.39%    61.02%     1999                  364
     10       L(29),D(88),O(3)           80,350,000     07/01/06      1.44     67.21%    63.29%     1990                  345
     11       L(26),D(90),O(4)           67,500,000      Various      1.45     79.81%    66.98%     1989                673,547
    11.01                                25,500,000     11/26/05                                    1989                174,055
    11.02                                25,000,000     11/21/05                                    1989                270,567
    11.03                                17,000,000     11/21/05                                    1989                228,925
     12       L(25),D(92),O(3)           68,600,000     12/19/05      1.37     74.34%    74.34%     1981                252,510
     13       L(26),D(90),O(4)           67,000,000     11/16/05      1.21     70.15%    65.41%     1985      2005      376,862
     14       L(48),D(69),O(3)           58,200,000     10/11/05      1.26     79.86%    72.83%   Various                 918
    14.01                                34,000,000     10/11/05                                    1983                  548
    14.02                                24,200,000     10/11/05                                    1987                  370
     15       L(26),D(91),O(3)           60,000,000     11/02/05      1.21     76.42%    73.37%     2001                278,505
     16       L(27),D(90),O(3)           56,600,000     10/12/05      1.32     79.51%    71.22%     1987                444,110
     17       L(26),D(90),O(4)           67,400,000     11/18/05      1.31     66.02%    59.29%     2000                286,775
     18       L(25),D(92),O(3)           60,000,000     12/09/05      1.21     71.67%    63.09%     1974      1984        946
     19       L(26),D(91),O(3)           61,000,000     11/03/05      1.52     65.43%    55.14%     1991                  349
     20       L(27),D(89),O(4)           65,500,000     11/16/05      1.37     60.31%    57.82%     1970      2001      165,390
     21       L(26),D(91),O(3)           48,900,000     11/08/05      1.27     76.89%    76.89%     2004                  435
     22       L(26),D(90),O(4)           50,200,000     12/01/05      1.31     69.72%    63.75%     1986                272,728
     23       L(26),D(91),O(3)           47,300,000     11/08/05      1.44     70.66%    59.46%     1966      1999        245
     24       GRTR1%orYM(116),O(4)       38,000,000     09/01/05      1.58     85.72%    85.72%     1984      2005      239,903
     25       L(36),D(81),O(3)           44,975,000      Various      1.32     71.56%    51.79%   Various               236,003
    25.01                                12,600,000     06/16/05                                    2003                50,816
    25.02                                 4,500,000     06/07/05                                    2002                23,495
    25.03                                 3,000,000     05/27/05                                    2003                15,960
    25.04                                 3,500,000     06/07/05                                    2003                21,250
    25.05                                 3,000,000     05/25/05                                    2004                16,544
    25.06                                 2,300,000     06/07/05                                    2005                12,545
    25.07                                 2,200,000     06/25/05                                    2004                13,775
    25.08                                 2,000,000     05/25/05                                    2002                10,800
    25.09                                 2,000,000     06/25/05                                    2003                12,215
    25.10                                 1,900,000     05/27/05                                    2003                10,205
    25.11                                 1,700,000     06/07/05                                    2003                11,123
    25.12                                 1,575,000     05/27/05                                    2004                 8,668
    25.13                                 1,400,000     06/07/05                                    2002                 7,587
    25.14                                 1,300,000     06/25/05                                    2002                 7,100
    25.15                                 1,000,000     06/25/05                                    2001                 6,928
    25.16                                 1,000,000     05/18/05                                    2001                 6,992
     26       L(26),D(91),O(3)           51,000,000     11/02/05      1.46     61.62%    51.85%     2001                  242
     27       L(26),D(91),O(3)           47,000,000     08/23/05      1.43     66.28%    61.83%     2002                191,818
     28       L(26),D(91),O(3)           40,200,000     08/28/05      1.21     67.41%    64.79%     1997                170,005
     29       L(26),D(90),O(4)           53,400,000     12/01/05      1.90     50.00%    44.47%     1972                  744
     30       L(26),D(91),O(3)           37,800,000     11/05/05      1.67     69.95%    58.93%     1990                  351
     31       L(26),D(88),O(6)           33,500,000     11/10/05      1.28     74.63%    74.63%     1993                80,716
     32       L(26),D(90),O(4)           32,900,000     11/22/05      1.26     73.63%    68.52%     1984                125,020
     33       L(26),D(91),O(3)           32,500,000     11/08/05      1.36     73.85%    67.49%     1974      2005      171,695
     34       L(25),D(92),O(3)           64,300,000     11/29/05      3.21     37.33%    37.33%     1897      1980      216,363
     35       L(26),D(91),O(3)           31,000,000     01/01/06      1.55     63.31%    46.00%     2004                  147
     36       L(26),D(91),O(3)           29,010,000     11/15/05      1.27     79.63%    69.73%     1992                122,667
     37       L(26),GRTR1%orYM(91),O(3)  31,250,000     12/06/05      1.22     70.40%    63.02%     1977                187,951
     38       L(26),D(88),O(6)           30,000,000     11/22/05      1.40     73.33%    68.04%     1926                78,000
     39       L(26),D(31),O(3)           26,500,000     11/10/05      1.21     79.25%    77.35%     1977      2002      101,284
     40       L(26),D(91),O(3)           27,700,000     10/01/05      1.30     75.81%    70.40%     2005                123,044
     41       L(27),D(90),O(3)           28,670,000     10/27/05      1.20     73.25%    68.19%     1985                166,372
     42       L(26),D(90),O(4)           26,000,000     11/15/05      1.23     78.85%    73.15%     1995                  300
     43       L(28),D(89),O(3)           26,370,000     10/17/05      1.35     77.20%    67.61%     1991                  134
     44       L(26),D(90),O(4)           25,600,000     10/11/05      1.20     79.27%    74.97%     1997                  240
     45       L(31),D(85),O(4)           25,400,000     06/09/05      1.22     79.72%    74.39%     2004                  240
     46       L(36),D(81),O(3)           25,000,000     09/25/05      1.19     74.52%    60.85%     1975      2004      172,418
     47       L(29),D(88),O(3)           30,950,000     07/01/07      1.44     64.62%    60.85%     1987                  224
     48       L(29),D(87),O(4)           25,000,000     08/16/05      1.24     79.70%    72.17%     1974                160,979
     49       L(27),D(90),O(3)           29,700,000     10/18/05      1.36     66.69%    42.74%     2004                107,575
     50       L(26),D(91),O(3)           28,500,000     11/07/05      1.61     68.27%    57.53%     1987                  359
     51       L(26),D(91),O(3)           28,200,000     11/05/05      1.49     68.99%    58.05%     1988      2005        199
     52       L(26),D(91),O(3)           32,000,000     11/21/05      1.57     60.16%    53.42%     1998                109,260
     53       L(38),GRTR1%orYM(42),O(4)  32,800,000     11/18/06      2.26     54.54%    54.54%     2005                76,172
     54       L(25),D(92),O(3)           23,400,000     11/25/05      1.13     75.77%    68.68%     1971      2003        166
     55       L(28),D(89),O(3)           25,740,000     10/17/05      1.54     68.48%    59.98%     1985                  204
     56       L(28),D(89),O(3)           34,000,000     09/26/05      1.52     51.18%    41.80%     1985      2005        370
     57       GRTR2%orYM(36),O(24)       22,600,000     11/14/05      1.20     75.22%    73.48%     1984                104,606
     58       L(26),D(90),O(4)           24,000,000     11/30/05      1.27     70.83%    64.74%     1998                  350
     59       L(26),D(91),O(3)           21,500,000     11/07/05      1.20     79.07%    75.90%     1994                50,000
     60       L(28),D(89),O(3)           21,400,000      Various      1.39     78.49%    65.92%   Various    Various    248,628
    60.01                                 8,600,000     09/01/05                                    1978      2004      104,460
    60.02                                 8,550,000     09/02/05                                    1970      2005      98,410
    60.03                                 4,250,000     09/01/05                                    1965      1995      45,758
     61       L(26),D(90),O(4)           24,400,000     11/04/05      1.20     67.62%    60.42%     1997                  264
     62       L(27),D(90),O(3)           21,300,000     10/12/05      1.41     72.77%    64.07%     1975      2003      209,174
     63       L(26),D(90),O(4)           22,800,000     11/04/05      1.20     67.98%    60.75%     1996                  300
     64       L(26),D(91),O(3)           21,660,000     11/10/05      1.27     71.39%    59.88%     2004                  252
     65       L(26),D(87),O(7)           18,100,000     11/01/05      1.22     79.16%    66.65%     2005                117,504
     66       L(27),D(89),O(4)           18,500,000     10/15/05      1.22     77.32%    64.97%     1991                87,872
     67       L(36),D(21),O(3)           22,005,000     08/21/05      1.42     64.25%    57.95%     2005                93,314
     68       L(26),D(91),O(3)           17,750,000     10/04/05      1.26     78.70%    66.38%     1988                91,974
     69       L(25),D(92),O(3)           18,000,000     10/31/05      1.23     77.00%    71.46%     1970      1997        150
     70       L(48),D(69),O(3)           18,300,000     09/13/05      1.31     73.77%    65.67%     1970                111,865
     71       L(26),D(91),O(3)           18,000,000     11/07/05      1.46     74.21%    57.20%     2002                  144
     72       L(27),D(90),O(3)           16,500,000     11/08/06      1.23     79.70%    74.02%     1999                  232
     73       L(28),D(89),O(3)           17,700,000     09/22/05      1.25     73.67%    68.18%     1968      1996        319
     74       L(39),GRTR1%orYM(17),O(4)  22,000,000     04/01/05      2.43     59.03%    59.03%     2005                163,529
     75       L(26),D(91),O(3)           16,800,000     12/07/05      1.21     75.08%    69.94%     1975                  264
     76       L(27),D(32),O(61)          22,800,000     09/16/05      1.39     54.65%    46.26%     1970      2005      282,785
     77       L(26),GRTR1%orYM(91),O(3)  18,900,000     10/01/05      1.50     65.00%    65.00%     2003                  224
     78       L(39),GRTR1%orYM(41),O(4)  21,425,000     06/29/05      2.40     56.73%    56.73%     2000                116,129
     79       L(27),D(30),O(3)           19,000,000     04/01/06      1.34     62.63%    60.30%     1992                45,634
     80       L(26),D(91),O(3)           15,000,000     12/02/05      1.14     78.67%    72.07%     1985                63,363
     81       L(26),D(90),O(4)           17,800,000     12/02/05      1.72     65.73%    65.73%     1999                95,933
     82       L(26),D(91),O(3)           14,400,000     10/17/05      1.21     79.86%    70.09%     2003                  184
     83       L(27),D(90),O(3)           14,400,000     10/13/05      1.19     79.86%    74.54%     1947      2005        190
     84       L(27),D(90),O(3)           15,000,000     10/07/05      1.59     76.33%    59.22%     1917      2005        96
     85       L(48),D(68),O(4)           16,900,000     09/06/05      1.80     67.69%    67.69%     2004                88,248
     86       L(26),D(87),O(7)           14,130,000     11/21/05      1.20     79.97%    74.40%     2002                  188
     87       L(30),D(87),O(3)           14,100,000     06/24/05      1.28     80.00%    72.52%     2005                35,616
     88       L(26),D(90),O(4)           14,350,000     11/07/05      1.20     77.35%    69.18%     1998                  184
     89       L(37),GRTR1%orYM(81),O(2)  17,450,000     09/10/05      2.38     63.04%    63.04%     2002                140,739
     90       L(26),GRTR1%orYM(90),O(4)  15,800,000     11/22/05      1.44     69.62%    69.62%     2003                72,197
     91       L(26),D(91),O(3)           15,720,000     11/11/05      1.41     69.97%    57.76%     2002                  95
     92       L(26),D(91),O(3)           14,560,000     02/01/06      1.35     74.18%    65.86%     2005                48,171
     93       L(26),D(91),O(3)           14,700,000     11/18/05      1.23     73.13%    64.51%     1988                180,291
     94       L(37),GRTR1%orYM(19),O(4)  18,200,000     11/23/05      1.97     58.74%    58.74%     1979      2004      148,749
     95       L(36),D(81),O(3)           13,570,000     10/28/05      1.35     78.60%    66.06%     2004                88,778
     96       L(26),D(91),O(3)           13,250,000     11/03/05      1.34     79.51%    66.50%     1920      1998      156,758
     97       L(48),GRTR1%orYM(68),O(4)  15,500,000     08/09/05      1.39     67.74%    60.63%     1998                180,243
     98       L(26),D(90),O(4)           18,500,000     11/15/05      1.54     56.62%    47.14%     1987                  116
     99       L(27),D(90),O(3)           13,800,000     11/01/05      1.19     74.64%    69.54%     1983                71,318
     100      L(27),D(90),O(3)           12,900,000     10/27/05      1.22     79.59%    66.90%     1942                  121
     101      L(27),D(90),O(3)           15,000,000     10/01/05      1.46     67.70%    52.63%     2004                  127
     102      L(26),D(91),O(3)           12,900,000     11/18/05      1.22     77.34%    65.18%     1972                  232
     103      L(26),D(91),O(3)           13,350,000     10/25/05      1.25     74.73%    62.56%     1999                  150
     104      L(26),D(31),O(3)           15,000,000     11/30/05      1.47     66.46%    60.30%     1987      2003        144
     105      L(27),D(90),O(3)           12,375,000     10/12/05      1.31     80.00%    69.86%     1974                156,657
     106      L(26),D(91),O(3)           12,200,000     10/12/05      1.26     79.82%    67.18%     1971                  360
     107      L(26),D(90),O(4)           13,000,000     12/06/05      1.24     74.62%    68.19%     1985                  200
     108      L(37),GRTR1%orYM(19),O(4)  17,235,000     07/24/05      2.59     55.96%    55.96%     2003                106,521
     109      L(28),D(89),O(3)           12,300,000     09/23/05      1.25     78.39%    72.54%     1966      1997        264
     110      L(36),D(81),O(3)           11,800,000     10/11/05      1.25     79.24%    67.64%     2000      2004        68
     111      L(28),D(89),O(3)           12,300,000     09/22/05      1.29     74.34%    68.79%     1966      1971        246
     112      L(28),D(89),O(3)           11,390,000     10/17/05      1.37     78.75%    68.97%     1984      2004        150
     113      L(26),D(91),O(3)           11,080,000     08/30/05      1.29     79.43%    67.53%     1966                136,581
     114      L(26),D(91),O(3)           11,650,000     11/16/05      1.20     73.65%    62.07%     2004                  73
     115      L(38),GRTR1%orYM(42),O(4)  15,400,000     12/07/05      2.34     55.52%    55.52%     2004                59,908
     116      L(28),D(89),O(3)           13,700,000     09/22/05      1.38     62.11%    57.48%     1972      1999        584
     117      L(26),D(91),O(3)           10,500,000     11/17/05      1.24     79.81%    66.83%     1950                  162
     118      L(36),D(81),O(3)           10,400,000     08/15/05      1.48     79.64%    66.69%     1973      2001      178,398
     119      L(27),D(150),O(3)          14,400,000     10/05/05      1.79     57.10%    40.70%     1986                226,528
     120      L(26),D(55),O(3)           11,200,000     11/25/05      1.51     73.21%    66.24%     1998                  114
     121      L(28),D(89),O(3)           10,400,000     09/22/05      1.24     78.68%    72.81%     1969                  263
     122      L(25),D(92),O(3)           11,300,000     09/19/06      1.20     72.24%    60.43%     2005                55,709
     123      L(40),GRTR1%orYM(17),O(3)  10,345,000     08/26/05      1.21     78.44%    73.25%     1981                  203
     124      L(26),D(55),O(3)           12,200,000     11/25/05      1.42     65.98%    59.70%     2000                  93
     125      L(25),D(92),O(3)           10,350,000     12/05/05      1.39     77.29%    67.59%     1985      1987        240
     126      L(36),D(81),O(3)           11,800,000     10/05/05      1.31     67.59%    57.17%     1990                73,900
     127      L(26),D(91),O(3)            9,900,000     10/12/05      1.24     79.82%    67.18%     1977                  279
     128      L(29),D(88),O(3)           10,440,000     08/02/05      1.35     75.59%    63.58%     1977                472,500
     129      L(38),GRTR1%orYM(18),O(4)  13,580,000     06/16/05      2.45     55.00%    55.00%     1999                48,835
     130      L(27),D(90),O(3)           12,200,000     10/12/05      1.37     60.66%    51.69%     2003                24,233
     131      L(28),D(89),O(3)            9,300,000     09/22/05      1.26     79.35%    73.43%     1960                  150
     132      L(27),D(90),O(3)            9,300,000     10/27/05      1.20     79.21%    66.60%     1927                  146
     133      L(26),D(91),O(3)            9,850,000     11/07/05      1.25     74.62%    64.37%     2004                51,326
     134      L(40),GRTR1%orYM(40),O(4)  14,300,000     08/08/05      2.42     51.39%    51.39%     1996      2006      66,415
     135      L(26),D(88),O(6)           13,100,000     11/22/05      1.25     55.02%    46.12%     1970      2005        302
     136      L(27),D(90),O(3)            8,950,000     09/12/05      1.20     80.00%    70.15%     1998                70,224
     137      L(26),D(142),O(12)         11,800,000     11/29/05      1.53     59.19%    42.95%     2003                  160
     138      L(28),D(89),O(3)            9,470,000     10/17/05      1.45     72.48%    63.48%     1986      2002        133
     139      L(48),D(69),O(3)            8,700,000     11/08/05      1.20     76.26%    64.44%     1998                  156
     140      L(26),D(91),O(3)           10,450,000     11/13/05      1.36     63.25%    53.11%     1985      2003      108,904
     141      L(48),D(68),O(4)           14,000,000     08/25/05      1.25     47.14%    40.22%     1994                  92
     142      L(26),D(87),O(7)            8,750,000     08/30/05      1.29     74.11%    62.16%     2005                54,547
     143      L(28),D(89),O(3)            8,100,000     09/23/05      1.30     80.00%    74.03%     1972      1997        163
     144      L(26),D(89),O(5)           12,100,000     11/29/05      1.52     52.89%    49.12%     1970      1998        208
     145      L(26),D(91),O(3)            8,500,000     11/29/05      1.22     73.95%    62.32%   Various     2003        74
   145.01                                     0         01/00/00                                    1925      2003        19
   145.02                                     0         01/00/00                                    1926      2003        12
   145.03                                     0         01/00/00                                    1926      2003        12
   145.04                                     0         01/00/00                                    1925      2003        12
   145.05                                     0         01/00/00                                    1925      2003        12
   145.06                                     0         01/00/00                                    1925      2003         7
     146      L(36),D(81),O(3)            9,300,000     09/23/05      1.31     65.93%    56.01%     1980                102,219
     147      L(38),D(79),O(3)            7,900,000     05/01/05      1.27     76.76%    59.66%     2004                12,933
     148      L(29),D(88),O(3)            7,900,000     08/03/05      1.32     76.07%    63.98%     1981                281,250
     149      L(25),D(92),O(3)           15,500,000     10/12/05      1.73     38.71%    36.02%     1986                36,657
     150      L(29),GRTR1%orYM(87),O(4)   7,490,000     08/20/05      1.18     80.00%    71.65%     1981                47,606
     151      L(26),D(90),O(4)            7,940,000     01/01/06      1.20     75.30%    63.47%     2005                14,820
     152      L(26),D(90),O(4)            7,830,000     11/07/05      1.20     76.32%    64.33%     2001                14,490
     153      L(27),D(90),O(3)            7,600,000     09/16/05      1.33     77.37%    66.69%     1988                62,085
     154      L(25),D(92),O(3)            8,000,000     12/05/05      1.25     72.77%    60.97%   Various               86,200
   154.01                                     0         12/05/05                                    2003                35,200
   154.02                                     0         12/05/05                                    2000                36,000
   154.03                                     0         12/05/05                                    2000                15,000
     155      L(26),D(90),O(4)            7,150,000     10/11/05      1.23     80.00%    75.66%     1991                  108
     156      L(25),D(91),O(4)            8,500,000     11/08/05      1.78     67.06%    67.06%     1999                44,000
     157      L(26),D(90),O(4)            7,460,000     11/07/05      1.20     76.33%    64.34%     2001                14,490
     158      L(28),D(89),O(3)            7,000,000     09/22/05      1.26     80.00%    74.03%     1963                  142
     159      L(26),D(91),O(3)            7,150,000     12/07/05      1.20     77.62%    72.31%     1971                  108
     160      L(48),D(69),O(3)            7,225,000     05/03/05      1.20     76.82%    66.09%     1995                  104
     161      L(25),D(88),O(7)            6,900,000     11/29/05      1.20     79.71%    74.24%     1966      2004        115
     162      L(27),D(90),O(3)           12,200,000     10/10/05      1.74     44.94%    37.86%     1988                  136
     163      L(27),D(150),O(3)          10,500,000     10/05/05      1.84     52.21%    37.21%     1986                166,769
     164      L(25),D(92),O(3)            7,300,000     10/12/05      1.52     74.86%    57.37%     2002                  100
     165      L(27),D(90),O(3)            7,300,000     01/01/06      1.31     74.77%    63.28%     1910      2005      43,592
     166      L(25),D(92),O(3)            9,400,000     12/02/05      1.82     57.45%    53.27%     1988                94,041
     167      L(48),D(68),O(4)            8,300,000     06/29/05      1.92     65.06%    65.06%     2005                13,570
     168      L(30),D(87),O(3)            6,900,000     01/01/06      1.23     78.13%    70.72%     2005                23,311
     169      L(26),D(91),O(3)            6,810,000     11/02/05      1.21     78.49%    70.26%     1989                  98
     170      L(25),D(92),O(3)            8,210,000     01/01/06      1.25     64.77%    54.65%     1940                24,694
     171      L(27),D(90),O(3)            7,100,000     10/17/05      1.20     73.59%    62.62%     2003                63,560
     172      L(26),D(91),O(3)            8,160,000     12/12/05      1.20     63.73%    57.28%     2005                  77
     173      L(26),D(90),O(4)           10,500,000     11/15/05      1.71     49.40%    41.13%     1987                  62
     174      L(60),GRTR1%orYM(57),O(3)   6,900,000     09/08/05      1.42     75.00%    62.15%     1912      1999      200,600
     175      L(26),D(91),O(3)           12,850,000     11/19/05      2.05     40.08%    37.55%     1995                48,168
     176      L(27),D(90),O(3)            6,400,000     12/05/05      1.29     80.00%    74.64%     1999                  172
     177      L(27),D(90),O(3)            6,700,000     10/19/05      1.52     76.12%    68.33%     1978      2005      104,365
     178      L(26),D(55),O(3)            6,400,000     11/21/05      1.29     79.69%    73.73%     1973                  406
     179      L(27),D(89),O(4)            6,800,000     10/05/05      1.29     74.66%    57.68%     1977                32,150
     180      L(29),GRTR1%orYM(87),O(4)   6,310,000     08/20/05      1.28     80.00%    71.65%     1986      1998      44,000
     181      L(26),D(88),O(6)            7,900,000     11/21/05      1.25     63.78%    53.45%     1966      2005        200
     182      L(27),D(90),O(3)            6,640,000     10/11/05      1.20     75.51%    63.51%     2003                12,975
     183      L(26),D(91),O(3)            6,500,000     10/11/05      1.40     76.92%    67.80%     1961      1988        235
     184      L(29),GRTR1%orYM(87),O(4)   7,000,000     09/01/05      1.31     71.43%    61.65%     1998                  63
     185      L(36),D(81),O(3)            7,000,000     11/07/05      1.43     71.20%    60.08%     1985      2000      46,621
     186      L(48),D(69),O(3)            6,150,000     11/23/05      1.27     80.00%    74.47%   Various               25,450
   186.01                                 4,100,000     11/23/05                                    1999                18,950
   186.02                                 2,050,000     11/23/05                                    1998                 6,500
     187      L(37),GRTR1%orYM(19),O(4)   8,790,000     09/29/05      2.56     55.35%    55.35%     2005                50,760
     188      L(36),D(81),O(3)            8,200,000     09/16/05      1.81     58.57%    48.45%     1979                77,012
     189      L(26),D(91),O(3)            6,100,000     11/29/05      1.34     78.69%    69.13%     1975      2005      58,829
     190      L(26),D(91),O(3)            6,730,000     11/13/05      1.20     69.96%    59.17%     2003                14,490
     191      L(26),D(90),O(4)            5,800,000     10/31/05      1.20     79.31%    71.04%     1999                33,620
     192      L(25),D(92),O(3)            7,400,000     10/31/05      1.63     62.05%    47.86%     1999                  97
     193      L(28),D(245),O(3)           6,900,000     09/12/05      1.47     64.76%               1987      2005      65,137
     194      L(48),D(69),O(3)            6,800,000     01/01/06      1.35     64.85%    54.75%     2005                14,550
     195      L(25),D(92),O(3)            5,760,000     12/14/05      1.28     76.28%    63.95%     1975                  117
     196      L(28),D(89),O(3)            5,500,000     09/07/05      1.33     79.66%    67.17%     1936                  153
     197      L(25),D(92),O(3)            5,775,000     08/08/05      1.22     75.22%    63.27%     2005                14,490
     198      L(25),D(88),O(7)            5,400,000     11/29/05      1.22     79.63%    74.17%     1954                  102
     199      L(60),GRTR1%orYM(57),O(3)   5,550,000     08/09/05      1.29     77.48%    66.20%     2004                18,940
     200      L(26),D(90),O(4)            5,615,000     11/07/05      1.20     76.25%    64.28%     2001                15,120
     201      L(39),GRTR1%orYM(18),O(3)   8,150,000     10/03/05      2.81     52.50%    52.50%     2005                51,091
     202      L(26),D(90),O(4)            5,550,000     11/07/05      1.20     76.30%    64.32%     2001                15,120
     203      L(28),D(29),O(3)            5,200,000     09/15/05      1.43     80.00%    80.00%     1946                  96
     204      L(27),D(90),O(3)            5,350,000     11/01/05      1.20     77.32%    65.07%     2005                14,550
     205      L(26),D(90),O(4)            5,400,000     11/08/05      1.20     76.01%    64.08%     2001                15,120
     206      L(48),D(69),O(3)            6,320,000     09/09/05      1.36     64.89%    54.78%     2004                14,820
     207      L(36),D(81),O(3)            5,400,000     10/01/05      1.74     75.93%    58.70%     2005                24,370
     208      L(26),GRTR1%orYM(91),O(3)   7,100,000     10/11/05      1.88     57.56%    44.31%     1999                  103
     209      L(36),GRTR1%orYM(81),O(3)   5,700,000     09/16/05      1.24     71.63%    60.65%   NA-Land               18,829
     210      L(29),D(87),O(4)            6,700,000     08/09/05      1.66     60.04%    50.27%     1993                28,205
     211      L(25),D(92),O(3)            6,500,000     12/02/05      1.27     61.45%    51.52%     1964      2000        24
     212      L(29),D(88),O(3)            5,450,000     09/16/05      1.20     73.00%    61.19%     2005                14,820
     213      L(29),D(88),O(3)            5,200,000     08/03/05      1.28     75.60%    63.58%     1971                148,455
     214      L(30),D(87),O(3)            5,000,000     07/30/05      1.59     75.76%    64.38%     1987                106,557
     215      L(27),D(90),O(3)            5,000,000     10/26/05      1.21     75.75%    63.36%     2005                14,820
     216      L(26),D(90),O(4)            5,000,000     11/15/05      1.20     74.11%    62.48%     2005                14,550
     217      L(25),D(92),O(3)            6,500,000     12/02/05      1.47     56.84%    47.65%     1985      1996        43
     218      L(29),D(88),O(3)            4,700,000     08/02/05      1.40     75.60%    63.58%     2002                125,000
     219      L(26),D(91),O(3)            4,350,000     11/08/05      1.20     81.29%    68.75%     2003                14,560
     220      L(28),D(89),O(3)            5,500,000     09/01/05      1.28     64.26%    53.97%     1964      1998      84,096
     221      L(27),D(43),O(3)            4,500,000     09/29/05      1.41     78.29%    71.40%     2005                  60
     222      L(29),D(85),O(6)            5,000,000     08/22/05      1.63     70.20%    61.39%     2004                22,412
     223      L(36),D(81),O(3)            4,900,000     12/06/05      1.28     71.33%    59.74%     1924      2005        28
     224      L(48),D(69),O(3)            4,650,000     09/13/05      1.27     74.95%    65.68%     2000                80,450
     225      L(28),D(89),O(3)            4,560,000     09/17/05      1.20     76.40%    63.52%   NA-Land               13,180
     226      L(29),GRTR1%orYM(87),O(4)   4,480,000     08/20/05      1.36     77.68%    69.50%     1977      1999      33,947
     227      L(27),D(89),O(4)            4,500,000     11/10/05      1.20     77.07%    65.03%     2004                13,813
     228      L(36),D(81),O(3)            4,900,000     08/19/05      1.53     68.86%    48.98%     1998                  68
     229      L(26),D(91),O(3)            4,300,000     10/19/05      1.28     78.31%    66.17%     1980      2005      22,949
     230      L(26),D(91),O(3)            4,270,000     11/15/05      1.23     78.86%    66.11%     2005                13,013
     231      L(28),D(89),O(3)            4,200,000     09/22/05      1.23     80.00%    74.03%     1966      1994        96
     232      L(26),D(91),O(3)            4,770,000     11/20/05      1.33     70.01%    58.78%     2005                13,738
     233      L(26),D(91),O(3)            4,340,000     11/20/05      1.21     75.29%    63.31%     2005                14,820
     234      L(60),GRTR1%orYM(57),O(3)   4,920,000     08/31/05      1.48     64.75%    54.24%     2000                36,013
     235      L(25),D(92),O(3)            6,400,000     10/12/05      2.70     48.35%    37.05%     1998                  96
     236      L(26),D(91),O(3)            7,800,000     10/11/05      2.97     39.62%    30.45%     2000                  116
     237      L(48),D(69),O(3)            5,600,000     08/26/05      1.53     54.73%    48.02%     2001                68,250
     238      L(36),D(81),O(3)            4,120,000     11/08/05      1.30     72.65%    61.28%     2004                18,851
     239      L(27),D(90),O(3)            4,315,000      Various      1.27     69.29%    57.82%   Various    Various    12,026
   239.01                                 2,200,000     09/29/05                                    2000                 5,242
   239.02                                 2,115,000     09/23/05                                    1993      2001       6,784
     240      L(36),GRTR1%orYM(81),O(3)   5,200,000     04/22/06      1.33     57.43%    47.99%     2005                20,263
     241      L(27),D(90),O(3)            3,700,000     09/30/05      1.23     79.75%    67.19%     1988                27,310
     242      L(48),D(69),O(3)            5,100,000     08/26/05      1.42     57.84%    50.69%     2003                66,255
     243      L(48),D(69),O(3)            4,520,000     09/12/05      1.35     64.79%    54.70%     2005                14,820
     244      L(60),GRTR1%orYM(57),O(3)   4,400,000     11/01/05      1.50     66.09%    36.23%     1968                  172
     245      L(28),D(89),O(3)            4,300,000     08/25/05      1.40     67.14%    56.33%     1998                10,908
     246      L(48),D(68),O(4)            4,350,000     08/27/05      1.79     64.69%    64.69%     2000                15,120
     247      L(36),D(81),O(3)            3,550,000     09/12/05      1.21     78.87%    70.51%     1998                21,234
     248      L(36),D(141),O(3)           4,100,000     09/01/05      1.31     67.34%               2000                  103
     249      L(28),D(89),O(3)            4,400,000     09/23/05      1.41     62.16%    57.52%     1965                  135
     250      L(27),D(90),O(3)            3,900,000     10/11/05      1.39     69.01%    58.08%     1999                11,350
     251      L(27),D(90),O(3)            3,800,000     09/27/05      1.38     69.50%    57.90%     1975      2005      20,930
     252      L(36),GRTR1%orYM(81),O(3)   3,800,000     09/19/05      1.41     68.14%    57.64%     1979                92,646
     253      L(29),GRTR1%orYM(87),O(4)   3,200,000     08/20/05      1.38     80.63%    72.14%     1983                19,550
     254      L(36),D(81),O(3)            3,300,000     11/20/05      1.23     77.86%    65.77%     2005                  42
     255      L(28),D(89),O(3)            3,450,000     08/20/05      1.31     73.59%    61.73%     1998                10,908
     256      L(48),D(68),O(4)            3,900,000     09/13/05      1.94     64.38%    64.38%     2005                14,820
     257      L(36),D(81),O(3)            3,300,000     10/28/05      1.26     75.65%    63.25%     2005                30,000
     258      L(28),D(89),O(3)            3,400,000     08/28/05      1.32     73.21%    61.41%     1998                10,908
     259      L(60),GRTR1%orYM(57),O(3)   3,600,000     10/19/05      1.20     68.95%    58.16%     1963      2005        38
     260      L(27),D(90),O(3)            3,750,000     10/17/05      1.32     66.00%    56.16%     2002                43,550
     261      L(25),D(89),O(6)            3,270,000     01/01/06      1.20     74.92%    69.79%     2001                 4,990
     262      L(36),D(81),O(3)            3,180,000     09/12/05      1.30     76.69%    63.82%     2005                10,407
     263      L(25),D(89),O(6)            3,100,000     11/24/05      1.35     77.31%    64.91%     1978      2000        426
     264      L(27),D(90),O(3)            5,500,000     08/18/05      1.37     43.47%    35.27%     1907      2003      53,417
     265      L(60),GRTR1%orYM(57),O(3)   3,150,000     09/05/05      1.29     75.24%    63.53%     2003                13,498
     266      L(48),D(69),O(3)            3,700,000     08/26/05      1.39     62.16%    54.48%     2001                43,475
     267      L(26),D(55),O(3)            3,300,000     10/31/05      1.36     69.54%    62.66%     2005                13,500
     268      L(26),D(91),O(3)            3,750,000     11/13/05      1.38     61.19%    51.45%     1984      2003      39,488
     269      L(29),D(87),O(4)            3,650,000     08/09/05      1.67     62.40%    52.24%   Various               15,985
   269.01                                 2,325,000     08/09/05                                    1994                10,085
   269.02                                 1,325,000     08/09/05                                    1995                 5,900
     270      L(26),D(91),O(3)            3,190,000     11/14/05      1.20     70.44%    59.57%     2004                14,560
     271      L(28),D(89),O(3)            3,400,000     09/16/05      1.40     65.58%    54.54%     1997                13,905
     272      L(25),D(92),O(3)            3,250,000     12/02/05      1.24     66.06%    55.38%     1970      2000        18
     273      L(36),D(81),O(3)            3,100,000     10/04/05      1.31     68.17%    57.54%     2004                 9,218
     274      L(26),D(91),O(3)            3,600,000     10/13/05      1.88     56.76%    43.68%     1998                  78
     275      L(25),D(92),O(3)            2,600,000     12/13/05      1.25     76.92%    69.26%     2000                13,550
     276      L(26),D(55),O(3)            2,500,000     11/22/05      1.28     80.00%    73.30%     1969                  83
     277      L(36),D(81),O(3)            2,840,000     10/10/05      1.49     70.19%    58.98%     2005                20,026
     278      L(60),GRTR1%orYM(57),O(3)   3,431,000     09/14/05      1.53     58.04%    48.82%     1991                15,313
     279      L(36),D(81),O(3)            4,300,000     08/09/05      2.10     46.30%    35.78%     1980      2000        112
     280      L(36),D(81),O(3)            2,675,000     08/25/05      1.26     73.97%    62.11%     1984                15,976
     281      L(36),D(21),O(3)            3,010,000     11/09/05      1.33     64.70%    60.75%     2005                22,700
     282      L(25),D(92),O(3)            3,100,000     12/01/05      1.46     62.37%    52.57%     1999                10,908
     283      L(60),GRTR1%orYM(57),O(3)   2,750,000     08/09/05      1.35     69.09%    59.04%     2005                 7,232
     284      L(26),D(91),O(3)            2,550,000     10/18/05      1.39     72.39%    61.22%     1962      1998        422
     285      L(27),D(90),O(3)            2,500,000     11/02/05      1.52     73.77%    62.56%     1972      1984        74
     286      L(48),D(68),O(4)            3,260,000     08/19/05      2.02     55.00%    55.00%     2005                21,688
     287      L(26),D(91),O(3)            2,670,000     10/31/05      1.25     65.54%    59.24%     2004                 8,030
     288      L(27),D(90),O(3)            2,500,000     10/04/05      1.20     69.69%    54.14%     2005                16,280
     289      L(36),D(81),O(3)            2,230,000     11/01/05      1.27     77.18%    65.26%     1975      2005        48
     290      L(36),D(81),O(3)            2,600,000     11/01/05      1.40     65.19%    55.48%     2005                10,000
     291      L(29),D(87),O(4)            2,650,000     08/10/05      1.64     62.49%    52.32%     1996                11,624
     292      L(25),D(92),O(3)            2,575,000     12/02/05      1.26     63.99%    53.64%     1973      1996        21
     293      L(36),D(81),O(3)            2,120,000     09/27/05      1.21     74.67%    62.64%     2004                 4,882
     294      L(25),D(92),O(3)            1,950,000     12/01/05      1.28     79.89%    67.68%     2005                10,081
     295      L(28),D(89),O(3)            3,000,000     08/19/05      1.48     50.79%    42.95%     1981                38,580
     296      L(25),D(92),O(3)            2,400,000     10/11/05      1.48     62.75%    54.08%     2005                13,100
     297      L(26),D(91),O(3)            1,850,000     11/29/05      1.30     78.38%    67.72%     1997                  56
     298      L(36),D(81),O(3)            1,730,000     09/28/05      1.25     66.18%    51.31%     2003                18,819
     299      L(29),D(88),O(3)            1,500,000     08/02/05      1.89     72.94%    61.35%     1995                54,080
     300      L(26),D(91),O(3)            1,650,000     11/11/05      1.31     63.80%    54.08%     2003                 7,932
     301      L(25),D(92),O(3)            1,425,000     12/02/05      1.23     70.08%    58.75%     1962      1997        14
     302      L(25),D(92),O(3)            1,600,000     12/02/05      1.33     62.41%    52.32%     1958      1997        15
     303      L(36),D(81),O(3)            1,400,000     09/20/05      1.29     71.19%    59.61%     2005                 3,500
     304      L(25),D(92),O(3)            1,100,000     12/02/05      1.25     63.55%    53.27%     1984      1997         8
     305      L(28),D(89),O(3)             910,000      09/01/05      1.30     63.46%    53.30%     1978                26,243

MORTGAGE               CUT-OFF DATE               OCCUPANCY                                      MOST                        MOST
  LOAN       UNIT OF   LOAN AMOUNT    OCCUPANCY    "AS OF"                                      RECENT      MOST RECENT     RECENT
 NUMBER      MEASURE  PER (UNIT) ($)    RATE        DATE           MOST RECENT PERIOD        REVENUES ($)   EXPENSES ($)    NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

    1        Sq. Ft.      180.56       88.99%     11/28/05          T-12 Thru 10/05           75,100,078     24,291,394   50,808,684
  1.01       Sq. Ft.                   92.26%     11/28/05          T-12 Thru 10/05           12,174,359     3,871,815     8,302,544
  1.02       Sq. Ft.                   97.12%     11/28/05          T-12 Thru 10/05           15,825,956     4,820,150    11,005,806
  1.03       Sq. Ft.                   98.34%     11/28/05          T-12 Thru 10/05           14,148,847     3,820,390    10,328,457
  1.04       Sq. Ft.                   96.51%     11/28/05          T-12 Thru 10/05           10,020,218     2,590,042     7,430,176
  1.05       Sq. Ft.                   97.28%     11/28/05          T-12 Thru 10/05           7,751,536      2,434,769     5,316,767
  1.06       Sq. Ft.                   78.77%     11/28/05          T-12 Thru 10/05           3,591,240      1,662,351     1,928,889
  1.07       Sq. Ft.                   79.42%     11/28/05          T-12 Thru 10/05           4,668,457      1,945,130     2,723,327
  1.08       Sq. Ft.                   78.92%     11/28/05          T-12 Thru 10/05           1,963,845       681,343      1,282,502
  1.09       Sq. Ft.                   77.66%     11/28/05          T-12 Thru 10/05           3,132,749      1,322,144     1,810,605
  1.10       Sq. Ft.                   58.13%     11/28/05          T-12 Thru 10/05           1,822,871      1,143,260      679,611
    2        Sq. Ft.      404.45       97.89%     12/16/05             2005 As-Is             27,986,561     8,274,244    19,712,317
    3        Sq. Ft.      306.19       89.58%     08/28/05                2004                21,543,423     8,772,266    12,771,157
    4        Sq. Ft.      220.72       78.93%     10/31/05              As-Is UW              51,086,481     23,056,895   28,029,586
    5        Sq. Ft.      162.68       89.39%     01/09/06
    6        Sq. Ft.      230.45       86.00%     12/14/05
    7         Rooms     200,819.67     72.61%     12/31/05            T-12 12/2005            27,336,089     19,622,441    7,713,648
    8        Sq. Ft.      202.34       100.00%    08/15/05      2005 6 Months Annualized      6,794,876      1,442,468     5,352,408
    9         Rooms     164,462.77     59.37%     09/30/05            TTM Sept '05            16,356,134     9,835,293     6,520,841
   10         Rooms     156,521.74     76.41%     11/30/05        T-12 Ending 11/2005         21,378,415     16,202,229    5,176,186
   11        Sq. Ft.      79.99        82.94%     11/15/05         TTM Ending 7/31/05         9,200,373      3,525,431     5,674,942
  11.01      Sq. Ft.                   82.44%     11/15/05         TTM Ending 7/31/05         3,043,414      1,137,239     1,906,175
  11.02      Sq. Ft.                   91.59%     11/15/05         TTM Ending 7/31/05         3,400,873      1,559,842     1,841,031
  11.03      Sq. Ft.                   73.10%     11/15/05         TTM Ending 7/31/05         2,756,086       828,350      1,927,736
   12        Sq. Ft.      201.97       100.00%    01/01/06          11/05 Annualized          5,537,840      1,059,553     4,478,287
   13        Sq. Ft.      124.71       95.01%     11/30/05             2005 ann.              5,322,324      3,672,773     1,649,551
   14         Units     50,631.81      92.05%      Various                T-12                6,571,737      2,913,175     3,658,562
  14.01       Units                    89.60%     11/17/05                T-12                3,839,558      1,650,126     2,189,432
  14.02       Units                    95.68%     11/29/05                T-12                2,732,179      1,263,049     1,469,130
   15        Sq. Ft.      164.63       100.00%    10/20/05       2005-9 Mos. Annualized       4,673,576       590,313      4,083,263
   16        Sq. Ft.      101.33       89.71%     11/29/05     Annualized 2005 (1/1-9/30)     7,601,880      3,686,593     3,915,287
   17        Sq. Ft.      155.17       99.24%     11/30/05         9 Month 2005 Ann.          6,628,009      1,727,465     4,900,544
   18         Pads      45,454.55      99.89%     01/05/06      T 12 Through 11/30/2005       4,877,185      2,121,520     2,755,665
   19         Rooms     114,353.82     78.16%     09/30/05            TTM - Sept.             13,624,814     9,180,933     4,443,881
   20        Sq. Ft.      238.83       99.57%     11/30/05              FY 2005               6,362,706      2,736,000     3,626,706
   21         Units     86,436.78      93.33%     12/20/05
   22        Sq. Ft.      128.33       100.00%    12/19/05              2005 T-9              5,985,713      2,157,227     3,828,487
   23         Rooms     136,422.73     67.07%     09/30/05            TTM - Sept.             10,759,555     7,137,508     3,622,047
   24        Sq. Ft.      135.78       100.00%    09/30/05
   25        Sq. Ft.      136.37       99.48%     11/01/05     Annualized 2005 (1/1-6/30)     5,484,598       973,524      4,511,074
  25.01      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)     1,298,908       175,058      1,123,850
  25.02      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      503,967        129,063       374,904
  25.03      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      386,609         88,991       297,618
  25.04      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      512,975         72,641       440,334
  25.05      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      370,420         64,770       305,650
  25.06      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      284,280         40,314       243,966
  25.07      Sq. Ft.                   91.06%     11/01/05     Annualized 2005 (1/1-6/30)      287,380         44,887       242,493
  25.08      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      263,001         55,978       207,023
  25.09      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      261,304         55,474       205,830
  25.10      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      233,496         29,046       204,450
  25.11      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      259,184         45,728       213,456
  25.12      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      195,030         32,304       162,726
  25.13      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      166,203         38,671       127,532
  25.14      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      153,565         32,418       121,147
  25.15      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      158,132         30,337       127,795
  25.16      Sq. Ft.                   100.00%    11/01/05     Annualized 2005 (1/1-6/30)      150,144         37,844       112,300
   26         Rooms     129,868.32     68.99%     09/30/05             TTM - Sept             9,125,132      5,668,695     3,456,437
   27        Sq. Ft.      162.39       74.90%     10/05/05
   28        Sq. Ft.      159.41       100.00%    07/01/05              05' ANN.              2,832,769       584,353      2,248,416
   29         Units     35,887.10      92.61%     11/15/05       5/05-10/05 annualized        6,635,220      2,879,002     3,756,218
   30         Rooms     75,327.45      61.64%     09/30/05             TTM- Sept.             11,368,418     7,863,951     3,504,467
   31        Sq. Ft.      309.73       92.57%     12/31/05       T 12 Through 9/30/2005       2,329,924       494,539      1,835,385
   32        Sq. Ft.      193.77       100.00%    11/30/05                2006                3,468,342      1,291,683     2,176,659
   33        Sq. Ft.      139.78       98.24%     12/31/05         YTD 10/05 Annual.          4,085,521      1,585,633     2,499,888
   34        Sq. Ft.      110.92       97.80%     09/07/05                2005                7,017,059      2,867,771     4,149,288
   35         Rooms     160,721.87     53.59%     10/31/05    Annualized 2005 (1/1-10/31)     5,037,445      3,307,880     1,729,565
   36        Sq. Ft.      188.31       100.00%    11/09/05        Year End 12/31/2005         2,562,237       696,018      1,866,219
   37        Sq. Ft.      117.05       91.74%     10/31/05                2006                4,290,504      1,640,280     2,650,224
   38        Sq. Ft.      282.05       100.00%    10/11/05                2004                3,509,724      1,349,062     2,160,662
   39        Sq. Ft.      207.34       91.50%     10/31/05      T 10 Through 10/31/2005       3,482,386      1,380,988     2,101,398
   40        Sq. Ft.      170.67       97.67%     01/20/06
   41        Sq. Ft.      126.22       96.18%     12/31/05    Annualized 2005 (1/1 - 6/30)    2,495,395       942,825      1,552,570
   42         Units     68,333.33      96.33%     12/12/05            T-3 10/2005             2,746,504      1,089,344     1,657,160
   43         Units     151,925.37     97.76%     09/26/05       2005-8 Mo. Annualized        3,976,416      2,074,727     1,901,689
   44         Units     84,554.17      93.33%     01/05/06                T12                 2,457,380       888,051      1,569,329
   45         Units     84,375.00      87.08%     12/01/05        T3 Annualized 10/05         2,899,488      1,133,796     1,765,692
   46        Sq. Ft.      117.33       85.60%     11/01/05    Annualized 2005 (1/1 - 6/30)    2,453,444       718,994      1,734,450
   47         Rooms     89,285.71      81.19%     11/30/05         T12 Ending 11/2005         8,063,844      5,821,107     2,242,737
   48        Sq. Ft.      123.77       89.44%     11/01/05                2004                2,463,031       577,112      1,885,919
   49        Sq. Ft.      184.13       96.21%     10/31/05      T 12 Through 10/31/2005       2,491,879       711,357      1,780,522
   50         Rooms     54,194.63      50.13%     09/30/05             TTM- Sept.             8,371,807      6,145,974     2,225,833
   51         Rooms     97,766.39      62.89%     09/30/05             TTM - Sept             5,833,906      3,705,720     2,128,186
   52        Sq. Ft.      176.19       100.00%    12/12/05     2005 (8-month annualized)      2,413,000        38,837      2,374,163
   53        Sq. Ft.      234.85       100.00%    12/14/05
   54         Units     106,807.23     94.58%     01/01/06      T 12 Through 11/30/2005       2,039,158      1,234,808      804,350
   55         Units     86,411.76      84.31%     09/26/05       2005-8 Mo. Annualized        3,983,457      2,209,149     1,774,308
   56         Rooms     47,027.03      62.69%     08/31/05              T-6 8/05              12,600,640     9,457,973     3,142,667
   57        Sq. Ft.      162.51       87.49%     12/20/05        YTD 10/05 Annualized        2,621,250       906,523      1,714,727
   58         Units     48,571.43      96.86%     09/20/05           T12-10/04-9/05           2,567,933      1,043,995     1,523,938
   59        Sq. Ft.      340.00       100.00%    10/01/05              2005 YTD              1,598,622       229,074      1,369,548
   60        Sq. Ft.      67.56        81.66%      Various                2004                2,214,573      1,092,946     1,121,627
  60.01      Sq. Ft.                   89.80%     10/12/05                2004                 632,299        437,399       194,900
  60.02      Sq. Ft.                   66.97%     12/21/05                2004                 986,184        408,693       577,491
  60.03      Sq. Ft.                   94.66%     10/12/05                2004                 596,090        246,854       349,236
   61         Units     62,500.00      91.67%     01/24/06         T-12 (ending Nov)          2,449,681      1,021,260     1,428,421
   62        Sq. Ft.      74.10        91.33%     10/05/05       T 12 Through 8/31/2005       2,758,268      1,330,886     1,427,381
   63         Units     51,666.67      97.33%     10/27/05         T-12 (ending Nov)          2,353,430       996,732      1,356,698
   64         Units     61,365.06      93.25%     12/05/05             8/05-10/05             2,637,281      1,491,338     1,145,943
   65        Sq. Ft.      121.93       95.45%     01/25/06
   66        Sq. Ft.      162.78       84.94%     02/01/06       T 9 Through 9/30/2005        1,583,241       278,630      1,304,611
   67        Sq. Ft.      151.51       84.31%     12/12/05
   68        Sq. Ft.      151.87       98.96%     12/01/05        Year End 12/31/2005         2,217,670       974,245      1,243,425
   69         Units     92,400.00      97.35%     11/17/05      T 12 Through 11/30/2005       1,793,722       607,316      1,186,406
   70        Sq. Ft.      120.68       89.04%     12/31/05                2004                1,794,167       516,909      1,277,258
   71         Rooms     92,762.28      70.40%     10/31/05           T12 thru 10/05           5,374,642      3,695,070     1,679,572
   72         Units     56,681.03      94.40%     11/29/05             T-3 9/2005             2,088,940       973,993      1,114,947
   73         Units     40,877.74      88.40%     10/19/05       T 12 Through 9/30/2005       2,066,236       919,115      1,147,121
   74        Sq. Ft.      79.42        100.00%    11/03/05
   75         Units     47,776.52      86.36%     12/22/05    T-12 (Sept. '04 - Aug. '05)     1,912,319      1,073,413      838,906
   76        Sq. Ft.      44.07        93.58%     12/08/05    Annualized 2005 (1/1 - 9/30)    1,864,535       807,750      1,056,785
   77         Units     54,843.75      95.98%     09/19/05         T12 Ending 9/2005          2,351,662      1,240,595     1,111,067
   78        Sq. Ft.      104.66       100.00%    11/15/05
   79        Sq. Ft.      260.77       100.00%    10/20/05      T 12 Through 10/31/2005        877,764        189,366       688,398
   80        Sq. Ft.      186.23       100.00%    11/01/05       T 12 Through 9/30/2005        435,296        224,315       210,981
   81        Sq. Ft.      121.96       98.25%     12/15/05         Annualized 6/2005          1,293,528       192,525      1,101,003
   82         Units     62,500.00      97.83%     10/17/05      T-12 (ending Sept 2005)       1,687,914       603,185      1,084,729
   83         Units     60,526.32      94.70%     11/16/05       T 3 Through 10/31/2005       1,722,356       779,768       942,588
   84         Rooms     119,265.25     93.91%     09/30/05                T-12                4,636,124      2,885,473     1,750,651
   85        Sq. Ft.      129.63       100.00%    05/09/03
   86         Units     60,106.38      99.45%     12/27/05            T-12 11/2005            1,781,890       970,325       811,565
   87        Sq. Ft.      316.71       100.00%    01/05/06
   88         Units     60,326.09      91.30%     12/08/05         T-12 (ending Nov)          1,659,919       696,062       963,857
   89        Sq. Ft.      78.16        100.00%    08/30/05       T 12 Through 7/1/2005        2,187,419       506,636      1,680,784
   90        Sq. Ft.      152.36       100.00%    10/01/05             10/05 Ann.             1,231,833       404,827       827,006
   91         Rooms     115,789.47     81.29%     10/31/05            T-12 10/2005            2,708,198      1,483,168     1,225,030
   92        Sq. Ft.      224.20       92.31%     12/07/05
   93        Sq. Ft.      59.63        97.86%     10/18/05      T 12 Through 10/31/2005       1,409,679       330,943      1,078,736
   94        Sq. Ft.      71.87        98.00%     01/02/06      T 11 Through 11/30/2005       1,386,958       290,939      1,096,019
   95        Sq. Ft.      120.14       81.50%     11/03/05   Annualized 2005 (4/01 - 10/31)   1,606,020       798,699       807,321
   96        Sq. Ft.      67.21        100.00%    12/21/05                2005                2,049,205       944,671      1,104,534
   97        Sq. Ft.      58.25        65.66%     09/30/05     Annualized 2005 (1/1-7/31)     1,448,198       480,628       967,570
   98         Units     90,298.54      95.69%     12/07/05      T 12 Through 10/31/2005       1,592,643       469,146      1,123,497
   99        Sq. Ft.      144.42       94.16%     11/01/05        Year End 12/31/2004         1,524,929       743,876       781,053
   100        Units     84,848.61      85.95%     10/10/05        8/05 YTD Annualized         1,386,290       532,135       854,155
   101        Rooms     79,965.25      65.51%     08/31/05     T-12 Income (ending 11/05)     3,182,958       757,639      2,425,319
   102        Units     43,005.91      96.55%     10/07/05              2005 YTD              1,567,128       676,437       890,691
   103        Units     66,510.27      88.67%     12/17/05              05' ANN.              1,481,541       611,164       870,377
   104        Rooms     69,232.90      68.50%     11/30/05           UW-TTM-11/2005           4,309,252      3,034,959     1,274,293
   105       Sq. Ft.      63.20        98.24%     09/30/05       T 12 Through 8/25/2005        976,489        278,574       697,915
   106        Pads      27,049.36      91.39%     11/01/05           T-12 thru 9/05           1,465,443       595,752       869,691
   107        Units     48,500.00      92.00%     12/08/05          Roll 3-7/05-9/05          1,527,784       567,684       960,100
   108       Sq. Ft.      90.55        100.00%    12/02/05
   109        Units     36,522.73      85.23%     10/19/05       T 12 Through 9/30/2005       1,671,886       820,790       851,096
   110        Units     137,500.00     100.00%    11/01/05    Annualized 2005 (1/1 - 9/30)    1,304,680       638,248       666,432
   111        Units     37,170.73      86.59%     10/19/05       T 12 Through 9/30/2005       1,420,662       604,367       816,295
   112        Units     59,800.00      93.33%     09/26/05                2005                2,702,287      1,794,231      908,056
   113       Sq. Ft.      64.44        91.24%     11/29/05                2004                1,324,251       340,326       983,925
   114        Units     117,541.63     97.26%     11/01/05         T-12 (ending Nov)           981,559        507,483       474,076
   115       Sq. Ft.      142.72       81.63%     12/20/05
   116        Units     14,570.21      75.68%     10/19/05       T 12 Through 9/30/2005       2,646,963      1,575,219     1,071,744
   117        Units     51,730.41      94.44%     12/19/05        9/05 YTD Annualized         1,330,794       596,522       734,272
   118       Sq. Ft.      46.43        96.52%     10/01/05     Trailing 12 (7/04 - 6/05)      1,094,405       207,157       887,249
   119       Sq. Ft.      36.30        97.22%     11/04/05           YTD 8/31/2005            1,886,177       411,488      1,474,689
   120        Rooms     71,929.82      79.04%     10/31/05        T-12 Thru Oct. 2005         3,070,920      1,903,600     1,167,321
   121        Units     31,114.07      94.30%     10/19/05       T 12 Through 9/30/2005       1,341,954       647,171       694,783
   122       Sq. Ft.      146.54       97.13%     01/01/06
   123        Units     39,972.87      97.50%     09/01/05       T 12 Through 8/31/2005       1,224,071       771,754       452,317
   124        Rooms     86,559.14      80.12%     10/31/05           TTM March 2005           3,862,464      2,713,727     1,148,737
   125        Units     33,333.33      90.00%     11/01/05      T 12 Through 11/30/2005       1,552,949       759,185       793,764
   126       Sq. Ft.      107.92       89.58%     10/31/05    Trailing 12 (11/04 - 10/05)     1,025,320       211,778       813,542
   127        Pads      28,322.44      87.46%     11/15/05           T-12 thru 9/05           1,279,827       552,124       727,703
   128       Sq. Ft.      16.70        100.00%    09/27/05              2005 YTD              2,770,561      1,283,509     1,487,052
   129       Sq. Ft.      152.94       100.00%    09/16/05
   130       Sq. Ft.      305.37       90.23%     10/30/05
   131        Units     49,200.00      90.00%     10/19/05       T 12 Through 9/30/2005       1,092,632       435,827       656,805
   132        Units     50,453.01      88.36%     10/10/05        8/05 YTD Annualized         1,215,008       615,058       599,950
   133       Sq. Ft.      143.20       77.77%     10/31/05
   134       Sq. Ft.      110.65       100.00%    10/26/05       T 6 Through 6/30/2005         934,248         64,658       869,590
   135        Units     23,868.08      96.36%     12/02/05       T 2 Through 11/30/2005       2,030,334      1,289,398      740,936
   136       Sq. Ft.      101.96       100.00%    10/01/05   Annualized 2005 (ending 9/05)     788,953         63,824       725,129
   137        Units     43,653.08      99.38%     12/01/05      T 10 Through 10/25/2005       1,610,945       869,059       741,885
   138        Units     51,609.02      94.74%     09/26/05       2005-8 Mo. Annualized        2,581,854      1,813,010      768,844
   139        Units     42,526.87      98.72%     11/21/05         T-12 (ending Oct)           981,517        356,367       625,150
   140       Sq. Ft.      60.69        92.32%     11/01/05    Trailing 12 (11/04 - 10/05)      618,233        189,509       428,724
   141        Units     71,739.13      97.83%     09/01/05            8/04 - 7/05             1,155,166       589,946       565,220
   142       Sq. Ft.      118.89       89.46%     01/19/06
   143        Units     39,754.60      88.96%     10/19/05       T 12 Through 9/30/2005       1,036,089       483,436       552,653
   144        Units     30,769.23      96.15%     11/15/05             T-12 10/05             1,641,074       728,554       912,520
   145        Units     84,942.48      100.00%    12/08/05         T-12 (ending Nov)           754,748        163,964       590,784
 145.01       Units                    100.00%    12/08/05
 145.02       Units                    100.00%    12/08/05
 145.03       Units                    100.00%    12/08/05
 145.04       Units                    100.00%    12/08/05
 145.05       Units                    100.00%    12/08/05
 145.06       Units                    100.00%    12/08/05
   146       Sq. Ft.      59.98        77.30%     09/01/05           Statement 2004            954,343        264,335       690,008
   147       Sq. Ft.      468.87       100.00%    01/01/05
   148       Sq. Ft.      21.37        100.00%    09/27/05              2005 YTD              1,291,571       615,327       676,244
   149       Sq. Ft.      163.68       98.22%     11/01/05       T 12 Through 6/30/2005        857,072        497,646       359,426
   150       Sq. Ft.      125.87       100.00%    01/01/06        Year End 12/31/2005          823,593        182,215       641,378
   151       Sq. Ft.      403.41       100.00%    12/14/05
   152       Sq. Ft.      412.39       100.00%    01/05/06
   153       Sq. Ft.      94.71        100.00%    11/14/05   Annualized 2005 (5/01 - 8/31)     788,664        117,210       671,454
   154       Sq. Ft.      67.54        100.00%    01/10/06
 154.01      Sq. Ft.                   100.00%    01/10/06
 154.02      Sq. Ft.                   100.00%    01/10/06
 154.03      Sq. Ft.                   100.00%    01/10/06
   155        Units     52,962.96      97.22%     01/05/06                T12                  863,824        415,138       448,686
   156       Sq. Ft.      129.55       100.00%    01/11/06
   157       Sq. Ft.      392.97       100.00%    01/05/06
   158        Units     39,436.62      94.37%     10/19/05       T 12 Through 9/30/2005        926,911        456,492       470,419
   159        Units     51,388.89      90.74%     12/22/05    T-12 (Sept. '04 - Aug. '05)      842,078        488,611       353,467
   160        Units     53,365.38      99.04%     12/23/05         T-12 (ending Nov)           752,782        248,943       503,839
   161        Units     47,826.09      96.52%     12/13/05            T-3 11/2005              839,052        376,339       462,713
   162        Units     40,312.32      98.53%     11/02/05            T12 6/30/05             1,261,250       546,876       714,374
   163       Sq. Ft.      32.87        89.40%     11/04/05              YTD 8/05              1,376,248       289,777      1,086,471
   164        Rooms     54,649.46      61.70%     11/30/05      T 12 Through 11/30/2005       1,778,469      1,082,107      696,362
   165       Sq. Ft.      125.21       100.00%    11/16/05     Annualized 2005 (1/1-8/31)      465,344        162,377       302,967
   166       Sq. Ft.      57.42        92.39%     12/21/05        Year End 12/31/2005          929,067        184,092       744,976
   167       Sq. Ft.      397.94       100.00%    04/08/05
   168       Sq. Ft.      231.25       100.00%    01/27/06
   169        Units     54,540.82      97.94%     11/21/05      T 12 Through 10/31/2005        881,305        426,499       454,806
   170       Sq. Ft.      215.35       100.00%    01/11/06      T 12 Through 10/31/2005        550,621         31,003       519,618
   171       Sq. Ft.      82.21        74.17%     10/26/05      Trailing 12 (9/04-8/05)        491,538        302,471       189,067
   172        Units     67,532.47      97.40%     12/14/05
   173        Units     83,668.32      95.16%     12/07/05      T 12 Through 10/31/2005        944,097        320,028       624,069
   174       Sq. Ft.      25.80        100.00%    10/28/05     Annualized 2005 (1/1-8/31)     2,015,918      1,148,312      867,606
   175       Sq. Ft.      106.92       100.00%    12/13/05                2004                 771,120         34,945       736,175
   176        Units     29,767.44      91.00%     11/16/05       T 3 Through 11/22/2005        926,711        361,582       565,129
   177       Sq. Ft.      48.87        97.24%     10/06/05       T 12 Through 9/30/2005        866,794        319,764       547,029
   178        Pads      12,561.58      96.80%     12/31/05       T 12 Through 9/30/2005        635,076        199,122       435,954
   179       Sq. Ft.      157.92       100.00%    11/29/05       8/31/05 YTD Annualized        754,033        160,643       593,390
   180       Sq. Ft.      114.73       97.67%     01/01/06        Year End 12/31/2005          652,388         85,666       566,721
   181        Units     25,191.15      97.00%     11/10/05
   182       Sq. Ft.      386.42       100.00%    11/15/05    Annualized 2005 (1/1 - 8/31)     445,552         84,500       361,052
   183        Pads      21,276.60      85.17%     11/18/05       T 9 Through 9/30/2005         847,651        209,237       638,413
   184        Beds      79,365.08      95.20%     09/01/05       T-12 ending July 2005        1,790,987      1,306,996      483,991
   185       Sq. Ft.      106.91       92.86%     11/28/05    Annualized 2005 (1/1 - 8/31)     724,234        306,873       417,361
   186       Sq. Ft.      193.32       91.75%     01/26/06
 186.01      Sq. Ft.                   88.92%     01/26/06
 186.02      Sq. Ft.                   100.00%    01/26/06
   187       Sq. Ft.      95.84        100.00%    11/22/05
   188       Sq. Ft.      62.36        100.00%    11/30/05   Annualized 2005 (1/01 - 9/30)     855,360        257,926       597,434
   189       Sq. Ft.      81.59        100.00%    12/21/05     Trailing 12 (10/04 - 9/05)      556,574        137,944       418,630
   190       Sq. Ft.      324.95       100.00%    12/05/05
   191       Sq. Ft.      136.82       100.00%    12/07/05       Annualized YTD (10/05)        458,013         98,986       359,027
   192        Rooms     47,337.16      55.41%     11/30/05      T 12 Through 11/30/2005       2,085,655      1,388,533      697,122
   193       Sq. Ft.      68.61        90.79%     10/31/05          2005 Annualized            991,016        165,776       825,240
   194       Sq. Ft.      303.10       100.00%    12/19/05
   195        Units     37,554.63      94.02%     01/09/06       T 3 Through 11/30/2005        819,982        515,327       304,655
   196        Units     28,635.44      96.08%     09/01/05       T 8 Through 8/31/2005         934,057        371,415       562,642
   197       Sq. Ft.      299.80       100.00%    01/27/06
   198        Units     42,156.86      98.04%     12/13/05            T-12 11/2005             621,957        247,289       374,669
   199       Sq. Ft.      227.03       89.20%     10/01/05
   200       Sq. Ft.      283.16       100.00%    01/05/06
   201       Sq. Ft.      83.75        100.00%    10/13/05
   202       Sq. Ft.      280.05       100.00%    01/05/06
   203        Pads      43,333.33      98.96%     11/01/05       T 8 Through 8/31/2005         537,464        122,962       414,502
   204       Sq. Ft.      284.31       100.00%    11/08/05
   205       Sq. Ft.      271.48       100.00%    01/05/06
   206       Sq. Ft.      276.71       100.00%    12/07/05
   207       Sq. Ft.      168.24       64.60%     01/04/06
   208        Rooms     39,679.69      44.80%     11/30/05      T 12 Through 11/30/2005       1,690,001      1,053,855      636,146
   209       Sq. Ft.      216.84       100.00%    10/25/05
   210       Sq. Ft.      142.63       100.00%    10/01/05
   211        Units     166,435.30     87.50%     11/15/05      T 12 Through 10/31/2005        495,663        151,698       343,965
   212       Sq. Ft.      268.44       100.00%    09/08/05
   213       Sq. Ft.      26.48        100.00%    09/27/05
   214       Sq. Ft.      35.55        75.10%     06/30/05    Annualized 2005 (1/1 - 6/30)     664,182        241,950       422,232
   215       Sq. Ft.      255.56       100.00%    09/30/05
   216       Sq. Ft.      254.68       100.00%    12/27/05
   217        Units     85,927.06      100.00%    11/15/05      T 12 Through 10/31/2005        541,390        172,199       369,191
   218       Sq. Ft.      28.42        100.00%    09/27/05              2005 YTD               505,190         53,792       451,398
   219       Sq. Ft.      242.87       100.00%    12/13/05
   220       Sq. Ft.      42.03        96.37%     10/12/05           YTD Annualized            621,008        218,930       402,078
   221        Units     58,718.05      96.67%     11/07/05
   222       Sq. Ft.      156.61       70.27%     08/01/05
   223        Units     124,825.92     100.00%    01/06/06   Annualized 2005 (8/01 - 11/30)    311,694         54,939       256,755
   224       Sq. Ft.      43.32        96.17%     07/31/05      Trailing 12 (8/04-7/05)        602,851        319,118       283,733
   225       Sq. Ft.      264.32       100.00%    09/21/05
   226       Sq. Ft.      102.51       100.00%    01/01/06        Year End 12/31/2005          478,018         84,115       393,904
   227       Sq. Ft.      251.07       100.00%    10/24/05
   228        Rooms     49,622.96      81.60%     05/31/05      Trailing 12 (7/04-6/05)       1,531,068      1,035,740      495,328
   229       Sq. Ft.      146.74       100.00%    12/15/05
   230       Sq. Ft.      258.75       100.00%    02/23/05
   231        Units     35,000.00      92.71%     10/19/05       T 12 Through 9/30/2005        533,366        262,313       271,053
   232       Sq. Ft.      243.07       100.00%    12/01/05
   233       Sq. Ft.      220.48       100.00%    12/20/05
   234       Sq. Ft.      88.46        92.20%     09/12/05     Trailing 12 (8/04 - 7/05)       458,966        184,796       274,170
   235        Rooms     32,232.37      65.50%     11/30/05      T 12 Through 11/30/2005       1,811,377      1,132,565      678,812
   236        Rooms     26,638.88      63.19%     11/30/05      T 12 Through 11/30/2005       1,761,748      1,001,604      760,144
   237       Sq. Ft.      44.91        99.96%     07/31/05      Trailing 12 (8/04-7/05)        653,027        284,080       368,947
   238       Sq. Ft.      158.78       91.90%     12/07/05    Annualized 2005 (1/1 - 9/30)     197,908         69,826       128,082
   239       Sq. Ft.      248.62       100.00%    10/19/05
 239.01      Sq. Ft.                   100.00%    10/19/05
 239.02      Sq. Ft.                   100.00%    10/19/05
   240       Sq. Ft.      147.38       76.07%     09/02/05
   241       Sq. Ft.      108.04       100.00%    11/01/05    Annualized 2005 (1/1 - 8/31)     501,081        181,645       319,436
   242       Sq. Ft.      44.52        78.37%     07/31/05     Trailing 12 (8/04 - 7/05)       406,308        230,032       176,276
   243       Sq. Ft.      197.60       100.00%    12/07/05
   244        Rooms     16,906.21      50.15%     10/31/05    Trailing 12 (11/04 - 10/05)     2,777,825      2,247,380      530,445
   245       Sq. Ft.      264.69       100.00%    08/31/05           Statement 2004            303,960         20,484       283,477
   246       Sq. Ft.      186.11       100.00%    10/03/05
   247       Sq. Ft.      131.86       100.00%    11/01/05     Annualized 2005 (1/1-9/30)      298,936        102,484       196,452
   248        Rooms     26,805.54      65.04%     08/31/05     Trailing 12 (11/04-10/05)      1,457,218       990,478       466,740
   249        Units     20,259.26      84.44%     10/19/05       T 12 Through 9/30/2005        634,769        360,092       274,677
   250       Sq. Ft.      237.12       100.00%    10/12/05     Annualized 2005 (1/1-9/30)      275,930         3,000        272,930
   251       Sq. Ft.      126.18       100.00%    10/19/05
   252       Sq. Ft.      27.95        98.36%     11/07/05    Annualized 2005 (1/1 - 8/31)     403,594        112,341       291,253
   253       Sq. Ft.      131.97       88.08%     01/01/06        Year End 12/31/2005          353,410         60,271       293,139
   254        Units     61,172.59      85.71%     01/01/06
   255       Sq. Ft.      232.74       100.00%    08/31/05           Statement 2004            221,462         8,376        213,086
   256       Sq. Ft.      169.43       100.00%    10/12/05
   257       Sq. Ft.      83.22        100.00%    11/03/05
   258       Sq. Ft.      228.18       100.00%    08/31/05           Statement 2004            237,688         6,612        231,076
   259        Units     65,319.10      97.37%     11/30/05    Annualized 2005 (2/18-10/15)     210,982         71,432       139,550
   260       Sq. Ft.      56.83        74.54%     10/26/05      Trailing 12 (9/04-8/05)        400,213        228,441       171,772
   261       Sq. Ft.      490.98       100.00%    11/22/05      T 12 Through 10/31/2005        242,834         56,167       186,667
   262       Sq. Ft.      234.33       100.00%    09/07/05
   263        Units      5,626.02      79.11%     02/02/06      T 12 Through 11/30/2005        356,057        141,694       214,362
   264       Sq. Ft.      44.76        89.22%     08/01/05      Trailing 12 (7/04-6/05)        579,599        432,614       146,985
   265       Sq. Ft.      175.58       100.00%    01/01/06    Annualized 2005 (1/1 - 8/31)     278,097         75,815       202,282
   266       Sq. Ft.      52.90        94.25%     07/31/05     Trailing 12 (8/04 - 7/05)       459,371        218,470       240,901
   267       Sq. Ft.      169.99       100.00%    11/29/05
   268       Sq. Ft.      58.11        73.39%     11/01/05    Trailing 12 (11/04 - 10/05)      188,673        102,911       85,762
   269       Sq. Ft.      142.48       100.00%    09/01/05
 269.01      Sq. Ft.                   100.00%    09/01/05
 269.02      Sq. Ft.                   100.00%    09/01/05
   270       Sq. Ft.      154.33       100.00%    12/13/05
   271       Sq. Ft.      160.35       100.00%    10/19/05
   272        Units     119,278.63     94.44%     11/15/05      T 12 Through 10/31/2005        298,785        118,747       180,038
   273       Sq. Ft.      229.26       100.00%    11/01/05
   274        Rooms     26,198.65      66.20%     11/30/05      T 12 Through 11/30/2005       1,088,799       759,113       329,686
   275       Sq. Ft.      147.60       86.71%     01/03/06      T 12 Through 11/30/2005        226,460         52,368       174,092
   276        Pads      24,096.39      92.77%     12/31/05       T 9 Through 9/30/2005         372,312        125,827       246,485
   277       Sq. Ft.      99.55        89.74%     11/25/05
   278       Sq. Ft.      130.04       97.71%     12/31/05     Annualized 2005 (1/1-7/31)      361,071        111,395       249,676
   279        Rooms     17,777.22      68.11%     08/31/05      Trailing 12 (8/04-7/05)       2,445,000      1,943,000      502,000
   280       Sq. Ft.      123.86       93.73%     10/13/05           Statement 2004            237,271         84,285       152,986
   281       Sq. Ft.      85.79        100.00%    11/21/05
   282       Sq. Ft.      177.26       100.00%    11/30/05
   283       Sq. Ft.      262.72       82.09%     10/01/05
   284        Units      4,374.16      100.00%    10/01/05       T 9 Through 9/30/2005         401,492        226,347       175,145
   285        Units     24,923.59      97.83%     10/26/05      T 12 Through 10/31/2005        357,570        176,911       180,659
   286       Sq. Ft.      82.67        100.00%    09/01/05
   287       Sq. Ft.      217.93       100.00%    01/09/06
   288       Sq. Ft.      107.02       100.00%    10/26/05
   289        Units     35,857.63      95.83%     12/21/05    Annualized 2005 (1/1 - 9/30)     340,620        155,794       184,826
   290       Sq. Ft.      169.49       100.00%    11/14/05
   291       Sq. Ft.      142.45       100.00%    09/01/05
   292        Units     78,462.36      95.24%     11/15/05      T 12 Through 10/31/2005        228,189         90,522       137,667
   293       Sq. Ft.      324.25       100.00%    10/11/05    Annualized 2005 (1/1 - 9/14)     132,234          338         131,896
   294       Sq. Ft.      154.54       100.00%    09/30/05
   295       Sq. Ft.      39.49        100.00%    10/11/05    Annualized 2005 (1/1 - 7/31)     261,112         78,795       182,317
   296       Sq. Ft.      114.97       100.00%    11/09/05
   297        Units     25,892.86      98.00%     10/31/05      T 10 Through 10/31/2005        287,015        133,997       153,018
   298       Sq. Ft.      60.84        100.00%    09/30/05
   299       Sq. Ft.      20.23        100.00%    09/27/05                2005                 232,212         39,513       192,699
   300       Sq. Ft.      132.71       100.00%    11/02/05
   301        Units     71,329.42      92.86%     11/15/05      T 12 Through 10/31/2005        133,107         54,199       78,907
   302        Units     66,574.12      93.33%     11/15/05      T 12 Through 10/31/2005        150,739         61,119       89,620
   303       Sq. Ft.      284.77       100.00%    11/01/05
   304        Units     87,378.53      100.00%    11/15/05      T 12 Through 10/31/2005         98,996         35,242       63,754
   305       Sq. Ft.      22.00        100.00%    10/12/05           YTD Annualized             93,228         19,342       73,886

  MORTGAGE       MOST                                     UW NET
    LOAN        RECENT          UW            UW        OPERATING    UW NET CASH
   NUMBER       NCF ($)    REVENUES ($)  EXPENSES ($)   INCOME ($)     FLOW ($)    LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

      1       50,244,858    81,307,368    24,982,151    56,325,217    51,881,207   Various
    1.01       8,193,578    16,518,168     3,891,477    12,626,691    11,953,720   Pottery Barn Outlet
    1.02      10,941,931    16,455,845     4,851,101    11,604,744    10,835,441   Vanity Fair
    1.03      10,204,558    14,597,852     3,968,078    10,629,774    9,898,616    Vanity Fair
    1.04       7,401,481    10,738,450     2,808,930    7,929,519     7,415,225    Pottery Barn
    1.05       5,265,405    7,808,028      2,424,215    5,383,812     4,934,801    Nike
    1.06       1,867,424    3,817,106      1,858,116    1,958,990     1,636,063    Casual Corner Annex
    1.07       2,711,215    4,690,272      1,873,673    2,816,599     2,447,502    VF Outlet
    1.08       1,231,415    1,874,093       695,374     1,178,719      975,879     Liz Claiborne
    1.09       1,785,655    3,057,196      1,339,815    1,717,381     1,492,480    Liz Claiborne
    1.10        642,194     1,750,361      1,271,372     478,988       291,480     Bealls
      2       18,718,195    33,740,475     9,826,060    23,914,415    22,851,150   Newsweek
      3       12,637,254    23,792,501     9,219,646    14,572,855    13,769,074   The Gap
      4       27,882,340    62,158,320    27,938,222    34,220,099    33,175,314   Mayer, Brown, Rowe & Maw LLP
      5                     21,314,090     8,484,152    12,829,939    12,298,856   The Integer Group
      6                     13,742,292     3,413,747    10,328,545    9,995,115    Dick's Sporting Goods
      7        6,620,205    27,906,163    19,463,585    8,442,578     7,326,331
      8        5,299,031    7,106,149      1,862,071    5,244,079     4,905,791    ADP (ProBusiness Svc.)
      9        6,520,841    16,857,966    10,003,210    6,854,756     6,180,437
     10        4,321,050    24,365,479    17,652,212    6,713,267     5,738,648
     11        5,573,910    9,531,295      3,768,423    5,762,872     5,388,398    Various
    11.01      1,880,067    3,060,479      1,141,622    1,918,857     1,805,594    Mikasa
    11.02      1,800,446    3,689,912      1,575,692    2,114,220     1,965,718    VF Outlet
    11.03      1,893,397    2,780,903      1,051,108    1,729,795     1,617,086    Levis/Dockers
     12        4,427,785    5,610,728      1,426,739    4,183,989     4,020,708    Toys 'R' Us
     13        1,593,022    8,066,573      3,628,004    4,438,569     3,995,576    Hanson Aggregates
     14        3,429,062    7,228,118      3,018,184    4,209,933     3,980,433
    14.01      2,052,432    4,156,155      1,758,921    2,397,234     2,260,234
    14.02      1,376,630    3,071,963      1,259,263    1,812,699     1,720,199
     15        4,055,412    4,701,286       765,123     3,936,163     3,797,418    Best Buy
     16        3,915,287    7,749,253      3,612,622    4,136,631     4,067,824    Sears
     17        4,860,396    6,349,811      1,924,109    4,425,701     4,060,590    Kaiser Health Fund
     18        2,755,665    5,693,076      2,017,568    3,675,508     3,628,208
     19        4,443,881    14,314,736     9,354,153    4,960,582     4,244,846
     20        3,595,282    6,903,946      2,986,763    3,917,182     3,638,678    Fenwick & West LLP
     21                     4,463,195      1,457,459    3,005,736     2,918,736
     22        3,784,850    5,555,356      2,293,822    3,261,535     3,172,370    Apollo Group
     23        3,622,047    10,957,504     7,164,123    3,793,381     3,355,081
     24                     3,911,162      1,059,153    2,852,009     2,804,028    GE Panametrics
     25        4,511,074    4,570,011      1,419,751    3,150,260     2,985,093    Various
    25.01      1,123,850    1,254,215       286,066      968,148       932,577     United States of America (Social Security)
    25.02       374,904      488,849        151,153      337,695       321,248     United States of America (Military Entrance
                                                                                   Processing Station)
    25.03       297,618      292,500        93,208       199,292       188,120     United States of America (Social Security)
    25.04       440,334      352,680        126,618      226,062       211,186     United States of America (Social Security)
    25.05       305,650      281,316        104,746      176,569       164,988     United States of America (Social Security)
    25.06       243,966      242,621        82,149       160,473       151,692     United States of America (Social Security)
    25.07       242,493      209,623        67,659       141,964       132,322     United States of America (Social Security)
    25.08       207,023      226,370        67,014       159,356       151,796     United States of America (Social Security)
    25.09       205,830      212,474        67,827       144,646       136,095     United States of America (Social Security)
    25.10       204,450      183,162        55,901       127,261       120,155     United States of America (Social Security)
    25.11       213,456      193,302        81,972       111,330       103,543     United States of America (Social Security)
    25.12       162,726      147,139        44,857       102,282        96,215     United States of America (Social Security)
    25.13       127,532      142,593        47,354        95,239        89,928     United States of America (Social Security)
    25.14       121,147      140,602        56,920        83,682        78,712     United States of America (Social Security)
    25.15       127,795      105,721        46,064        59,658        54,808     United States of America (Social Security)
    25.16       112,300       96,845        40,242        56,602        51,708     United States of America (Social Security)
     26        3,456,437    9,291,475      5,720,944    3,570,531     3,198,872
     27                     5,071,648      1,727,669    3,343,979     3,134,947    Allstate
     28        2,231,416    2,950,133       569,511     2,380,621     2,277,808    Sanborn Theaters
     29        3,588,074    6,511,529      2,985,467    3,526,062     3,357,918
     30        3,504,467    11,481,451     7,928,157    3,553,294     3,094,036
     31        1,835,385    2,497,510       581,669     1,915,841     1,849,189    Sanborn Theaters
     32        2,176,659    3,474,782      1,270,918    2,203,863     2,110,683    Best, Best & Krieger
     33        2,482,719    4,036,974      1,631,504    2,405,470     2,246,014    Pennington Haben
     34        4,119,282    7,217,866      2,944,334    4,273,532     4,019,077    Housing Works
     35        1,729,565    6,550,445      3,954,788    2,595,657     2,333,559
     36        1,866,219    2,781,285       678,553     2,102,732     1,988,423    Dress Barn/Dress Barn Woman
     37        2,280,467    3,793,974      1,684,776    2,109,198     1,838,016    Quest Diagnostics
     38        2,145,262    3,470,085      1,298,775    2,171,310     2,076,438    Kobrand Corporation
     39        2,101,398    3,263,474      1,427,645    1,835,828     1,816,335    Glen K. Lau M.D.
     40                     2,946,375       966,533     1,979,842     1,859,449    ABT Family Fitness
     41        1,509,364    2,742,451       901,521     1,840,930     1,751,030    Safeway (Pad Lease)
     42        1,593,560    2,753,104       990,025     1,763,079     1,699,479
     43        1,868,189    3,971,777      2,070,064    1,901,714     1,868,214
     44        1,520,849    2,612,818       883,767     1,729,051     1,680,571
     45        1,717,692    2,899,488      1,112,726    1,786,762     1,738,762
     46        1,734,450    2,339,692       736,947     1,602,745     1,476,670    State of Washington (DSHS - Columbia River CSO)
     47        1,920,183    8,077,432      5,630,274    2,447,158     2,124,061
     48        1,869,821    2,221,097       512,455     1,708,642     1,600,468    Kerasotes Theatre
     49        1,780,522    2,951,322       657,802     2,293,520     2,197,073    Office Depot
     50        2,225,833    8,884,349      6,333,324    2,551,024     2,195,651
     51        2,128,186    5,966,216      3,712,132    2,254,084     2,015,435
     52        2,363,237    2,292,350       25,761      2,266,590     2,124,224    American Multi-Cinema, Inc.
     53                     2,657,359       626,340     2,031,019     1,966,075    Rave Theater
     54         804,350     2,514,066      1,002,141    1,511,925     1,470,425
     55        1,723,308    4,124,696      2,224,370    1,900,326     1,849,326
     56        2,638,641    11,317,828     8,943,389    2,374,438     1,921,725
     57        1,691,714    2,595,431      1,052,311    1,543,120     1,476,030    John Carollo Engineers
     58        1,436,438    2,646,904      1,064,902    1,582,002     1,494,502
     59        1,364,548    1,638,998       234,205     1,404,793     1,397,048    Ralph's
     60        1,090,816    2,845,294      1,012,172    1,833,124     1,599,527    Various
    60.01       184,454     1,054,855       314,392      740,463       665,047     Department of Childrens & Families
    60.02       567,650     1,043,520       440,869      602,652       515,993     Department of Revenue
    60.03       338,712      746,919        256,911      490,009       418,487     Department of Childrens & Families
     61        1,362,421    2,403,575       995,200     1,408,375     1,342,375
     62        1,427,381    3,072,721      1,391,001    1,681,720     1,522,156    Arizona Department of Economic Security
     63        1,281,698    2,351,955      1,011,712    1,340,243     1,265,243
     64        1,095,543    2,753,335      1,354,924    1,398,411     1,348,011
     65                     1,602,692       334,839     1,267,853     1,223,003    Publix
     66        1,304,611    1,553,519       312,977     1,240,542     1,207,966    Safeway Inc.
     67                     2,008,876       534,982     1,473,894     1,387,749    Times Square Entertainment
     68        1,243,425    2,294,535      1,024,781    1,269,754     1,235,305    Mayo Foundation
     69        1,186,406    1,793,249       607,582     1,185,667     1,147,917
     70        1,250,410    1,796,438       530,020     1,266,418     1,171,482    Circuit City
     71        1,505,684    5,374,830      3,715,058    1,659,772     1,485,897
     72        1,068,547    2,117,743       968,898     1,148,845     1,102,445
     73        1,147,121    2,066,236       897,606     1,168,630     1,078,353
     74                     2,368,113       703,743     1,664,370     1,607,789    Kohl's
     75         772,906     2,022,512       897,221     1,125,291     1,059,291
     76        1,056,785    2,061,131       846,803     1,214,327     1,112,966    Mobility Products
     77        1,055,067    2,293,774      1,209,738    1,084,036     1,028,036
     78                     1,428,341       28,567      1,399,774     1,382,354    Giant Eagle
     79         688,398     1,387,677       252,983     1,134,694     1,127,849    McAlan's Pub
     80         210,981     1,297,173       304,324      992,849       940,098     Fujitsu Transaction Solutions, Inc.
     81        1,073,182    1,332,932       186,093     1,146,839     1,092,792    Lowe's Foods
     82        1,038,729    1,651,901       653,312      998,589       952,589
     83         942,588     1,728,416       710,766     1,017,650      970,150
     84        1,611,567    4,642,323      3,055,527    1,586,796     1,401,103
     85                     1,060,896       10,609      1,050,287     1,041,462    Kohl's
     86         769,265     1,915,392       939,205      976,187       933,887
     87                     1,290,013       297,063      992,950       955,419     US Drug Enforcement Administration / Bureau of
                                                                                   Alcohol, Tobacco, Firearms and Explosives
     88         917,857     1,683,506       729,754      953,752       907,752
     89        1,680,784    2,029,121       512,107     1,517,014     1,425,496    Sportmart
     90         819,786     1,318,223       387,768      930,455       895,018      Publix Super Markets, Inc.
     91        1,116,702    2,706,785      1,468,585    1,238,199     1,129,928
     92                     1,217,666       219,045      998,621       955,968     Hollywood Video
     93        1,078,736    1,463,205       453,923     1,009,282      929,175     Kmart
     94        1,096,019    1,490,771       277,108     1,213,663     1,088,867    Home Accents
     95         807,321     2,109,106      1,106,592    1,002,514      938,597     Lee Enterprises
     96        1,081,020    2,050,940       909,499     1,141,441      962,639     Philadelphia Authority for Industrial Development
     97         796,539     1,863,274       813,732     1,049,542      884,873     VISTAR
     98        1,123,497    1,590,258       479,396     1,110,862     1,081,862
     99         781,053     1,575,459       669,317      906,142       855,593     VA/USA
     100        823,905     1,396,690       500,088      896,603       866,353
     101       2,425,319    3,183,263      1,903,211    1,280,052     1,152,722
     102        833,387     1,604,358       698,228      906,130       848,826
     103        832,877     1,509,760       618,709      891,051       853,551
     104       1,101,923    4,309,234      2,994,960    1,314,274     1,141,904
     105        697,915     1,302,838       349,501      953,337       869,733     Hobby Lobby
     106        858,891     1,470,188       607,384      862,804       852,004
     107        910,100     1,455,961       576,221      879,740       829,740
     108                    1,512,999       346,914     1,166,085     1,107,785    Ross Stores
     109        851,096     1,671,886       799,861      872,025       794,177
     110        666,432     1,412,194       606,231      805,963       785,563
     111        816,295     1,420,662       578,015      842,647       779,671
     112        857,356     2,722,913      1,834,385     888,529       837,829
     113        958,369     1,202,648       297,531      905,116       820,447     Family Fare Inc.
     114        455,826     1,240,236       499,789      740,446       722,196
     115                    1,393,797       391,888     1,001,909      957,691     CompUSA
     116       1,071,744    2,485,820      1,564,078     921,742       775,742
     117        693,022     1,319,680       567,590      752,090       710,840
     118        887,249     1,149,604       207,033      942,570       833,990     ECIM
     119       1,445,240    1,591,377       397,090     1,194,287     1,004,303    Olympic Imprted Parts Corp.
     120       1,167,321    3,063,511      1,980,403    1,083,108      960,567
     121        694,783     1,365,886       628,635      737,251       670,186
     122                     978,933        273,894      705,039       669,733     Staples
     123        452,317     1,376,321       651,532      724,789       674,039
     124       1,148,737    3,990,603      2,946,548    1,044,055      884,431
     125        793,764     1,566,733       747,414      819,319       750,199
     126        798,007     1,026,212       236,857      789,355       736,254     Food Lion/Bailey's
     127        719,333     1,260,756       570,223      690,533       682,163
     128       1,430,352     850,500        25,515       824,985       732,257     WOW Logistics
     129                     876,056        17,521       858,534       858,534     Wild Oats
     130                     988,645        256,650      731,995       676,674     First Horizon Home Loans
     131        656,805     1,092,632       439,504      653,128       615,028
     132        563,450     1,222,942       574,688      648,254       611,754
     133                     976,516        292,564      683,952       646,293     Sandman Inc (Better Sleep Store)
     134        869,590      892,400        26,220       866,180       856,218     Stop & Shop Supermarket
     135        740,936     2,043,784      1,352,330     691,454       615,954
     136        718,107      749,181        142,785      606,396       589,047     Kroger
     137        741,885     1,610,945       811,560      799,385       759,385
     138        735,594     2,590,960      1,881,130     709,830       676,580
     139        586,150      973,395        373,309      600,086       561,086
     140        428,724      967,141        274,490      692,651       620,103     Hobby Lobby
     141        541,660     1,167,261       590,250      577,011       553,451
     142                     738,317        151,106      587,211       574,476     Publix
     143        552,653     1,049,295       444,448      604,847       555,458
     144        860,520     1,562,419       850,125      712,294       660,294
     145        572,284      725,865        172,237      553,628       535,128
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
     146        541,180      967,406        333,930      633,475       578,157     Hastings
     147                     596,341        17,890       578,450       577,157     CVS
     148        634,057      632,813        18,984       613,828       547,822     WOW Logistics
     149        359,276     1,272,211       517,951      754,260       716,415     Jacks La Jolla Restaurant
     150        624,972      762,607        244,519      518,088       484,836     Goodyear Chatfield Tire & Auto
     151                     509,000         5,090       503,910       502,428     Walgreens
     152                     508,700         5,087       503,613       502,164     Walgreens
     153        659,970      792,374        201,433      590,941       548,987     Brazilian Church
     154                     890,472        307,149      583,323       501,773     Various
   154.01                    260,728        10,429       250,298       213,811     Ultrapure Group Limited
   154.02                    541,537        293,191      248,346       218,041     Sarasota Herald Tribune
   154.03                     88,208         3,528        84,679        69,921     Atlantic Teleconnect
     155        427,086      910,736        406,180      504,556       482,956
     156                    1,034,000       434,520      599,480       565,111     GMH Communities LP
     157                     484,800         4,848       479,952       478,503     Walgreens
     158        470,419      936,945        427,908      509,037       466,863
     159        326,467      872,049        380,505      491,544       464,544
     160        477,839      749,861        260,546      489,314       463,314
     161        436,199      869,269        383,009      486,260       459,745
     162        680,374     1,261,252       562,569      698,683       664,683
     163       1,068,126    1,083,501       268,126      815,375       688,380     UCP of Central Maryland, Inc.
     164        696,362     1,778,469      1,085,593     692,876       621,737
     165        258,342      765,818        196,097      569,721       506,357     New Town Builders
     166        744,976      956,881        243,028      713,853       661,779     Jewel/Osco
     167                     539,950        16,199       523,752       522,395     Walgreens
     168                     695,702        234,475      461,228       441,595     Social Security Administration
     169        454,806      889,878        425,988      463,890       441,840
     170        519,618      547,798        62,786       485,012       467,936     Copelands Sports
     171        189,067      714,773        270,364      444,409       438,053
     172                     796,762        346,075      450,688       435,288
     173        624,069      933,293        323,034      610,259       595,009
     174        867,606     1,801,701      1,103,751     697,950       481,406     Nelnet
     175        731,358      769,219        12,092       757,127       717,227     Best Buy Stores
     176        565,129      926,711        418,277      508,434       465,434
     177        547,029      887,843        296,352      591,491       537,503     Marshalls
     178        435,954      724,208        240,968      483,240       462,940
     179        587,925      671,346        128,583      542,764       498,580     Virginia School of Nursing
     180        544,303      649,449        176,634      472,816       443,791     Montessori School
     181                    1,230,640       748,646      481,994       431,994
     182        361,052      507,561        89,038       418,523       416,577     CVS
     183        638,413      757,053        254,091      502,962       491,212
     184        468,241     1,872,219      1,381,171     491,048       475,298
     185        417,361      848,565        315,377      533,188       498,865     Glick's Kosher Supermarket
     186                     657,257        206,444      450,813       433,798     Various
   186.01                                                                          Cabinet Factory Outlet
   186.02                                                                          Blockbuster
     187                     878,131        282,919      595,211       585,060     Travelers Indemnity Co.
     188        597,434      932,418        300,532      631,886       567,308     Food Lion
     189        409,020      638,971        161,092      477,879       443,868     PRSM Sports & Fitness
     190                     406,000         4,060       401,940       400,491     Walgreens
     191        355,665      494,670        88,637       406,033       379,188     Cato
     192        697,122     2,085,655      1,431,160     654,495       571,069
     193        825,240      825,967        249,918      576,049       537,618     Shop 'n Save
     194                     424,000         4,240       419,760       418,305     Walgreens
     195        304,655      819,982        402,248      417,734       388,484
     196        562,642      877,548        431,615      445,933       407,683
     197                     375,060         5,626       369,434       367,985     Walgreens
     198        338,765      648,655        248,986      399,669       363,765
     199                     496,421        97,829       398,592       376,149     Boppa Enterprises, Inc.
     200                     365,000         3,650       361,350       359,838     Walgreens
     201                     755,671        144,110      611,561       603,897     Best Buy
     202                     361,000         3,610       357,390       355,878     Walgreens
     203        414,502      571,928        239,964      331,964       327,114
     204                     349,928         3,499       346,428       344,973     Walgreens
     205                     350,000         3,500       346,500       344,988     Walgreens
     206                     398,847         3,988       394,859       393,377     Walgreens
     207                     435,357        146,579      288,778       265,323     BAB of 32nd (Moe's)
     208        636,146     1,690,001      1,041,972     648,030       580,430
     209                     370,000        11,242       358,758       358,758     Cracker Barrel (Pad Lease)
     210                     732,130        242,630      489,500       452,451     Nephrology, Inc.
     211        343,965      501,861        144,716      357,145       350,390
     212                     336,600        10,098       326,502       324,279     Walgreens
     213                     400,829        12,025       388,804       345,288     WOW Logistics
     214        398,704      723,254        238,491      484,763       397,143     BI-LO
     215                     321,750         9,653       312,098       309,924     Walgreens
     216                     316,000         3,160       312,840       311,385     Walgreens
     217        369,191      542,749        157,637      385,112       374,362
     218        438,898      378,000        11,340       366,660       341,465     Silicon Graphics
     219                     305,240         3,052       302,188       300,732     Walgreens
     220        355,491      676,025        275,678      400,347       311,177     Winn Dixie
     221                     524,833        176,995      347,838       335,838
     222                     544,212        138,203      406,009       387,317     Texas Bright Ideas
     223        256,755      418,817        103,973      314,844       307,594
     224        283,733      665,520        352,095      313,426       301,388
     225                     285,000         8,550       276,450       276,450     CVS (Pad Lease)
     226        393,904      498,181        147,508      350,674       323,646     Gotta Dancel Gotta Sing!
     227                     356,650        63,567       293,084       291,702     CVS
     228        495,328     1,488,195      1,009,932     478,263       420,174
     229                     497,052        173,474      323,578       305,540     Pizza Shoppe
     230                     358,801        72,557       286,244       284,943     CVS Corporation
     231        271,053      560,917        261,667      299,250       273,330
     232                     323,942        16,859       307,083       305,709     CVS
     233                     277,727         2,777       274,950       273,468     Walgreens
     234        274,170      525,236        197,837      327,399       319,881
     235        678,812     1,811,377      1,112,724     698,653       626,198
     236        760,144     1,761,748       999,277      762,471       692,001
     237        368,947      603,115        271,016      332,099       321,862
     238        128,082      386,459        98,039       288,420       272,397     MZD Fashions
     239                     271,100         8,133       262,967       254,619     Perkins Restaurant
   239.01                    138,365         4,151       134,214       130,351     Perkins Restaurant
   239.02                    132,734         3,982       128,752       124,267     Perkins Restaurant
     240                     465,351        178,219      287,132       268,284     McAlister's Deli
     241        319,436      473,076        203,895      269,181       253,428     Falcon International Corp
     242        176,276      493,066        264,614      228,452       218,514
     243                     282,000         2,820       279,180       277,698     Walgreens
     244        530,445     2,987,000      2,469,987     517,013       397,533
     245        283,477      288,658         8,660       279,999       276,332     CVS
     246                     287,855         5,909       281,946       273,280     Walgreens
     247        196,452      351,790        98,700       253,089       230,515     Teays Valley Health Services, Inc
     248        466,740     1,461,618      1,029,634     431,984       374,444
     249        274,677      634,769        344,584      290,185       255,490
     250        272,930      270,411         9,612       260,799       258,869     CVS
     251                     263,571         7,907       255,664       244,349     Mutual of Omaha
     252        291,253      413,950        102,621      311,329       257,751     Aaron Rents
     253        278,749      359,781        104,244      255,537       242,236     Northshore Restaurant
     254                     348,165        144,443      203,722       193,527
     255        213,086      236,763         7,103       229,660       228,024     CVS
     256                     255,000         2,550       252,450       250,968     Walgreens
     257                     305,820        74,877       230,942       213,992     Big Lots
     258        221,222      232,844         6,985       225,859       224,223     CVS
     259        139,550      341,183        125,425      215,758       207,930
     260        171,772      447,191        216,044      231,147       226,792
     261        186,667      225,427        19,463       205,964       205,335     Victoria's Secret
     262                     324,449        106,757      217,692       210,635     Movie Trading Co.
     263        214,362      356,057        126,561      229,495       223,142
     264        76,191       639,429        364,213      275,216       247,523     South Alabama Regional Planning Comm.
     265        202,282      298,454        71,541       226,913       214,823     Dave Mansius J&L Hobbies, Inc
     266        240,901      457,533        232,269      225,265       218,721
     267                     336,400        114,169      222,231       219,561     United States of America (Social Security)
     268        56,474       334,126        104,198      229,928       208,964     Dollar Tree
     269                     408,909        126,289      282,620       257,024     Nephrology, Inc.
   269.01                    250,895        74,969       175,926       159,993     Nephrology, Inc.
   269.02                    158,014        51,320       106,694        97,031     Nephrology, Inc.
     270                     194,500         1,945       192,555       191,099     Walgreens
     271                     215,600         6,468       209,132       207,046     Walgreens
     272        180,038      289,162        101,828      187,333       182,833
     273                     242,091        40,630       201,461       193,938     Jack In The Box (Pad Lease)
     274        329,686     1,088,799       754,962      333,836       290,284
     275        174,092      232,713        45,529       187,184       177,021     Simply Fashion
     276        246,485      330,460        147,402      183,058       178,908
     277                     294,077        72,246       221,831       204,558     HuHot Mongolian Grill
     278        226,898      360,679        125,928      234,750       210,439     Whitehorse Family Medicine
     279        502,000     2,419,000      2,002,967     416,033       319,233
     280        152,986      298,353        108,953      189,400       170,844     Highline Medical Enterprises
     281                     231,776        37,548       194,228       190,823     Tractor Supply
     282                     200,598         2,006       198,592       197,501     CVS
     283                     209,532        40,190       169,343       162,732     Starbucks Coffee Company, Inc.
     284        175,145      409,329        220,904      188,425       181,549
     285        180,659      405,626        183,547      222,079       199,879
     286                     216,740         4,448       212,291       202,226     Tractor Supply
     287                     248,666        82,416       166,250       158,216     Check Cashing
     288                     256,074        78,485       177,590       162,112     Fashion Bug
     289        143,550      287,678        121,284      166,393       154,393
     290                     245,718        65,648       180,070       171,345     Avalar Realty of Central Florida, LLC
     291                     310,947        109,973      200,974       184,543     Nephrology, Inc.
     292        137,667      224,953        76,247       148,706       143,456
     293        107,027      173,100        37,811       135,289       131,341     Starbucks
     294                     205,872        55,803       150,069       142,037     Blockbuster
     295        176,317      254,633        81,905       172,728       159,106     Giovanni & Sons Design, Inc.
     296                     232,445        51,859       180,586       170,287     El Palacio Restaurant & Bar
     297        153,018      281,043        133,782      147,261       133,261
     298                     123,191         6,160       117,032       110,405     Hancock Fabrics, Inc.
     299        187,299      157,950         4,739       153,212       142,327     Wow Logistics
     300                     151,651        44,639       107,012        98,667     Elegant Touch Florist
     301        78,907       136,183        47,945        88,238        84,738
     302        89,620       150,175        54,843        95,332        91,582
     303                     109,474        19,595        89,879        87,709     Southern & Central Wireless, LLC dba Verizon
                                                                                   Wireless
     304        63,754        98,637        36,452        62,185        60,185
     305        71,262        88,868        19,554        69,314        51,463     Packagepros, Inc.

                        LARGEST
  MORTGAGE    LARGEST   TENANT
    LOAN       TENANT    % OF     LARGEST TENANT
   NUMBER     SQ. FT.     NRA        EXP. DATE     2ND LARGEST TENANT NAME
----------------------------------------------------------------------------------------------------------------

      1       Various   Various       Various      Various
    1.01       63,332    9.88%       01/31/18      Neiman Marcus Last Call
    1.02       26,842    5.04%       11/30/09      Old Navy
    1.03       23,272    4.88%       12/31/08      Off 5th Saks
    1.04       27,890    6.80%       01/31/11      Nike
    1.05       17,500    6.47%       05/31/07      Bass Company Store
    1.06       11,036    3.95%       08/31/06      Liz Claiborne
    1.07       22,161    7.32%       03/31/10      Burke's
    1.08       12,000    8.22%       12/31/09      Mikasa
    1.09       12,048    5.31%       03/31/09      Gap
    1.10       15,401    7.41%       11/30/07      Nike
      2       203,000   32.84%       04/30/09      Comedy Partners
      3       244,278   36.49%    Multiple Spaces  Bed Bath & Beyond
      4       392,534   26.66%       06/30/20      Hyatt Corporation
      5       102,391   14.31%       01/31/16      Dick's Sporting Goods (Galyan's)
      6        66,000   13.23%       01/31/20      Circuit City
      7
      8       205,832   69.41%       04/01/15      Robert Half International
      9
     10
     11       Various   Various       Various      Various
    11.01      10,949    6.29%       08/31/08      Liz Claiborne
    11.02      27,402   10.13%       04/30/10      Old Navy
    11.03      11,902    5.20%          MTM        Gap Outlet
     12        42,815   16.96%       01/01/18      Marshalls
     13        56,405   14.97%       11/30/07      Heritage Capital Corp
     14
    14.01
    14.02
     15        46,349   16.64%       01/31/22      Irene Schrefsler/Corporate Finance Store
     16        70,060   15.78%       03/31/13      Belk
     17        76,520   26.68%    Multiple Spaces  Wachovia
     18
     19
     20        47,194   28.53%       08/31/17      Thoits Insurance Services, Inc
     21
     22       236,734   86.80%       12/31/11      Matson Navigation
     23
     24       239,903   100.00%      08/31/16
     25       Various   Various       Various
    25.01      50,816   100.00%      07/14/13
    25.02      23,495   100.00%      05/31/12
    25.03      15,960   100.00%      03/25/13
    25.04      21,250   100.00%      05/31/13
    25.05      16,544   100.00%      04/30/14
    25.06      12,545   100.00%      04/14/15
    25.07      12,544   91.06%       08/14/14
    25.08      10,800   100.00%      02/14/12
    25.09      12,215   100.00%      01/06/13
    25.10      10,205   100.00%      02/28/13
    25.11      11,123   100.00%      01/16/13
    25.12      8,668    100.00%      11/18/14
    25.13      7,587    100.00%      06/30/12
    25.14      7,100    100.00%      02/07/12
    25.15      6,928    100.00%      01/22/12
    25.16      6,992    100.00%      08/31/11
     26
     27        47,032   24.52%       10/31/13      First Empire Securities
     28        53,398   31.41%       06/30/12      Albertson's
     29
     30
     31        27,500   34.07%       03/31/09      Barnes & Noble
     32        70,281   56.22%       12/31/16      Wells Fargo Bank
     33        25,200   14.68%       12/31/13      Carlton Fields Ward
     34        15,961    7.38%    Multiple Spaces  NY Friends for Life
     35
     36        8,937     7.29%       12/31/06      Rezults Fitness
     37        77,283   41.12%       04/30/11      USA (Department of Immigration)
     38        11,350   14.55%       05/31/12      MIS
     39        10,114    9.99%       05/31/07      Health South
     40        37,450   30.44%       09/30/15      Health D'Lites dba Tunies
     41        53,295   32.03%       12/14/15      Terri's Consign & Design
     42
     43
     44
     45
     46        34,788   20.18%    Multiple Spaces  State of Washington (DSHS - Division of Child Support)
     47
     48        35,517   22.06%       08/31/15      Best Buy
     49        13,619   12.66%       12/31/13      Ming Court
     50
     51
     52       109,260   100.00%      03/31/18
     53        75,000   98.46%       01/31/21      Cold Stone Creamery
     54
     55
     56
     57        36,072   34.48%       01/14/12      Affiliated Engineers
     58
     59        47,000   94.00%       08/31/19      Kid's Pointe DayCare
     60       Various   Various       Various      Various
    60.01      23,261   22.27%       06/30/10      Moran Foods Inc. / Save-A-Lot
    60.02      19,921   20.24%       04/30/10      Department of Childrens & Families
    60.03      26,487   57.88%       04/14/07      Department of Corrections
     61
     62        36,902   17.64%       02/28/07      Arizona College of Allied Health
     63
     64
     65        54,340   46.25%       12/31/25      Stein Mart
     66        42,872   48.79%       11/30/16      Blockbuster Video
     67        46,801   50.15%       04/30/15      Toni Angelo Fishermans Wharf
     68        71,111   77.32%       12/31/18      US Bank- Rochester
     69
     70        31,249   27.93%       03/31/18      Office Max
     71
     72
     73
     74        88,408   54.06%       01/31/26      Marquee Cinema
     75
     76        54,896   19.41%    Multiple Spaces  Publix Store
     77
     78       116,129   100.00%      03/31/21
     79        4,500     9.86%       09/30/10      Haven Beauty Supply
     80        37,886   59.79%       12/31/10      Lightpointe
     81        49,543   51.64%       02/02/19      CVS
     82
     83
     84
     85        88,248   100.00%      01/31/25
     86
     87        35,616   100.00%      12/31/20
     88
     89        33,156   23.56%       01/31/17      Bed, Bath & Beyond
     90        44,271   61.32%       12/04/22      Foxboro Sports Tavern
     91
     92        5,359    11.12%       09/13/15      Jack In The Box
     93        86,479   47.97%       08/31/14      Basha's Bargain Basket
     94        60,000   40.34%       08/31/09      Publix Super Market
     95        33,657   37.91%       04/30/19      RSM McGladrey
     96        86,640   55.27%       06/30/13      Commonwealth of Pennsylvania
     97        48,677   27.01%       06/30/11      ViaWest
     98
     99        7,598    10.65%       09/30/06      Hackensack Digestive (Feit, Felig, Tanchel HUMC Cancer Staff)
     100
     101
     102
     103
     104
     105       50,000   31.92%       08/31/12      Stein Mart
     106
     107
     108       30,187   28.34%       01/31/15      TJ Maxx
     109
     110
     111
     112
     113       50,528   36.99%       03/31/10      JoAnn Stores, Inc.
     114
     115       26,024   43.44%       07/31/19      Pier 1 Imports
     116
     117
     118       42,000   23.54%       03/31/18      Big Lots
     119       19,200    8.48%       03/31/08      Baltimore Co. Public Library
     120
     121
     122       20,388   36.60%       08/18/15      Petco
     123
     124
     125
     126       29,000   39.24%       12/30/15      BW3 Restaurant
     127
     128      472,500   100.00%      08/31/20
     129       48,835   100.00%      09/30/24
     130       8,677    35.81%       10/31/08      True Circuits, Inc.
     131
     132
     133       6,510    12.68%       07/31/12      Highlander Realty (ReMax Highlander)
     134       66,415   100.00%      05/31/25
     135
     136       61,209   87.16%       05/31/17      Salon West
     137
     138
     139
     140       58,500   53.72%       01/31/13      Big Lots
     141
     142       38,997   71.49%       08/31/25      The Money Store
     143
     144
     145
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
     146       29,200   28.57%       11/16/07      Harbor Freight
     147       12,933   100.00%      03/31/25
     148      281,250   100.00%      08/31/20
     149       15,065   41.10%       12/31/09      Galaxy Enterprises
     150       5,084    10.68%       03/31/11      Forte Academy of Music
     151       14,820   100.00%      12/31/30
     152       14,490   100.00%      11/30/21
     153       8,557    13.78%       06/30/07      Peter Pukish Karate
     154      Various   Various       Various      Various
   154.01      14,400   40.91%       07/30/08      World Electric Supply
   154.02      10,000   27.78%       03/14/10      EarthBalance
   154.03      15,000   100.00%      01/31/10
     155
     156       29,246   66.47%       11/01/16      GMH Capital Partners
     157       14,490   100.00%      11/30/21
     158
     159
     160
     161
     162
     163       13,960    8.37%       06/30/07      Lifestar Response Corp
     164
     165       18,541   42.53%    Multiple Spaces  Gallun Snow
     166       54,550   58.01%       11/01/12      Family Dollar
     167       13,570   100.00%      04/30/30
     168       23,311   100.00%      12/31/20
     169
     170       24,694   100.00%      01/31/13
     171
     172
     173
     174      109,211   54.44%    Multiple Spaces  Harding Shultz & Downs
     175       48,168   100.00%      05/21/16
     176
     177       35,000   33.54%       10/20/27      Marty's Store for Men
     178
     179       3,960    12.32%       11/30/10      Delia Pizza
     180       6,679    15.18%       08/31/09      Carquest Auto Parts
     181
     182       12,975   100.00%      12/03/23
     183
     184
     185       5,500    11.80%       02/28/16      Sinai Memorial Chapels
     186      Various   Various       Various      Various
   186.01      3,000    15.83%       10/31/10      Trust One Bank
   186.02      3,900    60.00%       05/31/10      Starbucks
     187       50,760   100.00%      07/31/12
     188       36,076   46.84%       09/19/16      Rite Aid
     189       14,776   25.12%       10/31/15      City of Huntsville Police Precinct
     190       14,490   100.00%      10/31/28
     191       4,720    14.04%       01/31/09      Dollar Tree
     192
     193       50,352   77.30%       03/31/12      Fashion Guys
     194       14,550   100.00%      12/31/30
     195
     196
     197       14,490   100.00%      12/31/30
     198
     199       1,983    10.47%       11/30/15      Electronics Boutique of America
     200       15,120   100.00%      01/31/21
     201       31,004   60.68%       01/31/16      Petsmart
     202       15,120   100.00%      01/31/21
     203
     204       14,550   100.00%      12/31/30
     205       15,120   100.00%      03/31/21
     206       14,820   100.00%      09/30/30
     207       2,758    11.32%       09/30/15      The Source
     208
     209       10,000   53.11%       04/01/21      99 West, Inc. (Pad Lease)
     210       28,205   100.00%      09/30/20
     211
     212       14,820   100.00%      09/30/80
     213      148,455   100.00%      08/31/20
     214       41,600   39.04%       02/28/11      Andrae's
     215       14,820   100.00%      10/31/80
     216       14,550   100.00%      12/31/30
     217
     218      125,000   100.00%      04/30/08
     219       14,560   100.00%      12/31/28
     220       32,559   38.72%       04/30/09      US Postal Service
     221
     222       3,707    16.54%       12/31/10      Pedernales Electric Cooperative
     223
     224
     225       13,180   100.00%      03/01/29
     226       6,500    19.15%       01/31/09      M. William Meyer, D.D.S., P.C.
     227       13,813   100.00%      09/08/24
     228
     229       3,835    16.71%       07/31/14      Puppy's Playpen
     230       13,013   100.00%      11/01/25
     231
     232       13,738   100.00%      08/27/30
     233       14,820   100.00%      07/31/30
     234
     235
     236
     237
     238       3,380    17.93%       10/31/09      Polo Riko
     239      Various   Various      06/30/25
   239.01      5,242    100.00%      06/30/25
   239.02      6,784    100.00%      06/30/25
     240       4,287    21.16%       05/31/10      Pete's Pizza
     241       1,250     4.58%       06/30/06      Kapital Media, LLC
     242
     243       14,820   100.00%      10/31/30
     244
     245       10,908   100.00%      12/01/18
     246       15,120   100.00%      06/30/20
     247       13,137   61.87%       04/30/10      Dr. Yasser Haffar, M.D.
     248
     249
     250       11,350   100.00%      12/19/19
     251       20,930   100.00%      07/15/16
     252       26,386   28.48%       02/28/10      Natchez Market
     253       5,000    25.58%       09/30/10      Genevieve's Hair Salon
     254
     255       10,908   100.00%      01/26/19
     256       14,820   100.00%      09/30/30
     257       30,000   100.00%      01/31/16
     258       10,908   100.00%      09/28/18
     259
     260
     261       4,990    100.00%      01/31/16
     262       4,166    40.03%       02/28/15      Pei Wei
     263
     264       28,289   52.96%       11/01/09      Transit Management of Mobile
     265       2,766    20.49%       05/31/09      Taco Del Mar
     266
     267       13,500   100.00%      09/14/20
     268       10,896   27.59%       05/05/08      Aarons Sales & Lease
     269      Various   Various      09/30/20
   269.01      10,085   100.00%      09/30/20
   269.02      5,900    100.00%      09/30/20
     270       14,560   100.00%      03/31/29
     271       13,905   100.00%      04/30/57
     272
     273       2,100    22.78%       06/30/25      Subway
     274
     275       2,700    19.93%       10/31/10      Game Stop
     276
     277       6,215    31.03%       02/27/10      Party America
     278       3,539    23.11%    Multiple Spaces  CVH - Pediatrics
     279
     280       12,199   76.36%       10/31/15      Highline Counseling
     281       22,700   100.00%      09/30/20
     282       10,908   100.00%      09/14/19
     283       1,705    23.58%       07/31/15      Robert and Becky Cowee
     284
     285
     286       21,688   100.00%      07/31/20
     287       2,145    26.71%       03/31/10      Nextel
     288       7,000    43.00%       02/28/10      Beef O'Brady's
     289
     290       3,750    37.50%       12/31/10      Clinton Stahlman & Jason W. Erdmann
     291       11,624   100.00%      09/30/20
     292
     293       1,828    37.44%       09/30/14      Subway
     294       5,200    51.58%       04/30/10      Quiznos
     295       11,920   30.90%    Multiple Spaces  Decorating Whse.
     296       6,000    45.80%       07/30/10      Coin Laundry
     297
     298       18,819   100.00%      11/30/20
     299       54,080   100.00%      08/31/20
     300       1,600    20.17%       03/30/08      Champions Tennis & Sports
     301
     302
     303       3,500    100.00%      10/31/15
     304
     305       26,243   100.00%      01/01/07

                                2ND
                    2ND       LARGEST
   MORTGAGE       LARGEST      TENANT      2ND LARGEST
     LOAN         TENANT        % OF       TENANT EXP.
    NUMBER        SQ. FT.       NRA            DATE       3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------

       1          Various     Various        Various      Various
     1.01         28,048       4.38%         01/31/21     Gap Outlet
     1.02         20,188       3.79%         10/31/10     Nike
     1.03         19,804       4.16%         12/31/11     Nike
     1.04         13,840       3.38%         06/30/07     Brooks Brothers
     1.05          9,200       3.40%         12/31/09     Polo Ralph Lauren
     1.06         10,955       3.92%         03/31/15     Reebok/Rockport
     1.07         13,848       4.57%         09/30/07     Nike
     1.08          8,120       5.56%         09/30/07     Bass
     1.09          9,050       3.99%         04/30/06     Dress Barn
     1.10          9,012       4.34%         06/30/10     Dress Barn
       2          111,000      17.96%        06/30/08     CompUSA
       3          98,980       14.78%        01/31/10     News America / Yahoo-Hot Jobs
       4          292,227      19.85%    Multiple Spaces  Goldman Sachs
       5          80,000       11.18%        01/31/20     Century Theaters, Inc.
       6          34,548       6.92%         01/31/20     DSW Shoe Warehouse
       7
       8          56,505       19.05%        06/01/10     Individual Software
       9
      10
      11          Various     Various        Various      Various
     11.01        10,000       5.75%         12/31/07     Gap Outlet
     11.02        14,400       5.32%         12/31/10     The Gap
     11.03         9,234       4.03%         03/31/11     Reebok
      12          37,966       15.04%        07/25/09     Bed Bath & Beyond
      13          50,604       13.43%        06/30/15     KPLX/KLIF Radio
      14
     14.01
     14.02
      15          42,000       15.08%        01/31/12     Sports Chalet
      16          65,282       14.70%        03/03/07     Steve & Barry's
      17          67,487       23.53%        04/30/07     Earthlink (Sublease -Financial Freedom Senior Funding)
      18
      19
      20          16,250       9.83%         10/14/09     Pittiglio Rabin Todd & McGrath
      21
      22          34,197       12.54%        12/31/10     Hohokam Towers Gym
      23
      24
      25
     25.01
     25.02
     25.03
     25.04
     25.05
     25.06
     25.07
     25.08
     25.09
     25.10
     25.11
     25.12
     25.13
     25.14
     25.15
     25.16
      26
      27          29,063       15.15%        03/31/15     Bank of Smithtown
      28          50,245       29.56%        09/10/22     Fashion Bug
      29
      30
      31          17,474       21.65%        06/30/10     Express LTD
      32          12,238       9.79%         07/31/07     Varner, Saleson & Dobler
      33          14,588       8.50%         04/30/08     Messer, Caparello & Self PA
      34          11,470       5.30%         10/31/11     Allessandro Lenardo
      35
      36           8,303       6.77%         06/15/09     Tuesday Morning
      37          35,358       18.81%          MTM        Altman Group, Inc.
      38          10,000       12.82%        04/30/12     Proprietary Media
      39           4,231       4.18%         05/31/07     Wiley Darby & Hargr
      40          15,000       12.19%        07/31/15     Jewish Community Center
      41          25,000       15.03%        10/31/14     Family Fitness Centers
      42
      43
      44
      45
      46          33,983       19.71%        07/31/11     State of Washington (Clark College)
      47
      48          30,000       18.64%        01/31/13     Petco Supplies & Fish
      49           6,442       5.99%         12/31/12     Aldino's
      50
      51
      52
      53           1,172       1.54%         01/31/16
      54
      55
      56
      57          18,077       17.28%        10/31/12     Cendant
      58
      59           3,000       6.00%         08/20/10
      60          Various     Various        Various      Various
     60.01        15,384       14.73%        04/30/08     Polk County Political Subdivison
     60.02        17,745       18.03%        06/30/06     Partnership for Strong Families
     60.03        16,826       36.77%    Multiple Spaces
      61
      62          32,953       15.75%        05/24/10     National Leisure Group, Inc. (subleased to ER Solutions, Inc.)
      63
      64
      65          36,000       30.64%        08/31/15     Hibbets Sporting Goods
      66           6,000       6.83%         12/31/08     Taco Time
      67           4,500       4.82%         02/28/10     Wells Fargo (1st Community Bank)
      68          14,675       15.96%        01/31/09     Lair's Shoes
      69
      70          27,159       24.28%        05/31/15     Chuck E Cheese
      71
      72
      73
      74          53,350       32.62%        06/29/24     Pizzeria Uno Chicago Grill
      75
      76          37,866       13.39%        03/30/21     Artic Zone Ice Arena
      77
      78
      79           2,500       5.48%         12/31/07     Benefical Calif.
      80          25,447       40.16%        11/30/10
      81          10,125       10.55%        01/23/19     UNC Healthcare
      82
      83
      84
      85
      86
      87
      88
      89          30,338       21.56%        01/31/11     Michaels Stores
      90           4,800       6.65%         09/30/13     Nextel Retail Stores, LLC
      91
      92           4,500       9.34%         12/01/25     Century 21
      93          53,597       29.73%        12/31/08     Walgreens (subleased to Beall's)
      94          44,271       29.76%        03/17/24     Office Depot, Inc.
      95          30,866       34.77%        04/30/14     Ryan Companies US
      96          37,398       23.86%        06/30/09     Philadelphia Workforce Development
      97          23,596       13.09%        08/31/09     Centrix Financial
      98
      99           6,520       9.14%         11/30/11     Prospect Rehabilitation
      100
      101
      102
      103
      104
      105         36,000       22.98%        08/09/07     Ross Stores
      106
      107
      108         28,000       26.29%        10/31/13     Borders
      109
      110
      111
      112
      113         15,000       10.98%        01/31/10     Solden's Feed & Pet
      114
      115         10,847       18.11%        08/31/14     Piatto Restaurant
      116
      117
      118         26,485       14.85%        01/31/08     Furniture Liquidators
      119         15,800       6.97%         08/31/07     Exide Technologies
      120
      121
      122         15,250       27.37%        09/30/15     Factory Card
      123
      124
      125
      126          7,150       9.68%         12/31/08     Blockbuster Video
      127
      128
      129
      130          4,790       19.77%        12/31/10     Century 21 - Fine Homes & Estates
      131
      132
      133          5,400       10.52%        05/31/09     Hurricane Realty (Apex Executive Offices)
      134
      135
      136          3,690       5.25%         12/31/09     Mancino's Pizza
      137
      138
      139
      140         28,030       25.74%        01/31/09     Fitness 19
      141
      142          1,400       2.57%         10/31/10     China Wok
      143
      144
      145
    145.01
    145.02
    145.03
    145.04
    145.05
    145.06
      146         17,600       17.22%        12/31/12     Godfather's Pizza
      147
      148
      149          4,481       12.22%        07/31/08     Lets Go
      150          4,700       9.87%         05/31/07     Asian Chefs
      151
      152
      153          6,747       10.87%        06/30/07     Los Rancheros
      154         Various     Various        Various      Various
    154.01         8,000       22.73%        09/30/07     Total Air Solutions
    154.02         7,000       19.44%    Multiple Spaces  ICI Paints
    154.03
      155
      156          7,682       17.46%        11/01/09     GMH Military Housing LLC
      157
      158
      159
      160
      161
      162
      163         12,497       7.49%         04/30/11     Morris Title Distr. of MD, Inc.
      164
      165          4,233       9.71%         03/31/07     Knowledge Factor
      166          6,400       6.81%         06/01/14     Sylvan Learning Center
      167
      168
      169
      170
      171
      172
      173
      174         15,764       7.86%         07/31/09     Union Bank
      175
      176
      177         15,400       14.76%        04/01/10     Holliday's Fashions
      178
      179          3,516       10.94%        02/28/08     Jerry's Paint
      180          5,075       11.53%        12/31/08     Shiftmasters
      181
      182
      183
      184
      185          4,500       9.65%         05/31/08     Odyssey Diner
      186         Various     Various        Various      Various
    186.01         2,500       13.19%        01/31/14     Johnny's Pizza
    186.02         1,300       20.00%        05/31/10     Jersey Mike's
      187
      188         10,308       13.38%        10/07/08     Fresh Pet
      189         12,250       20.82%        12/31/09     Tuesday Morning, Inc.
      190
      191          4,500       13.38%        03/31/09     Mi Casa
      192
      193          1,700       2.61%         09/30/07     H&R Block Ferguson
      194
      195
      196
      197
      198
      199          1,550       8.18%         01/31/15     Cold Stone Creamery Leasing Co
      200
      201         20,087       39.32%        01/31/16
      202
      203
      204
      205
      206
      207          2,591       10.63%        11/30/10     Little Caesars
      208
      209          5,680       30.17%        01/01/21     Wendy's (Pad Lease)
      210
      211
      212
      213
      214         10,297       9.66%         12/31/06     Grove Park Pharmacy
      215
      216
      217
      218
      219
      220          9,616       11.43%        08/31/12     Department of Corrections
      221
      222          3,185       14.21%        08/31/07     Card$Mart
      223
      224
      225
      226          3,613       10.64%        07/31/06     Littleton Tae-Kwon-Do USA
      227
      228
      229          3,800       16.56%        10/31/09     Sigman & Associates
      230
      231
      232
      233
      234
      235
      236
      237
      238          1,950       10.34%        07/31/10     H&R Block
      239
    239.01
    239.02
      240          3,314       16.35%        05/31/10     FedEx
      241          1,250       4.58%         10/31/06     Bellamar Medical Office
      242
      243
      244
      245
      246
      247          2,887       13.60%        01/01/08     Dr. Claudia Duncan
      248
      249
      250
      251
      252         25,600       27.63%        02/04/07     Consolidated Stores - Big Lots
      253          3,300       16.88%        11/30/10     Marina Pointe Liquors
      254
      255
      256
      257
      258
      259
      260
      261
      262          3,152       30.29%        01/31/15     Costa Vida Fresh Mexican Grill
      263
      264          6,167       11.55%        10/01/08     United States of America ("USDA")
      265          1,383       10.25%        10/31/08     Columbia Gem & Jewelry, LLC
      266
      267
      268         10,050       25.45%        12/31/09     Tuesday Morning
      269
    269.01
    269.02
      270
      271
      272
      273          1,352       14.67%        05/31/09     Nick & Willy Pizza
      274
      275          2,400       17.71%        11/30/08     Radio Shack
      276
      277          6,022       30.07%        02/27/10     Cold Stone Creamery
      278          3,136       20.48%        01/31/09     CVH - Internal Medicine
      279
      280          2,361       14.78%          MTM        Aleksandra M Zietak, M.D. PLLC
      281
      282
      283          1,112       15.38%        09/30/12     Go Wireless, Inc.
      284
      285
      286
      287          1,800       22.42%        11/30/10     Starbucks
      288          2,800       17.20%        09/30/10     Rhino Games
      289
      290          2,500       25.00%        02/13/16     Kevin F. Mowry and Scott A. Paul
      291
      292
      293          1,659       33.98%        11/14/14     Vision Mart
      294          1,486       14.74%        09/18/15     Cingular Wireless
      295          8,790       22.78%        07/31/06     Omnigas
      296          2,600       19.85%        07/30/10     Bui's Auto Repair
      297
      298
      299
      300          1,538       19.39%        07/31/07     Central Park Deli
      301
      302
      303
      304
      305

                                    3RD
                     3RD          LARGEST
   MORTGAGE        LARGEST         TENANT          3RD LARGEST
     LOAN          TENANT           % OF           TENANT EXP.                            LARGEST AFFILIATED SPONSOR FLAG
    NUMBER         SQ. FT.          NRA               DATE             LOCKBOX                  (> THAN 4% OF POOL)
----------------------------------------------------------------------------------------------------------------------------------

       1           Various        Various            Various            Day 1                  David W. Lichtenstein
     1.01          23,876          3.72%            03/31/09
     1.02          13,475          2.53%            02/28/10
     1.03          15,076          3.16%            11/30/08
     1.04          10,065          2.46%            12/31/08
     1.05           9,200          3.40%            10/31/08
     1.06          10,469          3.75%            08/31/07
     1.07          13,452          4.44%            11/30/07
     1.08           7,504          5.14%               MTM
     1.09           8,951          3.95%            06/30/08
     1.10           9,008          4.33%            12/31/06
       2           32,750          5.30%            06/14/11            Day 1                      Joseph Moinian
       3           77,651          11.60%           10/01/11            Day 1      Meyer Chetrit and Charles Dayan and Yair Levy
       4           134,049         9.10%            04/30/20            Day 1
       5           63,611          8.89%            05/20/19            Day 1
       6           31,300          6.27%            01/31/15            Day 1
       7
       8           19,512          6.58%            12/01/08          Springing                Triple Net Properties
       9                                                                Day 1               Columbia Sussex Corporation
      10
      11           Various        Various            Various            Day 1                  David W. Lichtenstein
     11.01          9,200          5.29%            08/31/06
     11.02         12,920          4.78%            07/14/11
     11.03          8,350          3.65%            05/31/07
      12           30,000          11.88%           01/31/18          Springing
      13           39,458          10.47%           06/30/11          Springing                Triple Net Properties
      14
     14.01
     14.02
      15           42,000          15.08%           01/31/12
      16           59,176          13.32%           01/31/11
      17           39,065          13.62%           07/30/08          Springing                Triple Net Properties
      18
      19                                                                Day 1               Columbia Sussex Corporation
      20           12,479          7.55%            01/31/14          Springing
      21                                                              Springing
      22            1,106          0.41%               MTM            Springing
      23                                                                Day 1               Columbia Sussex Corporation
      24                                                                Day 1
      25                                                                Day 1
     25.01
     25.02
     25.03
     25.04
     25.05
     25.06
     25.07
     25.08
     25.09
     25.10
     25.11
     25.12
     25.13
     25.14
     25.15
     25.16
      26                                                                Day 1               Columbia Sussex Corporation
      27           25,045          13.06%           12/31/14
      28            7,920          4.66%            10/31/06          Springing
      29
      30                                                                Day 1               Columbia Sussex Corporation
      31            7,332          9.08%            01/31/06            Day 1
      32           12,076          9.66%            12/31/09          Springing                Triple Net Properties
      33           14,434          8.41%            12/31/06
      34           11,077          5.12%               MTM              Day 1
      35
      36            7,605          6.20%            05/31/08          Springing
      37           19,879          10.58%           07/15/09            Day 1
      38            7,500          9.62%         Multiple Spaces
      39            4,013          3.96%            05/31/06            Day 1
      40           11,000          8.94%            08/31/12
      41           18,500          11.12%           11/30/14
      42
      43
      44
      45                                                                Day 1
      46           26,095          15.13%           06/30/06
      47
      48           15,000          9.32%            03/31/16          Springing
      49            6,066          5.64%            01/31/13
      50                                                                Day 1               Columbia Sussex Corporation
      51                                                                Day 1               Columbia Sussex Corporation
      52                                                                Day 1
      53
      54                                                                Day 1
      55
      56
      57            6,778          6.48%            12/31/08
      58                                                              Springing                Triple Net Properties
      59                                                              Springing
      60           Various        Various            Various            Day 1
     60.01         13,380          12.81%           06/30/10
     60.02         11,728          11.92%           06/30/10
     60.03
      61
      62           25,806          12.34%           07/31/09
      63
      64
      65            4,800          4.08%            01/31/11
      66            3,184          3.62%            03/31/11
      67            3,858          4.13%            02/28/10            Day 1
      68            2,402          2.61%            01/31/09            Day 1
      69
      70            8,400          7.51%            06/30/07          Springing
      71
      72
      73                                                                Day 1
      74            6,220          3.80%            12/31/19
      75
      76           35,546          12.57%           03/31/10
      77                                                                Day 1
      78                                                              Springing
      79            2,499          5.48%            08/31/08
      80                                                                Day 1
      81            5,000          5.21%            12/31/06
      82
      83
      84                                                                Day 1
      85                                                              Springing
      86
      87                                                                Day 1
      88
      89           24,319          17.28%           02/28/11
      90            2,519          3.49%            05/31/09
      91
      92            3,600          7.47%            10/20/10
      93           14,928          8.28%            08/31/28            Day 1
      94           16,408          11.03%           09/30/14
      95            6,125          6.90%            07/31/10
      96           19,000          12.12%           08/25/08          Springing
      97           21,647          12.01%           06/30/06
      98
      99            4,720          6.62%            08/31/07            Day 1
      100
      101
      102
      103
      104
      105          30,187          19.27%           01/31/16            Day 1
      106
      107                                                             Springing                Triple Net Properties
      108          20,000          18.78%           01/31/19
      109                                                               Day 1
      110
      111                                                               Day 1
      112
      113           8,550          6.26%            07/31/08          Springing
      114
      115           4,602          7.68%            01/01/15
      116                                                               Day 1
      117
      118          25,500          14.29%           09/30/06
      119          14,032          6.19%            04/30/10
      120                                                               Day 1
      121                                                               Day 1
      122          12,071          21.67%           02/28/16          Springing
      123
      124                                                               Day 1
      125
      126           6,600          8.93%            06/30/07          Springing
      127
      128
      129                                                             Springing
      130           3,444          14.21%           12/31/10
      131                                                               Day 1
      132
      133           4,078          7.95%            05/31/09
      134                                                             Springing
      135
      136           3,225          4.59%            08/31/06
      137
      138
      139
      140           7,323          6.72%            09/30/15
      141
      142           1,400          2.57%            11/30/15
      143                                                               Day 1
      144
      145
    145.01
    145.02
    145.03
    145.04
    145.05
    145.06
      146           4,800          4.70%            05/21/06
      147
      148
      149           3,948          10.77%           10/31/06            Day 1
      150           4,116          8.65%            08/31/11
      151                                                             Springing
      152                                                             Springing
      153           4,319          6.96%            05/31/06
      154          Various        Various            Various
    154.01          4,800          13.64%           12/31/06
    154.02          4,000          11.11%           08/31/10
    154.03
      155
      156           7,072          16.07%           11/01/09
      157                                                             Springing
      158                                                               Day 1
      159
      160
      161
      162
      163          10,800          6.48%            12/31/07
      164
      165           3,674          8.43%            04/30/08
      166           3,600          3.83%            05/01/10
      167                                                             Springing
      168                                                               Day 1
      169
      170                                                               Day 1
      171
      172
      173
      174          14,438          7.20%            06/30/08
      175                                                               Day 1
      176
      177           8,105          7.77%            03/31/10            Day 1
      178
      179           2,473          7.69%            02/28/10
      180           4,195          9.53%            08/31/08
      181
      182                                                             Springing
      183
      184
      185           4,200          9.01%            11/30/08
      186          Various        Various            Various
    186.01          2,100          11.08%           01/31/07
    186.02          1,300          20.00%           10/31/08
      187                                                             Springing
      188           5,080          6.60%            02/28/10
      189           9,642          16.39%           01/15/12
      190
      191           4,000          11.90%           07/31/08
      192                                                               Day 1
      193           1,555          2.39%            04/30/10
      194
      195
      196
      197
      198
      199           1,483          7.83%            07/31/09
      200                                                             Springing
      201
      202                                                             Springing
      203
      204
      205                                                             Springing
      206
      207           1,938          7.95%            01/31/11
      208
      209           3,149          16.72%           10/01/15          Springing
      210                                                               Day 1
      211
      212                                                             Springing
      213
      214           9,104          8.54%            01/31/07          Springing
      215                                                             Springing
      216                                                             Springing
      217
      218
      219
      220           7,759          9.23%            08/31/09            Day 1
      221
      222           2,600          11.60%           08/31/09
      223
      224
      225                                                             Springing
      226           3,074          9.06%            05/31/06
      227                                                             Springing
      228
      229           2,519          10.98%           02/28/11          Springing
      230                                                               Day 1
      231                                                               Day 1
      232
      233
      234
      235
      236
      237
      238           1,400          7.43%            04/30/11
      239
    239.01
    239.02
      240           2,125          10.49%           08/22/10
      241           1,250          4.58%               MTM
      242
      243
      244                                                             Springing
      245                                                               Day 1
      246                                                             Springing
      247           2,042          9.62%            09/30/07
      248
      249                                                               Day 1
      250                                                             Springing
      251
      252          23,520          25.39%           01/31/10
      253           3,180          16.27%           09/30/10
      254
      255                                                               Day 1
      256                                                             Springing
      257
      258                                                               Day 1
      259
      260
      261                                                               Day 1
      262           3,089          29.68%           09/30/12
      263
      264           5,095          9.54%            10/31/13
      265           1,383          10.25%           06/30/10
      266
      267                                                             Springing
      268           8,034          20.35%           07/15/09
      269                                                               Day 1
    269.01
    269.02
      270
      271                                                             Springing
      272
      273           1,307          14.18%           07/31/09
      274
      275           2,400          17.71%           01/31/11
      276
      277           2,144          10.71%           05/31/15
      278           2,016          13.17%           07/31/09
      279
      280            414           2.59%            12/31/06
      281                                                               Day 1
      282
      283           1,085          15.00%           10/31/10
      284
      285
      286                                                             Springing
      287           1,460          18.18%           12/31/14
      288           2,000          12.29%           03/31/10
      289
      290           1,250          12.50%           11/13/10
      291                                                               Day 1
      292
      293           1,395          28.57%           03/22/15          Springing
      294           1,364          13.53%           10/28/15
      295           4,700          12.18%           03/31/06
      296           2,000          15.27%           07/30/10
      297
      298                                                               Day 1
      299
      300           1,340          16.89%           08/31/09
      301
      302
      303                                                               Day 1
      304
      305                                                               Day 1

(1)  Two Mortgage Loans, representing 11.3% of the Cut-Off Date Pool Balance, are part of split loan structures and the related pari passu companion loans are not included in the trust fund with respect to each Mortgage
     Loan, unless otherwise specified.

(2)  For purposes of determining the DSCR for 13 Mortgage Loans, representing
     7.4% of the Cut-Off Date Pool Balance, such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(3)  For purposes of determining the Tenant Percent of NRA, such percentages were calculated based upon the net rentable commercial area (715,601 SF).

(4)  Proceeds equal to the loan amount per pad ($45,500) from subsequent shareholder sales will be escrowed in an interest bearing account with 50%
     of the escrowed proceeds applied to reduce principal with no penalty with the remaining funds held in escrow and used for capital improvements or impound subsidy. Said pay down of principal will be allowed once annually on February 11th, beginning February 11, 2007. Principal reduction of more than 10% of the loan or a full pay-off of the loan will be subject to yield maintenance.

(5)  For purposes of determining the LTV ratio for 2 Mortgage Loans, representing 1.0% of the Cut-Off Date Pool Balance, such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. In addition, with respect to certain Mortgage Loans,
     "as stabilized" appraised values (as defined in the appraisal) were used as opposed to "as is" appraised values. See RISK FACTORS - The Mortgage Loans
     - Inspections and Appraisals May Not Accurately Reflect Value or Condition
     of Mortgage Property.

(6)  With respect to the Beekman Stop & Shop Mortgage Loan, the related borrower is required to pay down the principal in the amount of $1,320,000 and all the accrued interest to date, if and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the mortgage property; and any other sums due under the related mortgage loan documents, including any prepayment consideration.

(7)  With respect to four Mortgage Loans, representing 0.4% of the Cut-Off Date
     Pool Balance, entire amounts of respective Earnout Reserves have been released.

(8)  With respect to the Mutual of Omaha Mortgage Loan, the borrower is a guarantor under the Perkins Restaurant & Bakery Pool Mortgage Loan. The
     Mutual of Omaha Mortgage Loan and the Perkins Restaurant & Bakery Mortgage
     Loan are cross-defaulted with each of the other mortgage loans, but they are not cross-collateralized; provided, however, the Mutual of Omaha
     Mortgage Loan Property serves as additional collateral for the Perkins
     Restaurant & Bakery Pool Mortgage Loan. The Perkins Restaurant & Bakery
     Pool Mortgage Loan Property does not serve as additional collateral for the
     Mutual of Omaha Loan.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

                                  ANNEX A-2

    MORTGAGE
      LOAN          LOAN GROUP
     NUMBER           NUMBER      PROPERTY NAME                                 PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

       14               2         The Highland and Lodge Pool                   Various
     14.01                        The Lodge Apartments                          7575 West 106th Street
     14.02                        Highland Ridge Apartments                     11846 Perry Street
       21               2         Monteverde Apartments                         3601 East McDowell Road
       29               2         Cavalier Country Club Apartments              25 Golfview Drive
       42               2         Summit Green Apartments                       230 Barton Creek Drive
       43               1         Dublin Retirement Village                     6470 Post Road
       44               1         Waterford Place Apartments                    101 Shore Lake Drive
       45               2         Green Mount Crossing                          1200 Greenfield Place
       54               1         Villa Medici Apartments                       9550 Ash Street
       55               1         West Park Place                               3501 Executive Parkway
       58               2         Colonial Village at Caledon Wood              100 Caledon Court
       61               2         Grande Club Apartments                        3740 Club Drive
       63               2         Townpark Crossing                             3725 George Busbee Parkway NW
       64               2         Sierra at Fall Creek                          14951 Bellows Falls Lane
       69               2         Balboa Court                                  16901-15 Napa Street
       72               2         Ravinia Apartments                            2400 Spring Rain Drive
       73               2         Montana Valley Apartments                     2678 Montana Avenue
       75               2         Arvada Village                                5839 Pierce Street
       77               2         Alexan Town East Apartments                   645 North Town East Boulevard
       82               2         Adrian on Riverside                           5243 Riverside Drive
       83               2         Greens @ Forest Park                          4515 Fairview Avenue
       86               2         Dakota Ranch Apartments                       1818 Ranch Road 12
       88               2         Waterford Landing Apartments                  5901 Old Hickory Boulevard
       98               2         Franklin Regency Apts.                        7202 Franklin Avenue
      100               2         Carlton Park Apartments                       2800-2900 Midvale Avenue
      102               2         Black Stone Acres Apartments                  1919 East Sussex Way
      103               2         Legacy at Prescott Lakes Apartments           1998 Prescott Lakes Parkway
      107               2         The Landing                                   18 Weather Hill Circle
      109               2         Lake of the Woods Apartments                  7235 Hamilton Avenue
      110               2         Bierman Place Apartments                      1401 6th Street SE
      111               2         Blue Grass Manor                              3904 Lori Drive
      112               1         Woodland Terrace                              9524 East 71st Street
      114               1         Gables at Wolf Creek Apartments               5228 Forsyth Road
      116               2         Biltmore                                      6251 Melody Lane
      117               2         Duval Manor Apartments                        6350 Greene Street and 6347-51 Greene Street
      121               2         Lindsay Lane Apartments                       4300 Duck Creek Road
      123               2         Canyon Springs Apts.                          14020 North Black Canyon Highway
      125               2         Hunter's Run - Dallas                         4748 St. Francis Avenue
      131               2         Parklane Apartments                           4201 Victory Parkway
      132               2         Greene Manor and King Phillip Apartments      239-259 West Johnson Street; 6439-6445 Greene Street
      135               2         Spanish Creek Apartments                      3109 Chapel Creek
      137               2         Lexington Club at Galleria                    1964 South Road
      138               1         Burgandy Place                                8887 South Lewis Avenue
      139               2         Sea Pines Apartments                          4191 Hearthside Drive
      141               2         Douglas Cove                                  2660 Southwest 37th Avenue
      143               2         Compton Lake Village                          7777 Compton Lake Drive
      144               2         Buena Vista I Apartments                      12100 Park Boulevard
      145               2         Tuffy Apartments Pool                         Various
     145.01                       110 North Boulevard                           110 North Boulevard
     145.02                       3224 Stuart Boulevard                         3224 Stuart Boulevard
     145.03                       3228 Stuart Boulevard                         3228 Stuart Boulevard
     145.04                       3408 Park Avenue                              3408 Park Avenue
     145.05                       705 North Boulevard                           705 North Boulevard
     145.06                       2903 Monument Avenue                          2903 Monument Avenue
      155               2         Pepperstone Apartments                        2021 Pepperstone Place
      158               2         Colonial Ridge Apartments                     2928 Colonial Ridge Court
      159               2         Arvada Green                                  7569 West 72nd Street
      160               2         Meridian Village Apartments                   2620 Northcase Parkway SE
      161               2         West Hills Apartments                         1000-12 Emery Road
      162               2         Piney Ridge Apartments                        946-A Marimich Court
      169               2         Hidden Village Apartments                     4001 Robin Place
      172               2         Weatherbee Townhomes                          699 West Weatherbee Road
      173               2         Jessica Apts.                                 1611 N. Formosa Avenue
      176               2         Brushwood Apartments                          3424 New Hartford Road
      181               2         Spanish Oaks Apartments                       3025 East Park Row
      195               2         Clayton Apartments                            1407 NW 65th Terrace
      196               2         Woodcrest Apartments, IA                      1400 Blairs Ferry Road
      198               2         Berkeley Flats                                1101-27 Indiana Street & 1100-24 Mississippi
      211               1         Mammoth Park Towers Apts                      4365 Mammoth Avenue
      217               2         Merridy Place Apts                            17830 Merridy Street
      221               2         The Grand Reserve Phase III Apartments        1708 Fountain Court
      223               2         Truman Building                               1435 N Street NW
      231               2         Romaine Court Apartments                      4210 Romaine Court
      249               2         College Woods Apartments                      1165 Hillcrest Road
      254               2         Old Orchard Apartments                        4425 31st Avenue South
      259               2         Briza Apartments                              14727 Bothell Way NE
      272               1         Natick Park South Apts                        4632 Natick Avenue
      285               2         Oak Tree East                                 1650 Lingleville Road
      289               2         Birchwood Apartments                          1475 & 1485 12th Avenue North
      292               2         Willis Park South Apts                        4553 Willis Avenue
      297               2         Summit Terrace Apartments                     2002 Summit Parkway
      301               2         Blackhawk Place Apartments                    16925 Blackhawk Street
      302               2         Hazeltine Court Apartments                    4565 Hazeltine Avenue
      304               2         Coldwater Park                                4423 Coldwater Canyon Avenue

 MORTGAGE
   LOAN                                           PROPERTY                                       GENERAL
  NUMBER     PROPERTY CITY    PROPERTY STATE      ZIP CODE               COUNTY               PROPERTY TYPE   SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

       14     Overland Park         KS             Various                  Johnson              Multifamily      Conventional
     14.01    Overland Park         KS              66212                   Johnson              Multifamily      Conventional
     14.02    Overland Park         KS              66210                   Johnson              Multifamily      Conventional
       21     Phoenix               AZ              85008                   Maricopa             Multifamily      Conventional
       29     Newark                DE              19702                  New Castle            Multifamily      Conventional
       42     Charlotte             NC              28262                 Mecklenburg            Multifamily      Conventional
       43     Dublin                OH              43016                   Franklin             Multifamily   Independent Living
       44     Greensboro            NC              27455                   Guilford             Multifamily      Conventional
       45     O' Fallon             IL              62269                 Saint Clair            Multifamily      Conventional
       54     Overland Park         KS              66207                   Johnson              Multifamily      Conventional
       55     Toledo                OH              43606                    Lucas               Multifamily   Independent Living
       58     Greenville            SC              29615                  Greenville            Multifamily      Conventional
       61     Duluth                GA              30096                   Gwinnett             Multifamily      Conventional
       63     Kennesaw              GA              30144                     Cobb               Multifamily      Conventional
       64     Humble                TX              77396                    Harris              Multifamily      Conventional
       69     Northridge            CA              91343                 Los Angeles            Multifamily      Conventional
       72     Houston               TX              77379                    Harris              Multifamily      Conventional
       73     Cincinnati            OH              45238                   Hamilton             Multifamily      Conventional
       75     Arvada                CO              80003                  Jefferson             Multifamily      Conventional
       77     Mesquite              TX              75150                    Dallas              Multifamily      Conventional
       82     Macon                 GA              31210                     Bibb               Multifamily      Conventional
       83     Baltimore             MD              21216                Baltimore City          Multifamily      Conventional
       86     San Marcos            TX              78666                     Hays               Multifamily      Conventional
       88     Hermitage             TN              37076                   Davidson             Multifamily      Conventional
       98     Hollywood             CA              90046                 Los Angeles            Multifamily      Conventional
      100     Philadelphia          PA              19129                 Philadelphia           Multifamily      Conventional
      102     Fresno                CA              93720                    Fresno              Multifamily      Conventional
      103     Prescott              AZ              86301                   Yavapai              Multifamily      Conventional
      107     Durham                NC              27705                    Durham              Multifamily      Conventional
      109     Mount Healthy         OH              45231                   Hamilton             Multifamily      Conventional
      110     Minneapolis           MN              55414                   Hennepin             Multifamily    Student Housing
      111     Erlanger              KY              41018                    Kenton              Multifamily      Conventional
      112     Tulsa                 OK              74133                    Tulsa               Multifamily   Independent Living
      114     Macon                 GA              31210                     Bibb               Multifamily      Conventional
      116     Dallas                TX              75231                    Dallas              Multifamily      Conventional
      117     Philadelphia          PA              19144                 Philadelphia           Multifamily      Conventional
      121     Cincinnati            OH              45227                   Hamilton             Multifamily      Conventional
      123     Phoenix               AZ              85053                   Maricopa             Multifamily      Conventional
      125     Dallas                TX              75227                    Dallas              Multifamily      Conventional
      131     Cincinnati            OH              45229                   Hamilton             Multifamily      Conventional
      132     Philadelphia          PA          19144; 19119              Philadelphia           Multifamily      Conventional
      135     Dallas                TX              75220                    Dallas              Multifamily      Conventional
      137     Poughkeepsie          NY              12601                   Dutchess             Multifamily      Conventional
      138     Tulsa                 OK              74137                    Tulsa               Multifamily   Independent Living
      139     Wilmington            NC              28412                 New Hanover            Multifamily      Conventional
      141     Miami                 FL              33133                 Miami - Dade           Multifamily      Conventional
      143     Mount Healthy         OH              45231                   Hamilton             Multifamily      Conventional
      144     Seminole              FL              33772                   Pinellas             Multifamily      Conventional
      145     Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.01   Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.02   Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.03   Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.04   Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.05   Richmond              VA              23220                Richmond City           Multifamily      Conventional
     145.06   Richmond              VA              23220                Richmond City           Multifamily      Conventional
      155     Greensboro            NC              27406                   Guilford             Multifamily      Conventional
      158     Cincinnati            OH              45212                   Hamilton             Multifamily      Conventional
      159     Arvada                CO              80003                  Jefferson             Multifamily      Conventional
      160     Wilmington            NC              28405                 New Hanover            Multifamily      Conventional
      161     Lawrence              KS              66044                   Douglas              Multifamily      Conventional
      162     Eldersburg            MD              21784                   Carroll              Multifamily      Conventional
      169     West Linn             OR              97068                  Clackamas             Multifamily      Conventional
      172     Fort Pierce           FL              34982                 Saint Lucie            Multifamily        Townhome
      173     Hollywood             CA              90046                 Los Angeles            Multifamily      Conventional
      176     Owensboro             KY              42303                   Daviess              Multifamily      Conventional
      181     Arlington             TX              76010                   Tarrant              Multifamily      Conventional
      195     Kansas City           MO              64118                     Clay               Multifamily      Conventional
      196     Hiawatha              IA              52233                     Linn               Multifamily      Conventional
      198     Lawrence              KS              66044                   Douglas              Multifamily      Conventional
      211     Sherman Oaks          CA              91423                 Los Angeles            Multifamily      Conventional
      217     Northridge            CA              91325                 Los Angeles            Multifamily      Conventional
      221     Columbus              GA              31904                   Muscogee             Multifamily      Conventional
      223     Washington            DC              20005             District of Columbia       Multifamily      Conventional
      231     Cincinnati            OH              45209                   Hamilton             Multifamily      Conventional
      249     Cincinnati            OH              45224                   Hamilton             Multifamily      Conventional
      254     Fargo                 ND              58104                     Cass               Multifamily      Conventional
      259     Shoreline             WA              98155                     King               Multifamily      Conventional
      272     Sherman Oaks          CA              91403                 Los Angeles            Multifamily      Conventional
      285     Stephenville          TX              76401                    Erath               Multifamily      Conventional
      289     St. Cloud             MN              56303                   Stearns              Multifamily      Conventional
      292     Sherman Oaks          CA              91403                 Los Angeles            Multifamily      Conventional
      297     Prattville            AL              36066                   Autauga              Multifamily      Conventional
      301     Granada Hills         CA              91344                 Los Angeles            Multifamily      Conventional
      302     Sherman Oaks          CA              91423                 Los Angeles            Multifamily      Conventional
      304     Studio City           CA              91604                 Los Angeles            Multifamily      Conventional

 MORTGAGE
  LOAN        ELEVATOR     UTILITIES   NUMBER OF   NUMBER OF    NUMBER OF   NUMBER OF
 NUMBER      BUILDINGS    TENANT PAYS STUDIO UNITS 1 BR UNITS  2 BR UNITS  3 BR UNITS
------------------------------------------------------------------------------------

   14           N          E,G,W,S,T               Various      Various     Various
 14.01          N          E,G,W,S,T                 200          296          52
 14.02          N          E,G,W,S,T                 302           68
   21           Y             E,W          138       126           99          36
   29           N              E                     259          410          75
   42           N            E,W,S                    78          134          88
   43           Y             None                    58           76
   44           N           E,G,W,S                   72          120          48
   45           N            E,W,S                    48          144          48
   54           N                           4         25          126          11
   55           Y             None          6        179           19
   58           N           E,G,W,S                  143          165          42
   61           N            E,W,S         30         98           98          38
   63           N            E,W,S                   150          150
   64           N              W                     162           60          30
   69           Y              E            6         83           59          2
   72           N            E,W,S                   108          112          12
   73           N            E,G,C                    28          261          30
   75           N             E,G                     60          168          36
   77           N           E,W,S,T                   96           96          32
   82           N            E,W,S                    32          136          16
   83           N             E,H                     3           187
   86           N             E,W                    100           48          40
   88           N             E,W                     76           82          26
   98           Y          E,G,W,S,T       76         36           4
  100           N            E,G,W          2         6            95          18
  102           N             E,G          40         64          127          1
  103           N             E,G                     29           85          36
  107           N              E                     108           92
  109           N           E,W,S,C                  123          112          28
  110           Y              E                      1            9           13
  111           N           E,W,S,C                  113          133
  112           Y             None         12        118           20
  114           N              E                      17           56
  116           N          E,W,G,S,T                 380          204
  117           Y              E           35         74           53
  121           N             E,C                    223           40
  123           N                                    131           72
  125           N          E, W, S, C                 70          108          62
  131           Y          E,G,W,S,T                  44           84          20
  132           Y              E                      45          101
  135           N                                    128          164          10
  137           N             G,E                     98           62
  138           Y             None         27         87           19
  139           N            E,W,S                   104           52
  141           Y           E,G,W,S                   56           36
  143           N           E,W,S,C                   83           80
  144           N              E                      32          128          48
  145           N           E,W,S,T                   31           34          9
 145.01         N
 145.02         N
 145.03         N
 145.04         N
 145.05         N
 145.06         N
  155           N            E,W,S                                108
  158           N             E,C           4         80           50          8
  159           N             E,G                     12           84          12
  160           N            E,W,S                                 72          32
  161           N          E,G,W,S,T                  59           56
  162           N              E                                  136
  169           N           E,G,T,C                   36           62
  172           N              E                                   77
  173           Y          E,G,W,S,T        3         30           28
  176           N            E,W,G                                148          24
  181           N                                    102           98
  195           N             E,G                     16           53          48
  196           N            E,C,T                    32          120          1
  198           N           Various         4         82           15          1
  211           Y            E,G,S                    5            19
  217           Y            E,G,S                    38           5
  221           N              E                      36           24
  223           N             E,G          24         3            1
  231           N           E,W,S,C                   38           58
  249           N             E,C                    135
  254           Y              E                      13           17          12
  259           N              E                      14           24
  272           Y            E,G,S                    1            17
  285           N          E,G,W,S,T        6         32           36
  289           N              E                      24           24
  292           Y            E,G,S          1         19           1
  297           N                          18         20           18
  301           N            E,G,S                    5            9
  302           N            E,G,S                    12           3
  304           N            E,G,S                    8

 MORTGAGE                AVERAGE RENT;      AVERAGE RENT;        AVERAGE RENT;       AVERAGE RENT;        AVERAGE RENT;    MORTGAGE
  LOAN      NUMBER OF     RENT RANGES -     RENT RANGES -        RENT RANGES -       RENT RANGES -        RENT RANGES -      LOAN
 NUMBER    4+ BR UNITS     STUDIO UNITS        1 BR UNITS           2 BR UNITS          3 BR UNITS          4+ BR UNITS       NUMBER
------------------------------------------------------------------------------------------------------------------------------------

    14                                        Various              Various             Various                               14
  14.01                                     527;527-527          667;650-680         870;870-870                            14.01
  14.02                                     623;575-665          791;690-845                                                14.02
    21      36         727;669-759          787;729-889          936;909-959        1119;1119-1119      1219;1219-1219       21
    29                                      705;680-740          982;982-982        1255;1255-1255                           29
    42                                      616;550-650          732;650-785         880;810-1000                            42
    43                                     2526;2526-2526       3027;2887-3554                                               43
    44                                      681;681-681          840;840-840        1035;1035-1035                           44
    45                                      895;890-900         1022;1000-1065      1305;1305-1305                           45
    54                 660;660-660         1140;710-1240        1414;1300-1515      1952;1845-2145                           54
    55                1595;1595-1595       2021;1795-2195       2632;2595-2695                                               55
    58                                      603;567-674          689;682-702         817;817-817                             58
    61                 735;735-735          815;775-840          973;930-1000       1195;1195-1195                           61
    63                                      792;787-797          968;957-977                                                 63
    64                                      835;725-995         1190;1110-1300      1303;1275-1380                           64
    69                 895;895-895          942;569-1200        1263;646-1350       1595;1595-1595                           69
    72                                      744;715-780          937;880-980        1330;1330-1330                           72
    73                                      439;420-490          589;535-625         781;780-790                             73
    75                                      650;650-650          745;745-745         850;850-850                             75
    77                                      852;795-910         1083;985-1165       1295;1265-1335                           77
    82                                      663;645-685          756;710-805         895;895-895                             82
    83                                      735;735-735          786;785-810                                                 83
    86                                      679;645-730          950;950-950        1250;1250-1250                           86
    88                                      721;635-760          875;875-875        1110;1110-1110                           88
    98                1150;1050-1250       1313;1225-1400       1725;1700-1750                                               98
   100                 560;560-560          768;765-775          887;830-935        1332;1265-1340                           100
   102                 460;460-460          555;555-555          640;640-640         850;850-850                             102
   103                                      795;793-815          938;880-957        1102;1102-1102                           103
   107                                      889;790-1058        1137;1137-1137                                               107
   109                                      522;510-525          648;615-715         770;740-790                             109
   110      45                              709;709-709         1107;1018-1118      1527;1527-1527      1784;1784-1784       110
   111                                      480;445-520          568;515-700                                                 111
   112                1295;1295-1295       1654;1570-1830       1993;1900-2055                                               112
   114                                     1485;1485-1485       1677;1575-1685                                               114
   116                                      391;168-555          541;263-625                                                 116
   117                 510;500-520          617;595-620          699;690-710                                                 117
   121                                      483;435-625          587;550-630                                                 121
   123                                      517;459-600          662;579-770                                                 123
   125                                      457;400-701          602;522-777         776;700-1031                            125
   131      2                               542;510-640          644;600-780         732;700-825          823;800-845        131
   132                                      594;535-700          772;645-910                                                 132
   135                                      543;450-625          642;515-750         850;800-880                             135
   137                                      693;111-746          873;189-909                                                 137
   138                1390;1390-1390       1844;1790-2015       2108;2090-2145                                               138
   139                                      524;524-524          599;599-599                                                 139
   141                                      967;860-1090        1111;975-1220                                                141
   143                                      537;490-580          634;610-795                                                 143
   144                                      608;608-608          712;712-712         852;852-852                             144
   145                                      616;590-790          845;785-990        1368;985-1560                            145
  145.01                                                                                                                   145.01
  145.02                                                                                                                   145.02
  145.03                                                                                                                   145.03
  145.04                                                                                                                   145.04
  145.05                                                                                                                   145.05
  145.06                                                                                                                   145.06
   155                                                           654;654-654                                                 155
   158                 430;430-430          483;470-510          677;600-735         738;715-755                             158
   159                                      660;660-660          800;800-800         865;865-865                             159
   160                                                           590;590-590         739;739-739                             160
   161                                      559;559-559          679;679-679                                                 161
   162                                                           841;841-841                                                 162
   169                                      668;601-675          809;750-875                                                 169
   172                                                           910;910-910                                                 172
   173                1073;1050-1095       1275;1225-1325       1675;1550-1800                                               173
   176                                                           482;435-975         807;750-839                             176
   181                                      518;480-550          628;535-719                                                 181
   195                                      495;436-535          635;525-670         703;525-750                             195
   196                                      408;345-810          477;237-712         777;777-777                             196
   198                 262;259-269          515;443-549          609;609-609         759;759-759                             198
   211                                     1520;1475-1550       1925;1730-2195                                               211
   217                                     1021;950-1075        1385;1350-1445                                               217
   221                                      735;735-735          860;860-860                                                 221
   223                1145;895-1395        1395;1395-1395       2690;2690-2690                                               223
   231                                      495;475-510          587;585-595                                                 231
   249                                      439;420-455                                                                      249
   254                                      702;702-702          822;822-822         942;942-942                             254
   259                                      675;675-675          833;825-950                                                 259
   272                                     1359;1359-1359       1354;908-1648                                                272
   285                 430;430-430          410;417-440          544;425-560                                                 285
   289                                      475;475-475          550;550-550                                                 289
   292                 461;461-461          916;479-1275        1495;1495-1495                                               292
   297                 390;385-390          420;195-820          489;475-490                                                 297
   301                                      727;594-850          868;657-1195                                                301
   302                                      783;512-978         1059;915-1295                                                302
   304                                     1052;570-1390                                                                     304

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-3                 RESERVE ACCOUNT INFORMATION
---------

 MORTGAGE         LOAN
   LOAN          GROUP                                                                     GENERAL                 SPECIFIC
  NUMBER         NUMBER    PROPERTY NAME                                                PROPERTY TYPE            PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1              1       Prime Outlets Pool                                              Retail                   Outlet
   1.01                    Prime Outlets at San Marcos                                     Retail                   Outlet
   1.02                    Prime Outlets at Grove City                                     Retail                   Outlet
   1.03                    Prime Outlets at Ellenton                                       Retail                   Outlet
   1.04                    Prime Outlets at Jeffersonville                                 Retail                   Outlet
   1.05                    Prime Outlets at Pleasant Prairie                               Retail                   Outlet
   1.06                    Prime Outlets at Huntley                                        Retail                   Outlet
   1.07                    Prime Outlets at Gulfport                                       Retail                   Outlet
   1.08                    Prime Outlets at Naples                                         Retail                   Outlet
   1.09                    Prime Outlets at Lebanon                                        Retail                   Outlet
   1.10                    Prime Outlets at Florida City                                   Retail                   Outlet
    2              1       1775 Broadway                                                   Office                     CBD
    3              1       620 Avenue of the Americas                                      Office                     CBD
    4              1       Hyatt Center                                                    Office                     CBD
    5              1       Belmar                                                         Mixed Use        Retail/Office/Multifamily
    6              1       Clay Terrace                                                    Retail                  Anchored
    7              1       The InterContinental Hotel - Kansas City, MO                  Hospitality             Full Service
    8              1       Britannia Business Center I                                     Office                  Suburban
    9              1       Marriott - Irving, TX(2)                                      Hospitality             Full Service
    10             1       Doubletree Hotel - Chicago, IL(3)                             Hospitality             Full Service
    11             1       Horizon Pool                                                    Retail                   Outlet
  11.01                    Prime Outlets at Burlington                                     Retail                   Outlet
  11.02                    Prime Outlets at Oshkosh                                        Retail                   Outlet
  11.03                    Prime Outlets at Fremont                                        Retail                   Outlet
    12             1       Huntington Oaks Shopping Center                                 Retail                  Anchored
    13             1       3500 Maple                                                      Office                     CBD
    14             2       The Highland and Lodge Pool(4)                                Multifamily             Conventional
  14.01                    The Lodge Apartments                                          Multifamily             Conventional
  14.02                    Highland Ridge Apartments                                     Multifamily             Conventional
    15             1       Sunmark Plaza                                                   Retail                  Anchored
    16             1       TownMall of Westminster                                         Retail                  Anchored
    17             1       Parkway Corporate Plaza                                         Office                  Suburban
    18             1       Ranchero Village                                           Mobile Home Park         Mobile Home Park
    19             1       Marriott Renaissance - Philadelphia, PA(2)                    Hospitality             Full Service
    20             1       Mountain Bay Plaza                                              Office                  Suburban
    21             2       Monteverde Apartments                                         Multifamily             Conventional
    22             1       Hohokam Towers                                                  Office                  Suburban
    23             1       Marriott - Saddle Brook, NJ(2)                                Hospitality             Full Service
    24             1       1100 Technology Park Drive                                      Office                  Suburban
    25             1       GSA Offices Pool                                                Office                   Various
  25.01                    GSA Offices - Mobile, AL                                        Office                     CBD
  25.02                    GSA Offices - Little Rock, AR                                   Office                  Suburban
  25.03                    GSA Offices - Raleigh, NC                                       Office                  Suburban
  25.04                    GSA Offices - Memphis Midtown, TN                               Office                  Suburban
  25.05                    GSA Offices - Trussville, AL                                    Office                  Suburban
  25.06                    GSA Offices - Memphis North, TN                                 Office                  Suburban
  25.07                    GSA Offices - Frankfort, KY                                     Office                  Suburban
  25.08                    GSA Offices - Columbus, MS                                      Office                  Suburban
  25.09                    GSA Offices - Elizabethtown, KY                                 Office                  Suburban
  25.10                    GSA Offices - Greenville, NC                                    Office                  Suburban
  25.11                    GSA Offices - Memphis East, TN                                  Office                  Suburban
  25.12                    GSA Offices - Henderson, NC                                     Office                  Suburban
  25.13                    GSA Offices - Fairhope, AL                                      Office                  Suburban
  25.14                    GSA Offices - Moss Point, MS                                    Office                  Suburban
  25.15                    GSA Offices - Richmond, KY                                      Office                  Suburban
  25.16                    GSA Offices - Lawrenceburg, TN                                  Office                  Suburban
    26             1       Marriott - Glen Allen, VA(2)                                  Hospitality             Full Service
    27             1       100 Motor Parkway                                               Office                  Suburban
    28             1       Cal Oaks Plaza Shopping Center                                  Retail                  Anchored
    29             2       Cavalier Country Club Apartments                              Multifamily             Conventional
    30             1       Crowne Plaza - Bridgeton, MO(2)                               Hospitality             Full Service
    31             1       Downtown Centre                                                 Retail                  Anchored
    32             1       Mission Square Office Building                                  Office                  Suburban
    33             1       215 South Monroe Building                                       Office                  Suburban
    34             1       594 Broadway                                                    Office                     CBD
    35             1       Homewood Suites - Plainview, NY                               Hospitality             Extended Stay
    36             1       Shoppes at Zion                                                 Retail               Shadow Anchored
    37             1       1200 Wall Street West                                           Office                  Suburban
    38             1       353 Lexington Avenue                                            Office                     CBD
    39             1       Broadway Medical Plaza                                          Office                  Suburban
    40             1       The Shoppes at Heron Lakes                                      Retail                  Anchored
    41             1       Willow Creek Shopping Center                                    Retail                  Anchored
    42             2       Summit Green Apartments                                       Multifamily             Conventional
    43             1       Dublin Retirement Village                                     Multifamily          Independent Living
    44             1       Waterford Place Apartments                                    Multifamily             Conventional
    45             2       Green Mount Crossing                                          Multifamily             Conventional
    46             1       Town Plaza                                                     Mixed Use              Office/Retail
    47             1       Doubletree Hotel - Atlanta, GA(3)                             Hospitality             Full Service
    48             1       University Place(5)                                             Retail                  Anchored
    49             1       Vineyard Shopping Center                                        Retail               Shadow Anchored
    50             1       Crowne Plaza - Romulus, MI(2)                                 Hospitality             Full Service
    51             1       Marriott - Evansville, IN(2)                                  Hospitality             Full Service
    52             1       AMC - Highlands Ranch                                           Retail                  Anchored
    53             1       Rave Theater                                                    Retail                  Anchored
    54             1       Villa Medici Apartments                                       Multifamily             Conventional
    55             1       West Park Place                                               Multifamily          Independent Living
    56             1       Doubletree Hotel - Tulsa, OK                                  Hospitality             Full Service
    57             1       2700 Ygnacio Valley Road                                        Office                  Suburban
    58             2       Colonial Village at Caledon Wood                              Multifamily             Conventional
    59             1       Marina Pointe                                                   Retail                  Anchored
    60             1       Procacci Pool                                                   Various                  Various
  60.01                    Lake Wales Plaza                                                Retail                  Anchored
  60.02                    Lake City Professional Plaza                                    Retail                 Unanchored
  60.03                    Orlando Professional Plaza                                      Office                  Suburban
    61             2       Grande Club Apartments                                        Multifamily             Conventional
    62             1       Brookwood Commerce Centre                                       Office                  Suburban
    63             2       Townpark Crossing                                             Multifamily             Conventional
    64             2       Sierra at Fall Creek                                          Multifamily             Conventional
    65             1       The Shoppes at Cornerstone                                      Retail                  Anchored
    66             1       Mountain Valley Center                                          Retail                  Anchored
    67             1       Grand Parkway Times Square                                      Retail                 Unanchored
    68             1       U.S. Bank Building                                              Office                     CBD
    69             2       Balboa Court                                                  Multifamily             Conventional
    70             1       Lansing Towne Centre                                            Retail                  Anchored
    71             1       Courtyard Carolina Beach                                      Hospitality             Full Service
    72             2       Ravinia Apartments                                            Multifamily             Conventional
    73             2       Montana Valley Apartments                                     Multifamily             Conventional
    74             1       The Orchard                                                     Retail                  Anchored
    75             2       Arvada Village                                                Multifamily             Conventional
    76             1       Sunshine Park Mall                                              Retail                  Anchored
    77             2       Alexan Town East Apartments                                   Multifamily             Conventional
    78             1       Giant Eagle (Columbus, OH)                                      Retail                  Anchored
    79             1       Haven Village Center                                            Retail               Shadow Anchored
    80             1       Sorrento Tech                                                   Office                  Suburban
    81             1       Chatham Crossing                                                Retail                  Anchored
    82             2       Adrian on Riverside                                           Multifamily             Conventional
    83             2       Greens @ Forest Park                                          Multifamily             Conventional
    84             1       Comfort Inn - New York, NY                                    Hospitality            Limited Service
    85             1       Kohl's - Lakewood, CO                                           Retail                  Anchored
    86             2       Dakota Ranch Apartments                                       Multifamily             Conventional
    87             1       DEA/ATF Building                                                Office                     CBD
    88             2       Waterford Landing Apartments                                  Multifamily             Conventional
    89             1       Broadway Commons                                                Retail                  Anchored
    90             1       Shops at Hammock Cove                                           Retail                  Anchored
    91             1       TownePlace Suites Hotel                                       Hospitality            Limited Service
    92             1       Buckeye Marketplace                                             Retail               Shadow Anchored
    93             1       Bullhead Square                                                 Retail                  Anchored
    94             1       Northwood Crossings                                             Retail                  Anchored
    95             1       Mississippi Plaza Building                                      Office                     CBD
    96             1       990 Spring Garden Street                                        Office                     CBD
    97             1       Arapahoe & Revere Business Center                               Office                  Suburban
    98             2       Franklin Regency Apts.                                        Multifamily             Conventional
    99             1       Prospect Plaza                                                  Office                  Suburban
   100             2       Carlton Park Apartments                                       Multifamily             Conventional
   101             1       Holiday Inn - Lake City, FL                                   Hospitality            Limited Service
   102             2       Black Stone Acres Apartments                                  Multifamily             Conventional
   103             2       Legacy at Prescott Lakes Apartments                           Multifamily             Conventional
   104             1       Holiday Inn - Phoenix, AZ                                     Hospitality             Full Service
   105             1       Northwest Village                                               Retail                  Anchored
   106             1       Hereford Estates and Mountain Scene MHP                    Mobile Home Park         Mobile Home Park
   107             2       The Landing                                                   Multifamily             Conventional
   108             1       Mountain View Shopping Center                                   Retail                  Anchored
   109             2       Lake of the Woods Apartments                                  Multifamily             Conventional
   110             2       Bierman Place Apartments                                      Multifamily            Student Housing
   111             2       Blue Grass Manor                                              Multifamily             Conventional
   112             1       Woodland Terrace                                              Multifamily          Independent Living
   113             1       Northwest Plaza                                                 Retail                  Anchored
   114             1       Gables at Wolf Creek Apartments                               Multifamily             Conventional
   115             1       Royal Oaks Village II                                           Retail               Shadow Anchored
   116             2       Biltmore                                                      Multifamily             Conventional
   117             2       Duval Manor Apartments(6)                                     Multifamily             Conventional
   118             1       Berne Square Shopping Center                                    Retail                  Anchored
   119             1       Arbutus Business Center                                       Industrial                  Flex
   120             1       Holiday Inn Express - Phoenix, AZ(7)                          Hospitality            Limited Service
   121             2       Lindsay Lane Apartments                                       Multifamily             Conventional
   122             1       Shorewood Crossings Shopping Center, Phase II                   Retail               Shadow Anchored
   123             2       Canyon Springs Apts.                                          Multifamily             Conventional
   124             1       Hilton Garden Inn - Phoenix, AZ                               Hospitality             Full Service
   125             2       Hunter's Run - Dallas                                         Multifamily             Conventional
   126             1       Baymeadows Commons Shopping Center                              Retail                 Unanchored
   127             1       Mountain Village Estates MHP                               Mobile Home Park         Mobile Home Park
   128             1       WOW Logistics - 1941 Engel Road                               Industrial                Warehouse
   129             1       Wild Oats Market                                                Retail                  Anchored
   130             1       Camino Altos Office Building                                    Office                  Suburban
   131             2       Parklane Apartments                                           Multifamily             Conventional
   132             2       Greene Manor and King Phillip Apartments                      Multifamily             Conventional
   133             1       Peakway Market Square                                          Mixed Use              Retail/Office
   134             1       Beekman Stop & Shop                                             Retail                  Anchored
   135             2       Spanish Creek Apartments                                      Multifamily             Conventional
   136             1       Cedar Bluff Shopping Center                                     Retail                  Anchored
   137             2       Lexington Club at Galleria                                    Multifamily             Conventional
   138             1       Burgandy Place                                                Multifamily          Independent Living
   139             2       Sea Pines Apartments                                          Multifamily             Conventional
   140             1       Loveland Marketplace - North                                    Retail                  Anchored
   141             2       Douglas Cove                                                  Multifamily             Conventional
   142             1       Taylor Junction                                                 Retail                  Anchored
   143             2       Compton Lake Village                                          Multifamily             Conventional
   144             2       Buena Vista I Apartments                                      Multifamily             Conventional
   145             2       Tuffy Apartments Pool                                         Multifamily             Conventional
  145.01                   110 North Boulevard                                           Multifamily             Conventional
  145.02                   3224 Stuart Boulevard                                         Multifamily             Conventional
  145.03                   3228 Stuart Boulevard                                         Multifamily             Conventional
  145.04                   3408 Park Avenue                                              Multifamily             Conventional
  145.05                   705 North Boulevard                                           Multifamily             Conventional
  145.06                   2903 Monument Avenue                                          Multifamily             Conventional
   146             1       Sullivan Square Shopping Center                                 Retail                 Unanchored
   147             1       CVS - Washington, DC                                            Retail                  Anchored
   148             1       WOW Logistics - Concord Ave.                                  Industrial         Warehouse/Distribution
   149             1       Wall Street Plaza-La Jolla                                     Mixed Use              Retail/Office
   150             1       Marketplace at Ken Caryl                                        Retail                 Unanchored
   151             1       Walgreens - Feasterville, PA                                    Retail                  Anchored
   152             1       Walgreens - Southfield, MI                                      Retail                  Anchored
   153             1       Roswell Fiesta                                                  Retail                 Unanchored
   154             1       Arnold Pool                                                   Industrial                  Flex
  154.01                   Arnold Building II                                            Industrial                  Flex
  154.02                   Arnold Building I                                             Industrial                  Flex
  154.03                   Atlantic Teleconnect Building                                 Industrial                  Flex
   155             2       Pepperstone Apartments                                        Multifamily             Conventional
   156             1       10 Campus Boulevard                                             Office                  Suburban
   157             1       Walgreens - Taylor, MI                                          Retail                  Anchored
   158             2       Colonial Ridge Apartments                                     Multifamily             Conventional
   159             2       Arvada Green                                                  Multifamily             Conventional
   160             2       Meridian Village Apartments                                   Multifamily             Conventional
   161             2       West Hills Apartments                                         Multifamily             Conventional
   162             2       Piney Ridge Apartments                                        Multifamily             Conventional
   163             1       Sulphur Spring Business Park                                  Industrial                  Flex
   164             1       Fairfield Inn & Suites - Boone                                Hospitality            Limited Service
   165             1       Zang Building                                                   Office                     CBD
   166             1       Kent Plaza                                                      Retail                  Anchored
   167             1       Walgreens - Metairie, LA                                        Retail                  Anchored
   168             1       SSA -Austin, TX                                                 Office                  Suburban
   169             2       Hidden Village Apartments                                     Multifamily             Conventional
   170             1       Copelands Sport                                                 Retail                  Anchored
   171             1       Anchor Self Storage - Mashpee, MA                            Self Storage             Self Storage
   172             2       Weatherbee Townhomes                                          Multifamily               Townhome
   173             2       Jessica Apts.                                                 Multifamily             Conventional
   174             1       Lincoln Square Office Building                                  Office                     CBD
   175             1       Best Buy - Oxnard, CA                                           Retail                  Anchored
   176             2       Brushwood Apartments                                          Multifamily             Conventional
   177             1       American Way Plaza                                              Retail                  Anchored
   178             2       Orchid Lake                                                Mobile Home Park         Mobile Home Park
   179             1       Springfield Gardens                                            Mixed Use              Retail/Office
   180             1       Meadows Shopping Center                                         Retail                 Unanchored
   181             2       Spanish Oaks Apartments                                       Multifamily             Conventional
   182             1       CVS - Somerville, MA                                            Retail                  Anchored
   183             1       Grand Oasis MHP                                            Mobile Home Park         Mobile Home Park
   184             1       Habersham House                                               Healthcare             Assisted Living
   185             1       Atlantic Plaza                                                  Retail                 Unanchored
   186             1       Cordova Dexter Pool                                             Retail                 Unanchored
  186.01                   The Shops of Cordova Station                                    Retail                 Unanchored
  186.02                   The Commons of Dexter Lakes                                     Retail                 Unanchored
   187             1       Travelers Office Bldg                                           Office                     CBD
   188             1       Marlton Plaza                                                   Retail                  Anchored
   189             1       Bailey Cove Shopping  Center                                    Retail                 Unanchored
   190             1       Walgreens - Claremore, OK                                       Retail                  Anchored
   191             1       White Horse Commons                                             Retail               Shadow Anchored
   192             1       Wingate Inn                                                   Hospitality            Limited Service
   193             1       Ferguson Square                                                 Retail                  Anchored
   194             1       Walgreens - York, PA                                            Retail                  Anchored
   195             2       Clayton Apartments                                            Multifamily             Conventional
   196             2       Woodcrest Apartments, IA                                      Multifamily             Conventional
   197             1       Walgreens - Charlotte, NC                                       Retail                  Anchored
   198             2       Berkeley Flats                                                Multifamily             Conventional
   199             1       Supermall Strip Center 1 & 2                                    Retail               Shadow Anchored
   200             1       Walgreens - Saginaw, MI                                         Retail                  Anchored
   201             1       Stoney Creek                                                    Retail                  Anchored
   202             1       Walgreens - Flushing, MI                                        Retail                  Anchored
   203             2       Alondra & Peter Pan Mobile Home Parks                      Mobile Home Park         Mobile Home Park
   204             1       Walgreens - Pittsburgh, PA                                      Retail                  Anchored
   205             1       Walgreens - Stevensville, MI                                    Retail                  Anchored
   206             1       Walgreens - Reynoldsburg, OH                                    Retail                  Anchored
   207             1       South Creek Center                                              Retail                 Unanchored
   208             1       Quality Inn & Suites - Mt. Pleasant                           Hospitality            Limited Service
   209             1       Horizon Corporate Center II                                      Land                    Retail
   210             1       Nephrology, Inc. - Mishawaka, IN                                Office                   Medical
   211             1       Mammoth Park Towers Apts                                      Multifamily             Conventional
   212             1       Walgreens - Maineville, OH                                      Retail                  Anchored
   213             1       WOW Logistics - Marshfield                                    Industrial         Warehouse/Distribution
   214             1       Grove Park Shopping Center                                      Retail                  Anchored
   215             1       Walgreens - Greendale, IN                                       Retail                  Anchored
   216             1       Walgreens - Elk City, OK                                        Retail                  Anchored
   217             2       Merridy Place Apts                                            Multifamily             Conventional
   218             1       WOW Logistics - Chippewa Falls                                Industrial         Warehouse/Distribution
   219             1       Walgreens - Rainbow City, AL                                    Retail                  Anchored
   220             1       Deland Plaza                                                    Retail                  Anchored
   221             2       The Grand Reserve Phase III Apartments                        Multifamily             Conventional
   222             1       Cedar Breaks Village                                            Retail               Shadow Anchored
   223             2       Truman Building                                               Multifamily             Conventional
   224             1       Storaway - Nashville, TN                                     Self Storage             Self Storage
   225             1       CVS - Schaumburg, IL                                             Land                    Retail
   226             1       Columbine Plaza - Shopping Center                               Retail                 Unanchored
   227             1       CVS - Baton Rouge, LA                                           Retail                  Anchored
   228             1       Hampton Inn - Abingdon, VA                                    Hospitality            Limited Service
   229             1       Trailwood Shops                                                 Retail                 Unanchored
   230             1       CVS Pharmacy_Algonac, MI                                        Retail                  Anchored
   231             2       Romaine Court Apartments                                      Multifamily             Conventional
   232             1       CVS - New Iberia, LA                                            Retail                  Anchored
   233             1       Walgreens - Covington, LA                                       Retail                  Anchored
   234             1       Plateau Self Storage - Sammamish, WA                         Self Storage             Self Storage
   235             1       Comfort Suites - Boone                                        Hospitality            Limited Service
   236             1       Sleep Inn & Suites - Concord                                  Hospitality            Limited Service
   237             1       Storaway - Palm Bay, FL                                      Self Storage             Self Storage
   238             1       Plaza Airline Shopping Center                                   Retail                 Unanchored
   239             1       Perkins Restaurant & Bakery Pool                                Retail                   Various
  239.01                   Perkins Restaurant & Bakery -Tampa, FL                          Retail                 Unanchored
  239.02                   Perkins Restaurant & Bakery - Winter Haven, FL                  Retail               Shadow Anchored
   240             1       GW Bush Shopping Center                                         Retail               Shadow Anchored
   241             1       Alhambra Office / Warehouse                                   Industrial                  Flex
   242             1       Storaway - Deltona, FL II                                    Self Storage             Self Storage
   243             1       Walgreens - Dyersburg, TN                                       Retail                  Anchored
   244             1       Red Lion - Yakima, WA                                         Hospitality             Full Service
   245             1       CVS - Shreveport, LA                                            Retail                  Anchored
   246             1       Walgreens - Brainerd, MN                                        Retail                  Anchored
   247             1       1201 Hospital Drive                                             Office                   Medical
   248             1       Microtel Inn - Manistee, MI                                   Hospitality            Limited Service
   249             2       College Woods Apartments                                      Multifamily             Conventional
   250             1       CVS - Jacksonville Beach, FL                                    Retail                  Anchored
   251             1       Mutual of Omaha                                                 Office                  Suburban
   252             1       Morgantown Plaza                                                Retail                  Anchored
   253             1       Marina Pointe Shopping Center                                   Retail                 Unanchored
   254             2       Old Orchard Apartments                                        Multifamily             Conventional
   255             1       CVS - Lafayette, LA                                             Retail                  Anchored
   256             1       Walgreens- Natchitoches, LA                                     Retail                  Anchored
   257             1       Big Lots - Albuquerque, NM                                      Retail                  Anchored
   258             1       CVS - Channelview, TX                                           Retail                  Anchored
   259             2       Briza Apartments                                              Multifamily             Conventional
   260             1       Anchor Self Storage - Narragansett, RI                       Self Storage             Self Storage
   261             1       Victoria's Secret                                               Retail                  Anchored
   262             1       South Towne Retail                                              Retail               Shadow Anchored
   263             1       A-1 Self Storage                                             Self Storage             Self Storage
   264             1       GM&O Building                                                   Office                     CBD
   265             1       Center Towers Retail                                            Retail                 Unanchored
   266             1       Storaway - Deltona, FL I                                     Self Storage             Self Storage
   267             1       U.S. Social Security Administration                             Office                  Suburban
   268             1       Loveland Marketplace - South                                    Retail               Shadow Anchored
   269             1       Nephrology, Inc. Pool                                           Office                   Medical
  269.01                   Nephrology, Inc. - Elkhart, IN                                  Office                   Medical
  269.02                   Nephrology, Inc. - LaPorte, IN                                  Office                   Medical
   270             1       Walgreens - Houston, TX                                         Retail                  Anchored
   271             1       Walgreens - St. Petersburg, FL                                  Retail                  Anchored
   272             1       Natick Park South Apts                                        Multifamily             Conventional
   273             1       Willow Crossroads                                               Retail               Shadow Anchored
   274             1       Comfort Inn - Lenoir                                          Hospitality            Limited Service
   275             1       Hattiesburg Retail Center                                       Retail               Shadow Anchored
   276             2       Tan Tara MHP                                               Mobile Home Park         Mobile Home Park
   277             1       Arrowhead Ridge                                                 Retail                 Unanchored
   278             1       Whitehorse Medical Office Building                              Office                   Medical
   279             1       Holiday Inn - Morristown, TN                                  Hospitality             Full Service
   280             1       Riverton Medical Center                                         Office                   Medical
   281             1       Tractor Supply - El Campo, TX                                   Retail                 Unanchored
   282             1       CVS - Houston, TX                                               Retail                  Anchored
   283             1       Supermall Strip Center 3                                        Retail               Shadow Anchored
   284             1       U-Secure Self Storage Facility                               Self Storage             Self Storage
   285             2       Oak Tree East                                                 Multifamily             Conventional
   286             1       Tractor Supply - Parkersburg, WV                                Retail                  Anchored
   287             1       Brice Road Strip Center                                         Retail                 Unanchored
   288             1       North Towne Center                                              Retail               Shadow Anchored
   289             2       Birchwood Apartments                                          Multifamily             Conventional
   290             1       Vista Commerce Center                                           Retail               Shadow Anchored
   291             1       Nephrology, Inc. - South Bend, IN                               Office                   Medical
   292             2       Willis Park South Apts                                        Multifamily             Conventional
   293             1       2110 East Oklahoma Avenue                                       Retail                 Unanchored
   294             1       Block Buster Plaza                                              Retail                 Unanchored
   295             1       Doral Commercial Center                                       Industrial                  Flex
   296             1       Cruse Village                                                   Retail                 Unanchored
   297             2       Summit Terrace Apartments                                     Multifamily             Conventional
   298             1       Hancock Fabrics - Sugar Land, TX                                Retail                 Unanchored
   299             1       WOW Logistics - IP Building                                   Industrial                Warehouse
   300             1       Louetta Village                                                 Retail                 Unanchored
   301             2       Blackhawk Place Apartments                                    Multifamily             Conventional
   302             2       Hazeltine Court Apartments                                    Multifamily             Conventional
   303             1       The Verizon Wireless Building                                   Retail               Shadow Anchored
   304             2       Coldwater Park                                                Multifamily             Conventional
   305             1       Lake Wales No. 60                                             Industrial                Warehouse

                                                            ANNUAL                   INITIAL DEPOSIT
    MORTGAGE       MONTHLY       MONTHLY                  DEPOSIT TO                   TO CAPITAL          INITIAL        ONGOING
      LOAN            TAX       INSURANCE                 REPLACEMENT                 IMPROVEMENTS          TI/LC           TI/LC
     NUMBER         ESCROW        ESCROW                   RESERVES                      RESERVE           ESCROW         FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

       1           506,484        33,126                    563,826                      59,375           3,304,625         (1)
      1.01
      1.02
      1.03
      1.04
      1.05
      1.06
      1.07
      1.08
      1.09
      1.10
       2           196,874        32,862                    61,812                       400,994                            (1)
       3           298,902        26,368                    132,780
       4           252,902        41,457                    58,896                                       12,968,321
       5           256,773        14,119                                                                  2,500,000
       6
       7            68,596        16,816                   1,116,246
       8            82,567        6,253                     67,463                                                          (1)
       9            75,700        4,669                     674,319
       10          128,556        13,901         2.0% of Yearly Gross Revenue
       11           64,106        6,043                     77,344                       193,810                            (1)
     11.01
     11.02
     11.03
       12           41,027        5,048                     50,502                       107,050           400,000
       13           84,462        6,042                     56,507                       218,750          1,000,000         (1)
       14           43,912        13,767                    221,730
     14.01
     14.02
       15           24,434        5,038
       16           51,067        10,885                                                                  1,000,000
       17           66,989        7,593                     40,149                                         286,775          (1)
       18           48,481        8,824
       19           71,560        8,948                     572,592                      125,431
       20           42,204
       21           13,290        6,292
       22           65,981        5,450                     43,636                                      2,000,000 / 0       (1)
       23           36,750        3,653                     438,300                      39,000
       24
       25           30,258        4,892                     47,201                       280,000           250,000          (1)
     25.01
     25.02
     25.03
     25.04
     25.05
     25.06
     25.07
     25.08
     25.09
     25.10
     25.11
     25.12
     25.13
     25.14
     25.15
     25.16
       26           12,822        3,173                     371,659
       27           32,107                                  38,294                                                          (1)
       28           9,952
       29                                                                                92,308
       30           36,700        2,852                     459,258                       9,138
       31           12,387        7,452                      8,072                                                          (1)
       32           17,892        6,748                     15,304                       17,500            400,000          (1)
       33           43,643        23,350                    17,169
       34           96,815
       35           24,539        5,638                     196,168
       36           11,296        3,640                     27,903                        3,375                             (1)
       37           40,550                                  37,590                        3,906                             (1)
       38           53,929                                  11,700                       18,000
       39           21,381                                                               217,690          1,500,000
       40           13,383        9,556                      3,691                        8,750                             (1)
       41           34,090        4,066                     30,950                       12,359                             (1)
       42           21,457                                  63,600
       43           12,931
       44           17,473        2,802
       45           26,747        5,740                     60,000
       46           17,982        2,517                     34,484                                         100,000          (1)
       47           18,567        6,100           2.0% Yearly Gross Revenues
       48           23,464                                  24,147                       17,850
       49
       50           37,500        3,077                     355,374                      11,075
       51           12,118        3,952                     238,649                      25,738
       52
       53
       54           13,866        5,329                     41,500                       123,025
       55           14,707
       56           14,258        9,744                     452,713                      72,188
       57           13,216        1,462                     23,013                                         500,000          (1)
       58           19,302        2,775                     87,500                        9,825
       59
       60           18,710        11,562                                                 982,587
     60.01
     60.02
     60.03
       61           17,443
       62           32,401        2,867                     46,018                       356,250                            (1)
       63           18,576
       64           47,234        7,354
       65           7,707         3,360                     11,750
       66           9,723         1,690                      8,088
       67           15,462        2,439                     13,997                                                          (1)
       68           30,481        1,698                     18,395                        6,250                             (1)
       69           6,113         3,072                     37,750                       209,688
       70           20,607        1,907                     26,848                                                          (1)
       71           11,170                                  214,993
       72           27,709                                  46,400                       205,000
       73           18,389        2,134                     90,277                       27,500
       74
       75           10,208        4,074                     66,000
       76           17,428        13,030                    42,804                                         750,000          (1)
       77           35,443        5,223                     44,800
       78
       79           5,380         1,335                                                                    100,000          (1)
       80           7,276         2,186                     11,405                       68,744                             (1)
       81                                                                                24,200
       82           5,451         1,528                     24,656
       83           5,016         2,217                     47,500                       18,750
       84           20,094        5,051          2.5% of Yearly Gross Revenue            30,344
       85
       86           21,873                                  47,000
       87           7,708
       88           15,850                                                               10,938
       89
       90                                                    7,220                        4,375
       91           12,206        4,370                     108,328
       92           9,098         1,827                                                                                     (1)
       93           17,059        2,805                     27,029                                         100,000          (1)
       94
       95           29,206        1,117                     17,756                                         150,000          (1)
       96           17,156        4,913                     23,514                                                          (1)
       97           34,117        2,564                     36,049                                                          (1)
       98                                                                                21,875
       99           16,177        2,714                     14,264                       16,688
      100           5,921                                   30,250
      101           8,994         3,662                     127,313
      102           7,841         3,706                     57,304                       494,719
      103           5,570         2,667                     29,534
      104           17,647        2,482             4.0% of Yearly Revenues
      105           11,544        1,655                     23,496                                         60,000
      106           7,606          881                       7,200
      107           11,056        1,533                     50,000                       23,813
      108
      109           15,301        1,581                     77,848                       49,909
      110           13,184        2,693                     20,400
      111           8,545         1,438                     62,976                       44,410
      112           4,602
      113           10,101        2,401                     25,556                                                          (1)
      114           7,503         1,705                     18,250
      115
      116           24,490        3,235                     146,000                      155,211
      117           6,721                                   41,250
      118           3,299         3,116                     32,112                                         150,000
      119           14,609        1,734                     29,449
      120           14,927        2,644          4.0% of Yearly Gross Revenues
      121           12,254        1,458                     67,065
      122           2,000         1,096                      5,571                                                          (1)
      123           5,732         3,110                     50,750                       81,875
      124           14,091        3,048           4.0% Yearly Gross Revenues
      125           10,351        3,885                     69,120                       76,250
      126           8,051          837                      14,041                                                          (1)
      127           7,248          633                       5,580
      128           14,509        2,789                                                  25,094
      129
      130           6,155          310                       4,847                                                          (1)
      131           8,585         1,510                     38,100
      132           5,512                                   36,500                       48,125
      133           4,361          881                       5,133                                                          (1)
      134
      135           10,447        4,782                     75,504
      136           4,857          604                       7,022                       15,625
      137           23,942        2,533                     32,000
      138           2,930
      139           6,053         4,942                     29,172                       15,519
      140           8,282         1,523                     16,336                                                          (1)
      141           16,610
      142           1,107         2,058                      5,460
      143           8,408         1,097                     49,389                       28,419
      144           14,782
      145           5,608         1,056                     18,500
     145.01
     145.02
     145.03
     145.04
     145.05
     145.06
      146                         1,321                     18,016                                         50,000           (1)
      147                                                    1,293
      148           6,731         1,979                     42,188
      149           7,201         1,294
      150           7,623         2,600                      8,569                       160,625                            (1)
      151
      152
      153           4,715          984                      12,417                        9,375            100,000          (1)
      154           8,609         1,605                      8,620                                                          (1)
     154.01
     154.02
     154.03
      155           5,679         1,241                                                  76,729
      156
      157
      158           7,127          900                      42,174                       11,750
      159           4,218         1,227                     27,000
      160           2,751         3,300                     26,000                        4,680
      161           4,345                                   28,750                        2,156
      162           7,459         2,629                     34,072
      163           9,818         1,214                     18,345
      164           3,137         1,144                     60,648
      165           3,226          958                       6,969                                                          (1)
      166           12,218        1,318
      167
      168           7,333
      169           7,185                                   22,050
      170           1,818         1,119                      3,766                                                          (1)
      171           1,507         1,658                      6,356
      172           1,715         7,160                     15,400
      173                                                                                 9,375
      174           10,251        5,269                     54,400                                                          (1)
      175
      176           5,528         2,768                     43,000                       61,875
      177           15,249        1,801                     30,264                        9,750                             (1)
      178           3,204         1,892
      179           3,204          565                       5,466                                         30,000           (1)
      180           4,952         1,583                      6,600                       74,491                             (1)
      181           6,081         2,867                     50,004
      182
      183           1,296         1,988                                                  625,000
      184           7,967                                                                 4,188
      185           5,813         3,420                      9,324                                         100,000          (1)
      186           9,805          668                       2,545                        6,563                             (1)
     186.01
     186.02
      187
      188           6,241         1,621                     17,503
      189           2,589         1,343                      8,824                                                          (1)
      190
      191           4,135          128                       3,362                                                          (1)
      192           6,729         3,981                     77,400
      193           10,667        1,891                                                  243,571                            (1)
      194
      195           3,932         3,338                     29,250                       89,000
      196           14,069        1,852                     38,250                        1,875
      197
      198           2,826                                   35,904                        5,000
      199           2,375                                    2,841                                                          (1)
      200
      201
      202
      203           6,739          896
      204
      205
      206
      207           2,066         1,309                      3,639                                         75,000           (1)
      208           4,593         1,640                     68,268
      209
      210                          585                       5,641                                        1,116,495
      211           2,744          652                       6,756                        3,125
      212
      213           6,109         1,444                     29,691
      214           9,523         1,679                     17,736                       75,000                             (1)
      215
      216
      217           1,863          849                      10,750                       12,500
      218           4,494          752                      12,500
      219
      220           5,482         4,263
      221           5,399          720                      12,000
      222           1,642          931                                                                                      (1)
      223           1,687         1,280                      7,250
      224           6,985         3,342                     12,038
      225
      226           6,072          825                       9,845                       12,500                             (1)
      227
      228           1,332         1,917                     59,528
      229           6,667          966                       3,442                       63,250                             (1)
      230           2,958          675
      231           5,843          574                      25,920                        5,625
      232
      233
      234           2,659          413                       7,518
      235           2,917         1,167                     72,455
      236           3,575         1,276                     64,188
      237           5,685          791                      10,238
      238           2,742          598                       2,828                                                          (1)
      239                                                    2,510
     239.01
     239.02
      240           6,025          735                       3,051                                                          (1)
      241           3,581         1,312                      6,325                                         30,000           (1)
      242           4,546          711                       9,901
      243
      244           6,660         3,289                     110,940                      64,688
      245
      246
      247           2,255          471                       3,185                                                          (1)
      248           2,500         2,405                     57,400
      249           6,093          743                      34,695                        7,375
      250
      251                                                    4,814
      252           3,092         2,186                     13,897                       10,000                             (1)
      253           2,992          644                       2,933                       111,928                            (1)
      254           2,468         1,020                     10,195
      255
      256
      257           3,537          407                                                                                      (1)
      258
      259           2,831          838                       7,825
      260           2,255         1,073                      4,355
      261            975           254                        749
      262           2,725          120                       1,561                                         50,000           (1)
      263           2,483          469                                                   93,750
      264                         11,593                    27,000                       18,750            300,000          (1)
      265           1,707          693                       2,025                                                          (1)
      266           4,627          555                       6,544
      267           3,498          195                       2,700
      268           3,182          473                       5,923                                                          (1)
      269                          529                       3,197                       31,250            632,766
     269.01
     269.02
      270
      271                          301
      272           2,127          477                       4,500                        3,125
      273           1,453          288                        953                                                           (1)
      274           2,395          704                      42,396
      275           1,600          622                       2,033                                                          (1)
      276           2,055          522
      277           1,723          310                       3,004                                                          (1)
      278           1,698          759
      279           3,785         4,309                     96,800
      280           2,086          616                       9,586                       48,125            20,000           (1)
      281                                                    3,405                                         75,000
      282           3,106          864
      283           1,000                                    1,085                                                          (1)
      284           3,367          514                       6,876                        5,000
      285           3,003         2,081                     22,200                        3,125
      286
      287            510           113                                                                     13,845           (1)
      288            747           550                       1,628                                                          (1)
      289           1,864          924                      12,000
      290           2,899          482                       1,500                                                          (1)
      291                          544                       2,325                                         460,136
      292           1,193          411                       5,250
      293           2,059          340                        741                                                           (1)
      294           2,973          165                      18,144                                                          (1)
      295           2,721         1,566                      5,787                                         65,000           (1)
      296           1,691          333                       1,965                                                          (1)
      297            940          1,144                     11,200
      298                          298                       2,823                                         50,000           (1)
      299           3,032          418                       5,400
      300           2,060          438                                                                                      (1)
      301            491           263                       3,500                        2,500
      302            901           271                       3,750                       11,875
      303            811           170                        525                                                           (1)
      304            690           165                       2,000                        1,875
      305           1,268          627

(1)  In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term.
     In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  After the first loan year, Annual Deposit to Replacement Reserves is 4.0%
     of yearly revenues thereafter.

(3)  After the first loan year, Annual Deposit to Replacement Reserves is 3.0%
     of yearly gross revenue for the second loan year and 4.0% thereafter.

(4)  Annual Deposit to Replacement Reserves commences January 11, 2008.

(5)  Annual Deposit to Replacement Reserves is $24,144 for the first four years.

(6)  Annual Deposit to Replacement Reserves commences August 11, 2006.

(7)  An additional $50,000 in February, March, April, and May of 2006 and
     $40,000 in January, February, March, April, and May of 2007 will be escrowed to replacement reserves in conjunction with the Property
     Improvement Plan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

                    ANNEX A-4                                                            COMMERCIAL TENANT SCHEDULE

                        LOAN
   MORTGAGE LOAN        GROUP                                                           GENERAL                    SPECIFIC
      NUMBER           NUMBER                            PROPERTY NAME               PROPERTY TYPE              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

         1                1       Prime Outlets Pool                                     Retail                    Outlet
       1.01                       Prime Outlets at San Marcos                            Retail                    Outlet
       1.02                       Prime Outlets at Grove City                            Retail                    Outlet
       1.03                       Prime Outlets at Ellenton                              Retail                    Outlet
       1.04                       Prime Outlets at Jeffersonville                        Retail                    Outlet
       1.05                       Prime Outlets at Pleasant Prairie                      Retail                    Outlet
       1.06                       Prime Outlets at Huntley                               Retail                    Outlet
       1.07                       Prime Outlets at Gulfport                              Retail                    Outlet
       1.08                       Prime Outlets at Naples                                Retail                    Outlet
       1.09                       Prime Outlets at Lebanon                               Retail                    Outlet
       1.10                       Prime Outlets at Florida City                          Retail                    Outlet
         2                1       1775 Broadway                                          Office                      CBD
         3                1       620 Avenue of the Americas                             Office                      CBD
         4                1       Hyatt Center                                           Office                      CBD
         5                1       Belmar*                                              Mixed Use          Retail/Office/Multifamily
         6                1       Clay Terrace                                           Retail                   Anchored
         8                1       Britannia Business Center I                            Office                   Suburban
        11                1       Horizon Pool                                           Retail                    Outlet
       11.01                      Prime Outlets at Burlington                            Retail                    Outlet
       11.02                      Prime Outlets at Oshkosh                               Retail                    Outlet
       11.03                      Prime Outlets at Fremont                               Retail                    Outlet
        12                1       Huntington Oaks Shopping Center                        Retail                   Anchored
        13                1       3500 Maple                                             Office                      CBD
        15                1       Sunmark Plaza                                          Retail                   Anchored
        16                1       TownMall of Westminster                                Retail                   Anchored
        17                1       Parkway Corporate Plaza                                Office                   Suburban
        20                1       Mountain Bay Plaza                                     Office                   Suburban
        22                1       Hohokam Towers                                         Office                   Suburban
        24                1       1100 Technology Park Drive                             Office                   Suburban
        25                1       GSA Offices Pool                                       Office                    Various
       25.01                      GSA Offices - Mobile, AL                               Office                      CBD
       25.02                      GSA Offices - Little Rock, AR                          Office                   Suburban
       25.03                      GSA Offices - Raleigh, NC                              Office                   Suburban
       25.04                      GSA Offices - Memphis Midtown, TN                      Office                   Suburban
       25.05                      GSA Offices - Trussville, AL                           Office                   Suburban
       25.06                      GSA Offices - Memphis North, TN                        Office                   Suburban
       25.07                      GSA Offices - Frankfort, KY                            Office                   Suburban
       25.08                      GSA Offices - Columbus, MS                             Office                   Suburban
       25.09                      GSA Offices - Elizabethtown, KY                        Office                   Suburban
       25.10                      GSA Offices - Greenville, NC                           Office                   Suburban
       25.11                      GSA Offices - Memphis East, TN                         Office                   Suburban
       25.12                      GSA Offices - Henderson, NC                            Office                   Suburban
       25.13                      GSA Offices - Fairhope, AL                             Office                   Suburban
       25.14                      GSA Offices - Moss Point, MS                           Office                   Suburban
       25.15                      GSA Offices - Richmond, KY                             Office                   Suburban
       25.16                      GSA Offices - Lawrenceburg, TN                         Office                   Suburban
        27                1       100 Motor Parkway                                      Office                   Suburban
        28                1       Cal Oaks Plaza Shopping Center                         Retail                   Anchored
        31                1       Downtown Centre                                        Retail                   Anchored
        32                1       Mission Square Office Building                         Office                   Suburban
        33                1       215 South Monroe Building                              Office                   Suburban
        34                1       594 Broadway                                           Office                      CBD
        36                1       Shoppes at Zion                                        Retail                Shadow Anchored
        37                1       1200 Wall Street West                                  Office                   Suburban
        38                1       353 Lexington Avenue                                   Office                      CBD
        39                1       Broadway Medical Plaza                                 Office                   Suburban
        40                1       The Shoppes at Heron Lakes                             Retail                   Anchored
        41                1       Willow Creek Shopping Center                           Retail                   Anchored
        46                1       Town Plaza                                           Mixed Use                Office/Retail
        48                1       University Place                                       Retail                   Anchored
        49                1       Vineyard Shopping Center                               Retail                Shadow Anchored
        52                1       AMC - Highlands Ranch                                  Retail                   Anchored
        53                1       Rave Theater                                           Retail                   Anchored
        57                1       2700 Ygnacio Valley Road                               Office                   Suburban
        59                1       Marina Pointe                                          Retail                   Anchored
        60                1       Procacci Pool                                         Various                    Various
       60.01                      Lake Wales Plaza                                       Retail                   Anchored
       60.02                      Lake City Professional Plaza                           Retail                  Unanchored
       60.03                      Orlando Professional Plaza                             Office                   Suburban
        62                1       Brookwood Commerce Centre                              Office                   Suburban
        65                1       The Shoppes at Cornerstone                             Retail                   Anchored
        66                1       Mountain Valley Center                                 Retail                   Anchored
        67                1       Grand Parkway Times Square                             Retail                  Unanchored
        68                1       U.S. Bank Building                                     Office                      CBD
        70                1       Lansing Towne Centre                                   Retail                   Anchored
        74                1       The Orchard                                            Retail                   Anchored
        76                1       Sunshine Park Mall                                     Retail                   Anchored
        78                1       Giant Eagle (Columbus, OH)                             Retail                   Anchored
        79                1       Haven Village Center                                   Retail                Shadow Anchored
        80                1       Sorrento Tech                                          Office                   Suburban
        81                1       Chatham Crossing                                       Retail                   Anchored
        85                1       Kohl's - Lakewood, CO                                  Retail                   Anchored
        87                1       DEA/ATF Building                                       Office                      CBD
        89                1       Broadway Commons                                       Retail                   Anchored
        90                1       Shops at Hammock Cove                                  Retail                   Anchored
        92                1       Buckeye Marketplace                                    Retail                Shadow Anchored
        93                1       Bullhead Square                                        Retail                   Anchored
        94                1       Northwood Crossings                                    Retail                   Anchored
        95                1       Mississippi Plaza Building                             Office                      CBD
        96                1       990 Spring Garden Street                               Office                      CBD
        97                1       Arapahoe & Revere Business Center                      Office                   Suburban
        99                1       Prospect Plaza                                         Office                   Suburban
        105               1       Northwest Village                                      Retail                   Anchored
        108               1       Mountain View Shopping Center                          Retail                   Anchored
        113               1       Northwest Plaza                                        Retail                   Anchored
        115               1       Royal Oaks Village II                                  Retail                Shadow Anchored
        118               1       Berne Square Shopping Center                           Retail                   Anchored
        119               1       Arbutus Business Center                              Industrial                   Flex
        122               1       Shorewood Crossings Shopping Center, Phase II          Retail                Shadow Anchored
        126               1       Baymeadows Commons Shopping Center                     Retail                  Unanchored
        128               1       WOW Logistics - 1941 Engel Road                      Industrial                 Warehouse
        129               1       Wild Oats Market                                       Retail                   Anchored
        130               1       Camino Altos Office Building                           Office                   Suburban
        133               1       Peakway Market Square                                Mixed Use                Retail/Office
        134               1       Beekman Stop & Shop                                    Retail                   Anchored
        136               1       Cedar Bluff Shopping Center                            Retail                   Anchored
        140               1       Loveland Marketplace - North                           Retail                   Anchored
        142               1       Taylor Junction                                        Retail                   Anchored
        146               1       Sullivan Square Shopping Center                        Retail                  Unanchored
        147               1       CVS - Washington, DC                                   Retail                   Anchored
        148               1       WOW Logistics - Concord Ave.                         Industrial          Warehouse/Distribution
        149               1       Wall Street Plaza-La Jolla                           Mixed Use                Retail/Office
        150               1       Marketplace at Ken Caryl                               Retail                  Unanchored
        151               1       Walgreens - Feasterville, PA                           Retail                   Anchored
        152               1       Walgreens - Southfield, MI                             Retail                   Anchored
        153               1       Roswell Fiesta                                         Retail                  Unanchored
        154               1       Arnold Pool                                          Industrial                   Flex
      154.01                      Arnold Building II                                   Industrial                   Flex
      154.02                      Arnold Building I                                    Industrial                   Flex
      154.03                      Atlantic Teleconnect Building                        Industrial                   Flex
        156               1       10 Campus Boulevard                                    Office                   Suburban
        157               1       Walgreens - Taylor, MI                                 Retail                   Anchored
        163               1       Sulphur Spring Business Park                         Industrial                   Flex
        165               1       Zang Building                                          Office                      CBD
        166               1       Kent Plaza                                             Retail                   Anchored
        167               1       Walgreens - Metairie, LA                               Retail                   Anchored
        168               1       SSA -Austin, TX                                        Office                   Suburban
        170               1       Copelands Sport                                        Retail                   Anchored
        174               1       Lincoln Square Office Building                         Office                      CBD
        175               1       Best Buy - Oxnard, CA                                  Retail                   Anchored
        177               1       American Way Plaza                                     Retail                   Anchored
        179               1       Springfield Gardens                                  Mixed Use                Retail/Office
        180               1       Meadows Shopping Center                                Retail                  Unanchored
        182               1       CVS - Somerville, MA                                   Retail                   Anchored
        185               1       Atlantic Plaza                                         Retail                  Unanchored
        186               1       Cordova Dexter Pool                                    Retail                  Unanchored
      186.01                      The Shops of Cordova Station                           Retail                  Unanchored
      186.02                      The Commons of Dexter Lakes                            Retail                  Unanchored
        187               1       Travelers Office Bldg                                  Office                      CBD
        188               1       Marlton Plaza                                          Retail                   Anchored
        189               1       Bailey Cove Shopping  Center                           Retail                  Unanchored
        190               1       Walgreens - Claremore, OK                              Retail                   Anchored
        191               1       White Horse Commons                                    Retail                Shadow Anchored
        193               1       Ferguson Square                                        Retail                   Anchored
        194               1       Walgreens - York, PA                                   Retail                   Anchored
        197               1       Walgreens - Charlotte, NC                              Retail                   Anchored
        199               1       Supermall Strip Center 1 & 2                           Retail                Shadow Anchored
        200               1       Walgreens - Saginaw, MI                                Retail                   Anchored
        201               1       Stoney Creek                                           Retail                   Anchored
        202               1       Walgreens - Flushing, MI                               Retail                   Anchored
        204               1       Walgreens - Pittsburgh, PA                             Retail                   Anchored
        205               1       Walgreens - Stevensville, MI                           Retail                   Anchored
        206               1       Walgreens - Reynoldsburg, OH                           Retail                   Anchored
        207               1       South Creek Center                                     Retail                  Unanchored
        209               1       Horizon Corporate Center II                             Land                     Retail
        210               1       Nephrology, Inc. - Mishawaka, IN                       Office                    Medical
        212               1       Walgreens - Maineville, OH                             Retail                   Anchored
        213               1       WOW Logistics - Marshfield                           Industrial          Warehouse/Distribution
        214               1       Grove Park Shopping Center                             Retail                   Anchored
        215               1       Walgreens - Greendale, IN                              Retail                   Anchored
        216               1       Walgreens - Elk City, OK                               Retail                   Anchored
        218               1       WOW Logistics - Chippewa Falls                       Industrial          Warehouse/Distribution
        219               1       Walgreens - Rainbow City, AL                           Retail                   Anchored
        220               1       Deland Plaza                                           Retail                   Anchored
        222               1       Cedar Breaks Village                                   Retail                Shadow Anchored
        225               1       CVS - Schaumburg, IL                                    Land                     Retail
        226               1       Columbine Plaza - Shopping Center                      Retail                  Unanchored
        227               1       CVS - Baton Rouge, LA                                  Retail                   Anchored
        229               1       Trailwood Shops                                        Retail                  Unanchored
        230               1       CVS Pharmacy_Algonac, MI                               Retail                   Anchored
        232               1       CVS - New Iberia, LA                                   Retail                   Anchored
        233               1       Walgreens - Covington, LA                              Retail                   Anchored
        238               1       Plaza Airline Shopping Center                          Retail                  Unanchored
        239               1       Perkins Restaurant & Bakery Pool                       Retail                    Various
      239.01                      Perkins Restaurant & Bakery -Tampa, FL                 Retail                  Unanchored
      239.02                      Perkins Restaurant & Bakery - Winter Haven, FL         Retail                Shadow Anchored
        240               1       GW Bush Shopping Center                                Retail                Shadow Anchored
        241               1       Alhambra Office / Warehouse                          Industrial                   Flex
        243               1       Walgreens - Dyersburg, TN                              Retail                   Anchored
        245               1       CVS - Shreveport, LA                                   Retail                   Anchored
        246               1       Walgreens - Brainerd, MN                               Retail                   Anchored
        247               1       1201 Hospital Drive                                    Office                    Medical
        250               1       CVS - Jacksonville Beach, FL                           Retail                   Anchored
        251               1       Mutual of Omaha                                        Office                   Suburban
        252               1       Morgantown Plaza                                       Retail                   Anchored
        253               1       Marina Pointe Shopping Center                          Retail                  Unanchored
        255               1       CVS - Lafayette, LA                                    Retail                   Anchored
        256               1       Walgreens- Natchitoches, LA                            Retail                   Anchored
        257               1       Big Lots - Albuquerque, NM                             Retail                   Anchored
        258               1       CVS - Channelview, TX                                  Retail                   Anchored
        261               1       Victoria's Secret                                      Retail                   Anchored
        262               1       South Towne Retail                                     Retail                Shadow Anchored
        264               1       GM&O Building                                          Office                      CBD
        265               1       Center Towers Retail                                   Retail                  Unanchored
        267               1       U.S. Social Security Administration                    Office                   Suburban
        268               1       Loveland Marketplace - South                           Retail                Shadow Anchored
        269               1       Nephrology, Inc. Pool                                  Office                    Medical
      269.01                      Nephrology, Inc. - Elkhart, IN                         Office                    Medical
      269.02                      Nephrology, Inc. - LaPorte, IN                         Office                    Medical
        270               1       Walgreens - Houston, TX                                Retail                   Anchored
        271               1       Walgreens - St. Petersburg, FL                         Retail                   Anchored
        273               1       Willow Crossroads                                      Retail                Shadow Anchored
        275               1       Hattiesburg Retail Center                              Retail                Shadow Anchored
        277               1       Arrowhead Ridge                                        Retail                  Unanchored
        278               1       Whitehorse Medical Office Building                     Office                    Medical
        280               1       Riverton Medical Center                                Office                    Medical
        281               1       Tractor Supply - El Campo, TX                          Retail                  Unanchored
        282               1       CVS - Houston, TX                                      Retail                   Anchored
        283               1       Supermall Strip Center 3                               Retail                Shadow Anchored
        286               1       Tractor Supply - Parkersburg, WV                       Retail                   Anchored
        287               1       Brice Road Strip Center                                Retail                  Unanchored
        288               1       North Towne Center                                     Retail                Shadow Anchored
        290               1       Vista Commerce Center                                  Retail                Shadow Anchored
        291               1       Nephrology, Inc. - South Bend, IN                      Office                    Medical
        293               1       2110 East Oklahoma Avenue                              Retail                  Unanchored
        294               1       Block Buster Plaza                                     Retail                  Unanchored
        295               1       Doral Commercial Center                              Industrial                   Flex
        296               1       Cruse Village                                          Retail                  Unanchored
        298               1       Hancock Fabrics - Sugar Land, TX                       Retail                  Unanchored
        299               1       WOW Logistics - IP Building                          Industrial                 Warehouse
        300               1       Louetta Village                                        Retail                  Unanchored
        303               1       The Verizon Wireless Building                          Retail                Shadow Anchored
        305               1       Lake Wales No. 60                                    Industrial                 Warehouse

   MORTGAGE LOAN            CUT-OFF DATE               NUMBER OF           UNIT OF
      NUMBER              LOAN BALANCE ($)           UNITS (UNITS)         MEASURE
--------------------------------------------------------------------------------------

         1                 315,340,000.00              3,492,882           Sq. Ft.
       1.01                                             640,974            Sq. Ft.
       1.02                                             532,290            Sq. Ft.
       1.03                                             476,534            Sq. Ft.
       1.04                                             409,923            Sq. Ft.
       1.05                                             270,324            Sq. Ft.
       1.06                                             279,387            Sq. Ft.
       1.07                                             302,799            Sq. Ft.
       1.08                                             145,962            Sq. Ft.
       1.09                                             226,816            Sq. Ft.
       1.10                                             207,873            Sq. Ft.
         2                 250,000,000.00               618,122            Sq. Ft.
         3                 205,000,000.00               669,513            Sq. Ft.
         4                 162,500,000.00              1,472,460           Sq. Ft.
         5                 132,319,524.04               813,357            Sq. Ft.
         6                 115,000,000.00               499,029            Sq. Ft.
         8                  60,000,000.00               296,537            Sq. Ft.
        11                  53,874,969.71               673,547            Sq. Ft.
       11.01                                            174,055            Sq. Ft.
       11.02                                            270,567            Sq. Ft.
       11.03                                            228,925            Sq. Ft.
        12                  51,000,000.00               252,510            Sq. Ft.
        13                  47,000,000.00               376,862            Sq. Ft.
        15                  45,850,000.00               278,505            Sq. Ft.
        16                  45,000,000.00               444,110            Sq. Ft.
        17                  44,500,000.00               286,775            Sq. Ft.
        20                  39,500,000.00               165,390            Sq. Ft.
        22                  35,000,000.00               272,728            Sq. Ft.
        24                  32,574,000.00               239,903            Sq. Ft.
        25                  32,183,065.74               236,003            Sq. Ft.
       25.01                                            50,816             Sq. Ft.
       25.02                                            23,495             Sq. Ft.
       25.03                                            15,960             Sq. Ft.
       25.04                                            21,250             Sq. Ft.
       25.05                                            16,544             Sq. Ft.
       25.06                                            12,545             Sq. Ft.
       25.07                                            13,775             Sq. Ft.
       25.08                                            10,800             Sq. Ft.
       25.09                                            12,215             Sq. Ft.
       25.10                                            10,205             Sq. Ft.
       25.11                                            11,123             Sq. Ft.
       25.12                                             8,668             Sq. Ft.
       25.13                                             7,587             Sq. Ft.
       25.14                                             7,100             Sq. Ft.
       25.15                                             6,928             Sq. Ft.
       25.16                                             6,992             Sq. Ft.
        27                  31,150,000.00               191,818            Sq. Ft.
        28                  27,100,000.00               170,005            Sq. Ft.
        31                  25,000,000.00               80,716             Sq. Ft.
        32                  24,225,000.00               125,020            Sq. Ft.
        33                  24,000,000.00               171,695            Sq. Ft.
        34                  24,000,000.00               216,363            Sq. Ft.
        36                  23,100,000.00               122,667            Sq. Ft.
        37                  22,000,000.00               187,951            Sq. Ft.
        38                  22,000,000.00               78,000             Sq. Ft.
        39                  21,000,000.00               101,284            Sq. Ft.
        40                  21,000,000.00               123,044            Sq. Ft.
        41                  21,000,000.00               166,372            Sq. Ft.
        46                  20,229,625.94               172,418            Sq. Ft.
        48                  19,925,000.00               160,979            Sq. Ft.
        49                  19,807,821.72               107,575            Sq. Ft.
        52                  19,250,000.00               109,260            Sq. Ft.
        53                  17,889,015.00               76,172             Sq. Ft.
        57                  17,000,000.00               104,606            Sq. Ft.
        59                  17,000,000.00               50,000             Sq. Ft.
        60                  16,796,227.49               248,628            Sq. Ft.
       60.01                                            104,460            Sq. Ft.
       60.02                                            98,410             Sq. Ft.
       60.03                                            45,758             Sq. Ft.
        62                  15,500,000.00               209,174            Sq. Ft.
        65                  14,327,344.88               117,504            Sq. Ft.
        66                  14,303,492.85               87,872             Sq. Ft.
        67                  14,137,654.88               93,314             Sq. Ft.
        68                  13,968,474.79               91,974             Sq. Ft.
        70                  13,500,000.00               111,865            Sq. Ft.
        74                  12,987,015.00               163,529            Sq. Ft.
        76                  12,461,285.34               282,785            Sq. Ft.
        78                  12,154,118.00               116,129            Sq. Ft.
        79                  11,900,000.00               45,634             Sq. Ft.
        80                  11,800,000.00               63,363             Sq. Ft.
        81                  11,700,000.00               95,933             Sq. Ft.
        85                  11,440,000.00               88,248             Sq. Ft.
        87                  11,280,000.00               35,616             Sq. Ft.
        89                  11,000,000.00               140,739            Sq. Ft.
        90                  11,000,000.00               72,197             Sq. Ft.
        92                  10,800,000.00               48,171             Sq. Ft.
        93                  10,750,000.00               180,291            Sq. Ft.
        94                  10,690,800.00               148,749            Sq. Ft.
        95                  10,665,387.43               88,778             Sq. Ft.
        96                  10,535,105.04               156,758            Sq. Ft.
        97                  10,500,000.00               180,243            Sq. Ft.
        99                  10,300,000.00               71,318             Sq. Ft.
        105                 9,900,000.00                156,657            Sq. Ft.
        108                 9,645,224.00                106,521            Sq. Ft.
        113                 8,800,997.41                136,581            Sq. Ft.
        115                 8,550,000.00                59,908             Sq. Ft.
        118                 8,282,929.51                178,398            Sq. Ft.
        119                 8,222,652.84                226,528            Sq. Ft.
        122                 8,163,566.36                55,709             Sq. Ft.
        126                 7,975,128.42                73,900             Sq. Ft.
        128                 7,891,852.44                472,500            Sq. Ft.
        129                 7,469,000.00                48,835             Sq. Ft.
        130                 7,400,000.00                24,233             Sq. Ft.
        133                 7,350,000.00                51,326             Sq. Ft.
        134                 7,348,880.00                66,415             Sq. Ft.
        136                 7,160,000.00                70,224             Sq. Ft.
        140                 6,609,710.81                108,904            Sq. Ft.
        142                 6,484,900.67                54,547             Sq. Ft.
        146                 6,131,417.64                102,219            Sq. Ft.
        147                 6,063,949.96                12,933             Sq. Ft.
        148                 6,009,903.26                281,250            Sq. Ft.
        149                 6,000,000.00                36,657             Sq. Ft.
        150                 5,992,000.00                47,606             Sq. Ft.
        151                 5,978,462.95                14,820             Sq. Ft.
        152                 5,975,469.73                14,490             Sq. Ft.
        153                 5,880,000.00                62,085             Sq. Ft.
        154                 5,821,889.61                86,200             Sq. Ft.
      154.01                                            35,200             Sq. Ft.
      154.02                                            36,000             Sq. Ft.
      154.03                                            15,000             Sq. Ft.
        156                 5,700,000.00                44,000             Sq. Ft.
        157                 5,694,106.82                14,490             Sq. Ft.
        163                 5,481,768.56                166,769            Sq. Ft.
        165                 5,458,042.99                43,592             Sq. Ft.
        166                 5,400,000.00                94,041             Sq. Ft.
        167                 5,400,000.00                13,570             Sq. Ft.
        168                 5,390,700.00                23,311             Sq. Ft.
        170                 5,317,769.55                24,694             Sq. Ft.
        174                 5,175,321.30                200,600            Sq. Ft.
        175                 5,150,000.00                48,168             Sq. Ft.
        177                 5,100,000.00                104,365            Sq. Ft.
        179                 5,077,138.89                32,150             Sq. Ft.
        180                 5,048,000.00                44,000             Sq. Ft.
        182                 5,013,790.05                12,975             Sq. Ft.
        185                 4,984,217.90                46,621             Sq. Ft.
        186                 4,920,000.00                25,450             Sq. Ft.
      186.01                                            18,950             Sq. Ft.
      186.02                                             6,500             Sq. Ft.
        187                 4,864,861.00                50,760             Sq. Ft.
        188                 4,802,819.27                77,012             Sq. Ft.
        189                 4,800,000.00                58,829             Sq. Ft.
        190                 4,708,529.16                14,490             Sq. Ft.
        191                 4,600,000.00                33,620             Sq. Ft.
        193                 4,468,779.18                65,137             Sq. Ft.
        194                 4,410,095.80                14,550             Sq. Ft.
        197                 4,344,031.31                14,490             Sq. Ft.
        199                 4,300,000.00                18,940             Sq. Ft.
        200                 4,281,305.83                15,120             Sq. Ft.
        201                 4,279,121.00                51,091             Sq. Ft.
        202                 4,234,412.01                15,120             Sq. Ft.
        204                 4,136,676.31                14,550             Sq. Ft.
        205                 4,104,705.70                15,120             Sq. Ft.
        206                 4,100,790.44                14,820             Sq. Ft.
        207                 4,100,000.00                24,370             Sq. Ft.
        209                 4,082,959.38                18,829             Sq. Ft.
        210                 4,022,866.67                28,205             Sq. Ft.
        212                 3,978,284.42                14,820             Sq. Ft.
        213                 3,931,005.90                148,455            Sq. Ft.
        214                 3,788,000.00                106,557            Sq. Ft.
        215                 3,787,332.72                14,820             Sq. Ft.
        216                 3,705,609.38                14,550             Sq. Ft.
        218                 3,553,024.57                125,000            Sq. Ft.
        219                 3,536,136.33                14,560             Sq. Ft.
        220                 3,534,475.85                84,096             Sq. Ft.
        222                 3,510,000.00                22,412             Sq. Ft.
        225                 3,483,723.77                13,180             Sq. Ft.
        226                 3,480,000.00                33,947             Sq. Ft.
        227                 3,468,018.83                13,813             Sq. Ft.
        229                 3,367,474.46                22,949             Sq. Ft.
        230                 3,367,147.11                13,013             Sq. Ft.
        232                 3,339,275.78                13,738             Sq. Ft.
        233                 3,267,503.59                14,820             Sq. Ft.
        238                 2,993,244.59                18,851             Sq. Ft.
        239                 2,989,848.80                12,026             Sq. Ft.
      239.01                                             5,242             Sq. Ft.
      239.02                                             6,784             Sq. Ft.
        240                 2,986,457.55                20,263             Sq. Ft.
        241                 2,950,568.29                27,310             Sq. Ft.
        243                 2,928,423.35                14,820             Sq. Ft.
        245                 2,887,222.95                10,908             Sq. Ft.
        246                 2,814,000.00                15,120             Sq. Ft.
        247                 2,800,000.00                21,234             Sq. Ft.
        250                 2,691,331.59                11,350             Sq. Ft.
        251                 2,640,949.06                20,930             Sq. Ft.
        252                 2,589,132.29                92,646             Sq. Ft.
        253                 2,580,000.00                19,550             Sq. Ft.
        255                 2,538,765.00                10,908             Sq. Ft.
        256                 2,511,000.00                14,820             Sq. Ft.
        257                 2,496,495.96                30,000             Sq. Ft.
        258                 2,488,985.28                10,908             Sq. Ft.
        261                 2,450,000.00                 4,990             Sq. Ft.
        262                 2,438,669.82                10,407             Sq. Ft.
        264                 2,391,065.74                53,417             Sq. Ft.
        265                 2,369,938.56                13,498             Sq. Ft.
        267                 2,294,812.37                13,500             Sq. Ft.
        268                 2,294,726.71                39,488             Sq. Ft.
        269                 2,277,469.62                15,985             Sq. Ft.
      269.01                                            10,085             Sq. Ft.
      269.02                                             5,900             Sq. Ft.
        270                 2,247,003.11                14,560             Sq. Ft.
        271                 2,229,602.52                13,905             Sq. Ft.
        273                 2,113,321.05                 9,218             Sq. Ft.
        275                 2,000,000.00                13,550             Sq. Ft.
        277                 1,993,518.17                20,026             Sq. Ft.
        278                 1,991,335.65                15,313             Sq. Ft.
        280                 1,978,792.38                15,976             Sq. Ft.
        281                 1,947,460.18                22,700             Sq. Ft.
        282                 1,933,547.76                10,908             Sq. Ft.
        283                 1,900,000.00                 7,232             Sq. Ft.
        286                 1,793,000.00                21,688             Sq. Ft.
        287                 1,750,000.00                 8,030             Sq. Ft.
        288                 1,742,356.67                16,280             Sq. Ft.
        290                 1,694,921.89                10,000             Sq. Ft.
        291                 1,655,889.49                11,624             Sq. Ft.
        293                 1,582,994.62                 4,882             Sq. Ft.
        294                 1,557,912.17                10,081             Sq. Ft.
        295                 1,523,592.69                38,580             Sq. Ft.
        296                 1,506,097.61                13,100             Sq. Ft.
        298                 1,144,930.89                18,819             Sq. Ft.
        299                 1,094,156.50                54,080             Sq. Ft.
        300                 1,052,689.54                 7,932             Sq. Ft.
        303                  996,685.20                  3,500             Sq. Ft.
        305                  577,463.66                 26,243             Sq. Ft.

                                                                                                                     LARGEST
   MORTGAGE LOAN                                                                                                      TENANT
      NUMBER             LARGEST TENANT                                                                              % OF NRA
-------------------------------------------------------------------------------------------------------------------------------

         1               Various                                                                                     Various
       1.01              Pottery Barn Outlet                                                                          9.88%
       1.02              Vanity Fair                                                                                  5.04%
       1.03              Vanity Fair                                                                                  4.88%
       1.04              Pottery Barn                                                                                 6.80%
       1.05              Nike                                                                                         6.47%
       1.06              Casual Corner Annex                                                                          3.95%
       1.07              VF Outlet                                                                                    7.32%
       1.08              Liz Claiborne                                                                                8.22%
       1.09              Liz Claiborne                                                                                5.31%
       1.10              Bealls                                                                                       7.41%
         2               Newsweek                                                                                    32.84%
         3               The Gap                                                                                     36.49%
         4               Mayer, Brown, Rowe & Maw LLP                                                                26.66%
         5               The Integer Group                                                                           14.31%
         6               Dick's Sporting Goods                                                                       13.23%
         8               ADP (ProBusiness Svc.)                                                                      69.41%
        11               Various                                                                                     Various
       11.01             Mikasa                                                                                       6.29%
       11.02             VF Outlet                                                                                   10.13%
       11.03             Levis/Dockers                                                                                5.20%
        12               Toys 'R' Us                                                                                 16.96%
        13               Hanson Aggregates                                                                           14.97%
        15               Best Buy                                                                                    16.64%
        16               Sears                                                                                       15.78%
        17               Kaiser Health Fund                                                                          26.68%
        20               Fenwick & West LLP                                                                          28.53%
        22               Apollo Group                                                                                86.80%
        24               GE Panametrics                                                                              100.00%
        25               Various                                                                                     Various
       25.01             United States of America (Social Security)                                                  100.00%
       25.02             United States of America (Military Entrance Processing Station)                             100.00%
       25.03             United States of America (Social Security)                                                  100.00%
       25.04             United States of America (Social Security)                                                  100.00%
       25.05             United States of America (Social Security)                                                  100.00%
       25.06             United States of America (Social Security)                                                  100.00%
       25.07             United States of America (Social Security)                                                  91.06%
       25.08             United States of America (Social Security)                                                  100.00%
       25.09             United States of America (Social Security)                                                  100.00%
       25.10             United States of America (Social Security)                                                  100.00%
       25.11             United States of America (Social Security)                                                  100.00%
       25.12             United States of America (Social Security)                                                  100.00%
       25.13             United States of America (Social Security)                                                  100.00%
       25.14             United States of America (Social Security)                                                  100.00%
       25.15             United States of America (Social Security)                                                  100.00%
       25.16             United States of America (Social Security)                                                  100.00%
        27               Allstate                                                                                    24.52%
        28               Sanborn Theaters                                                                            31.41%
        31               Sanborn Theaters                                                                            34.07%
        32               Best, Best & Krieger                                                                        56.22%
        33               Pennington Haben                                                                            14.68%
        34               Housing Works                                                                                7.38%
        36               Dress Barn/Dress Barn Woman                                                                  7.29%
        37               Quest Diagnostics                                                                           41.12%
        38               Kobrand Corporation                                                                         14.55%
        39               Glen K. Lau M.D.                                                                             9.99%
        40               ABT Family Fitness                                                                          30.44%
        41               Safeway (Pad Lease)                                                                         32.03%
        46               State of Washington (DSHS - Columbia River CSO)                                             20.18%
        48               Kerasotes Theatre                                                                           22.06%
        49               Office Depot                                                                                12.66%
        52               American Multi-Cinema, Inc.                                                                 100.00%
        53               Rave Theater                                                                                98.46%
        57               John Carollo Engineers                                                                      34.48%
        59               Ralph's                                                                                     94.00%
        60               Various                                                                                     Various
       60.01             Department of Childrens & Families                                                          22.27%
       60.02             Department of Revenue                                                                       20.24%
       60.03             Department of Childrens & Families                                                          57.88%
        62               Arizona Department of Economic Security                                                     17.64%
        65               Publix                                                                                      46.25%
        66               Safeway Inc.                                                                                48.79%
        67               Times Square Entertainment                                                                  50.15%
        68               Mayo Foundation                                                                             77.32%
        70               Circuit City                                                                                27.93%
        74               Kohl's                                                                                      54.06%
        76               Mobility Products                                                                           19.41%
        78               Giant Eagle                                                                                 100.00%
        79               McAlan's Pub                                                                                 9.86%
        80               Fujitsu Transaction Solutions, Inc.                                                         59.79%
        81               Lowe's Foods                                                                                51.64%
        85               Kohl's                                                                                      100.00%
        87               US Drug Enforcement Administration / Bureau of Alcohol, Tobacco, Firearms and Explosives    100.00%
        89               Sportmart                                                                                   23.56%
        90                Publix Super Markets, Inc.                                                                 61.32%
        92               Hollywood Video                                                                             11.12%
        93               Kmart                                                                                       47.97%
        94               Home Accents                                                                                40.34%
        95               Lee Enterprises                                                                             37.91%
        96               Philadelphia Authority for Industrial Development                                           55.27%
        97               VISTAR                                                                                      27.01%
        99               VA/USA                                                                                      10.65%
        105              Hobby Lobby                                                                                 31.92%
        108              Ross Stores                                                                                 28.34%
        113              Family Fare Inc.                                                                            36.99%
        115              CompUSA                                                                                     43.44%
        118              ECIM                                                                                        23.54%
        119              Olympic Imprted Parts Corp.                                                                  8.48%
        122              Staples                                                                                     36.60%
        126              Food Lion/Bailey's                                                                          39.24%
        128              WOW Logistics                                                                               100.00%
        129              Wild Oats                                                                                   100.00%
        130              First Horizon Home Loans                                                                    35.81%
        133              Sandman Inc (Better Sleep Store)                                                            12.68%
        134              Stop & Shop Supermarket                                                                     100.00%
        136              Kroger                                                                                      87.16%
        140              Hobby Lobby                                                                                 53.72%
        142              Publix                                                                                      71.49%
        146              Hastings                                                                                    28.57%
        147              CVS                                                                                         100.00%
        148              WOW Logistics                                                                               100.00%
        149              Jacks La Jolla Restaurant                                                                   41.10%
        150              Goodyear Chatfield Tire & Auto                                                              10.68%
        151              Walgreens                                                                                   100.00%
        152              Walgreens                                                                                   100.00%
        153              Brazilian Church                                                                            13.78%
        154              Various                                                                                     Various
      154.01             Ultrapure Group Limited                                                                     40.91%
      154.02             Sarasota Herald Tribune                                                                     27.78%
      154.03             Atlantic Teleconnect                                                                        100.00%
        156              GMH Communities LP                                                                          66.47%
        157              Walgreens                                                                                   100.00%
        163              UCP of Central Maryland, Inc.                                                                8.37%
        165              New Town Builders                                                                           42.53%
        166              Jewel/Osco                                                                                  58.01%
        167              Walgreens                                                                                   100.00%
        168              Social Security Administration                                                              100.00%
        170              Copelands Sports                                                                            100.00%
        174              Nelnet                                                                                      54.44%
        175              Best Buy Stores                                                                             100.00%
        177              Marshalls                                                                                   33.54%
        179              Virginia School of Nursing                                                                  12.32%
        180              Montessori School                                                                           15.18%
        182              CVS                                                                                         100.00%
        185              Glick's Kosher Supermarket                                                                  11.80%
        186              Various                                                                                     Various
      186.01             Cabinet Factory Outlet                                                                      15.83%
      186.02             Blockbuster                                                                                 60.00%
        187              Travelers Indemnity Co.                                                                     100.00%
        188              Food Lion                                                                                   46.84%
        189              PRSM Sports & Fitness                                                                       25.12%
        190              Walgreens                                                                                   100.00%
        191              Cato                                                                                        14.04%
        193              Shop 'n Save                                                                                77.30%
        194              Walgreens                                                                                   100.00%
        197              Walgreens                                                                                   100.00%
        199              Boppa Enterprises, Inc.                                                                     10.47%
        200              Walgreens                                                                                   100.00%
        201              Best Buy                                                                                    60.68%
        202              Walgreens                                                                                   100.00%
        204              Walgreens                                                                                   100.00%
        205              Walgreens                                                                                   100.00%
        206              Walgreens                                                                                   100.00%
        207              BAB of 32nd (Moe's)                                                                         11.32%
        209              Cracker Barrel (Pad Lease)                                                                  53.11%
        210              Nephrology, Inc.                                                                            100.00%
        212              Walgreens                                                                                   100.00%
        213              WOW Logistics                                                                               100.00%
        214              BI-LO                                                                                       39.04%
        215              Walgreens                                                                                   100.00%
        216              Walgreens                                                                                   100.00%
        218              Silicon Graphics                                                                            100.00%
        219              Walgreens                                                                                   100.00%
        220              Winn Dixie                                                                                  38.72%
        222              Texas Bright Ideas                                                                          16.54%
        225              CVS (Pad Lease)                                                                             100.00%
        226              Gotta Dancel Gotta Sing!                                                                    19.15%
        227              CVS                                                                                         100.00%
        229              Pizza Shoppe                                                                                16.71%
        230              CVS Corporation                                                                             100.00%
        232              CVS                                                                                         100.00%
        233              Walgreens                                                                                   100.00%
        238              MZD Fashions                                                                                17.93%
        239              Perkins Restaurant                                                                          Various
      239.01             Perkins Restaurant                                                                          100.00%
      239.02             Perkins Restaurant                                                                          100.00%
        240              McAlister's Deli                                                                            21.16%
        241              Falcon International Corp                                                                    4.58%
        243              Walgreens                                                                                   100.00%
        245              CVS                                                                                         100.00%
        246              Walgreens                                                                                   100.00%
        247              Teays Valley Health Services, Inc                                                           61.87%
        250              CVS                                                                                         100.00%
        251              Mutual of Omaha                                                                             100.00%
        252              Aaron Rents                                                                                 28.48%
        253              Northshore Restaurant                                                                       25.58%
        255              CVS                                                                                         100.00%
        256              Walgreens                                                                                   100.00%
        257              Big Lots                                                                                    100.00%
        258              CVS                                                                                         100.00%
        261              Victoria's Secret                                                                           100.00%
        262              Movie Trading Co.                                                                           40.03%
        264              South Alabama Regional Planning Comm.                                                       52.96%
        265              Dave Mansius J&L Hobbies, Inc                                                               20.49%
        267              United States of America (Social Security)                                                  100.00%
        268              Dollar Tree                                                                                 27.59%
        269              Nephrology, Inc.                                                                            Various
      269.01             Nephrology, Inc.                                                                            100.00%
      269.02             Nephrology, Inc.                                                                            100.00%
        270              Walgreens                                                                                   100.00%
        271              Walgreens                                                                                   100.00%
        273              Jack In The Box (Pad Lease)                                                                 22.78%
        275              Simply Fashion                                                                              19.93%
        277              HuHot Mongolian Grill                                                                       31.03%
        278              Whitehorse Family Medicine                                                                  23.11%
        280              Highline Medical Enterprises                                                                76.36%
        281              Tractor Supply                                                                              100.00%
        282              CVS                                                                                         100.00%
        283              Starbucks Coffee Company, Inc.                                                              23.58%
        286              Tractor Supply                                                                              100.00%
        287              Check Cashing                                                                               26.71%
        288              Fashion Bug                                                                                 43.00%
        290              Avalar Realty of Central Florida, LLC                                                       37.50%
        291              Nephrology, Inc.                                                                            100.00%
        293              Starbucks                                                                                   37.44%
        294              Blockbuster                                                                                 51.58%
        295              Giovanni & Sons Design, Inc.                                                                30.90%
        296              El Palacio Restaurant & Bar                                                                 45.80%
        298              Hancock Fabrics, Inc.                                                                       100.00%
        299              Wow Logistics                                                                               100.00%
        300              Elegant Touch Florist                                                                       20.17%
        303              Southern & Central Wireless, LLC dba Verizon Wireless                                       100.00%
        305              Packagepros, Inc.                                                                           100.00%

   MORTGAGE LOAN     LARGEST TENANT                                                                 2ND LARGEST       2ND LARGEST
      NUMBER           EXP. DATE      2ND LARGEST TENANT NAME                                     TENANT % OF NRA   TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

         1             Various        Various                                                         Various            Various
       1.01            01/31/18       Neiman Marcus Last Call                                          4.38%             01/31/21
       1.02            11/30/09       Old Navy                                                         3.79%             10/31/10
       1.03            12/31/08       Off 5th Saks                                                     4.16%             12/31/11
       1.04            01/31/11       Nike                                                             3.38%             06/30/07
       1.05            05/31/07       Bass Company Store                                               3.40%             12/31/09
       1.06            08/31/06       Liz Claiborne                                                    3.92%             03/31/15
       1.07            03/31/10       Burke's                                                          4.57%             09/30/07
       1.08            12/31/09       Mikasa                                                           5.56%             09/30/07
       1.09            03/31/09       Gap                                                              3.99%             04/30/06
       1.10            11/30/07       Nike                                                             4.34%             06/30/10
         2             04/30/09       Comedy Partners                                                  17.96%            06/30/08
         3         Multiple Spaces    Bed Bath & Beyond                                                14.78%            01/31/10
         4             06/30/20       Hyatt Corporation                                                19.85%        Multiple Spaces
         5             01/31/16       Dick's Sporting Goods (Galyan's)                                 11.18%            01/31/20
         6             01/31/20       Circuit City                                                     6.92%             01/31/20
         8             04/01/15       Robert Half International                                        19.05%            06/01/10
        11             Various        Various                                                         Various            Various
       11.01           08/31/08       Liz Claiborne                                                    5.75%             12/31/07
       11.02           04/30/10       Old Navy                                                         5.32%             12/31/10
       11.03             MTM          Gap Outlet                                                       4.03%             03/31/11
        12             01/01/18       Marshalls                                                        15.04%            07/25/09
        13             11/30/07       Heritage Capital Corp                                            13.43%            06/30/15
        15             01/31/22       Irene Schrefsler/Corporate Finance Store                         15.08%            01/31/12
        16             03/31/13       Belk                                                             14.70%            03/03/07
        17         Multiple Spaces    Wachovia                                                         23.53%            04/30/07
        20             08/31/17       Thoits Insurance Services, Inc                                   9.83%             10/14/09
        22             12/31/11       Matson Navigation                                                12.54%            12/31/10
        24             08/31/16
        25             Various
       25.01           07/14/13
       25.02           05/31/12
       25.03           03/25/13
       25.04           05/31/13
       25.05           04/30/14
       25.06           04/14/15
       25.07           08/14/14
       25.08           02/14/12
       25.09           01/06/13
       25.10           02/28/13
       25.11           01/16/13
       25.12           11/18/14
       25.13           06/30/12
       25.14           02/07/12
       25.15           01/22/12
       25.16           08/31/11
        27             10/31/13       First Empire Securities                                          15.15%            03/31/15
        28             06/30/12       Albertson's                                                      29.56%            09/10/22
        31             03/31/09       Barnes & Noble                                                   21.65%            06/30/10
        32             12/31/16       Wells Fargo Bank                                                 9.79%             07/31/07
        33             12/31/13       Carlton Fields Ward                                              8.50%             04/30/08
        34         Multiple Spaces    NY Friends for Life                                              5.30%             10/31/11
        36             12/31/06       Rezults Fitness                                                  6.77%             06/15/09
        37             04/30/11       USA (Department of Immigration)                                  18.81%              MTM
        38             05/31/12       MIS                                                              12.82%            04/30/12
        39             05/31/07       Health South                                                     4.18%             05/31/07
        40             09/30/15       Health D'Lites dba Tunies                                        12.19%            07/31/15
        41             12/14/15       Terri's Consign & Design                                         15.03%            10/31/14
        46         Multiple Spaces    State of Washington (DSHS - Division of Child Support)           19.71%            07/31/11
        48             08/31/15       Best Buy                                                         18.64%            01/31/13
        49             12/31/13       Ming Court                                                       5.99%             12/31/12
        52             03/31/18
        53             01/31/21       Cold Stone Creamery                                              1.54%             01/31/16
        57             01/14/12       Affiliated Engineers                                             17.28%            10/31/12
        59             08/31/19       Kid's Pointe DayCare                                             6.00%             08/20/10
        60             Various        Various                                                         Various            Various
       60.01           06/30/10       Moran Foods Inc. / Save-A-Lot                                    14.73%            04/30/08
       60.02           04/30/10       Department of Childrens & Families                               18.03%            06/30/06
       60.03           04/14/07       Department of Corrections                                        36.77%        Multiple Spaces
        62             02/28/07       Arizona College of Allied Health                                 15.75%            05/24/10
        65             12/31/25       Stein Mart                                                       30.64%            08/31/15
        66             11/30/16       Blockbuster Video                                                6.83%             12/31/08
        67             04/30/15       Toni Angelo Fishermans Wharf                                     4.82%             02/28/10
        68             12/31/18       US Bank- Rochester                                               15.96%            01/31/09
        70             03/31/18       Office Max                                                       24.28%            05/31/15
        74             01/31/26       Marquee Cinema                                                   32.62%            06/29/24
        76         Multiple Spaces    Publix Store                                                     13.39%            03/30/21
        78             03/31/21
        79             09/30/10       Haven Beauty Supply                                              5.48%             12/31/07
        80             12/31/10       Lightpointe                                                      40.16%            11/30/10
        81             02/02/19       CVS                                                              10.55%            01/23/19
        85             01/31/25
        87             12/31/20
        89             01/31/17       Bed, Bath & Beyond                                               21.56%            01/31/11
        90             12/04/22       Foxboro Sports Tavern                                            6.65%             09/30/13
        92             09/13/15       Jack In The Box                                                  9.34%             12/01/25
        93             08/31/14       Basha's Bargain Basket                                           29.73%            12/31/08
        94             08/31/09       Publix Super Market                                              29.76%            03/17/24
        95             04/30/19       RSM McGladrey                                                    34.77%            04/30/14
        96             06/30/13       Commonwealth of Pennsylvania                                     23.86%            06/30/09
        97             06/30/11       ViaWest                                                          13.09%            08/31/09
        99             09/30/06       Hackensack Digestive (Feit, Felig, Tanchel HUMC Cancer Staff)    9.14%             11/30/11
        105            08/31/12       Stein Mart                                                       22.98%            08/09/07
        108            01/31/15       TJ Maxx                                                          26.29%            10/31/13
        113            03/31/10       JoAnn Stores, Inc.                                               10.98%            01/31/10
        115            07/31/19       Pier 1 Imports                                                   18.11%            08/31/14
        118            03/31/18       Big Lots                                                         14.85%            01/31/08
        119            03/31/08       Baltimore Co. Public Library                                     6.97%             08/31/07
        122            08/18/15       Petco                                                            27.37%            09/30/15
        126            12/30/15       BW3 Restaurant                                                   9.68%             12/31/08
        128            08/31/20
        129            09/30/24
        130            10/31/08       True Circuits, Inc.                                              19.77%            12/31/10
        133            07/31/12       Highlander Realty (ReMax Highlander)                             10.52%            05/31/09
        134            05/31/25
        136            05/31/17       Salon West                                                       5.25%             12/31/09
        140            01/31/13       Big Lots                                                         25.74%            01/31/09
        142            08/31/25       The Money Store                                                  2.57%             10/31/10
        146            11/16/07       Harbor Freight                                                   17.22%            12/31/12
        147            03/31/25
        148            08/31/20
        149            12/31/09       Galaxy Enterprises                                               12.22%            07/31/08
        150            03/31/11       Forte Academy of Music                                           9.87%             05/31/07
        151            12/31/30
        152            11/30/21
        153            06/30/07       Peter Pukish Karate                                              10.87%            06/30/07
        154            Various        Various                                                         Various            Various
      154.01           07/30/08       World Electric Supply                                            22.73%            09/30/07
      154.02           03/14/10       EarthBalance                                                     19.44%        Multiple Spaces
      154.03           01/31/10
        156            11/01/16       GMH Capital Partners                                             17.46%            11/01/09
        157            11/30/21
        163            06/30/07       Lifestar Response Corp                                           7.49%             04/30/11
        165        Multiple Spaces    Gallun Snow                                                      9.71%             03/31/07
        166            11/01/12       Family Dollar                                                    6.81%             06/01/14
        167            04/30/30
        168            12/31/20
        170            01/31/13
        174        Multiple Spaces    Harding Shultz & Downs                                           7.86%             07/31/09
        175            05/21/16
        177            10/20/27       Marty's Store for Men                                            14.76%            04/01/10
        179            11/30/10       Delia Pizza                                                      10.94%            02/28/08
        180            08/31/09       Carquest Auto Parts                                              11.53%            12/31/08
        182            12/03/23
        185            02/28/16       Sinai Memorial Chapels                                           9.65%             05/31/08
        186            Various        Various                                                         Various            Various
      186.01           10/31/10       Trust One Bank                                                   13.19%            01/31/14
      186.02           05/31/10       Starbucks                                                        20.00%            05/31/10
        187            07/31/12
        188            09/19/16       Rite Aid                                                         13.38%            10/07/08
        189            10/31/15       City of Huntsville Police Precinct                               20.82%            12/31/09
        190            10/31/28
        191            01/31/09       Dollar Tree                                                      13.38%            03/31/09
        193            03/31/12       Fashion Guys                                                     2.61%             09/30/07
        194            12/31/30
        197            12/31/30
        199            11/30/15       Electronics Boutique of America                                  8.18%             01/31/15
        200            01/31/21
        201            01/31/16       Petsmart                                                         39.32%            01/31/16
        202            01/31/21
        204            12/31/30
        205            03/31/21
        206            09/30/30
        207            09/30/15       The Source                                                       10.63%            11/30/10
        209            04/01/21       99 West, Inc. (Pad Lease)                                        30.17%            01/01/21
        210            09/30/20
        212            09/30/80
        213            08/31/20
        214            02/28/11       Andrae's                                                         9.66%             12/31/06
        215            10/31/80
        216            12/31/30
        218            04/30/08
        219            12/31/28
        220            04/30/09       US Postal Service                                                11.43%            08/31/12
        222            12/31/10       Pedernales Electric Cooperative                                  14.21%            08/31/07
        225            03/01/29
        226            01/31/09       M. William Meyer, D.D.S., P.C.                                   10.64%            07/31/06
        227            09/08/24
        229            07/31/14       Puppy's Playpen                                                  16.56%            10/31/09
        230            11/01/25
        232            08/27/30
        233            07/31/30
        238            10/31/09       Polo Riko                                                        10.34%            07/31/10
        239            06/30/25
      239.01           06/30/25
      239.02           06/30/25
        240            05/31/10       Pete's Pizza                                                     16.35%            05/31/10
        241            06/30/06       Kapital Media, LLC                                               4.58%             10/31/06
        243            10/31/30
        245            12/01/18
        246            06/30/20
        247            04/30/10       Dr. Yasser Haffar, M.D.                                          13.60%            01/01/08
        250            12/19/19
        251            07/15/16
        252            02/28/10       Natchez Market                                                   27.63%            02/04/07
        253            09/30/10       Genevieve's Hair Salon                                           16.88%            11/30/10
        255            01/26/19
        256            09/30/30
        257            01/31/16
        258            09/28/18
        261            01/31/16
        262            02/28/15       Pei Wei                                                          30.29%            01/31/15
        264            11/01/09       Transit Management of Mobile                                     11.55%            10/01/08
        265            05/31/09       Taco Del Mar                                                     10.25%            10/31/08
        267            09/14/20
        268            05/05/08       Aarons Sales & Lease                                             25.45%            12/31/09
        269            09/30/20
      269.01           09/30/20
      269.02           09/30/20
        270            03/31/29
        271            04/30/57
        273            06/30/25       Subway                                                           14.67%            05/31/09
        275            10/31/10       Game Stop                                                        17.71%            11/30/08
        277            02/27/10       Party America                                                    30.07%            02/27/10
        278        Multiple Spaces    CVH - Pediatrics                                                 20.48%            01/31/09
        280            10/31/15       Highline Counseling                                              14.78%              MTM
        281            09/30/20
        282            09/14/19
        283            07/31/15       Robert and Becky Cowee                                           15.38%            09/30/12
        286            07/31/20
        287            03/31/10       Nextel                                                           22.42%            11/30/10
        288            02/28/10       Beef O'Brady's                                                   17.20%            09/30/10
        290            12/31/10       Clinton Stahlman & Jason W. Erdmann                              25.00%            02/13/16
        291            09/30/20
        293            09/30/14       Subway                                                           33.98%            11/14/14
        294            04/30/10       Quiznos                                                          14.74%            09/18/15
        295        Multiple Spaces    Decorating Whse.                                                 22.78%            07/31/06
        296            07/30/10       Coin Laundry                                                     19.85%            07/30/10
        298            11/30/20
        299            08/31/20
        300            03/30/08       Champions Tennis & Sports                                        19.39%            07/31/07
        303            10/31/15
        305            01/01/07

   MORTGAGE LOAN                                                                      3RD LARGEST       3RD LARGEST       MORTGAGE
      NUMBER          3RD LARGEST TENANT NAME                                       TENANT % OF NRA   TENANT EXP. DATE   LOAN NUMBER
------------------------------------------------------------------------------------------------------------------------------------

         1             Various                                                         Various              Various            1
       1.01            Gap Outlet                                                       3.72%              03/31/09           1.01
       1.02            Nike                                                             2.53%              02/28/10           1.02
       1.03            Nike                                                             3.16%              11/30/08           1.03
       1.04            Brooks Brothers                                                  2.46%              12/31/08           1.04
       1.05            Polo Ralph Lauren                                                3.40%              10/31/08           1.05
       1.06            Reebok/Rockport                                                  3.75%              08/31/07           1.06
       1.07            Nike                                                             4.44%              11/30/07           1.07
       1.08            Bass                                                             5.14%                 MTM             1.08
       1.09            Dress Barn                                                       3.95%              06/30/08           1.09
       1.10            Dress Barn                                                       4.33%              12/31/06           1.10
         2             CompUSA                                                          5.30%              06/14/11            2
         3             News America / Yahoo-Hot Jobs                                   11.60%              10/01/11            3
         4             Goldman Sachs                                                    9.10%              04/30/20            4
         5             Century Theaters, Inc.                                           8.89%              05/20/19            5
         6             DSW Shoe Warehouse                                               6.27%              01/31/15            6
         8             Individual Software                                              6.58%              12/01/08            8
        11             Various                                                         Various              Various            11
       11.01           Gap Outlet                                                       5.29%              08/31/06          11.01
       11.02           The Gap                                                          4.78%              07/14/11          11.02
       11.03           Reebok                                                           3.65%              05/31/07          11.03
        12             Bed Bath & Beyond                                               11.88%              01/31/18            12
        13             KPLX/KLIF Radio                                                 10.47%              06/30/11            13
        15             Sports Chalet                                                   15.08%              01/31/12            15
        16             Steve & Barry's                                                 13.32%              01/31/11            16
        17             Earthlink (Sublease -Financial Freedom Senior Funding)          13.62%              07/30/08            17
        20             Pittiglio Rabin Todd & McGrath                                   7.55%              01/31/14            20
        22             Hohokam Towers Gym                                               0.41%                 MTM              22
        24                                                                                                                     24
        25                                                                                                                     25
       25.01                                                                                                                 25.01
       25.02                                                                                                                 25.02
       25.03                                                                                                                 25.03
       25.04                                                                                                                 25.04
       25.05                                                                                                                 25.05
       25.06                                                                                                                 25.06
       25.07                                                                                                                 25.07
       25.08                                                                                                                 25.08
       25.09                                                                                                                 25.09
       25.10                                                                                                                 25.10
       25.11                                                                                                                 25.11
       25.12                                                                                                                 25.12
       25.13                                                                                                                 25.13
       25.14                                                                                                                 25.14
       25.15                                                                                                                 25.15
       25.16                                                                                                                 25.16
        27             Bank of Smithtown                                               13.06%              12/31/14            27
        28             Fashion Bug                                                      4.66%              10/31/06            28
        31             Express LTD                                                      9.08%              01/31/06            31
        32             Varner, Saleson & Dobler                                         9.66%              12/31/09            32
        33             Messer,  Caparello & Self PA                                     8.41%              12/31/06            33
        34             Allessandro Lenardo                                              5.12%                 MTM              34
        36             Tuesday Morning                                                  6.20%              05/31/08            36
        37             Altman Group, Inc.                                              10.58%              07/15/09            37
        38             Proprietary Media                                                9.62%           Multiple Spaces        38
        39             Wiley Darby & Hargr                                              3.96%              05/31/06            39
        40             Jewish Community Center                                          8.94%              08/31/12            40
        41             Family Fitness Centers                                          11.12%              11/30/14            41
        46             State of Washington (Clark College)                             15.13%              06/30/06            46
        48             Petco Supplies & Fish                                            9.32%              03/31/16            48
        49             Aldino's                                                         5.64%              01/31/13            49
        52                                                                                                                     52
        53                                                                                                                     53
        57             Cendant                                                          6.48%              12/31/08            57
        59                                                                                                                     59
        60             Various                                                         Various              Various            60
       60.01           Polk County Political Subdivison                                12.81%              06/30/10          60.01
       60.02           Partnership for Strong Families                                 11.92%              06/30/10          60.02
       60.03                                                                                                                 60.03
        62             National Leisure Group, Inc. (subleased to ER Solutions, Inc.)  12.34%              07/31/09            62
        65             Hibbets Sporting Goods                                           4.08%              01/31/11            65
        66             Taco Time                                                        3.62%              03/31/11            66
        67             Wells Fargo (1st Community Bank)                                 4.13%              02/28/10            67
        68             Lair's Shoes                                                     2.61%              01/31/09            68
        70             Chuck E Cheese                                                   7.51%              06/30/07            70
        74             Pizzeria Uno Chicago Grill                                       3.80%              12/31/19            74
        76             Artic Zone Ice Arena                                            12.57%              03/31/10            76
        78                                                                                                                     78
        79             Benefical Calif.                                                 5.48%              08/31/08            79
        80                                                                                                                     80
        81             UNC Healthcare                                                   5.21%              12/31/06            81
        85                                                                                                                     85
        87                                                                                                                     87
        89             Michaels Stores                                                 17.28%              02/28/11            89
        90             Nextel Retail Stores, LLC                                        3.49%              05/31/09            90
        92             Century 21                                                       7.47%              10/20/10            92
        93             Walgreens (subleased to Beall's)                                 8.28%              08/31/28            93
        94             Office Depot, Inc.                                              11.03%              09/30/14            94
        95             Ryan Companies US                                                6.90%              07/31/10            95
        96             Philadelphia Workforce Development                              12.12%              08/25/08            96
        97             Centrix Financial                                               12.01%              06/30/06            97
        99             Prospect Rehabilitation                                          6.62%              08/31/07            99
        105            Ross Stores                                                     19.27%              01/31/16           105
        108            Borders                                                         18.78%              01/31/19           108
        113            Solden's Feed & Pet                                              6.26%              07/31/08           113
        115            Piatto Restaurant                                                7.68%              01/01/15           115
        118            Furniture Liquidators                                           14.29%              09/30/06           118
        119            Exide Technologies                                               6.19%              04/30/10           119
        122            Factory Card                                                    21.67%              02/28/16           122
        126            Blockbuster Video                                                8.93%              06/30/07           126
        128                                                                                                                   128
        129                                                                                                                   129
        130            Century 21 - Fine Homes & Estates                               14.21%              12/31/10           130
        133            Hurricane Realty (Apex Executive Offices)                        7.95%              05/31/09           133
        134                                                                                                                   134
        136            Mancino's Pizza                                                  4.59%              08/31/06           136
        140            Fitness 19                                                       6.72%              09/30/15           140
        142            China Wok                                                        2.57%              11/30/15           142
        146            Godfather's Pizza                                                4.70%              05/21/06           146
        147                                                                                                                   147
        148                                                                                                                   148
        149            Lets Go                                                         10.77%              10/31/06           149
        150            Asian Chefs                                                      8.65%              08/31/11           150
        151                                                                                                                   151
        152                                                                                                                   152
        153            Los Rancheros                                                    6.96%              05/31/06           153
        154            Various                                                         Various              Various           154
      154.01           Total Air Solutions                                             13.64%              12/31/06          154.01
      154.02           ICI Paints                                                      11.11%              08/31/10          154.02
      154.03                                                                                                                 154.03
        156            GMH Military Housing LLC                                        16.07%              11/01/09           156
        157                                                                                                                   157
        163            Morris Title Distr. of MD, Inc.                                  6.48%              12/31/07           163
        165            Knowledge Factor                                                 8.43%              04/30/08           165
        166            Sylvan Learning Center                                           3.83%              05/01/10           166
        167                                                                                                                   167
        168                                                                                                                   168
        170                                                                                                                   170
        174            Union Bank                                                       7.20%              06/30/08           174
        175                                                                                                                   175
        177            Holliday's Fashions                                              7.77%              03/31/10           177
        179            Jerry's Paint                                                    7.69%              02/28/10           179
        180            Shiftmasters                                                     9.53%              08/31/08           180
        182                                                                                                                   182
        185            Odyssey Diner                                                    9.01%              11/30/08           185
        186            Various                                                         Various              Various           186
      186.01           Johnny's Pizza                                                  11.08%              01/31/07          186.01
      186.02           Jersey Mike's                                                   20.00%              10/31/08          186.02
        187                                                                                                                   187
        188            Fresh Pet                                                        6.60%              02/28/10           188
        189            Tuesday Morning, Inc.                                           16.39%              01/15/12           189
        190                                                                                                                   190
        191            Mi Casa                                                         11.90%              07/31/08           191
        193            H&R Block Ferguson                                               2.39%              04/30/10           193
        194                                                                                                                   194
        197                                                                                                                   197
        199            Cold Stone Creamery Leasing Co                                   7.83%              07/31/09           199
        200                                                                                                                   200
        201                                                                                                                   201
        202                                                                                                                   202
        204                                                                                                                   204
        205                                                                                                                   205
        206                                                                                                                   206
        207            Little Caesars                                                   7.95%              01/31/11           207
        209            Wendy's (Pad Lease)                                             16.72%              10/01/15           209
        210                                                                                                                   210
        212                                                                                                                   212
        213                                                                                                                   213
        214            Grove Park Pharmacy                                              8.54%              01/31/07           214
        215                                                                                                                   215
        216                                                                                                                   216
        218                                                                                                                   218
        219                                                                                                                   219
        220            Department of Corrections                                        9.23%              08/31/09           220
        222            Card$Mart                                                       11.60%              08/31/09           222
        225                                                                                                                   225
        226            Littleton Tae-Kwon-Do USA                                        9.06%              05/31/06           226
        227                                                                                                                   227
        229            Sigman & Associates                                             10.98%              02/28/11           229
        230                                                                                                                   230
        232                                                                                                                   232
        233                                                                                                                   233
        238            H&R Block                                                        7.43%              04/30/11           238
        239                                                                                                                   239
      239.01                                                                                                                 239.01
      239.02                                                                                                                 239.02
        240            FedEx                                                           10.49%              08/22/10           240
        241            Bellamar Medical Office                                          4.58%                 MTM             241
        243                                                                                                                   243
        245                                                                                                                   245
        246                                                                                                                   246
        247            Dr. Claudia Duncan                                               9.62%              09/30/07           247
        250                                                                                                                   250
        251                                                                                                                   251
        252            Consolidated Stores - Big Lots                                  25.39%              01/31/10           252
        253            Marina Pointe Liquors                                           16.27%              09/30/10           253
        255                                                                                                                   255
        256                                                                                                                   256
        257                                                                                                                   257
        258                                                                                                                   258
        261                                                                                                                   261
        262            Costa Vida Fresh Mexican Grill                                  29.68%              09/30/12           262
        264            United States of America ("USDA")                                9.54%              10/31/13           264
        265            Columbia Gem & Jewelry, LLC                                     10.25%              06/30/10           265
        267                                                                                                                   267
        268            Tuesday Morning                                                 20.35%              07/15/09           268
        269                                                                                                                   269
      269.01                                                                                                                 269.01
      269.02                                                                                                                 269.02
        270                                                                                                                   270
        271                                                                                                                   271
        273            Nick & Willy Pizza                                              14.18%              07/31/09           273
        275            Radio Shack                                                     17.71%              01/31/11           275
        277            Cold Stone Creamery                                             10.71%              05/31/15           277
        278            CVH - Internal Medicine                                         13.17%              07/31/09           278
        280            Aleksandra M Zietak, M.D. PLLC                                   2.59%              12/31/06           280
        281                                                                                                                   281
        282                                                                                                                   282
        283            Go Wireless, Inc.                                               15.00%              10/31/10           283
        286                                                                                                                   286
        287            Starbucks                                                       18.18%              12/31/14           287
        288            Rhino Games                                                     12.29%              03/31/10           288
        290            Kevin F. Mowry and Scott A. Paul                                12.50%              11/13/10           290
        291                                                                                                                   291
        293            Vision Mart                                                     28.57%              03/22/15           293
        294            Cingular Wireless                                               13.53%              10/28/15           294
        295            Omnigas                                                         12.18%              03/31/06           295
        296            Bui's Auto Repair                                               15.27%              07/30/10           296
        298                                                                                                                   298
        299                                                                                                                   299
        300            Central Park Deli                                               16.89%              08/31/09           300
        303                                                                                                                   303
        305                                                                                                                   305

* For purposes of determining the Tenant Percent of NRA, such percentages were calculated based upon the net rentable commercial area (715,601 SF).

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

      ANNEX A-5          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
      ---------             MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

  Mortgage           Loan
    Loan            Group
   Number           Number                         Property Name                             City         State
------------------------------------------------------------------------------------------------------------------

      1               1      Prime Outlets Pool                                             Various      Various
------------------------------------------------------------------------------------------------------------------
    1.01                     Prime Outlets at San Marcos                                  San Marcos        TX
    1.02                     Prime Outlets at Grove City                                  Grove City        PA
    1.03                     Prime Outlets at Ellenton                                     Ellenton         FL
    1.04                     Prime Outlets at Jeffersonville                            Jeffersonville      OH
    1.05                     Prime Outlets at Pleasant Prairie                         Pleasant Prairie     WI
    1.06                     Prime Outlets at Huntley                                       Huntley         IL
    1.07                     Prime Outlets at Gulfport                                     Gulfport         MS
    1.08                     Prime Outlets at Naples                                        Naples          FL
    1.09                     Prime Outlets at Lebanon                                       Lebanon         TN
    1.10                     Prime Outlets at Florida City                                 Homestead        FL

     11               1      Horizon Pool                                                   Various      Various
------------------------------------------------------------------------------------------------------------------
    11.01                    Prime Outlets at Burlington                                  Burlington        WA
    11.02                    Prime Outlets at Oshkosh                                       Oshkosh         WI
    11.03                    Prime Outlets at Fremont                                       Fremont         IN

     14               2      The Highland and Lodge Pool                                 Overland Park      KS
------------------------------------------------------------------------------------------------------------------
    14.01                    The Lodge Apartments                                        Overland Park      KS
    14.02                    Highland Ridge Apartments                                   Overland Park      KS

   Various            2      Multifamily Portfolio A                                        Various      Various
------------------------------------------------------------------------------------------------------------------
     73               2      Montana Valley Apartments                                    Cincinnati        OH
     111              2      Blue Grass Manor                                              Erlanger         KY
     121              2      Lindsay Lane Apartments                                      Cincinnati        OH
     158              2      Colonial Ridge Apartments                                    Cincinnati        OH
     231              2      Romaine Court Apartments                                     Cincinnati        OH

   Various            2      Multifamily Portfolio B                                        Various      Various
------------------------------------------------------------------------------------------------------------------
     109              2      Lake of the Woods Apartments                                Mount Healthy      OH
     116              2      Biltmore                                                       Dallas          TX
     131              2      Parklane Apartments                                          Cincinnati        OH
     143              2      Compton Lake Village                                        Mount Healthy      OH
     249              2      College Woods Apartments                                     Cincinnati        OH

     25               1      GSA Offices Pool                                               Various      Various
------------------------------------------------------------------------------------------------------------------
    25.01                    GSA Offices - Mobile, AL                                       Mobile          AL
    25.02                    GSA Offices - Little Rock, AR                                Little Rock       AR
    25.03                    GSA Offices - Raleigh, NC                                      Raleigh         NC
    25.04                    GSA Offices - Memphis Midtown, TN                              Memphis         TN
    25.05                    GSA Offices - Trussville, AL                                 Trussville        AL
    25.06                    GSA Offices - Memphis North, TN                                Memphis         TN
    25.07                    GSA Offices - Frankfort, KY                                   Frankfort        KY
    25.08                    GSA Offices - Columbus, MS                                    Columbus         MS
    25.09                    GSA Offices - Elizabethtown, KY                             Elizabethtown      KY
    25.10                    GSA Offices - Greenville, NC                                 Greenville        NC
    25.11                    GSA Offices - Memphis East, TN                                 Memphis         TN
    25.12                    GSA Offices - Henderson, NC                                   Henderson        NC
    25.13                    GSA Offices - Fairhope, AL                                    Fairhope         AL
    25.14                    GSA Offices - Moss Point, MS                                 Moss Point        MS
    25.15                    GSA Offices - Richmond, KY                                    Richmond         KY
    25.16                    GSA Offices - Lawrenceburg, TN                              Lawrenceburg       TN

   Various            1      Retail Portfolio B                                             Various      Various
------------------------------------------------------------------------------------------------------------------
     53               1      Rave Theater                                                   Houston         TX
     108              1      Mountain View Shopping Center                                 Kalispell        MT

   Various            1      WOW Portfolio                                                  Various         WI
------------------------------------------------------------------------------------------------------------------
     128              1      WOW Logistics - 1941 Engel Road                           Wisconsin Rapids     WI
     148              1      WOW Logistics - Concord Ave.                                  Schofield        WI
     213              1      WOW Logistics - Marshfield                                   Marshfield        WI
     218              1      WOW Logistics - Chippewa Falls                             Chippewa Falls      WI
     299              1      WOW Logistics - IP Building                               Wisconsin Rapids     WI

   Various            1      Procacci Portfolio                                             Various         FL
------------------------------------------------------------------------------------------------------------------
     60               1      Procacci Pool                                                  Various         FL
    60.01                    Lake Wales Plaza                                             Lake Wales        FL
    60.02                    Lake City Professional Plaza                                  Lake City        FL
    60.03                    Orlando Professional Plaza                                     Orlando         FL
     220              1      Deland Plaza                                                   Deland          FL
     305              1      Lake Wales No. 60                                            Lake Wales        FL

   Various            2      Arvada Portfolio                                               Arvada          CO
------------------------------------------------------------------------------------------------------------------
     75               2      Arvada Village                                                 Arvada          CO
     159              2      Arvada Green                                                   Arvada          CO

   Various            1      Retail Portfolio A                                            Littleton        CO
------------------------------------------------------------------------------------------------------------------
     150              1      Marketplace at Ken Caryl                                      Littleton        CO
     180              1      Meadows Shopping Center                                       Littleton        CO
     226              1      Columbine Plaza - Shopping Center                             Littleton        CO
     253              1      Marina Pointe Shopping Center                                 Littleton        CO

   Various            1      GSA Portfolio                                                  Various      Various
------------------------------------------------------------------------------------------------------------------
     87               1      DEA/ATF Building                                             Birmingham        AL
     168              1      SSA -Austin, TX                                                Austin          TX

   Various            1      3 MI Portfolio                                                 Various         MI
------------------------------------------------------------------------------------------------------------------
     152              1      Walgreens - Southfield, MI                                   Southfield        MI
     202              1      Walgreens - Flushing, MI                                      Flushing         MI
     205              1      Walgreens - Stevensville, MI                                Stevensville       MI

   Various         Various   Multifamily Portfolio C                                        Various         CA
------------------------------------------------------------------------------------------------------------------
     211              1      Mammoth Park Towers Apts                                    Sherman Oaks       CA
     217              2      Merridy Place Apts                                           Northridge        CA
     272              1      Natick Park South Apts                                      Sherman Oaks       CA
     292              2      Willis Park South Apts                                      Sherman Oaks       CA
     301              2      Blackhawk Place Apartments                                  Granada Hills      CA
     302              2      Hazeltine Court Apartments                                  Sherman Oaks       CA
     304              2      Coldwater Park                                               Studio City       CA

   Various            1      2 MI Portfolio                                                 Various         MI
------------------------------------------------------------------------------------------------------------------
     157              1      Walgreens - Taylor, MI                                         Taylor          MI
     200              1      Walgreens - Saginaw, MI                                        Saginaw         MI

   Various            1      Mini Walgreens Portfolio                                       Various      Various
------------------------------------------------------------------------------------------------------------------
     190              1      Walgreens - Claremore, OK                                     Claremore        OK
     219              1      Walgreens - Rainbow City, AL                                Rainbow City       AL

   Various            1      Nephrology Portfolio                                           Various         IN
------------------------------------------------------------------------------------------------------------------
     210              1      Nephrology, Inc. - Mishawaka, IN                              Mishawaka        IN
     269              1      Nephrology, Inc. Pool                                          Various         IN
   269.01                    Nephrology, Inc. - Elkhart, IN                                 Elkhart         IN
   269.02                    Nephrology, Inc. - LaPorte, IN                                 LaPorte         IN
     291              1      Nephrology, Inc. - South Bend, IN                            South Bend        IN

   Various            1      Anchor Self Storage Portfolio                                  Various      Various
------------------------------------------------------------------------------------------------------------------
     171              1      Anchor Self Storage - Mashpee, MA                              Mashpee         MA
     260              1      Anchor Self Storage - Narragansett, RI                      Narragansett       RI

     145              2      Tuffy Apartments Pool                                         Richmond         VA
------------------------------------------------------------------------------------------------------------------
   145.01                    110 North Boulevard                                           Richmond         VA
   145.02                    3224 Stuart Boulevard                                         Richmond         VA
   145.03                    3228 Stuart Boulevard                                         Richmond         VA
   145.04                    3408 Park Avenue                                              Richmond         VA
   145.05                    705 North Boulevard                                           Richmond         VA
   145.06                    2903 Monument Avenue                                          Richmond         VA

     154              1      Arnold Pool                                                  North Port        FL
------------------------------------------------------------------------------------------------------------------
   154.01                    Arnold Building II                                           North Port        FL
   154.02                    Arnold Building I                                            North Port        FL
   154.03                    Atlantic Teleconnect Building                                North Port        FL

   Various            1      Mutual of Omaha and Perkins Restaurants & Bakery Cross         Various      Various
------------------------------------------------------------------------------------------------------------------
     239              1      Perkins Restaurant & Bakery Pool                               Various         FL
   239.01                    Perkins Restaurant & Bakery -Tampa, FL                          Tampa          FL
   239.02                    Perkins Restaurant & Bakery - Winter Haven, FL              Winter Haven       FL
     251              1      Mutual of Omaha                                               Gastonia         NC

     186              1      Cordova Dexter Pool                                            Memphis         TN
------------------------------------------------------------------------------------------------------------------
   186.01                    The Shops of Cordova Station                                   Memphis         TN
   186.02                    The Commons of Dexter Lakes                                    Memphis         TN

                                                                                                                % OF       ORIGINAL
                                                                                                              AGGREGATE    TERM TO
  MORTGAGE                                                                     ORIGINAL      CUT-OFF DATE      CUT-OFF     MATURITY
    LOAN                          CROSS COLLATERALIZED AND                       LOAN            LOAN           DATE        OR ARD
   NUMBER                         CROSS DEFAULTED LOAN FLAG                   BALANCE ($)     BALANCE ($)      BALANCE      (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

      1                                                                     315,340,000.00  315,340,000.00      7.46%        120
------------------------------------------------------------------------------------------------------------------------------------
    1.01                                                                     76,750,000.00
    1.02                                                                     60,620,000.00
    1.03                                                                     56,050,000.00
    1.04                                                                     37,550,000.00
    1.05                                                                     32,250,000.00
    1.06                                                                     16,000,000.00
    1.07                                                                     13,500,000.00
    1.08                                                                     8,600,000.00
    1.09                                                                     8,300,000.00
    1.10                                                                     5,720,000.00

     11                                                                      54,000,000.00   53,874,969.71      1.27%        120
------------------------------------------------------------------------------------------------------------------------------------
    11.01                                                                    20,400,000.00
    11.02                                                                    20,000,000.00
    11.03                                                                    13,600,000.00

     14                                                                      46,480,000.00   46,480,000.00      1.10%        120
------------------------------------------------------------------------------------------------------------------------------------
    14.01
    14.02

   Various                         Multifamily Portfolio A                   39,327,000.00   39,327,000.00      0.93%        120
------------------------------------------------------------------------------------------------------------------------------------
     73                            Multifamily Portfolio A                   13,040,000.00   13,040,000.00      0.31%        120
     111                           Multifamily Portfolio A                   9,144,000.00    9,144,000.00       0.22%        120
     121                           Multifamily Portfolio A                   8,183,000.00    8,183,000.00       0.19%        120
     158                           Multifamily Portfolio A                   5,600,000.00    5,600,000.00       0.13%        120
     231                           Multifamily Portfolio A                   3,360,000.00    3,360,000.00       0.08%        120

   Various                         Multifamily Portfolio B                   34,746,000.00   34,746,000.00      0.82%        120
------------------------------------------------------------------------------------------------------------------------------------
     109                           Multifamily Portfolio B                   9,642,000.00    9,642,000.00       0.23%        120
     116                           Multifamily Portfolio B                   8,509,000.00    8,509,000.00       0.20%        120
     131                           Multifamily Portfolio B                   7,380,000.00    7,380,000.00       0.17%        120
     143                           Multifamily Portfolio B                   6,480,000.00    6,480,000.00       0.15%        120
     249                           Multifamily Portfolio B                   2,735,000.00    2,735,000.00       0.06%        120

     25                                                                      32,487,500.00   32,183,065.74      0.76%        120
------------------------------------------------------------------------------------------------------------------------------------
    25.01                                                                    9,322,800.00
    25.02                                                                    3,400,000.00
    25.03                                                                    2,210,900.00
    25.04                                                                    2,158,800.00
    25.05                                                                    2,126,300.00
    25.06                                                                    1,716,300.00
    25.07                                                                    1,529,800.00
    25.08                                                                    1,500,000.00
    25.09                                                                    1,500,000.00
    25.10                                                                    1,425,000.00
    25.11                                                                    1,104,900.00
    25.12                                                                    1,098,200.00
    25.13                                                                    1,050,000.00
    25.14                                                                     975,000.00
    25.15                                                                     732,500.00
    25.16                                                                     637,000.00

   Various                           Retail Portfolio B                      27,534,239.00   27,534,239.00      0.65%      Various
------------------------------------------------------------------------------------------------------------------------------------
     53                              Retail Portfolio B                      17,889,015.00   17,889,015.00      0.42%         84
     108                             Retail Portfolio B                      9,645,224.00    9,645,224.00       0.23%         60

   Various                              WOW Portfolio                        22,600,000.00   22,479,942.67      0.53%        120
------------------------------------------------------------------------------------------------------------------------------------
     128                                WOW Portfolio                        7,934,000.00    7,891,852.44       0.19%        120
     148                                WOW Portfolio                        6,042,000.00    6,009,903.26       0.14%        120
     213                                WOW Portfolio                        3,952,000.00    3,931,005.90       0.09%        120
     218                                WOW Portfolio                        3,572,000.00    3,553,024.57       0.08%        120
     299                                WOW Portfolio                        1,100,000.00    1,094,156.50       0.03%        120

   Various                           Procacci Portfolio                      21,000,000.00   20,908,167.00      0.49%        120
------------------------------------------------------------------------------------------------------------------------------------
     60                              Procacci Portfolio                      16,870,000.00   16,796,227.49      0.40%        120
    60.01                                                                    6,880,000.00
    60.02                                                                    6,690,000.00
    60.03                                                                    3,300,000.00
     220                             Procacci Portfolio                      3,550,000.00    3,534,475.85       0.08%        120
     305                             Procacci Portfolio                       580,000.00      577,463.66        0.01%        120

   Various                            Arvada Portfolio                       18,163,000.00   18,163,000.00      0.43%        120
------------------------------------------------------------------------------------------------------------------------------------
     75                               Arvada Portfolio                       12,613,000.00   12,613,000.00      0.30%        120
     159                              Arvada Portfolio                       5,550,000.00    5,550,000.00       0.13%        120

   Various                           Retail Portfolio A                      17,100,000.00   17,100,000.00      0.40%        120
------------------------------------------------------------------------------------------------------------------------------------
     150                             Retail Portfolio A                      5,992,000.00    5,992,000.00       0.14%        120
     180                             Retail Portfolio A                      5,048,000.00    5,048,000.00       0.12%        120
     226                             Retail Portfolio A                      3,480,000.00    3,480,000.00       0.08%        120
     253                             Retail Portfolio A                      2,580,000.00    2,580,000.00       0.06%        120

   Various                              GSA Portfolio                        16,670,700.00   16,670,700.00      0.39%        120
------------------------------------------------------------------------------------------------------------------------------------
     87                                 GSA Portfolio                        11,280,000.00   11,280,000.00      0.27%        120
     168                                GSA Portfolio                        5,390,700.00    5,390,700.00       0.13%        120

   Various                             3 MI Portfolio                        14,347,000.00   14,314,587.44      0.34%        120
------------------------------------------------------------------------------------------------------------------------------------
     152                               3 MI Portfolio                        5,989,000.00    5,975,469.73       0.14%        120
     202                               3 MI Portfolio                        4,244,000.00    4,234,412.01       0.10%        120
     205                               3 MI Portfolio                        4,114,000.00    4,104,705.70       0.10%        120

   Various                         Multifamily Portfolio C                   14,200,000.00   14,180,287.78      0.34%        120
------------------------------------------------------------------------------------------------------------------------------------
     211                           Multifamily Portfolio C                   4,000,000.00    3,994,447.26       0.09%        120
     217                           Multifamily Portfolio C                   3,700,000.00    3,694,863.72       0.09%        120
     272                           Multifamily Portfolio C                   2,150,000.00    2,147,015.40       0.05%        120
     292                           Multifamily Portfolio C                   1,650,000.00    1,647,709.50       0.04%        120
     301                           Multifamily Portfolio C                   1,000,000.00     998,611.82        0.02%        120
     302                           Multifamily Portfolio C                   1,000,000.00     998,611.82        0.02%        120
     304                           Multifamily Portfolio C                    700,000.00      699,028.27        0.02%        120

   Various                             2 MI Portfolio                        9,998,000.00    9,975,412.65       0.24%        120
------------------------------------------------------------------------------------------------------------------------------------
     157                               2 MI Portfolio                        5,707,000.00    5,694,106.82       0.13%        120
     200                               2 MI Portfolio                        4,291,000.00    4,281,305.83       0.10%        120

   Various                        Mini Walgreens Portfolio                   8,263,000.00    8,244,665.49       0.19%        120
------------------------------------------------------------------------------------------------------------------------------------
     190                          Mini Walgreens Portfolio                   4,719,000.00    4,708,529.16       0.11%        120
     219                          Mini Walgreens Portfolio                   3,544,000.00    3,536,136.33       0.08%        120

   Various                          Nephrology Portfolio                     8,000,000.00    7,956,225.78       0.19%        120
------------------------------------------------------------------------------------------------------------------------------------
     210                            Nephrology Portfolio                     4,045,000.00    4,022,866.67       0.10%        120
     269                            Nephrology Portfolio                     2,290,000.00    2,277,469.62       0.05%        120
   269.01
   269.02
     291                            Nephrology Portfolio                     1,665,000.00    1,655,889.49       0.04%        120

   Various                      Anchor Self Storage Portfolio                7,700,000.00    7,700,000.00       0.18%        120
------------------------------------------------------------------------------------------------------------------------------------
     171                        Anchor Self Storage Portfolio                5,225,000.00    5,225,000.00       0.12%        120
     260                        Anchor Self Storage Portfolio                2,475,000.00    2,475,000.00       0.06%        120

     145                                                                     6,300,000.00    6,285,743.80       0.15%        120
------------------------------------------------------------------------------------------------------------------------------------
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06

     154                                                                     5,830,000.00    5,821,889.61       0.14%        120
------------------------------------------------------------------------------------------------------------------------------------
   154.01
   154.02
   154.03

   Various         Mutual of Omaha and Perkins Restaurants & Bakery Cross*   5,650,000.00    5,630,797.86       0.13%        120
------------------------------------------------------------------------------------------------------------------------------------
     239           Mutual of Omaha and Perkins Restaurants & Bakery Cross    3,000,000.00    2,989,848.80       0.07%        120
   239.01
   239.02
     251           Mutual of Omaha and Perkins Restaurants & Bakery Cross    2,650,000.00    2,640,949.06       0.06%        120

     186                                                                     4,920,000.00    4,920,000.00       0.12%        120
------------------------------------------------------------------------------------------------------------------------------------
   186.01
   186.02

                    REMAINING
                     TERM TO                    ORIGINAL    REMAINING                          MATURITY
  MORTGAGE          MATURITY      REMAINING      AMORT        AMORT                          DATE OR ARD
    LOAN             OR ARD       IO PERIOD       TERM         TERM         MONTHLY P&I        BALLOON         APPRAISED
   NUMBER            (MOS.)         (MOS.)       (MOS.)       (MOS.)       PAYMENTS ($)      BALANCE ($)       VALUE ($)
----------------------------------------------------------------------------------------------------------------------------

      1                118            22          360          360         1,792,444.83     276,292,379.51  788,350,000.00
----------------------------------------------------------------------------------------------------------------------------
    1.01                                                                                                    200,000,000.00
    1.02                                                                                                    148,000,000.00
    1.03                                                                                                    137,000,000.00
    1.04                                                                                                     91,600,000.00
    1.05                                                                                                     78,700,000.00
    1.06                                                                                                     40,000,000.00
    1.07                                                                                                     36,500,000.00
    1.08                                                                                                     21,500,000.00
    1.09                                                                                                     20,750,000.00
    1.10                                                                                                     14,300,000.00

     11                118                        360          358          309,321.97      45,210,920.87    67,500,000.00
----------------------------------------------------------------------------------------------------------------------------
    11.01                                                                                                    25,500,000.00
    11.02                                                                                                    25,000,000.00
    11.03                                                                                                    17,000,000.00

     14                117            45          360          360          263,325.38      42,386,954.88    58,200,000.00
----------------------------------------------------------------------------------------------------------------------------
    14.01                                                                                                    34,000,000.00
    14.02                                                                                                    24,200,000.00

   Various             116            56          360          360          216,678.22      36,392,530.05    51,600,000.00
----------------------------------------------------------------------------------------------------------------------------
     73                116            56          360          360           71,845.91      12,066,991.94    17,700,000.00
     111               116            56          360          360           50,380.29       8,461,700.48    12,300,000.00
     121               116            56          360          360           45,085.51       7,572,407.59    10,400,000.00
     158               116            56          360          360           30,854.07       5,182,143.78    7,000,000.00
     231               116            56          360          360           18,512.44       3,109,286.27    4,200,000.00

   Various             116            56          360          360          191,438.50      32,153,351.37    47,800,000.00
----------------------------------------------------------------------------------------------------------------------------
     109               116            56          360          360           53,124.10       8,922,541.12    12,300,000.00
     116               116            56          360          360           46,881.66       7,874,082.39    13,700,000.00
     131               116            56          360          360           40,661.26       6,829,325.19    9,300,000.00
     143               116            56          360          360           35,702.57       5,996,480.66    8,100,000.00
     249               116            56          360          360           15,068.91       2,530,922.01    4,400,000.00

     25                117                       Varies       Varies           Steps        23,292,686.08    44,975,000.00
----------------------------------------------------------------------------------------------------------------------------
    25.01                                                                                                    12,600,000.00
    25.02                                                                                                    4,500,000.00
    25.03                                                                                                    3,000,000.00
    25.04                                                                                                    3,500,000.00
    25.05                                                                                                    3,000,000.00
    25.06                                                                                                    2,300,000.00
    25.07                                                                                                    2,200,000.00
    25.08                                                                                                    2,000,000.00
    25.09                                                                                                    2,000,000.00
    25.10                                                                                                    1,900,000.00
    25.11                                                                                                    1,700,000.00
    25.12                                                                                                    1,575,000.00
    25.13                                                                                                    1,400,000.00
    25.14                                                                                                    1,300,000.00
    25.15                                                                                                    1,000,000.00
    25.16                                                                                                    1,000,000.00

   Various           Various       Various         IO           IO              IO          27,534,239.00    50,035,000.00
----------------------------------------------------------------------------------------------------------------------------
     53                82             82           IO           IO              IO          17,889,015.00    32,800,000.00
     108               59             59           IO           IO              IO           9,645,224.00    17,235,000.00

   Various             115                        360          355          129,030.19      18,906,397.76    29,740,000.00
----------------------------------------------------------------------------------------------------------------------------
     128               115                        360          355           45,297.59       6,637,316.80    10,440,000.00
     148               115                        360          355           34,495.59       5,054,533.43    7,900,000.00
     213               115                        360          355           22,563.16       3,306,109.91    5,200,000.00
     218               115                        360          355           20,393.62       2,988,214.72    4,700,000.00
     299               115                        360          355           6,280.23         920,222.90     1,500,000.00

   Various             116                        360          356          119,763.25      17,560,794.34    27,810,000.00
----------------------------------------------------------------------------------------------------------------------------
     60                116                        360          356           96,209.81      14,107,171.45    21,400,000.00
    60.01                                                                                                    8,600,000.00
    60.02                                                                                                    8,550,000.00
    60.03                                                                                                    4,250,000.00
     220               116                        360          356           20,245.69       2,968,610.47    5,500,000.00
     305               116                        360          356           3,307.75         485,012.42      910,000.00

   Various             118            58          360          360          105,418.13      16,920,625.76    23,950,000.00
----------------------------------------------------------------------------------------------------------------------------
     75                118            58          360          360           73,205.91      11,750,253.41    16,800,000.00
     159               118            58          360          360           32,212.22       5,170,372.35    7,150,000.00

   Various             115            31          360          360           97,546.19      15,309,929.77    21,480,000.00
----------------------------------------------------------------------------------------------------------------------------
     150               115            31          360          360           34,247.83       5,366,689.25    7,490,000.00
     180               115            31          360          360           28,852.31       4,521,202.83    6,310,000.00
     226               115            31          360          360           19,780.90       3,113,645.41    4,480,000.00
     253               115            31          360          360           14,665.15       2,308,392.28    3,200,000.00

   Various             114            42        Various      Various         92,209.96      15,104,999.42    21,000,000.00
----------------------------------------------------------------------------------------------------------------------------
     87                114            42          357          357           62,340.46      10,224,999.58    14,100,000.00
     168               114            42          355          355           29,869.50       4,879,999.84    6,900,000.00

   Various             118                        360          358           83,543.00      12,066,906.92    18,780,000.00
----------------------------------------------------------------------------------------------------------------------------
     152               118                        360          358           34,874.12       5,037,199.81    7,830,000.00
     202               118                        360          358           24,712.94       3,569,523.45    5,550,000.00
     205               118                        360          358           23,955.94       3,460,183.66    5,400,000.00

   Various             119                        360          359           81,340.21      11,887,641.88    22,950,000.00
----------------------------------------------------------------------------------------------------------------------------
     211               119                        360          359           22,912.74       3,348,631.52    6,500,000.00
     217               119                        360          359           21,194.28       3,097,484.15    6,500,000.00
     272               119                        360          359           12,315.60       1,799,889.44    3,250,000.00
     292               119                        360          359           9,451.50        1,381,310.50    2,575,000.00
     301               119                        360          359           5,728.18         837,157.88     1,425,000.00
     302               119                        360          359           5,728.18         837,157.88     1,600,000.00
     304               119                        360          359           4,009.73         586,010.52     1,100,000.00

   Various             118                        360          358           58,218.65       8,409,070.56    13,075,000.00
----------------------------------------------------------------------------------------------------------------------------
     157               118                        360          358           33,232.03       4,800,016.57    7,460,000.00
     200               118                        360          358           24,986.62       3,609,053.99    5,615,000.00

   Various             118                        360          358           48,694.09       6,972,824.95    11,080,000.00
----------------------------------------------------------------------------------------------------------------------------
     190               118                        360          358           27,809.20       3,982,180.92    6,730,000.00
     219               118                        360          358           20,884.89       2,990,644.03    4,350,000.00

   Various             115                        360          355           44,922.47       6,661,390.45    13,000,000.00
----------------------------------------------------------------------------------------------------------------------------
     210               115                        360          355           22,713.92       3,368,166.11    6,700,000.00
     269               115                        360          355           12,859.06       1,906,822.58    3,650,000.00
   269.01                                                                                                    2,325,000.00
   269.02                                                                                                    1,325,000.00
     291               115                        360          355           9,349.49        1,386,401.76    2,650,000.00

   Various             117            3           360          360           44,690.83       6,552,038.69    10,850,000.00
----------------------------------------------------------------------------------------------------------------------------
     171               117            3           360          360           30,325.92       4,446,026.35    7,100,000.00
     260               117            3           360          360           14,364.91       2,106,012.34    3,750,000.00

     145               118                        360          358           36,645.11       5,297,171.46    8,500,000.00
----------------------------------------------------------------------------------------------------------------------------
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06

     154               119                        360          359           33,321.90       4,877,633.03    8,000,000.00
----------------------------------------------------------------------------------------------------------------------------
   154.01
   154.02
   154.03

   Various             117                        360          357           31,503.12       4,695,130.37    8,115,000.00
----------------------------------------------------------------------------------------------------------------------------
     239               117                        360          357           16,771.09       2,494,833.33    4,315,000.00
   239.01                                                                                                    2,200,000.00
   239.02                                                                                                    2,115,000.00
     251               117                        360          357           14,732.03       2,200,297.04    3,800,000.00

     186               119            59          360          360           28,400.00       4,580,108.21    6,150,000.00
----------------------------------------------------------------------------------------------------------------------------
   186.01                                                                                                    4,100,000.00
   186.02                                                                                                    2,050,000.00

                                CUT-OFF
  MORTGAGE                       DATE      LTV RATIO                                   CUT-OFF DATE        UW NET       MORTGAGE
    LOAN                          LTV     AT MATURITY      NUMBER OF       UNIT OF      LOAN AMOUNT         CASH          LOAN
   NUMBER           DSCR (X)     RATIO       OR ARD      UNITS (UNITS)     MEASURE    PER (UNIT) ($)      FLOW ($)       NUMBER
-----------------------------------------------------------------------------------------------------------------------------------

      1               1.21      80.00%       70.09%        3,492,882       Sq. Ft.        180.56       51,881,207.03       1
-----------------------------------------------------------------------------------------------------------------------------------
    1.01                                                    640,974        Sq. Ft.                     11,953,720.31      1.01
    1.02                                                    532,290        Sq. Ft.                     10,835,441.04      1.02
    1.03                                                    476,534        Sq. Ft.                      9,898,615.72      1.03
    1.04                                                    409,923        Sq. Ft.                      7,415,225.42      1.04
    1.05                                                    270,324        Sq. Ft.                      4,934,800.92      1.05
    1.06                                                    279,387        Sq. Ft.                      1,636,062.89      1.06
    1.07                                                    302,799        Sq. Ft.                      2,447,501.97      1.07
    1.08                                                    145,962        Sq. Ft.                       975,879.02       1.08
    1.09                                                    226,816        Sq. Ft.                      1,492,479.62      1.09
    1.10                                                    207,873        Sq. Ft.                       291,480.12       1.10

     11               1.45      79.81%       66.98%         673,547        Sq. Ft.         79.99        5,388,397.93       11
-----------------------------------------------------------------------------------------------------------------------------------
    11.01                                                   174,055        Sq. Ft.                      1,805,593.50     11.01
    11.02                                                   270,567        Sq. Ft.                      1,965,718.11     11.02
    11.03                                                   228,925        Sq. Ft.                      1,617,086.32     11.03

     14               1.26      79.86%       72.83%           918           Units        50,631.81      3,980,433.24       14
-----------------------------------------------------------------------------------------------------------------------------------
    14.01                                                     548           Units                       2,260,233.91     14.01
    14.02                                                     370           Units                       1,720,199.33     14.02

   Various            1.26      76.22%       70.53%          1,066          Units        36,892.12      3,268,402.78    Various
-----------------------------------------------------------------------------------------------------------------------------------
     73               1.25      73.67%       68.18%           319           Units        40,877.74      1,078,352.56       73
     111              1.29      74.34%       68.79%           246           Units        37,170.73       779,670.52       111
     121              1.24      78.68%       72.81%           263           Units        31,114.07       670,186.18       121
     158              1.26      80.00%       74.03%           142           Units        39,436.62       466,863.20       158
     231              1.23      80.00%       74.03%            96           Units        35,000.00       273,330.32       231

   Various            1.30      72.69%       67.27%          1,296          Units        26,810.19      2,995,894.19    Various
-----------------------------------------------------------------------------------------------------------------------------------
     109              1.25      78.39%       72.54%           264           Units        36,522.73       794,176.56       109
     116              1.38      62.11%       57.48%           584           Units        14,570.21       775,742.20       116
     131              1.26      79.35%       73.43%           150           Units        49,200.00       615,027.72       131
     143              1.30      80.00%       74.03%           163           Units        39,754.60       555,458.20       143
     249              1.41      62.16%       57.52%           135           Units        20,259.26       255,489.51       249

     25               1.32      71.56%       51.79%         236,003        Sq. Ft.        136.37        2,985,092.99       25
-----------------------------------------------------------------------------------------------------------------------------------
    25.01                                                    50,816        Sq. Ft.                       932,577.20      25.01
    25.02                                                    23,495        Sq. Ft.                       321,247.99      25.02
    25.03                                                    15,960        Sq. Ft.                       188,119.63      25.03
    25.04                                                    21,250        Sq. Ft.                       211,186.34      25.04
    25.05                                                    16,544        Sq. Ft.                       164,988.25      25.05
    25.06                                                    12,545        Sq. Ft.                       151,691.61      25.06
    25.07                                                    13,775        Sq. Ft.                       132,321.64      25.07
    25.08                                                    10,800        Sq. Ft.                       151,795.77      25.08
    25.09                                                    12,215        Sq. Ft.                       136,095.44      25.09
    25.10                                                    10,205        Sq. Ft.                       120,154.92       25.1
    25.11                                                    11,123        Sq. Ft.                       103,542.95      25.11
    25.12                                                    8,668         Sq. Ft.                       96,214.52       25.12
    25.13                                                    7,587         Sq. Ft.                       89,928.22       25.13
    25.14                                                    7,100         Sq. Ft.                       78,712.40       25.14
    25.15                                                    6,928         Sq. Ft.                       54,808.03       25.15
    25.16                                                    6,992         Sq. Ft.                       51,708.06       25.16

   Various            2.38      55.03%       55.03%         182,693        Sq. Ft.        150.71        3,073,860.03    Various
-----------------------------------------------------------------------------------------------------------------------------------
     53               2.26      54.54%       54.54%          76,172        Sq. Ft.        234.85        1,966,075.00       53
     108              2.59      55.96%       55.96%         106,521        Sq. Ft.         90.55        1,107,785.03      108

   Various            1.36      75.59%       63.57%        1,081,285       Sq. Ft.         20.79        2,109,159.00    Various
-----------------------------------------------------------------------------------------------------------------------------------
     128              1.35      75.59%       63.58%         472,500        Sq. Ft.         16.70         732,257.00       128
     148              1.32      76.07%       63.98%         281,250        Sq. Ft.         21.37         547,822.00       148
     213              1.28      75.60%       63.58%         148,455        Sq. Ft.         26.48         345,288.00       213
     218              1.40      75.60%       63.58%         125,000        Sq. Ft.         28.42         341,465.00       218
     299              1.89      72.94%       61.35%          54,080        Sq. Ft.         20.23         142,327.00       299

   Various            1.37      75.18%       63.15%         358,967        Sq. Ft.         58.25        1,962,167.00    Various
-----------------------------------------------------------------------------------------------------------------------------------
     60               1.39      78.49%       65.92%         248,628        Sq. Ft.         67.56        1,599,527.00       60
    60.01                                                   104,460        Sq. Ft.                       665,046.97      60.01
    60.02                                                    98,410        Sq. Ft.                       515,992.61      60.02
    60.03                                                    45,758        Sq. Ft.                       418,486.58      60.03
     220              1.28      64.26%       53.97%          84,096        Sq. Ft.         42.03         311,177.00       220
     305              1.30      63.46%       53.30%          26,243        Sq. Ft.         22.00         51,463.00        305

   Various            1.20      75.84%       70.65%           372           Units        48,825.27      1,523,834.56    Various
-----------------------------------------------------------------------------------------------------------------------------------
     75               1.21      75.08%       69.94%           264           Units        47,776.52      1,059,290.52       75
     159              1.20      77.62%       72.31%           108           Units        51,388.89       464,544.04       159

   Various            1.28      79.61%       71.28%         145,103        Sq. Ft.        117.85        1,494,509.50    Various
-----------------------------------------------------------------------------------------------------------------------------------
     150              1.18      80.00%       71.65%          47,606        Sq. Ft.        125.87         484,836.49       150
     180              1.28      80.00%       71.65%          44,000        Sq. Ft.        114.73         443,791.44       180
     226              1.36      77.68%       69.50%          33,947        Sq. Ft.        102.51         323,645.86       226
     253              1.38      80.63%       72.14%          19,550        Sq. Ft.        131.97         242,235.71       253

   Various            1.26      79.38%       71.93%          58,927        Sq. Ft.        282.90        1,397,014.00    Various
-----------------------------------------------------------------------------------------------------------------------------------
     87               1.28      80.00%       72.52%          35,616        Sq. Ft.        316.71         955,419.00        87
     168              1.23      78.13%       70.72%          23,311        Sq. Ft.        231.25         441,595.00       168

   Various            1.20      76.22%       64.25%          44,730        Sq. Ft.        320.02        1,203,030.00    Various
-----------------------------------------------------------------------------------------------------------------------------------
     152              1.20      76.32%       64.33%          14,490        Sq. Ft.        412.39         502,164.00       152
     202              1.20      76.30%       64.32%          15,120        Sq. Ft.        280.05         355,878.00       202
     205              1.20      76.01%       64.08%          15,120        Sq. Ft.        271.48         344,988.00       205

   Various            1.32      61.79%       51.80%           143           Units        99,162.85      1,287,544.91    Various
-----------------------------------------------------------------------------------------------------------------------------------
     211              1.27      61.45%       51.52%            24           Units       166,435.30       350,389.50       211
     217              1.47      56.84%       47.65%            43           Units        85,927.06       374,361.58       217
     272              1.24      66.06%       55.38%            18           Units       119,278.63       182,833.16       272
     292              1.26      63.99%       53.64%            21           Units        78,462.36       143,455.95       292
     301              1.23      70.08%       58.75%            14           Units        71,329.42       84,737.65        301
     302              1.33      62.41%       52.32%            15           Units        66,574.12       91,582.09        302
     304              1.25      63.55%       53.27%            8            Units        87,378.53       60,184.97        304

   Various            1.20      76.29%       64.31%          29,610        Sq. Ft.        336.89         838,341.00     Various
-----------------------------------------------------------------------------------------------------------------------------------
     157              1.20      76.33%       64.34%          14,490        Sq. Ft.        392.97         478,503.00       157
     200              1.20      76.25%       64.28%          15,120        Sq. Ft.        283.16         359,838.00       200

   Various            1.20      74.41%       62.93%          29,050        Sq. Ft.        283.81         701,222.60     Various
-----------------------------------------------------------------------------------------------------------------------------------
     190              1.20      69.96%       59.17%          14,490        Sq. Ft.        324.95         400,491.00       190
     219              1.20      81.29%       68.75%          14,560        Sq. Ft.        242.87         300,731.60       219

   Various            1.66      61.20%       51.24%          55,814        Sq. Ft.        142.55         894,018.51     Various
-----------------------------------------------------------------------------------------------------------------------------------
     210              1.66      60.04%       50.27%          28,205        Sq. Ft.        142.63         452,451.42       210
     269              1.67      62.40%       52.24%          15,985        Sq. Ft.        142.48         257,024.17       269
   269.01                                                    10,085        Sq. Ft.                       159,993.15      269.01
   269.02                                                    5,900         Sq. Ft.                       97,031.02       269.02
     291              1.64      62.49%       52.32%          11,624        Sq. Ft.        142.45         184,542.93       291

   Various            1.24      70.97%       60.39%         107,110        Sq. Ft.         71.89         664,845.06     Various
-----------------------------------------------------------------------------------------------------------------------------------
     171              1.20      73.59%       62.62%          63,560        Sq. Ft.         82.21         438,052.89       171
     260              1.32      66.00%       56.16%          43,550        Sq. Ft.         56.83         226,792.17       260

     145              1.22      73.95%       62.32%            74           Units        84,942.48       535,128.40       145
-----------------------------------------------------------------------------------------------------------------------------------
   145.01                                                      19           Units                                        145.01
   145.02                                                      12           Units                                        145.02
   145.03                                                      12           Units                                        145.03
   145.04                                                      12           Units                                        145.04
   145.05                                                      12           Units                                        145.05
   145.06                                                      7            Units                                        145.06

     154              1.25      72.77%       60.97%          86,200        Sq. Ft.         67.54         501,772.97       154
-----------------------------------------------------------------------------------------------------------------------------------
   154.01                                                    35,200        Sq. Ft.                       213,811.40      154.01
   154.02                                                    36,000        Sq. Ft.                       218,040.97      154.02
   154.03                                                    15,000        Sq. Ft.                       69,920.60       154.03

   Various            1.32      69.39%       57.86%          32,956        Sq. Ft.        170.86         498,968.01     Various
-----------------------------------------------------------------------------------------------------------------------------------
     239              1.27      69.29%       57.82%          12,026        Sq. Ft.        248.62         254,618.58       239
   239.01                                                    5,242         Sq. Ft.                       130,351.16      239.01
   239.02                                                    6,784         Sq. Ft.                       124,267.42      239.02
     251              1.38      69.50%       57.90%          20,930        Sq. Ft.        126.18         244,349.43       251

     186              1.27      80.00%       74.47%          25,450        Sq. Ft.        193.32         433,797.82       186
-----------------------------------------------------------------------------------------------------------------------------------
   186.01                                                    18,950        Sq. Ft.                                       186.01
   186.02                                                    6,500         Sq. Ft.                                       186.02

* With respect to the Mutual of Omaha Mortgage Loan, the borrower is a guarantor under the Perkins Restaurant & Bakery Pool Mortgage Loan. The Mutual of Omaha
Mortgage Loan and the Perkins Restaurant & Bakery Mortgage Loan are
cross-defaulted with each of the other mortgage loans, but they are not cross-collateralized; provided, however, the Mutual of Omaha Mortgage Loan
Property serves as additional collateral for the Perkins Restaurant & Bakery
Pool Mortgage Loan. The Perkins Restaurant & Bakery Pool Mortgage Loan Property
does not serve as additional collateral for the Mutual of Omaha Loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-6                   DEBT SERVICE PAYMENT SCHEDULE FOR GSA OFFICES POOL
    LOAN PAY PERIOD                     Debt Service ($)                 LOAN PAY PERIOD                     Debt Service ($)
-------------------------   ----------------------------             -------------------------  -----------------------------

           1                                   254,812.71                       61                                 188,146.04
           2                                   254,812.71                       62                                 188,146.04
           3                                   254,812.71                       63                                 188,146.04
           4                                   254,812.71                       64                                 188,146.04
           5                                   254,812.71                       65                                 188,146.04
           6                                   254,812.71                       66                                 188,146.04
           7                                   254,812.71                       67                                 188,146.04
           8                                   254,812.71                       68                                 188,146.04
           9                                   254,812.71                       69                                 188,146.04
           10                                  254,812.71                       70                                 188,146.04
           11                                  254,812.71                       71                                 188,146.04
           12                                  254,812.71                       72                                 188,146.04
           13                                  246,479.37                       73                                 188,146.04
           14                                  246,479.37                       74                                 188,146.04
           15                                  246,479.37                       75                                 188,146.04
           16                                  246,479.37                       76                                 188,146.04
           17                                  246,479.37                       77                                 188,146.04
           18                                  246,479.37                       78                                 188,146.04
           19                                  246,479.37                       79                                 188,146.04
           20                                  246,479.37                       80                                 188,146.04
           21                                  246,479.37                       81                                 188,146.04
           22                                  246,479.37                       82                                 188,146.04
           23                                  246,479.37                       83                                 188,146.04
           24                                  246,479.37                       84                                 188,146.04
           25                                  229,812.71                       85                                 188,146.04
           26                                  229,812.71                       86                                 188,146.04
           27                                  229,812.71                       87                                 188,146.04
           28                                  229,812.71                       88                                 188,146.04
           29                                  229,812.71                       89                                 188,146.04
           30                                  229,812.71                       90                                 188,146.04
           31                                  229,812.71                       91                                 188,146.04
           32                                  229,812.71                       92                                 188,146.04
           33                                  229,812.71                       93                                 188,146.04
           34                                  229,812.71                       94                                 188,146.04
           35                                  229,812.71                       95                                 188,146.04
           36                                  229,812.71                       96                                 188,146.04
           37                                  213,146.04                       97                                 188,146.04
           38                                  213,146.04                       98                                 188,146.04
           39                                  213,146.04                       99                                 188,146.04
           40                                  213,146.04                      100                                 188,146.04
           41                                  213,146.04                      101                                 188,146.04
           42                                  213,146.04                      102                                 188,146.04
           43                                  213,146.04                      103                                 188,146.04
           44                                  213,146.04                      104                                 188,146.04
           45                                  213,146.04                      105                                 188,146.04
           46                                  213,146.04                      106                                 188,146.04
           47                                  213,146.04                      107                                 188,146.04
           48                                  213,146.04                      108                                 188,146.04
           49                                  204,812.71                      109                                 188,146.04
           50                                  204,812.71                      110                                 188,146.04
           51                                  204,812.71                      111                                 188,146.04
           52                                  204,812.71                      112                                 188,146.04
           53                                  204,812.71                      113                                 188,146.04
           54                                  204,812.71                      114                                 188,146.04
           55                                  204,812.71                      115                                 188,146.04
           56                                  204,812.71                      116                                 188,146.04
           57                                  204,812.71                      117                                 188,146.04
           58                                  204,812.71                      118                                 188,146.04
           59                                  204,812.71                      119                                 188,146.04
           60                                  204,812.71                      120                              23,480,832.12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                         % OF                                         WTD. AVG.
                                                                       CUT-OFF       AVERAGE           MAXIMUM         CUT-OFF
                                     NUMBER OF        AGGREGATE          DATE        CUT-OFF           CUT-OFF           DATE
                                     MORTGAGED         CUT-OFF           POOL          DATE              DATE            LTV
          PROPERTY TYPE             PROPERTIES       DATE BALANCE      BALANCE       BALANCE           BALANCE          RATIO
----------------------------------------------------------------------------------------------------------------------------------

Retail                                 137            $ 1,406,273,506       33.2%    $ 10,264,770      $ 115,000,000    73.4%
   Retail - Anchored                    79                823,214,736       19.5     $ 10,420,440      $ 115,000,000    70.9%
   Retail - Outlet                      13                369,214,970        8.7     $ 28,401,152      $  76,750,000    80.0%
   Retail - Shadow Anchored (4)        (19)               114,364,003        2.7     $  6,019,158      $  23,100,000    70.4%
   Retail - Unanchored                  26                 99,479,797        2.4     $  3,826,146      $  14,137,655    72.9%
Office                                  58              1,247,508,708       29.5     $ 21,508,771      $ 250,000,000    70.4%
Multifamily                             83                717,550,947       17.0     $  8,645,192      $  37,600,000    73.1%
Hospitality                             29                524,091,247       12.4     $ 18,072,112      $  73,500,000    67.9%
Mixed Use                                5                170,976,289        4.0     $ 34,195,258      $ 132,319,524    71.6%
Mobile Home Park                         7                 76,899,729        1.8     $ 10,985,676      $  43,000,000    75.1%
Industrial                              13                 47,057,878        1.1     $  3,619,837      $   8,222,653    68.6%
Self Storage                             9                 26,928,350        0.6     $  2,992,039      $   5,225,000    67.4%
Land                                     2                  7,566,683        0.2     $  3,783,342      $   4,082,959    73.8%
Healthcare                               1                  5,000,000        0.1     $  5,000,000      $   5,000,000    71.4%
------------------------------         ---            ---------------      -----
                                       344            $ 4,229,853,337      100.0%    $ 12,296,085      $ 250,000,000    71.6%
                                       ===            ===============      =====

                                                   WTD. AVG.
                                                     STATED      WTD. AVG.     MINIMUM      MAXIMUM
                                     WTD. AVG.     REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                                        LTV         TERM TO         DATE         DATE         DATE       WTD. AVG.      WTD. AVG.
                                      RATIO AT      MATURITY        DSC          DSC          DSC        OCCUPANCY      MORTGAGE
          PROPERTY TYPE             MATURITY (2)   (MOS.) (2)      RATIO        RATIO        RATIO        RATE (3)        RATE
-----------------------------------------------------------------------------------------------------------------------------------

Retail                                 66.0%          114          1.42x        1.18x        2.81x         93.9%         5.477%
   Retail - Anchored                   65.6%          113          1.50x        1.20x        2.81x         95.5%         5.444%
   Retail - Outlet                     69.6%          118          1.25x        1.21x        1.45x         91.3%         5.520%
   Retail - Shadow Anchored (4)        59.5%         (109)         1.39x        1.20x        2.34x         94.0%         5.419%
   Retail - Unanchored                 63.3%          107          1.35x        1.18x        1.74x         90.3%         5.653%
Office                                 65.4%          115          1.36x        1.14x        3.21x         93.0%         5.616%
Multifamily                            65.9%          117          1.30x        1.13x        1.90x         93.4%         5.560%
Hospitality                            57.6%          116          1.49x        1.30x        2.97x           NA          5.736%
Mixed Use                              60.1%          119          1.32x        1.19x        1.73x         89.1%         5.694%
Mobile Home Park                       66.2%          112          1.25x        1.21x        1.43x         96.1%         5.697%
Industrial                             55.6%          134          1.47x        1.23x        1.89x         98.3%         5.543%
Self Storage                           57.9%          118          1.36x        1.20x        1.53x         86.5%         5.601%
Land                                   62.0%          116          1.22x        1.20x        1.24x        100.0%         5.534%
Healthcare                             61.7%          115          1.31x        1.31x        1.31x         95.2%         5.810%
                                       64.4%          115          1.38x        1.13x        3.21x         93.4%         5.579%

------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 29 Mortgage Loans secured by hospitality properties, representing 12.4% of the Cut-Off Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                           % OF                                         WTD. AVG.
                                                                         CUT-OFF       AVERAGE           MAXIMUM         CUT-OFF
                                     NUMBER OF        AGGREGATE            DATE        CUT-OFF           CUT-OFF           DATE
                                     MORTGAGED         CUT-OFF           GROUP 1         DATE              DATE            LTV
          PROPERTY TYPE             PROPERTIES       DATE BALANCE        BALANCE       BALANCE           BALANCE          RATIO
------------------------------------------------------------------------------------------------------------------------------------

Retail                                 137            $ 1,406,273,506       39.0%    $ 10,264,770      $ 115,000,000       73.4%
   Retail - Anchored                    79                823,214,736       22.8     $ 10,420,440      $ 115,000,000       70.9%
   Retail - Outlet                      13                369,214,970       10.2     $ 28,401,152      $  76,750,000       80.0%
   Retail - Shadow Anchored (4)        (19)               114,364,003        3.2     $  6,019,158      $  23,100,000       70.4%
   Retail - Unanchored                  26                 99,479,797        2.8     $  3,826,146      $  14,137,655       72.9%
Office                                  58              1,247,508,708       34.6     $ 21,508,771      $ 250,000,000       70.4%
Hospitality                             29                524,091,247       14.5     $ 18,072,112      $  73,500,000       67.9%
Mixed Use                                5                170,976,289        4.7     $ 34,195,258      $ 132,319,524       71.6%
Multifamily                              9                106,565,002        3.0     $ 11,840,556      $  20,358,000       74.6%
Mobile Home Park                         4                 65,639,729        1.8     $ 16,409,932      $  43,000,000       74.3%
Industrial                              13                 47,057,878        1.3     $  3,619,837      $   8,222,653       68.6%
Self Storage                             9                 26,928,350        0.7     $  2,992,039      $   5,225,000       67.4%
Land                                     2                  7,566,683        0.2     $  3,783,342      $   4,082,959       73.8%
Healthcare                               1                  5,000,000        0.1     $  5,000,000      $   5,000,000       71.4%
------------------------------         ---            ---------------      -----
                                       267            $ 3,607,607,392      100.0%    $ 13,511,638      $ 250,000,000       71.4%
                                       ===            ===============      =====

                                                    WTD. AVG.
                                                     STATED      WTD. AVG.     MINIMUM      MAXIMUM
                                     WTD. AVG.     REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                                        LTV         TERM TO         DATE         DATE         DATE       WTD. AVG.     WTD. AVG.
                                      RATIO AT      MATURITY        DSC          DSC          DSC        OCCUPANCY      MORTGAGE
          PROPERTY TYPE             MATURITY (2)   (MOS.) (2)      RATIO        RATIO        RATIO        RATE (3)        RATE
---------------------------------------------------------------------------------------------------------------------------------

Retail                                  66.0%          114          1.42x        1.18x        2.81x         93.9%         5.477%
   Retail - Anchored                    65.6%          113          1.50x        1.20x        2.81x         95.5%         5.444%
   Retail - Outlet                      69.6%          118          1.25x        1.21x        1.45x         91.3%         5.520%
   Retail - Shadow Anchored (4)         59.5%         (109)         1.39x        1.20x        2.34x         94.0%         5.419%
   Retail - Unanchored                  63.3%          107          1.35x        1.18x        1.74x         90.3%         5.653%
Office                                  65.4%          115          1.36x        1.14x        3.21x         93.0%         5.616%
Hospitality                             57.6%          116          1.49x        1.30x        2.97x           NA          5.736%
Mixed Use                               60.1%          119          1.32x        1.19x        1.73x         89.1%         5.694%
Multifamily                             66.5%          117          1.31x        1.13x        1.54x         93.1%         5.646%
Mobile Home Park                        64.5%          119          1.24x        1.21x        1.40x         96.0%         5.706%
Industrial                              55.6%          134          1.47x        1.23x        1.89x         98.3%         5.543%
Self Storage                            57.9%          118          1.36x        1.20x        1.53x         86.5%         5.601%
Land                                    62.0%          116          1.22x        1.20x        1.24x         100.0%        5.534%
Healthcare                              61.7%          115          1.31x        1.31x        1.31x         95.2%         5.810%
                                        64.1%          115          1.40x        1.13x        3.21x         93.3%         5.584%

------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 29 Mortgage Loans secured by hospitality properties, representing 14.5% of the Cut-Off Date Group 1 Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                            % OF                                      WTD. AVG.
                                                           CUT-OFF      AVERAGE         MAXIMUM        CUT-OFF      WTD. AVG.
                          NUMBER OF        AGGREGATE        DATE        CUT-OFF         CUT-OFF          DATE          LTV
                          MORTGAGED         CUT-OFF        GROUP 2        DATE            DATE           LTV        RATIO AT
     PROPERTY TYPE        PROPERTIES     DATE BALANCE      BALANCE      BALANCE         BALANCE         RATIO     MATURITY (2)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily                   74           $ 610,985,945      98.2%    $ 8,256,567      $37,600,000     72.9%         65.8%
Mobile Home Park               3              11,260,000       1.8     $ 3,753,333      $ 5,100,000     79.9%         76.0%
----------------------        --           -------------     -----
                              77           $ 622,245,945     100.0%    $ 8,081,116      $37,600,000     73.0%         66.0%
                              ==           =============     =====

                            WTD. AVG.
                             STATED       WTD. AVG.     MINIMUM      MAXIMUM
                            REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                             TERM TO        DATE          DATE         DATE        WTD. AVG.     WTD. AVG.
                            MATURITY         DSC          DSC          DSC         OCCUPANCY      MORTGAGE
     PROPERTY TYPE         (MOS.) (2)       RATIO        RATIO        RATIO          RATE           RATE
-------------------------------------------------------------------------------------------------------------

Multifamily                    117          1.30x        1.19x        1.90x          93.5%         5.545%
Mobile Home Park                72          1.34x        1.28x        1.43x          96.9%         5.649%
                               116          1.30x        1.19x        1.90x          93.5%         5.547%

------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                    % OF
                                                  AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM        WTD. AVG.
                                                   CUT-OFF          DATE         CUT-OFF           CUT-OFF         CUT-OFF
      RANGE OF CUT-OFF          NUMBER OF           DATE            POOL          DATE              DATE          DATE LTV
      DATE BALANCES ($)           LOANS            BALANCE        BALANCE        BALANCE           BALANCE          RATIO
-----------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 2,000,000   31      $    48,613,762        1.1%       $  1,568,186       $  2,000,000       67.4%
2,000,001 - 3,000,000               37           94,760,444        2.2        $  2,561,093       $  2,993,245       68.3%
3,000,001 - 4,000,000               27           94,459,079        2.2        $  3,498,484       $  3,994,447       70.6%
4,000,001 - 5,000,000               28          124,459,998        2.9        $  4,445,000       $  5,000,000       71.1%
5,000,001 - 6,000,000               34          185,137,548        4.4        $  5,445,222       $  6,000,000       70.0%
6,000,001 - 7,000,000               12           77,548,311        1.8        $  6,462,359       $  6,984,493       68.0%
7,000,001 - 8,000,000               12           90,451,122        2.1        $  7,537,594       $  8,000,000       69.7%
8,000,001 - 9,000,000               13          109,007,505        2.6        $  8,385,193       $  8,970,000       71.9%
9,000,001 - 10,000,000              10           97,042,443        2.3        $  9,704,244       $  9,977,371       74.1%
10,000,001 - 15,000,000             37          439,252,809       10.4        $ 11,871,698       $ 14,327,345       71.7%
15,000,001 - 20,000,000             18          319,301,443        7.5        $ 17,738,969       $ 20,000,000       68.9%
20,000,001 - 25,000,000             16          352,581,741        8.3        $ 22,036,359       $ 25,000,000       72.4%
25,000,001 - 30,000,000              3           80,239,935        1.9        $ 26,746,645       $ 27,100,000       62.5%
30,000,001 - 35,000,000              6          195,758,769        4.6        $ 32,626,461       $ 35,000,000       71.0%
35,000,001 - 40,000,000              3          117,009,484        2.8        $ 39,003,161       $ 39,909,484       67.4%
40,000,001 - 45,000,000              3          132,500,000        3.1        $ 44,166,667       $ 45,000,000       72.4%
45,000,001 - 50,000,000              3          139,330,000        3.3        $ 46,443,333       $ 47,000,000       75.5%
50,000,001 - 55,000,000              3          158,874,970        3.8        $ 52,958,323       $ 54,000,000       73.8%
55,000,001 - 60,000,000              2          119,864,449        2.8        $ 59,932,224       $ 60,000,000       73.0%
70,000,001 - 75,000,000              1           73,500,000        1.7        $ 73,500,000       $ 73,500,000       73.5%
80,000,001 - 315,340,000             6        1,180,159,524       27.9        $196,693,254       $315,340,000       73.2%
---------------------------        ---      ---------------      -----
                                   305      $ 4,229,853,337      100.0%       $ 13,868,372       $315,340,000       71.6%
                                   ===      ===============      =====

                                              WTD. AVG.
                                                STATED
                                              REMAINING     WTD. AVG.
                                WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF          LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)       AT MATURITY *    (MOS.) *       RATIO         RATE
-------------------------------------------------------------------------------------

(less than or equal to) 2,000,000 57.7%          113          1.42x        5.765%
2,000,001 - 3,000,000             56.4%          118          1.38x        5.592%
3,000,001 - 4,000,000             59.7%          115          1.43x        5.547%
4,000,001 - 5,000,000             59.5%          117          1.47x        5.602%
5,000,001 - 6,000,000             61.5%          118          1.40x        5.585%
6,000,001 - 7,000,000             57.5%          122          1.34x        5.589%
7,000,001 - 8,000,000             61.3%          109          1.47x        5.420%
8,000,001 - 9,000,000             63.0%          109          1.44x        5.540%
9,000,001 - 10,000,000            65.8%          105          1.41x        5.425%
10,000,001 - 15,000,000           64.5%          110          1.44x        5.523%
15,000,001 - 20,000,000           60.6%          112          1.41x        5.541%
20,000,001 - 25,000,000           66.1%          114          1.42x        5.566%
25,000,001 - 30,000,000           56.1%          118          1.59x        5.544%
30,000,001 - 35,000,000           62.5%          116          1.42x        5.652%
35,000,001 - 40,000,000           63.0%          118          1.39x        5.731%
40,000,001 - 45,000,000           64.6%          118          1.28x        5.656%
45,000,001 - 50,000,000           70.5%          118          1.23x        5.604%
50,000,001 - 55,000,000           68.1%          117          1.42x        5.617%
55,000,001 - 60,000,000           64.6%          117          1.34x        5.525%
70,000,001 - 75,000,000           66.4%          119          1.30x        5.920%
80,000,001 - 315,340,000          67.4%          118          1.33x        5.575%
                                  64.4%          115          1.38x        5.579%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % OF
                                                  AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM        WTD. AVG.
                                                   CUT-OFF          DATE         CUT-OFF           CUT-OFF         CUT-OFF
      RANGE OF CUT-OFF          NUMBER OF           DATE          GROUP 1         DATE              DATE          DATE LTV
      DATE BALANCES ($)           LOANS            BALANCE        BALANCE        BALANCE           BALANCE          RATIO
---------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 2,000,000  23           $   37,254,289        1.0%      $  1,619,752      $  2,000,000     65.8%
2,000,001 -  3,000,000             34               86,974,069        2.4       $  2,558,061      $  2,993,245     68.2%
3,000,001 -  4,000,000             23               80,386,007        2.2       $  3,495,044      $  3,994,447     70.5%
4,000,001 -  5,000,000             24              107,224,883        3.0       $  4,467,703      $  5,000,000     69.8%
5,000,001 -  6,000,000             22              120,744,407        3.3       $  5,488,382      $  6,000,000     69.3%
6,000,001 -  7,000,000              6               38,163,882        1.1       $  6,360,647      $  6,864,000     71.4%
7,000,001 -  8,000,000              8               60,496,821        1.7       $  7,562,103      $  7,975,128     68.2%
8,000,001 -  9,000,000              9               75,820,685        2.1       $  8,424,521      $  8,970,000     70.7%
9,000,001 - 10,000,000              4               39,252,531        1.1       $  9,813,133      $  9,969,538     70.6%
10,000,001 - 15,000,000            26              308,163,497        8.5       $ 11,852,442      $ 14,327,345     70.3%
15,000,001 - 20,000,000            14              254,837,449        7.1       $ 18,202,675      $ 20,000,000     68.7%
20,000,001 - 25,000,000            14              311,831,741        8.6       $ 22,273,696      $ 25,000,000     71.5%
25,000,001 - 30,000,000             2               53,539,935        1.5       $ 26,769,968      $ 27,100,000     68.7%
30,000,001 - 35,000,000             6              195,758,769        5.4       $ 32,626,461      $ 35,000,000     71.0%
35,000,001 - 40,000,000             2               79,409,484        2.2       $ 39,704,742      $ 39,909,484     62.9%
40,000,001 - 45,000,000             3              132,500,000        3.7       $ 44,166,667      $ 45,000,000     72.4%
45,000,001 - 50,000,000             2               92,850,000        2.6       $ 46,425,000      $ 47,000,000     73.2%
50,000,001 - 55,000,000             3              158,874,970        4.4       $ 52,958,323      $ 54,000,000     73.8%
55,000,001 - 60,000,000             2              119,864,449        3.3       $ 59,932,224      $ 60,000,000     73.0%
70,000,001 - 75,000,000             1               73,500,000        2.0       $ 73,500,000      $ 73,500,000     73.5%
80,000,001 - 315,340,000            6            1,180,159,524       32.7       $196,693,254      $315,340,000     73.2%
---------------------------       ---           --------------      -----
                                  234           $3,607,607,392      100.0%      $ 15,417,126      $315,340,000     71.4%
                                  ===           ==============      =====

                                                  WTD. AVG.
                                                   STATED
                                                 REMAINING     WTD. AVG.
                                   WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF             LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)          AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------

(less than or equal to) 2,000,000   56.2%          114          1.45x        5.774%
2,000,001 -  3,000,000              56.1%          118          1.38x        5.594%
3,000,001 -  4,000,000              59.1%          117          1.44x        5.566%
4,000,001 -  5,000,000              57.6%          119          1.50x        5.603%
5,000,001 -  6,000,000              60.0%          120          1.44x        5.574%
6,000,001 -  7,000,000              59.7%          115          1.34x        5.603%
7,000,001 -  8,000,000              60.1%          105          1.57x        5.405%
8,000,001 -  9,000,000              61.0%          112          1.51x        5.609%
9,000,001 - 10,000,000              63.4%           88          1.65x        5.386%
10,000,001 - 15,000,000             62.8%          106          1.52x        5.521%
15,000,001 - 20,000,000             60.4%          111          1.46x        5.547%
20,000,001 - 25,000,000             65.1%          114          1.44x        5.561%
25,000,001 - 30,000,000             61.9%          118          1.44x        5.700%
30,000,001 - 35,000,000             62.5%          116          1.42x        5.652%
35,000,001 - 40,000,000             56.5%          118          1.45x        5.556%
40,000,001 - 45,000,000             64.6%          118          1.28x        5.656%
45,000,001 - 50,000,000             69.3%          118          1.21x        5.666%
50,000,001 - 55,000,000             68.1%          117          1.42x        5.617%
55,000,001 - 60,000,000             64.6%          117          1.34x        5.525%
70,000,001 - 75,000,000             66.4%          119          1.30x        5.920%
80,000,001 - 315,340,000            67.4%          118          1.33x        5.575%
                                    64.1%          115          1.40x        5.584%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                 % OF
                                                AGGREGATE       CUT-OFF       AVERAGE         MAXIMUM
                                                 CUT-OFF         DATE         CUT-OFF         CUT-OFF
      RANGE OF CUT-OFF          NUMBER OF         DATE          GROUP 2        DATE             DATE
      DATE BALANCES ($)           LOANS          BALANCE        BALANCE       BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------------

(less than or equal to) 2,000,000   8           $  11,359,474         1.8%   $  1,419,934      $ 2,000,000
2,000,001 -  3,000,000              3               7,786,375         1.3    $  2,595,458      $ 2,735,000
3,000,001 -  4,000,000              4              14,073,073         2.3    $  3,518,268      $ 3,694,864
4,000,001 -  5,000,000              4              17,235,115         2.8    $  4,308,779      $ 4,393,892
5,000,001 -  6,000,000             12              64,393,141        10.3    $  5,366,095      $ 5,720,000
6,000,001 -  7,000,000              6              39,384,429         6.3    $  6,564,072      $ 6,984,493
7,000,001 -  8,000,000              4              29,954,301         4.8    $  7,488,575      $ 8,000,000
8,000,001 -  9,000,000              4              33,186,820         5.3    $  8,296,705      $ 8,509,000
9,000,001 - 10,000,000              6              57,789,912         9.3    $  9,631,652      $ 9,977,371
10,000,001 - 15,000,000            11             131,089,312        21.1    $ 11,917,210      $13,860,000
15,000,001 - 20,000,000             4              64,463,994        10.4    $ 16,115,998      $17,000,000
20,000,001 - 25,000,000             2              40,750,000         6.5    $ 20,375,000      $20,500,000
25,000,001 - 30,000,000             1              26,700,000         4.3    $ 26,700,000      $26,700,000
35,000,001 - 40,000,000             1              37,600,000         6.0    $ 37,600,000      $37,600,000
45,000,001 - 46,480,000             1              46,480,000         7.5    $ 46,480,000      $46,480,000
-----------------------------      --           -------------       -----
                                   71           $ 622,245,945       100.0%   $  8,764,027      $46,480,000
                                   ==           =============       =====

                                                            WTD. AVG.
                                                             STATED
                                WTD. AVG.                   REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF           DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)           RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

(less than or equal to) 2,000,000 72.6%         62.4%          112         1.32x        5.733%
2,000,001 -  3,000,000            69.5%         60.4%          117         1.28x        5.574%
3,000,001 -  4,000,000            71.3%         62.9%          106         1.35x        5.439%
4,000,001 -  5,000,000            78.9%         71.2%          103         1.31x        5.597%
5,000,001 -  6,000,000            71.3%         64.4%          115         1.31x        5.606%
6,000,001 -  7,000,000            64.8%         55.3%          128         1.34x        5.575%
7,000,001 -  8,000,000            72.9%         63.6%          118         1.28x        5.451%
8,000,001 -  9,000,000            74.7%         67.5%          102         1.27x        5.381%
9,000,001 - 10,000,000            76.4%         67.4%          117         1.25x        5.451%
10,000,001 - 15,000,000           75.0%         68.5%          118         1.27x        5.529%
15,000,001 - 20,000,000           69.5%         61.5%          118         1.24x        5.519%
20,000,001 - 25,000,000           79.3%         73.8%          116         1.23x        5.609%
25,000,001 - 30,000,000           50.0%         44.5%          118         1.90x        5.230%
35,000,001 - 40,000,000           76.9%         76.9%          118         1.27x        6.100%
45,000,001 - 46,480,000           79.9%         72.8%          117         1.26x        5.480%
                                  73.0%         66.0%          116         1.30x        5.547%

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                        % OF
                                                    AGGREGATE         CUT-OFF         AVERAGE            MAXIMUM
                                  NUMBER OF          CUT-OFF            DATE          CUT-OFF            CUT-OFF
                                  MORTGAGED            DATE             POOL            DATE               DATE
             STATE                PROPERTIES         BALANCE          BALANCE         BALANCE            BALANCE
----------------------------------------------------------------------------------------------------------------------

NY                                   10            $   594,545,967        14.1%      $ 59,454,597       $250,000,000
CA                                   30                445,182,495        10.5       $ 14,839,417       $ 60,000,000
  Southern (3)                      (22)               234,805,124         5.6       $ 10,672,960       $ 51,000,000
  Northern (3)                       (8)               210,377,371         5.0       $ 26,297,171       $ 60,000,000
TX                                   29                367,981,081         8.7       $ 12,689,003       $ 76,750,000
IL                                    9                297,191,290         7.0       $ 33,021,254       $162,500,000
FL                                   35                281,113,497         6.6       $  8,031,814       $ 56,050,000
CO                                   15                246,531,691         5.8       $ 16,435,446       $132,319,524
PA                                   13                179,025,661         4.2       $ 13,771,205       $ 60,620,000
IN                                    9                164,046,701         3.9       $ 18,227,411       $115,000,000
AZ                                   12                158,368,706         3.7       $ 13,197,392       $ 37,600,000
OH                                   16                155,497,105         3.7       $  9,718,569       $ 37,550,000
NC                                   19                134,455,466         3.2       $  7,076,603       $ 20,500,000
MO                                    4                108,802,606         2.6       $ 27,200,652       $ 73,500,000
GA                                    9                 87,989,720         2.1       $  9,776,636       $ 20,000,000
WA                                   12                 82,133,132         1.9       $  6,844,428       $ 20,352,766
MD                                    6                 80,489,716         1.9       $ 13,414,953       $ 45,000,000
KS                                    6                 77,377,474         1.8       $ 12,896,246       $ 27,153,265
WI                                    8                 76,266,630         1.8       $  9,533,329       $ 32,250,000
MI                                   10                 72,174,988         1.7       $  7,217,499       $ 19,455,874
AL                                   11                 67,342,221         1.6       $  6,122,020       $ 14,327,345
NJ                                    3                 65,723,570         1.6       $ 21,907,857       $ 33,423,570
TN                                   15                 57,259,592         1.4       $  3,817,306       $ 11,100,000
VA                                    9                 46,165,377         1.1       $  5,129,486       $ 31,428,133
NV                                    1                 45,850,000         1.1       $ 45,850,000       $ 45,850,000
MA                                    3                 42,812,790         1.0       $ 14,270,930       $ 32,574,000
OK                                    5                 41,648,139         1.0       $  8,329,628       $ 17,400,000
MN                                    5                 38,853,641         0.9       $  7,770,728       $ 13,968,475
UT                                    3                 30,538,670         0.7       $ 10,179,557       $ 23,100,000
SC                                    4                 29,475,008         0.7       $  7,368,752       $ 17,000,000
DE                                    1                 26,700,000         0.6       $ 26,700,000       $ 26,700,000
LA                                    7                 23,411,786         0.6       $  3,344,541       $  5,400,000
MS                                    5                 20,540,940         0.5       $  4,108,188       $ 13,500,000
KY                                    5                 17,991,044         0.4       $  3,598,209       $  9,144,000
IA                                    2                 15,046,610         0.4       $  7,523,305       $ 10,665,387
MT                                    1                  9,645,224         0.2       $  9,645,224       $  9,645,224
DC                                    2                  9,559,076         0.2       $  4,779,538       $  6,063,950
ND                                    2                  6,669,249         0.2       $  3,334,624       $  4,100,000
OR                                    1                  5,345,000         0.1       $  5,345,000       $  5,345,000
NE                                    1                  5,175,321         0.1       $  5,175,321       $  5,175,321
WV                                    2                  4,593,000         0.1       $  2,296,500       $  2,800,000
AR                                    1                  3,368,139         0.1       $  3,368,139       $  3,368,139
NM                                    1                  2,496,496         0.1       $  2,496,496       $  2,496,496
RI                                    1                  2,475,000         0.1       $  2,475,000       $  2,475,000
SD                                    1                  1,993,518         0.0       $  1,993,518       $  1,993,518
---------------------------         ---            ---------------       -----
                                    344            $ 4,229,853,337       100.0%      $ 12,296,085       $250,000,000
                                    ===            ===============       =====

                                                                  WTD. AVG.
                                                                   STATED
                                   WTD. AVG.                      REMAINING      WTD. AVG.
                                    CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF       WTD. AVG.
                                    DATE LTV      LTV RATIO       MATURITY        DATE DSC       MORTGAGE
             STATE                   RATIO      AT MATURITY (2)  (MOS.) (2)        RATIO           RATE
-------------------------------------------------------------------------------------------------------------

NY                                    69.6%          65.4%            117           1.40x          5.694%
CA                                    69.8%          65.4%            111           1.31x          5.613%
  Southern (3)                        69.8%          66.3%           (114)          1.33x          5.647%
  Northern (3)                        69.7%          64.4%           (106)          1.28x          5.575%
TX                                    71.3%          62.6%            112           1.39x          5.516%
IL                                    68.1%          62.9%            114           1.46x          5.437%
FL                                    71.9%          63.3%            117           1.30x          5.613%
CO                                    71.6%          62.5%            118           1.34x          5.685%
PA                                    75.4%          64.8%            118           1.31x          5.607%
IN                                    70.9%          67.8%            114           1.66x          5.214%
AZ                                    72.8%          67.1%            107           1.33x          5.788%
OH                                    74.7%          67.3%            114           1.38x          5.359%
NC                                    74.0%          65.1%            118           1.41x          5.591%
MO                                    72.4%          61.7%            125           1.40x          5.862%
GA                                    70.4%          62.8%            115           1.28x          5.563%
WA                                    74.5%          61.6%            117           1.31x          5.529%
MD                                    71.8%          62.6%            127           1.44x          5.570%
KS                                    78.8%          71.8%            118           1.22x          5.681%
WI                                    78.5%          67.2%            117           1.32x          5.540%
MI                                    73.8%          60.7%            120           1.35x          5.682%
AL                                    73.0%          62.4%            108           1.39x          5.534%
NJ                                    71.2%          62.2%            118           1.33x          5.631%
TN                                    73.7%          64.6%            113           1.41x          5.519%
VA                                    65.3%          53.7%            118           1.41x          5.703%
NV                                    76.4%          73.4%            118           1.21x          5.560%
MA                                    83.0%          80.3%            109           1.49x          5.508%
OK                                    64.8%          55.0%            116           1.41x          5.492%
MN                                    73.3%          65.6%            118           1.61x          5.560%
UT                                    79.0%          68.9%            118           1.29x          5.511%
SC                                    70.9%          62.8%            117           1.38x          5.573%
DE                                    50.0%          44.5%            118           1.90x          5.230%
LA                                    70.1%          62.4%            116           1.50x          5.427%
MS                                    77.2%          66.3%            118           1.25x          5.595%
KY                                    75.4%          66.9%            116           1.30x          5.488%
IA                                    78.9%          66.4%            117           1.34x          5.620%
MT                                    56.0%          56.0%            59            2.59x          4.440%
DC                                    74.8%          59.7%            111           1.27x          5.499%
ND                                    76.7%          61.4%            119           1.54x          5.530%
OR                                    78.5%          70.3%            118           1.21x          5.540%
NE                                    75.0%          62.2%            116           1.42x          5.100%
WV                                    69.6%          64.5%            117           1.53x          5.509%
AR                                    71.6%          51.8%            117           1.32x          5.680%
NM                                    75.7%          63.2%            119           1.26x          5.490%
RI                                    66.0%          56.2%            117           1.32x          5.700%
SD                                    70.2%          59.0%            117           1.49x          5.590%
                                      71.6%          64.4%            115           1.38x          5.579%

------------------

(1)    Because this table presents information relating to the Mortgaged
       Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
       (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related
       Mortgage Loan documents).

(2)    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)    For purposes of determining whether a Mortgaged Property is in Northern
       California or Southern California, Mortgaged Properties north of San Luis
       Obispo County, Kern County and San Bernardino County were included in
       Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                            % OF
                                                         AGGREGATE        CUT-OFF         AVERAGE           MAXIMUM
                                      NUMBER OF           CUT-OFF           DATE          CUT-OFF           CUT-OFF
                                      MORTGAGED            DATE           GROUP 1          DATE              DATE
              STATE                   PROPERTIES          BALANCE         BALANCE         BALANCE           BALANCE
----------------------------------------------------------------------------------------------------------------------

NY                                        9             $  587,561,474       16.3%     $ 65,284,608      $250,000,000
CA                                       20                393,484,232       10.9      $ 19,674,212      $ 60,000,000
  Northern (3)                            7                200,400,000        5.6      $ 28,628,571      $ 60,000,000
  Southern (3)                           13                193,084,232        5.4      $ 14,852,633      $ 51,000,000
TX                                       20                285,182,349        7.9      $ 14,259,117      $ 76,750,000
IL                                        8                276,941,290        7.7      $ 34,617,661      $162,500,000
FL                                       30                255,813,497        7.1      $  8,527,117      $ 56,050,000
CO                                       13                228,368,691        6.3      $ 17,566,822      $132,319,524
IN                                        9                164,046,701        4.5      $ 18,227,411      $115,000,000
PA                                       10                153,012,513        4.2      $ 15,301,251      $ 60,620,000
MO                                        3                104,408,714        2.9      $ 34,802,905      $ 73,500,000
AZ                                        9                102,677,672        2.8      $ 11,408,630      $ 35,000,000
OH                                        8                 99,077,105        2.7      $ 12,384,638      $ 37,550,000
NC                                       14                 86,351,274        2.4      $  6,167,948      $ 20,293,000
WA                                       11                 79,651,006        2.2      $  7,241,001      $ 20,352,766
WI                                        8                 76,266,630        2.1      $  9,533,329      $ 32,250,000
MI                                       10                 72,174,988        2.0      $  7,217,499      $ 19,455,874
AL                                       10                 65,892,221        1.8      $  6,589,222      $ 14,327,345
NJ                                        3                 65,723,570        1.8      $ 21,907,857      $ 33,423,570
MD                                        4                 63,507,241        1.8      $ 15,876,810      $ 45,000,000
TN                                       14                 46,159,592        1.3      $  3,297,114      $  8,300,000
NV                                        1                 45,850,000        1.3      $ 45,850,000      $ 45,850,000
MA                                        3                 42,812,790        1.2      $ 14,270,930      $ 32,574,000
OK                                        5                 41,648,139        1.2      $  8,329,628      $ 17,400,000
GA                                        5                 40,966,637        1.1      $  8,193,327      $ 20,000,000
VA                                        3                 39,879,633        1.1      $ 13,293,211      $ 31,428,133
UT                                        3                 30,538,670        0.8      $ 10,179,557      $ 23,100,000
MN                                        3                 27,782,475        0.8      $  9,260,825      $ 13,968,475
LA                                        7                 23,411,786        0.6      $  3,344,541      $  5,400,000
KS                                        2                 21,097,474        0.6      $ 10,548,737      $ 17,730,000
MS                                        5                 20,540,940        0.6      $  4,108,188      $ 13,500,000
SC                                        3                 12,475,008        0.3      $  4,158,336      $  4,600,000
IA                                        1                 10,665,387        0.3      $ 10,665,387      $ 10,665,387
MT                                        1                  9,645,224        0.3      $  9,645,224      $  9,645,224
DC                                        1                  6,063,950        0.2      $  6,063,950      $  6,063,950
NE                                        1                  5,175,321        0.1      $  5,175,321      $  5,175,321
WV                                        2                  4,593,000        0.1      $  2,296,500      $  2,800,000
ND                                        1                  4,100,000        0.1      $  4,100,000      $  4,100,000
KY                                        3                  3,727,044        0.1      $  1,242,348      $  1,515,465
AR                                        1                  3,368,139        0.1      $  3,368,139      $  3,368,139
NM                                        1                  2,496,496        0.1      $  2,496,496      $  2,496,496
RI                                        1                  2,475,000        0.1      $  2,475,000      $  2,475,000
SD                                        1                  1,993,518        0.1      $  1,993,518      $  1,993,518
----------------------------             ---            --------------      -----
                                         267            $3,607,607,392      100.0%     $ 13,511,638      $250,000,000
                                         ===            ==============      =====

                                                                  WTD. AVG.
                                                                   STATED
                                    WTD. AVG.                    REMAINING      WTD. AVG.
                                     CUT-OFF      WTD. AVG.       TERM TO        CUT-OFF       WTD. AVG.
                                     DATE LTV     LTV RATIO       MATURITY       DATE DSC       MORTGAGE
              STATE                   RATIO    AT MATURITY (2)   (MOS.) (2)       RATIO           RATE
------------------------------------------------------------------------------------------------------------

NY                                     69.7%       65.7%             117           1.40x          5.692%
CA                                     70.0%       66.2%             110           1.30x          5.631%
  Northern (3)                         69.4%       64.4%            (106)          1.28x          5.567%
  Southern (3)                         70.6%       68.0%            (115)          1.31x          5.697%
TX                                     71.5%       62.2%             111           1.41x          5.517%
IL                                     67.3%       62.1%             114           1.48x          5.410%
FL                                     73.0%       64.0%             118           1.30x          5.616%
CO                                     71.2%       61.9%             118           1.36x          5.684%
IN                                     70.9%       67.8%             114           1.66x          5.214%
PA                                     74.7%       64.4%             118           1.33x          5.612%
MO                                     72.2%       61.6%             125           1.40x          5.874%
AZ                                     70.6%       63.5%             106           1.36x          5.720%
OH                                     73.4%       64.9%             113           1.45x          5.432%
NC                                     72.0%       62.1%             118           1.51x          5.613%
WA                                     74.6%       61.7%             117           1.32x          5.523%
WI                                     78.5%       67.2%             117           1.32x          5.540%
MI                                     73.8%       60.7%             120           1.35x          5.682%
AL                                     72.8%       62.3%             108           1.39x          5.527%
NJ                                     71.2%       62.2%             118           1.33x          5.631%
MD                                     72.7%       62.6%             130           1.46x          5.511%
TN                                     72.9%       63.5%             111           1.46x          5.526%
NV                                     76.4%       73.4%             118           1.21x          5.560%
MA                                     83.0%       80.3%             109           1.49x          5.508%
OK                                     64.8%       55.0%             116           1.41x          5.492%
GA                                     69.1%       61.8%             116           1.36x          5.663%
VA                                     63.9%       52.4%             118           1.44x          5.700%
UT                                     79.0%       68.9%             118           1.29x          5.511%
MN                                     71.1%       64.9%             118           1.76x          5.600%
LA                                     70.1%       62.4%             116           1.50x          5.427%
KS                                     76.2%       68.3%             119           1.15x          6.121%
MS                                     77.2%       66.3%             118           1.25x          5.595%
SC                                     71.1%       60.3%             117           1.54x          5.522%
IA                                     78.6%       66.1%             117           1.35x          5.600%
MT                                     56.0%       56.0%              59           2.59x          4.440%
DC                                     76.8%       59.7%             106           1.27x          5.470%
NE                                     75.0%       62.2%             116           1.42x          5.100%
WV                                     69.6%       64.5%             117           1.53x          5.509%
ND                                     75.9%       58.7%             119           1.74x          5.360%
KY                                     71.6%       51.8%             117           1.32x          5.680%
AR                                     71.6%       51.8%             117           1.32x          5.680%
NM                                     75.7%       63.2%             119           1.26x          5.490%
RI                                     66.0%       56.2%             117           1.32x          5.700%
SD                                     70.2%       59.0%             117           1.49x          5.590%
                                       71.4%       64.1%             115           1.40x          5.584%

-----------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                            % OF
                                                         AGGREGATE         CUT-OFF        AVERAGE         MAXIMUM
                                      NUMBER OF           CUT-OFF           DATE          CUT-OFF         CUT-OFF
                                      MORTGAGED            DATE            GROUP 2         DATE             DATE
              STATE                   PROPERTIES          BALANCE          BALANCE        BALANCE         BALANCE
----------------------------------------------------------------------------------------------------------------------

TX                                        9           $  82,798,732          13.3%       $  9,199,859     $ 15,463,994
OH                                        8              56,420,000           9.1        $  7,052,500     $ 13,040,000
KS                                        4              56,280,000           9.0        $ 14,070,000     $ 27,153,265
AZ                                        3              55,691,034           9.0        $ 18,563,678     $ 37,600,000
CA                                       10              51,698,263           8.3        $  5,169,826     $ 13,860,000
  Southern (3)                            9              41,720,892           6.7        $  4,635,655     $ 13,860,000
  Northern (3)                            1               9,977,371           1.6        $  9,977,371     $  9,977,371
NC                                        5              48,104,192           7.7        $  9,620,838     $ 20,500,000
GA                                        4              47,023,083           7.6        $ 11,755,771     $ 16,500,000
DE                                        1              26,700,000           4.3        $ 26,700,000     $ 26,700,000
PA                                        3              26,013,148           4.2        $  8,671,049     $ 10,266,681
FL                                        5              25,300,000           4.1        $  5,060,000     $  6,600,000
IL                                        1              20,250,000           3.3        $ 20,250,000     $ 20,250,000
CO                                        2              18,163,000           2.9        $  9,081,500     $ 12,613,000
SC                                        1              17,000,000           2.7        $ 17,000,000     $ 17,000,000
MD                                        2              16,982,475           2.7        $  8,491,237     $ 11,500,000
KY                                        2              14,264,000           2.3        $  7,132,000     $  9,144,000
TN                                        1              11,100,000           1.8        $ 11,100,000     $ 11,100,000
MN                                        2              11,071,166           1.8        $  5,535,583     $  9,350,000
NY                                        1               6,984,493           1.1        $  6,984,493     $  6,984,493
VA                                        6               6,285,744           1.0        $  1,047,624     $  1,047,624
OR                                        1               5,345,000           0.9        $  5,345,000     $  5,345,000
MO                                        1               4,393,892           0.7        $  4,393,892     $  4,393,892
IA                                        1               4,381,223           0.7        $  4,381,223     $  4,381,223
DC                                        1               3,495,126           0.6        $  3,495,126     $  3,495,126
ND                                        1               2,569,249           0.4        $  2,569,249     $  2,569,249
WA                                        1               2,482,126           0.4        $  2,482,126     $  2,482,126
AL                                        1               1,450,000           0.2        $  1,450,000     $  1,450,000
--------------------------               --           -------------         -----
                                         77           $ 622,245,945         100.0%       $  8,081,116     $ 37,600,000
                                         ==           =============         =====

                                                                WTD. AVG.
                                                                  STATED
                                   WTD. AVG.                    REMAINING      WTD. AVG.
                                    CUT-OFF      WTD. AVG.       TERM TO        CUT-OFF     WTD. AVG.
                                    DATE LTV     LTV RATIO       MATURITY      DATE DSC      MORTGAGE
              STATE                  RATIO    AT MATURITY (2)   (MOS.) (2)       RATIO         RATE
--------------------------------------------------------------------------------------------------------

TX                                   70.7%         63.8%           118           1.31x        5.514%
OH                                   77.1%         71.4%           116           1.26x        5.230%
KS                                   79.8%         73.1%           117           1.25x        5.517%
AZ                                   76.7%         73.8%           109           1.26x        5.914%
CA                                   68.0%         59.8%           113           1.38x        5.477%
  Southern (3)                       65.7%         58.6%          (112)          1.41x        5.419%
  Northern (3)                       77.3%         65.2%          (118)          1.22x        5.720%
NC                                   77.5%         70.4%           118           1.22x        5.553%
GA                                   71.5%         63.7%           114           1.22x        5.477%
DE                                   50.0%         44.5%           118           1.90x        5.230%
PA                                   79.6%         66.8%           117           1.22x        5.574%
FL                                   61.2%         55.3%           108           1.32x        5.587%
IL                                   79.7%         74.4%           113           1.22x        5.810%
CO                                   75.9%         70.7%           118           1.21x        5.700%
SC                                   70.8%         64.7%           118           1.27x        5.610%
MD                                   68.6%         62.7%           117           1.37x        5.788%
KY                                   76.4%         70.9%           116           1.29x        5.438%
TN                                   77.4%         69.2%           118           1.20x        5.490%
MN                                   78.9%         67.3%           117           1.25x        5.458%
NY                                   59.2%         43.0%           178           1.53x        5.850%
VA                                   73.9%         62.3%           118           1.22x        5.720%
OR                                   78.5%         70.3%           118           1.21x        5.540%
MO                                   76.3%         63.9%           119           1.28x        5.580%
IA                                   79.7%         67.2%           116           1.33x        5.670%
DC                                   71.3%         59.7%           119           1.28x        5.550%
ND                                   77.9%         65.8%           118           1.23x        5.800%
WA                                   68.9%         58.2%           117           1.20x        5.720%
AL                                   78.4%         67.7%           118           1.30x        5.840%
                                     73.0%         66.0%           116           1.30x        5.547%

-------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                            % OF
                                                         AGGREGATE        CUT-OFF        AVERAGE          MAXIMUM
                                                          CUT-OFF           DATE         CUT-OFF          CUT-OFF
      RANGE OF UNDERWRITTEN           NUMBER OF            DATE             POOL          DATE             DATE
          DSC RATIOS (X)                LOANS             BALANCE         BALANCE        BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------

 1.10 - 1.14                              2           $   29,530,000          0.7%    $ 14,765,000      $ 17,730,000
 1.15 - 1.19                              5              253,021,626          6.0     $ 50,604,325      $205,000,000
 1.20 - 1.24                             79            1,127,734,681         26.7     $ 14,275,123      $315,340,000
 1.25 - 1.29                             52              425,792,746         10.1     $  8,188,322      $ 46,480,000
 1.30 - 1.34                             35              761,614,324         18.0     $ 21,760,409      $250,000,000
 1.35 - 1.39                             30              301,524,061          7.1     $ 10,050,802      $ 51,000,000
 1.40 - 1.44                             22              261,742,751          6.2     $ 11,897,398      $ 54,000,000
 1.45 - 1.49                             16              231,559,053          5.5     $ 14,472,441      $ 59,864,449
 1.50 - 1.54                             16              305,529,466          7.2     $ 19,095,592      $162,500,000
 1.55 - 1.59                              5               90,687,579          2.1     $ 18,137,516      $ 32,574,000
 1.60 - 1.64                              4               29,213,468          0.7     $  7,303,367      $ 19,455,874
 1.65 - 1.69                              4              147,740,271          3.5     $ 36,935,068      $115,000,000
 1.70 - 1.74                              5               32,469,911          0.8     $  6,493,982      $ 11,700,000
 1.75 - 1.79                              3               16,736,653          0.4     $  5,578,884      $  8,222,653
 1.80 - 1.84                              4               27,124,588          0.6     $  6,781,147      $ 11,440,000
 1.85 - 1.89                              3                7,224,659          0.2     $  2,408,220      $  4,087,008
 1.90 - 1.94                              3               34,611,000          0.8     $ 11,537,000      $ 26,700,000
 1.95 - 1.99                              1               10,690,800          0.3     $ 10,690,800      $ 10,690,800
 2.00 - 2.04                              1                1,793,000          0.0     $  1,793,000      $  1,793,000
 2.05 - 2.09                              1                5,150,000          0.1     $  5,150,000      $  5,150,000
 2.10 - 2.14                              1                1,991,049          0.0     $  1,991,049      $  1,991,049
 2.25 - 2.29                              1               17,889,015          0.4     $ 17,889,015      $ 17,889,015
 2.30 - 3.79                             12              108,482,636          2.6     $  9,040,220      $ 24,000,000
-----------------------                 ---           --------------        -----
                                        305           $4,229,853,337        100.0%    $ 13,868,372      $315,340,000
                                        ===           ==============        =====

                                                                WTD. AVG.
                                                                 STATED
                                    WTD. AVG.                   REMAINING     WTD. AVG.
                                     CUT-OFF     WTD. AVG.       TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF UNDERWRITTEN         DATE LTV     LTV RATIO      MATURITY       DATE DSC     MORTGAGE
          DSC RATIOS (X)              RATIO    AT MATURITY *    (MOS.) *        RATIO         RATE
-------------------------------------------------------------------------------------------------------

 1.10 - 1.14                           76.9%        70.0%           119          1.13x        6.008%
 1.15 - 1.19                           73.8%        72.1%           119          1.17x        5.756%
 1.20 - 1.24                           76.6%        68.6%           115          1.21x        5.576%
 1.25 - 1.29                           75.1%        67.5%           117          1.27x        5.597%
 1.30 - 1.34                           72.2%        63.6%           117          1.32x        5.693%
 1.35 - 1.39                           70.0%        62.2%           117          1.37x        5.540%
 1.40 - 1.44                           68.9%        62.4%           111          1.43x        5.589%
 1.45 - 1.49                           71.5%        58.8%           118          1.46x        5.697%
 1.50 - 1.54                           64.3%        57.4%           117          1.52x        5.524%
 1.55 - 1.59                           72.9%        64.3%           114          1.57x        5.682%
 1.60 - 1.64                           67.2%        56.2%           118          1.62x        5.686%
 1.65 - 1.69                           70.7%        68.3%           116          1.69x        5.206%
 1.70 - 1.74                           55.9%        50.7%           118          1.73x        5.485%
 1.75 - 1.79                           61.8%        53.7%           147          1.79x        5.502%
 1.80 - 1.84                           60.9%        55.3%           129          1.81x        5.210%
 1.85 - 1.89                           59.7%        46.7%           118          1.88x        5.708%
 1.90 - 1.94                           53.4%        49.1%           117          1.91x        5.195%
 1.95 - 1.99                           58.7%        58.7%           59           1.97x        5.170%
 2.00 - 2.04                           55.0%        55.0%           115          2.02x        5.570%
 2.05 - 2.09                           40.1%        37.5%           118          2.05x        5.460%
 2.10 - 2.14                           46.3%        35.8%           117          2.10x        5.810%
 2.25 - 2.29                           54.5%        54.5%           82           2.26x        4.860%
 2.30 - 3.79                           51.8%        51.2%           87           2.65x        5.002%
                                       71.6%        64.4%           115          1.38x        5.579%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                    % OF
                                                  AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                                   CUT-OFF          DATE        CUT-OFF          CUT-OFF
    RANGE OF UNDERWRITTEN        NUMBER OF          DATE          GROUP 1        DATE             DATE
        DSC RATIOS (X)             LOANS           BALANCE        BALANCE       BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------------

 1.10 - 1.14                         2          $ 29,530,000       0.8%        $ 14,765,000     $ 17,730,000
 1.15 - 1.19                         4           241,521,626        6.7        $ 60,380,406     $205,000,000
 1.20 - 1.24                        49           859,978,747       23.8        $ 17,550,587     $315,340,000
 1.25 - 1.29                        30           202,092,897        5.6        $  6,736,430     $ 25,000,000
 1.30 - 1.34                        31           748,304,490       20.7        $ 24,138,855     $250,000,000
 1.35 - 1.39                        28           285,015,061        7.9        $ 10,179,109     $ 51,000,000
 1.40 - 1.44                        19           251,324,668        7.0        $ 13,227,614     $ 54,000,000
 1.45 - 1.49                        15           227,864,189        6.3        $ 15,190,946     $ 59,864,449
 1.50 - 1.54                        11           267,540,996        7.4        $ 24,321,909     $162,500,000
 1.55 - 1.59                         5            90,687,579        2.5        $ 18,137,516     $ 32,574,000
 1.60 - 1.64                         4            29,213,468        0.8        $  7,303,367     $ 19,455,874
 1.65 - 1.69                         4           147,740,271        4.1        $ 36,935,068     $115,000,000
 1.70 - 1.74                         3            21,800,000        0.6        $  7,266,667     $ 11,700,000
 1.75 - 1.79                         3            16,736,653        0.5        $  5,578,884     $  8,222,653
 1.80 - 1.84                         4            27,124,588        0.8        $  6,781,147     $ 11,440,000
 1.85 - 1.89                         3             7,224,659        0.2        $  2,408,220     $  4,087,008
 1.90 - 1.94                         2             7,911,000        0.2        $  3,955,500     $  5,400,000
 1.95 - 1.99                         1            10,690,800        0.3        $ 10,690,800     $ 10,690,800
 2.00 - 2.04                         1             1,793,000        0.0        $  1,793,000     $  1,793,000
 2.05 - 2.09                         1             5,150,000        0.1        $  5,150,000     $  5,150,000
 2.10 - 2.14                         1             1,991,049        0.1        $  1,991,049     $  1,991,049
 2.25 - 2.29                         1            17,889,015        0.5        $ 17,889,015     $ 17,889,015
 2.30 - 3.79                        12           108,482,636        3.0        $  9,040,220     $ 24,000,000
-------------------------          ---        --------------      -----
                                   234        $3,607,607,392      100.0%       $ 15,417,126     $315,340,000
                                   ===        ==============      =====

                                                             WTD. AVG.
                                                              STATED
                                WTD. AVG.                    REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
    RANGE OF UNDERWRITTEN        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
        DSC RATIOS (X)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
---------------------------------------------------------------------------------------------------

 1.10 - 1.14                       76.9%       70.0%           119         1.13x        6.008%
 1.15 - 1.19                       73.6%       72.0%           119         1.16x        5.752%
 1.20 - 1.24                       76.6%       68.5%           115         1.21x        5.577%
 1.25 - 1.29                       75.7%       66.7%           117         1.27x        5.627%
 1.30 - 1.34                       72.1%       63.5%           117         1.32x        5.697%
 1.35 - 1.39                       70.0%       62.2%           117         1.37x        5.552%
 1.40 - 1.44                       68.7%       62.1%           112         1.43x        5.598%
 1.45 - 1.49                       71.7%       59.0%           118         1.46x        5.699%
 1.50 - 1.54                       65.0%       58.0%           115         1.52x        5.519%
 1.55 - 1.59                       72.9%       64.3%           114         1.57x        5.682%
 1.60 - 1.64                       67.2%       56.2%           118         1.62x        5.686%
 1.65 - 1.69                       70.7%       68.3%           116         1.69x        5.206%
 1.70 - 1.74                       60.2%       56.2%           118         1.73x        5.474%
 1.75 - 1.79                       61.8%       53.7%           147         1.79x        5.502%
 1.80 - 1.84                       60.9%       55.3%           129         1.81x        5.210%
 1.85 - 1.89                       59.7%       46.7%           118         1.88x        5.708%
 1.90 - 1.94                       64.8%       64.8%           114         1.93x        5.079%
 1.95 - 1.99                       58.7%       58.7%           59          1.97x        5.170%
 2.00 - 2.04                       55.0%       55.0%           115         2.02x        5.570%
 2.05 - 2.09                       40.1%       37.5%           118         2.05x        5.460%
 2.10 - 2.14                       46.3%       35.8%           117         2.10x        5.810%
 2.25 - 2.29                       54.5%       54.5%           82          2.26x        4.860%
 2.30 - 3.79                       51.8%       51.2%           87          2.65x        5.002%
                                   71.4%       64.1%           115         1.40x        5.584%

----------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                                 AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                                  CUT-OFF         DATE        CUT-OFF          CUT-OFF
    RANGE OF UNDERWRITTEN        NUMBER OF         DATE         GROUP 2         DATE            DATE
        DSC RATIOS (X)             LOANS          BALANCE       BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------

 1.15 - 1.19                         1           $ 11,500,000        1.8%     $11,500,000     $11,500,000
 1.20 - 1.24                        30            267,755,934       43.0      $ 8,925,198     $20,500,000
 1.25 - 1.29                        22            223,699,848       36.0      $10,168,175     $46,480,000
 1.30 - 1.34                         4             13,309,835        2.1      $ 3,327,459     $ 6,480,000
 1.35 - 1.39                         2             16,509,000        2.7      $ 8,254,500     $ 8,509,000
 1.40 - 1.44                         3             10,418,083        1.7      $ 3,472,694     $ 4,160,000
 1.45 - 1.49                         1              3,694,864        0.6      $ 3,694,864     $ 3,694,864
 1.50 - 1.54                         5             37,988,470        6.1      $ 7,597,694     $12,285,000
 1.70 - 1.74                         2             10,669,911        1.7      $ 5,334,956     $ 5,482,475
 1.90 - 1.94                         1             26,700,000        4.3      $26,700,000     $26,700,000
-------------------------           --           ------------      -----
                                    71           $622,245,945      100.0%     $ 8,764,027     $46,480,000
                                    ==           ============      =====

                                                             WTD. AVG.
                                                              STATED
                                WTD. AVG.                   REMAINING     WTD. AVG.
                                 CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF UNDERWRITTEN        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
        DSC RATIOS (X)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
---------------------------------------------------------------------------------------------------

 1.15 -  1.19                    79.9%         74.5%          117          1.19x        5.840%
 1.20 -  1.24                    76.6%         69.0%          116          1.22x        5.571%
 1.25 -  1.29                    74.7%         68.1%          116          1.26x        5.570%
 1.30 -  1.34                    78.4%         69.5%          116          1.31x        5.468%
 1.35 -  1.39                    69.5%         62.4%          117          1.38x        5.327%
 1.40 -  1.44                    74.7%         71.2%           76          1.42x        5.365%
 1.45 -  1.49                    56.8%         47.7%          119          1.47x        5.580%
 1.50 -  1.54                    60.0%         53.2%          129          1.52x        5.557%
 1.70 -  1.74                    47.1%         39.5%          117          1.73x        5.505%
 1.90 -  1.94                    50.0%         44.5%          118          1.90x        5.230%
                                 73.0%         66.0%          116          1.30x        5.547%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  % OF
                                                AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
                                                 CUT-OFF          DATE        CUT-OFF           CUT-OFF
   RANGE OF CUT-OFF DATE       NUMBER OF          DATE            POOL          DATE             DATE
       LTV RATIOS (%)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
-------------------------------------------------------------------------------------------------------------

 35.01 - 40.00                     3          $   33,090,110        0.8%     $ 11,030,037      $ 24,000,000
 40.01 - 50.00                     8              56,596,333        1.3      $  7,074,542      $ 26,700,000
 50.01 - 55.00                    11              85,110,663        2.0      $  7,737,333      $ 17,889,015
 55.01 - 60.00                    18             119,737,935        2.8      $  6,652,108      $ 12,987,015
 60.01 - 65.00                    40             445,889,660       10.5      $ 11,147,241      $162,500,000
 65.01 - 70.00                    45             524,992,597       12.4      $ 11,666,502      $ 54,000,000
 70.01 - 75.00                    66           1,554,062,097       36.7      $ 23,546,395      $250,000,000
 75.01 - 80.00                   111           1,371,683,807       32.4      $ 12,357,512      $315,340,000
 80.01 - 85.72                     3              38,690,136        0.9      $ 12,896,712      $ 32,574,000
----------------------           ---          --------------      -----
                                 305          $4,229,853,337      100.0%     $ 13,868,372      $315,340,000
                                 ===          ==============      =====

                                                            WTD. AVG.
                                                             STATED
                                WTD. AVG.                   REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE         DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)             RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

 35.01 - 40.00                     37.8%       36.4%          119         2.92x        5.336%
 40.01 - 50.00                     47.7%       41.3%          118         1.83x        5.396%
 50.01 - 55.00                     53.2%       48.4%          102         1.91x        5.234%
 55.01 - 60.00                     57.2%       51.7%          100         1.97x        5.178%
 60.01 - 65.00                     63.5%       56.7%          115         1.49x        5.540%
 65.01 - 70.00                     67.5%       59.3%          116         1.43x        5.634%
 70.01 - 75.00                     72.5%       66.1%          118         1.32x        5.634%
 75.01 - 80.00                     78.7%       70.0%          115         1.26x        5.580%
 80.01 - 85.72                     85.0%       83.3%          109         1.53x        5.498%
                                   71.6%       64.4%          115         1.38x        5.579%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % OF
                                                AGGREGATE         CUT-OFF       AVERAGE           MAXIMUM
                                                 CUT-OFF            DATE        CUT-OFF           CUT-OFF
   RANGE OF CUT-OFF DATE       NUMBER OF          DATE            GROUP 1         DATE             DATE
       LTV RATIOS (%)            LOANS           BALANCE          BALANCE       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

 35.01 - 40.00                     3            $   33,090,110        0.9%    $ 11,030,037     $ 24,000,000
 40.01 - 50.00                     4                12,626,422        0.3     $  3,156,605     $  5,150,000
 50.01 - 55.00                    10                78,710,663        2.2     $  7,871,066     $ 17,889,015
 55.01 - 60.00                    14                91,375,786        2.5     $  6,526,842     $ 12,987,015
 60.01 - 65.00                    32               408,777,080       11.3     $ 12,774,284     $162,500,000
 65.01 - 70.00                    42               490,510,471       13.6     $ 11,678,821     $ 54,000,000
 70.01 - 75.00                    56             1,467,113,735       40.7     $ 26,198,460     $250,000,000
 75.01 - 80.00                    70               986,712,990       27.4     $ 14,095,900     $315,340,000
 80.01 - 85.72                     3                38,690,136        1.1     $ 12,896,712     $ 32,574,000
----------------------------     ---            --------------      -----
                                 234            $3,607,607,392      100.0%    $ 15,417,126     $315,340,000
                                 ===            ==============      =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING    WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE          DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)              RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
---------------------------------------------------------------------------------------------------

 35.01 - 40.00                     37.8%         36.4%          119         2.92x        5.336%
 40.01 - 50.00                     43.7%         36.7%          118         2.09x        5.668%
 50.01 - 55.00                     53.2%         48.4%          101         1.94x        5.214%
 55.01 - 60.00                     57.3%         53.4%          90          2.14x        5.065%
 60.01 - 65.00                     63.5%         56.5%          114         1.50x        5.544%
 65.01 - 70.00                     67.5%         59.2%          116         1.44x        5.645%
 70.01 - 75.00                     72.5%         66.2%          118         1.32x        5.642%
 75.01 - 80.00                     78.7%         69.2%          115         1.26x        5.574%
 80.01 - 85.72                     85.0%         83.3%          109         1.53x        5.498%
                                   71.4%         64.1%          115         1.40x        5.584%

-----------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                                CUT-OFF         DATE        CUT-OFF          CUT-OFF
   RANGE OF CUT-OFF DATE       NUMBER OF         DATE         GROUP 2         DATE            DATE
       LTV RATIOS (%)            LOANS          BALANCE       BALANCE       BALANCE          BALANCE
------------------------------------------------------------------------------------------------------

 40.01 - 50.00                     4           $ 43,969,911        7.1%    $10,992,478    $ 26,700,000
 50.01 - 55.00                     1              6,400,000        1.0     $ 6,400,000    $  6,400,000
 55.01 - 60.00                     4             28,362,149        4.6     $ 7,090,537    $ 10,474,631
 60.01 - 65.00                     8             37,112,580        6.0     $ 4,639,073    $ 12,285,000
 65.01 - 70.00                     3             34,482,126        5.5     $11,494,042    $ 16,500,000
 70.01 - 75.00                    10             86,948,362       14.0     $ 8,694,836    $ 17,000,000
 75.01 - 80.00                    41            384,970,817       61.9     $ 9,389,532    $ 46,480,000
------------------------          --           ------------      -----
                                  71           $622,245,945      100.0%    $ 8,764,027    $ 46,480,000
                                  ==           ============      =====

                                                             WTD. AVG.
                                                              STATED
                                WTD. AVG.                    REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)             RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
---------------------------------------------------------------------------------------------------

 40.01 - 50.00                    48.9%         42.6%           118         1.76x        5.318%
 50.01 - 55.00                    52.9%         49.1%           118         1.52x        5.480%
 55.01 - 60.00                    56.9%         45.9%           133         1.45x        5.540%
 60.01 - 65.00                    63.6%         59.0%           117         1.37x        5.491%
 65.01 - 70.00                    67.9%         60.4%           118         1.20x        5.469%
 70.01 - 75.00                    72.9%         64.5%           118         1.27x        5.503%
 75.01 - 80.00                    78.7%         72.0%           114         1.24x        5.597%
                                  73.0%         66.0%           116         1.30x        5.547%

---------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                       % OF
                                                    AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
                                                     CUT-OFF           DATE        CUT-OFF           CUT-OFF
     RANGE OF MATURITY DATE        NUMBER OF           DATE            POOL          DATE             DATE
     OR ARD LTV RATIOS (%)           LOANS           BALANCE         BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

  0.00 -  5.00                         2          $    7,229,749        0.2%     $ 3,614,875      $  4,468,779
 30.01 - 40.00                        10              59,588,643        1.4      $ 5,958,864      $ 24,000,000
 40.01 - 50.00                        22             183,233,234        4.3      $ 8,328,783      $ 26,700,000
 50.01 - 55.00                        36             212,748,504        5.0      $ 5,909,681      $ 32,183,066
 55.01 - 60.00                        48             470,059,472       11.1      $ 9,792,906      $ 44,500,000
 60.01 - 65.00                        73             975,021,202       23.1      $13,356,455      $162,500,000
 65.01 - 70.00                        64           1,028,202,256       24.3      $16,065,660      $250,000,000
 70.01 - 75.00                        44           1,175,716,277       27.8      $26,720,824      $315,340,000
 75.01 - 80.00                         5              85,480,000        2.0      $17,096,000      $ 37,600,000
 80.01 - 85.72                         1              32,574,000        0.8      $32,574,000      $ 32,574,000
------------------------             ---          --------------      -----
                                     305          $4,229,853,337      100.0%     $13,868,372      $315,340,000
                                     ===          ==============      =====

                                                                WTD. AVG.
                                                                  STATED
                                    WTD. AVG.                   REMAINING     WTD. AVG.
                                     CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     RANGE OF MATURITY DATE          DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
     OR ARD LTV RATIOS (%)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-------------------------------------------------------------------------------------------------------

  0.00 -  5.00                         65.7%          0.0%          235          1.41x        6.084%
 30.01 - 40.00                         42.4%         36.7%          124          2.47x        5.481%
 40.01 - 50.00                         56.7%         44.7%          122          1.57x        5.495%
 50.01 - 55.00                         62.3%         52.9%          110          1.59x        5.519%
 55.01 - 60.00                         66.5%         58.0%          109          1.55x        5.541%
 60.01 - 65.00                         70.1%         62.1%          116          1.37x        5.609%
 65.01 - 70.00                         74.5%         66.9%          117          1.32x        5.618%
 70.01 - 75.00                         77.1%         72.1%          116          1.27x        5.543%
 75.01 - 80.00                         78.3%         76.9%          100          1.25x        5.880%
 80.01 - 85.72                         85.7%         85.7%          107          1.58x        5.460%
                                       71.6%         64.4%          115          1.38x        5.579%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                    % OF
                                                  AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
                                                   CUT-OFF          DATE        CUT-OFF           CUT-OFF
    RANGE OF MATURITY DATE       NUMBER OF          DATE          GROUP 1         DATE             DATE
    OR ARD LTV RATIOS (%)          LOANS           BALANCE        BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

  0.00 -  5.00                       2        $    7,229,749        0.2%      $ 3,614,875       $  4,468,779
 30.01 - 40.00                       9            54,106,168        1.5       $ 6,011,796       $ 24,000,000
 40.01 - 50.00                      14           109,983,649        3.0       $ 7,855,975       $ 23,626,115
 50.01 - 55.00                      32           204,364,924        5.7       $ 6,386,404       $ 32,183,066
 55.01 - 60.00                      41           431,175,614       12.0       $10,516,478       $ 44,500,000
 60.01 - 65.00                      64           884,601,488       24.5       $13,821,898       $162,500,000
 65.01 - 70.00                      48           903,593,099       25.0       $18,824,856       $250,000,000
 70.01 - 75.00                      21           941,978,700       26.1       $44,856,129       $315,340,000
 75.01 - 80.00                       2            38,000,000        1.1       $19,000,000       $ 21,000,000
 80.01 - 85.72                       1            32,574,000        0.9       $32,574,000       $ 32,574,000
------------------------           ---        --------------      -----
                                   234        $3,607,607,392      100.0%      $15,417,126       $315,340,000
                                   ===        ==============      =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING     WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF MATURITY DATE         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
    OR ARD LTV RATIOS (%)           RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

  0.00 -  5.00                        65.7%          0.0%          235          1.41x        6.084%
 30.01 - 40.00                        42.2%         36.6%          125          2.54x        5.461%
 40.01 - 50.00                        59.5%         44.7%          122          1.54x        5.565%
 50.01 - 55.00                        62.2%         52.8%          110          1.61x        5.518%
 55.01 - 60.00                        66.5%         58.0%          108          1.57x        5.544%
 60.01 - 65.00                        70.1%         62.0%          116          1.38x        5.613%
 65.01 - 70.00                        74.2%         66.7%          117          1.33x        5.630%
 70.01 - 75.00                        76.6%         71.8%          117          1.28x        5.550%
 75.01 - 80.00                        79.2%         76.7%           85          1.21x        5.757%
 80.01 - 85.72                        85.7%         85.7%          107          1.58x        5.460%
                                      71.4%         64.1%          115          1.40x        5.584%

--------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                  % OF
                                                 AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                                  CUT-OFF         DATE        CUT-OFF          CUT-OFF
    RANGE OF MATURITY DATE       NUMBER OF         DATE         GROUP 2         DATE            DATE
    OR ARD LTV RATIOS (%)          LOANS          BALANCE       BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------

 30.01 - 40.00                       1         $  5,482,475        0.9%     $ 5,482,475     $ 5,482,475
 40.01 - 50.00                       8           73,249,585       11.8      $ 9,156,198     $26,700,000
 50.01 - 55.00                       4            8,383,580        1.3      $ 2,095,895     $ 5,038,230
 55.01 - 60.00                       7           38,883,857        6.2      $ 5,554,837     $15,463,994
 60.01 - 65.00                       9           90,419,714       14.5      $10,046,635     $17,000,000
 65.01 - 70.00                      16          124,609,157       20.0      $ 7,788,072     $13,040,000
 70.01 - 75.00                      23          233,737,577       37.6      $10,162,503     $46,480,000
 75.01 - 80.00                       3           47,480,000        7.6      $15,826,667     $37,600,000
-----------------------             --         ------------      -----
                                    71         $622,245,945      100.0%     $ 8,764,027     $46,480,000
                                    ==         ============      =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING     WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF MATURITY DATE         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
    OR ARD LTV RATIOS (%)           RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

 30.01 - 40.00                      44.9%         37.9%          117          1.74x        5.680%
 40.01 - 50.00                      52.6%         44.8%          124          1.62x        5.391%
 50.01 - 55.00                      63.6%         53.3%          118          1.26x        5.556%
 55.01 - 60.00                      67.5%         58.7%          117          1.29x        5.498%
 60.01 - 65.00                      70.3%         62.8%          118          1.27x        5.562%
 65.01 - 70.00                      77.0%         67.7%          117          1.25x        5.529%
 70.01 - 75.00                      79.3%         73.1%          113          1.24x        5.517%
 75.01 - 80.00                      77.5%         77.0%          113          1.28x        5.980%
                                    73.0%         66.0%          116          1.30x        5.547%

----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                             AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                              CUT-OFF           DATE        CUT-OFF          CUT-OFF
        RANGE OF            NUMBER OF           DATE            POOL         DATE             DATE
   MORTGAGE RATES (%)         LOANS           BALANCE         BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

 4.440 - 5.249                 38             $  464,353,318       11.0%   $ 12,219,824     $ 115,000,000
 5.250 - 5.499                 57                789,895,259       18.7    $ 13,857,812     $ 162,500,000
 5.500 - 5.749                137              1,973,054,071       46.6    $ 14,401,855     $ 315,340,000
 5.750 - 5.999                 59                878,680,858       20.8    $ 14,892,896     $ 205,000,000
 6.000 - 6.249                 13                122,363,733        2.9    $  9,412,595     $  37,600,000
 6.500 - 6.749                  1                  1,506,098        0.0    $  1,506,098     $   1,506,098
------------------------      ---             --------------      -----
                              305             $4,229,853,337      100.0%   $ 13,868,372     $ 315,340,000
                              ===             ==============      =====

                                                         WTD. AVG.
                                                          STATED
                            WTD. AVG.                    REMAINING    WTD. AVG.
                             CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
        RANGE OF             DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)         RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------

 4.440 - 5.249                66.2%         62.0%           106         1.78x        5.095%
 5.250 - 5.499                70.1%         63.6%           116         1.42x        5.424%
 5.500 - 5.749                73.3%         64.8%           117         1.32x        5.617%
 5.750 - 5.999                71.9%         65.3%           116         1.29x        5.815%
 6.000 - 6.249                73.0%         65.2%           106         1.30x        6.086%
 6.500 - 6.749                62.8%         54.1%           119         1.48x        6.530%
                              71.6%         64.4%           115         1.38x        5.579%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                             AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                              CUT-OFF           DATE        CUT-OFF          CUT-OFF
        RANGE OF            NUMBER OF           DATE          GROUP 1        DATE             DATE
   MORTGAGE RATES (%)         LOANS           BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------

 4.440 - 5.249                 27          $  363,580,318       10.1%    $ 13,465,938     $ 115,000,000
 5.250 - 5.499                 42             599,110,109       16.6     $ 14,264,526     $ 162,500,000
 5.500 - 5.749                104           1,745,139,722       48.4     $ 16,780,190     $ 315,340,000
 5.750 - 5.999                 48             813,507,412       22.5     $ 16,948,071     $ 205,000,000
 6.000 - 6.249                 12              84,763,733        2.3     $  7,063,644     $  17,730,000
 6.500 - 6.749                  1               1,506,098        0.0     $  1,506,098     $   1,506,098
-----------------------       ---          --------------      -----
                              234          $3,607,607,392      100.0%    $ 15,417,126     $ 315,340,000
                              ===          ==============      =====

                                                        WTD. AVG.
                                                         STATED
                           WTD. AVG.                    REMAINING    WTD. AVG.
                            CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
        RANGE OF            DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)        RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------

 4.440 - 5.249                65.6%         61.8%           104         1.87x        5.058%
 5.250 - 5.499                69.2%         62.8%           116         1.46x        5.420%
 5.500 - 5.749                73.3%         64.8%           118         1.33x        5.618%
 5.750 - 5.999                71.5%         65.0%           116         1.30x        5.815%
 6.000 - 6.249                71.3%         60.0%           101         1.31x        6.080%
 6.500 - 6.749                62.8%         54.1%           119         1.48x        6.530%
                              71.4%         64.1%           115         1.40x        5.584%

----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                            AGGREGATE       CUT-OFF       AVERAGE         MAXIMUM
                                             CUT-OFF         DATE         CUT-OFF         CUT-OFF
       RANGE OF             NUMBER OF         DATE          GROUP 2        DATE             DATE
   MORTGAGE RATES (%)         LOANS          BALANCE        BALANCE       BALANCE         BALANCE
-------------------------------------------------------------------------------------------------------

 5.230 - 5.249                 11        $ 100,773,000        16.2%    $ 9,161,182     $ 26,700,000
 5.250 - 5.499                 15          190,785,150        30.7     $12,719,010     $ 46,480,000
 5.500 - 5.749                 33          227,914,349        36.6     $ 6,906,495     $ 17,000,000
 5.750 - 5.999                 11           65,173,446        10.5     $ 5,924,859     $ 20,250,000
 6.000 - 6.249                  1           37,600,000         6.0     $37,600,000     $ 37,600,000
-----------------------        --        -------------       -----
                               71        $ 622,245,945       100.0%    $ 8,764,027     $ 46,480,000
                               ==        =============       =====

                                                           WTD. AVG.
                                                            STATED
                               WTD. AVG.                   REMAINING    WTD. AVG.
                                CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF      WTD. AVG.
       RANGE OF                 DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)            RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

 5.230 - 5.249                   68.4%         62.8%          117         1.44x        5.230%
 5.250 - 5.499                   73.1%         66.0%          115         1.29x        5.438%
 5.500 - 5.749                   73.3%         64.8%          116         1.26x        5.611%
 5.750 - 5.999                   76.9%         68.9%          119         1.27x        5.816%
 6.000 - 6.249                   76.9%         76.9%          118         1.27x        6.100%
                                 73.0%         66.0%          116         1.30x        5.547%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS

                                                                          % OF
                                                        AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
     RANGE OF ORIGINAL TERMS TO                          CUT-OFF          DATE        CUT-OFF           CUT-OFF
      MATURITY OR ANTICIPATED          NUMBER OF          DATE            POOL          DATE             DATE
      REPAYMENT DATE (MONTHS)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
-------------------------------------------------------------------------------------------------------------------

  0 -  60                                  14          $  138,165,168       3.3%     $ 9,868,941      $ 21,000,000
 61 -  84                                  10              75,109,908       1.8      $ 7,510,991      $ 17,889,015
109 - 120                                 276           3,988,659,597      94.3      $14,451,665      $315,340,000
169 - 180                                   4              23,449,885       0.6      $ 5,862,471      $  8,222,653
265 - 276                                   1               4,468,779       0.1      $ 4,468,779      $  4,468,779
------------------------                  ---          --------------     -----
                                          305          $4,229,853,337     100.0%     $13,868,372      $315,340,000
                                          ===          ==============     =====

                                                                    WTD. AVG.
                                                                     STATED
                                       WTD. AVG.                   REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO         CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED           DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      REPAYMENT DATE (MONTHS)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------------------

  0 -  60                                66.5%         64.4%           58          1.70x        5.482%
 61 -  84                                61.9%         59.4%           81          1.98x        5.218%
109 - 120                                72.1%         64.7%          117          1.36x        5.588%
169 - 180                                57.8%         35.8%          177          1.67x        5.656%
265 - 276                                64.8%         0.0%           272          1.47x        6.080%
                                         71.6%         64.4%          115          1.38x        5.579%

--------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                          % OF
                                                        AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
     RANGE OF ORIGINAL TERMS TO                          CUT-OFF          DATE        CUT-OFF           CUT-OFF
      MATURITY OR ANTICIPATED          NUMBER OF          DATE          GROUP 1         DATE             DATE
      REPAYMENT DATE (MONTHS)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
--------------------------------------------------------------------------------------------------------------------

  0 -  60                                 12         $  125,890,674        3.5%     $ 10,490,890      $ 21,000,000
 61 -  84                                  7             64,486,825        1.8      $  9,212,404      $ 17,889,015
109 - 120                                211          3,396,295,722       94.1      $ 16,096,188      $315,340,000
169 - 180                                  3             16,465,392        0.5      $  5,488,464      $  8,222,653
265 - 276                                  1              4,468,779        0.1      $  4,468,779      $  4,468,779
--------------------------               ---         --------------      -----
                                         234         $3,607,607,392      100.0%     $ 15,417,126      $315,340,000
                                         ===         ==============      =====

                                                                  WTD. AVG.
                                                                   STATED
                                     WTD. AVG.                   REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO       CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      REPAYMENT DATE (MONTHS)          RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------------

  0 -  60                               65.3%         63.3%           58          1.74x        5.478%
 61 -  84                               59.1%         57.1%           82          2.08x        5.149%
109 - 120                               72.0%         64.5%          117          1.37x        5.596%
169 - 180                               57.2%         32.7%          177          1.73x        5.574%
265 - 276                               64.8%         0.0%           272          1.47x        6.080%
                                        71.4%         64.1%          115          1.40x        5.584%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                       AGGREGATE      CUT-OFF       AVERAGE         MAXIMUM
     RANGE OF ORIGINAL TERMS TO                         CUT-OFF         DATE        CUT-OFF         CUT-OFF
      MATURITY OR ANTICIPATED          NUMBER OF         DATE         GROUP 2        DATE            DATE
      REPAYMENT DATE (MONTHS)            LOANS          BALANCE       BALANCE       BALANCE         BALANCE
----------------------------------------------------------------------------------------------------------------

  0 -  60                                  2        $  12,274,493        2.0%     $ 6,137,247     $ 8,114,493
 61 -  84                                  3           10,623,083        1.7      $ 3,541,028     $ 5,100,000
109 - 120                                 65          592,363,875       95.2      $ 9,113,290     $46,480,000
169 - 180                                  1            6,984,493        1.1      $ 6,984,493     $ 6,984,493
---------------------------               --        -------------      -----
                                          71        $ 622,245,945      100.0%     $ 8,764,027     $46,480,000
                                          ==        =============      =====

                                                                     WTD. AVG.
                                                                      STATED
                                        WTD. AVG.                    REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO          CUT-OFF      WTD. AVG.       TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED            DATE LTV     LTV RATIO      MATURITY      DATE DSC      MORTGAGE
      REPAYMENT DATE (MONTHS)             RATIO     AT MATURITY *    (MOS.) *        RATIO         RATE
------------------------------------------------------------------------------------------------------------

  0 -  60                                  79.0%         75.5%           56           1.28x        5.519%
 61 -  84                                  79.3%         72.9%           78           1.33x        5.642%
109 - 120                                  72.9%         66.0%           117          1.30x        5.543%
169 - 180                                  59.2%         43.0%           178          1.53x        5.850%
                                           73.0%         66.0%           116          1.30x        5.547%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR                           CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT        NUMBER OF          DATE            POOL          DATE             DATE
         DATE (MONTHS)              LOANS           BALANCE         BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------

  0 -  60                            14         $  138,165,168         3.3%    $ 9,868,941      $ 21,000,000
 61 -  84                            10             75,109,908         1.8     $ 7,510,991      $ 17,889,015
 85 - 108                             2             38,637,950         0.9     $19,318,975      $ 32,574,000
109 - 120                           274          3,950,021,647        93.4     $14,416,137      $315,340,000
169 - 180                             4             23,449,885         0.6     $ 5,862,471      $  8,222,653
265 - 276                             1              4,468,779         0.1     $ 4,468,779      $  4,468,779
-----------------------             ---         --------------       -----
                                    305         $4,229,853,337       100.0%    $13,868,372      $315,340,000
                                    ===         ==============       =====

                                                               WTD. AVG.
                                                                 STATED
      RANGE OF REMAINING           WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR           CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT         DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         DATE (MONTHS)               RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
------------------------------------------------------------------------------------------------------

  0 -  60                            66.5%         64.4%           58          1.70x        5.482%
 61 -  84                            61.9%         59.4%           81          1.98x        5.218%
 85 - 108                            84.3%         81.6%          107          1.53x        5.462%
109 - 120                            72.0%         64.5%          118          1.36x        5.589%
169 - 180                            57.8%         35.8%          177          1.67x        5.656%
265 - 276                            64.8%          0.0%          272          1.47x        6.080%
                                     71.6%         64.4%          115          1.38x        5.579%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
               LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR                           CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT        NUMBER OF          DATE           GROUP 1        DATE             DATE
         DATE (MONTHS)              LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------------

  0 -  60                            12         $  125,890,674         3.3%    $ 10,490,890      $ 21,000,000
 61 -  84                             7             64,486,825         1.8     $  9,212,404      $ 17,889,015
 85 - 108                             2             38,637,950         1.1     $ 19,318,975      $ 32,574,000
109 - 120                           209          3,357,657,772        93.1     $ 16,065,348      $315,340,000
169 - 180                             3             16,465,392         0.5     $  5,488,464      $  8,222,653
265 - 276                             1              4,468,779         0.1     $  4,468,779      $  4,468,779
----------------------              ---         --------------       -----
                                    234         $3,607,607,392       100.0%    $ 15,417,126      $315,340,000
                                    ===         ==============       =====

                                                              WTD. AVG.
                                                                STATED
      RANGE OF REMAINING          WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR          CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT        DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         DATE (MONTHS)              RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

  0 -  60                            65.3%         63.3%           58          1.74x        5.478%
 61 -  84                            59.1%         57.1%           82          2.08x        5.149%
 85 - 108                            84.3%         81.6%          107          1.53x        5.462%
109 - 120                            71.8%         64.3%          118          1.37x        5.598%
169 - 180                            57.2%         32.7%          177          1.73x        5.574%
265 - 276                            64.8%         0.0%           272          1.47x        6.080%
                                     71.4%         64.1%          115          1.40x        5.584%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % OF
      RANGE OF REMAINING                          AGGREGATE      CUT-OFF      AVERAGE         MAXIMUM
     TERMS TO MATURITY OR                          CUT-OFF         DATE       CUT-OFF         CUT-OFF
     ANTICIPATED REPAYMENT        NUMBER OF         DATE         GROUP 2        DATE            DATE
         DATE (MONTHS)              LOANS          BALANCE       BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------------

  0 -  60                             2           $ 12,274,493        2.0%    $ 6,137,247     $ 8,114,493
 61 -  84                             3             10,623,083        1.7     $ 3,541,028     $ 5,100,000
109 - 120                            65            592,363,875       95.2     $ 9,113,290     $46,480,000
169 - 180                             1              6,984,493        1.1     $ 6,984,493     $ 6,984,493
----------------------               --           ------------      -----
                                     71           $622,245,945      100.0%    $ 8,764,027     $46,480,000
                                     ==           ============      =====

                                                             WTD. AVG.
                                                              STATED
      RANGE OF REMAINING         WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT        DATE LTV     LTV RATIO     MATURITY      DATE DSC      MORTGAGE
         DATE (MONTHS)             RATIO     AT MATURITY *   (MOS.) *        RATIO         RATE
----------------------------------------------------------------------------------------------------

  0 -  60                          79.0%         75.5%          56           1.28x        5.519%
 61 -  84                          79.3%         72.9%          78           1.33x        5.642%
109 - 120                          72.9%         66.0%          117          1.30x        5.543%
169 - 180                          59.2%         43.0%          178          1.53x        5.850%
                                   73.0%         66.0%          116          1.30x        5.547%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

          RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                               AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
    RANGE OF REMAINING                          CUT-OFF           DATE        CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        NUMBER OF           DATE            POOL          DATE              DATE
       (MONTHS) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

145 - 180                         1          $    2,760,970        0.1%     $ 2,760,970        $  2,760,970
193 - 228                         1               2,907,868        0.1      $ 2,907,868        $  2,907,868
229 - 264                         2              23,182,183        0.5      $11,591,091        $ 19,807,822
265 - 300                        25             310,805,902        7.3      $12,432,236        $ 73,500,000
301 - 348                         3              18,391,066        0.4      $ 6,130,355        $ 11,000,000
349 - 360                       244           3,173,767,248       75.0      $13,007,243        $315,340,000
Varies                            1              32,183,066        0.8      $32,183,066        $ 32,183,066
Non-amortizing                   28             665,855,034       15.7      $23,780,537        $205,000,000
-------------------------       ---          --------------      -----
                                305          $4,229,853,337      100.0%     $13,868,372        $315,340,000
                                ===          ==============      =====

                                                               WTD. AVG.
                                                                STATED
                                WTD. AVG.                      REMAINING      WTD. AVG.
    RANGE OF REMAINING           CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS          DATE LTV       LTV RATIO       MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)               RATIO     AT MATURITY (2)   (MOS.) (2)        RATIO          RATE
---------------------------------------------------------------------------------------------------------

145 - 180                          67.3%           0.0%            176           1.31x         6.090%
193 - 228                          66.1%          36.2%            118           1.50x         5.970%
229 - 264                          67.0%          43.6%            117           1.38x         5.326%
265 - 300                          67.6%          57.5%            113           1.47x         5.735%
301 - 348                          66.9%          55.9%            117           1.38x         5.772%
349 - 360                          72.6%          64.4%            117           1.32x         5.586%
Varies                             71.6%          51.8%            117           1.32x         5.680%
Non-amortizing                     69.3%          69.3%            110           1.62x         5.469%
                                   71.6%          64.4%            115           1.38x         5.579%

-----------------------

The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 353 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                               AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
    RANGE OF REMAINING                          CUT-OFF           DATE        CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        NUMBER OF           DATE          GROUP 1         DATE              DATE
       (MONTHS) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

145 - 180                         1          $    2,760,970        0.1%     $ 2,760,970       $  2,760,970
193 - 228                         1               2,907,868        0.1      $ 2,907,868       $  2,907,868
229 - 264                         2              23,182,183        0.6      $11,591,091       $ 19,807,822
265 - 300                        25             310,805,902        8.6      $12,432,236       $ 73,500,000
301 - 348                         3              18,391,066        0.5      $ 6,130,355       $ 11,000,000
349 - 360                       176           2,605,566,303       72.2      $14,804,354       $315,340,000
Varies                            1              32,183,066        0.9      $32,183,066       $ 32,183,066
Non-amortizing                   25             611,810,034       17.0      $24,472,401       $205,000,000
------------------------        ---          --------------      -----
                                234          $3,607,607,392      100.0%     $15,417,126       $315,340,000
                                ===          ==============      =====

                                                              WTD. AVG.
                                                               STATED
                               WTD. AVG.                      REMAINING      WTD. AVG.
    RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)              RATIO      AT MATURITY (2)  (MOS.) (2)        RATIO          RATE
--------------------------------------------------------------------------------------------------------

145 - 180                        67.3%           0.0%            176           1.31x         6.090%
193 - 228                        66.1%          36.2%            118           1.50x         5.970%
229 - 264                        67.0%          43.6%            117           1.38x         5.326%
265 - 300                        67.6%          57.5%            113           1.47x         5.735%
301 - 348                        66.9%          55.9%            117           1.38x         5.772%
349 - 360                        72.6%          64.2%            117           1.33x         5.602%
Varies                           71.6%          51.8%            117           1.32x         5.680%
Non-amortizing                   68.8%          68.8%            110           1.65x         5.428%
                                 71.4%          64.1%            115           1.40x         5.584%

----------------

The weighted average remaining amortization term for Group 1 Mortgage Loans
(excluding non-amortizing loans and those that vary) is 351 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

             RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                              AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM
    RANGE OF REMAINING                         CUT-OFF         DATE          CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        NUMBER OF         DATE          GROUP 2         DATE              DATE
       (MONTHS) (1)             LOANS          BALANCE        BALANCE        BALANCE           BALANCE
--------------------------------------------------------------------------------------------------------------

349 - 360                        68         $568,200,945       91.3%      $ 8,355,896       $46,480,000
Non-amortizing                    3           54,045,000        8.7       $18,015,000       $37,600,000
----------------------           --         ------------      -----
                                 71         $622,245,945      100.0%      $ 8,764,027       $46,480,000
                                 ==         ============      =====

                                                             WTD. AVG.
                                                               STATED
                              WTD. AVG.                      REMAINING       WTD. AVG.
    RANGE OF REMAINING         CUT-OFF       WTD. AVG.        TERM TO         CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS        DATE LTV       LTV RATIO        MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)             RATIO      AT MATURITY (2)   (MOS.) (2)        RATIO          RATE
--------------------------------------------------------------------------------------------------------

349 - 360                       72.9%          65.2%            117            1.30x         5.511%
Non-amortizing                  74.4%          74.4%            113            1.33x         5.931%
----------------------
                                73.0%          66.0%            116            1.30x         5.547%

----------------------
The weighted average remaining amortization term for Group 2 Mortgage Loans
(excluding non-amortizing loans and those that vary) is 359 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                             % OF
                                                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                                            CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                          NUMBER OF          DATE            POOL          DATE             DATE
          AMORTIZATION TYPES                LOANS           BALANCE         BALANCE       BALANCE          BALANCE
------------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        116        $2,305,002,000       54.5%     $19,870,707      $315,340,000
Amortizing Balloon                           139         1,142,637,240       27.0      $ 8,220,412      $132,319,524
Non-amortizing                                18           597,775,175       14.1      $33,209,732      $205,000,000
Interest-only, ARD                            10            68,079,859        1.6      $ 6,807,986      $ 12,285,000
Amortizing ARD                                15            61,208,614        1.4      $ 4,080,574      $  5,978,463
Interest-only, Amortizing ARD (2)              5            47,920,700        1.1      $ 9,584,140      $ 17,000,000
Fully Amortizing                               2             7,229,749        0.2      $ 3,614,875      $  4,468,779
----------------------                        --          ------------      -----
                                             305        $4,229,853,337      100.0%     $13,868,372      $315,340,000
                                             ===        ==============      =====

                                                                        WTD. AVG.
                                                                         STATED
                                           WTD. AVG.                    REMAINING    WTD. AVG.
                                            CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
                                            DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                 RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
--------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        72.6%         65.9%           116         1.31x        5.570%
Amortizing Balloon                           70.7%         58.5%           117         1.40x        5.657%
Non-amortizing                               70.3%         70.3%           112         1.57x        5.519%
Interest-only, ARD                           60.4%         60.4%            95         2.07x        5.035%
Amortizing ARD                               73.9%         62.3%           116         1.22x        5.675%
Interest-only, Amortizing ARD (2)            78.9%         73.3%           117         1.21x        5.488%
Fully Amortizing                             65.7%          0.0%           235         1.41x        6.084%
                                             71.6%         64.4%           115         1.38x        5.579%

-----------------------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                             % OF
                                                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                                            CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                          NUMBER OF          DATE           GROUP 1        DATE             DATE
          AMORTIZATION TYPES                LOANS           BALANCE         BALANCE       BALANCE          BALANCE
------------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        76         $1,892,091,000       52.4%      $24,895,934     $315,340,000
Amortizing Balloon                           111           987,347,295       27.4       $ 8,895,021     $132,319,524
Non-amortizing                               16            556,015,175       15.4       $34,750,948     $205,000,000
Amortizing ARD                               15             61,208,614        1.7       $ 4,080,574     $  5,978,463
Interest-only, ARD                            9             55,794,859        1.5       $ 6,199,429     $ 12,154,118
Interest-only, Amortizing ARD (2)             5             47,920,700        1.3       $ 9,584,140     $ 17,000,000
Fully Amortizing                              2              7,229,749        0.2       $ 3,614,875     $  4,468,779
----------------------                       --         --------------      -----
                                             234        $3,607,607,392      100.0%      $15,417,126     $315,340,000
                                             ===        ==============      =====

                                                                         WTD. AVG.
                                                                          STATED
                                            WTD. AVG.                    REMAINING    WTD. AVG.
                                             CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
                                             DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                  RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
---------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)         72.3%         65.6%           116         1.32x        5.589%
Amortizing Balloon                            70.8%         58.4%           117         1.41x        5.667%
Non-amortizing                                69.8%         69.8%           112         1.59x        5.480%
Amortizing ARD                                73.9%         62.3%           116         1.22x        5.675%
Interest-only, ARD                            59.4%         59.4%            91         2.19x        4.915%
Interest-only, Amortizing ARD (2)             78.9%         73.3%           117         1.21x        5.488%
Fully Amortizing                              65.7%          0.0%           235         1.41x        6.084%
                                              71.4%         64.1%           115         1.40x        5.584%

-----------------------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                           % OF
                                                          AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                                           CUT-OFF         DATE        CUT-OFF          CUT-OFF
                                          NUMBER OF         DATE         GROUP 2         DATE             DATE
          AMORTIZATION TYPES                LOANS          BALANCE       BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        40         $412,911,000      66.4%     $10,322,775       $46,480,000
Amortizing Balloon                           28          155,289,945      25.0      $ 5,546,069       $15,463,994
Interest-only                                 2           41,760,000       6.7      $20,880,000       $37,600,000
Interest-only ARD                             1           12,285,000       2.0      $12,285,000       $12,285,000
------------------------------------         --           ----------       ---
                                             71         $622,245,945     100.0%     $ 8,764,027       $46,480,000
                                             ==         ============     =====

                                                                        WTD. AVG.
                                                                          STATED
                                            WTD. AVG.                   REMAINING     WTD. AVG.
                                             CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
                                             DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                  RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
---------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)         74.0%         67.6%          117          1.29x        5.481%
Amortizing Balloon                            70.0%         59.0%          116          1.32x        5.590%
Interest-only                                 77.2%         77.2%          112          1.29x        6.034%
Interest-only ARD                             65.0%         65.0%          118          1.50x        5.580%
                                              73.0%         66.0%          116          1.30x        5.547%

-----------------------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 72 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                   % OF
                                                AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
                                                 CUT-OFF           DATE        CUT-OFF           CUT-OFF
     RANGE OF OCCUPANCY        NUMBER OF           DATE            POOL          DATE              DATE
       RATES (%) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

 60.00 -  64.99                    1          $    4,100,000       0.1%     $ 4,100,000       $  4,100,000
 65.00 -  69.99                    1              10,500,000       0.2      $10,500,000       $ 10,500,000
 70.00 -  74.99                    5              44,654,727       1.1      $ 8,930,945       $ 31,150,000
 75.00 -  79.99                    8             196,611,561       4.6      $24,576,445       $162,500,000
 80.00 -  84.99                    9             140,590,732       3.3      $15,621,192       $ 53,874,970
 85.00 -  89.99                   30           1,034,764,550      24.5      $34,492,152       $315,340,000
 90.00 -  94.99                   45             484,003,017      11.4      $10,755,623       $ 46,480,000
 95.00 -  99.99                   64             964,719,275      22.8      $15,073,739       $250,000,000
100.00 - 100.00                  113             825,818,228      19.5      $ 7,308,126       $ 60,000,000
----------------------           ---            ------------      ----
                                 276          $3,705,762,090      87.6%     $13,426,674       $315,340,000
                                 ===          ==============      ====

                                                              WTD. AVG.
                                                                STATED
                               WTD. AVG.                      REMAINING       WTD. AVG.
                                CUT-OFF       WTD. AVG.        TERM TO         CUT-OFF      WTD. AVG.
     RANGE OF OCCUPANCY         DATE LTV      LTV RATIO        MATURITY        DATE DSC      MORTGAGE
       RATES (%) (1)             RATIO     AT MATURITY (2)    (MOS.) (2)        RATIO          RATE
--------------------------------------------------------------------------------------------------------

 60.00 -  64.99                  75.9%         58.7%              119            1.74x         5.360%
 65.00 -  69.99                  67.7%         60.6%              116            1.39x         5.530%
 70.00 -  74.99                  67.2%         61.0%              118            1.41x         5.745%
 75.00 -  79.99                  65.4%         60.0%              116            1.48x         5.458%
 80.00 -  84.99                  74.4%         63.8%              109            1.47x         5.486%
 85.00 -  89.99                  75.7%         69.0%              117            1.28x         5.556%
 90.00 -  94.99                  73.5%         66.5%              116            1.31x         5.625%
 95.00 -  99.99                  69.7%         62.2%              117            1.37x         5.598%
100.00 - 100.00                  71.5%         65.4%              111            1.45x         5.496%
                                 72.2%         65.3%              115            1.37x         5.557%

----------------------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but exludes 29 Mortgage Loans secured by hospitality properties representing
     12.4% of the Cut-Off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                  % OF
                                                AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                                 CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF OCCUPANCY        NUMBER OF          DATE           GROUP 1        DATE             DATE
       RATES (%) (1)             LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-------------------------------------------------------------------------------------------------------------

 60.00 -  64.99                    1        $    4,100,000        0.1%       $ 4,100,000      $  4,100,000
 65.00 -  69.99                    1            10,500,000         0.3       $10,500,000      $ 10,500,000
 70.00 -  74.99                    5            44,654,727         1.2       $ 8,930,945      $ 31,150,000
 75.00 -  79.99                    7           188,102,561         5.2       $26,871,794      $162,500,000
 80.00 -  84.99                    8           137,855,732         3.8       $17,231,967      $ 53,874,970
 85.00 -  89.99                   20           933,416,939        25.9       $46,670,847      $315,340,000
 90.00 -  94.99                   24           235,844,581         6.5       $ 9,826,858      $ 25,000,000
 95.00 -  99.99                   31           726,748,139        20.1       $23,443,488      $250,000,000
100.00 - 100.00                  108           802,293,467        22.2       $ 7,428,643      $ 60,000,000
----------------------           ---          ------------       -----
                                 205        $3,083,516,145        85.5%      $15,041,542      $315,340,000
                                 ===        ==============        ====

                                                              WTD. AVG.
                                                               STATED
                                WTD. AVG.                     REMAINING      WTD. AVG.
                                 CUT-OFF      WTD. AVG.        TERM TO        CUT-OFF       WTD. AVG.
     RANGE OF OCCUPANCY          DATE LTV     LTV RATIO       MATURITY        DATE DSC       MORTGAGE
       RATES (%) (1)              RATIO     AT MATURITY (2)  (MOS.) (2)        RATIO           RATE
---------------------------------------------------------------------------------------------------------

 60.00 -  64.99                   75.9%         58.7%            119           1.74x          5.360%
 65.00 -  69.99                   67.7%         60.6%            116           1.39x          5.530%
 70.00 -  74.99                   67.2%         61.0%            118           1.41x          5.745%
 75.00 -  79.99                   65.5%         60.1%            116           1.49x          5.469%
 80.00 -  84.99                   74.6%         63.9%            109           1.47x          5.492%
 85.00 -  89.99                   75.5%         68.9%            117           1.29x          5.561%
 90.00 -  94.99                   72.8%         65.0%            115           1.30x          5.691%
 95.00 -  99.99                   69.4%         61.9%            118           1.39x          5.610%
100.00 - 100.00                   71.4%         65.6%            111           1.45x          5.495%
                                  72.0%         65.2%            115           1.38x          5.559%

---------------------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but exludes 29 Mortgage Loans secured by hospitality properties representing
     14.5% of the Cut-off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                                CUT-OFF         DATE        CUT-OFF          CUT-OFF
     RANGE OF OCCUPANCY        NUMBER OF         DATE         GROUP 2         DATE            DATE
         RATES (%)               LOANS          BALANCE       BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

 75.00 -  79.99                    1        $  8,509,000        1.4%     $ 8,509,000       $ 8,509,000
 80.00 -  84.99                    1           2,735,000        0.4      $ 2,735,000       $ 2,735,000
 85.00 -  89.99                   10         101,347,611       16.3      $10,134,761       $20,250,000
 90.00 -  94.99                   21         248,158,436       39.9      $11,817,068       $46,480,000
 95.00 -  99.99                   33         237,971,137       38.2      $ 7,211,247       $20,500,000
100.00 - 100.00                    5          23,524,762        3.8      $ 4,704,952       $ 9,350,000
----------------------             -          ----------        ---
                                  71        $622,245,945      100.0%     $ 8,764,027       $46,480,000
                                  ==        ============      =====

                                                           WTD. AVG.
                                                             STATED
                               WTD. AVG.                   REMAINING     WTD. AVG.
                                CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     RANGE OF OCCUPANCY         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         RATES (%)               RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

 75.00 -  79.99                   62.1%        57.5%          116          1.38x        5.230%
 80.00 -  84.99                   62.2%        57.5%          116          1.41x        5.230%
 85.00 -  89.99                   77.2%        69.6%          116          1.24x        5.511%
 90.00 -  94.99                   74.2%        68.0%          117          1.32x        5.563%
 95.00 -  99.99                   70.6%        63.3%          115          1.30x        5.562%
100.00 - 100.00                   72.7%        61.5%          118          1.28x        5.537%
                                  73.0%        66.0%          116          1.30x        5.547%

---------------------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
          PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2)

        PREPAYMENT RESTRICTION             MAR-06          MAR-07         MAR-08         MAR-09         MAR-10          MAR-11
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                                 93.98%         93.67%         10.62%          3.92%           0.55%          0.00%
Defeasance                                  0.00%          0.00%         81.31%         85.00%          88.05%         89.15%
Yield Maintenance                           6.02%          6.23%          7.96%         10.57%          10.89%         10.45%
Prepayment Premium                          0.00%          0.00%          0.00%          0.00%           0.00%          0.00%
Open                                        0.00%          0.10%          0.10%          0.51%           0.51%          0.40%
                                            ----           ----           ----           ----            ----           ----
Total                                     100.00%        100.00%        100.00%        100.00%         100.00%        100.00%
                                          ------         ------         ------         ------          ------         ------
Mortgage Pool Balance
Outstanding (in millions)              $4,229.85      $4,212.38      $4,191.99      $4,163.42       $4,129.06      $3,952.83
                                       ---------      ---------      ---------      ---------       ---------      ---------
% of Initial Pool Balance                 100.00%         99.59%         99.10%         98.43%          97.62%         93.45%

        PREPAYMENT RESTRICTION               MAR-12          MAR-13         MAR-14        MAR-15        MAR-16
------------------------------------------------------------------------------------------------------------------

Locked Out                                    0.00%          0.00%          0.00%         0.00%         0.00%
Defeasance                                   89.05%         89.96%         89.86%        87.37%       100.00%
Yield Maintenance                            10.55%          9.63%          9.74%         9.05%         0.00%
Prepayment Premium                            0.00%          0.00%          0.00%         0.00%         0.00%
Open                                          0.40%          0.40%          0.40%         3.58%         0.00%
                                              ----           ----           ----          ----          ----
Total                                       100.00%        100.00%        100.00%       100.00%       100.00%
                                            ------         ------         ------        ------        ------
Mortgage Pool Balance
Outstanding (in millions)                $3,899.53      $3,775.73      $3,716.38     $3,616.31        $21.66
                                         ---------      ---------      ---------     ---------        ------
% of Initial Pool Balance                    92.19%         89.26%         87.86%        85.49%         0.51%

-----------------------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.51% of the Cut-Off Date
     Pool Balance.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
          PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2)

   PREPAYMENT RESTRICTION         MAR-06        MAR-07         MAR-08          MAR-09        MAR-10         MAR-11
----------------------------------------------------------------------------------------------------------------------

Locked Out                        92.94%        92.57%           9.88%          2.71%         0.58%           0.00%
Defeasance                         0.00%         0.00%          81.00%         84.85%        86.62%          87.67%
Yield Maintenance                  7.06%         7.31%           8.99%         11.84%        12.21%          11.86%
Prepayment Premium                 0.00%         0.00%           0.00%          0.00%         0.00%           0.00%
Open                               0.00%         0.12%           0.12%          0.60%         0.60%           0.47%
                                   ----          ----            ----           ----          ----            ----
Total                            100.00%       100.00%         100.00%        100.00%       100.00%         100.00%
                                 ------        ------          ------         ------        ------          ------
Group 1 Balance
Outstanding (in millions)     $3,607.61     $3,592.17       $3,574.22      $3,548.69     $3,518.61       $3,360.04
                              ---------     ---------       ---------      ---------     ---------       ---------
% of Initial Group 1
  Balance                        100.00%        99.57%          99.07%         98.37%        97.53%          93.14%

   PREPAYMENT RESTRICTION         MAR-12         MAR-13         MAR-14         MAR-15          MAR-16
-----------------------------------------------------------------------------------------------------------

Locked Out                         0.00%          0.00%          0.00%           0.00%           0.00%
Defeasance                        87.57%         88.64%         88.53%          85.58%         100.00%
Yield Maintenance                 11.96%         10.88%         11.00%          10.20%           0.00%
Prepayment Premium                 0.00%          0.00%          0.00%           0.00%           0.00%
Open                               0.47%          0.47%          0.47%           4.22%           0.00%
                                   ----           ----           ----            ----            ----
Total                            100.00%        100.00%        100.00%         100.00%         100.00%
                                 ------         ------         ------          ------          ------
Group 1 Balance
Outstanding (in millions)     $3,317.91      $3,209.15      $3,158.66       $3,067.97          $15.78
                              ---------      ---------      ---------       ---------          ------
% of Initial Group 1
  Balance                         91.97%         88.95%         87.56%          85.04%           0.44%

---------------------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.44% of the Cut-Off Date
     Group 1 Balance.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------
          PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2)

        PREPAYMENT RESTRICTION             MAR-06       MAR-07        MAR-08       MAR-09        MAR-10       MAR-11
----------------------------------------------------------------------------------------------------------------------

Locked Out                                100.00%       100.00%       14.90%        10.91%        0.38%        0.00%
Defeasance                                  0.00%         0.00%       83.12%        85.83%       96.35%       97.54%
Yield Maintenance                           0.00%         0.00%        1.99%         3.26%        3.27%        2.46%
Prepayment Premium                          0.00%         0.00%        0.00%         0.00%        0.00%        0.00%
Open                                        0.00%         0.00%        0.00%         0.00%        0.00%        0.00%
                                            ----          ----         ----          ----         ----         ----
Total                                     100.00%       100.00%      100.00%       100.00%      100.00%      100.00%
                                          ------        ------       ------        ------       ------       ------
Group 2 Balance
Outstanding (in millions)                $622.25       $620.21      $617.77       $614.73      $610.45      $592.79
                                         -------       -------      -------       -------      -------      -------
% of Initial Group 2
  Balance                                 100.00%        99.67%       99.28%        98.79%       98.10%       95.27%

        PREPAYMENT RESTRICTION             MAR-12       MAR-13        MAR-14          MAR-15          MAR-16
--------------------------------------------------------------------------------------------------------------------

Locked Out                                  0.00%        0.00%           0.00%           0.00%           0.00%
Defeasance                                 97.50%       97.44%          97.41%          97.37%         100.00%
Yield Maintenance                           2.50%        2.56%           2.59%           2.63%           0.00%
Prepayment Premium                          0.00%        0.00%           0.00%           0.00%           0.00%
Open                                        0.00%        0.00%           0.00%           0.00%           0.00%
                                            ----         ----            ----            ----            ----
Total                                     100.00%      100.00%         100.00%         100.00%         100.00%
                                          ------       ------          ------          ------          ------
Group 2 Balance
Outstanding (in millions)                $581.62      $566.59         $557.72         $548.34           $5.88
                                         -------      -------         -------         -------           -----
% of Initial Group 2
  Balance                                  93.47%       91.06%          89.63%          88.12%           0.95%

-----------------------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.95% of the Cut-Off Date
     Group 2 Balance.

               [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                    [9 PHOTOS OF PRIME OUTLETS POOL OMITTED]

                                      A-8-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                      [MAP FOR PRIME OUTLETS POOL OMITTED]

                                      A-8-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $315,340,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     7.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       David Lichtenstein
TYPE OF SECURITY                                               Fee and Leasehold
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                       Yes
   ENGINEERING                                     $59,375
   TI/LC                                        $3,304,625
   GROUND RENT(2)                                 $127,768
   RELETTING RESERVE                            $1,500,000
   RECONFIGURATION RESERVE(3)                   $5,000,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                       Yes
   REPLACEMENT                                     $46,986
   TI/LC                                          $363,842
   GROUND RENT                                      $9,440

ADDITIONAL FINANCING(4)                    Pari Passu Debt          $315,340,000

                                                             PARI PASSU NOTES(5)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $630,680,000
CUT-OFF DATE BALANCE/SF                                                     $181
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          70.1%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

(1)  Loan allows for partial defeasance with property specific premiums based on individual allocated loan amounts and other fees described in the Mortgage
     Loan documents.

(2)  Initial Ground Rent deposit pertains to the Gulfport Mortgaged Property
     (the only Mortgaged Property secured in leasehold estate).

(3)  Escrow will be held until such time as the reconfiguration at the Pleasant
     Prairie Mortgaged Property is complete, the allocated DSCR equals at least
     1.20x and the LTV equals no more than 80% with respect to the Pleasant
     Prairie Mortgaged Property and the DSCR with respect to the Prime Outlets
     Pool Loan is 1.30x or greater.

(4)  Future mezzanine debt is permitted upon meeting certain LTV and DSCR criteria subject to a maximum combined LTV of 90.0% and a minimum combined
     DSCR of 1.10x as described in the related Mortgage Loan documents.

(5)  LTV ratios, DSCR and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Prime Outlets Pool Loan and the Prime Outlets
     Pool Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                10
LOCATION                                                                 Various
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                              3,492,882
OCCUPANCY AS OF NOVEMBER 28, 2005                                          89.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $788,350,000
PROPERTY MANAGEMENT                                           Prime Retail, L.P.
UW ECONOMIC OCCUPANCY                                                      89.1%
UW REVENUES                                                          $81,307,368
UW TOTAL EXPENSES                                                    $24,982,151
UW NET OPERATING INCOME (NOI)                                        $56,325,217
UW NET CASH FLOW (NCF)                                               $51,881,207
--------------------------------------------------------------------------------

                                      A-8-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                           PRIME OUTLETS POOL SUMMARY

                                 ALLOCATED                           PARTIAL
                                  CUT-OFF                          DEFEASANCE
                                   DATE                              RELEASE   YEAR BUILT /    SQUARE
PROPERTY NAME                     BALANCE          LOCATION         PRICE(1)     RENOVATED    FOOTAGE
-----------------------------  ------------  --------------------  ----------  ------------  ---------

Prime Outlets at San
   Marcos ...................  $ 76,750,000  San Marcos, TX           None      1990 / 2005    640,974
Prime Outlets at Grove
   City .....................    60,620,000  Grove City, PA           None       1994 / NA     532,290
Prime Outlets at Ellenton ...    56,050,000  Ellenton, FL             None       1991 / NA     476,534
Prime Outlets at
   Jeffersonville ...........    37,550,000  Jeffersonville, OH       None       1993 / NA     409,923
Prime Outlets at
   Pleasant Prairie .........    32,250,000  Pleasant Prairie, WI     125%      1989 / 2001    270,324
Prime Outlets at Huntley ....    16,000,000  Huntley, IL              110%       1994 / NA     279,387
Prime Outlets at Gulfport ...    13,500,000  Gulfport, MS             125%       1995 / NA     302,799
Prime Outlets at Naples .....     8,600,000  Naples, FL               110%       1991 / NA     145,962
Prime Outlets at
   Lebanon ..................     8,300,000  Lebanon, TN              125%       1998 / NA     226,816
Prime Outlets at Florida
   City .....................     5,720,000  Homestead, FL            125%       1994 / NA     207,873
                               ------------                                                  ---------
                               $315,340,000                                                  3,492,882
                               ============                                                  =========

                                 CUT-OFF
                                  DATE
                                 BALANCE                            UNDERWRITTEN                APPRAISED
                               PER SQUARE                    UW          NET        APPRAISED     VALUE
PROPERTY NAME                    FOOT(2)   OCCUPANCY(3)  OCCUPANCY    CASH FLOW       VALUE       PER SF
-----------------------------  ----------  ------------  ---------  ------------  ------------  ---------

Prime Outlets at San
   Marcos ...................     $239         92.3%       91.2%     $11,953,720  $200,000,000     $312
Prime Outlets at Grove
   City .....................     $228         97.1%       97.1%      10,835,441   148,000,000     $278
Prime Outlets at Ellenton ...     $235         98.3%       98.3%       9,898,616   137,000,000     $287
Prime Outlets at
   Jeffersonville ...........     $183         96.5%       96.3%       7,415,225    91,600,000     $223
Prime Outlets at
   Pleasant Prairie .........     $239         97.3%       96.5%       4,934,801    78,700,000     $291
Prime Outlets at Huntley ....     $115         78.8%       72.5%       1,636,063    40,000,000     $143
Prime Outlets at Gulfport ...     $ 89         79.4%       70.8%       2,447,502    36,500,000     $121
Prime Outlets at Naples .....     $118         78.9%       76.2%         975,879    21,500,000     $147
Prime Outlets at
   Lebanon ..................     $ 73         77.7%       73.1%       1,492,480    20,750,000     $ 91
Prime Outlets at Florida
   City .....................     $ 55         58.1%       48.5%         291,480    14,300,000     $ 69
                                                                     -----------  ------------
                                  $181         89.0%       89.1%     $51,881,207  $788,350,000     $226
                                                                     ===========  ============

(1)  Subject to additional fees and conditions as specified in the Mortgage Loan documents.

(2)  The Prime Outlets Pool loan is part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. The calculation of loan balance per square foot is based on the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion
     Loan.

(3)  Occupancy date as of November 28, 2005 for all properties.

                                      A-8-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                       NUMBER                    % OF NET
                                      RATINGS*         OF POOL    NET RENTABLE   RENTABLE   ACTUAL RENT                    % OF
TENANT                           MOODY'S/S&P/FITCH   PROPERTIES     AREA (SF)      AREA         PSF       ACTUAL RENT   ACTUAL RENT
------------------------------   -----------------   ----------   ------------   --------   -----------   -----------   -----------

MAJOR TENANTS
   Nike ......................        A2/A+/NR            7           100,395       2.9%       $14.74     $ 1,479,676        2.9%
   Gap .......................     Baa3/BBB-/BBB-         9            95,902       2.7        $11.22       1,076,424        2.1
   Pottery Barn ..............        NR/NR/NR            2            91,222       2.6        $ 2.43         221,967        0.4
   Bass Company Store ........       B1/BB/BB+           10            78,795       2.3        $11.32         892,309        1.7
   Liz Claiborne .............      Baa2/BBB/NR           7            69,082       2.0        $11.70         808,246        1.6
   Dress Barn ................        NR/NR/NR            8            66,427       1.9        $10.78         715,828        1.4
   Polo Ralph Lauren .........      Baa2/BBB/NR           7            65,042       1.9        $ 8.97         583,705        1.1
   Mikasa ....................        NR/NR/NR            7            57,665       1.7        $ 9.16         528,069        1.0
   Brooks Brothers ...........        NR/NR/NR            6            50,923       1.5        $15.93         811,395        1.6
   Ann Taylor ................       Ba2/NR/NR            7            50,310       1.4        $17.72         891,427        1.7
                                                                    ---------     -----                   -----------      -----
   TOTAL MAJOR TENANTS .......                                        725,763      20.8%       $11.04     $ 8,009,046       15.5%
NON-MAJOR TENANTS ............                                      2,382,456      68.2        $18.36      43,741,519       84.5
                                                                    ---------     -----                   -----------      -----
OCCUPIED TOTAL ...............                                      3,108,219      89.0%       $16.65     $51,750,565      100.0%
VACANT SPACE .................                                        384,663      11.0
                                                                    ---------     -----
TOTAL ........................                                      3,492,882     100.0%
                                                                    =========     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   --------------

   2006          212        $13.01     712,922       20.4%          20.4%          17.9%            17.9%
   2007          103        $16.93     428,574       12.3%          32.7%          14.0%            31.9%
   2008          110        $17.87     433,560       12.4%          45.1%          15.0%            46.9%
   2009          103        $18.18     455,630       13.0%          58.1%          16.0%            62.9%
   2010           78        $17.75     361,416       10.3%          68.5%          12.4%            75.3%
   2011           23        $12.64     155,922        4.5%          72.9%           3.8%            79.1%
   2012           26        $20.91     108,274        3.1%          76.0%           4.4%            83.5%
   2013           18        $22.48      57,667        1.7%          77.7%           2.5%            86.0%
   2014           19        $18.23      63,154        1.8%          79.5%           2.2%            88.2%
   2015           47        $23.33     186,282        5.3%          84.8%           8.4%            96.6%
   2016           12        $25.79      47,217        1.4%          86.2%           2.4%            99.0%
Thereafter         3        $ 5.40      97,601        2.8%          89.0%           1.0%           100.0%
  Vacant           0          NA       384,663       11.0%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT SAN MARCOS

                                 TENANT SUMMARY

                                                                   % OF NET
                                       RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                            MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   ------------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Pottery Barn Outlet .......         NR/NR/NR          63,332       9.9%      $ 0.96    $    60,642       0.5%     January 2018
   Neiman Marcus Last Call ...        B2/B+/CCC+         28,048       4.4       $ 9.98        280,000       2.5      January 2021
   Gap Outlet ................     Baa3/BBB-/BBB-        23,876       3.7       $13.00        310,382       2.8        March 2009
   Off 5th Saks ..............         B2/B+/B           22,176       3.5       $ 9.50        210,672       1.9     December 2010
   Nike ......................         A2/A+/NR          18,040       2.8       $16.00        288,640       2.6        April 2008
                                                        -------     -----                 -----------     -----
   TOTAL MAJOR TENANTS .......                          155,472      24.3%      $ 7.40    $ 1,150,336      10.3%
NON-MAJOR TENANTS ............                          435,886      68.0       $23.07     10,056,905      89.7
                                                        -------     -----                 -----------     -----
OCCUPIED TOTAL ...............                          591,358      92.3%      $18.95    $11,207,241     100.0%
VACANT SPACE .................                           49,616       7.7
                                                        -------     -----
TOTAL ........................                          640,974     100.0%
                                                        =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL   OF ACTUAL RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*     ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  --------------

   2006          17       $23.09     37,651       5.9%          5.9%          7.8%            7.8%
   2007           8       $17.64     27,406       4.3%         10.1%          4.3%           12.1%
   2008          14       $19.90     57,922       9.0%         19.2%         10.3%           22.4%
   2009          15       $19.51     76,555      11.9%         31.1%         13.3%           35.7%
   2010          14       $20.60     64,030      10.0%         41.1%         11.8%           47.4%
   2011           3       $11.93     22,191       3.5%         44.6%          2.4%           49.8%
   2012           9       $20.20     42,058       6.6%         51.1%          7.6%           57.4%
   2013           5       $21.53     20,472       3.2%         54.3%          3.9%           61.3%
   2014           6       $16.22     28,120       4.4%         58.7%          4.1%           65.4%
   2015          26       $28.23    101,792      15.9%         74.6%         25.6%           91.0%
   2016           5       $30.73     15,560       2.4%         77.0%          4.3%           95.3%
Thereafter        3       $ 5.40     97,601      15.2%         92.3%          4.7%          100.0%
  Vacant          0         NA       49,616       7.7%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GROVE CITY

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Vanity Fair ...............        A3/A-/NR          26,842       5.0%      $10.75    $   288,552       2.8%    November 2009
   Old Navy ..................     Baa3/BBB-/BBB-       20,188       3.8       $14.00        282,632       2.7      October 2010
   Nike ......................         A2/A+/NR         13,475       2.5       $15.58        209,955       2.0     February 2010
   Reebok/Rockport ...........        Baa2/NR/NR        11,356       2.1       $19.00        215,764       2.1          May 2010
   Brooks Brothers ...........         NR/NR/NR          9,584       1.8       $18.65        178,741       1.7       August 2009
                                                       -------     -----                 -----------     -----
   TOTAL MAJOR TENANTS .......                          81,445      15.3%      $14.43    $ 1,175,644      11.3%
NON-MAJOR TENANTS ............                         435,526      81.8       $21.19      9,230,945      88.7
                                                       -------     -----                 -----------     -----
OCCUPIED TOTAL ...............                         516,971      97.1%      $20.13    $10,406,589     100.0%
VACANT SPACE .................                          15,319       2.9
                                                       -------     -----
TOTAL ........................                         532,290     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL   OF ACTUAL RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*     ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  --------------

   2006          27       $19.87     82,645      15.5%         15.5%         15.8%           15.8%
   2007          24       $20.41     93,482      17.6%         33.1%         18.3%           34.1%
   2008          13       $21.56     41,229       7.7%         40.8%          8.5%           42.7%
   2009          27       $18.20    135,167      25.4%         66.2%         23.6%           66.3%
   2010          20       $19.98    100,137      18.8%         85.0%         19.2%           85.5%
   2011           5       $25.68     13,767       2.6%         87.6%          3.4%           88.9%
   2012           4       $27.49     12,055       2.3%         89.9%          3.2%           92.1%
   2013           5       $22.75     16,960       3.2%         93.1%          3.7%           95.8%
   2014           3       $17.78      5,718       1.1%         94.2%          1.0%           96.8%
   2015           6       $21.16     15,811       3.0%         97.1%          3.2%          100.0%
   2016           0       $ 0.00          0       0.0%         97.1%          0.0%          100.0%
Thereafter        0       $ 0.00          0       0.0%         97.1%          0.0%          100.0%
  Vacant          0         NA       15,319       2.9%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT ELLENTON

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)      AREA        PSF     ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Vanity Fair ...............        A3/A-/NR          23,272       4.9%      $ 5.12     $  119,153       1.3%    December 2008
   Off 5th Saks ..............        B2/B+/B           19,804       4.2       $10.50        207,942       2.2     December 2011
   Nike ......................        A2/A+/NR          15,076       3.2       $14.50        218,602       2.3     November 2008
   Gap .......................     Baa3/BBB-/BBB-       10,111       2.1       $11.00        111,221       1.2        April 2008
   Liz Claiborne .............      Baa2/BBB/NR         10,100       2.1       $ 4.83         48,780       0.5      October 2006
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          78,363      16.4%      $ 9.01     $  705,698       7.5%
NON-MAJOR TENANTS ...........                          390,246      81.9       $22.32      8,710,386      92.5
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ..............                          468,609      98.3%      $20.09     $9,416,084     100.0%
VACANT SPACE ................                            7,925       1.7
                                                       -------     -----
TOTAL .......................                          476,534     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL   OF ACTUAL RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*     ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  --------------

   2006          27       $18.81     87,757      18.4%         18.4%         17.5%           17.5%
   2007          20       $22.55     68,856      14.4%         32.9%         16.5%           34.0%
   2008          31       $18.26    141,564      29.7%         62.6%         27.4%           61.5%
   2009          15       $21.09     47,836      10.0%         72.6%         10.7%           72.2%
   2010          10       $26.91     32,561       6.8%         79.4%          9.3%           81.5%
   2011           5       $15.97     35,554       7.5%         86.9%          6.0%           87.5%
   2012           4       $17.93     17,462       3.7%         90.6%          3.3%           90.8%
   2013           1       $23.00      1,198       0.3%         90.8%          0.3%           91.1%
   2014           2       $23.16      3,543       0.7%         91.6%          0.9%           92.0%
   2015           6       $21.76     23,761       5.0%         96.5%          5.5%           97.5%
   2016           2       $27.69      8,517       1.8%         98.3%          2.5%          100.0%
Thereafter        0       $ 0.00          0       0.0%         98.3%          0.0%          100.0%
  Vacant          0         NA        7,925       1.7%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT JEFFERSONVILLE

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Pottery Barn ..............        NR/NR/NR          27,890       6.8%      $ 5.78     $  161,325       2.3%     January 2011
   Nike ......................        A2/A+/NR          13,840       3.4       $14.60        202,064       2.8         June 2007
   Brooks Brothers ...........        NR/NR/NR          10,065       2.5       $20.77        209,050       2.9     December 2008
   Casual Corner Annex .......        NR/NR/NR           9,520       2.3       $20.77        197,730       2.8     December 2010
   Banana Republic ...........     Baa3/BBB-/BBB-        9,149       2.2       $18.92        173,071       2.4      October 2009
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          70,464      17.2%      $13.39     $  943,240      13.2%
NON-MAJOR TENANTS ............                         325,157      79.3       $19.04      6,192,264      86.8
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         395,621      96.5%      $18.04     $7,135,504     100.0%
VACANT SPACE .................                          14,302       3.5
                                                       -------     -----
TOTAL ........................                         409,923     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          24       $14.99    84,763       20.7%         20.7%         17.8%          17.8%
   2007          12       $17.84    51,138       12.5%         33.2%         12.8%          30.6%
   2008          16       $19.96    53,345       13.0%         46.2%         14.9%          45.5%
   2009          15       $17.25    68,813       16.8%         63.0%         16.6%          62.1%
   2010           7       $22.14    25,446        6.2%         69.2%          7.9%          70.0%
   2011           4       $12.80    41,119       10.0%         79.2%          7.4%          77.4%
   2012           4       $22.41    19,669        4.8%         84.0%          6.2%          83.6%
   2013           5       $30.35    10,401        2.5%         86.5%          4.4%          88.0%
   2014           3       $22.31    11,398        2.8%         89.3%          3.6%          91.6%
   2015           4       $21.11    19,236        4.7%         94.0%          5.7%          97.3%
   2016           2       $18.94    10,293        2.5%         96.5%          2.7%         100.0%
Thereafter        0       $ 0.00         0        0.0%         96.5%          0.0%         100.0%
  Vacant          0         NA      14,302        3.5%        100.0%          0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT PLEASANT PRAIRIE

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Nike ......................        A2/A+/NR          17,500       6.5%      $16.00     $  280,000       5.6%         May 2007
   Polo Ralph Lauren .........      Baa2/BBB/NR          9,200       3.4       $10.47         96,329       1.9      October 2008
   Bass Company Store ........       B1/BB/BB+           9,200       3.4       $18.14        166,888       3.3     December 2009
   Liz Claiborne .............      Baa2/BBB/NR          9,000       3.3       $12.00        108,000       2.1          May 2011
   Gap Outlet ................     Baa3/BBB-/BBB-        9,000       3.3       $14.50        130,500       2.6          May 2009
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          53,900      19.9%      $14.50     $  781,717      15.5%
NON-MAJOR TENANTS ............                         209,058      77.3       $20.36      4,256,416      84.5
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         262,958      97.3%      $19.16     $5,038,133     100.0%
VACANT SPACE .................                           7,366       2.7
                                                       -------     -----
TOTAL ........................                         270,324     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          10       $15.67    33,149       12.3%         12.3%         10.3%          10.3%
   2007          14       $19.35    57,799       21.4%         33.6%         22.2%          32.5%
   2008           9       $19.99    38,583       14.3%         47.9%         15.3%          47.8%
   2009          15       $19.57    58,921       21.8%         69.7%         22.9%          70.7%
   2010           7       $19.93    32,354       12.0%         81.7%         12.8%          83.5%
   2011           1       $12.00     9,000        3.3%         85.0%          2.1%          85.6%
   2012           2       $24.06     5,100        1.9%         86.9%          2.4%          88.1%
   2013           1       $17.00     4,400        1.6%         88.5%          1.5%          89.6%
   2014           2       $21.95     8,700        3.2%         91.7%          3.8%          93.4%
   2015           2       $13.64     9,602        3.6%         95.3%          2.6%          96.0%
   2016           2       $38.11     5,350        2.0%         97.3%          4.0%         100.0%
Thereafter        0       $ 0.00         0        0.0%         97.3%          0.0%         100.0%
  Vacant          0         NA       7,366        2.7%        100.0%          0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT HUNTLEY

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Casual Corner Annex .......        NR/NR/NR          11,036       4.0%      $10.00     $  110,360       5.3%      August 2006
   Liz Claiborne .............      Baa2/BBB/NR         10,955       3.9       $ 4.38         47,983       2.3        March 2015
   Reebok/Rockport ...........       Baa2/NR/NR         10,469       3.7       $ 6.42         67,211       3.2       August 2007
   Dress Barn Woman ..........        NR/NR/NR           8,996       3.2       $ 8.38         75,387       3.6     December 2010
   Bass Company Store ........       B1/BB/BB+           8,791       3.1       $ 2.56         22,548       1.1               MTM
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          50,247      18.0%      $ 6.44     $  323,489      15.6%
NON-MAJOR TENANTS ............                         169,819      60.8       $10.31      1,750,322      84.4
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         220,066      78.8%      $ 9.42     $2,073,811     100.0%
VACANT SPACE .................                          59,321      21.2
                                                       -------     -----
TOTAL ........................                         279,387     100.0%
                                                       =======     =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          20       $ 8.11    78,783       28.2%         28.2%         30.8%          30.8%
   2007           5       $12.02    27,053        9.7%         37.9%         15.7%          46.5%
   2008           4       $13.98    18,210        6.5%         44.4%         12.3%          58.8%
   2009           4       $ 9.81    11,724        4.2%         48.6%          5.5%          64.3%
   2010          10       $10.38    49,134       17.6%         66.2%         24.6%          88.9%
   2011           2       $ 7.14    14,043        5.0%         71.2%          4.8%          93.7%
   2012           0       $ 0.00         0        0.0%         71.2%          0.0%          93.7%
   2013           0       $ 0.00         0        0.0%         71.2%          0.0%          93.7%
   2014           2       $ 9.34     5,039        1.8%         73.0%          2.3%          96.0%
   2015           3       $ 5.14    16,080        5.8%         78.8%          4.0%         100.0%
   2016           0       $ 0.00         0        0.0%         78.8%          0.0%         100.0%
Thereafter        0       $ 0.00         0        0.0%         78.8%          0.0%         100.0%
  Vacant          0         NA      59,321       21.2%        100.0%          0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GULFPORT

                                 TENANT SUMMARY

                                                                  % OF NET                                              DATE OF
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF           LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT     EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------   --------------

MAJOR TENANTS
   VF Outlet .................        A3/A-/NR          22,161       7.3%      $ 1.82     $   40,333       1.5%         March 2010
   Burke's ...................        A3/A-/A-          13,848       4.6       $ 2.04         28,250       1.0      September 2007
   Nike ......................        A2/A+/NR          13,452       4.4       $11.60        156,043       5.7       November 2007
   Reebok/Rockport ...........       Baa2/NR/NR         10,001       3.3       $15.50        155,016       5.7           June 2006
   Gap .......................     Baa3/BBB-/BBB-        9,977       3.3       $ 7.00         69,839       2.6         August 2006
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          69,439      22.9%      $ 6.47     $  449,481      16.5%
NON-MAJOR TENANTS ............                         171,031      56.5       $13.28      2,271,911      83.5
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         240,470      79.4%      $11.32     $2,721,392     100.0%
VACANT SPACE .................                          62,329      20.6
                                                       -------     -----
TOTAL ........................                         302,799     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          27       $12.88    96,410       31.8%         31.8%         45.6%           45.6%
   2007          12       $ 9.89    55,147       18.2%         50.1%         20.0%           65.7%
   2008           4       $18.54     6,829        2.3%         52.3%          4.7%           70.3%
   2009           4       $17.47    19,958        6.6%         58.9%         12.8%           83.1%
   2010           6       $ 6.13    42,216       13.9%         72.8%          9.5%           92.6%
   2011           1       $ 0.93     7,786        2.6%         75.4%          0.3%           92.9%
   2012           2       $17.95     7,888        2.6%         78.0%          5.2%           98.1%
   2013           1       $12.18     4,236        1.4%         79.4%          1.9%          100.0%
   2014           0       $ 0.00         0        0.0%         79.4%          0.0%          100.0%
   2015           0       $ 0.00         0        0.0%         79.4%          0.0%          100.0%
   2016           0       $ 0.00         0        0.0%         79.4%          0.0%          100.0%
Thereafter        0       $ 0.00         0        0.0%         79.4%          0.0%          100.0%
  Vacant          0         NA      62,329       20.6%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT NAPLES

                                 TENANT SUMMARY

                                                                   % OF NET
                                      RATINGS*      NET RENTABLE   RENTABLE  ACTUAL RENT                   % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)      AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  ---------  -----------  -----------  -----------  --------------

MAJOR TENANTS
   Liz Claiborne .............      Baa2/BBB/NR         12,000        8.2%      $10.50     $  126,000      10.6%     December 2009
   Mikasa ....................        NR/NR/NR           8,120        5.6       $13.35        108,402       9.1     September 2007
   Bass Company Store ........       B1/BB/BB+           7,504        5.1       $ 4.38         32,868       2.8                MTM
   Swim Mart .................        NR/NR/NR           6,176        4.2       $20.00        123,520      10.4       January 2007
   Factory Brand Shoes .......       B1/BB/BB+           6,172        4.2       $ 9.38         57,893       4.9         April 2006
                                                       -------      -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          39,972       27.4%      $11.22     $  448,683      37.6%
NON-MAJOR TENANTS ............                          75,216       51.5       $ 9.90        744,510      62.4
                                                       -------      -----                  ----------     -----
OCCUPIED TOTAL ...............                         115,188       78.9%      $10.36     $1,193,193     100.0%
VACANT SPACE .................                          30,774       21.1
                                                       -------      -----
TOTAL ........................                         145,962      100.0%
                                                       =======      =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                 CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          21       $ 7.76    67,282       46.1%         46.1%         43.8%           43.8%
   2007           2       $16.22    14,296        9.8%         55.9%         19.4%           63.2%
   2008           3       $11.91    10,931        7.5%         63.4%         10.9%           74.1%
   2009           3       $13.37    17,240       11.8%         75.2%         19.3%           93.4%
   2010           2       $14.39     5,439        3.7%         78.9%          6.6%          100.0%
   2011           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
   2012           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
   2013           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
   2014           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
   2015           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
   2016           0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
Thereafter        0       $ 0.00         0        0.0%         78.9%          0.0%          100.0%
  Vacant          0         NA      30,774       21.1%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT LEBANON

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Liz Claiborne .............      Baa2/BBB/NR         12,048       5.3%      $ 9.71    $  117,000        6.9%       March 2009
   Gap .......................     Baa3/BBB-/BBB-        9,050       4.0       $ 7.07        64,014        3.8        April 2006
   Dress Barn ................        NR/NR/NR           8,951       3.9       $ 5.83        52,184        3.1         June 2008
   Bass Company Store ........       B1/BB/BB+           8,834       3.9       $ 3.54        31,239        1.9        April 2006
   Polo Ralph Lauren .........      Baa2/BBB/NR          8,426       3.7       $10.52        88,676        5.3        April 2008
                                                       -------     -----                 ----------      -----
   TOTAL MAJOR TENANTS .......                          47,309      20.9%      $ 7.46    $  353,113       20.9%
NON-MAJOR TENANTS ............                         128,838      56.8       $10.35     1,333,099       79.1
                                                       -------     -----                 ----------      -----
OCCUPIED TOTAL ...............                         176,147      77.7%      $ 9.57    $1,686,212      100.0%
VACANT SPACE .................                          50,669      22.3
                                                       -------     -----
TOTAL ........................                         226,816     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                  CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          22       $ 6.91    72,769        32.1%         32.1%         29.8%          29.8%
   2007           4       $ 7.53    13,506         6.0%         38.0%          6.0%          35.8%
   2008          15       $11.85    60,162        26.5%         64.6%         42.3%          78.1%
   2009           2       $13.21    14,557         6.4%         71.0%         11.4%          89.5%
   2010           0       $ 0.00         0         0.0%         71.0%          0.0%          89.5%
   2011           1       $ 1.99     3,614         1.6%         72.6%          0.4%          89.9%
   2012           1       $16.00     4,042         1.8%         74.4%          3.8%          93.8%
   2013           0       $ 0.00         0         0.0%         74.4%          0.0%          93.8%
   2014           0       $ 0.00         0         0.0%         74.4%          0.0%          93.8%
   2015           0       $ 0.00         0         0.0%         74.4%          0.0%          93.8%
   2016           1       $14.00     7,497         3.3%         77.7%          6.2%         100.0%
Thereafter        0       $ 0.00         0         0.0%         77.7%          0.0%         100.0%
  Vacant          0         NA      50,669        22.3%        100.0%          0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT FLORIDA CITY

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Bealls ....................        NR/NR/NR          15,401       7.4%      $ 0.00      $      0        0.0%    November 2007
   Nike ......................        A2/A+/NR           9,012       4.3       $13.80       124,372       14.3         June 2010
   Dress Barn ................        NR/NR/NR           9,008       4.3       $ 0.00             0        0.0     December 2006
   Levi's/Dockers ............       Caa2/B-/B           8,871       4.3       $19.24       170,651       19.6               MTM
   Gap Outlet ................     Baa3/BBB-/BBB-        8,848       4.3       $ 4.00        35,392        4.1        March 2011
                                                       -------     -----                   --------      -----
   TOTAL MAJOR TENANTS .......                          51,140      24.6%      $ 6.46      $330,415       37.9%
NON-MAJOR TENANTS ............                          69,691      33.5       $ 7.78       541,991       62.1
                                                       -------     -----                   --------      -----
OCCUPIED TOTAL ...............                         120,831      58.1%      $ 7.22      $872,406      100.0%
VACANT SPACE .................                          87,042      41.9
                                                       -------     -----
TOTAL ........................                         207,873     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                          CUMULATIVE %                 CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       OF SF      % OF ACTUAL     OF ACTUAL
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*    ROLLING*    RENT ROLLING*  RENT ROLLING*
----------  -----------  --------  --------  ------------  ------------  -------------  -------------

   2006          17       $ 5.81    71,713       34.5%         34.5%         47.8%           47.8%
   2007           2       $ 3.95    19,891        9.6%         44.1%          9.0%           56.8%
   2008           1       $13.00     4,785        2.3%         46.4%          7.1%           63.9%
   2009           3       $19.52     4,859        2.3%         48.7%         10.9%           74.8%
   2010           2       $16.41    10,099        4.9%         53.6%         19.0%           93.8%
   2011           1       $ 4.00     8,848        4.3%         57.8%          4.1%           97.8%
   2012           0       $ 0.00         0        0.0%         57.8%          0.0%           97.8%
   2013           0       $ 0.00         0        0.0%         57.8%          0.0%           97.8%
   2014           1       $30.00       636        0.3%         58.1%          2.2%          100.0%
   2015           0       $ 0.00         0        0.0%         58.1%          0.0%          100.0%
   2016           0       $ 0.00         0        0.0%         58.1%          0.0%          100.0%
Thereafter        0       $ 0.00         0        0.0%         58.1%          0.0%          100.0%
  Vacant          0         NA      87,042       41.9%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Prime Outlets Pool Loan") is secured by first mortgages or deeds of trust encumbering ten retail outlet centers located in various locations throughout the United States. The Prime
     Outlets Pool Loan represents approximately 7.5% of the Cut-Off Date Pool
     Balance. The Prime Outlets Pool Loan was originated on January 9, 2006 and has an aggregate principal balance as of the Cut-Off Date of $315,340,000.
     The Prime Outlets Pool Loan, which is evidenced by a pari passu note dated
     January 9, 2006, is a portion of a whole loan with an original principal balance of $630,680,000. The other loan related to the Prime Outlets Pool
     Loan is evidenced by a separate note, dated January 9, 2006 (the "Prime
     Outlets Pool Pari Passu Loan"), with an original principal balance of
     $315,340,000. The Prime Outlets Pool Pari Passu Loan will not be an asset of the Trust Fund. The Prime Outlets Pool Pari Passu Loan and the Prime
     Outlets Pool Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF
     THE MORTGAGE POOL--Co-Lender Loans". The Prime Outlets Pool Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Prime Outlets Pool Loan has a remaining term of 118 months and matures on January 11, 2016. The Prime Outlets Pool Loan may be prepaid on or after
     November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers consist of 11 special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Outlets Pool Loan. The sponsor of the borrowers is David Lichtenstein. Mr. Lichtenstein has built a portfolio of 20,000 apartment units and 27 million square feet of commercial and retail space in 28 states over the past 17 years as
     President and Founder of The Lightstone Group.

o    THE PROPERTIES. The Mortgaged Properties consist of 10 Prime Retail Outlet
     Centers located throughout the United States. As of November 28, 2005 the occupancy rate for the Mortgaged Properties securing the Prime Outlets Pool
     Loan was approximately 89.0%.

o    RELEASE. The borrower may obtain the release of a certain portion of the
     Pleasant Prairie Mortgaged Property in connection with such portion being reconfigured in conjunction with the planned construction of a food court.
     In connection with such free release, the borrower is required to deposit
     $5,000,000 into a reconfiguration reserve to be held by the mortgagee until such time as the allocated DSCR equals at least 1.20x and the LTV equals no more than 80% with respect to the Pleasant Prairie Mortgaged Property and the DSCR with respect to the Prime Outlets Pool Loan is 1.30x or greater.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Prime Retail, L.P., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Prime Outlets
     Pool Loan.

                                     A-8-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

                       [3 PHOTOS OF 1775 BROADWAY OMITTED]

                                     A-8-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

                         [MAP FOR 1775 BROADWAY OMITTED]

                                     A-8-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $250,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           Joseph Moinian
TYPE OF SECURITY(1)                                                         Both
MORTGAGE RATE                                                             5.680%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   ENGINEERING                                       $400,994
   FREE RENT                                         $812,500

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT                                        $ 5,151
   TI/LC(2)                                           $38,633

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $250,000,000
CUT-OFF DATE BALANCE/SF                                                     $404
CUT-OFF DATE LTV                                                           71.4%
MATURITY DATE LTV                                                          65.4%
UW DSCR ON NCF(3)                                                          1.32x
--------------------------------------------------------------------------------

(1)  The Mortgaged Property is subject to a condominium arrangement, and the New
     York City Industrial Development Agency (the "IDA") has been granted a fee estate in the condominium unit (the "Newsweek Space") occupied by Newsweek,
     Inc. and certain of its affiliates. Midtown Realty Company, predecessor in interest to the borrower, entered into an overlease with the IDA with respect to the Newsweek Space, and subsequently entered into a sublease
     (the "Newsweek Lease") with Newsweek, Inc. with respect to the Newsweek
     Space.

(2)  Capped at $2,000,000. If a new tenant leases the Newsweek Space or Newsweek renews on its space, subject to certain provisions described in the
     Mortgage Loan documents, the cap will be reduced to $1,250,000.

(3)  The underwritten net cash flow assumes Newsweek is paying $40/sf, as
     Newsweek has a renewal option, beginning in 2009, at a rate equal to 90% of the then market rent. The current in-place base rent payable under the
     Newsweek lease is $17/sf.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                618,122
OCCUPANCY AS OF DECEMBER 16, 2005                                          97.9%
YEAR BUILT / YEAR RENOVATED                                          1904 / 2003
APPRAISED VALUE                                                     $350,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES(3)                                                       $33,740,475
UW TOTAL EXPENSES                                                    $ 9,826,060
UW NET OPERATING INCOME (NOI)                                        $23,914,415
UW NET CASH FLOW (NCF)                                               $22,851,150
--------------------------------------------------------------------------------

NOTES:

                                     A-8-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                  RATINGS(1)                % OF NET
                                 MOODY'S/S&P  NET RENTABLE  RENTABLE  ACTUAL RENT                  % OF      DATE OF LEASE
TENANT                             /FITCH       AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Newsweek, Inc.(2) .........     A1/A+/NR      203,000      32.8%      $17.00    $ 3,450,080      15.4%       April 2009
   Comedy Partners (3) .......    NR/NR/BBB      111,000      18.0       $30.62      3,398,850      15.2         June 2008
   CompUSA ...................     NR/NR/NR       32,750       5.3       $46.72     1,530,141        6.8         June 2011
   Telemundo Network (3) .....    Aaa/AAA/NR      27,790       4.5       $25.27        702,279       3.1         July 2008
   Gilder, Gagnon ............     NR/NR/NR       27,106       4.4       $34.92        946,414       4.2      January 2010
                                                 -------     -----       ------    -----------      ----
   TOTAL MAJOR TENANTS .......                   401,646      65.0%      $24.97    $10,027,764      44.8%
NON-MAJOR TENANTS ............                   203,421      32.9       $60.85     12,377,662      55.2
                                                 -------     -----       ------    -----------      ----
OCCUPIED TOTAL ...............                   605,067      97.9%      $37.03    $22,405,426     100.0%
VACANT SPACE .................                    13,055       2.1
                                                 -------     -----
TOTAL ........................                   618,122     100.0%
                                                 =======     =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The underwritten net cash flow assumes Newsweek is paying $40/sf, which equals 90% of current market rent, as Newsweek has a renewal option beginning in 2009, at a rate equal to 90% of the then market rent.

(3)  The underwritten net cashflow assumes a market rent of $45 per square foot in anticipation of the rent bumping to market upon the expiration of the current leases in 2008.

                            LEASE EXPIRATION SCHEDULE

                                                                                                CUMULATIVE % OF
            # OF LEASES  WA BASE RENT/  TOTAL SF   % OF TOTAL   CUMULATIVE % OF   % OF ACTUAL     ACTUAL RENT
   YEAR       EXPIRING    SF EXPIRING   EXPIRING  SF EXPIRING*    SF ROLLING*    RENT ROLLING*      ROLLING*
----------  -----------  -------------  --------  ------------  ---------------  -------------  ---------------

   2006           9         $ 38.26       28,213       4.6%            4.6%           4.8%             4.8%
   2007           9         $ 34.08       20,773       3.4%            7.9%           3.2%             8.0%
   2008          13         $ 31.97      182,442      29.5%           37.4%          26.1%            34.0%
   2009          11         $ 21.86      250,853      40.6%           78.0%          24.5%            58.5%
   2010           7         $ 35.67       37,501       6.1%           84.1%           6.0%            64.5%
   2011           2         $ 45.42       37,550       6.1%           90.2%           7.6%            72.1%
   2012           4         $ 92.70       14,647       2.4%           92.5%           6.1%            78.2%
   2013           0         $  0.00            0       0.0%           92.5%           0.0%            78.2%
   2014           0         $  0.00            0       0.0%           92.5%           0.0%            78.2%
   2015           0         $  0.00            0       0.0%           92.5%           0.0%            78.2%
   2016           0         $  0.00            0       0.0%           92.5%           0.0%            78.2%
Thereafter        2         $147.62       33,088       5.4%           97.9%          21.8%           100.0%
  Vacant          0            NA         13,055       2.1%          100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "1775 Broadway Loan") is secured by a first mortgage encumbering an office building located in New York, New
     York. The 1775 Broadway Loan represents approximately 5.9% of the Cut-Off
     Date Pool Balance. The 1775 Broadway Loan was originated on January 9,
     2006, and has a principal balance as of the Cut-Off Date of $250,000,000.
     The 1775 Broadway Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 1775 Broadway Loan has a remaining term of 118 months and matures on
     January 11, 2016. The 1775 Broadway Loan may be prepaid on or after
     December 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Devash LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1775 Broadway Loan. The sponsor is Joseph
     Moinian, who heads The Moinian Group. Mr. Moinian has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio of properties that exceeds 20 million square feet of commercial, industrial, residential, retail and hotel properties throughout the United States.

o    THE PROPERTY. The Mortgaged Property is an approximately 618,122 square foot office building situated on approximately 0.7 acres. The Mortgaged
     Property was constructed in 1904 and renovated in 2003. The Mortgaged
     Property is located in New York, New York. As of December 16, 2005, the occupancy rate for the Mortgaged Property securing the 1775 Broadway Loan was approximately 97.9%.

     The largest tenant is Newsweek, Inc. ("Newsweek") occupying approximately
     203,000 square feet, or approximately 32.8% of the net rentable area.
     Newsweek is a publication of the magazine publishing segment of the
     Washington Post Company ("Washington Post"). Newsweek offers comprehensive coverage of world events with a global network of correspondents, reporters and editors covering national and international affairs, business, science and technology, society, arts and entertainment, and has a worldwide circulation of more than four million and a total readership of more than
     21 million. The Newsweek lease expires in April 2009. As of February 2,
     2006, Washington Post was rated "A+" (S&P) and "A1" (Moody's). The second largest tenant is Comedy Partners ("Comedy Partners") occupying approximately 111,000 square feet, or approximately 18.0% of the net rentable area. Comedy Partners owns cable network Comedy Central, a subsidiary of MTV Networks, which is a subsidiary of Viacom, Inc.
     ("Viacom"). Comedy Central reaches about 87 million subscriber households.
     Comedy Partners' lease expires in June 2008. As of February 8, 2006, Viacom was rated "BBB" (Fitch). The third largest tenant is CompUSA, Inc.
     ("CompUSA"), occupying approximately 32,750 square feet, or approximately
     5.3% of the net rentable area. CompUSA is a leading retailer and reseller of technology products and services. The CompUSA lease expires in June
     2011.

     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 1775 Broadway Loan. Founded in 1929, Newmark provides property & asset management, leasing advisory, commercial real estate, corporate advisory services, investment sales &
     services, retail, industrial, valuation, underwriting and construction services. Newmark currently manages over 37 million square feet of real estate.

                                     A-8-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                [6 PHOTOS OF 620 AVENUE OF THE AMERICAS OMITTED]

                                     A-8-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                  [MAP FOR 620 AVENUE OF THE AMERICAS OMITTED]

                                      A-8-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $205,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                              Meyer Chetrit, Charles Dayan and Yair Levy
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                         5.8114894%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   OUTSTANDING TI/LC(1)                           $2,105,610
   FREE RENT(2)                                     $694,057
   DEBT SERVICE(3)                               $16,500,000

   ADDITIONAL RECOURSE(4)                         $8,867,925
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT                                       $11,065

 ADDITIONAL FINANCING                                 B-Note         $30,000,000
                                              Mezzanine Debt         $30,000,000

                                               TRUST ASSET   WHOLE MORTGAGE LOAN
                                              ------------   -------------------
CUT-OFF DATE BALANCE                          $205,000,000       $235,000,000
CUT-OFF DATE BALANCE/SF                            $306                $351
CUT-OFF DATE LTV                                  73.2%               83.9%
MATURITY DATE LTV                                 73.2%               83.9%
UW DSCR ON NCF                                    1.16x               1.01x
--------------------------------------------------------------------------------

(1)  The Outstanding TI/LC Reserve is for current outstanding landlord obligations to certain tenants at closing.

(2)  The Free Rent Reserve was established to pre-fund the 6-month free rent period from September 2007 to February 2008 for the Cole Haan and Converse
     leases.

(3)  The debt service reserve of $16,500,000 was established at closing to support any shortfalls in debt service. Of the $16,500,000 reserve, up to
     $2,000,000 can be used for tenant improvement and leasing commission expenses associated with leasing the 7th floor space, otherwise the full
     $16,500,000 is used for debt service shortfall. The principals will be responsible for any leasing costs or capital items if cash flow is insufficient to cover such items after the payment of operating expenses and debt service.

(4)  The borrowers have posted an additional guarantee of $10 million which is allocated pro rata to the mortgage loan and mezzanine loan components, This amount may have been posted in both cash and letter of credit form.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                669,513
OCCUPANCY AS OF AUGUST 28, 2005                                            89.6%
YEAR BUILT / YEAR RENOVATED                                          1896 / 1996
APPRAISED VALUE                                                     $280,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      88.3%
UW REVENUES                                                          $23,792,501
UW TOTAL EXPENSES                                                     $9,219,646
UW NET OPERATING INCOME (NOI)                                        $14,572,855
UW NET CASH FLOW (NCF)                                               $13,769,074
--------------------------------------------------------------------------------

NOTES:

                                     A-8-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                     RATINGS*       NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   The Gap ...................     Baa3/BBB-/BBB-      244,278      36.5%      $20.68    $ 5,052,769      38.6%    November 2010
   Bed Bath & Beyond .........       NR/BBB/NR          98,980      14.8       $20.49      2,027,796      15.5      January 2010
   News America / Yahoo-Hot
      Jobs ...................       NR/BBB-/NR         77,651      11.6       $20.24      1,571,626      12.0      October 2011
   TJ Maxx ...................        A3/A/NR           60,393       9.0       $25.80      1,558,139      11.9        March 2010
   Filene's Basement .........        NR/NR/NR          42,136       6.3       $19.97        841,456       6.4        March 2010
                                                       -------     -----                 -----------     -----
   TOTAL MAJOR TENANTS .......                         523,438      78.2%      $21.11    $11,051,786      84.4%
NON-MAJOR TENANTS ............                          76,299      11.4       $26.76      2,041,662      15.6
                                                       -------     -----                 -----------     -----
OCCUPIED TOTAL ...............                         599,737      89.6%      $21.83    $13,093,448     100.0%
VACANT SPACE .................                          69,776      10.4
                                                       -------     -----
TOTAL ........................                         669,513     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                        LEASE EXPIRATION SCHEDULE

            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF ACTUAL RENT  CUMULATIVE % OF ACTUAL
   YEAR       EXPIRING       EXPIRING     EXPIRING    EXPIRING*         ROLLING*           ROLLING*           RENT ROLLING*
----------  -----------  ---------------  --------  -------------  ------------------  ----------------  ----------------------

   2006           0          $ 0.00              0       0.0%              0.0%               0.0%                 0.0%
   2007           0          $ 0.00              0       0.0%              0.0%               0.0%                 0.0%
   2008           0          $ 0.00              0       0.0%              0.0%               0.0%                 0.0%
   2009           0          $ 0.00              0       0.0%              0.0%               0.0%                 0.0%
   2010          12          $21.44        450,727      67.3%             67.3%              73.8%                73.8%
   2011           3          $20.24         77,651      11.6%             78.9%              12.0%                85.8%
   2012           0          $ 0.00              0       0.0%             78.9%               0.0%                85.8%
   2013           0          $ 0.00              0       0.0%             78.9%               0.0%                85.8%
   2014           0          $ 0.00              0       0.0%             78.9%               0.0%                85.8%
   2015           3          $26.03         71,359      10.7%             89.6%              14.2%               100.0%
   2016           0          $ 0.00              0       0.0%             89.6%               0.0%               100.0%
Thereafter        0          $ 0.00              0       0.0%             89.6%               0.0%               100.0%
  Vacant          0            NA           69,776      10.4%            100.0%               0.0%               100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "620 Avenue of the Americas Loan") is
     secured by a first mortgage encumbering an office building located in New
     York, New York. The 620 Avenue of the Americas Loan represents approximately 4.8% of the Cut-Off Date Pool Balance. The 620 Avenue of the
     Americas Loan was originated on January 13, 2006, and has a principal balance as of the Cut-Off Date of $205,000,000. The 620 Avenue of the
     Americas Loan is a portion of a mortgage loan with an original principal balance of $235,000,000. The companion loan related to the 620 Avenue of the Americas loan is evidenced by a separate subordinate note, dated
     January 13, 2006 (the "620 Avenue of the Americas Companion Loan") and has
     an original principal balance of $30,000,000. The 620 Avenue of the
     Americas Companion Loan will not be an asset of the Trust Fund. The 620
     Avenue of the Americas Loan and the 620 Avenue of the Americas Companion
     Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the
     Pooling and Servicing Agreement. The 620 Avenue of the Americas Loan
     provides for interest-only payments for the entire term.

     The 620 Avenue of the Americas Loan has a remaining term of 119 months and matures on February 11, 2016. The 620 Avenue of the Americas Loan may be
     prepaid on or after November 11, 2015 and may be prepaid with the payment of a yield maintenance charge prior to November 11, 2015.

     THE BORROWER. The borrowers are Bonjour 620 I LLC, Bonjour 620 II LLC, CF
     620 Owner One LLC, CF 620 Owner Two LLC, CF 620 Owner Three LLC and YL 620
     Sixth LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 620 Avenue of the Americas Loan. The sponsors are Meyer Chetrit,
     Charles Dayan and Yair Levy. Chetrit, often working with partners, has amassed a large portfolio of office space, primarily in Manhattan. His holdings include the Sears Tower in Chicago, as well as the International
     Toy Center and 530 Fifth Avenue in Manhattan. Levy is a redevelopment specialist whose holdings include a stake in the 50-story Sheffield, on
     West 57th Street. Charles Dayan, a principal of Bonjour, a manufacturer of blue jeans, also invests in real estate.

o    THE PROPERTY. The Mortgaged Property is an approximately 669,513 square foot office building situated on approximately 2.0 acres. The Mortgaged
     Property was constructed in 1896 and renovated in 1996. The Mortgaged
     Property is located in New York, New York. As of August 28, 2005, the occupancy rate for the Mortgaged Property securing the 620 Avenue of the
     Americas Loan was approximately 89.6%.

     The largest tenant is The Gap, Inc. ("The Gap"), occupying approximately
     244,278 square feet, or approximately 36.5% of the net rentable area. The
     Gap operates as a specialty retailing company. It offers casual apparel, accessories, and personal care products under the Gap, Banana Republic and
     Old Navy brands. As of February 2, 2006, The Gap was rated "BBB-" (S&P),
     "Baa3" (Moody's) and "BBB--" (Fitch). The Gap lease expires in November
     2010. The second largest tenant is Bed Bath & Beyond, occupying approximately 98,980 square feet, or approximately 14.8% of the net rentable area. Bed Bath & Beyond stores offer domestic merchandise and home furnishings, giftware, household items and health and beauty care items. As of February 7, 2006, Bed Bath & Beyond was rated "BBB" (S&P). The Bed Bath
     & Beyond lease expires in January 2010. The third largest tenant is News
     America/Yahoo-Hot Jobs ("Yahoo!"), occupying approximately 77,651 square feet, or approximately 11.6% of the net rentable area. Yahoo! provides internet services to users and businesses through the Yahoo! Network and a range of tools and marketing solutions for businesses in the Unites States and internationally. As of February 2, 2006, Yahoo! was rated "BBB-" (S&P).
     The Yahoo! lease expires in October 2011.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE DEBT. SLG 620 Sixth Funding LLC is the holder of a mezzanine loan in the original principal amount of $30,000,000 secured by a pledge of all of the equity interests in the borrowers pursuant to a Loan and Security
     Agreement (the "620 Avenue of the Americas Mezzanine Loan"), dated as of
     January 13, 2006 between CF 620 Mezz One LLC, CF 620 Mezz Two LLC, CF 620
     Mezz Three LLC, Bonjour 620 Mezz I LLC, Bonjour 620 Mezz II LLC, and YL 620
     Mezz LLC (collectively, the "620 Avenue of the Americas Mezzanine
     Borrower") and SLG 620 Sixth Funding LLC. The mezzanine loan matures on
     February 11, 2016, and is not an asset of the Trust Fund.

                                     A-8-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

o    PARTIAL RELEASE. Subject to the satisfaction of certain tests, the 620
     Avenue of the Americas Loan contains a release provision relating to the currently vacant 7th floor (approximately 69,513 square feet) and the
     Mortgaged Property's unused air rights (approximately 200,000 square feet)
     subsequent to January 11, 2009. For a principal reduction of the greater of
     $21 million or the purchase price, in the case of a third party sale, the borrower may release the 7th floor and the air rights from the lien of the
     Mortgage. If the 7th floor and air rights are released, the release amount will be applied pro-rata between the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan. Sums payable to the 620
     Avenue of the Americas Loan will be held as additional collateral or in the case of a default under the mortgage loan, used to pay down principal pursuant to the Pooling and Servicing Agreement.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 620 Avenue of the Americas
     Loan. Founded in 1929, Newmark provides property & asset management, leasing advisory, commercial real estate, corporate advisory services, investment sales & services, retail, industrial, valuation, underwriting and construction services. Newmark currently manages over 37 million square feet of real estate.

                                     A-8-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

                       [5 PHOTOS OF HYATT CENTER OMITTED]

                                     A-8-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

                         [MAP FOR HYATT CENTER OMITTED]

                                     A-8-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $162,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                          Pritzker Family
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.440%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                       Yes
   TI/LC(1)                                    $22,973,959

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                       Yes
   REPLACEMENT                                      $4,908

ADDITIONAL FINANCING                       Pari Passu Debt          $162,500,000
                                         Mezzanine Debt(2)               $10,000

                                                             PARI PASSU NOTES(3)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $325,000,000
CUT-OFF DATE BALANCE/SF                                                     $221
CUT-OFF DATE LTV                                                           65.0%
MATURITY DATE LTV                                                          60.3%
UW DSCR ON NCF                                                             1.51x
--------------------------------------------------------------------------------

(1)  Reserve funded at closing to be used for outstanding TI/LC costs and lease assumption obligations.

(2)  Revolving mezzanine line of credit up to $75,000,000.

(3)  LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Hyatt Center Loan and the Hyatt Center
     Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,472,460
OCCUPANCY AS OF OCTOBER 31, 2005                                           78.9%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                     $500,000,000
PROPERTY MANAGEMENT                 Jones Lang LaSalle Americas (Illinois), L.P.
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $62,158,320
UW TOTAL EXPENSES                                                    $27,938,222
UW NET OPERATING INCOME (NOI)                                        $34,220,099
UW NET CASH FLOW (NCF)                                               $33,175,314
--------------------------------------------------------------------------------

NOTES:

                                     A-8-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET  ACTUAL
                                     RATINGS(1)     NET RENTABLE  RENTABLE   RENT                   % OF         DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA      PSF   ACTUAL RENT  ACTUAL RENT      EXPIRATION
------------------------------   -----------------  ------------  --------  ------  -----------  -----------  ------------------

MAJOR TENANTS
   Mayer, Brown, Rowe & Maw
      LLP ....................        NR/NR/NR          392,534     26.7%   $28.20  $11,069,459      34.3%             June 2020
   Hyatt Corporation .........        NR/NR/NR          292,227     19.8    $29.28    8,557,120      26.5     Multiple Spaces(2)
   Goldman Sachs .............       Aa3/A+/AA-         134,049      9.1    $26.12    3,500,815      10.8             April 2020
   IBM .......................        A1/A+/AA-         126,607      8.6    $27.84    3,524,739      10.9            August 2016
   Towers, Perrin, Forester &
      Crosby .................        NR/NR/NR           61,034      4.1    $25.00    1,525,850       4.7         September 2016
                                                      ---------    -----            -----------     -----
   TOTAL MAJOR TENANTS .......                        1,006,451     68.4%   $28.00  $28,177,983      87.3%

NON-MAJOR TENANTS ............                          155,780     10.6    $26.29    4,096,109      12.7
                                                      ---------    -----            -----------     -----
OCCUPIED TOTAL ...............                        1,162,231     78.9%   $27.77  $32,274,092     100.0%
VACANT SPACE .................                          310,229     21.1
                                                      ---------    -----
TOTAL ........................                        1,472,460    100.0%
                                                      =========    =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 219,654 square feet expire in January
     2020, and 72,573 square feet expire in June 2020.

                            LEASE EXPIRATION SCHEDULE

               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2006          0      $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2007          0      $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2008          0      $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2009          0      $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2010          0      $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2011          3      $25.85      5,546       0.4%          0.4%         0.4%            0.4%
   2012          3      $19.12     14,494       1.0%          1.4%         0.9%            1.3%
   2013          1      $25.00      2,343       0.2%          1.5%         0.2%            1.5%
   2014          0      $ 0.00          0       0.0%          1.5%         0.0%            1.5%
   2015          4      $26.31     65,193       4.4%          5.9%         5.3%            6.8%
   2016          8      $27.07    220,333      15.0%         20.9%        18.5%           25.3%
Thereafter      28      $28.23    854,322      58.0%         78.9%        74.7%          100.0%
  Vacant         0        NA      310,229      21.1%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     A-8-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Hyatt Center Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The
     Hyatt Center Loan represents approximately 3.8% of the Cut-Off Date Pool
     Balance. The Hyatt Center Loan was originated on November 4, 2005, and has a principal balance as of the Cut-Off Date of $162,500,000. The Hyatt
     Center Loan, which is evidenced by a pari passu note dated November 4,
     2005, is a portion of a whole loan with an original principal balance of
     $325,000,000. The other loan related to the Hyatt Center Loan is evidenced by a separate note, dated November 4, 2005 (the "Hyatt Center Pari Passu
     Loan"), with an original principal balance of $162,500,000. The Hyatt
     Center Pari Passu Loan will not be an asset of the Trust Fund. The Hyatt
     Center Pari Passu Loan and the Hyatt Center Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
     Commercial Mortgage Pass-Through Certificates, Series 2005-C22, as
     described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans". The Hyatt Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Hyatt Center Loan has a remaining term of 116 months and matures on
     November 11, 2015. The Hyatt Center Loan may be prepaid on or after August
     11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is FrankMon LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Center Loan. The sponsor is the Pritzker
     Family. The Pritzker Family controls over $15 billion in real estate assets, including the Hyatt Hotel chain. The Hyatt Hotel chain consists of
     211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 hotels in the United States.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,472,460 square foot office building situated on approximately 1.4 acres. The Mortgaged
     Property was constructed in 2005. The Mortgaged Property is located in
     Chicago, Illinois. As of October 31, 2005, the occupancy rate for the
     Mortgaged Property securing the Hyatt Center Loan was approximately 78.9%.

     The largest tenant is Mayer, Brown, Rowe & Maw LLP ("Mayer Brown"), occupying approximately 392,534 square feet, or approximately 26.7% of the net rentable area. Mayer Brown is one of the 10 largest law firms in the world with over 1,300 attorneys located in 7 markets in the United States and 6 European cities. The Mayer Brown lease expires in June 2020. The second largest tenant is Hyatt Corporation, occupying approximately 292,227 square feet, or approximately 19.8% of the net rentable area. The Hyatt
     Corporation operates the Hyatt Hotel chain which consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 hotels in the United States. The Hyatt Corporation has multiple leases, with approximately 219,654 square feet expiring in January 2020 and 72,573 square feet expiring in June 2020. The third largest tenant is Goldman,
     Sachs & Co., occupying approximately 134,049 square feet, or approximately
     9.1% of the net rentable area. Goldman, Sachs & Co. is a global investment banking, securities and investment management firm that provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As of
     February 6, 2006, Goldman, Sachs & Co. was rated "Aa3" (Moody's), "A+"
     (S&P) and "AA--" (Fitch). The Goldman, Sachs & Co. lease expires in April
     2020.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o    MEZZANINE DEBT. A revolving mezzanine loan with a maximum credit limit up to $75,000,000 ($10,000 currently outstanding) was provided by Wachovia
     Bank, N.A. on November 4, 2005. The mezzanine loan is not an asset of the
     Trust Fund and is secured by a pledge of the equity interests in the borrower.

o    MANAGEMENT. Jones Lang LaSalle Americas (Illinois), L.P. ("Jones Lang
     LaSalle") is the property manager for the Mortgaged Property securing the
     Hyatt Center Loan. Jones Lang LaSalle is a leading global provider of integrated real estate and money management services with offices in more than 100 markets on five continents.

                                     A-8-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

                          [5 PHOTOS OF BELMAR OMITTED]

                                     A-8-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

                            [MAP FOR BELMAR OMITTED]

                                     A-8-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $132,319,524
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                          Mark G. Falcone, Peter A. Fair
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.760%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 359
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                            Yes
   ENVIRONMENTAL                       $496,343
   REPLACEMENT                         $500,000
   TI/LC(1)                          $2,500,000
   HOLDBACK RESERVE(2)               $7,500,000
   RENT RESERVE                        $378,884
   OUTSTANDING TI OBLIGATIONS        $1,229,441

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                            Yes
   REPLACEMENT(3)                     Springing
   TI/LC(4)                           Springing

ADDITIONAL FINANCING(5)                                                     None

CUT-OFF DATE BALANCE                                                $132,319,524
CUT-OFF DATE BALANCE/SF                                                     $163
CUT-OFF DATE LTV                                                           72.3%
MATURITY DATE LTV                                                          60.9%
UW DSCR ON NCF(6)                                                          1.32x
--------------------------------------------------------------------------------

(1)  Funds will be released to Borrower for reimbursement of tenant improvement and leasing commission expenses incurred with initial property lease-up as well as tenant turnover or lease renewals.

(2)  Borrower shall have one opportunity per quarter to apply for release of the
     Holdback Reserve in whole or in part until March 31, 2008 based upon the property's performance. Upon qualification, the first $2,500,000 shall be released into the TI/LC reserve.

(3)  Monthly deposit of $10,167 into the Replacement Reserve shall not be required so long as the Reserve balance remains above $100,000.

(4)  Monthly deposits of $44,725 into the TI/LC Reserve shall not be required so long as the Reserve balance remains above $1,000,000.

(5)  Following the release of the Holdback Reserve, subordinate mezzanine financing is permitted subject to a 1.20x1.00 DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

(6)  The debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage
     Property on a "stablized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows, pursuant to the related loan documents.

(7)  As of January 2006, the weighted average occupancy rate for the Mortgaged
     Property securing the Belmar Loan was approximately 89.4%, with an occupancy rate of approximately 89.5% for the commercial space and 89.0%
     for the multifamily space.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Lakewood, CO
PROPERTY TYPE                                                       Mixed Use --
                                                       Retail/Office/Multifamily
SIZE (SF)                                                                813,357
OCCUPANCY AS OF JANUARY 2006(7)                                            89.4%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                     $183,000,000
PROPERTY MANAGEMENT                                      Continuum Partners, LLC
UW ECONOMIC OCCUPANCY                                                      93.5%
UW REVENUES                                                          $21,314,090
UW TOTAL EXPENSES                                                     $8,484,152
UW NET OPERATING INCOME (NOI)                                        $12,829,939
UW NET CASH FLOW (NCF)                                               $12,298,856
--------------------------------------------------------------------------------

NOTES:

                                     A-8-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  PERCENT
                                                   NET RENTABLE   OF NET
                                    RATINGS(1)      COMMERCIAL   RENTABLE  ACTUAL RENT                PERCENT OF     DATE OF LEASE
TENANT                          MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT      EXPIRATION
------------------------------  -----------------  ------------  --------  -----------  -----------  -----------  ------------------

      MAJOR TENANTS
   The Integer Group .........      Baa1/A-/A-        102,391     14.3%       $17.66    $ 1,807,953      15.5%       January 2016
   Dick's Sporting Goods                                                      $ 8.00        640,000       5.5        January 2020
      (Galyan's) .............       NR/B+/NR          80,000     11.2        $ 7.39        470,000       4.0          May 2019
   Century Theaters, Inc. ....       NR/NR/NR          63,611      8.9        $19.00        551,494       4.7        January 2015
   Linens N Things ...........       NR/NR/NR          29,026      4.1        $14.77        427,609       3.7     Multiple Spaces(2)
   Bally Total Fitness of                                                               -----------     -----
      Colorado ...............     Caa1/CCC/NR         28,946      4.0        $12.82    $ 3,897,056      33.5%
                                                      -------     -----       $23.05      7,747,084      66.5
   TOTAL MAJOR TENANTS .......                        303,974      42.5%                -----------     -----
NON-MAJOR TENANTS ............                        336,147      47.0       $18.19    $11,644,140     100.0%
                                                      -------     -----
OCCUPIED TOTAL ...............                        640,121      89.5%
VACANT SPACE .................                         75,480      10.5
                                                      -------     -----
TOTAL ........................                        715,601     100.0%
                                                      =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 25,000 square feet expire in January 2019 and 3,946 square feet expire in October 2010.

                            LEASE EXPIRATION SCHEDULE

                                                                 CUMULATIVE
                                                         %            %          % OF       CUMULATIVE
            # OF LEASES  WA BASE RENT/SF  TOTAL SF  OF TOTAL SF     OF SF    ACTUAL RENT   % OF ACTUAL
   YEAR       EXPIRING       EXPIRING     EXPIRING   EXPIRING*    ROLLING*     ROLLING*   RENT ROLLING*
----------  -----------  ---------------  --------  -----------  ----------  -----------  -------------

   2006           4           $10.77         5,503       0.8%        0.8%        0.5%           0.5%
   2007           1           $33.29         2,762       0.4%        1.2%        0.7%           1.2%
   2008           3           $14.91         4,181       0.6%        1.7%        0.5%           1.7%
   2009           9           $40.88        19,056       2.7%        4.4%        6.2%           7.9%
   2010           5           $21.59        18,689       2.6%        7.0%        3.2%          11.1%
   2011           6           $24.51        30,414       4.3%       11.3%        5.9%          17.1%
   2012           1           $22.50         1,888       0.3%       11.5%        0.3%          17.4%
   2013           3           $19.10         7,281       1.0%       12.5%        1.1%          18.5%
   2014          24           $24.13       113,359      15.8%       28.4%       21.8%          40.3%
   2015          17           $22.67       132,615      18.5%       46.9%       24.0%          64.3%
   2016           8           $19.13       129,187      18.1%       65.0%       19.7%          84.0%
Thereafter        6           $11.42       175,186      24.5%       89.5%       16.0%         100.0%
  Vacant          0             NA          75,480      10.5%      100.0%        0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                    UNIT MIX

                          APPROXIMATE
                           UNIT SIZE    APPROXIMATE                   ACTUAL
UNIT MIX   NO. OF UNITS       (SF)        NRA (SF)    % OF NRA         RENT
--------   ------------   -----------   -----------   --------   ---------------
1 BR             50            716         35,779       36.6%    $         1,019
2 BR             44            980         43,103       44.1     $         1,367
3 BR             15          1,257         18,854       19.3     $         1,719
                ---                        ------      -----
TOTAL           109            897         97,756      100.0%    $1,256/$1.40/SF
                ===                        ======      =====

                                     A-8-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Belmar Loan") is secured by a first mortgage encumbering a mixed use center located in Lakewood, Colorado. The
     Belmar Loan represents approximately 3.1% of the Cut-Off Date Pool Balance.
     The Belmar Loan was originated on February 10, 2006 and has a principal balance as of the Cut-Off Date of $132,319,524.

     The Belmar Loan has a remaining term of 119 months and matures on February
     11, 2016. The Belmar Loan may be prepaid on or after September 11, 2015 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers are Theater Apt. Holdings I, LLC and Belmar
     Mainstreet Holdings I, Inc., each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Belmar Loan. The sponsors of the borrowers are Mark
     G. Falcone and Peter A. Fair. Mark Falcone is the Managing Director and
     Head of Continuum Partners. Peter Fair is a principal and is responsible for all retail development activity at Continuum. The primary focus of
     Continuum is the development of commercial properties, as well as large, complex land development opportunities. The members of the Continuum team have developed in excess of 15 million square feet of commercial and mixed-use properties over the last two decades.

o    THE PROPERTY. The Mortgaged Property is approximately 715,601 square feet of commercial space and 109 multifamily units. The commercial space includes approximately 535,111 square feet of retail space, or approximately 74.8% of the commercial net rentable area, and 180,490 square feet of office space, or approximately 25.2% of the commercial net rentable area. The Mortgaged Property is situated on approximately 23.4 acres. The
     Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Lakewood, Colorado within the Denver, Colorado metropolitan statistical area. As of January 9, 2006, the occupancy rate for the
     Mortgaged Property securing the Belmar Loan was approximately 89.5% for the commercial space and, as of January 23, 2006, was approximately 89.0% for the multifamily space.

     The largest tenant is The Integer Group ("Integer") occupying approximately
     102,391 square feet, or approximately 14.3% of the net rentable commercial area. Integer is a promotion and marketing agency. As of February 11, 2006,
     Integer was rated "A-" (S&P), "Baa1" (Moody's) and "A-" (Fitch). Integer's
     parent company is Omnicom Group (NYSE: OMC). The Integer lease expires in
     January 2016. The second largest tenant is Dick's Sporting Goods
     (Galyan's), occupying approximately 80,000 square foot, or approximately
     11.2% of the net rentable commercial area. Dick's Sporting Goods (Galyan's)
     is a full-line sporting goods store. As of February 10, 2006 Dick's
     Sporting Goods (Galyan's) was rated "B+" (S&P). The Dick's Sporting Goods
     (Galyan's) lease expires in January 2020. The third largest tenant is
     Century Theaters, Inc. ("Century Theaters"), occupying approximately 63,611 square feet, or approximately 8.9% of the net rentable commercial area.
     Century Theaters is a motion picture film exhibitor operating over 1,000 theaters in the United States. The Century Theaters' lease expires in May
     2019.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o    MANAGEMENT. Continuum Partners, LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Belmar Loan.

                                     A-8-39

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-40

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

                       [5 PHOTOS OF CLAY TERRACE OMITTED]

                                     A-8-41

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

                         [MAP FOR CLAY TERRACE OMITTED]

                                     A-8-42

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $115,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                      Simon Property Group & Clay Terrace
                                                                     Association
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE                                                              Yes
MORTGAGE RATE                                                             5.080%
MATURITY DATE                                                    October 1, 2015
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           115 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                     None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)              Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $115,000,000
CUT-OFF DATE BALANCE/SF                                                     $230
CUT-OFF DATE LTV                                                           71.4%
MATURITY DATE LTV                                                          71.4%
UW DSCR ON NCF                                                             1.69x
--------------------------------------------------------------------------------

(1)  In the event of default or if net operating income is less than $8,100,000 on a trailing 12 month basis for 2 consecutive calendar quarters after 2nd quarter of 2006.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Carmel, IN
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                499,029
OCCUPANCY AS OF DECEMBER 14, 2005                                          86.0%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                     $161,000,000
PROPERTY MANAGEMENT                             Simon Management Associates, LLC
UW ECONOMIC OCCUPANCY                                                      88.5%
UW REVENUES                                                          $13,742,292
UW TOTAL EXPENSES                                                    $ 3,413,747
UW NET OPERATING INCOME (NOI)                                        $10,328,545
UW NET CASH FLOW (NCF)                                               $ 9,995,115
--------------------------------------------------------------------------------

NOTES:
                                     A-8-43

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

                              TENANT SUMMARY

                                  RATINGS*
                                  MOODY'S/   NET RENTABLE     % OF NET    ACTUAL RENT                   % OF          DATE OF
TENANT                            S&P/FITCH    AREA (SF)   RENTABLE AREA      PSF      ACTUAL RENT  ACTUAL RENT  LEASE EXPIRATION
------------------------------   ----------  -----------   -------------  -----------  -----------  -----------  ----------------

MAJOR TENANTS ................
   Dick's Sporting Goods .....    NR/B+/NR       66,000         13.2%        $12.75     $  841,500       8.9%       January 2020
   Circuit City ..............    NR/NR/NR       34,548          6.9         $14.85        513,038       5.4        January 2020
   DSW Shoe Warehouse ........    NR/NR/NR       31,300          6.3         $17.42        545,399       5.8        January 2015
   Wild Oats .................   NR/CCC+/NR      30,127          6.0         $13.95        420,272       4.4        January 2020
   Pier 1 Imports ............    Ba3/B/NR       15,374          3.1         $19.00        292,106       3.1      September 2014
                                                -------        -----                    ----------     -----
   TOTAL MAJOR TENANTS .......                  177,349         35.5%        $14.73     $2,612,314      27.6%
NON-MAJOR TENANTS ............                  251,617         50.4         $27.19      6,841,257      72.4
                                                -------        -----                    ----------     -----
OCCUPIED TOTAL ...............                  428,966         86.0%        $22.04     $9,453,572     100.0%
VACANT SPACE .................                   70,063         14.0
                                                -------        -----
TOTAL ........................                  499,029        100.0%
                                                =======        =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF ACTUAL RENT  CUMULATIVE % OF ACTUAL
   YEAR       EXPIRING       EXPIRING     EXPIRING    EXPIRING*         ROLLING*           ROLLING*           RENT ROLLING*
----------  -----------  ---------------  --------  -------------  ------------------  ----------------  ----------------------

2006              0           $ 0.00             0       0.0%              0.0%               0.0%                 0.0%
2007              0           $ 0.00             0       0.0%              0.0%               0.0%                 0.0%
2008              0           $ 0.00             0       0.0%              0.0%               0.0%                 0.0%
2009              2           $41.81         2,042       0.4%              0.4%               0.9%                 0.9%
2010              6           $27.93        14,431       2.9%              3.3%               4.3%                 5.2%
2011              1           $34.00         5,301       1.1%              4.4%               1.9%                 7.1%
2012              4           $29.84        13,025       2.6%              7.0%               4.1%                11.2%
2013              0           $ 0.00             0       0.0%              7.0%               0.0%                11.2%
2014             14           $27.28        65,664      13.2%             20.1%              18.9%                30.1%
2015             34           $24.43       175,948      35.3%             55.4%              45.5%                75.6%
2016              2           $31.27         8,062       1.6%             57.0%               2.7%                78.3%
Thereafter        4           $14.22       144,493      29.0%             86.0%              21.7%               100.0%
Vacant            0             NA          70,063      14.0%            100.0%               0.0%               100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-44

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Clay Terrace Loan") is secured by a first mortgage encumbering an anchored retail center located in Carmel, Indiana.
     The Clay Terrace Loan represents approximately 2.7% of the Cut-Off Date
     Pool Balance. The Clay Terrace Loan was originated on October 3, 2005 and has a principal balance as of the Cut-Off Date of $115,000,000. The Clay
     Terrace Loan provides for interest-only payments for its entire term.

o    The Clay Terrace Loan has a remaining term of 115 months and matures on
     October 1, 2015. The Clay Terrace Loan may be prepaid on or after January
     1, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Clay Terrace Partners, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Clay Terrace Loan. The sponsors of the borrower are Simon Property Group, L.P. and Clay Terrace Associates,
     LLC (an affiliate of Lauth Property Group). Simon Property Group, Inc.,
     headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate, primarily regional malls, premium outlet centers and community/lifestyle centers. Through its subsidiary partnership, it currently owns or has an interest in 296 properties in the United States containing an aggregate of
     202 million square feet of gross leasable area in 40 states plus Puerto
     Rico. Lauth Property Group is engaged in the development, construction, acquisition, management and ownership of commercial real estate throughout the United States. Lauth Property Group has completed projects totaling nearly $2 billion.

o    THE PROPERTY. The Mortgaged Property is an approximately 499,029 square foot anchored retail center situated on approximately 51.3 acres. The
     Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Carmel, Indiana, within the Indianapolis, Indiana metropolitan statistical area. As of December 14, 2005, the occupancy rate for the
     Mortgaged Property securing the Clay Terrace Loan was approximately 86.0%.

o    The largest tenant is Dick's Sporting Goods ("Dick's") occupying approximately 66,000 square feet, or approximately 13.2% of the net rentable area. As of February, 2006, Dick's was rated "B+" (S&P). Dick's operates full-line sporting goods stores in 27 states in the East and
     Midwest. The Dick's lease expires in January 2020. The second largest tenant is Circuit City ("Circuit City"), occupying approximately 34,548 square feet, or approximately 6.9% of the net rentable area. Circuit City
     Stores, Inc. engages in retailing brand name consumer electronics, personal computers and entertainment software. Circuit City operates 607 retail stores throughout the United States. The Circuit City lease expires in
     January 2020. The third largest tenant is DSW Shoe Warehouse ("DSW"), occupying approximately 31,300 square feet, or approximately 6.3% of the net rentable area. DSW operates nearly 150 self-service shoe stores around the US. It also supplies footwear for the shoe departments of Filene's
     Basement, Value City and Stein Mart. The DSW lease expires in January 2015.

o    PARTIAL RELEASE. Borrower may release of air-rights above the mortgaged property subject to lender's approval, adequate security being posted and satisfactory review of other required agreements (condo docs, easements, etc).

o    Additionally, provided no Event of Default occurs, the Borrower may without the consent of the Lender: i) make transfers of immaterial or non-income producing portions of the property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Property for dedication or public use ii) make transfers of non-income producing portions of the property (by sale, ground lease, sublease or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the property iii) dedicate portions of the property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a condition to any of the transfers in (ii) and (iii) above that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the property and no transfer, conveyance or other encumbrance shall materially adversely affect the vale of the property, taken as a whole.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

                                     A-8-45

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

o    MANAGEMENT. Simon Management Associates, LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Clay
     Terrace Loan. Simon Management Associates, LLC is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income producing, retail properties, primarily regional malls, premium outlet centers and community shopping centers. They currently own or have an interest in 296 properties containing an aggregate of 202 million square feet of gross leaseable area in 40 states plus Puerto Rico.

                                     A-8-46

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

       [5 PHOTOS OF THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO OMITTED]

                                     A-8-47

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

         [MAP FOR THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO OMITTED]

                                     A-8-48

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $73,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  The Procaccianti Group/
                                                                   CMS Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.920%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          119 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   PIP(1)                                         $4,750,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   FF&E                                              $93,021

ADDITIONAL FINANCING(2)                                                     None

CUT-OFF DATE BALANCE                                                 $73,500,000
CUT-OFF DATE BALANCE/ROOM                                               $200,820
CUT-OFF DATE LTV                                                           73.5%
MATURITY DATE LTV                                                          66.4%
UW DSCR ON NCF                                                             1.30x
--------------------------------------------------------------------------------

(1)  An escrow of $4,750,000 was funded at closing, with the funds representing a portion of the borrower's allocated share of a $9,600,000 planned
     Property Improvement Plan ("PIP"), $2,500,000 of the PIP is to be funded by the InterContinental Franchise while $7,100,000 is the borrower's responsibility. Per the terms of the new franchise agreement to operate the hotel as an InterContinental, the borrower is required to complete these renovations no later than January 30, 2007.

(2)  Future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Kansas City, MO
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 366
OCCUPANCY AS OF DECEMBER 31, 2005*                                         72.6%
YEAR BUILT / YEAR RENOVATED                                            1972 / NA
APPRAISED VALUE                                                     $100,000,000
PROPERTY MANAGEMENT                                        TPG Hospitality, Inc.
UW ECONOMIC OCCUPANCY                                                      72.0%
UW REVENUES                                                          $27,906,163
UW TOTAL EXPENSES                                                    $19,463,585
UW NET OPERATING INCOME (NOI)                                         $8,442,578
UW NET CASH FLOW (NCF)                                                $7,326,331
--------------------------------------------------------------------------------

*    Based on the trailing 12-month period ending December 31, 2005.

NOTES:

                                     A-8-49

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

                                    UNIT MIX

GUESTROOM MIX                                                       NO. OF ROOMS
-------------                                                       ------------
King / Double ...................................................        346
Suites ..........................................................         20
                                                                         ---
TOTAL ...........................................................        366
                                                                         ===

BALLROOM/MEETING SPACES                                                  SEATING
-----------------------                                                  -------
Main Ballroom ...................................................           800
Pavilion ........................................................           120
Plaza Room ......................................................            36
Rooftop Ballroom ................................................           220
Rooftop Bar .....................................................            70
Guest Room Conference Suites ....................................            20
                                                                          -----
TOTAL ...........................................................         1,266
                                                                          =====

FOOD AND BEVERAGE                                                        SEATING
-----------------                                                        -------
The Oak Room Restaurant .........................................           85
The Oak Bar .....................................................           55
                                                                           ---
TOTAL ...........................................................          140
                                                                           ===

                               FINANCIAL SCHEDULE

YEAR .....................................................                  2005
LATEST PERIOD ............................................   T-12 Ending 12/2005
OCCUPANCY ................................................                 72.6%
ADR ......................................................               $163.79
REVPAR ...................................................               $118.92
UW OCCUPANCY .............................................                 72.0%
UW ADR ...................................................               $165.00
UW REVPAR ................................................               $118.80

                                     A-8-50

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan ("The InterContinental Hotel -- Kansas City, MO
     Loan") is secured by a first mortgage encumbering a full-service luxury hotel, The InterContinental Hotel, located in Kansas City, Missouri. The
     InterContinental Hotel -- Kansas City, MO Loan represents approximately
     1.7% of the Cut-Off Date Pool Balance. The InterContinental Hotel -- Kansas
     City, MO Loan was originated on January 12, 2006, and has a principal balance as of the Cut-Off Date of $73,500,000. The InterContinental Hotel
     -- Kansas City, MO Loan provides for interest-only payments for the first
     60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The InterContinental Hotel -- Kansas City, MO Loan has a remaining term of
     119 months and matures on February 11, 2016. The InterContinental Hotel --
     Kansas City, MO Loan may be prepaid on or after December 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is PMO II, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The InterContinental Hotel -- Kansas City, MO Loan.
     The sponsors of the borrower are The Procaccianti Group ("TPG") and CMS
     Companies ("CMS"). TPG is a privately held real estate investment company that focuses on a value-added investment style with respect to real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes, including real estate, which invests on behalf of successful entrepreneurs with expertise in the asset classes in which CMS invests. CMS sponsored partnerships have been investing in real estate since 1981.

o    THE PROPERTY. The Mortgaged Property is a full-service luxury hotel containing 366 rooms and up to 13 function rooms providing over 29,000 square feet of meeting and open function space. The Mortgaged Property contains an 800-seat main ballroom, a 220-seat rooftop ballroom, a full-service restaurant and bar, a fitness center including three spa treatment rooms and a 600-space parking garage. As of December 31, 2005, the trailing 12-month occupancy rate for the Mortgaged Property securing
     The InterContinental Hotel -- Kansas City, MO Loan was 72.6%.

     The Mortgaged Property was re-flagged as an InterContinental Hotel upon acquisition, and is currently undergoing a $9.6 million Property
     Improvement Plan ("PIP") to the InterContinental franchise standards. The
     PIP is to be completed by January 30, 2007 and improvements include: full signage replacement throughout the Mortgaged Property; exterior parking repairs including surface restorations and power washing; technology upgrades; meeting room upgrades; business center upgrades; replacement of all case goods in guestrooms; guest room baths renovations; and cosmetic upgrades to lobby, restaurant, bar and common areas.

o    LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. TPG Hospitality, Inc. an affiliate of the sponsor, is the property manager for the Mortgaged Property securing The InterContinental
     Hotel -- Kansas City, MO Loan.

                                     A-8-51

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-52

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

                [4 PHOTOS OF BRITANNIA BUSINESS CENTER I OMITTED]

                                     A-8-53

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

                  [MAP FOR BRITANNIA BUSINESS CENTER I OMITTED]

                                     A-8-54

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.320%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT                                        $5,622
   TI/LC(2)                                           $8,333

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $60,000,000
CUT-OFF DATE BALANCE/SF                                                     $202
CUT-OFF DATE LTV                                                           73.6%
MATURITY DATE LTV                                                          68.2%
UW DSCR ON NCF                                                             1.22x
--------------------------------------------------------------------------------

(1)  Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio is less than 1.15x.

(2)  The borrower will escrow $8,333 monthly in 2006, $18,750 monthly from
     2007-2010, and $16,667 monthly in 2011, with the aggregate TI/LC reserve capped at $1,200,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Pleasanton, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                296,537
OCCUPANCY AS OF AUGUST 15, 2005                                           100.0%
YEAR BUILT / YEAR RENOVATED                                            1997 / NA
APPRAISED VALUE                                                      $81,500,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $7,106,149
UW TOTAL EXPENSES                                                     $1,862,071
UW NET OPERATING INCOME (NOI)                                         $5,244,079
UW NET CASH FLOW (NCF)                                                $4,905,791
--------------------------------------------------------------------------------

                                     A-8-55

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                     RATINGS(1)     NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   ADP (ProBusiness
      Svc.)(2) ...............       NR/AAA/NR         205,832      69.4%      $19.69     $4,052,778      71.9%       April 2015
   Robert Half
      International(3) .......        NR/NR/NR          56,505      19.1       $18.96      1,071,335      19.0         June 2010
   Individual Software(4) ....        NR/NR/NR          19,512       6.6       $15.00        292,680       5.2     December 2008
   North American Title ......     Baa2/BBB+/BBB        14,688       5.0       $15.00        220,320       3.9     December 2014
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                         296,537     100.0%      $19.01     $5,637,113     100.0%
NON-MAJOR TENANTS ............                               0       0.0       $ 0.00              0       0.0
                                                       -------     -----                  ----------     -----
OCCUPIED COLLATERAL TOTAL ....                         296,537     100.0%      $19.01     $5,637,113     100.0%
VACANT SPACE .................                               0       0.0
                                                       -------     -----
PROPERTY TOTAL ...............                         296,537     100.0%
                                                       =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  ADP is not in occupancy of approximately 76,510 square feet (all of the
     4155 Hopyard Road building). While actively marketing this space for sublease, ADP remains in occupancy and fully utilizing the balance of their leased premises. ADP pays rent and common area maintenance associated with the unoccupied building space.

(3)  Robert Half International has a right of first refusal to lease property that is not part of the Mortgaged Property. If Robert Half International relocates to such space, it can terminate its current lease at the
     Mortgaged Property without penalty with at least 6 months prior written notice.

(4)  Individual Software Inc. has an early termination right in connection with its lease that provides it the right to terminate the lease effective
     December 31, 2006, which right must be exercised by March 31, 2006 and must be accompanied by a payment to the mortgagee of $140,000 plus 40% of the original balance of amortized tenant improvement costs.

                            LEASE EXPIRATION SCHEDULE

                                                                                   CUMULATIVE
                          WA BASE            % OF TOTAL  CUMULATIVE  % OF ACTUAL  % OF ACTUAL
            # OF LEASES   RENT/SF  TOTAL SF      SF        % OF SF       RENT         RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING   EXPIRING*   ROLLING*     ROLLING*     ROLLING*
----------  -----------  --------  --------  ----------  ----------  -----------  -----------

   2006          0        $ 0.00          0       0.0%       0.0%        0.0%          0.0%
   2007          0        $ 0.00          0       0.0%       0.0%        0.0%          0.0%
   2008          1        $15.00     19,512       6.6%       6.6%        5.2%          5.2%
   2009          0        $ 0.00          0       0.0%       6.6%        0.0%          5.2%
   2010          1        $18.96     56,505      19.1%      25.6%       19.0%         24.2%
   2011          0        $ 0.00          0       0.0%      25.6%        0.0%         24.2%
   2012          0        $ 0.00          0       0.0%      25.6%        0.0%         24.2%
   2013          0        $ 0.00          0       0.0%      25.6%        0.0%         24.2%
   2014          1        $15.00     14,688       5.0%      30.6%        3.9%         28.1%
   2015          2        $19.69    205,832      69.4%     100.0%       71.9%        100.0%
   2016          0        $ 0.00          0       0.0%     100.0%        0.0%        100.0%
Thereafter       0        $ 0.00          0       0.0%     100.0%        0.0%        100.0%
  Vacant         0          NA            0       0.0%     100.0%        0.0%        100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-56

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Britannia Business Center I Loan") is
     secured by a first mortgage encumbering an office building located in
     Pleasanton, California. The Britannia Business Center I Loan represents approximately 1.4% of the Cut-Off Date Pool Balance. The Britannia Business
     Center I Loan was originated on October 14, 2005, and has a principal balance as of the Cut-Off Date of $60,000,000. The Britannia Business
     Center I Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Britannia Business Center I Loan has a remaining term of 116 months and matures on November 11, 2015. The Britannia Business Center I Loan may be
     prepaid on or after September 11, 2015, and permits defeasance with United
     States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers consist of eight tenant-in-common special purpose entities. Legal counsel to each borrower delivered a non-consolidation opinion in connection with the origination of the
     Britannia Business Center I Loan. The sponsor of the borrowers is Triple
     Net Properties, LLC ("Triple Net"). Triple Net is a nationally active syndicator of tenant-in-common real estate investment structures. Triple
     Net currently has approximately 21,845 investors who own 119 properties with a market value in excess of $2.9 billion in 21 states. Triple Net is currently under investigation by the Securities and Exchange Commission regarding disclosure in securities offerings and exemptions from registration requirements. See "RISK FACTORS--The Mortgage
     Loans--Litigation May Have Adverse Effects on Borrowers" in the Prospectus
     Supplement.

o    THE PROPERTY. The Mortgaged Property is an approximately 296,537 square foot office building situated on approximately 19.3 acres. The Mortgaged
     Property was constructed in 1997. The Mortgaged Property is located in
     Pleasanton, California, within the San Francisco-Oakland-Fremont,
     California metropolitan statistical area. As of August 15, 2005, the occupancy rate for the Mortgaged Property securing the Britannia Business
     Center I Loan was approximately 100.0%.

     The largest tenant is Automatic Data Processing Inc. (ProBusiness Svc.)
     ("ADP") occupying approximately 205,832 square feet, or approximately 69.4%
     of the net rentable area. ADP provides computerized transaction processing, data communication, and information services worldwide. As of February 2,
     2006, ADP was rated "AAA" (S&P). The ADP lease expires in April 2015. The second largest tenant is Robert Half International ("RHI") occupying approximately 56,505 square feet, or approximately 19.1% of the net rentable area. RHI provides specialized staffing and risk consulting services through its divisions of Accountemps, Robert Half Finance and
     Accounting, Robert Half Legal, OfficeTeam (general administrative), Robert
     Half Technology (information technology), Robert Half Management Resources
     (senior level professionals) and The Creative Group (advertising, marketing, and Web design). The RHI lease expires in June 2010. The third largest tenant is Individual Software ("Individual Software"), occupying approximately 19,512 square feet, or approximately 6.6% of the net rentable area. Individual Software is a publisher and developer of education, business and personal productivity software for consumers, schools, corporations and government agencies. The Individual Software lease expires in December 2008.

o    LOCKBOX ACCOUNT. At any time during the term of the Britannia Business
     Center I Loan, (i) upon the occurrence of an event of default under the
     Britannia Business Center I documents or (ii) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Triple Net Properties Realty, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the
     Britannia Business Center I Loan.

                                     A-8-57

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-58

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

                   [5 PHOTOS OF MARRIOTT - IRVING, TX OMITTED]

                                     A-8-59

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

                     [MAP FOR MARRIOTT - IRVING, TX OMITTED]

                                     A-8-60

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $59,864,449
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.730%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT*                                       $56,193
   SEASONALITY RESERVE                                 $5,497

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $59,864,449
CUT-OFF DATE BALANCE/ROOM                                               $164,463
CUT-OFF DATE LTV                                                           72.4%
MATURITY DATE LTV                                                          61.0%
UW DSCR ON NCF                                                             1.47x
--------------------------------------------------------------------------------

*    During the first year, $56,193 will be escrowed monthly. For each year thereafter, 4% of monthly revenue is required to be escrowed.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Irving, TX
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 364
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        59.4%
YEAR BUILT / YEAR RENOVATED                                            1999 / NA
APPRAISED VALUE                                                      $82,700,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      58.5%
UW REVENUES                                                          $16,857,966
UW TOTAL EXPENSES                                                    $10,003,210
UW NET OPERATING INCOME (NOI)                                         $6,854,756
UW NET CASH FLOW (NCF)                                                $6,180,437
--------------------------------------------------------------------------------

*    Based on the trailing 9-month period ending September 30, 2005.

NOTES:

                                     A-8-61

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

                                    UNIT MIX

GUESTROOM MIX                                                       NO. OF ROOMS
-------------                                                       ------------
KING / DOUBLE ...................................................            361
SUITES ..........................................................              3
                                                                             ---
   TOTAL ........................................................            364
                                                                             ===

CASINO/BALLROOM/SPA SPACES                                           SQUARE FEET
--------------------------                                          ------------
MEETING ROOMS (12) ..............................................         24,000
BALLROOM (1) ....................................................         19,000
RETAIL (1) ......................................................            150
                                                                          ------
   TOTAL ........................................................         43,150
                                                                          ======

FOOD AND BEVERAGE                                                      SEATING
-----------------                                                   ------------
RESTAURANT ......................................................          5,000
                                                                           -----
   TOTAL ........................................................          5,000
                                                                           =====

OTHER AMENITIES
---------------
INDOOR POOL AND JACUZZI
LAUNDRY ROOM
BUSINESS CENTER
FITNESS CENTER
LOUNGE BAR

                               FINANCIAL SCHEDULE

YEAR .......................................................         2004 - 2005
LATEST PERIOD ..............................................   T12 Ending 9/2005
OCCUPANCY ..................................................               59.4%
ADR ........................................................             $139.42
REVPAR .....................................................              $80.14
UW OCCUPANCY ...............................................               58.5%
UW ADR .....................................................             $142.14
UW REVPAR ..................................................              $83.15

                                     A-8-62

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Marriott -- Irving, TX Loan") is secured by a first mortgage encumbering a full-service hotel, The Dallas Marriott
     Las Colinas, located in Irving, Texas. The Marriott -- Irving, TX Loan represents approximately 1.4% of the Cut-Off Date Pool Balance. The
     Marriott -- Irving, TX Loan was originated on December 27, 2005, and has a principal balance as of the Cut-Off Date of $59,864,449.

     The Marriott -- Irving, TX Loan has a remaining term of 118 months and matures on January 11, 2016. The Marriott -- Irving, TX Loan may be prepaid on or after November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Columbia Properties Dallas, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott -- Irving, TX
     Loan. The sponsor of the borrower is Columbia Sussex Corporation ("Columbia
     Sussex"). Columbia Sussex and its affiliates own and operate 90 hotels
     (26,000 rooms), resorts and casinos in 30 states and overseas.

o    THE PROPERTY. The Mortgaged Property is a full-service hotel, containing
     364 rooms, 12 meeting rooms containing approximately 24,000 square feet of meeting and open function space, as well as a restaurant, business center, indoor pool and fitness center. As of the trailing nine month period ending
     September 30, 2005, the occupancy rate for the Mortgaged Property securing the Marriott -- Irving, TX Loan was 59.4%.

o    LOCKBOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

o    MANAGEMENT. Columbia Sussex, the sponsor, is the property manager for the
     Mortgaged Property securing the Marriott -- Irving, TX Loan.

                                     A-8-63

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-64

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

              [7 PHOTOS OF DOUBLETREE HOTEL - CHICAGO, IL OMITTED]

                                     A-8-65

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

                [MAP FOR DOUBLETREE HOTEL - CHICAGO, IL OMITTED]

                                     A-8-66

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  The Procaccianti Group/
                                                                   CMS Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          115 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   PIP(1)                                          $9,585,406

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   FF&E (2)                                               Yes

ADDITIONAL FINANCING(3)                        Mezzanine Debt        $11,748,954

CUT-OFF DATE BALANCE                                                 $54,000,000
CUT-OFF DATE BALANCE/ROOM                                               $156,522
CUT-OFF DATE LTV                                                           67.2%
MATURITY DATE LTV                                                          63.3%
UW DSCR ON NCF                                                             1.44x
--------------------------------------------------------------------------------

(1)  A property improvement plan ("PIP"), with a budgeted amount of $12,585,406, is currently being undertaken at the Mortgage Property in order to re-flag the hotel as a Hilton Suites. The PIP includes upgrades to the exterior, guestrooms, common areas, building systems, the food and beverage and recreational facilities, as well as the meeting and banquet areas. These improvements are intended to reflect the standards of the Hilton Suites and affirm the Mortgaged Property's position in the market. The first
     $3,000,000 of the PIP will be provided by Hilton, with the remaining
     $9,585,406 to be funded by the borrower. Upon the repayment of the
     Mezzanine Loan, with a maturity date of April 1, 2006, the portion of the
     PIP being funded by the borrower, in the amount of $9,585,406, will be escrowed and held by the Servicer.

(2)  Wachovia is escrowing 2% of monthly revenue for the FF&E reserve for the first year, 3% of monthly revenue for the second year, and 4% of monthly revenue thereafter are required to be escrowed.

(3)  The mezzanine loan is secured by an interest in an affiliate of the borrower of the Doubletree Hotel -- Chicago, IL Loan, as well as four other borrowing entities, and totals $97,000,000 with $54,822,490 currently outstanding. The mezzanine loan was provided by Wachovia Bank, N.A., carries an interest rate of 30-day LIBOR + 6.05% and matures on April 1,
     2006. The allocated mezzanine loan for the Doubletree Hotel -- Chicago, IL
     Loan totals approximately $21,334,360, with $11,748,954 currently outstanding, and $9,585,406 (equal to the borrower's portion of the PIP)
     remaining to be funded.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 345
OCCUPANCY AS OF NOVEMBER 30, 2005*                                         76.4%
YEAR BUILT / YEAR RENOVATED                                            1990 / NA
APPRAISED VALUE                                                      $80,350,000
PROPERTY MANAGEMENT                                           Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      80.0%
UW REVENUES                                                          $24,365,479
UW TOTAL EXPENSES                                                    $17,652,212
UW NET OPERATING INCOME (NOI)                                         $6,713,267
UW NET CASH FLOW (NCF)                                                $5,738,648
--------------------------------------------------------------------------------

*    Based on trailing 12-month period ending November 30, 2005.

                                     A-8-67

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

                                    UNIT MIX

                                                                          NO. OF
GUESTROOM MIX                                                              ROOMS
-------------                                                             ------
KING .................................................................       141
DOUBLE ...............................................................       200
SUITES ...............................................................         4
                                                                             ---
   TOTAL .............................................................       345
                                                                             ===

                                                                          SQUARE
BALLROOM/SPA SPACES                                                        FEET
-------------------                                                       ------
LAKESHORE BALLROOM ...................................................     2,910
WHEATON ..............................................................     1,640
LINCOLN PARK .........................................................     1,640
LAKESHORE A ..........................................................       931
LAKESHORE BALLROOM ...................................................       972
LAKESHORE C ..........................................................       931
STREETERVILLE ........................................................       640
RIVER NORTH ..........................................................       495
OLD TOWNE ............................................................       344
NEW TOWN .............................................................       393
                                                                          ------
   TOTAL .............................................................    10,896
                                                                          ======

FOOD AND BEVERAGE                                                        SEATING
-----------------                                                        -------
MRS. PARKS RESTAURANT ................................................       120
FULL SERVICE RESTAURANT USED FOR BANQUETS ............................       150
COFFEE SHOP ..........................................................        16
BAR ..................................................................        16
                                                                             ---
   TOTAL .............................................................       302
                                                                             ===

OTHER AMENITIES
---------------
INDOOR POOL
HEALTH CLUB/SPA
BUSINESS CENTER

                               FINANCIAL SCHEDULE

YEAR .....................................................           2004 - 2005
LATEST PERIOD ............................................   T-12 Ending 11/2005
OCCUPANCY ................................................                 76.5%
ADR ......................................................               $157.30
REVPAR ...................................................               $120.34
UW OCCUPANCY .............................................                 80.0%
UW ADR ...................................................               $173.62
UW REVPAR ................................................               $138.90

                                     A-8-68

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Doubletree Hotel -- Chicago, IL Loan") is
     secured by a first mortgage encumbering a full service hotel located in
     Chicago, Illinois. The Doubletree Hotel -- Chicago, IL Loan represents approximately 1.3% of the Cut-Off Date Pool Balance. The Doubletree Hotel
     -- Chicago, IL Loan was originated on October 5, 2005 and has a principal balance as of the Cut-Off Date of $54,000,000. The Doubletree Hotel --
     Chicago, IL Loan provides for interest-only payments for the first 84 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Doubletree Hotel -- Chicago, IL Loan has a remaining term of 115 months and matures on October 11, 2015. The Doubletree Hotel -- Chicago, IL Loan
     may be prepaid on or after August 11, 2015, and permits defeasance with
     United States government obligations beginning two years after the Closing
     Date.

o    THE BORROWER. The borrower is PIL II, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidated opinion in connection with the origination of the Doubletree Hotel -- Chicago, IL Loan. The sponsors of the borrower are The Procaccianti Group ("TPG") and CMS
     Companies ("CMS"). TPG is a privately held real estate investment company that focuses on a value-added investment style that creates value with real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes, which invests on behalf of entrepreneurs, with expertise in the asset classes in which CMS invests. CMS sponsored partnerships have been investing in real estate since 1981.

o    THE PROPERTY. The Mortgaged Property is a full-service hotel containing 345 rooms. The Mortgaged Property amenities include an indoor swimming pool, spa, exercise facility, two restaurants, bakery/cafe, common dining facility room, business center, conference area and a lounge. Guestroom amenities at the Mortgaged Property include high speed internet access, two line telephones with voice mail and data port, wet bar, refreshment center, sleeper sofa and two color televisions. Based on the trailing 12-month period through November 30, 2005, the occupancy rate for the Mortgaged
     Property securing the Doubletree Hotel -- Chicago, IL Loan was approximately 76.4%.

     The Mortgaged Property is currently operated as a Doubletree Suites;
     however, upon completion of a Property Improvement Plan ("PIP"), with a budget of approximately $12,585,406, the borrower will enter into a new 20 year franchise agreement with Hilton to operate the property as a Hilton
     Suites. The proposed PIP budget includes upgrades to the building exterior, guestrooms, systems, food and beverage, recreational facilities, meeting and banquet areas and common areas. The improvements are intended to reflect the standards of the Hilton Suites and affirm the Mortgaged
     Property's position in the market.

o    LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o    MEZZANINE DEBT. Upon the closing of the Doubletree Hotel -- Chicago,IL
     Loan, Wachovia Bank, N.A. provided a mezzanine loan to an affiliate of the borrower of the Doubletree Hotel -- Chicago, IL Loan, as well as four other borrowing entities. The mezzanine loan provided for a total of $97,000,000 of debt with $54,822,490 currently outstanding and $42,177,510 remaining to be funded. The mezzanine loan is held by Wachovia Bank, N.A. and matures on
     April 1, 2006. Interest accrues on the mezzanine loan at a rate of 30-day
     LIBOR plus 6.05%. The portion of the allocated mezzanine loan for the
     Doubletree Hotel -- Chicago, IL Loan totals approximately $21,334,360, with
     $11,748,954 currently outstanding and $9,585,406 remaining to be funded.

o    MANAGEMENT. Lenox Hotels, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Doubletree Hotel
     -- Chicago, IL Loan.

                                     A-8-69

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $53,874,970
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    David W. Lichtenstein
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.580%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   ENGINEERING                                       $193,810
   OUTSTANDING TI/LC(2)                              $462,000
   CAPEX RESERVE(3)                                $1,895,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT                                         $6,445
   TI/LC                                              $42,097

ADDITIONAL FINANCING(4)                                                     None

CUT-OFF DATE BALANCE                                                 $53,874,970
CUT-OFF DATE BALANCE/SF                                                      $80
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          67.0%
UW DSCR ON NCF                                                             1.45x
--------------------------------------------------------------------------------

(1)  The Mortgage Loan allows for partial defeasance in an amount equal to 125%
     of the allocated loan amount ($13,600,000) in the case that the Fremont property is released. The DSCR on the remaining properties must be equal to the greater of the DSCR at closing and the DSCR immediately prior to release and subect to a maximum LTV for the remaining properties that must be equal to the lesser of 80.0% and the LTV immediately prior to release.

(2)  Landlord TI allowance at the Oshkosh Mortgaged Property for Old Navy --
     $432,000 (14,400 SF @ $30/SF) and Pendleton -- $30,000 (6,000 SF @ $5/SF).

(3)  Reserve specifically for Old Navy tenant space at the Oshkosh Mortgaged
     Property.

(4)  Future mezzanine debt is permitted, subject to a maximum LTV of 88.0% and a minimum DSCR of 1.15X, with mortgagee consent required.

                         [PHOTO OF HORIZON POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                                673,547
OCCUPANCY AS OF NOVEMBER 15, 2005                                          82.9%
YEAR BUILT / YEAR RENOVATED                                            1989 / NA
APPRAISED VALUE                                                      $67,500,000
PROPERTY MANAGEMENT                                           Prime Retail, L.P.
UW ECONOMIC OCCUPANCY                                                      82.6%
UW REVENUES                                                           $9,531,295
UW TOTAL EXPENSES                                                     $3,768,423
UW NET OPERATING INCOME (NOI)                                         $5,762,872
UW NET CASH FLOW (NCF)                                                $5,388,398
--------------------------------------------------------------------------------

NOTES:

                                     A-8-70

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

                              HORIZON POOL SUMMARY

                                                                 PARTIAL
                                   ALLOCATED                   DEFEASANCE
                                 CUT-OFF DATE                    RELEASE   YEAR BUILT /   SQUARE
PROPERTY NAME                       BALANCE       LOCATION      PRICE(1)     RENOVATED   FOOTAGE
------------------------------   ------------  --------------  ----------  ------------  -------

Prime Outlets at Burlington ..    $20,352,766  Burlington, WA     None        1989/NA    174,055
Prime Outlets at Oshkosh .....     19,953,692  Oshkosh, WI        None        1989/NA    270,567
Prime Outlets at Fremont .....     13,568,511  Fremont, IN        125%        1989/NA    228,925
                                  -----------                                            -------
                                  $53,874,970                                            673,547
                                  ===========                                            =======

                                 CUT-OFF DATE                           UNDERWRITTEN               APPRAISED
                                  BALANCE PER                    UW          NET       APPRAISED     VALUE
PROPERTY NAME                     SQUARE FOOT  OCCUPANCY(2)  OCCUPANCY    CASH FLOW      VALUE       PER SF
------------------------------   ------------  ------------  ---------  ------------  -----------  ---------

Prime Outlets at Burlington ..       $117          82.4%       80.5%     $1,805,594   $25,500,000     $147
Prime Outlets at Oshkosh .....       $ 74          91.6%       85.4%      1,965,718    25,000,000     $ 92
Prime Outlets at Fremont .....       $ 59          73.1%       81.4%      1,617,086    17,000,000     $ 74
                                                                         ----------   -----------
                                     $ 80          82.9%       82.6%     $5,388,398   $67,500,000     $100
                                                                         ==========   ===========

(1)  Subject to certain conditions as specified in the Mortgage Loan documents.

(2)  Occupancy date as of November 15, 2005 for all Mortgaged Properties.

                                     A-8-71

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------

MAJOR TENANTS
   Gap Outlet ................     Baa3/BBB-/BBB-       31,354       4.7%      $11.79     $  369,810       6.1%
   VF Outlet .................        A3/A-/NR          27,402       4.1       $ 2.09         57,179       0.9
   Dress Barn ................        NR/NR/NR          23,040       3.4       $10.58        243,791       4.0
   Bass Company Store ........       B1/BB/BB+          22,355       3.3       $ 8.15        182,156       3.0
   Liz Claiborne .............      Baa2/BBB/NR         19,940       3.0       $10.00        199,460       3.3
   Tommy Hilfiger ............       Ba2/BB-/NR         17,000       2.5       $22.12        376,000       6.2
   Casual Corner .............        NR/NR/NR          15,950       2.4       $ 9.34        149,003       2.5
   Polo Ralph Lauren .........      Baa2/BBB/NR         15,942       2.4       $ 9.20        146,653       2.4
   Eddie Bauer ...............        NR/B+/NR          15,000       2.2       $15.80        237,000       3.9
   Old Navy ..................     Baa3/BBB-/BBB-       14,400       2.1       $ 5.15         74,214       1.2
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                         202,383      30.0%      $10.06     $2,035,266      33.7%
NON-MAJOR TENANTS ............                         356,279      52.9       $11.22      3,999,210      66.3
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         558,662      82.9%      $10.80     $6,034,476     100.0%
VACANT SPACE .................                         114,885      17.1
                                                       -------     -----
TOTAL ........................                         673,547     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                     CUMULATIVE
                          WA BASE                          CUMULATIVE  % OF ACTUAL  % OF ACTUAL
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL     % OF SF       RENT         RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*   ROLLING*     ROLLING*     ROLLING*
----------  -----------  --------  --------  ------------  ----------  -----------  -----------

   2006          42       $11.54    158,861      23.6%        23.6%       30.4%         30.4%
   2007          26       $10.55    118,770      17.6%        41.2%       20.8%         51.1%
   2008          12       $10.60     62,377       9.3%        50.5%       11.0%         62.1%
   2009           9       $13.34     30,973       4.6%        55.1%        6.8%         68.9%
   2010          14       $ 9.35    107,757      16.0%        71.1%       16.7%         85.6%
   2011           8       $11.03     60,470       9.0%        80.1%       11.0%         96.7%
   2012           2       $16.12      7,934       1.2%        81.2%        2.1%         98.8%
   2013           0       $ 0.00          0       0.0%        81.2%        0.0%         98.8%
   2014           2       $ 5.04      7,520       1.1%        82.3%        0.6%         99.4%
   2015           1       $ 8.47      4,000       0.6%        82.9%        0.6%        100.0%
   2016           0       $ 0.00          0       0.0%        82.9%        0.0%        100.0%
Thereafter        0       $ 0.00          0       0.0%        82.9%        0.0%        100.0%
   Vacant         0          NA     114,885      17.1%       100.0%        0.0%        100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-72

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT BURLINGTON

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE   ACTUAL                    % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA    RENT PSF  ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  --------  -----------  -----------  -------------

MAJOR TENANTS
   Mikasa ....................        NR/NR/NR          10,949       6.3%    $ 6.61    $   72,405       3.9%      August 2008
   Liz Claiborne .............      Baa2/BBB/NR         10,000       5.7     $11.00       110,000       5.9     December 2007
   Gap Outlet ................     Baa3/BBB-/BBB-        9,200       5.3     $13.85       127,406       6.8       August 2006
   Shoe Pavilion .............        NR/NR/NR           8,200       4.7     $14.00       114,800       6.1     December 2010
   Dress Barn -- Woman .......        NR/NR/NR           7,700       4.4     $12.57        96,815       5.2         June 2006
                                                       -------     -----               ----------     -----
   TOTAL MAJOR TENANTS .......                          46,049      26.5%    $11.32    $  521,426      27.8%
NON-MAJOR TENANTS ............                          97,450      56.0     $13.92     1,356,964      72.2
                                                       -------     -----               ----------     -----
OCCUPIED TOTAL ...............                         143,499      82.4%    $13.09    $1,878,390     100.0%
VACANT SPACE .................                          30,556      17.6
                                                       -------     -----
TOTAL ........................                         174,055     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

              # OF                                             CUMULATIVE                   CUMULATIVE
             LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL     % OF SF    % OF ACTUAL    % OF ACTUAL
   YEAR     EXPIRING      EXPIRING     EXPIRING  SF EXPIRING*   ROLLING*   RENT ROLLING*  RENT ROLLING*
----------  --------  ---------------  --------  ------------  ----------  -------------  -------------

   2006        15          $14.10       57,450       33.0%        33.0%        43.1%           43.1%
   2007         7          $11.44       31,300       18.0%        51.0%        19.1%           62.2%
   2008         5          $11.31       27,749       15.9%        66.9%        16.7%           78.9%
   2009         4          $14.03       12,800        7.4%        74.3%         9.6%           88.5%
   2010         2          $15.27       14,200        8.2%        82.4%        11.5%          100.0%
   2011         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
   2012         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
   2013         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
   2014         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
   2015         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
   2016         0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
Thereafter      0          $ 0.00            0        0.0%        82.4%         0.0%          100.0%
  Vacant        0            NA         30,556       17.6%       100.0%         0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                       A-8-73

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT OSHKOSH

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE   ACTUAL                    % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA    RENT PSF  ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  --------  -----------  -----------  -------------

MAJOR TENANTS
   VF Outlet .................        A3/A-/NR          27,402      10.1%    $ 2.09    $   57,179       2.4%       April 2010
   Old Navy ..................     Baa3/BBB-/BBB-       14,400       5.3     $ 5.15        74,214       3.2     December 2010
   The Gap ...................     Baa3/BBB-/BBB-       12,920       4.8     $12.04       155,520       6.7         July 2011
   Lands' End ................       NR/BB+/BB          10,000       3.7     $15.00       150,000       6.4         July 2006
   Casual Corner .............        NR/NR/NR          10,000       3.7     $ 9.18        91,839       3.9     December 2007
                                                       -------     -----               ----------     -----
   TOTAL MAJOR TENANTS .......                          74,722      27.6%    $ 7.08    $  528,752      22.6%
NON-MAJOR TENANTS ............                         173,103      64.0     $10.45     1,809,476      77.4
                                                       -------     -----               ----------     -----
OCCUPIED TOTAL ...............                         247,825      91.6%    $ 9.43    $2,338,228     100.0%
VACANT SPACE .................                          22,742       8.4
                                                       -------     -----
TOTAL ........................                         270,567     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                           LEASE EXPIRATION SCHEDULE

              # OF                                             CUMULATIVE                   CUMULATIVE
             LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL     % OF SF    % OF ACTUAL    % OF ACTUAL
   YEAR     EXPIRING      EXPIRING     EXPIRING  SF EXPIRING*   ROLLING*   RENT ROLLING*  RENT ROLLING*
----------  --------  ---------------  --------  ------------  ----------  -------------  -------------

   2006        17          $ 8.76       68,379       25.3%        25.3%        25.6%           25.6%
   2007         6          $10.33       35,300       13.0%        38.3%        15.6%           41.2%
   2008         2          $ 9.00       13,990        5.2%        43.5%         5.4%           46.6%
   2009         3          $ 8.64       15,650        5.8%        49.3%         5.8%           52.4%
   2010         7          $ 6.97       66,002       24.4%        73.7%        19.7%           72.0%
   2011         4          $13.04       35,410       13.1%        86.8%        19.7%           91.8%
   2012         2          $16.12        7,934        2.9%        89.7%         5.5%           97.3%
   2013         0          $ 0.00            0        0.0%        89.7%         0.0%           97.3%
   2014         1          $26.15        1,160        0.4%        90.1%         1.3%           98.6%
   2015         1          $ 8.47        4,000        1.5%        91.6%         1.4%          100.0%
   2016         0          $ 0.00            0        0.0%        91.6%         0.0%          100.0%
Thereafter      0          $ 0.00            0        0.0%        91.6%         0.0%          100.0%
  Vacant        0             NA        22,742        8.4%       100.0%         0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-74

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT FREMONT

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF     DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Levis/Dockers .............       Caa2/B-/B          11,902       5.2%      $15.23     $  181,222      10.0%              MTM
   Gap Outlet ................     Baa3/BBB-/BBB-        9,234       4.0       $ 9.41         86,884       4.8        March 2011
   Reebok ....................       Baa2/NR/NR          8,350       3.6       $ 5.33         44,499       2.4          May 2007
   Polo Ralph Lauren .........      Baa2/BBB/NR          7,988       3.5       $11.50         91,862       5.1     December 2008
   Bass Company Store ........       B1/BB/BB+           6,855       3.0       $ 8.04         55,110       3.0         June 2010
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          44,329      19.4%      $10.37     $  459,577      25.3%
NON-MAJOR TENANTS ............                         123,009      53.7       $11.04      1,358,281      74.7
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         167,338      73.1%      $10.86     $1,817,858     100.0%
VACANT SPACE .................                          61,587      26.9
                                                       -------     -----
TOTAL ........................                         228,925     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

              # OF                                             CUMULATIVE                   CUMULATIVE
             LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL     % OF SF    % OF ACTUAL    % OF ACTUAL
   YEAR     EXPIRING      EXPIRING     EXPIRING  SF EXPIRING*   ROLLING*   RENT ROLLING*  RENT ROLLING*
----------  --------  ---------------  --------  ------------  ----------  -------------  -------------

   2006        10          $12.83       33,032       14.4%        14.4%        23.3%           23.3%
   2007        13          $10.17       52,170       22.8%        37.2%        29.2%           52.5%
   2008         5          $10.74       20,638        9.0%        46.2%        12.2%           64.7%
   2009         2          $39.00        2,523        1.1%        47.3%         5.4%           70.1%
   2010         5          $12.01       27,555       12.0%        59.4%        18.2%           88.3%
   2011         4          $ 8.19       25,060       10.9%        70.3%        11.3%           99.6%
   2012         0          $ 0.00            0        0.0%        70.3%         0.0%           99.6%
   2013         0          $ 0.00            0        0.0%        70.3%         0.0%           99.6%
   2014         1          $ 1.19        6,360        2.8%        73.1%         0.4%          100.0%
   2015         0          $ 0.00            0        0.0%        73.1%         0.0%          100.0%
   2016         0          $ 0.00            0        0.0%        73.1%         0.0%          100.0%
Thereafter      0          $ 0.00            0        0.0%        73.1%         0.0%          100.0%
  Vacant        0           NA          61,587       26.9%       100.0%         0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-75

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         HUNTINGTON OAKS SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $51,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       Stanley W. Gribble
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.770%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   INSURANCE                                            Yes
   ENGINEERING                                     $107,050
   TI/LC                                           $400,000
   HOLDBACK                                        $636,460

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                        Yes
   REPLACEMENT                                       $4,209
   TI/LC(2)                                       Springing

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $51,000,000
CUT-OFF DATE BALANCE/SF                                                     $202
CUT-OFF DATE LTV                                                           74.3%
MATURITY DATE LTV                                                          74.3%
UW DSCR ON NCF                                                             1.37x
--------------------------------------------------------------------------------

(1)  Lockbox is required upon the occurrence of an event of default under the
     Mortgage Loan or a default on the ground lease.

(2)  If the TI/LC balance decreases below $400,000, a monthly escrow of $8,333 will be required until such time as the escrow equals $400,000.

(3)  Upon the expiration of the parking lot ground lease in 2013, future mezzanine debt permitted subject to a maximum combined 80% LTV and a minimum combined 1.20x DSCR.

               [PHOTO OF HUNTINGTON OAKS SHOPPING CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Monrovia, CA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                252,510
OCCUPANCY AS OF JANUARY 1, 2006                                           100.0%
YEAR BUILT / YEAR RENOVATED                                            1981 / NA
APPRAISED VALUE                                                      $68,600,000
PROPERTY MANAGEMENT                              Festival Management Corporation
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                           $5,610,728
UW TOTAL EXPENSES                                                     $1,426,739
UW NET OPERATING INCOME (NOI)                                         $4,183,989
UW NET CASH FLOW (NCF)                                                $4,020,707
--------------------------------------------------------------------------------

NOTES:

                                     A-8-76

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         HUNTINGTON OAKS SHOPPING CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT     EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  --------------

ANCHOR TENANTS
   Toys "R" Us ...............      Caa2/ B-/CCC        42,815      17.0%      $ 8.55     $  366,068       8.4%      January 2018
   Marshalls .................        A3/A/NR           37,966      15.0       $12.58        477,612      11.0          July 2009
   Bed Bath & Beyond .........       NR/BBB/NR          30,000      11.9       $14.23        426,900       9.8       January 2018
                                                       -------     -----                  ----------     -----
   TOTAL ANCHOR TENANTS ......                         110,781      43.9%      $11.47     $1,270,580      29.3%
MAJOR TENANTS
   Chuck E. Cheese's .........        NR/NR/NR          13,437       5.3%      $14.04     $  188,655       4.3%          May 2011
   Party City ................        NR/NR/NR          11,012       4.4       $16.80        185,002       4.3       January 2013
   Black Angus ...............        NR/NR/NR          10,800       4.3       $13.45        145,250       3.3          June 2007
   Acapulco Restaurant .......        NR/NR/NR          10,000       4.0       $24.60        246,000       5.7     September 2008
   Trader Joe's ..............        NR/NR/NR           9,030       3.6       $16.22        146,466       3.4          June 2010
   Lenscrafters ..............        NR/NR/NR           7,415       2.9       $15.63        115,896       2.7         March 2011
   The Wherehouse ............        NR/NR/NR           6,353       2.5       $17.86        113,464       2.6      December 2009
   Mimi's Cafe ...............        NR/NR/NR           6,200       2.5       $32.55        201,810       4.7         April 2010
   Chili's ...................     Baa2/BBB/BBB+         5,972       2.4       $39.48        235,763       5.4         March 2014
   Kirkland's ................        NR/NR/NR           5,683       2.3       $19.50        110,819       2.6        August 2015
                                                       -------     -----                  ----------     -----
   TOTAL MAJOR TENANTS .......                          85,902      34.0%      $19.66     $1,689,125      38.9%
NON-MAJOR TENANTS ............                          55,827      22.1       $24.67      1,377,200      31.8
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         252,510     100.0%      $17.18     $4,336,905     100.0%
VACANT SPACE .................                               0       0.0
                                                       -------     -----
TOTAL ........................                         252,510     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                        CUMULATIVE
                          WA BASE                           CUMULATIVE                    % OF
            # OF LEASES   RENT/SF  TOTAL SF   % OF TOTAL       % OF      % OF ACTUAL   ACTUAL RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING  SF EXPIRING*  SF ROLLING*  RENT ROLLING*   ROLLING*
----------  -----------  --------  --------  ------------  -----------  -------------  -----------

   2006          2        $20.98     5,200        2.1%          2.1%          2.5%          2.5%
   2007          4        $21.92    19,206        7.6%          9.7%          9.7%         12.2%
   2008          8        $23.23    25,710       10.2%         19.8%         13.8%         26.0%
   2009          5        $14.86    50,102       19.8%         39.7%         17.2%         43.2%
   2010          4        $23.42    17,880        7.1%         46.8%          9.7%         52.8%
   2011          5        $16.22    29,092       11.5%         58.3%         10.9%         63.7%
   2012          2        $26.88     2,800        1.1%         59.4%          1.7%         65.4%
   2013          1        $16.80    11,012        4.4%         63.8%          4.3%         69.7%
   2014          3        $36.25     8,022        3.2%         66.9%          6.7%         76.4%
   2015          1        $19.50     5,683        2.3%         69.2%          2.6%         79.0%
   2016          1        $23.95     4,988        2.0%         71.2%          2.8%         81.7%
Thereafter       2        $10.89    72,815       28.8%        100.0%         18.3%        100.0%
  Vacant         0          NA           0        0.0%        100.0%          0.0%        100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-77

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   3500 MAPLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $47,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                      Triple Net Properties, LLC and Anthony W. Thompson
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.770%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   ENGINEERING                                       $218,750
   TI/LC                                           $1,000,000
   OTHER ESCROW(2)                                 $1,326,676

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT                                         $4,709
   TI/LC(3)                                           $31,393

ADDITIONAL FINANCING(4)(5)                       Secured Debt        $11,320,000

CUT-OFF DATE BALANCE                                                 $47,000,000
CUT-OFF DATE BALANCE/SF                                                     $125
CUT-OFF DATE LTV                                                           70.1%
MATURITY DATE LTV                                                          65.4%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

(1)  Lockbox is required upon the occurrence of an event of default, or if the debt service coverage ratio falls below 1.15x, or if the subordinate loan is not fully repaid prior to April 26, 2006.

(2)  An escrow was taken to cover all outstanding free rent and tenant allowances due with respect to tenants currently in place.

(3)  Monthly TI/LC payments commence on the 31st payment date and continue until the TI/LC escrow equals $1,900,000.

(4)  At origination, Wachovia Bank, N.A. provided $11,320,000 of subordinate debt, which was used to bridge the remaining equity needs, until such time as the additional equity has been raised. An intercreditor agreement exists and it is anticipated that the subordinate debt will be retired within 120 days of loan origination via the addition of tenants-in-common members.

(5)  The borrower has the right beginning on January 1, 2011 to place either a second mortgage or mezzanine debt, but not both on the Mortgaged Property with the restrictions that future aggregate debt cannot exceed 70.0% LTV or reduce the total DSCR below 1.20x. Mortgagee's approval and an executed subordination and standstill agreement are required for the future debt.

                          [PHOTO OF 3500 MAPLE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Dallas, TX
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                376,862
OCCUPANCY AS OF NOVEMBER 30, 2005                                          95.0%
YEAR BUILT / YEAR RENOVATED                                          1985 / 2005
APPRAISED VALUE                                                      $67,000,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      92.5%
UW REVENUES                                                           $8,066,573
UW TOTAL EXPENSES                                                     $3,628,004
UW NET OPERATING INCOME (NOI)                                         $4,438,569
UW NET CASH FLOW (NCF)                                                $3,995,576
--------------------------------------------------------------------------------

NOTES:

                                      A-8-78

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   3500 MAPLE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                  % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  -------------

MAJOR TENANTS
   Hanson Aggregates .........        NR/NR/NR          56,405       15.0%     $19.20     $1,083,239      15.1%    November 2007
   Heritage Capital Corp .....        NR/NR/NR          50,604       13.4      $22.24      1,125,566      15.7         June 2015
   KPLX/KLIF Radio ...........        NR/NR/NR          39,458       10.5      $20.10        792,928      11.1         June 2011
   Katz Communications .......      Baa3/NR/BBB-        30,848        8.2      $19.00        586,112       8.2        March 2015
   Heritage Galleries ........        NR/NR/NR          24,794        6.6      $18.12        449,194       6.3         June 2015
                                                       -------      -----                 ----------     -----
   TOTAL MAJOR TENANTS .......                         202,109       53.6%     $19.97     $4,037,038      56.4%
NON-MAJOR TENANTS ............                         155,951       41.4      $19.99      3,118,168      43.6
                                                       -------      -----                 ----------     -----
OCCUPIED TOTAL ...............                         358,060       95.0%     $19.98     $7,155,206     100.0%
VACANT SPACE .................                          18,802        5.0
                                                       -------      -----
TOTAL ........................                         376,862      100.0%
                                                       =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                                CUMULATIVE %
            # OF LEASES  WA BASE RENT  TOTAL SF  % OF TOTAL SF   CUMULATIVE %    % OF ACTUAL     ACTUAL OF
   YEAR       EXPIRING   /SF EXPIRING  EXPIRING    EXPIRING*    OF SF ROLLING*  RENT ROLLING*  RENT ROLLING*
----------  -----------  ------------  --------  -------------  --------------  -------------  -------------

   2006          10         $14.24       21,713       5.8%            5.8%           4.3%            4.3%
   2007           7         $18.92       59,310      15.7%           21.5%          15.7%           20.0%
   2008           0         $ 0.00            0       0.0%           21.5%           0.0%           20.0%
   2009           6         $21.37       32,247       8.6%           30.1%           9.6%           29.6%
   2010           3         $22.05       26,812       7.1%           37.2%           8.3%           37.9%
   2011           6         $20.10       63,718      16.9%           54.1%          17.9%           55.8%
   2012           2         $20.76       11,814       3.1%           57.2%           3.4%           59.2%
   2013           1         $19.50       12,500       3.3%           60.5%           3.4%           62.6%
   2014           0         $ 0.00            0       0.0%           60.5%           0.0%           62.6%
   2015          12         $20.55      127,604      33.9%           94.4%          36.6%           99.3%
   2016           1         $21.82        2,342       0.6%           95.0%           0.7%          100.0%
Thereafter        0         $ 0.00            0       0.0%           95.0%           0.0%          100.0%
  Vacant          0           NA         18,802       5.0%          100.0%           0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-79

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          THE HIGHLAND AND LODGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,480,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                      Resource Real Estate Holdings, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.480%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT                                      $443,460

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT*                                       $8,478

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $46,480,000
CUT-OFF DATE BALANCE/UNIT                                                $50,632
CUT-OFF DATE LTV                                                           79.9%
MATURITY DATE LTV                                                          72.8%
UW DSCR ON NCF                                                             1.26x
--------------------------------------------------------------------------------

*    Monthly escrow commences on January 11, 2008.

                 [PHOTO OF THE HIGHLAND AND LODGE POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                       Overland Park, KS
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 918
OCCUPANCY AS OF NOVEMBER 17 AND NOVEMBER 29, 2005                          92.1%
YEAR BUILT / YEAR RENOVATED                                   1983 and 1987 / NA
APPRAISED VALUE                                                      $58,200,000
PROPERTY MANAGEMENT                         Resource Real Estate Management, LLC
UW ECONOMIC OCCUPANCY                                                      87.7%
UW REVENUES                                                           $7,228,118
UW TOTAL EXPENSES                                                     $3,018,184
UW NET OPERATING INCOME (NOI)                                         $4,209,933
UW NET CASH FLOW (NCF)                                                $3,980,433
--------------------------------------------------------------------------------

NOTES:

                                     A-8-80

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE HIGHLAND AND LODGE POOL
--------------------------------------------------------------------------------

                              THE LODGE APARTMENTS

                              NO. OF   APPROXIMATE    APPROXIMATE               QUOTED
          UNIT MIX             UNITS  UNIT SIZE (SF)    NRA (SF)   % OF NRA      RENT
---------------------------   ------  --------------  -----------  --------  -------------

1 BR/1 BA .................     200         720         144,000      29.6%       $527
2 BR/1 BA .................     128         840         107,520      22.1        $650
2 BR/2 BA .................     168       1,017         170,856      35.2        $680
3 BR/2 BA .................      52       1,225          63,700      13.1        $870
                                ---                     -------     -----
TOTAL .....................     548         887         486,076     100.0%  $635/$0.72/SF
                                ===                     =======     =====

                            HIGHLAND RIDGE APARTMENTS

                              NO. OF    APPROXIMATE   APPROXIMATE                QUOTED
         UNIT MIX              UNITS  UNIT SIZE (SF)    NRA (SF)   % OF NRA       RENT
---------------------------   ------  --------------  -----------  --------  -------------

1 BR/1 BA- "A" ............      48          578         27,744       9.9%        $575
1 BR/1 BA- "A2" ...........      24          595         14,280       5.1         $605
1 BR/1 BA- TH .............      60          637         38,220      13.6         $595
1 BR/1 BA- "CFB" ..........      34          630         21,420       7.6         $605
1 BR/1 BA- Study ..........      16          786         12,576       4.5         $615
1 BR/1 BA- TH .............     120          780         93,600      33.3         $665
2 BR/1 BA .................      16          819         13,104       4.7         $690
2 BR/2 BA .................       8          946          7,568       2.7         $765
2 BR/2 BA- FPWIN ..........       8        1,017          8,136       2.9         $780
2 BR/2 BA- TH .............      36        1,232         44,352      15.8         $845
                                ---                     -------     -----
TOTAL .....................     370          759        281,000     100.0%   $654/$0.86/SF
                                ===                     =======     =====

                                     A-8-81

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $45,850,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                         Milton Bilak and Sara V. Dumont
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.560%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $45,850,000
CUT-OFF DATE BALANCE/SF                                                     $165
CUT-OFF DATE LTV                                                           76.4%
MATURITY DATE LTV                                                          73.4%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

                        [PHOTO OF SUNMARK PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Henderson, NV
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                278,505
OCCUPANCY AS OF OCTOBER 20, 2005                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            2001 / NA
APPRAISED VALUE                                                      $60,000,000
PROPERTY MANAGEMENT                                                 Dolmar, Inc.
UW ECONOMIC OCCUPANCY                                                      96.5%
UW REVENUES                                                           $4,701,286
UW TOTAL EXPENSES                                                       $765,123
UW NET OPERATING INCOME (NOI)                                         $3,936,163
UW NET CASH FLOW (NCF)                                                $3,797,418
--------------------------------------------------------------------------------

NOTES:

                                     A-8-82

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                    % OF NET
                                      RATINGS*       NET RENTABLE   RENTABLE   ACTUAL RENT
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA         PSF
------------------------------   -----------------   ------------   --------   -----------

ANCHOR TENANTS
   Best Buy ..................       NR/BBB/BBB          46,349       16.6%       $ 6.82
   Irene Schrefsler/Corporate
      Finance Store ..........        NR/NR/NR           42,000       15.1        $12.25
   Sports Chalet .............        NR/NR/NR           42,000       15.1        $13.75
   Ashley Furniture ..........        NR/NR/NR           35,000       12.6        $18.00
   DSW Shoes .................        NR/NR/NR           30,569       11.0        $13.50
   Bed Bath & Beyond .........       NR/BBB/NR           30,000       10.8        $12.25
                                                        -------      -----
   TOTAL ANCHOR TENANTS ......                          225,918       81.1%       $12.47
MAJOR TENANTS
   Petco .....................        NR/BB/NR           12,609        4.5%       $16.63
   David's Bridal ............     Baa1/BBB/BBB+         12,250        4.4        $15.00
   Nevada Furniture ..........        NR/NR/NR            3,800        1.4        $28.61
   Designer Tile .............        NR/NR/NR            3,444        1.2        $19.60
   Massage Envy ..............        NR/NR/NR            3,444        1.2        $26.40
                                                        -------      -----
   TOTAL MAJOR TENANTS .......                           35,547       12.8%       $18.58
NON-MAJOR TENANTS ............                           17,040        6.1        $40.17
                                                        -------      -----
OCCUPIED TOTAL ...............                          278,505      100.0%       $14.95
VACANT SPACE .................                                0        0.0
                                                        -------      -----
TOTAL ........................                          278,505      100.0%
                                                        =======      =====

                                                   % OF      DATE OF LEASE
TENANT                           ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------   -----------   -----------   -------------

ANCHOR TENANTS
   Best Buy ..................    $  316,100        7.6%      January 2022
   Irene Schrefsler/Corporate
      Finance Store ..........       514,500       12.4       January 2012
   Sports Chalet .............       577,500       13.9       January 2012
   Ashley Furniture ..........       630,000       15.1      December 2011
   DSW Shoes .................       412,682        9.9       January 2013
   Bed Bath & Beyond .........       367,500        8.8       January 2012
                                  ----------      -----
   TOTAL ANCHOR TENANTS ......    $2,818,282       67.7%
MAJOR TENANTS
   Petco .....................    $  209,688        5.0%        April 2012
   David's Bridal ............       183,750        4.4      November 2011
   Nevada Furniture ..........       108,718        2.6           May 2012
   Designer Tile .............        67,502        1.6        August 2007
   Massage Envy ..............        90,922        2.2      November 2009
                                  ----------      -----
   TOTAL MAJOR TENANTS .......    $  660,580       15.9%
NON-MAJOR TENANTS ............       684,538       16.4
                                  ----------      -----
OCCUPIED TOTAL ...............    $4,163,399      100.0%
VACANT SPACE .................

TOTAL ........................

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                            WA BASE                              CUMULATIVE                    CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF     % OF ACTUAL     % OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*      ROLLING*    RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   -------------   ----------   -------------   -------------

   2006           0         $ 0.00           0        0.0%           0.0%          0.0%             0.0%
   2007           5         $25.75      10,244        3.7%           3.7%          6.3%             6.3%
   2008           2         $29.93       3,500        1.3%           4.9%          2.5%             8.9%
   2009           2         $26.68       6,444        2.3%           7.2%          4.1%            13.0%
   2010           0         $ 0.00           0        0.0%           7.2%          0.0%            13.0%
   2011           2         $17.22      47,250       17.0%          24.2%         19.5%            32.5%
   2012           6         $13.88     132,649       47.6%          71.8%         44.2%            76.7%
   2013           2         $14.25      32,069       11.5%          83.4%         11.0%            87.7%
   2014           0         $ 0.00           0        0.0%          83.4%          0.0%            87.7%
   2015           0         $ 0.00           0        0.0%          83.4%          0.0%            87.7%
   2016           0         $ 0.00           0        0.0%          83.4%          0.0%            87.7%
Thereafter        2         $11.03      46,349       16.6%         100.0%         12.3%           100.0%
  Vacant          0           NA             0        0.0%         100.0%          0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-83

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             TOWNMALL OF WESTMINSTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $45,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                     Daniel P. Friedman, David Schonberger & Anne Zahner
TYPE OF SECURITY                                                             Fee
RELEASE(1)                                                                   Yes
MORTGAGE RATE                                                             5.570%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   MULTI-PURPOSE(2)                               $4,000,000
   TI/LC(3)                                       $1,000,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT(4)                                  Springing
   TI/LC(5)                                        Springing
   OTHER(6)                                        Springing

ADDITIONAL FINANCING(7)                                                     None

CUT-OFF DATE BALANCE                                                 $45,000,000
CUT-OFF DATE BALANCE/SF                                                     $101
CUT-OFF DATE LTV                                                           79.5%
MATURITY DATE LTV                                                          71.2%
UW DSCR ON NCF                                                             1.32x
--------------------------------------------------------------------------------

                   [PHOTO OF TOWNMALL OF WESTMINSTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Westminster, MD
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                444,110
OCCUPANCY AS OF NOVEMBER 29, 2005                                          89.7%
YEAR BUILT / YEAR RENOVATED                                            1987 / NA
APPRAISED VALUE                                                      $56,600,000
PROPERTY MANAGEMENT                            Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY                                                      90.5%
UW REVENUES                                                           $7,749,253
UW TOTAL EXPENSES                                                     $3,612,622
UW NET OPERATING INCOME (NOI)                                         $4,136,631
UW NET CASH FLOW (NCF)                                                $4,067,824
--------------------------------------------------------------------------------

(1)  Release allowed of an unimproved parcel equal to approximately 2.9 acres of excess land (not used in underwriting) without the payment of a release price, subject to standard REMIC requirements and the payment of all lender cost and expenses incurred in connection with such release.

(2)  Multi-Purpose Reserve funds shall be used to pay reasonable costs and expenses in performing on-going replacements, tenant improvements and leasing commissions.

(3)  Funds may not be released until the amount remaining in the Multi-Purpose
     Reserve equals or is less than $100,000 ("Trigger Event").

(4)  Upon the occurrence of the Trigger Event, monthly payments of $5,551.38 shall commence and continue until capped at $133,233. If the balance is drawn down from the $133,233 cap, monthly payments will commence until the balance once again reaches the cap. The cap amount shall not apply in the event that lender's annual inspection report shows significant deferred maintenance and lender determines that such cap amount is no longer appropriate.

(5)  In the event that funds in the initial TI/LC Reserve are equal to or less than $350,000, monthly deposits of $18,504.58 shall commence and continue until capped at $650,000.

     In addition, if Belk does not exercise its option to extend its lease for a term of at least five (5) years on or before March 3, 2006, then an additional one time deposit of $228,487 shall be made into the TI/LC
     Reserve to be used to fund certain landlord obligations for tenant improvements and leasing commission costs.

(6)  In the event that Sears exercises its option to construct a one (1) level addition upon the Sears premises pursuant to its lease, borrower must deliver to lender an amount equal to the expansion allowance ($1,000,000, subject to CPI increase) under the Sears lease: (i) in immediately available funds; (ii) provided sufficient funds are available in the
     Multi-Purpose Reserve, transfer such amount into the Sears Reserve; or
     (iii) a monthly sweep of excess cash flow shall be instituted until the total amount collected shall equal the expansion allowance. 50% of funds from the Sears Reserve shall be disbursed upon satisfactory evidence that the expansion space is "under roof" and the remaining portion shall be disbursed upon, among other things, the delivery of a clean estoppel certificate from Sears stating that they are in occupancy and open for business in the expansion space.

(7)  Future mezzainine debt permitted up to $2,250,000, subject to a maximum combined LTV of 85.0% and minimum combined DSCR of 1.20x.

NOTES:

                                     A-8-84

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             TOWNMALL OF WESTMINSTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF TOTAL
                                      RATINGS*      NET RENTABLE  COLLATERAL  BASE RENT  ANNUAL BASE     % OF         LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)       SF         PSF         RENT     TOTAL RENT    EXPIRATION
------------------------------   -----------------  ------------  ----------  ---------  -----------  ----------  -------------

ANCHOR TENANTS -- ANCHOR OWNED
   Boscovs ...................        NR/NR/NR         183,684                ANCHOR OWNED -- NOT PART OF COLLATERAL
                                                       -------    -------------------------------------------------------------
   TOTAL ANCHOR OWNED ........                         183,684
ANCHOR TENANTS -- COLLATERAL
   Sears .....................       Ba1/BB+/BB         70,060       15.8%      $ 2.78    $  195,000      4.5%       March 2013
   Belk ......................        NR/NR/NR          65,282       14.7       $ 3.50       228,487      5.3        March 2007
   Steve & Barry's ...........        NR/NR/NR          59,176       13.3       $ 6.25       369,850      8.6      January 2011
                                                       -------      -----                 ----------    -----
   TOTAL ANCHOR TENANTS ......                         194,518       43.8%      $ 4.08    $  793,337     18.4%
MAJOR TENANTS
   Hoyt's Theaters ...........        NR/NR/NR          25,605        5.8%      $10.83    $  277,270      6.4%     January 2008
   Gold's Gym ................        NR/NR/NR          19,814        4.5       $10.00       198,140      4.6     December 2012
   FYE .......................        NR/NR/NR           8,500        1.9       $15.71       133,535      3.1      January 2008
   Timeout Sports Grille .....        NR/NR/NR           8,101        1.8       $12.00        97,212      2.3      January 2015
   Deb Shop ..................        NR/NR/NR           8,033        1.8       $14.00       112,462      2.6      January 2014
                                                       -------      -----                 ----------    -----
   TOTAL MAJOR TENANTS .......                          70,053       15.8%      $11.69    $  818,619     19.0%
NON-MAJOR TENANTS ............                         133,822       30.1       $20.14     2,695,825     62.6
                                                       -------      -----                 ----------    -----
OCCUPIED COLLATERAL TOTAL ....                         398,393       89.7%      $10.81    $4,307,781    100.0%
VACANT SPACE .................                          45,717       10.3
                                                       -------      -----
COLLATERAL TOTAL .............                         444,110      100.0%
                                                       -------      =====
PROPERTY TOTAL ...............                         627,794
                                                       =======

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

               # OF
              LEASES    WA BASE RENT/   TOTAL SF    % OF TOTAL     CUMULATIVE %     % OF ACTUAL          CUMULATIVE %
   YEAR      EXPIRING    SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
----------   --------   -------------   --------   ------------   --------------   -------------   -----------------------

   2006         11          $20.19       27,043         6.1%            6.1%           12.7%                 12.7%
   2007          5          $ 5.18       71,360        16.1%           22.2%            8.6%                 21.3%
   2008          9          $15.32       51,326        11.6%           33.7%           18.2%                 39.5%
   2009          6          $26.20       11,095         2.5%           36.2%            6.7%                 46.2%
   2010          1          $14.89        2,160         0.5%           36.7%            0.7%                 47.0%
   2011          3          $ 7.43       65,179        14.7%           51.4%           11.2%                 58.2%
   2012          8          $13.03       46,363        10.4%           61.8%           14.0%                 72.3%
   2013          3          $ 3.85       73,616        16.6%           78.4%            6.6%                 78.8%
   2014         10          $21.13       23,963         5.4%           83.8%           11.8%                 90.6%
   2015          6          $16.37       19,835         4.5%           88.3%            7.5%                 98.1%
   2016          1          $ 8.86        4,153         0.9%           89.2%            0.9%                 99.0%
Thereafter       1          $19.17        2,300         0.5%           89.7%            1.0%                100.0%
  Vacant         0            NA         45,717        10.3%          100.0%            0.0%                100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     A-8-85

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PARKWAY CORPORATE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.690%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   TI/LC                                            $286,775

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                         Yes
   REPLACEMENT                                        $3,346
   TI/LC(2)                                          $23,898

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $44,500,000
CUT-OFF DATE BALANCE/SF                                                     $155
CUT-OFF DATE LTV                                                           66.0%
MATURITY DATE LTV                                                          59.3%
UW DSCR ON NCF                                                             1.31x
--------------------------------------------------------------------------------

(1)  Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio is less than 1.15x.

(2)  Capped at $1,400,000.

                   [PHOTO OF PARKWAY CORPORATE PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Roseville, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                286,775
OCCUPANCY AS OF NOVEMBER 30, 2005                                          99.2%
YEAR BUILT / YEAR RENOVATED                                            2000 / NA
APPRAISED VALUE                                                      $67,400,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      89.0%
UW REVENUES                                                           $6,349,811
UW TOTAL EXPENSES                                                     $1,924,109
UW NET OPERATING INCOME (NOI)                                         $4,425,701
UW NET CASH FLOW (NCF)                                                $4,060,590
--------------------------------------------------------------------------------

NOTES:

                                     A-8-86

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PARKWAY CORPORATE PLAZA
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET  ACTUAL
                                     RATINGS(1)     NET RENTABLE  RENTABLE   RENT                    % OF        DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA      PSF   ACTUAL RENT  ACTUAL RENT      EXPIRATION
------------------------------   -----------------  ------------  --------  ------  -----------  -----------  ------------------

MAJOR TENANTS
   Kaiser Health Fund ........         NR/NR/A          76,520      26.7%   $20.45   $1,565,119      25.6%    Multiple Spaces(2)
   Wachovia ..................       Aa3/A+/AA-         67,487      23.5    $23.10    1,558,950      25.5             April 2007
   Earthlink .................        NR/NR/NR          39,065      13.6    $16.92      660,980      10.8              July 2008
   CA Dept of Social
      Services ...............        NR/NR/NR          26,000       9.1    $24.89      647,140      10.6          February 2011
   Radiological Association ..        NR/NR/NR          22,400       7.8    $18.24      408,576       6.7         September 2012
                                                       -------     -----             ----------     -----
   TOTAL MAJOR TENANTS .......                         231,472      80.7%   $20.91   $4,840,764      79.2%
NON-MAJOR TENANTS ............                          53,122      18.5    $23.98    1,273,831      20.8
                                                       -------     -----             ----------     -----
OCCUPIED TOTAL ...............                         284,594      99.2%   $21.49   $6,114,595     100.0%
VACANT SPACE .................                           2,181       0.8
                                                       -------     -----
TOTAL ........................                         286,775     100.0%
                                                       =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 42,405 square feet expire in June 2008 and approximately 34,115 square feet expire in July 2011.

                            LEASE EXPIRATION SCHEDULE

               # OF
              LEASES    WA BASE RENT/   TOTAL SF    % OF TOTAL     CUMULATIVE %     % OF ACTUAL         CUMULATIVE %
   YEAR      EXPIRING    SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
----------   --------   -------------   --------   ------------   --------------   -------------   -----------------------

   2006         1           $23.40        14,879        5.2%            5.2%            5.7%                  5.7%
   2007         3           $23.93        74,487       26.0%           31.2%           29.2%                 34.8%
   2008         6           $20.61       100,182       34.9%           66.1%           33.8%                 68.6%
   2009         1           $25.20         5,045        1.8%           67.9%            2.1%                 70.7%
   2010         0           $ 0.00             0        0.0%           67.9%            0.0%                 70.7%
   2011         2           $20.70        60,115       21.0%           88.8%           20.3%                 91.0%
   2012         2           $18.33        29,886       10.4%           99.2%            9.0%                100.0%
   2013         0           $ 0.00             0        0.0%           99.2%            0.0%                100.0%
   2014         0           $ 0.00             0        0.0%           99.2%            0.0%                100.0%
   2015         0           $ 0.00             0        0.0%           99.2%            0.0%                100.0%
   2016         0           $ 0.00             0        0.0%           99.2%            0.0%                100.0%
Thereafter      0           $ 0.00             0        0.0%           99.2%            0.0%                100.0%
  Vacant        0             NA           2,181        0.8%          100.0%            0.0%                100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-87

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                RANCHERO VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $43,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                             Ranchero Village Co-Op, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.710%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION(1)                                        120 / 360
REMAINING TERM / AMORTIZATION(1)                                       119 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                         Yes
   RENT SUBSIDY(2)                                $1,500,000

ONGOING MONTHLY RESERVES TAX/INSURANCE                   Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $43,000,000
CUT-OFF DATE BALANCE/PAD                                                 $45,455
CUT-OFF DATE LTV                                                           71.7%
MATURITY DATE LTV                                                          63.1%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

(1)  Proceeds equal to the loan amount per pad ($45,500) from subsequent shareholder sales will be escrowed in an interest bearing account with 50%
     of the escrowed proceeds applied to reduce principal with no penalty with the remaining funds held in escrow and used for capital improvements or impound subsidy. Said pay down of principal will be allowed once annually on February 11th, beginning February 11, 2007. Principal reduction of more than 10% of the loan or a full pay-off of the loan will be subject to yield maintenance.

(2)  A rent subsidy escrow was established at origination from sales proceeds which will be used to pay $60 per month of the $80 for any existing tenants for a period of three years after closing.

                       [PHOTO OF RANCHERO VILLAGE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Largo, FL
PROPERTY TYPE                                                   Mobile Home Park
SIZE (PADS)                                                                  946
AVERAGE RENT/PAD                                                            $502
OCCUPANCY AS OF JANUARY 5, 2006                                            99.9%
YEAR BUILT / YEAR RENOVATED                                          1974 / 1984
APPRAISED VALUE                                                      $60,000,000
PROPERTY MANAGEMENT                                             Newby Management
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,693,076
UW TOTAL EXPENSES                                                     $2,017,568
UW NET OPERATING INCOME (NOI)                                         $3,675,508
UW NET CASH FLOW (NCF)                                                $3,628,208
--------------------------------------------------------------------------------

NOTES:

                                     A-8-88

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MARRIOTT RENAISSANCE -- PHILADELPHIA, PA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,909,484
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     0.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.720%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                          Yes
   ENGINEERING                                       $125,431

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                          Yes
   REPLACEMENT*                                       $47,716
   SEASONALITY RESERVE                                 $3,291

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $39,909,484
CUT-OFF DATE BALANCE/ROOM                                               $114,354
CUT-OFF DATE LTV                                                           65.4%
MATURITY DATE LTV                                                          55.1%
UW DSCR ON NCF                                                             1.52x
--------------------------------------------------------------------------------

*    $47,716 to be escrowed monthly until the end of the first loan year, with
     4% of monthly revenues escrowed thereafter.

           [PHOTO OF MARRIOTT RENAISSANCE - PHILADELPHIA, PA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Philadelphia, PA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 349
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        78.2%
YEAR BUILT / YEAR RENOVATED                                            1991 / NA
APPRAISED VALUE                                                      $61,000,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      78.0%
UW REVENUES                                                          $14,314,736
UW TOTAL EXPENSES                                                     $9,354,153
UW NET OPERATING INCOME (NOI)                                         $4,960,582
UW NET CASH FLOW (NCF)                                                $4,244,846
--------------------------------------------------------------------------------

*    Based on the trailing 9-month period ending September 30, 2005.

NOTES:

                                     A-8-89

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MARRIOTT RENAISSANCE -- PHILADELPHIA, PA
--------------------------------------------------------------------------------

                                    UNIT MIX

GUESTROOM MIX                                                       NO. OF ROOMS
-------------                                                       ------------
King ............................................................            210
Double ..........................................................             72
Suites ..........................................................             67
                                                                             ---
   TOTAL ........................................................            349
                                                                             ===

MEETING/BALLROOM SPACE                                               SQUARE FEET
----------------------                                              ------------
Meeting Space ...................................................          5,400
Ballroom ........................................................          6,600
                                                                          ------
   TOTAL ........................................................         12,000
                                                                          ======

FOOD AND BEVERAGE                                                    SQUARE FEET
-----------------                                                   ------------
Restaurant ......................................................          3,600
                                                                           -----
   TOTAL ........................................................          3,600
                                                                           =====

OTHER AMENITIES
---------------
Business Center
Indoor Swimming Pool
Health Club

                               FINANCIAL SCHEDULE

Year .......................................................         2004 - 2005
Latest Period ..............................................   T12 Ending 9/2005
Occupancy ..................................................               77.0%
ADR ........................................................              $93.95
REVPAR .....................................................              $72.34
UW Occupancy ...............................................               78.0%
UW ADR .....................................................              $99.13
UW REVPAR ..................................................              $77.32

                                       A-8-90

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-91

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               MOUNTAIN BAY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     0.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           SWIG Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.390%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX*                                                               Springing

UP-FRONT RESERVES                                       None

ONGOING MONTHLY RESERVES
   TAX                                                   Yes
   INSURANCE                                       Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $39,500,000
CUT-OFF DATE BALANCE/SF                                                     $239
CUT-OFF DATE LTV                                                           60.3%
MATURITY DATE LTV                                                          57.8%
UW DSCR ON NCF                                                             1.37x
--------------------------------------------------------------------------------

*    Lockbox is required upon the occurrence of an event of default.

                      [PHOTO OF MOUNTAIN BAY PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       Mountain View, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                165,390
OCCUPANCY AS OF NOVEMBER 30, 2005                                          99.6%
YEAR BUILT / YEAR RENOVATED                                          1970 / 2001
APPRAISED VALUE                                                      $65,500,000
PROPERTY MANAGEMENT                                       CB Richard Ellis, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $6,903,946
UW TOTAL EXPENSES                                                     $2,986,763
UW NET OPERATING INCOME (NOI)                                         $3,917,182
UW NET CASH FLOW (NCF)                                                $3,638,678
--------------------------------------------------------------------------------

                                     A-8-92

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               MOUNTAIN BAY PLAZA
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET
                                      RATINGS*      NET RENTABLE  RENTABLE  ACTUAL RENT                   % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA        PSF      ACTUAL RENT  ACTUAL RENT    EXPIRATION
------------------------------   -----------------  ------------  --------  -----------  -----------  -----------  --------------

MAJOR TENANTS
   Fenwick & West LLP ........        NR/NR/NR          47,194      28.5%      $39.21     $1,850,477      30.2%       August 2017
   Thoits Insurance
      Services, Inc. .........        NR/NR/NR          16,250       9.8       $52.19        848,076      13.8       October 2009
   Pittiglio Rabin Todd &
      McGrath ................        NR/NR/NR          12,479       7.5       $33.53        418,400       6.8       January 2014
   Hawley Peterson & Snyder ..        NR/NR/NR          10,122       6.1       $35.23        356,598       5.8        August 2016
   RedHat ....................        NR/B/NR           10,120       6.1       $39.34        398,102       6.5     September 2009
                                                       -------     -----                  ----------     -----
      TOTAL MAJOR TENANTS ....                          96,165      58.1%      $40.26     $3,871,653      63.1%
NON-MAJOR TENANTS ............                          68,508      41.4       $33.06      2,265,113      36.9
                                                       -------     -----                  ----------     -----
OCCUPIED TOTAL ...............                         164,673      99.6%      $37.27     $6,136,766     100.0%
VACANT SPACE .................                             717       0.4
                                                       -------     -----
TOTAL ........................                         165,390     100.0%
                                                       =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF   CUMULATIVE %    % OF ACTUAL      CUMULATIVE % OF
   YEAR       EXPIRING       EXPIRING     EXPIRING    EXPIRING*    OF SF ROLLING*  RENT ROLLING*  ACTUAL RENT ROLLING*
----------  -----------  ---------------  --------  -------------  --------------  -------------  --------------------

   2006           8           $32.28        7,604        4.6%            4.6%           4.0%               4.0%
   2007          14           $35.30       30,026       18.2%           22.8%          17.3%              21.3%
   2008           3           $34.28        8,571        5.2%           27.9%           4.8%              26.1%
   2009           5           $44.76       31,172       18.8%           46.8%          22.7%              48.8%
   2010           9           $29.40       17,505       10.6%           57.4%           8.4%              57.2%
   2011           0           $ 0.00            0        0.0%           57.4%           0.0%              57.2%
   2012           0           $ 0.00            0        0.0%           57.4%           0.0%              57.2%
   2013           0           $ 0.00            0        0.0%           57.4%           0.0%              57.2%
   2014           2           $33.53       12,479        7.5%           64.9%           6.8%              64.0%
   2015           0           $ 0.00            0        0.0%           64.9%           0.0%              64.0%
   2016           1           $35.23       10,122        6.1%           71.0%           5.8%              69.8%
Thereafter        2           $46.82       47,194       28.5%           99.6%          30.2%             100.0%
  Vacant          0            N/A            717        0.4%          100.0%           0.0%             100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-93

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    GENERAL. For a detailed presentation of certain characteristics of the
     Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
     to the Prospectus Supplement for certain information regarding multifamily
     Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
     certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
     Supplement for certain information relating to the commercial tenants of the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
     certain information relating to cross-collateralized and cross-defaulted
     Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the GSA Offices Pool Loan.

                        SIGNIFICANT SPONSOR CONCENTRATION

                                                                                    % OF    WEIGHTED
                                 # OF LOANS/                         AGGREGATE    CUT-OFF    AVERAGE    WEIGHTED      WEIGHTED
                                  MORTGAGED                           CUT-OFF    DATE POOL   CUT-OFF   AVERAGE UW     AVERAGE
SPONSOR                           PROPERTIES      LOAN NUMBERS     DATE BALANCE   BALANCE   DATE LTV  DSCR ON NCF  MORTGAGE RATE
------------------------------   -----------  -------------------  ------------  ---------  --------  -----------  -------------

David W. Lichenstein .........       2/13             1,11         $369,214,970     8.7%      80.0%      1.25x         5.520%
Joseph Moinian ...............        1/1              2           $250,000,000     5.9%      71.4%      1.32x         5.680%
Columbia Sussex Corporation ..        7/7     9,19,23,26,30,50,51  $229,976,956     5.4%      68.5%      1.51x         5.703%
Meyer Chetrit, Charles Dayan
   and Yair Levy .............        1/1              3           $205,000,000     4.8%      73.2%      1.16x         5.811%
Triple Net Properties ........        6/6      8,13,17,32,58,107   $202,425,000     4.8%      71.0%      1.25x         5.580%

o    CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Fifteen (15)
     groups of Mortgage Loans, representing approximately 6.3% of the Cut-Off
     Date Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described below) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool.
     The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and/or
     cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage
     Loans are subject to cross-collateralization or cross-default provisions.

                                      A-8-94

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C23
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    SUBORDINATE FINANCING.

                         EXISTING SUBORDINATE FINANCING

                                                                                                        % OF CUT-OFF DATE
EXISTING SUBORDINATE FINANCING                                  # OF LOANS         LOAN NUMBERS            POOL BALANCE
-------------------------------------------------------------   ----------   ------------------------   -----------------

Secured by Mortgaged Property ...............................        1                  13                     1.1%
Unsecured Debt ..............................................        4          114, 257, 264, 279             0.4%
Mezzanine Debt Secured by Ownership Interests in Borrower ...        7       3, 4, 10, 21, 47, 57, 84         12.0%
Existing Mezzanine and Existing Unsecured ...................        1                  37                     0.5%

                          FUTURE SUBORDINATE FINANCING

                                                                                                                     % OF CUT-OFF
                                                                                                                       DATE POOL
FUTURE SUBORDINATE FINANCING                                    # OF LOANS                LOAN NUMBERS                  BALANCE
-------------------------------------------------------------   ----------   -------------------------------------   ------------

Secured by Mortgaged Property ...............................        3                    75, 133, 159                    0.6%
Unsecured and Secured by Ownership Interests in Borrower ....        3                    86, 161, 198                    0.5%
Secured by Mortgaged Property and Secured by Ownership
   Interests in Borrower ....................................        2                      65, 142                       0.5%
                                                                             1, 5, 11, 12, 16, 21, 22, 25, 35, 40,
                                                                             42, 43, 55, 57, 72, 83, 84, 90, 95,
                                                                             112, 120, 124, 135, 138, 144, 165,
Mezzanine Debt Secured by Ownership Interests in Borrower ...       32            181, 188, 199, 259, 267, 283           22.5%
Secured by Mortgaged Property or Secured by Ownership
   Interests in Borrower ....................................        1                         13                         1.1%
                                                                              6, 7, 10, 27, 47, 56, 71, 104, 222,
Unsecured ...................................................       10                        300                         8.0%

     See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks" in the Prospectus Supplement.

                                PARI PASSU LOANS

                                              CUT-OFF DATE   % OF CUT-OFF
                                                PRINCIPAL      DATE POOL     % OF PARI     CONTROLLING
                                LOAN NUMBER      BALANCE        BALANCE     PASSU DEBT     TRANSACTION
                               ------------   ------------   ------------   ----------   --------------

Prime Outlets Pool .........         1        $315,340,000       7.5%           50%      WBCMT 2005-C23
Hyatt Center ...............         4        $162,500,000       3.8%           50%      WBCMT 2005-C22

                           SUBORDINATE COMPANION LOANS

                                               CUT-OFF DATE   % OF CUT-OFF   CUT-OFF SUBORDINATE
                                                 PRINCIPAL      DATE POOL         COMPANION
                                 LOAN NUMBER      BALANCE        BALANCE         LOAN BALANCE      PRIMARY SERVICER
                                 -----------   ------------   ------------   -------------------   ----------------

620 Avenue of the Americas ...          3      $205,000,000       4.8%           $30,000,000         Wachovia Bank
Hohokam Towers ...............         22      $ 35,000,000       0.8%           $ 5,000,000         Wachovia Bank
DEA/ATF Building .............         87      $ 11,280,000       0.3%           $ 1,300,302         Wachovia Bank
SSA -- Austin, TX ............        168      $  5,390,700       0.1%           $   767,645         Wachovia Bank

                                     A-8-95

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex B

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     DISTRIBUTION DATE STATEMENT

                            =========================================================================
                            STATEMENT SECTIONS                                                PAGE(S)
                            ------------------                                                -------
                            Certificate Distribution Detail                                      2
                            Certificate Factor Detail                                            3
                            Reconciliation Detail                                                4
                            Other Required Information                                           5
                            Cash Reconciliation Detail                                           6
                            Ratings Detail                                                       7
                            Current Mortgage Loan and Property Stratification Tables          8 - 16
                            Mortgage Loan Detail                                                17
                            Principal Prepayment Detail                                         18
                            Historical Detail                                                   19
                            Delinquency Loan Detail                                             20
                            Specially Serviced Loan Detail                                   21 - 22
                            Modified Loan Detail                                                23
                            Liquidated Loan Detail                                              24
                            Bond / Collateral Realized Loss Reconciliation                      25
                            Supplemental Reporting                                              26
                            =========================================================================

             DEPOSITOR                                    MASTER SERVICER                                 SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage                      Wachovia Bank, National Association        LNR Partners, Inc.
Securities, Inc.                                  8739 Research Drive                        1601 Washington Avenue
301 South College Street                          URP 4,  NC1075                             Suite 800
Charlotte, NC 28288-1016                          Charlotte, NC 28262                        Miami Beach, FL 33139

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Vickie Taylor
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (305) 229-6614
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.

Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 1 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

==================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                                                                                      Additional                        Current
 Class  CUSIP Pass-Through Original  Beginning   Principal     Interest    Prepayment Trust Fund    Total      Ending Subordination
                  Rate     Balance    Balance   Distribution  Distribution  Premium    Expenses  Distribution Balance   Level (1)
======= =====  ========== ========  ==========  ============  ============ ========== ========== ============ =======  ============
  A-1          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-2          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-3          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 A-PB          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
A-4CPI         0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-4          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 A-1A          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-M          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-J          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   B           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   C           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   D           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   E           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   F           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   G           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   H           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   J           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   K           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   L           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   M           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   N           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   O           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   P           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   Q           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   S           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   Z           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  R-I          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 R-II          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
======= =====  ========== ========  ========    ============  ============ ========== ========== ============ =======  ============
Totals                       0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
===================================================================================================================================

================================================================================================
 Class  CUSIP  Pass-Through  Original   Beginning   Interest   Prepayment    Total      Ending
                   Rate      Notional   Notional  Distribution  Premium   Distribution  Notional
                             Amount      Amount                                          Amount
======= =====  ===========  =========  ========== ============ ========== ============= ========
  X-C            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
  X-P            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 2 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CERTIFICATE FACTOR DETAIL

===============================================================================================
                                                                   Realized Loss/
 Class  CUSIP  Beginning     Principal      Interest    Prepayment Additional Trust   Ending
                Balance     Distribution  Distribution    Premium     Fund Expenses   Balance
===============================================================================================
  A-1          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-2          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-3          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 A-PB          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
A-4CPI         0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-4          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 A-1A          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-M          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-J          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   B           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   C           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   D           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   E           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   F           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   G           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   H           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   J           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   K           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   L           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   M           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   N           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   O           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   P           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   Q           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   S           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   Z           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  R-I          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 R-II          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
===============================================================================================

==================================================================
               Beginning                                Ending
 Class  CUSIP  Notional      Interest    Prepayment     Notional
                Amount     Distribution    Premium      Amount
==================================================================
  X-C          0.00000000   0.00000000   0.00000000   0.00000000
  X-P          0.00000000   0.00000000   0.00000000   0.00000000
==================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 3 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST       Reports Available on the World Wide Web
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                                (301) 815-6600
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL

           ADVANCE SUMMARY                                                       SERVICING FEE SUMMARY

P & I Advances Outstanding                       0.00                Current Period Accrued Servicing Fees                     0.00
Servicing Advances Outstanding                   0.00                Less Servicing Fees on Delinquent Payments                0.00
Reimbursements for Interest on P & I             0.00                Less Reductions to Servicing Fees                         0.00
Advances paid from general collections                               Plus Servicing Fees on Delinquent Payments Received       0.00
Reimbursements for Interest on Servicing         0.00                Plus Adjustments for Prior Servicing Calculation          0.00
Advances paid from general collections                               Total Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

===================================================================================================================================
                       Accrued     Net Aggregate    Distributable Distributable WAC CAP   Additional  Interest     Remaining Unpaid
             Accrual Certificate    Prepayment       Certificate   Certificate  Shortfall Trust Fund Distribution    Distributable
   Class      Days    Interest        Interest         Interest      Interest             Expenses                   Certificate
                                     Shortfall                      Adjustment                                        Interest
===================================================================================================================================
    A-1        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-2        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-3        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   A-PB        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
  A-4CPI       0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-4        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   A-1A        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-M        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-J        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-C        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-P        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     B         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     C         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     D         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     E         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     F         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     G         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     H         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     J         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     K         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     L         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     M         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     N         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     O         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     P         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     Q         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     S         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     Z         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    R-I        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   R-II        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================
  Totals                0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 4 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Available Distribution Amount                   0.00                 Additional Trust Fund Expenses/(Gains)    0.00
                                                                           Fees Paid to Special Servicer       0.00
                                                                           Interest on Advances                0.00
                                                                           Other Expenses of Trust             0.00
Aggregate Number of Outstanding Loans              0
Aggregate Unpaid Principal Balance of Loans     0.00                 Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans     0.00                 ====================================================
                                                                               Appraisal     Cumulative     Most Recent
                                                                      Loan     Reduction        ASER         App. Red.
                                                                     Number     Effected       Amount           Date
                                                                     ====================================================
Aggregate Amount of Servicing Fee               0.00
Aggregate Amount of Special Servicing Fee       0.00
Aggregate Amount of Trustee Fee                 0.00
Aggregate Stand-by Fee                          0.00
Aggregate Paying Agent Fee                      0.00
Aggregate Trust Fund Expenses                   0.00
                                                                     ====================================================
                                                                       Total
                                                                     ====================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 5 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 6 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                          A-PB
                         A-4CPI
                           A-4
                          A-1A
                           A-M
                           A-J
                           X-C
                           X-P
                            B
                            C
                            D
                            E
                            F
                            G
                            H
                            J
                            K
                            L
                            M
                            N
                            O
                            P
                            Q
                            S
                            Z
                           R-I
                          R-II
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 7 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 8 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 9 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 10 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 11 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 12 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 13 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 14 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 15 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 16 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

MF - Multi-Family      OF - Office        1 - Modification  6 - DPO                10 - Deed in Lieu Of     1 - Maturity Date
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure             Extension
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff         2 - Authorization Change
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return     12 - Reps and Warranties 3 - Principal Write-Off
WH - Warehouse         OT - Other         5 - Note Sale         to Master Servicer 13 - Other or TBD        4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 17 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 18 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 19 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 20 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of         MF - Multi-Family             OF - Office
2 - Foreclosure    7 - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy     8 - Resolved            11 - Full Payoff             HC - Health Care              LO - Lodging
4 - Extension      9 - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD            MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 21 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure    7 - REO                      Foreclosure
3 - Bankruptcy     8 - Resolved            11 - Full Payoff
4 - Extension      9 - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 22 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
           Offering
 Loan      Document       Pre-Modification   Post-Modification   Pre-Modification  Post-Modification  Modification    Modification
Number  Cross-Reference       Balance            Balance           Interest Rate     Interest Rate        Date         Description
====================================================================================================================================

====================================================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 23 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 24 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 25 of 26

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

====================================================================================================================================

====================================================================================================================================

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 26 of 26

ANNEX C

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate
1	4/15/2006	5.73624%
2	5/15/2006	5.55488%
3	6/15/2006	5.73618%
4	7/15/2006	5.55483%
5	8/15/2006	5.73612%
6	9/15/2006	5.73610%
7	10/15/2006	5.55475%
8	11/15/2006	5.73604%
9	12/15/2006	5.55470%
10	1/15/2007	5.55467%
11	2/15/2007	5.55465%
12	3/15/2007	5.55482%
13	4/15/2007	5.73575%
14	5/15/2007	5.55443%
15	6/15/2007	5.73569%
16	7/15/2007	5.55437%
17	8/15/2007	5.73563%
18	9/15/2007	5.73560%
19	10/15/2007	5.55430%
20	11/15/2007	5.73554%
21	12/15/2007	5.55424%
22	1/15/2008	5.73548%
23	2/15/2008	5.55419%
24	3/15/2008	5.55426%
25	4/15/2008	5.73540%
26	5/15/2008	5.55411%
27	6/15/2008	5.73534%
28	7/15/2008	5.55406%
29	8/15/2008	5.73528%
30	9/15/2008	5.73525%
31	10/15/2008	5.55399%
32	11/15/2008	5.73519%
33	12/15/2008	5.55393%
34	1/15/2009	5.55390%
35	2/15/2009	5.55388%
36	3/15/2009	5.55373%
37	4/15/2009	5.73284%
38	5/15/2009	5.55168%
39	6/15/2009	5.73277%
40	7/15/2009	5.55163%
41	8/15/2009	5.73271%
42	9/15/2009	5.73268%
43	10/15/2009	5.55155%
44	11/15/2009	5.73262%
45	12/15/2009	5.55150%
46	1/15/2010	5.55147%
47	2/15/2010	5.55145%
48	3/15/2010	5.55181%
49	4/15/2010	5.73245%
50	5/15/2010	5.55135%
51	6/15/2010	5.73238%
52	7/15/2010	5.55128%
53	8/15/2010	5.73230%
54	9/15/2010	5.73297%
55	10/15/2010	5.55343%
56	11/15/2010	5.73524%
57	12/15/2010	5.55422%
58	1/15/2011	5.55547%
59	2/15/2011	5.55223%
60	3/15/2011	5.55646%
61	4/15/2011	5.73901%
62	5/15/2011	5.55591%
63	6/15/2011	5.73896%
64	7/15/2011	5.55586%
65	8/15/2011	5.73891%
66	9/15/2011	5.73888%
67	10/15/2011	5.55580%
68	11/15/2011	5.73883%
69	12/15/2011	5.55597%
70	1/15/2012	5.73900%
71	2/15/2012	5.55593%
72	3/15/2012	5.55610%
73	4/15/2012	5.73892%
74	5/15/2012	5.55585%
75	6/15/2012	5.73886%
76	7/15/2012	5.55581%
77	8/15/2012	5.73880%
78	9/15/2012	5.73970%
79	10/15/2012	5.55661%
80	11/15/2012	5.73964%
81	12/15/2012	5.55803%
82	1/15/2013	5.56066%
83	2/15/2013	5.56281%
84	3/15/2013	5.56346%

C-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

CLASS A-PB
PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	03/07/06	252,070,000.00
1	04/15/06	252,070,000.00
2	05/15/06	252,070,000.00
3	06/15/06	252,070,000.00
4	07/15/06	252,070,000.00
5	08/15/06	252,070,000.00
6	09/15/06	252,070,000.00
7	10/15/06	252,070,000.00
8	11/15/06	252,070,000.00
9	12/15/06	252,070,000.00
10	01/15/07	252,070,000.00
11	02/15/07	252,070,000.00
12	03/15/07	252,070,000.00
13	04/15/07	252,070,000.00
14	05/15/07	252,070,000.00
15	06/15/07	252,070,000.00
16	07/15/07	252,070,000.00
17	08/15/07	252,070,000.00
18	09/15/07	252,070,000.00
19	10/15/07	252,070,000.00
20	11/15/07	252,070,000.00
21	12/15/07	252,070,000.00
22	01/15/08	252,070,000.00
23	02/15/08	252,070,000.00
24	03/15/08	252,070,000.00
25	04/15/08	252,070,000.00
26	05/15/08	252,070,000.00
27	06/15/08	252,070,000.00
28	07/15/08	252,070,000.00
29	08/15/08	252,070,000.00
30	09/15/08	252,070,000.00
31	10/15/08	252,070,000.00
32	11/15/08	252,070,000.00
33	12/15/08	252,070,000.00
34	01/15/09	252,070,000.00
35	02/15/09	252,070,000.00
36	03/15/09	252,070,000.00
37	04/15/09	252,070,000.00
38	05/15/09	252,070,000.00
39	06/15/09	252,070,000.00
40	07/15/09	252,070,000.00
41	08/15/09	252,070,000.00
42	09/15/09	252,070,000.00
43	10/15/09	252,070,000.00
44	11/15/09	252,070,000.00
45	12/15/09	252,070,000.00
46	01/15/10	252,070,000.00
47	02/15/10	252,070,000.00
48	03/15/10	252,070,000.00
49	04/15/10	252,070,000.00
50	05/15/10	252,070,000.00
51	06/15/10	252,070,000.00
52	07/15/10	252,070,000.00
53	08/15/10	252,070,000.00
54	09/15/10	252,070,000.00
55	10/15/10	252,070,000.00
56	11/15/10	252,070,000.00
57	12/15/10	252,070,000.00
58	01/15/11	252,070,000.00
59	02/15/11	252,069,102.53
60	03/15/11	247,672,378.97
61	04/15/11	244,458,844.11
62	05/15/11	240,829,455.21
63	06/15/11	237,582,802.05
64	07/15/11	233,921,207.90
65	08/15/11	230,636,221.50
66	09/15/11	227,335,337.05
67	10/15/11	223,620,068.29
68	11/15/11	220,285,227.73
69	12/15/11	216,536,939.00
70	01/15/12	213,167,817.80
71	02/15/12	209,763,656.72
72	03/15/12	205,545,398.20
73	04/15/12	202,104,347.09
74	05/15/12	198,249,026.93
75	06/15/12	194,772,663.63
76	07/15/12	190,883,004.80
77	08/15/12	187,370,991.83
78	09/15/12	183,841,981.57
79	10/15/12	179,901,127.23
80	11/15/12	176,227,817.02
81	12/15/12	172,136,246.71
82	01/15/13	168,389,825.97
83	02/15/13	164,576,118.61
84	03/15/13	159,483,432.30
85	04/15/13	155,626,688.92
86	05/15/13	151,332,520.73
87	06/15/13	147,436,391.39
88	07/15/13	143,103,923.36
89	08/15/13	139,168,032.26
90	09/15/13	135,213,122.17
91	10/15/13	130,823,494.40
92	11/15/13	126,828,261.72
93	12/15/13	122,399,423.32
94	01/15/14	118,363,483.30
95	02/15/14	114,308,040.33
96	03/15/14	108,995,956.01
97	04/15/14	104,895,246.39
98	05/15/14	100,363,839.76
99	06/15/14	96,221,416.41
100	07/15/14	91,649,446.38
101	08/15/14	87,464,911.29
102	09/15/14	83,260,154.41
103	10/15/14	78,627,569.79
104	11/15/14	74,380,106.39
105	12/15/14	69,705,992.95
106	01/15/15	60,702,349.43
107	02/15/15	23,832,799.81
108	03/15/15	18,306,467.81
109	04/15/15	13,963,449.27
110	05/15/15	9,197,638.38
111	06/15/15	4,810,595.79
112	07/15/15	1,974.85
113	08/15/15	0.00

D-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption "RISK FACTORS" on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

February     , 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	56
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	64
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	87
Junior Mortgages; Rights of Senior Lenders	88
Foreclosure	89
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels and motels;

•	office buildings;

•	nursing homes;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	warehouse, mini-warehouse or self-storage facilities;

•	mobile home parks and manufactured housing communities;

•	mixed use properties; and

•	other types of commercial properties.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of junior certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	guarantees;

•	reserve funds; and/or

•	other types of credit support described in the accompanying prospectus supplement and a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements;

•	yield supplement agreements; or

•	other types of similar agreements described in the accompanying prospectus supplement.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	"regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under "RISK FACTORS", summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations

•	adverse local or national economic conditions; and

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility's age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "—Mortgage Loans—Leases", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents" in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "—Leases" above.

While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "DESCRIPTION OF CREDIT SUPPORT" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements" above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See "RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment" in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses" in this prospectus.

Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments", exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See "RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "YIELD CONSIDERATIONS" in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "—General" above. To that extent, the descriptions set forth under "—Distributions of Interest on the Certificates" and "—Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of EquityParticipations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default", "—Rights upon Event of Default" and "—Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the depositor any of the underwriters takes any responsibility for the accuracy or completeness thereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

(v)    any advances made as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "—Assignment of Mortgage Assets; Repurchases" and "—Representations and Warranties; Repurchases" above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "—Realization upon Defaulted Mortgage Loans" below; and all liquidation proceeds resulting from any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES—Termination" in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "—Servicing Compensation and Payment of Expenses" below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "—Hazard Insurance Policies" below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "—Realization Upon Defaulted Mortgage Loans" below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Master Servicer and the Depositor" below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Trustee" below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Prohibited Transactions Tax and Other Taxes" in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "—Certificate Account" above and "—Servicing Compensation and Payment of Expenses" below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations" in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments" in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the accompanying prospectus supplement, or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" in this prospectus.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases" in this prospectus. For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "—Environmental Considerations" below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "—Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "—Foreclosure—Cooperative Loans" below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "—Leases and Rents" above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property)

related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans" in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "STATE AND OTHER TAX CONSEQUENCES" in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See " —Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "—Market Discount" above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under "—Market Discount" and "—Premium" above.

REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "—Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "—Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under "—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount" above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "—Sales of REMIC Residual Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "—General" above.

Excess Inclusions.    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "—Foreign Investors in REMIC Residual Certificates" below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)   the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Basis Rules, Net Losses and Distributions" above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a "disqualified organization" generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	"obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

•	"real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions" above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "—Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "—If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "—Sales of Grantor Trust Certificates" below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "—If Stripped Bond Rules Do Not Apply" and "—Market Discount."

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "—Grantor Trust Reporting" below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium" above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—If Stripped Bond Rules Do Not Apply" above. Further, under the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in "—If Stripped Bond Rules Apply" above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "—Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "—If Stripped Bond Rules Apply" above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in "widely held fixed investment trusts" and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificatcholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates" above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA

CONSIDERATIONS", the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "METHOD OF DISTRIBUTION" in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. § 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets,

LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be.

A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

"Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

"Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates" in this prospectus.

"Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

"Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

"Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

"DTC" means The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

"Loan-to-Value Ratio" means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

"Net Operating Income" means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

"REMIC" means a "real estate mortgage investment conduit" under the Code.

"REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

"REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

"Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

"Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

The file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Copy the file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the GSA Offices Pool Loan’’, respectively.

*    Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement
Summary of Prospectus Supplement	S-6
Overview of the Certificates	S-7
The Parties	S-9
Important Dates and Periods	S-13
The Certificates	S-14
The Mortgage Loans	S-37
Risk Factors	S-52
Description of the Mortgage Pool	S-101
Servicing of the Mortgage Loans	S-155
Description of the Certificates	S-181
Description of the Swap Contract	S-221
Yield and Maturity Considerations	S-225
Material Federal Income Tax Consequences	S-237
ERISA Considerations	S-240
Legal Investment	S-243
Certain Relationships Among Parties	S-243
Legal Matters	S-243
Ratings	S-244
Index of Defined Terms	S-245
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSORS	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$3,859,741,000
(Approximate)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C23

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

NOMURA

Banc of America Securities

Deutsche Bank Securities

Goldman, Sachs & Co.

JPMorgan

February   , 2006